EXHIBIT 10.4

*** Text Omitted and Filed
Separately Confidential Treatment
Requested Under 17 C.F.R. 24b-2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and among

BISON CAPITAL PARTNERS V, L.P.,

GENERAL FINANCE CORPORATION,

GFN U.S. AUSTRALASIA HOLDINGS, INC.,

GFN ASIA PACIFIC HOLDINGS PTY LTD.,

GFN ASIA PACIFIC FINANCE PTY LTD.,

and

The Other Parties Named Herein

US$26,000,000 Principal Amount Secured Senior Convertible Promissory Note US$54,000,000 Principal Amount Secured Senior Promissory Note

Dated as of July 13, 2017

SMRH:483440422.2

TABLE OF CONTENTS

  Page

1.
DEFINITIONS; DETERMINATIONS. 1
1.1
Definitions 1
1.2
Independence of Covenants 1

2.
PURCHASE AND SALE OF SECURITIES. 17
2.1
Purchase of the Notes 17
2.2
Closing 17
2.3
Use of Proceeds 18

3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. 18
3.1
Organization and Good Standing 18
3.2
Subsidiaries 18
3.3
Qualification 18
3.4
Authorization; Binding Obligations 18
3.5
No Violation; Existing Defaults; Senior Indebtedness 19
3.6
Governmental and Other Third Party Consents 20
3.7
Capitalization 20
3.8
Financial Statements 21
3.9
Transactions with Affiliates 21
3.10
Environmental Compliance 21
3.11
Existing Indebtedness; Liens; Investments; Etc. 22
3.12
Certain Changes 23
3.13
Material Contracts 24
3.14
Employee Benefit Plans 24
3.15
Labor Matters 24
3.16
Reserved 24
3.17
Taxes 24
3.18
Litigation 26
3.19
Governmental Regulation; Margin Stock 26
3.20
Compliance with Laws; Licenses and Permits 26
3.21
Title to Properties and Assets; Liens 27
3.22
Intellectual Property 27
3.23
Brokers; Certain Expenses 28
3.24
Powers of Attorney 28
3.25
Insurance 28
3.26
Books and Records 28
3.27
Solvency 29
3.28
Investment Company 29
3.29
Deutsche Bank, ANZ and CBA Indebtedness 29
3.30
Certain Business Practices 29
3.31
Depository and Other Accounts 29
3.32
Listing of Capital Stock 29
3.33
Disclosure 30
3.34
Indenture 30

4.
REPRESENTATIONS AND WARRANTIES OF GFN. 30
4.1
Organization and Good Standing 30
4.2
Authorization; Binding Obligations 30
4.3
No Violation; Existing Defaults; Senior Indebtedness 30
4.4
Validity and Issuance of Common Stock 31
4.5
Subsidiaries 31
4.6
Governmental and Other Third-Party Consents 32
4.7
Certain Changes 32
4.8
No Undisclosed Liabilities 32
4.9
Litigation 32
4.10
Brokers; Certain Expenses 32
4.11
GFN SEC Documents 33
4.12
Disclosure 33

5.
REPRESENTATIONS AND WARRANTIES OF GFN (US) 33
5.1
Organization and Good Standing 33
5.2
Authorization; Binding Obligations 33
5.3
No Violation; Existing Defaults 34

6.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. 34
6.1
Organization and Good Standing 34
6.2
Authorization 34
6.3
Due Execution and Delivery; Binding Obligations 34
6.4
No Violation 35
6.5
Investment Intent 35
6.6
Accredited Investor Status 35
6.7
Purchaser Consents 35
6.8
Brokers 35

7.
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. 35
7.1
Representations and Warranties; No Default 36
7.2
Closing and Other Fees 36
7.3
Purchase Permitted By Applicable Laws 36
7.4
No Material Adverse Changes 36
7.5
No Injunction or Order 36
7.6
Opinion of Counsel 37
7.7
Delivery of Certain Closing Documents 37
7.8
Additional Documents 37
7.9
Delivery of Corporate Documents of the Company 38
7.10
Delivery of Subsidiary Corporate Documents 38
7.11
Delivery of GFN and GFN (US) Corporate Documents 38
7.12
Repayment of Existing Indebtedness and Termination of Liens 39
7.13
Insurance 39
7.14
Third Party Consents 39
7.15
Use of Proceeds 39
7.16
No Cease Trade Orders 40
7.17
Documents in Satisfactory Form 40
7.18
Off-Market Takeover Bid 40
7.19
Transfer of Capital Stock/Delivery of Shares and Stock Transfer Forms 40

8.
CONDITIONS TO THE OBLIGATIONS OF THE COMPANY GROUP. 41
8.1
Representations and Warranties 41
8.2
Purchase Permitted By Applicable Laws 41
8.3
No Material Judgment or Order 41
8.4
Payment for the Securities 41

9.
AFFIRMATIVE COVENANTS. 41
9.1
Payments with Respect to the Notes 42
9.2
Information Covenants 42
9.3
Performance of Related Agreements 45
9.4
Legal Existence; Compliance with Laws 45
9.5
Books, Records and Inspections 46
9.6
Insurance 46
9.7
Taxes 47
9.8
Communication with Accountants 47
9.9
ERISA 47
9.10
Exchange Act Compliance 47
9.11
Additional Guarantors and Pledgors 48
9.12
Consents, Waivers and Amendments 48
9.13
Intercreditor Agreements 48
9.14
Additional Tax Matters 48
9.15
U.S.A. Patriot Act Information 49
9.16
Further Assurances 49
9.17
Notification of Certain Matters 49
9.18
Board Observer 50
9.19
PPS Act Undertakings 50
9.20
Minimum Return on Convertible Notes 50
9.21
Delivery of Stock Certificates and Stock Transfer Forms 51
9.22
Compulsory Bid and Other Requirements. 51

10.
NEGATIVE COVENANTS. 51
10.1
Limitations on Indebtedness 52
10.2
Limitations on Liens 52
10.3
Limitations on Investments in Capital Stock 52
10.4
Limitation on Restricted Payments 52
10.5
Subsidiaries; Changes in Business 53
10.6
Acquisitions 53
10.7
Limitations on Transactions with Affiliates 53
10.8
Limitations on Sale-Leaseback Arrangements 53
10.9
Restrictions on Fundamental Changes 53
10.10
Agreements Affecting Capital Stock 54
10.11
No Issuances of Equity Rights 54
10.12
Payment Restrictions Affecting Certain Subsidiaries 54
10.13
No Commitment or Agreement 54
10.14
No New Loans and Advances 54
10.15
Financial Covenants 55

11.
INDEMNIFICATION. 56
11.1
Transfer Taxes 56
11.2
Losses 56
11.3
Indemnification Procedures 57
11.4
Contribution 58
11.5
Costs of Collection 58

12.
DEFAULTS AND REMEDIES. 59
12.1
Events of Default 59
12.2
Acceleration 62
12.3
Other Remedies 63
12.4
Waiver of Past Defaults 64

13.
TERMINATION. 64
13.1
Termination 64
13.2
Effect of Termination 65

14.
CONVERSION RIGHT. 66
14.1
Right to Convert 66
14.2
Reservation of Common Shares; Covenant 66

15.
MISCELLANEOUS 66
15.1
Consent to Amendments; Waivers 66
15.2
Survival of Representations and Warranties; Purchaser Investigation 66
15.3
Entire Agreement 67
15.4
Successors and Assigns; Assignments 67
15.5
Severability 67
15.6
Notices 67
15.7
Accounting Terms and Computations 69
15.8
Descriptive Headings; Construction and Interpretation 69
15.9
Counterparts 69
15.10
Fees and Expenses 69
15.11
Governing Law 69
15.12
Consent to Jurisdiction and Venue; Waiver of Jury Trial70
15.13
Arbitration 71
15.14
Federal Anti-Money Laundering Law 73
15.15
Time of the Essence 73
15.16
Press Release 73
15.17
Limitation on Liability 73
15.18
Co-Issuers 74
15.19
Suretyship and Guarantor Waivers 74
15.20
Proprietary Information. 76

SMRH:483440422.2

EXHIBITS

A	Convertible Note
B	Senior Note
C	[Reserved]
D	Additional Australian Agreement
E	Board Observer Agreement
F	Guaranty
G	Pledge Agreement
H	Registration Rights Agreement
I	Bidder’s Statement
J	Bid Implementation Agreement
K	CHESS Agreement
L	Compliance Certificate
M	Form of Charter Amendment
N	Deutsche Bank Commitment Letter
O	Syndicated Facility Agreement

DISCLOSURE SCHEDULES

See attached

SMRH:483440422.2

THIS SECURITIES PURCHASE AGREEMENT is entered into as of July 13, 2017 (this "Agreement"), by and among BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (the "Purchaser"), on the one hand, and GENERAL FINANCE CORPORATION, a Delaware corporation ("GFN"), GFN ASIA PACIFIC HOLDINGS PTY LTD., an Australian corporation (the “Company” or “Holdings”), GFN ASIA PACIFIC FINANCE PTY LTD., an Australian corporation (“Finance”), and GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“GFN (US)”), on the other hand.

R E C I T A L S

A.           The Issuers desire to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Issuers, on the terms and subject to the conditions set forth herein, (a) a Secured Senior Convertible Promissory Note in the aggregate principal amount of US$26,000,000 in substantially the form attached hereto as Exhibit A (the “Convertible Note”), and (b) a Secured Senior Promissory Note in the aggregate principal amount of US$54,000,000 in substantially the form attached hereto as Exhibit B (the “Senior Note” and together with the Convertible Note, the “Notes”).

B.           As an inducement to the Purchaser to purchase the Notes being sold by the Issuers hereunder, (a) Guarantors and Additional Guarantors are providing a Guarantee of the Notes as set forth in the attached Guaranty and Additional Australian Agreement, (b) GFN, as the issuer of Common Stock (defined below) upon any conversion of the Convertible Note, is a party hereto and will be a party to the Convertible Note, and (c) the Pledgors and Additional Pledgors will pledge certain shares and equity securities as security for the obligations under the Notes as provided in each Pledge Agreement and each Additional Australian Agreement.

A G R E E M E N T

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth in this Agreement, the parties agree as follows:

1.
DEFINITIONS; DETERMINATIONS.

1.1 Definitions

. For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below (unless otherwise specified, the plural shall mean the singular and vice versa):

“100% Acquisition State” means that the Company and GFN (US) together hold all Relevant Interests in all of the Capital Stock in Royal Wolf Holdings.

“100% Acquisition State Date” means the day that the 100% Acquisition State is first met.

“100% Acquisition State Failure” has the meaning set forth in Section 9.21.

“AAA” shall have the meaning set forth in Section 15.13(a).

“Additional Guarantors” shall mean GFN (US), Holdings and Finance and any other Person that is or becomes obligated under an Additional Australian Agreement.

“Additional Pledgors” shall mean GFN (US), Holdings, and, following completion of the Bid, Finance.

“Additional Australian Agreement” means each Australian law governed general security deed in substantially the form(s) attached hereto as Exhibit D as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time.

"Affiliate" shall mean, when used with reference to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), 25% or more of the Capital Stock of such specified Person having ordinary voting power in the election of directors of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, and (iii) any executive officer, director, joint venturer, partner or member of such specified Person or any Person included in the Immediate Family of any of the foregoing. For the purposes of this definition, "control", when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, for the purposes of this Agreement and the Related Agreements, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be Affiliates of any member of the Company Group or of any Affiliate of any member of the Company Group.

"Agreement" shall mean this Agreement, including the Exhibits and Schedules, in each case as amended, supplemented or otherwise modified from time to time.

“Ancillary Agreement” shall mean any agreement, deed or legal instrument that is entered into under or pursuant to the terms of the Security Trust Deed, the Australian General Security Deed or the NZ General Security Deed, any document or agreement that amends, supplements, replaces or novates any of the foregoing and any document that is designated as a “Security Document” in writing by the Security Trustee and Royal Wolf Holdings.

"ANZ" shall mean Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

"ANZ Bank NZ" shall mean ANZ Bank New Zealand Limited (NZCN 35976).

"ANZ Credit Documents" shall mean (i) the ANZ Multicurrency Facility Agreement dated May 8, 2014, as amended by that certain amendment to the ANZ Multicurrency Facility Agreement dated June 30, 2015, and among Royal Wolf Trading and Royalwolf Trading NA (as Initial Borrowers), each party listed in Schedule 1 thereto (as a Guarantor and Obligor), and each of the ANZ Entities (each as Financiers), as amended by that certain Second Variation Deed dated December 15, 2016, and (ii) the Royal Wolf Common Terms Deed Poll dated May 7, 2014, as amended by that certain amendment to the Royal Wolf Common Terms Deed Poll dated June 30, 2015, as amended by that certain amendment to the Royal Wolf Common Terms Deed Poll dated December 15, 2016, and given by Royal Wolf Trading and Royalwolf Trading NZ (as Initial Borrowers) and each party listed in Schedule 2 (as an Initial Guarantor) in favor of each Finance Party named therein; in each case as such documents may be amended, restated, supplemented, modified, renewed, refinanced or restructured (in the case of the ANZ Multicurrency Facility Agreement, solely with any ANZ Entity) from time to time.

"ANZ Entities" shall mean ANZ and ANZ Bank NZ.

"Applicable Laws" shall mean (i) the applicable provisions of all constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) any Consents of any Governmental Authority and (iii) any orders, decisions, rulings, judgments or decrees of any Governmental Authority.

“Arbitrator” shall have the meaning specified in Section 15.13(b).

"Assignee" shall have the meaning set forth in Section 15.4.

"Australian Dispute" shall have the meaning set forth in Section 15.12(e).

"Australian Dollars" or "AU$" shall mean the lawful money of the Commonwealth of Australia.

“Australian General Security Trust Deed” shall mean that certain Australian General Security Deed dated on or about the Effective Date among Royal Wolf Holdings, Royal Wolf Trading, Royal Wolf Kookaburra and the Security Trustee.

“Authorization” means any authorization, consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with a Governmental Authority or required by law including, without limitation, any planning approval and any consent or authorization regarded as given by a Governmental Authority due to the expiration of the period specified by a statute within which the Governmental Authority should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute.

"Bankruptcy Law" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) or any similar federal or state law for the relief of debtors, as amended from time to time.

"Bidder's Statement" shall have the meaning set forth in Section 7.18.

"Board" or "Board of Directors" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

“Board Observer Agreement” in substantially the form attached hereto as Exhibit E as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time.

"Business Day" shall mean any day except Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or obligated to close.

“Buy Out Letter Costs” shall have the meaning specified in Section 11.2(a)(iv).

"Capital Expenditures" shall mean, with respect to a Person, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued) of such Person and its Subsidiaries made during such period, including all Capital Lease Obligations, for property, plant and equipment (other than repairs), other fixed assets and improvements, or for replacements, substitutions or additions thereto, that are required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP (if such Person is a U.S. entity) or IFRS (if such Person is not a U.S. entity).

"CapEx Cap" shall have the meaning set forth in Section 10.15(a).

"CapEx Roll Amount" shall have the meaning set forth in Section 10.15(a).

"Capital Expenditure Deficiency" shall have the meaning set forth in Section 10.15(a).

"Capital Lease Obligations" shall mean, with respect to a Person, any obligations of such Person and its Subsidiaries under all leases of real or personal property that are required to be recorded as a capitalized lease on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP (if such Person is a U.S. entity) or IFRS (if such Person is not a U.S. entity).

"Capital Stock" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares of capital stock or other equity interests of such Person, (ii) if such Person is a limited liability company, any and all membership interests or other equity interests, or (iii) if such Person is a partnership or other entity, any and all partnership interests or other equity interests.

"CBA" means Commonwealth Bank of Australia (ABN 48 123 123 124).

"CBA Credit Documents" shall mean (i) the CBA Multicurrency Facility Agreement dated May 8, 2014, as amended by that certain amendment to the CBA Multicurrency Facility Agreement dated June 30, 2015, and among Royal Wolf Trading and Royalwolf Trading NZ (as Initial Borrowers), each party listed in Schedule 1 thereto (as a Guarantor and Obligor), and CBA (as Financier), and as amended by that certain Second Variation Deed dated December 15, 2016, and (ii) the Royal Wolf Common Terms Deed Poll dated May 7, 2014, as amended by that certain amendment to the Royal Wolf Common Terms Deed Poll dated June 30, 2015 and as amended by that certain amendment to the Royal Wolf Common Terms Deed Poll dated December 15, 2016, and given by Royal Wolf Trading and Royalwolf Trading NZ (as Initial Borrowers) and each party listed in Schedule 2 thereof (as an Initial Guarantor) in favor of each Finance Party named therein; in each case as such documents may be amended, restated, supplemented, modified, renewed, refinanced or restructured (in the case of the CBA Multicurrency Facility Agreement, solely with CBA) from time to time.

"Change in Control" shall have the meaning set forth in Section 5 of the Notes.

“CHESS Agreement” shall have the meaning specified in Section 7.19.

"Closing" shall have the meaning specified in Section 2.2.

"Closing Date" shall have the meaning specified in Section 2.2.

“Closing Fee” shall have the meaning specified in Section 7.2.

"Code" shall have the meaning specified in Section 3.17(c).

“Co-Issuer” and “Co-Issuers” shall have the meanings specified in Section 15.18.

"Collateral" shall mean the collateral under the Collateral Documents, however defined.

"Collateral Documents" shall mean, collectively, the Pledge Agreements, the Additional Australian Agreements, the CHESS Agreements, and all other agreements, instruments and documents delivered from time to time in connection therewith or otherwise to secure the Obligations to the Purchaser or any other obligations of the Company Group under this Agreement, the Notes or any other Related Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

"Common Stock" shall mean the common stock, $0.0001 par value per share, of GFN.

"Company" shall have the meaning set forth in the preamble.

“Company Group” means GFN, GFN (US), Holdings, Finance, the Guarantors, and the Additional Guarantors.

"Compliance Certificate" shall have the meaning set forth in Section 9.2(k).

"Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Governmental Authority.

"Contingent Obligations" shall mean, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation of another Person, including, without limitation, any direct or indirect Guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to indemnify or hold harmless the holders of indebtedness or other obligations of another Person against loss in respect thereof.

“Conversion Right” shall have the meaning specified in Section 14.1.

“Convertible Note” shall have meaning set forth in the first recital of this Agreement.

"Convertible Securities" shall mean, with respect to a Person, any securities or other obligations issued or issuable by such Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of such Person.

"Corporations Act" means the Corporations Act 2001 (Cth) and any regulations (including the Corporations Regulations 2001 (Cth)) in force under that Act from time to time;

"Covered Business" shall mean the sale and lease of portable storage containers, portable container buildings and freight containers, as such Covered Business may from time to time change with the consent of the Purchaser.

“Covered Claims” shall have the meaning specified in Section 15.13.

"Credit Suisse" shall mean Credit Suisse, AG, Singapore Branch.

"Credit Suisse Credit Documents" shall mean (i) the Second Amendment and Restatement Agreement dated June 12, 2017 among GFN, GFN (US) and Credit Suisse, (ii) the Deed of Mortgage of Securities dated March 31, 2014 by GFN (US) in favor of Credit Suisse, (iii) the CHESS Sponsorship Deed dated March 31, 2014 among GFN (US), Credit Suisse and Credit Suisse Equities (Australia) Limited, (iv) the Charge Over Collection Account dated March 31, 2014 by GFN (US) in favor of Credit Suisse and (v) the Charge Over Interest Reserve Account dated March 31, 2014 by GFN in favor of Credit Suisse.

"Custodian" shall mean any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“DB Side Letter” means that certain Project Coming Home – Royal Wolf Holdings Limited – Buy-Out Letter agreement between Purchaser and Deutsche Bank AG, Sydney Branch, dated as of July 11, 2017.

"Default" shall mean any event or condition which, with the giving of notice or the lapse of time or both, would become an Event of Default.

"Deutsche Bank" shall mean Deutsche Bank AG, Sydney Branch.

"Deutsche Bank Credit Documents" shall mean (i) the Syndicated Facility Agreement dated on or about the Effective Date among the Deutsche Bank Loan Parties, the Deutsche Bank Lenders and the Security Trustee, (ii) the Security Trust Deed, (iii) the Australian General Security Deed, (iv) the NZ General Security Deed, (v) any Ancillary Agreement, (vi) any Hedging Agreement (as defined in the Security Trust Deed), (vii) any letter dated on or about the Effective Date between Royal Wolf Holdings and any of Deutsche Bank, the agent under the Syndicated Facility Agreement or the Security Trustee describing the fees to be paid by the Company pursuant to the Syndicated Facility Agreement, (viii) each accession letter, resignation letter and compliance certificate delivered pursuant to the Syndicated Facility Agreement, (ix) any agreement, deed or legal instrument that is entered into under or pursuant to the terms of any of the foregoing, (x) any document or agreement that amends, supplements, replaces or novates any of the foregoing; and (xi) any document that is designated as a “Finance Document” in writing by the Agent and the Company.

"Deutsche Bank Indebtedness" shall mean Indebtedness of Royal Wolf Holdings and its Subsidiaries owed to the Deutsche Bank Lenders under the Deutsche Bank Credit Documents.

“Deutsche Bank Lenders” shall mean Deutsche Bank, any Person who is an “Original Lender” under to the Syndicated Facility Agreement and any Person who becomes a “Lender” pursuant to the Syndicated Facility Agreement.

"Deutsche Bank Liens" shall mean Liens created pursuant to the Deutsche Bank Credit Documents in favor of the Deutsche Bank Lenders that shall not include any Lien upon any Capital Stock of Royal Wolf Holdings or any Capital Stock of any entity of which Royal Wolf Holdings is a Subsidiary.

“Deutsche Bank Loan Parties” shall mean Royal Wolf Trading, Royalwolf Trading NZ, Royal Wolf Holdings, Royal Wolf Kookaburra, Royalwolf NZ Acquisition Co. Limited and other Person who becomes a party to the Deutsche Bank Credit Documents that shall not include any entity of which Royal Wolf Holdings is a Subsidiary.

"Disclosure Schedules" shall mean the schedules delivered to Purchaser as of the date of this Agreement setting forth specific exceptions to the representations and warranties of the Company Group.

"EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

“Effective Date” shall have the meaning specified in the introductory paragraph of this Agreement.

"Enterprise Value" shall have the meaning specified in Section 10.6.

"Equity Rights" shall mean, with respect to a Person, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of such Person, or any Convertible Securities, or any stock appreciation rights, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of such Person.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"Event of Default" shall have the meaning specified in Section 12.1.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same shall be in effect at the time.

"Existing Bank Indebtedness" shall mean the Indebtedness of Royal Wolf Holdings and its Subsidiaries under the ANZ Credit Documents and the CBA Credit Documents as set forth on Schedule 3.11(a).

"Existing Indebtedness" shall mean Existing Bank Indebtedness and Existing Other Indebtedness.

"Existing Liens" shall mean the Liens of ANZ and Commonwealth to which the assets of Royal Wolf Holdings and its Subsidiaries are subject under the ANZ Credit Documents and Commonwealth Credit documents as described on Schedule 3.11(a)(i).

"Existing Other Indebtedness" shall mean the Indebtedness (other than Existing Bank Indebtedness) set forth on Schedule 3.11(a).

"Expense Advances" shall have the meaning set forth in Section 10.14.

"Facilities" shall have the meaning set forth in Section 3.10.

"Financial Statements" shall have the meaning specified in Section 4.11.

"GAAP" shall mean United States generally accepted accounting principles and practices set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date hereof, applied on a basis consistent with prior periods.

"GFN" shall have the meaning set forth in the preamble.

"GFN Financial Statements" shall have the meaning set forth in Section 3.8.

"GFN Related Entity" shall mean any Subsidiary of GFN other than a GFN (US) Entity.

"GFN SEC Documents" shall mean all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) filed by GFN on or prior to the date hereof and, after the date hereof, filed by GFN prior to and after the Closing, with the SEC under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder.

“GFN Termination Date” shall have the meaning specified in Section 13.1(c)(ii).

"GFN (US)" shall have the meaning set forth in the preamble.

"GFN (US) Entity" shall mean GFN (US) and any of its Subsidiaries.

"Governmental Authority" shall mean any nation or government, and any state or political subdivision thereof, any government department, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator(s) of competent jurisdiction, any self-regulatory organization, any governmental, semi-governmental, regulatory or judicial entity or authority, or any person (whether autonomous or not) who is charged with the administration of a law.

"Guarantee" shall mean, with respect to any Person, (i) any guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of any indebtedness or other obligation of any other Person and (ii) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any indebtedness or other obligation of such other Person, including, without limitation, any indemnification agreement, warranty and agreement to pay amounts drawn down by letters of credit. The amount of a Guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such Guarantee.

"Guarantors" shall mean GFN (US) and any other Person that is or becomes a "Guarantor" under the Guaranty.

"Guaranty" shall mean the Guaranty dated as of the Closing Date, by the Guarantors, in substantially the form(s) attached hereto as Exhibit F, as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time.

"Holder" shall mean any Person (including, without limitation, the Purchaser) in whose name a Note is registered in the register maintained pursuant to Section 11 of the Notes.

"IFRS" shall mean the accounting standards developed by the International Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date hereof, applied on a basis consistent with prior periods.

"Immediate Family" of a Person includes such Person's spouse, and the parents, children and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship.

"Indebtedness" shall mean, with respect to a Person, without duplication, (i) any indebtedness or obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or similar instruments other than trade payables for the purchase of property or services in the ordinary course of business that have been converted into notes; (iii) all Capital Lease Obligations; (iv) all Contingent Obligations of such Person and its Subsidiaries, whether for letters of credit or bankers' acceptances or otherwise; (v) all obligations under facilities for the discount or sale of receivables; (vi) the maximum fixed repurchase price of any redeemable stock of such Person and its Subsidiaries; (vii) all obligations secured by a Lien other than a Permitted Lien to which any property or assets owned by the GFN (US) or any of its Subsidiaries is subject, whether or not the obligations secured thereby have been assumed by GFN (US) or any such Subsidiaries; (viii) all obligations to pay the deferred purchase price of a company or business; and (ix) all Guarantees of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet).

"Indemnified Parties" shall have the meaning specified in Section 11.2(a).

"Indemnifying Parties" shall have the meaning specified in Section 11.2(a).

"Indenture" shall mean the First Supplemental Indenture dated as of June 18, 2014 among GFN and Wells Fargo Bank, National Association.

"Intellectual Property" shall mean all intellectual property, including, without limitation, (i) patents, patent registrations, patent applications, patent disclosures and any related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model and certificate of invention; (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, and any registrations and applications for registration thereof; (iii) copyrights and registrations and applications for copyrights, including, without limitation, any proprietary scoring and underwriting model; (iv) computer software, data and documentation; (v) trade secrets, know-how, processes and techniques, research and development, works, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and any other confidential information; (vi) all proprietary rights relating to any of the foregoing; and (vii) copies and tangible embodiments thereof.

"Intercreditor Agreement" shall mean any existing or future intercreditor agreement, whether now existing or hereafter entered into, made by a Subordinated Lender in favor of the Purchaser that expressly provides that such Subordinated Lender's Subordinated Indebtedness is subordinate in right of payment or rights upon liquidation to any Obligations to the Purchaser, in each case, as such Intercreditor Agreement may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement. Any new Intercreditor Agreement must be in such form as agreed by Purchaser.

"Investments" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of any Capital Stock of any other Person, or all or any substantial part of the business or assets of such other Person, and (ii) any direct or indirect loan, advance or capital contribution by such Person to any other Person (including, without limitation, any Affiliate, officer, director or employee of any member of the Company Group).

"Issuers" shall mean Holdings and Finance.

"Knowledge of the Company" shall mean the actual knowledge, after reasonable inquiry, of Ronald F. Valenta, Charles E. Barrantes, Christopher A. Wilson, and Neil Littlewood; provided, that reasonable inquiry shall mean the inquiry that should have been made by a reasonably prudent person with the same position in GFN or any of its Subsidiaries.

"Licenses and Permits" shall mean, with respect to a Person, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary to the conduct of the businesses of such Person and its Subsidiaries, including, without limitation, all licenses issued or issuable under the finance laws in each jurisdiction in which the activities of such Person and its Subsidiaries, respectively, would require such licensing, licenses required for the sale or brokerage of insurance products, compliance with all bonding requirements of any Governmental Authority and any licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations required to be held to comply with or obtain exemptions from the usury laws of any state.

"Lien" shall mean any lien, pledge, mortgage, security interest, charge or encumbrance of any kind (including, without limitation, the interest of a lessor under a Capital Lease Obligation having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement or other similar form of notice under the laws of any jurisdiction.

"Losses" shall have the meaning specified in Section 11.2(a).

"Margin Regulations" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, or any successor thereto, as amended from time to time.

"Margin Stock" shall mean "margin stock" as defined in the Margin Regulations.

"Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any Person, a material adverse effect on or material adverse change in, as the case may be, (i) the business, assets, financial condition, and properties of such Person, or (ii) the ability of such Person to perform its obligations under this Agreement or any Related Agreement; provided, that the occurrence of any default, event of default, acceleration of payment, increase in interest or other payment, late charge or other penalty under any Indebtedness of GFN or any of its Subsidiaries (including but not limited to GFN (US) or any Subsidiary thereof) shall constitute a Material Adverse Effect and a Material Adverse Change with respect to GFN (US) and its Subsidiaries, individually and taken as a whole.

"Material Contracts" shall mean the following Contracts to which GFN (US) or any Subsidiary of GFN (US) is a party; provided, that for purposes of determining whether a Contract meets the following dollar limits, the obligations of GFN (US) and its Subsidiaries and Affiliates under such Contract shall be considered cumulatively (including if such Contract involves GFN (US) or any of its Affiliates as counterparties to each other): (a) any contract or agreement for Indebtedness; (b) any employment or similar compensatory contract or agreement with an executive officer that provides for annual compensation in excess of $100,000 or requires a payment in excess of $100,000 in connection with a change in control or termination of employment by GFN (US) or Subsidiary without cause; (c) any personal property lease of which GFN (US) or Subsidiary is the lessee that provides for annual lease payments in excess of $250,000; (d) any contract or agreement pursuant to which GFN (US) or any of its Subsidiaries is a lessor, lessee, sublessor, sublessee, licensor or licensee of real property and the annual lease or rental payments exceed $250,000; and (e) Contracts involving payment obligations in excess of $250,000 in any year other than Contracts evidencing Indebtedness, employment or compensatory Contracts, real and personal property leases, and Contracts for the purchase of containers and related goods or property to be sold, leased or otherwise used in the ordinary course of business.

“Minimum Return” shall have the meaning specified in Section 9.20.

"Nasdaq" shall mean The Nasdaq Stock Market or any successor stock exchange.

“Non-Signatory Action” shall have the meaning specified in Section 15.13(d).

“Note Document” and “Note Documents” shall have the meanings specified in Section 15.19.

"Notes" shall have the meaning set forth in the Recitals to this Agreement.

“NZ General Security Deed” shall mean that certain NZ General Security Deed dated on or about the Effective Date among Royalwolf NZ, Royalwolf Trading NZ and the Security Trustee.

“Obligated Party” and “Obligated Parties” shall have the meanings specified in Section 15.19.

"Obligations to the Purchaser" shall mean any and all Indebtedness, claims, liabilities or obligations of any member of the Company Group and any of their respective Subsidiaries owing to the Purchaser or any Affiliate of the Purchaser (or any successor, assignee or transferee of the Purchaser or such Affiliate) under or with respect to this Agreement, the Notes, the Pledge Agreements, the Additional Australian Agreements, the Registration Rights Agreement, the Investor Rights Agreement, the Guaranty, the Collateral Documents and the other Related Agreements, the Common Stock, and any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, of whatever nature, character or description, including, without limitation, any claims for rescission or other damages under applicable federal and state securities laws, in each case, whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, reasonable attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

“Original Lenders” shall mean Deutsche Bank and each Person who is an “Original Lender” under the Syndicated Facility Agreement.

“Outside Date” shall have the meaning specified in Section 13.1(b)(ii).

"Permitted Expenses" means payments of up to $4,000,000 in the aggregate in any fiscal year made by the GFN (US) Entities to GFN and/or a GFN Related Entity for administrative expenses, overhead charges, support charges and similar costs and expenses; provided, that if at any time GFN or a GFN Related Entity acquires or establishes another business or company, Permitted Expenses in any 12-month period shall be multiplied by the Reduction Percentage on a prospective basis. For purposes of the foregoing, the "Reduction Percentage" shall be that percentage obtained by dividing the revenues of the Covered Business by the total revenues of GFN (determined on a consolidated basis in accordance with GAAP); provided, that Permitted Expenses shall never be less than $500,000 unless prohibited under the definition of “Restricted Payment” below. Payments on debt owed to GFN and/or the GFN Related Entities, and dividends and distributions to the GFN (US) stockholders in respect of their shareholdings, are not expenses included in Permitted Expenses.

"Permitted Liens" shall mean:

(a) judgment and attachment Liens in connection with (i) judgments that do not constitute an Event of Default so long as the judgment creditor has not succeeded in the foreclosure thereof and reserves have been established to the extent required by GAAP as in effect at such time and (ii) litigation and legal proceedings that are being contested in good faith by appropriate proceedings (or as to which the Company or any of its Subsidiaries, as the case may be, is preparing to promptly initiate in appropriate proceedings) so long as adequate reserves have been established in accordance with GAAP and so long as such Liens (i.e. the Liens contemplated under this Subsection (a)) do not encumber assets in an aggregate amount (together with the amount of any unstayed judgments against the GFN (US) or any of its Subsidiaries) in excess of $500,000 (which amount may be increased with the consent of the Purchaser, which consent shall not be unreasonably withheld);

(b) Liens for Taxes, assessments or other governmental charges or levies on property of GFN (US) or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, and Liens for personal property Taxes so long as such Liens do not secure an amount in excess of $500,000 (which amount may be increased with the consent of the Purchaser, which consent shall not be unreasonably withheld);

(c) pledges or deposits by the Company or any of its Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation;

(d) Liens on the property of GFN (US) or any of its Subsidiaries incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, self-insurance arrangements through captive insurers owned by GFN (US) or any of its Subsidiaries, surety or indemnity bonds or other obligations of like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (provided that the GFN (US) and its Subsidiaries may incur Liens to secure surety or indemnity bonds or other obligations of like nature outside of the ordinary course of business so long as such Liens do not encumber assets in excess of $500,000 in the aggregate (which amount may be increased with the consent of the Purchaser, which consent shall not be unreasonably withheld));

(e) Liens imposed by operation of law, such as carriers', warehousemen's and mechanics' Liens, on property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations which are not more than 90 days past due or are being contested in good faith by appropriate proceedings and, if required by GAAP, are appropriately reserved for on the books of the Company or such Subsidiary, as the case may be;

(f) Purchase money security interests in connection with the purchase of property, assets or business; and

(g) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

provided, however, that each of the Liens described in the foregoing clauses (a) through (g) inclusive shall only constitute a Permitted Lien so long as such Liens do not materially interfere with the conduct of the business of GFN (US), the Company and its Subsidiaries, individually or taken as a whole, or result in a Material Adverse Change of any such entity; and, provided further, that no Lien shall become a Permitted Lien by virtue of any waiver or consent of ANZ, CBA or Deutsche Bank.

"Person" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, other business entity or Governmental Authority.

“Pledge Agreement” shall mean each Pledge Agreement substantially in the form(s) attached hereto as Exhibit G as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time.

“Pledgors” shall mean GFN (US), Holdings and Finance, and any other Person that is or becomes a "Pledgor" under a Pledge Agreement.

“PPS Act” shall mean the Personal Property Securities Act 2009 (Cth).

"Proprietary Information" shall have the meaning specified in Section 15.20(a).

"Purchase Price" shall have the meaning specified in Section 2.1.

"Purchaser" shall have the meaning set forth in the preamble.

"Registration Rights Agreement" shall mean the Registration Rights Agreement in substantially the form attached hereto as Exhibit H, dated as of the Closing Date, by and between the Purchaser and GFN, as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time.

"Related Agreements" shall mean, collectively, the Notes, the Guaranties, the Additional Australian Agreements, the Collateral Documents, the Registration Rights Agreement, the Board Observer Agreement, and any and all other agreements, instruments, certificates and documents executed or delivered in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.

"Relevant Interest" shall have the meaning as set forth in Section 608 of the Corporations Act.

"Restricted Payment" shall mean any one or more of the following:

(h) any dividend or other distribution, direct or indirect, on account of any Capital Stock of a Person now or hereafter outstanding;

(i) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of a Person now or hereafter outstanding;

(j) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness or Indebtedness other than under Existing Indebtedness; and

(k) any payment or distribution by GFN (US), the Company or any of its Subsidiaries to GFN, GFN (US), or any GFN Related Entity other than Permitted Expenses, provided, however, that no payment of Permitted Expenses may be made if at the time of such payment there is continuing or has occurred a Default or Event of Default.

"Royal Wolf Holdings" shall mean Royal Wolf Holdings Limited, an Australian corporation (ACN 121 226 793).

“Royal Wolf Kookaburra” shall mean Kookaburra Containers Pty Ltd., an Australian corporation (ACN 079 735 050).

"Royal Wolf Trading" shall mean Royal Wolf Trading Australia Pty Limited, an Australian corporation (ACN 069 244 417).

"Royalwolf NZ" shall mean Royalwolf NZ Acquisition Co. Limited, a New Zealand corporation (NZCN 2115393).

“Royalwolf Trading NZ” shall mean Royalwolf Trading New Zealand Limited, a New Zealand corporation (NZCN 1062072).

"SEC" shall mean the Securities and Exchange Commission, or any successor agency.

"Securities" shall have the meaning set forth in Section 2.1.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Security Trust Deed” shall mean that certain Security Trust Deed dated on or about the Effective Date among the Deutsche Bank Loan Parties, the Deutsche Bank Lenders and the Security Trustee.

“Security Trustee” shall mean Perpetual Limited or its successors or assigns.

"Senior Indebtedness" shall mean the principal amount of, premium, if any, and interest on (i) any Indebtedness of the Company, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding it is provided that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company, and (ii) refundings, renewals, extensions, modifications, restatements, and increases of any such Indebtedness. Upon the Closing, the term "Senior Indebtedness" shall include any and all Indebtedness and other amounts owing under the Notes.

“Senior Note” shall have meaning set forth in the first recital of this Agreement.

"Solvent" shall mean, with respect to any Person, that on the date of determination: (i) the present fair saleable value of the assets of such Person will exceed the amount that will be required to pay the probable liability on the existing Indebtedness (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the sum of the Indebtedness (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the assets of such Person at a fair valuation; and (iii) the capital of such Person will not be unreasonably small for such Person to carry on its businesses.

"Subordinated Indebtedness" shall mean Indebtedness that is not Senior Indebtedness, as such Indebtedness may be refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with this Agreement.

"Subordinated Lenders" shall mean the lenders of Subordinated Indebtedness, as may exist from time to time.

"Subsidiary" and "Subsidiaries" shall mean, with respect to any Person, any other Person of which more than 50% of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors are at the time directly or indirectly (including, without limitation, through another Subsidiary) owned by such first Person. For the avoidance of doubt, the Subsidiaries of GFN (US) include the Company, Finance, Royal Wolf Holdings, Royal Wolf Trading, Royal Wolf Kookaburra, Royalwolf NZ, and Royalwolf Trading NZ. Unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of GFN (US).

“Subsidiary Charters” shall have the meaning specified in Section 7.10(a).

“Syndicated Facility Agreement” shall mean that certain Syndicated Facility Agreement among the Deutsche Bank Loan Parties and the Deutsche Bank Lenders.

"Tax" or "Taxes" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

"Third Party" shall have the meaning specified in Section 15.20(b).

"Third Party Intellectual Property Rights" shall have the meaning specified in Section 3.22(a).

"UCC" shall mean the Uniform Commercial Code, as adopted and in force in the State of California as from time to time in effect, and the Uniform Commercial Code of any other jurisdiction as required under Section 9301 of the UCC.

"United States Dollars" or "US$" or "$" shall mean the lawful money of the United States of America.

1.2 Independence of Covenants

. All covenants and agreements under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

2.
PURCHASE AND SALE OF SECURITIES.

2.1 Purchase of the Notes

. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Issuers shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Issuers, the Notes. The Notes are sometimes collectively referred to herein as the "Securities." The aggregate purchase price to be paid by the Purchaser for the Notes shall be US$80,000,000 (the "Purchase Price"), paid in accordance with Section 2.3.

2.2 Closing

. The closing (the "Closing") of the issuance, sale and delivery of the Securities to be purchased by the Purchaser under this Agreement shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 1901 Avenue of the Stars, 16th Floor, Los Angeles, California 90067, within one Business Day of the conditions precedent set forth in Section 7 and Section 8 being met (such date being the "Closing Date"). At the Closing, the Issuers and GFN shall deliver to the Purchaser, the Notes, duly executed by the Issuers and GFN (in the case of the Convertible Note), respectively, against the payment and delivery by the Purchaser of the relevant Purchase Price and other Closing deliveries hereunder. On the Closing Date, the Purchase Price shall be paid by wire transfer in immediately available funds to such bank as the Issuers may request in writing (which request shall be made in writing at least one (1) Business Day prior to the Closing Date) for credit to an account designated by the Issuers in such request; provided, however, that the Purchaser may withhold from the Purchase Price the amounts described in Section 7.2.

2.3 Use of Proceeds

. The proceeds to be received by the Issuers from the sale of the Notes shall be used solely for the purposes set forth on Schedule 2.3 (and applied in accordance with the terms therein).

3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Each member of the Company Group, jointly and severally, hereby represents and warrants to the Purchaser that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing:

3.1 Organization and Good Standing

. The Company is a corporation duly organized, validly existing and in good standing under the laws of Australia. The Company has all power and authority, and all Licenses and Permits, necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted. The Company has the requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party, to issue, sell and deliver the Notes and to consummate the other transactions contemplated hereby and by the Related Agreements to which it is a party.

3.2 Subsidiaries

. Schedule 3.2 sets forth a true, correct and complete list of all direct and indirect Subsidiaries of GFN, including, without limitation, GFN (US) and its direct and indirect Subsidiaries, setting forth, as to each Subsidiary, its name, the jurisdiction of its formation, the address of its principal executive offices, the number of outstanding shares of its Capital Stock and the number of such outstanding shares owned, directly or indirectly, by GFN. Each Subsidiary of GFN (US) is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation and has all power and authority, and all Licenses and Permits, necessary to own or lease and operate its properties and to carry on its business as now conducted.

3.3 Qualification

. Each of GFN (US), the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on any of GFN (U.S.), the Company or any Subsidiary thereof.

3.4 Authorization; Binding Obligations

. (a) The execution, delivery and performance of this Agreement and each of the Related Agreements to which it is a party by GFN (US), GFN, the Company and its Subsidiaries, (b) the issuance, sale and delivery of the Notes, and the issuance of the Common Stock upon any conversion of the Convertible Note, (c) the grant of the Liens in favor of the Purchaser pursuant to each Pledge Agreement, each Additional Australian Agreement, and the other Collateral Documents, and (d) the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of GFN (US), GFN, the Company and its Subsidiaries, as applicable. This Agreement has been duly executed and delivered by the Company, and, at the Closing, each of the Related Agreements will be duly executed and delivered by the Company or its Subsidiaries that is a party thereto. This Agreement is, and each Related Agreement will at the time of the Closing be, a legal, valid and binding obligation of GFN, GFN (US), the Company and its Subsidiaries that are parties thereto, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws. The Company and each member of the Company Group benefits by entering into this Agreement and the Related Agreements to which it is expressed to be a party.

3.5 No Violation; Existing Defaults; Senior Indebtedness

.

(a) (i) The execution, delivery and performance by GFN, GFN (US), the Company, and its Subsidiaries of this Agreement and each of the Related Agreements to which it is a party, (ii) the issuance, sale and delivery of the Notes, (iii) the grant of the Liens in favor of the Purchaser pursuant to the Pledge Agreements, the Additional Australian Agreements, and the other Collateral Documents, and (iv) the consummation of the other transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (A) the charter or bylaws of GFN, GFN (US), the Company or any of its Subsidiaries, as in effect on the date hereof; (B) any Applicable Laws; or (C) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which GFN, GFN (US), the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

(b) Neither GFN, GFN (US), the Company nor any of its Subsidiaries is in default, breach or violation of its charter or bylaws. Except as set forth in Schedule 3.5(b), neither GFN, GFN (US), the Company nor any of its Subsidiaries is in default, breach or violation of, (i) any term of any material lease, credit agreement, note, instrument or other agreement to which it is a party or by which any of its properties or assets are bound or (ii) any Applicable Laws, such that the default, breach or violation under either clause (i) or clause (ii) could (with or without notice or the passage of time or both) reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 3.5(b), no "default" or "event of default" or other breach has occurred and is continuing under any agreement, instrument or other document to which GFN, GFN (US), the Company or any of its Subsidiaries is a party which evidences or governs any Indebtedness of GFN, GFN (US), the Company or its Subsidiaries, as the case may be.

(c) Upon the Closing (i) the Indebtedness evidenced by the Notes will constitute Senior Indebtedness and (ii) there will be no agreement, indenture, instrument or other document to which GFN, GFN (US), the Company, or any of its or their Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to the Purchaser to the repayment of any other Indebtedness of GFN (US) or any of its or their Subsidiaries.

(d) There are no contractual or other restrictions or limitations which prohibit the issuance, sale and delivery by the Company of the Notes as contemplated hereunder.

3.6 Governmental and Other Third Party Consents

. Neither GFN, GFN (US), the Company nor any of its or Subsidiaries or other Affiliates is required to obtain any Consent in connection with the execution, delivery or performance of this Agreement or any Related Agreement, the issuance, sale and delivery of the Notes or the grant of the Liens in favor of the Purchaser, or for the purpose of maintaining in full force and effect any Licenses and Permits, from (a) any Governmental Authority or (b) any other Person.

3.7 Capitalization

.

(a) The issued Capital Stock of the Company consists of one ordinary share held by GFN (US). The issued ordinary share of the Capital Stock of the Company has been duly authorized and is validly issued and fully paid, and is free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. The issued Capital Stock of GFN (US) consists of 1,000 shares of common stock and is directly held by GFN. The Capital Stock of GFN (US) has been duly authorized and is validly issued and fully paid, and is free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. The Capital Stock of each Subsidiary of GFN (US) has been duly authorized and is validly issued and fully paid, and is free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. There are: (i) no outstanding Equity Rights with respect to the Capital Stock of GFN (US), the Company, or any of its Subsidiaries; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of GFN (US), the Company, or any of its Subsidiaries; (iii) no obligations or rights (whether fixed or contingent) on the part of GFN (US), the Company, or any of its Subsidiaries, any of their respective directors or officers or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of GFN (US), the Company, or any of its Subsidiaries or Equity Rights with respect to Capital Stock of GFN (US), the Company, or any of its Subsidiaries; and (iv) no agreements to which GFN (US), the Company, or any of its Subsidiaries, any of their respective directors or officers or any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock of GFN (US), the Company, or any of its Subsidiaries or Equity Rights with respect to the Capital Stock of GFN (US), the Company, or any of its Subsidiaries. All shares of Capital Stock of GFN (US), the Company, and any of its Subsidiaries and Equity Rights that have been issued by GFN (US), the Company, and any of its Subsidiaries have been offered, issued and sold in compliance with all applicable federal and state securities laws.

(b) No shares of Capital Stock of GFN or its Subsidiaries will become issuable to any Person pursuant to any "anti-dilution" or other provisions contained in any issued and outstanding Equity Rights on account of the issuance of any shares (including Common Stock) upon conversion of all or any portion of the Convertible Note (or the exercise thereof).

(c) As of the date hereof (i) the issued Capital Stock of each of Holdings and Finance is owned 100% directly by GFN (US) free and clear of all Liens, and (ii) 50% of the Capital Stock of Royal Wolf Holdings is owned directly by GFN (US) and 1% of the Capital Stock of Royal Wolf Holdings is owned directly by GFN, in each case free and clear of all Liens (other than Liens in favor of Credit Suisse created under the Credit Suisse Credit Documents).

(d) As of the Closing (i) the issued Capital Stock of each of Holdings and Finance will be owned 100% directly by GFN (US) free and clear of all Liens (except those in favor of Purchaser), and (ii) at least 90% of the Capital Stock of Royal Wolf Holdings will be owned directly by Holdings free and clear of all Liens (except those in favor of Purchaser).

(e) On the 100% Acquisition State Date 100% of the Capital Stock of Royal Wolf Holdings will be owned directly by Holdings free and clear of all Liens (except those in favor of Purchaser).

3.8 Financial Statements

. The Company has delivered to the Purchaser copies of the (a) audited consolidated balance sheets of GFN and its Subsidiaries as of June 30, 2014, 2015 and 2016, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the 3 years then ended, together with a report and an unqualified opinion of GFN’s independent public accountants (the "GFN Financial Statements"). The GFN Financial Statements and all financial statements of Royal Wolf Holdings publicly filed with the Australian Securities and Investment Commission have been prepared in accordance with IFRS and fairly present the consolidated and consolidating financial position and results of operations of GFN (US) and its Subsidiaries, and, in the case of Royal Wolf Holdings’ publicly filed financial statements, of Royal Wolf Holdings and its Subsidiaries, as of the dates and for the periods indicated therein.

3.9 Transactions with Affiliates

.

(a) Except as set forth in Schedule 3.9, since July 1, 2016, no executive officer of GFN, GFN (US), the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Affiliate or immediate family member of any such executive officer, has (i) made any loan to, (ii) received a loan from, (iii) sold property to, (iv) purchased property from, or (v) is or has been a party to a contract for the payment of money or license or other disposition of assets with GFN, GFN (US), the Company or any of its Subsidiaries in any transaction involving amounts in excess of $100,000.

(b) Schedule 3.9 sets forth a true, complete and accurate description of the terms of each transaction or relationship required to be set forth on Schedule 3.9.

3.10 Environmental Compliance

. Neither GFN (US), the Company nor any of its Subsidiaries is in breach of any environmental law. There is no environmental damage to the facilities occupied or owned by GFN (US), the Company or its Subsidiaries (the "Facilities"), where, in the case of Royal Wolf Holdings and each of its Subsidiaries, could (with or without notice or the passage of time or both) reasonably be expected to result in a Material Adverse Effect. There are no notices relating to the Facilities which have been issued under any environmental law and are still outstanding. No Facilities are under watch or supervision by any Governmental Authority. No pollutants or other hazardous materials are made, stored, used or dealt with in any manner on the Facilities.

3.11 Existing Indebtedness; Liens; Investments; Etc.

(a) Schedule 3.11(a) sets forth a true and correct list, and describes, as applicable:

(i) (A) all Indebtedness of GFN (US), the Company and its Subsidiaries on a consolidated basis as of the date first written above, showing, as to each Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable), and specifying whether such Indebtedness is Existing Bank Indebtedness or Existing Other Indebtedness, and (B) all Indebtedness outstanding as of the Closing of GFN (US), the Company and its Subsidiaries on a consolidated basis showing, as to each Indebtedness, the payee thereof, the total amount outstanding (by principal, interest and other amounts, if applicable), and the material terms thereof;

(ii) (A) all UCC financing statements (and similar filings in applicable jurisdictions) on file, naming GFN (US), the Company, or any Subsidiary thereof as a debtor, and (B) all pledges and other Liens on the assets of GFN (US) (or its Capital Stock), the Company or any Subsidiary thereof for which no UCC financing statement (or similar filing in applicable jurisdictions) has been filed;

(iii) all debt and equity investments in Persons other than GFN (US), the Company and its Subsidiaries; and

(iv) all Guarantees of GFN (US), the Company and its Subsidiaries existing as of the Closing.

(b) Immediately following the Closing, GFN (US), the Company and its Subsidiaries will not have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate) and none of their respective assets shall be subject to any Liens, except for (i) the Deutsche Bank Indebtedness and Deutsche Bank Liens as set forth on Schedule 3.11(b); and (ii) the Notes, each Pledge Agreement, each CHESS Agreement, and each Additional Australian Agreement.

(c) The Company’s payment obligations under the Notes rank in priority to any subordinated debt and at least equally and ratably with all of its other unsecured unsubordinated payment obligations, except those mandatorily preferred by law applying to companies generally or as other agreed by the Purchaser in writing.

(d) There is no actual or proposed resumption, appropriation or compulsory acquisition of any of the Company’s or any member of the Company Group’s assets or secured property.

(e) None of GFN (US), the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), required to be disclosed on the face of a balance sheet prepared in accordance with GAAP or IFRS (as applicable); except for (i) liabilities and obligations reflected in the Balance Sheet of GFN (US) dated March 31, 2017; (ii) trade payables and other accrued expenses incurred in the ordinary course of business; and (iii) obligations and liabilities under this Agreement and the Related Agreements.

3.12 Certain Changes

. Except as set forth on Schedule 3.12, since March 31, 2017, there has not been:

(a) any damage or destruction to, or loss of, any asset of GFN (US), the Company or any of its Subsidiaries, whether or not covered by insurance, which could have a Material Adverse Effect on GFN (US), the Company or its Subsidiaries, taken as a whole;

(b) any waiver by GFN (US), the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(c) any satisfaction or discharge of any Lien or payment of any obligation by GFN (US), the Company or any of its Subsidiaries outside of the ordinary course of business;

(d) any material change or amendment to any material contract by which GFN (US), the Company, any of its Subsidiaries or any of its or their respective properties or assets is bound or subject;

(e) any Material Adverse Change with respect to GFN (US), the Company or any Subsidiary thereof;

(f) any change in the Contingent Obligations of GFN (US), the Company or any of its Subsidiaries, by way of Guarantees or otherwise, outside of the ordinary course of business;

(g) any declaration or payment of any dividend or other distribution of assets of GFN (US), the Company or any Subsidiary thereof to its shareholders, or the adoption or consideration of any plan or arrangement with respect thereto;

(h) any resignation or termination of the employment of any director or officer of GFN (US), the Company or any of its Subsidiaries;

(i) any Investment by GFN (US), the Company or any of its Subsidiaries in the Capital Stock of any Person;

(j) any offer, issuance or sale of any shares of Capital Stock of GFN (US), the Company or any Subsidiary thereof or any Equity Rights with respect to the Capital Stock of any such Persons;

(k) any change in GFN (US), the Company's, or any of its Subsidiary’s credit guidelines and policies, charge-off policies or accounting methods, procedures or policies;

(l) any incurrence of any Indebtedness by GFN (US), the Company or any of its Subsidiaries other than as contemplated in this Agreement and the Related Agreements;

(m) any agreement or commitment to do any of the foregoing; or

(n) any other event or condition of any character which has had a Material Adverse Effect on GFN (US), the Company or any Subsidiary thereof.

3.13 Material Contracts

. Schedule 3.13(a) sets forth a true and complete list of all Material Contracts. Each Material Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms and is in full force and effect as of the date hereof. The Company and its Subsidiaries (as applicable) and, to the Knowledge of the Company, all other parties to the Material Contracts are in compliance with the terms thereof, and no default or event of default by the Company or, to the Knowledge of the Company, any such other party, exists thereunder. None of GFN (US), the Company, or any of its Subsidiaries is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person. To the Knowledge of the Company, none of the employees or officers of any of GFN (US), the Company, or any of its Subsidiaries is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts any of such entities from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

3.14 Employee Benefit Plans

. Neither the Company nor any of its Subsidiaries is subject to ERISA.

3.15 Labor Matters

. There is no strike or other labor dispute involving GFN (US), the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is aware of any labor organization activity involving the employees of the Company or any of its Subsidiaries, or of any officer or key employee, or any group of officers or key employees, that intends to terminate his or her employment with the Company or any of its Subsidiaries.

3.16 Reserved

.

3.17 Taxes

.

(a) All Tax returns required to be filed by or on behalf of GFN and each GFN (US) Entity on or before the date hereof were true, correct and complete as of the date filed, or if amended on or before the date hereof, were true, correct and complete after giving effect to such amendment. All such Tax returns that were required to be filed were duly and timely filed and all Taxes (including, Taxes withheld from employees' salaries and all other withholding Taxes and obligations and deposits required to be made by or with respect to GFN and each GFN (US) Entity) due have been timely paid, or to the extent not due and payable as of the date hereof, adequate provision for the payment thereof has been made on the financial statements or the books of account of GFN and each GFN (US) Entity.

(b) Except as set forth on Schedule 3.17, (i) no audit or other examination of any Tax return of GFN or any GFN (US) Entity is presently in progress, nor has GFN or any GFN (US) Entity been notified of any request for such an audit or other examination; (ii) there is no Tax deficiency outstanding or assessed against GFN or any GFN (US) Entity, or any of the assets or properties of any of them; (iii) neither GFN nor any GFN (US) Entity has received any notice of a proposed assessment of Taxes, or executed any waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax which is still in effect; and (iv) there are no actions, suits, proceedings or claims now pending by or against GFN or any of GFN (US) Entity in respect of any Taxes or assessments. No claim has ever been made by an authority in a jurisdiction where GFN or any GFN (US) Entity does not file Tax returns that it is or may be subject to taxation by that jurisdiction. There is not outstanding any power of attorney that is currently in force with respect to any matter relating to Taxes for which GFN or any of its Subsidiaries could be liable.

(c) Neither GFN nor any GFN (US) Entity (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ii) has submitted a request for a private letter ruling (or comparable procedure under state or local law) to the IRS or any state or local taxing authority, which request has not yet been issued or denied; (iii) has agreed to, or is required to include in income, any adjustment pursuant to Section 482 of the Code (or similar provision of other law or regulations) (nor has any Tax authority proposed, or is any Tax authority considering, such adjustment); or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d) Neither GFN nor any GFN (US) Entity has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law), other than an affiliated group of which GFN was the common parent. Neither GFN nor any GFN (US) Entity has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502–6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, other than liabilities arising with respect to the affiliated group of corporations of which GFN was the common parent. Neither GFN nor any GFN (US) Entity is a party to or is bound by any tax sharing, tax indemnity, or tax allocation agreement or other similar arrangement.

(e) Neither GFN nor any GFN (US) Entity will be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the date hereof as a result of any (i) change in method of accounting for a taxable period ending on or prior to the date hereof under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the date hereof; (iii) installment sale or open transaction disposition made on or prior to the date hereof; or (iv) prepaid amount received on or prior to the date hereof.

(f) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of GFN or any GFN (US) Entity.

(g) Neither GFN nor any GFN (US) Entity has an interest in or is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for U.S. federal income tax purposes. Neither GFN nor any GFN (US) Entity is a successor to any other Person by way of merger, reorganization or similar transaction.

(h) Neither GFN nor any GFN (US) Entity has made any payment(s), is obligated to make any payment(s) or is party to any agreement that could obligate it to make any payment(s) that would not be deductible under either Section 280G or Section 162(m) of the Code.

(i) None of the assets of GFN or any GFN (US) Entity are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

(j) GFN and each GFN (US) Entity has disclosed on its Tax returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(k) GFN and each GFN (US) Entity has disclosed all "reportable transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) (or similar provision of state law) to which it has been a party.

3.18 Litigation

. Except as set forth on Schedule 3.18, there are no (a) actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened before any Governmental Authority against or affecting GFN (US), the Company or any of its Subsidiaries or Affiliates, or (b) orders, decrees, judgments, injunctions or rulings of any Governmental Authority against GFN (US), the Company or any of its Subsidiaries or Affiliates. Schedule 3.18 sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the nature of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. There is no action, suit or other proceeding pending or, to the Knowledge of the Company, threatened which questions the validity of this Agreement, the Notes or the other Related Agreements or any action taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect on GFN (US), the Company or any Subsidiary thereof. None of the Company, any member of the Company Group, nor any of their assets are immune from the jurisdiction of a court or any legal process.

3.19 Governmental Regulation; Margin Stock

. None of GFN (US), the Company or any of its Subsidiaries is subject to the Investment Company Act of 1940, as amended, or to any Applicable Laws limiting its ability to incur Indebtedness or to create Liens on any of its properties or assets to secure such Indebtedness. None of GFN (US), the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by GFN (US), the Company and its Subsidiaries constitutes less than 5.0% of the value, as determined in accordance with the Margin Regulations, of all assets of GFN (US), the Company and its Subsidiaries.

3.20 Compliance with Laws; Licenses and Permits

. GFN (US), the Company and each of its Subsidiaries is in compliance with all Applicable Laws in all material respects. GFN (US), the Company and each of its Subsidiaries hold all material Licenses and Permits required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted. All of the Licenses and Permits are validly issued and in full force and effect, and GFN (US), the Company and its Subsidiaries have full power and authority to operate thereunder. The Company has complied with all laws and Authorizations applicable to it or its business, in particular, in making the takeover bid for shares of Royal Wolf Holdings the Company has complied with Chapter 6 of the Corporations Act.

3.21 Title to Properties and Assets; Liens

. Each of GFN (US), the Company and its Subsidiaries has good and marketable title to all of its properties and assets (including, without limitation, all shares of Capital Stock owned or held by it), and none of such properties or assets is subject to any Liens except for the Deutsche Bank Liens and the Permitted Liens. Each of GFN (US), the Company and its Subsidiaries enjoys quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the operations of GFN (US), the Company and its Subsidiaries as now conducted.

3.22 Intellectual Property

.

(a) Each of GFN (US), the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the conduct of its business as currently conducted and as proposed to be conducted. Schedule 3.22 lists (i) all patents, patent applications, trademarks, servicemarks, trademark and servicemark applications, copyrights, trade names and domain names owned or held by GFN (US), the Company or any of its Subsidiaries and used in the conduct of its or their businesses, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed; (ii) all material written licenses, sublicenses and other agreements to which GFN (US), the Company or any of its Subsidiaries is a party and pursuant to which any Person (other than employees of the Company in the course of their employment) is authorized to use any such Intellectual Property rights; and (iii) all material written licenses, sublicenses and other agreements to which GFN (US), the Company or any of its Subsidiaries is a party and pursuant to which GFN (US), the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including computer software which are used in the businesses of GFN (US), the Company or the Subsidiaries or which form a part of any product or service of GFN (US), the Company or its Subsidiaries other than generally distributed off-the-shelf software subject to shrink-wrap or other non-negotiated licenses or other rights ("Third Party Intellectual Property Rights"), all of which are in full force and effect. The Company has made available to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses and agreements and related documentation, all as amended to date. Except as set forth on Schedule 3.22, none of GFN (US), the Company or any of its Subsidiaries has agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that any of them owns or uses. None of GFN (US), the Company or any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Schedule 3.22 under the terms of this Section 3.22(a).

(b) None of GFN (US), the Company or any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or any Related Agreement or the performance of any of their obligations under this Agreement or any Related Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

(c) None of GFN (US), the Company or any of its Subsidiaries has been named in any suit, action or other proceeding which involves a claim of infringement of any Intellectual Property rights of any third party. Except as disclosed in Schedule 3.22, (i) the performance of the services offered by GFN (US), the Company and its Subsidiaries do not infringe upon any Intellectual Property right of any other Person, and (ii) to the Knowledge of the Company, the Intellectual Property rights of GFN (US), the Company and its Subsidiaries are not being infringed upon by activities, products or services of any third party.

3.23 Brokers; Certain Expenses

. None of GFN (US), the Company or any of its Subsidiaries has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby. None of GFN (US), the Company or any of its Subsidiaries is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any proposed recapitalization, issuance of debt or equity securities or other transactions involving GFN (US), the Company or any of its Subsidiaries or the provision of any other investment banking or financial advisory services to GFN (US), the Company or any of its Subsidiaries.

3.24 Powers of Attorney

. There are no outstanding powers of attorney granted by or on behalf of GFN (US), the Company or any of its Subsidiaries.

3.25 Insurance

. Schedule 3.25 sets forth a true and complete list of all material liability and other insurance policies insuring GFN (US), the Company and its Subsidiaries against losses arising out of or related to the businesses of GFN (US), the Company and its Subsidiaries (and accurately describes the coverage carried and expiration dates of such policies) and all key man life insurance policies owned or maintained by any of such Persons. All such policies are in full force and effect. Each of GFN (US), the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby.

3.26 Books and Records

. The minute books and other similar records of GFN (US), the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Board of Directors of GFN (US), the Company and its Subsidiaries or any committees thereof and shareholders of GFN (US), the Company and its Subsidiaries and of all written consents executed in lieu of the holding of any such meetings. The books and records of GFN (US), the Company and its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of GFN (US), the Company and its Subsidiaries, and have been maintained in accordance with good business, accounting and bookkeeping practices.

3.27 Solvency

. Each of GFN (US), the Company and its Subsidiaries is, and immediately following the consummation of the transactions contemplated by this Agreement and the Related Agreements, each of GFN (US), the Company and its Subsidiaries will be, Solvent. None of GFN (US), the Company or any of its Subsidiaries will, by virtue of the consummation of the transactions contemplated hereby and by the Related Agreements, incur debts that will be beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Related Agreements with the intent to hinder, delay or defraud either present or future creditors of GFN (US), the Company or its Subsidiaries.

3.28 Investment Company

. None of GFN (US), the Company or any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.29 Deutsche Bank, ANZ and CBA Indebtedness

. The amounts available under the Deutsche Bank Credit Documents will be sufficient for the uses set forth on Schedule 2.3 and the ongoing and projected working capital needs of the Company and its Subsidiaries (in each case, when combined with the other sources set forth on Schedule 2.3). As of the Closing Date, all obligations under each of the ANZ Credit Documents, CBA Credit Documents, and Credit Suisse Documents will have been satisfied in full, and all Liens under such documents will have been terminated and discharged.

3.30 Certain Business Practices

. None of GFN (US), the Company or any of its Subsidiaries, or any director, officer, agent or employee of the Company or any of its Subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (c) made any other unlawful payment, or (d) violated any applicable export control, money laundering or anti−terrorism law or regulation, nor have any of them otherwise taken any action which would cause GFN (US), the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any Applicable Law of similar effect.

3.31 Depository and Other Accounts

. Schedule 3.33 sets forth a true and complete list of all banks and other financial institutions and depositories at which GFN (US), the Company or any of its Subsidiaries maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of GFN (US), the Company or any of its Subsidiaries (including funds in which any of them maintains a contingent or residual interest) is deposited from time to time. Schedule 3.33 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number.

3.32 Listing of Capital Stock

. Except as provided on Schedule 3.32, no Capital Stock or other securities of GFN (US), the Company or any of its Subsidiaries are listed for trading on any securities exchange

3.33 Disclosure

. No representation, warranty or other statement made by or on behalf of GFN, GFN (US), the Company, its Subsidiaries or its or their respective representatives and agents to the Purchaser, whether written or oral, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement, any Related Agreement, any Exhibit, Schedule or in any other document or instrument delivered at any time prior to or at the Closing, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. No member of the Company Group has withheld from the Purchaser any document, information or other fact that may be material to the decision of a reasonable person in the position of the Purchaser to enter into and consummate the transactions contemplated by this Agreement or any Related Agreement to which it is expressed to be a party. All copies of documents given by the Company, any member of the Company Group, or on its or their behalf to the Purchaser or any of the Purchaser’s lawyers, consultants or agents are true and complete copies, as at the date provided.

3.34 Indenture

. Each of GFN (US), the Company and its Subsidiaries is and will remain an “Unrestricted Subsidiary” (as defined in the Indenture). The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not violate or require any consent or approval of any third party under the Indenture.

4.
REPRESENTATIONS AND WARRANTIES OF GFN.

GFN hereby represents and warrants to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing:

4.1 Organization and Good Standing

. GFN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GFN has all corporate power and authority, and all Licenses and Permits, necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted. GFN has the requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby and by the Related Agreements.

4.2 Authorization; Binding Obligations

. The execution, delivery and performance by GFN of this Agreement and each of the Related Agreements, and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of GFN. This Agreement has been duly executed and delivered by GFN, and, at the Closing, each of the Related Agreements will be duly executed and delivered by GFN that it is a party thereto. This Agreement is, and each Related Agreement will at the time of the Closing be, a legal, valid and binding obligation of GFN, enforceable against GFN in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

4.3 No Violation; Existing Defaults; Senior Indebtedness

.

(a) The execution, delivery and performance by GFN of this Agreement and each of the Related Agreements by GFN, the issuance, sale and delivery of any Common Stock under the Convertible Note, and the consummation of the other transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of GFN; (ii) any Applicable Laws; or (iii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which GFN is a party or by which any of its properties or assets are bound.

(b) Except as set forth in Schedule 4.3(b), GFN is not in default, breach or violation of (i) its charter or bylaws, (ii) any term of any material lease, credit agreement, note, instrument or other agreement to which it is a party or by which any of its properties or assets are bound or (iii) any Applicable Laws such that the default, breach or violation would result in a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 4.3(b), no "default" or "event of default" or other breach has occurred and is continuing under any agreement, instrument or other document to which GFN is a party which evidences or governs any Indebtedness of GFN.

(c) There are no and will not be any contractual or other restrictions or limitations which prohibit the issuance, sale and delivery by GFN of Common Stock upon conversion, if any, of the Convertible Note.

4.4 Validity and Issuance of Common Stock

. GFN shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance or delivery upon conversion of the Convertible Note, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. The Common Stock shall, when issued or delivered in accordance with the Convertible Note, be duly and validly issued and fully paid and non-assessable and free and clear of any Liens or adverse claims and shall not be subject to preemptive or other rights in favor of any Person.

4.5 Subsidiaries

.

(a) Schedule 4.5 sets forth a true, correct and complete list of all direct and indirect Subsidiaries of GFN (other than Subsidiaries of GFN (US)), setting forth, as to each such Subsidiary, its name, the jurisdiction of its formation, the address of its principal executive offices, the number of outstanding shares of its Capital Stock and the number of such outstanding shares owned, directly or indirectly, by GFN. Each such Subsidiary is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation and has all power and authority, and all Licenses and Permits, necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) All of the outstanding Capital Stock of each such Subsidiary of GFN has been duly authorized and is validly issued, fully paid and non-assessable, and is owned by GFN or its Subsidiaries as specified in Schedule 4.5, in each case free and clear of any Liens and of any other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) except for Liens set forth on Schedule 4.5.

4.6 Governmental and Other Third-Party Consents

. Except for the entry of an order or orders by the SEC declaring effective a registration statement or statements relating to the Common Stock issuable upon any conversion of the Convertible Note, neither GFN nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Agreement or any Related Agreement, the issuance of Common Stock upon any conversion of the Convertible Note, the issuance, sale and delivery of the Securities or the grant of the Liens in favor of the Purchaser, or for the purpose of maintaining in full force and effect any Licenses and Permits, from (a) any Governmental Authority or (b) any other Person, except for Consents that shall have been obtained as of the Closing.

4.7 Certain Changes

.

(a) Except as set forth in Schedule 4.7(a), since June 30, 2016, there has not been any Material Adverse Change with respect to GFN.

(b) Neither GFN nor any of its Subsidiaries (i) is contemplating the filing of a petition under the Bankruptcy Laws, or the liquidation of all or any major portion of its or their assets or properties, or (ii) is aware of any Person contemplating the filing of any petition against GFN or any of its Subsidiaries under the Bankruptcy Laws.

(c) GFN is not aware of any fact or circumstance that would cause GFN's independent public accountants to render a qualified opinion with respect to the consolidated financial statements of GFN and its Subsidiaries for the fiscal year ending June 30, 2016.

4.8 No Undisclosed Liabilities

. Neither GFN nor any of its Subsidiaries (other than GFN (US) and its Subsidiaries) has any liabilities or obligations, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), required to be disclosed on the face of a consolidated balance sheet prepared in accordance with GAAP; except for (i) liabilities and obligations reflected in the Financial Statements most recently filed with the SEC prior to the date of this Agreement; (ii) obligations and liabilities under this Agreement and the Related Agreements; and (iii) liabilities or obligations that have arisen in the ordinary course of business since March 31, 2017.

4.9 Litigation

. There are no (a) actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened before any Governmental Authority against GFN or any of its Subsidiaries or (b) orders, decrees, judgments, injunctions or rulings of any Governmental Authority against GFN or any of its Subsidiaries.

4.10 Brokers; Certain Expenses

. Neither GFN nor any of its Subsidiaries has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby. Neither GFN nor any of its Subsidiaries is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any proposed recapitalization, issuance of debt or equity securities or other transactions involving GFN or any of its Subsidiaries (other than the Company and its Subsidiaries) or the provision of any other investment banking or financial advisory services to GFN or any of its Subsidiaries (other than the Company and its Subsidiaries).

4.11 GFN SEC Documents

. As of their respective dates, the GFN SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the GFN SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of GFN included in the GFN SEC Documents (collectively, the "Financial Statements") complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and the rules and regulations of the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of GFN and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). GFN has timely filed with, and furnished or otherwise transmitted to, the SEC all GFN SEC Reports. Each GFN SEC Report, at the time it was filed, complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such GFN SEC Reports.

4.12 Disclosure

. No representation, warranty or other statement made by or on behalf of GFN, its Subsidiaries or its or their respective representatives and agents to the Purchaser, whether written or oral, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any Related Agreement or in any Exhibit or Schedule or in any other document or instrument delivered at any time prior to the Closing, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading.

5.
REPRESENTATIONS AND WARRANTIES OF GFN (US)

GFN (US) and GFN jointly and severally hereby represent and warrant to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing:

5.1 Organization and Good Standing

. GFN (US) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. GFN (US) has all corporate power and authority, and all Licenses and Permits, necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted. GFN (US) has the requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby and by the Related Agreements.

5.2 Authorization; Binding Obligations

. The execution, delivery and performance by GFN (US) of this Agreement and each of the Related Agreements by GFN (US) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of GFN (US). This Agreement has been duly executed and delivered by GFN (US), and, at the Closing, each of the Related Agreements will be duly executed and delivered by GFN (US). This Agreement is, and each Related Agreement will at the time of the Closing be, a legal, valid and binding obligation of GFN (US), enforceable against GFN (US) in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

5.3 No Violation; Existing Defaults

.

(a) The execution, delivery and performance by GFN (US) of this Agreement and each of the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws (and similar organization documents) of GFN (US), as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which GFN (US) is a party or by which any of its properties or assets are bound.

(b) Except as set forth in Schedule 5.3(b), GFN (US) is not in default, breach or violation of (i) its charter or bylaws (and similar organization documents), as in effect on the date hereof, (ii) any material term of any material lease, credit agreement, note, instrument or other agreement to which it is a party or by which any of its properties or assets are bound or (iii) any Applicable Laws. Without limiting the generality of the foregoing, except as set forth in Schedule 5.3(b), no "default" or "event of default" or other breach has occurred and is continuing under any agreement, instrument or other document to which GFN (US) is a party which evidences or governs any Indebtedness of GFN (US).

6.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants to the Company Group that the following statements are true and complete as of the date hereof:

6.1 Organization and Good Standing

. The Purchaser is a limited partnership formed and validly existing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

6.2 Authorization

. The execution, delivery and performance of this Agreement and of each of the Related Agreements to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser.

6.3 Due Execution and Delivery; Binding Obligations

. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each Related Agreement to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

6.4 No Violation

. The execution, delivery and performance by the Purchaser of this Agreement and each Related Agreement to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) any law, statute, rule or regulation applicable to the Purchaser, (b) the limited partnership agreement of the Purchaser in effect on the date hereof, (c) any order, ruling, judgment or decree of any Governmental Authority binding the Purchaser or (d) any term of any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

6.5 Investment Intent

. The Purchaser is acquiring the Notes for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that issuance and sale of the Notes have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

6.6 Accredited Investor Status

. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Notes, has the capacity to protect its own interests, and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review the books and records of the Company Group and to ask questions of representatives of the Company Group concerning the terms and conditions of the transactions contemplated by this Agreement.

6.7 Purchaser Consents

. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person to be obtained or made by Purchaser, other than Consents that have already been obtained or made by Purchaser.

6.8 Brokers

. Neither the Purchaser nor any of its Affiliates have paid or are obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby.

7.
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.

The obligation of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this Section 7; provided, however, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

7.1 Representations and Warranties; No Default

. Each of the representations and warranties made by the Company, GFN, GFN (US) and the other members of the Company Group contained in this Agreement shall be true and correct as of the date made, and shall be true and correct in all material respects (except such representations and warranties that are “materiality” or “Material Adverse Effect” qualified, in which case such representations and warranties must be true and correct in all respects) as of the Closing Date, with the same effect as if made on and as of the Closing Date. Each of the covenants, agreements and obligations of the Company, GFN, GFN (US) and the other members of the Company Group under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the Closing Date; no Default or Event of Default shall exist or have occurred; and no Default or Event of Default shall exist or result from the issuance and sale of the Securities or the other transactions contemplated by this Agreement. Each of the Company, GFN, GFN (US) and other members of the Company Group shall have delivered to the Purchaser an officers' certificate, signed by the President and the Chief Financial Officer of each such entity, dated as of the Closing Date, to such effect and to the effect that each of the other conditions set forth in this Section 7.1 have been satisfied and fulfilled.

7.2 Closing and Other Fees

. The Company shall have paid to the Purchaser (a) a non- refundable, non-accountable closing fee of US$800,000 (“Closing Fee”), plus (b) all costs and expenses required to be reimbursed by the Company under Section 15.10 hereof, which such amounts shall be withheld by the Purchaser from the Purchase Price and which withholding shall constitute payment in full of the Company's obligation with respect to such closing fee.

7.3 Purchase Permitted By Applicable Laws

. The consummation of the transactions contemplated by this Agreement and any Related Agreement shall not be prohibited by or violate any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws and similar laws of Australia.

7.4 No Material Adverse Changes

. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to any member of the Company Group. Since the date of this Agreement, there shall not have occurred any material adverse change, as reasonably determined by the Purchaser, in the financial or capital markets generally, or in the markets for subordinate debt or warrants or other equity securities in each case that has caused or could reasonably be expected to adversely impact the Purchaser's investment in the Notes.

7.5 No Injunction or Order

. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the Related Agreements, and there shall not be any action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against GFN of any of its Subsidiaries that (a) draws into question the validity, legality or enforceability of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, in the imposition of a penalty if the Securities were delivered as contemplated hereunder or in any Material Adverse Change for any member of the Company Group.

7.6 Opinion of Counsel

. The Purchaser shall have received opinion letters from Gilbert + Tobin and Morrison & Foerster LLP, counsel to the Issuers, dated the Closing Date and addressed to the Purchaser, in customary form and substance reasonably satisfactory to the Purchaser and its legal counsel.

7.7 Delivery of Certain Closing Documents

. The Company Group shall have delivered or caused to be delivered to the Purchaser the following closing documents:

(a) The Notes, duly executed by the Issuers;

(b) The Convertible Note, executed by GFN;

(c) The Registration Rights Agreement, duly executed by GFN;

(d) The Board Observer Agreement duly executed by GFN;

(e) The Guaranty(ies), duly executed by the Guarantor(s);

(f) The Pledge Agreement(s) (with the original stock certificates pledged thereby with undated stock transfer forms executed in blank), duly executed by the Pledgors;

(g) The CHESS Agreement(s), duly executed by each party thereto other than the Purchaser;

(h) The Additional Australian Agreement(s) (with the original stock certificates and share transfer forms pledged thereby), duly executed by the Additional Pledgors;

(i) Unanimous Board and Shareholder approval of the Additional Guarantors and Additional Pledgors approving the execution and entry into by the Additional Pledgors and Additional Guarantors of the Additional Australian Agreement(s) and the CHESS Agreements, in such form as approved by Purchaser in its discretion;

(j) [not used]; and

(k) [not used].

7.8 Additional Documents

. The Company shall have delivered to the Purchaser at or prior to the Closing the following collateral documents, each dated as of the Closing Date:

(a) Evidence in a form that is reasonably satisfactory to the Purchaser of security interests in the Collateral;

(b) [not used];

(c) [not used]; and

(d) Such other documents relating to the Collateral as the Purchaser may reasonably request in order to create, charge, file, amend, maintain or perfect (as applicable) the Liens in favor of the Purchaser pursuant to the Pledge Agreement, the Additional Australian Agreements, and the other Collateral Documents.

7.9 Delivery of Corporate Documents of the Company

. The Company shall have delivered to the Purchaser at or prior to the Closing the following corporate documents with respect to the Company:

(a) Certified copies of its constitution as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

(b) [not used];

(c) Resolutions of its Board of Directors approving and authorizing the execution and delivery of this Agreement, the Notes and the other Related Agreements to which it is a party and the consummation of the transactions contemplated thereby, certified by its Secretary as being in full force and effect as of the Closing Date;

(d) [not used]; and

(e) [not used].

7.10 Delivery of Subsidiary Corporate Documents

. The Company shall have delivered to the Purchaser at or prior to the Closing the following corporate documents with respect to each Subsidiary of the Company:

(a) Certified copies of its constitution as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date (the “Subsidiary Charters”);

(b) [not used];

(c) Resolutions of its Board of Directors approving and authorizing the execution and delivery of the Related Agreements to which it is a party and the consummation of the transactions contemplated thereby; and

(d) [not used].

7.11 Delivery of GFN and GFN (US) Corporate Documents

. Each of GFN and GFN (US) shall have delivered to the Purchaser at or prior to the Closing the following corporate documents with respect to such entity:

(a) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

(b) A good standing (or similar) certificate and, if available, a good standing (or similar) tax certificate, issued by the applicable Governmental Authority, in each case dated as of a recent practicable date prior to the Closing Date;

(c) Foreign good standing (or similar) certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Closing Date;

(d) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

(e) Resolutions of its Board of Directors approving and authorizing the execution and delivery of the Related Agreements to which it is a party and the consummation of the transactions contemplated thereby;

(f) [not used]; and

(g) Incumbency certificates of its officers who are authorized to execute, deliver and perform this Agreement, the Related Agreements and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith.

7.12 Repayment of Existing Indebtedness and Termination of Liens

. Except for non-material Indebtedness (that does not include Indebtedness for borrowed money) of Royal Wolf Holdings and its Subsidiaries incurred in the ordinary course of business prior to or simultaneously with the Closing, GFN (US), the Company and each of its Subsidiaries shall have paid in full all Indebtedness other than either (i) the Existing Bank Indebtedness, or (ii) the Deutsche Bank Indebtedness, and shall have terminated and released in full any and all Liens other than either (i) the Existing Liens (provided that none of such Existing Liens extend to any assets of GFN (US), Holdings, or Finance), or (ii) the Deutsche Bank Liens, and the Company shall have delivered to the Purchaser written evidence of the same that is satisfactory to Purchaser.

7.13 Insurance

. The Company shall deliver to the Purchaser evidence of compliance with the requirements of Section 9.6 with respect to the Purchaser.

7.14 Third Party Consents

. GFN and each of its Subsidiaries shall have obtained all Consents required to be obtained in connection with the transactions contemplated by this Agreement and delivered evidence thereof to the Purchaser, such evidence to be in such form as approved by Purchaser in its reasonable discretion.

7.15 Use of Proceeds

. Upon the Closing, the debt and equity interests of the Purchaser and its Affiliates in the GFN (US) Entities will be as set forth on Schedule 2.3, and the Company and its Subsidiaries will have access to the funds set forth on such Schedule.

7.16 No Cease Trade Orders

. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the GFN Common Stock or any other securities of GFN shall have been issued or made by any Governmental Authority or securities exchange and shall be continuing in effect and no proceedings for that purpose shall have been instituted or shall be pending, contemplated or threatened by any such authority or under any Applicable Laws.

7.17 Documents in Satisfactory Form

. All proceedings taken prior to or at the Closing in connection with the issuance and sale of the Securities, the grant of Liens in favor of the Purchaser and the consummation of the other transactions contemplated hereby and in the Related Agreements, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance reasonably satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/ or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Company shall have made such arrangements as may be requested by the Purchaser for the direct payment to the Purchaser's third party service providers of the costs and expenses incurred by the Purchaser, as provided in Section 15.10.

7.18 Off-Market Takeover Bid

. The Company must not amend or vary, waive any condition of, or allow any amendment or variation to, the off-market takeover bid as provided in the Bidder’s Statement attached hereto as Exhibit I (the “Bidder’s Statement”) and must not amend or vary, waive any condition of, or allow any amendment or variation to the Bid Implementation Agreement also attached hereto in Exhibit J without the Purchaser’s prior written consent (which may be withheld in its sole discretion) or issue a supplementary bidder's statement to the Bidder's Statement without the Purchaser’s prior written consent, provided that nothing in this Agreement shall restrict the Company from issuing a supplementary bidder’s statement if the Company is required to do so to comply with applicable law. The condition in Section 9.8(a) of the Bidder’s Statement must have been fulfilled or waived, and the conditions in Sections 9.8(b) to (j) of the Bidder’s Statement must not have been triggered during the takeover bid offer period or, if a condition in Section 9.8(b) to (j) has been triggered, it must have been waived with the Purchaser’s consent as contemplated in this Section 7.18. The Company shall have delivered evidence of the foregoing to Purchaser including (if applicable) by providing a copy of the notice served on Royal Wolf Holdings in accordance with Section 650F of the Corporations Act, declaring that the Company has freed the offers from all relevant defeating conditions.

7.19 Transfer of Capital Stock/Delivery of Shares and Stock Transfer Forms

. On or prior to the Closing Date, GFN (US) must have transferred any and all of the Capital Stock it holds in Royal Wolf Holdings to Holdings free and clear of all Liens and have delivered written confirmation to the Purchaser of same, including such information or evidence as the Purchaser may reasonably require in relation to same.  (b) On or prior to the Closing Date, GFN (US) must have delivered to Purchaser stock certificates evidencing all of the issued and outstanding shares (together with undated stock transfer forms executed in blank) of Holdings.  (c) On or prior to the Closing Date, GFN (US) must have delivered to Purchaser stock certificates evidencing all of the issued and outstanding shares (together with undated stock transfer forms executed in blank) of Finance.  (d) On or prior to the Closing Date, GFN (US) and/or Holdings must have entered into one or more CHESS sponsorship agreement(s) substantially in the form attached hereto as Exhibit K or in a form approved by Purchaser (the “CHESS Agreement”) relating to 51% of the issued and outstanding shares (together with undated stock transfer forms executed in blank) of Royal Wolf Holdings. (e) At the earliest possible time permitted under the terms of the takeover bid set out in the Bidder’s Statement, Holdings must have entered into one or more CHESS Agreements relating, in aggregate with those shares referenced in (d) above, to at least 90% of the issued and outstanding shares (together with undated stock transfer forms executed in blank) of Royal Wolf Holdings. At or prior to Closing, Bison shall (x) be entitled to have registered its perfected, first priority security interest in the shares referenced in subclauses (d) and (e), above with the Personal Property Securities Registrar of Australia, and such perfected, first priority security interest shall be in full force and effect at the Closing, and (y) have executed and delivered to it such other documents (if any) as may be necessary to confirm and evidence its perfected, first priority security interest in all such shares.

8.
CONDITIONS TO THE OBLIGATIONS OF THE COMPANY GROUP.

The obligation of the Company Group to consummate the transactions contemplated hereby is subject to the satisfaction, prior to the Closing, of the conditions set forth in this Section 8; provided, however, that any or all of such conditions may be waived, in whole or in part, by GFN in its sole and absolute discretion:

8.1 Representations and Warranties

. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

8.2 Purchase Permitted By Applicable Laws

. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate in any material respect any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply in all material respects with all applicable requirements of federal and state securities laws.

8.3 No Material Judgment or Order

. There shall not be any judgment, ruling or order of any Governmental Authority which, in the reasonable judgment of GFN, would prohibit the issuance or delivery of the Securities, or subject GFN or its Subsidiaries to any material penalty if the Securities were to be delivered hereunder.

8.4 Payment for the Securities

. The Purchaser shall have delivered to the Company the Purchase Price required to be paid by Section 2.1.

9.
AFFIRMATIVE COVENANTS.

The covenants set forth in this Section 9 shall survive until all Indebtedness (including, without limitation, all principal of, premium, if any, and interest) and other amounts owing under the Notes has been paid in full. The Company Group shall comply, or cause the applicable party to comply, with all such, covenants beginning as of the date first written above unless, as expressly provided in this Section 9 below, such compliance is to start at a later date.

9.1 Payments with Respect to the Notes

. The Issuers shall pay all principal of, premium, if any, interest and other amounts due pursuant to the terms of the Notes on the dates and in the manner provided for therein including, without limitation, all mandatory prepayments of principal of and interest on the Notes as specifically required under the terms of the Notes.

9.2 Information Covenants

. The Company shall furnish to the Purchaser:

(a) As soon as available, but no later than 120 days after the end of each fiscal year of GFN, (i) the audited consolidated balance sheets of GFN and its Subsidiaries at the end of such year, and (ii) the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in comparative form with respect to such financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by GFN and reasonably satisfactory to the Purchaser (it being understood that the current accountants of the Company are satisfactory to the Purchaser), which opinion shall be unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied, or IFRS, as applicable, on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved by the Purchaser in advance of the delivery of such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, however, that such accountants' certification may be limited to the consolidated financial statements; provided further, however, that the Company shall not be required to furnish to the Purchaser the information set forth in this clause (a) if GFN is required to file with the SEC, by the time such information is required to be furnished to the Purchaser under this clause (a), the information, documents and other reports required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

(b) As soon as available, but no later than 55 days after the end of each of the first three (3) quarterly accounting periods in each fiscal year of GFN, (i) the unaudited consolidated balance sheet of GFN and its Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated statements of income and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the Chief Financial Officer of GFN; provided, however, that the Company shall not be required to furnish to the Purchaser the information set forth in this clause (b) if the Company is required to file with the SEC, by the time such information is required to be furnished to the Purchaser under this clause (b), the information, documents and other reports required to be filed with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(c) [intentionally omitted];

(d) As soon as available, but no later than 120 days after the end of each fiscal year of the Company, (i) the audited consolidated balance sheets of the Company and its Subsidiaries at the end of such year, and (ii) the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in comparative form with respect to such financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by GFN and reasonably satisfactory to the Purchaser, which opinion shall be unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied, or IFRS, as applicable, on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved by the Purchaser in advance of the delivery of such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, however, that such accountants' certification may be limited to the consolidated financial statements;

(e) As soon as available, but no later than 55 days after the end of each of the first 3 quarterly accounting periods in each fiscal year of the Company, (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated statements of income and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the Chief Financial Officer of the Company;

(f) as soon as available, but in any event within 30 days after the end of each of the first 11 months of each fiscal year of the Company (commencing with the fiscal month following the Closing), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such month and for the portion of the Company’s fiscal year than ended setting forth in each case in comparative form for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Company;

(g) Promptly (but not later than 5 Business Days) after their becoming available, copies of any material notices and other material communications from the SEC or from any other Governmental Authority which specifically relate to GFN or any of its Subsidiaries;

(h) Promptly (but not later than 5 Business Days) following receipt thereof, copies of all audit reports and management letters, if any, submitted to (i) on and from the date hereof, the Company or Finance and (ii) on and after the Closing Date, to the Company or any of its Subsidiaries, in each case by independent public accountants in connection with each interim or special audit of the books of any such Person made by such accountants and copies of all financial statements, reports, notices and proxy statements, if any, sent by any such Person to its stockholders generally;

(i) As soon as practicable (but not later than 5 Business Days) following, notice of: (i) the institution or commencement of any action, suit, proceeding or investigation by or against or affecting the Company or any of its Subsidiaries or any of its or their respective assets involving the SEC or a securities exchange; (ii) any litigation or proceeding instituted by or against the Company or any of its Subsidiaries, or any judgment, award, decree, order or determination relating to any litigation or proceeding involving the Company or any of its Subsidiaries that could have a Material Adverse Effect on the Company and its Subsidiaries, individually or taken as a whole; and (iii) the imposition or creation of any Lien against any asset of the Company or any of its Subsidiaries other than renewals or extensions of Deutsche Bank Liens and other than Permitted Liens; provided, that at the time the information is so furnished, it shall not contain any untrue statement of a material fact and shall not omit to state a material fact known to the Company or any Subsidiary thereof necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished;

(j) As soon as practicable (but not later than 5 Business Days) following receipt or issuance by Royal Wolf Holdings or any of its Subsidiaries, true and complete copies of (i) all covenant compliance certificates, budgets, financials, projections, requests for waivers, notices of default, requests for amendments or other material documents relating to any agreements, instruments or other documents evidencing or governing any Indebtedness, and (ii) any agreements, instruments and other material documents relating to any Indebtedness entered into by GFN (US) or any of its Subsidiaries;

(k) Not later than the 45th day after the end of each fiscal quarter of each fiscal year of the Company, a certificate of the Chief Financial Officer of the Company, in substantially the form of Exhibit L (a "Compliance Certificate"), setting forth, among other things, the calculations required to establish compliance with the financial covenants set forth in Section 10.15 and the absence of Liens except as permitted under Section 10.2, in each case, with respect to such quarterly period; provided, that at the time the information is so furnished, it shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished;

(l) Concurrently with its delivery to the members of the Board of GFN, true and complete copies of all Company reports, budgets, materials and other information furnished to such Board members including but not limited to in contemplation of, or in response to subsequent information requests made at, a Board meeting with respect to GFN or the Company or its Subsidiaries including, but not limited to, in contemplation of, or in response to subsequent information requests made at, a Board meeting (subject to the limitation in the last sentence of Section 9.5), including, without limitation, copies of the information package delivered to such Board members in connection with, or in response to subsequent information requests made at, each Board meeting, which package shall consist of (i) financial statements; (ii) financial ratio analysis and departmental cost accounting information; (iii) an executive summary with respect to performance; and (iv) such additional information as may be included therein; provided, however, that if the information package for any quarter or the annual operating budget for any fiscal year is not delivered to the Board members with respect to any particular quarter or fiscal year, as the case may be, the Company shall nonetheless deliver the same to the Purchaser within 30 days after the end of such quarter or not later than 30 days prior to the commencement of such fiscal year, as the case may be; and, provided, further, that if a Default or Event of Default has occurred and is then existing, then the Company shall provide information packages as described in this paragraph not later than the 25th day after the end of each month; and provided, further, the Company shall not be required to deliver any reports, budgets, materials and other information to Purchaser, or portions thereof, if the delivery of such information would, in the opinion of legal counsel of GFN or any its Subsidiaries, cause GFN or any of its Subsidiaries to lose attorney-client privilege with respect to such reports, budgets, materials and other information furnished to such Board members not later than the 25th day after the end of each month.

(m) Promptly after its request, true and complete copies of such other information concerning the business, affairs and condition of GFN, GFN (US), the Company and its Subsidiaries as the Purchaser may from time to time reasonably request;

(n) As soon as practicable (but within 10 Business Days of the establishment thereof), written notice of the establishment of any new deposit account, spread account, yield supplement reserve account, operating account, trust account, trust receivable account or other account of any kind or nature into which material funds of GFN (US) or any of its Subsidiaries (including funds in which the Company maintain a contingent or residual interest) will be deposited from time to time;

(o) As soon as practicable (but not later than 5 Business Days) after any member of the Company Group has knowledge of a breach of any representation, warranty or covenant of any member of the Company Group set forth in this Agreement or any Related Agreement, written notice of such breach;

(p) As soon as practicable (but not later than 2 Business Days) after receipt or delivery by any Deutsche Bank Loan Party of any written communication to or from a Deutsche Bank Lender that is required under or given pursuant to the Deutsche Bank Credit Documents, a copy of such written communication; and

(q) As soon as practicable (but not later than 2 Business Days) after any member of the Company Group has knowledge of a review event, breach of any representation, warranty or covenant, default or event of default under the Deutsche Bank Credit Documents, together with all correspondence relating thereto.

9.3 Performance of Related Agreements

. GFN (US) and its Subsidiaries (to the extent that they are parties thereto) shall perform, comply in all material respects with and observe in all material respects all of its obligations under the Related Agreements, the ANZ Credit Documents, the CBA Credit Documents, and the Credit Suisse Credit Documents.

9.4 Legal Existence; Compliance with Laws

. Each GFN (US) Entity shall (a) maintain its legal existence; (b) maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; (c) take all actions necessary to maintain and keep in full force and effect all of its Licenses and Permits necessary for the conduct of its business as from time to time conducted; (d) comply in all material respects with all Applicable Laws (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, or any Applicable Law of similar effect) in respect of the conduct of its business and the ownership of its properties in the jurisdictions in which it conducts its business, and (e) perform and observe all the terms and provisions of each material Contract to be performed or observed by it, and maintain each such material Contract in full force and effect, enforce each such material Contract in accordance with its terms; provided, however, that nothing in this Section 9.4 shall be interpreted to restrict or in any manner affect, so long as each GFN (US) Entity confirms, reestablishes or ratifies (as may be necessary) all security interests of Purchaser in the Collateral and all guarantees for the benefit of Purchaser contemplated in this Agreement and the Related Agreements: (i) any GFN (US) Entity’s right to merge or consolidate with another GFN (US) Entity or liquidate and dissolve if all of its assets (net of liabilities, if such liabilities are not assumed) are distributed transferred to another GFN (US) Entity; (ii) the Company's or any of its Subsidiaries' ability to elect to discontinue any line of business or to discontinue doing business in any jurisdiction, if the Board of the Company or of such Subsidiary, as the case may be, deems such discontinuance to be in its best interests. Promptly after Closing (and in no event later than 5 Business Days after the Closing) the Company shall cause each of its Subsidiaries to amend each of the Subsidiary Charters (substantially in the form attached hereto as Exhibit M and as approved by the Purchaser in good faith) to provide for preferred stock with dividend payments sufficient to permit the Issuers to service the Notes, and such preferred stock shall within such time frame be issued to the Company, Finance, and each Subsidiary as applicable.

9.5 Books, Records and Inspections

. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and complete entries in conformity with IFRS or GAAP and all requirements of Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Company shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company or such Subsidiaries, to examine the books of account of the Company or such Subsidiaries and to discuss the affairs, finances and accounts of the Company or such Subsidiaries with, and be advised as to the same by, its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Purchaser may then request. The Purchaser shall have the right to attend and receive materials provided as part of Board meetings of the Company and any of its Subsidiaries in which the results, prospects and strategy of the Company or any of its Subsidiaries are discussed. Unless there is an Event of Default (as defined below) the Purchaser may elect to have the Company reimburse one representative of the Purchaser for the reasonable costs (coach airfare) of attending one Board meeting that is being held in Australia in any 12 month period. Notwithstanding the foregoing, the Purchaser shall not be entitled to be present at any discussions, or receive Board package or other materials that involve matters between GFN or any of its Subsidiaries and the Purchaser (or its Affiliates) or to participate in discussions involving third party claims (or potential third party claims) against GFN or any of its Subsidiaries at which legal counsel for GFN or any of its Subsidiaries is present and the attendance by the Purchaser would, in the opinion of legal counsel, cause GFN or any of its Subsidiaries to lose attorney-client privilege with respect to such discussions.

9.6 Insurance

. GFN (US) and the Company shall maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions for GFN (US), the Company and its Subsidiaries normally maintained by companies engaged in the same or similar business as GFN (US) and its Subsidiaries. Such insurance shall include, without limitation, comprehensive general liability, fire and extended coverage, product liability and recall, property damage, workers' compensation, flood insurance (if customarily maintained in locations in which the Company or any of its Subsidiaries is located), earthquake loss insurance (if customarily maintained in locations in which the Company or any of its Subsidiaries is located), environmental liability insurance, business interruption insurance (either for loss of revenues or for additional expenses) and directors and officers liability insurance. All insurance covering liability shall name the Purchaser as additional insureds, and all insurance proceeds covering property subject to a Lien in favor of the Purchaser shall, with respect to any casualty or loss, be used to repair or replace such property, or, if not so applied, shall be paid to the Purchaser. Each of the insurance policies required to be maintained under this Section 9.6 shall provide for at least 30 days' prior written notice to the Purchaser of the cancellation or substantial modification thereof.

9.7 Taxes

. GFN (US) shall, and shall cause each of its Subsidiaries to, pay and discharge when due all Taxes, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of the Company) have been established with respect thereto.

9.8 Communication with Accountants

. So long as no Default or Event of Default has occurred and is continuing, the Purchaser shall not communicate directly with the Company's independent certified public accountants about GFN or any of its Subsidiaries without the prior written consent of GFN, which consent shall not be unreasonably withheld. If any Default or Event of Default has occurred and is continuing, GFN hereby authorizes its independent certified public accountants to (a) furnish to the Purchaser any and all financial statements and other supporting financial documents, work papers and schedules as the Purchaser may request and (b) discuss with the Purchaser, as often as the Purchaser may reasonably request, the accounts, financial condition, business and affairs of the Company and its Subsidiaries, in each case, without the consent of any member of the Company Group.

9.9 ERISA

. In the event that any GFN (US) Entity becomes subject to ERISA, such GFN (US) Entity shall promptly provide written notice thereof to the Purchaser, and, to the extent that a GFN (US) Entity is subject to ERISA, such GFN (US) Entity shall comply with all applicable provisions thereof.

9.10 Exchange Act Compliance

. GFN shall timely file with the SEC and Nasdaq (or other applicable securities exchange) all documents required to be filed under the Exchange Act. Each document to be filed will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules of such securities exchange, as applicable. The financial statements of GFN included in each document to be filed by GFN with the SEC will comply in all material respects as to form, as of the date of its filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) and will fairly present in all material respects the consolidated financial position of GFN and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

9.11 Additional Guarantors and Pledgors

. The Company Group shall take all such action, and will cause each of its Subsidiaries to take all such action, from time to time as shall be necessary to ensure that all Subsidiaries of GFN (US) (other than Royal Wolf Holdings and its Subsidiaries) are Guarantors under the Guaranty and, as applicable, Pledgors under the Pledge Agreements. Without limiting the generality of the foregoing, if, subject to Section 10.5 and to the extent permitted by Applicable Law, GFN (US) or any of its Subsidiaries forms or acquires any new Subsidiary after the date hereof (and such Subsidiary is not a Subsidiary of Royal Wolf Holdings), the Company Group shall provide written notice of such formation or acquisition to the Purchaser, and GFN (US) or such Subsidiary will cause such new Subsidiary to execute and deliver: (a) a joinder to the Guaranty and/or the Pledge Agreement, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary would become a Guarantor and a Pledgor, (b) (if such Subsidiary has any Subsidiaries) stock pledge agreements, together with (i) certificates representing all of the Capital Stock of any Person owned by such Subsidiary, (ii) undated stock transfer forms executed in blank and (iii) such opinions of counsel and such approving certificates of such Subsidiary as the Purchaser may request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (c) such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain (as applicable) the first priority of any Lien in favor of the Purchaser to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Related Agreements to which Guarantors and Pledgors are parties. In addition, GFN (US) or such Subsidiary shall grant to the Purchaser a valid security interest in the Capital Stock of such new Subsidiary to secure the Obligations to the Purchaser. The Purchaser acknowledges and agrees that the Subsidiaries of GFN that are not direct or indirect Subsidiaries of GFN (US) shall not be Guarantors.

9.12 Consents, Waivers and Amendments

. Notwithstanding anything to the contrary herein, in connection with any request by any member of the Company Group for the Purchaser to provide a Consent or approve an amendment with respect to this Agreement or the Related Agreements, such request shall contain information that, at the time the information is so furnished, shall not contain any untrue statement of a material fact, is complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and does not omit to state a material fact known to the Company Group necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

9.13 Intercreditor Agreements

. Prior to incurring any Subordinated Indebtedness, GFN (US) and its Subsidiaries shall first obtain the approval of Purchaser (which may be withheld in its sole discretion) and shall if such approval is received cause the applicable Subordinated Lender to enter into an Intercreditor Agreement with the Purchaser.

9.14 Additional Tax Matters

. Notwithstanding anything to the contrary herein and without limiting Section 11, the parties agree as follows:

(a) the Notes shall be treated consistently by the parties as debt for United States federal income Tax purposes; and

(b) all payments made with respect to the Notes shall be made without any deduction or withholding for or on account of any Tax (including without limitation any Australian interest withholding Tax).

9.15 U.S.A. Patriot Act Information

. To help the government fight the funding of terrorism and money laundering activities, federal law may require the Purchaser to obtain, verify and record certain information. Each member of the Company Group agrees to provide all such information and documentation as to themselves as requested by the Purchaser to ensure compliance with federal law.

9.16 Further Assurances

. From time to time after the date hereof, each member of the Company Group will execute and deliver, and will cause any of their respective Subsidiaries and any other Persons to execute and deliver, such additional instruments, certificates and documents, and will take all such actions, as the Purchaser may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, the Securities or any other Related Agreement or to establish, maintain, perfect or continue (as applicable) the Purchaser's security interests in the Collateral. Without limiting the foregoing, GFN (US) and its Subsidiaries will provide within 10 Business Days following the Closing Date a true and complete statutory declaration (in a form reasonably satisfactory to the Purchaser) setting forth the location of the assets of the Company and its Subsidiaries. Each member of the Company Group will, and will cause each other member of the Company Group to, utilize its best efforts to satisfy the conditions to closing contained in Section 7 of this Agreement.

9.17 Notification of Certain Matters

. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, the Company will give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any fact or event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (ii) the discovery or receipt of information or knowledge concerning any fact or circumstance which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (iii) any failure of any member of the Company Group to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and the Related Agreements, (v) any facts or circumstances that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on any member of the Company Group, (vi) any representation or warranty of any member of the Company Group in this Agreement being untrue or inaccurate as of the date first written above, and (vii) any notice or communication to, or notice or communication from, ANZ, Credit Suisse, or CBA in each case relating to any of the ANZ Credit Documents, Credit Suisse Credit Documents, or CBA Credit Documents (and the full content of such notices or communications shall be included in such notice to Purchaser hereunder). The delivery of any notice pursuant to this Section 9.17 will not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available to Purchaser hereunder. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, the Company will promptly notify Purchaser in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Authority or any other Person (A) challenging or seeking damages in connection with the transactions contemplated by this Agreement or any Related Agreement, or (B) seeking to restrain or prohibit the transactions contemplated by this Agreement or the Related Agreements.

9.18 Board Observer

. Beginning on the Closing and until all Indebtedness (including, without limitation, all principal of, premium, if any, and interest) and other amounts owing under the Notes has been paid in full Purchaser shall (a) be entitled to have an observer, who initially shall be Douglas Trussler, attend and participate in all meetings of the Board of Directors of GFN (or any successor thereto) and committees thereof, and such observer shall have all rights (other than voting rights but including informational rights) that any member of the Board of Directors of GFN has in his or her role as such, and (b) promptly receive any and all materials and other information (such as notices of meetings, reports, board packages, and financial statements and reports) provided to, or that may be provided to, any member of the Board of Directors of GFN. GFN shall promptly take any and all actions necessary to comply with the obligations in this Section 9.18.  Purchaser agrees that during the period that a representative of Purchaser has rights to attend meetings of the GFN Board as an observer, Purchaser shall be subject to and shall comply with the GFN Insider Trading and Disclosure Policy, including, without limitation, all trading windows and black out periods. Notwithstanding the foregoing, the representative of Purchaser acting as a Board observer shall not be entitled to be present at any meeting or discussion, or receive board package or other materials that involve matters between GFN and the Purchaser (or its Affiliates) or to participate in discussions involving third party claims (or potential third party claims) against the GFN or its Subsidiaries at which legal counsel for GFN or any of its Subsidiaries is present and the attendance by the Purchaser would, in the opinion of legal counsel, cause GFN or any of its Subsidiaries to lose the attorney-client privilege with respect to such discussions.

9.19 PPS Act Undertakings

. Without limiting the operation of each Additional Australian Agreement and each CHESS Agreement, each member of the Company Group agrees, as notified by the Purchaser (or any of its nominees) from time to time, to promptly take all actions to implement, maintain and comply in all material respects with, procedures for the perfection of Purchaser’s security interests under the Related Agreements (under the PPS Act or otherwise). These procedures may include procedures designed to ensure that the Purchaser (or any of its nominees) have a continuously perfected security interest in respect of the property of each member of the Company Group including taking all steps necessary: (a) to obtain, the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control); and (b) to reduce as far as possible the risk of a third party acquiring an interest free of the security interest (such as including the serial number in a financing statement for personal property that may or must be described by a serial number). Everything each member of the Company Group is required to do in connection with this Section 9.19 is at the Company’s expense. The Company agrees to pay or reimburse the costs and expenses of the Purchaser in connection with anything the Purchaser (or any of its nominees) is required to do under, or in connection with, this Section 9.19.

9.20 Minimum Return on Convertible Notes

. In the event that Purchaser shall not have realized a minimum return on investment of 1.75x (the “Minimum Return”) through the payment of the principal, interest and all other amounts paid under the Convertible Notes and the value of the Common Stock upon Purchaser’s sale of the Common Stock, GFN or its Subsidiaries shall deliver additional cash so that Purchaser receives the Minimum Return all in accordance with, and subject to the terms and conditions of, the Convertible Note.

9.21 Delivery of Stock Certificates and Stock Transfer Forms

. On the 100% Acquisition State Date, Holdings must deliver to Purchaser stock certificates evidencing 100% of the issued and outstanding shares (together with undated stock transfer forms executed in blank) of Royal Wolf Holdings. If for any reason the 100% Acquisition State has not been met by the date that is 180 days after the Closing Date (such failure, the “100% Acquisition State Failure”), then the interest accruing and owed under the Notes shall increase as provided therein.

9.22 Compulsory Bid and Other Requirements.

. Following the Closing Date and by no later than either (i) 90 days after the Closing Date or (ii) a reasonable period of time after the Closing Date if a holder of relevant Capital Stock in Royal Wolf Holdings applies to a court of competent jurisdiction for an order that the securities not be compulsorily acquired in accordance with Section 661E of the Corporations Act, each member of the Company Group must ensure that the Company acquires all of the remaining Capital Stock in Royal Wolf Holdings in which the Company does not hold a Relevant Interest on the Closing Date, such that the 100% Acquisition State is satisfied. By no later than immediately after the Closing the Company must, to the extent necessary to meet the 100% Acquisition State, lodge a compulsory acquisition notice pursuant to Section 661B of the Corporations Act (and by undertaking all other required actions pursuant to Chapter 6A of the Corporations Act) to effect such compulsory acquisition. On the 100% Acquisition State Date, the Company must provide to the Purchaser written confirmation of same, including such information or evidence as the Purchaser may reasonably require in relation to same. Immediately after the shares of Royal Wolf Holdings are no longer quoted on the Australian Securities Exchange, Holdings must cause Royal Wolf Holdings to issue and deliver to Purchaser a stock certificate evidencing all of the Capital Stock of Royal Wolf Holdings (together with an undated stock transfer form executed in blank) and any other documents reasonably required by the Purchaser to ensure that the Purchaser has control over all of the Capital Stock of Royal Wolf Holdings.

9.23 Changes to Deutsche Bank Commitment Letter. From and after the date hereof through the Closing, without the Purchaser’s prior written consent, there shall be no (a) change, modification, amendment or waiver to (or breach or default under) (i) the Deutsche Bank Commitment Letter and the attachments thereto attached as Exhibit N, and (ii) if such documents are executed and delivered prior to the Closing, the Syndicated Facility Agreement also attached as Exhibit O and the other Deutsche Bank Credit Documents; and (b) material reduction in the aggregate of the amounts proposed to be made available (as measured in Australian dollars) under the Deutsche Bank Credit Documents and from the sources set forth on Schedule 2.3.

10.
NEGATIVE COVENANTS.

The covenants set forth in this Section 10 shall survive until all Indebtedness (including, without limitation, all principal of, premium, if any, and interest) and other amounts owing under the Notes have been paid in full.  The Company Group shall comply, or cause the applicable party to comply, with all such, covenants beginning as of the date first written above unless such compliance is to start at a later date as expressly provided below.

10.1 Limitations on Indebtedness

. Without the prior written consent of the Purchaser, GFN (US) shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or become or remain liable in respect of any Indebtedness, except for:

(a) Obligations to the Purchaser;

(b) Existing Indebtedness, provided, that the amount of Indebtedness permitted of thereunder may not be increased without the prior written approval of Purchaser, which approval may be withheld in Purchaser’s sole discretion, and further provided that all Existing Indebtedness will be retired on the Closing Date;

(c) Indebtedness under the Deutsche Bank Credit Documents, provided, that the amount of Indebtedness permitted thereunder may not be increased without the prior written approval of Purchaser, which approval may be withheld in Purchaser’s sole discretion;

(d) Indebtedness, subject to Section 10.15(b).

10.2 Limitations on Liens

. Without the prior written consent of the Purchaser, GFN (US) and the Company shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, Lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to, any real or personal property (tangible or intangible, now existing or hereafter acquired, whether Capital Stock or otherwise), except for:

(a) Liens in favor of the Purchaser;

(b) Permitted Liens;

(c) Deutsche Bank Liens (provided that such Liens do not, at any time, encumber any Capital Stock of any of GFN (US), Holdings, Finance or Royal Wolf Holdings); and

(d) Any Lien constituting a renewal, extension or replacement of any Deutsche Bank Lien (provided that such Liens do not, at any time, encumber any Capital Stock of any of GFN (US), Holdings, Finance, Royal Wolf Holdings or any Subsidiary of Royal Wolf Holdings); provided, further, that the principal amount of any Indebtedness or other obligation secured by such renewal, extension or replacement Lien does not exceed the outstanding principal amount of the Indebtedness or other obligation renewed, extended or replaced.

10.3 Limitations on Investments in Capital Stock

. Except as provided in Section 10.6, without the prior written consent of the Purchaser, no GFN (US) Entity shall, directly or indirectly, purchase Capital Stock of, or make an equity contribution to, any Person. GFN (US) shall be and remain the sole owner of any and all Capital Stock and Equity Rights of each of Holdings and Finance.

10.4 Limitation on Restricted Payments

. Without the prior written consent of the Purchaser, no GFN (US) Entity shall make any Restricted Payment.

10.5 Subsidiaries; Changes in Business

. Without the prior written consent of the Purchaser, no GFN (US) Entity shall:

(a) create any additional Subsidiaries;

(b) change the nature or scope of the business of the GFN (US) Entities as a whole or commence any new business that is not ancillary or incidental to the Covered Business or any other business conducted by the GFN (US) Entities.

10.6 Acquisitions

. Without the prior consent of the Purchaser and without limiting Sections 10.3 or 10.15, no GFN (US) Entity may acquire any business or company with an Enterprise Value in excess of $20 million. An acquisition of a business or company with an Enterprise Value of $20 million or less shall be permitted only if (a) such acquisition is for 100% of the company (if an acquisition of equity interests), (b) GFN (US) and its Subsidiaries are not in breach of the financial covenants set forth in Section 10.15 and would not become in breach of those covenants as a result of the acquisition (whether an acquisition of a business or a company), (c) any Capital Stock acquired in such acquisition is immediately (i.e. upon the closing of such acquisition) pledged as security for the obligations pursuant to the Pledge Agreement, (d) any entity whose Capital Stock is acquired becomes upon the closing thereof a party to the Guaranty as a Guarantor thereunder, and (e) no Indebtedness is incurred or assumed in connection with or related to any such acquisition. For this purpose, the "Enterprise Value” of a business or company shall mean the purchase price paid by the GFN (US) Entities for the stock or assets of such business or company plus all Indebtedness of such business or company paid by the GFN (US) Entities.

10.7 Limitations on Transactions with Affiliates

. Without the prior written consent of the Purchaser, GFN (US) and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, extend Indebtedness to, or incur any Indebtedness from, purchase any property from, or sell any property to, any Affiliate of the Company at any time.

10.8 Limitations on Sale-Leaseback Arrangements

. Without the prior written consent of the Purchaser, no GFN (US) Entity shall enter into any arrangement with any Person providing for the leasing by any GFN or its Subsidiaries of property which has been or is to be sold or transferred by GFN or its Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of GFN or its Subsidiaries.

10.9 Restrictions on Fundamental Changes

. Without the prior written consent of the Purchaser, GFN (US) and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to:

(a) amend or change its organizational documents to the extent such amendment or change would impair the ability of the Company to satisfy the Obligations to the Purchaser;

(b) sell, issue, subject to any Lien or transfer to any Person any Capital Stock;

(c) sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions to any Person other than the Company and/or its Subsidiaries, all or a significant portion of its assets, other than dispositions of assets in the ordinary course of business;

(d) merge or consolidate with any person that results in a change of control of any GFN (US) Entity or otherwise effect a transaction that results in a change in control of any GFN (US) Entity; or

(e) liquidate, wind up or dissolve; or

(f) (i) institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or consent thereto; (ii) consent to the conversion of an involuntary case to a voluntary case; (iii) file a petition, answer a complaint or otherwise institutes any proceeding seeking, or consent or acquiesce to the appointment of, a Custodian to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; (iv) make a general assignment for the benefit of creditors; (v) generally not pay its debts as they become due; or (vi) permit the Board of Directors of any such Person (or any committee thereof) to adopt any resolution or otherwise authorize action to approve any of the foregoing.

10.10 Agreements Affecting Capital Stock

. Without the prior written consent of the Purchaser, GFN (US) and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of shares of the Capital Stock of GFN (US) or its Subsidiaries, except as contemplated by this Agreement or any Related Agreement.

10.11 No Issuances of Equity Rights

. Without the prior written consent of the Purchaser, neither GFN (US) nor any Subsidiary of GFN (US) shall issue any Equity Rights.

10.12 Payment Restrictions Affecting Certain Subsidiaries

. Except for the Deutsche Bank Credit Documents, without the prior written consent of the Purchaser, GFN (US) shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any agreement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any such Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by GFN (US) or any other such Subsidiary, (b) pay or repay any Indebtedness owed to GFN (US) or any other such Subsidiary, (c) make loans or advances to any GFN (US) Entity, or (d) transfer any of its properties or assets to GFN (US) or any other such Subsidiary.

10.13 No Commitment or Agreement

. Without the prior written consent of the Purchaser no GFN (US) Entity shall take any action (that with the passage of time, provision of notice or both) or enter into, or commit to enter into any arrangement, agreement or understanding that would result in a breach or violation of any of the covenants set forth in this Section 10.

10.14 No New Loans and Advances

. From and after the Closing Date, without the prior written consent of the Purchaser, GFN (US) and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, make any loans or advances to any directors or executive officers of GFN or any of its Subsidiaries, or renew, refinance or restructure any of such loans or advances or the terms thereof; provided, however, that the Company and its Subsidiaries may make advances for reasonable and incidental business expenses (“Expense Advances”) not to exceed $5,000 in any one month to any employee in the ordinary course of business, all of which shall be repaid (except to the extent used for reimbursable expenses) within 60 days after the date such loan or advance is made. The Company shall ensure that all loans and advances (other than Expense Advances) made by the Company, whether made prior to, on or after the date hereof, are evidenced by a promissory note or other written instrument or agreement (copies of which shall be provided to the Purchaser) which provides for the repayment in full in cash of such loans and advances. In addition, if on the last Business Day of a calendar quarter there are any such loans or advances outstanding (other than Expense Advances), commencing with June 2017, the Company shall deliver to the Purchaser a certificate, duly signed by the Chief Financial Officer of the Company, listing all such loans and advances (other than Expense Advances) made to executive officers or directors of the Company or any Subsidiary of the Company, including the dates made, the names of the obligors and the outstanding principal, interest and other amounts due, and certifying that such list is true, accurate and complete as of the date of such certificate.

10.15 Financial Covenants

.

(a) Maximum Capital Expenditures. Without the prior written consent of the Purchaser, the Company and its Subsidiaries shall not incur Capital Expenditures (other than for containers and related property to be leased or sold in the ordinary course of business) during any fiscal year, commencing with the fiscal year ending June 30, 2017, in excess of $12,500,000 (the "Capex Cap") in the aggregate, provided, however, that to the extent that Capital Expenditures actually incurred in a fiscal year are less than $12,500,000 (the amount of such deficiency, a "Capital Expenditure Deficiency"), then up to $10,000,000 per fiscal year of such Capital Expenditure Deficiency (the "Capex Roll Amount") may be incurred in any following fiscal year in addition to up to the CapEx Cap applicable to such fiscal year. For avoidance of doubt, Capital Expenditures do not include acquisitions of businesses or companies, regardless of whether the acquisition of stock or assets, and are net of proceeds from the sale of fleet assets. For example purposes only, if the Company and its Subsidiaries incur $1,500,000 in Capital Expenditures during the fiscal year beginning July 1, 2016, then the maximum Capital Expenditures for the fiscal year beginning July 1, 2017 would be $22,500,000 (which is the $12,500,000 cap for such year, plus $10,000,000 (which is the difference between $12,500,000 and the $1,500,000 which equals $11,000,000, but which is lowered to $10,000,000 as the maximum that may be rolled forward from the prior fiscal year)).

(b) Maximum Indebtedness. Without the prior written consent of the Purchaser, the Company and its Subsidiaries shall not allow Indebtedness to exceed the lesser of AU$150,000,000 or the amount permitted under the Deutsche Bank Credit Documents. Notwithstanding the foregoing or anything in this Agreement to the contrary, each of GFN (US) and Finance may not create, incur, assume, or become or remain liable in respect of any Indebtedness.

(c) Minimum EBITDA. Without the prior written consent of the Purchaser, the Company and its Subsidiaries shall not allow EBITDA (determined on a consolidated basis in accordance with GAAP or IFRS, as applicable), based on the last twelve months results, measured at each calendar quarter, to be less than AU$30,000,000.

(d) Leverage Ratio. Without the prior written consent of the Purchaser, the Company and its Subsidiaries shall not permit their leverage ratios to exceed 7.5x (defined as total Indebtedness of the Company and its Subsidiaries (other than Indebtedness to GFN or any the Company Entity; provided, that with respect to Indebtedness to GFN or any GFN (US) Entity, such Indebtedness shall be subject to an Intercreditor Agreement and interest shall not have been paid during the calculation period unless the Purchaser has consented in writing to the payment of such interest) to last twelve months of EBITDA) (determined on a consolidated basis in accordance with GAAP or IFRS, as applicable), based on the last twelve months' results, measured at each calendar quarter.

(e) EBITDA Adjustment. In the event that the Company or any of its Subsidiaries makes an acquisition of a business or company as permitted hereunder, then in determining compliance with the financial covenants herein, (i) the EBITDA of the acquired business or company (which would become a Guarantor if it is a separate legal entity) shall be added the EBITDA of the Company and its Subsidiaries, (ii) the Indebtedness of the acquired business or company shall be added the Indebtedness of the Company and its Subsidiaries; and (iii) the minimum EBITDA targets set forth in this Section 10.15 shall be correspondingly adjusted upward for 80% of such incremental EBITDA.

11.
INDEMNIFICATION.

11.1 Transfer Taxes

. GFN shall, or shall cause any of its Subsidiaries to, pay all stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Securities (but not the transfer of Securities by the Purchaser or any other Person) or the issuance and sale of Common Stock upon any exercise of the Conversion Right, and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

11.2 Losses

.

(a) Whether or not the transactions contemplated by this Agreement are consummated, the Company Group (collectively, the "Indemnifying Parties") shall jointly and severally indemnify and hold harmless the Purchaser, its successors and assigns, and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities, judgments, expenses and costs, including, without limitation, reasonable attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from:

(i) Any breach of any warranty or the inaccuracy of any representation made by any member of the Company Group or any of their respective Subsidiaries in this Agreement or any Related Agreement;

(ii) The failure of any member of the Company Group or any of their respective Subsidiaries to fulfill any of its covenants, agreements or undertakings under this Agreement or any Related Agreement (or any other document or instrument executed herewith or pursuant hereto);

(iii) Any third party actions, suits, proceedings or claims brought against any Indemnified Party in connection with, arising out of or with respect to (A) any other matters arising out of or in connection with the transactions contemplated by this Agreement, any Related Agreement or the Securities, or (B) the business, operations or affairs of the Company or any Subsidiary thereof (including, without limitation, any litigation in which any Company is involved), except to the extent such Losses are attributable to the bad faith, gross negligence or willful misconduct of any of the Indemnified Parties; and

(iv) subject to (1) Purchaser delivering to Company Group written disclosure of all costs, expenses, fees, penalties, or other amounts that will be paid or incurred in connection with the exercise by Purchaser of its remedies under the DB Side Letter (collectively, the “Buy Out Letter Costs”) and (2) the Company Group’s consenting in writing (with such consent not to be unreasonably withheld) to Purchaser incurring such Buy Out Letter Costs (regardless of whether Purchaser is able to assume or purchase any debt pursuant thereto) except and to the extent such costs, expenses, fees, penalties, or other amounts are included in the debt actually assumed by Purchaser pursuant to such DB Side Letter, the Buy Out Letter Costs.

(b) The Indemnifying Parties shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within 30 days after any request for such payment. The obligations of the Indemnifying Parties to the Indemnified Parties under this Section 11 shall be separate obligations to each Indemnified Party, and the liability of the Indemnifying Parties to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

(c) The obligations of the Indemnifying Parties to the Indemnified Parties under this Section 11 shall survive (i) the repayment of the Notes (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Notes or any interest therein, (iii) the termination of this Agreement or any Related Agreement and (iv) the issuance, exercise, assignment and/or sale of Common Stock (or any interest therein) after conversion of the Convertible Note, if any.

(d) The indemnification rights hereunder shall be in addition to any rights that any Indemnified Party may have at common law, in equity or otherwise.

11.3 Indemnification Procedures

. Any Person entitled to indemnification under this Section 11 shall (a) give prompt written notice to the Company of any claim with respect to which it seeks indemnification and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel (but not more than one firm for all Indemnified Parties) and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person, unless (i) the Company has agreed to pay such fees or expenses; (ii) the Company has failed to notify such Person in writing within 20 days of its receipt of such written notice of claim that it will assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (iii) in the judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent (which consent will not be unreasonably withheld) of the Company, consent to entry of any judgment for which indemnification has been or may be sought hereunder, or enter into any settlement of any matter for which indemnification may or has been sought hereunder, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

11.4 Contribution

. If the indemnification provided for in this Section 11 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company Group, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company Group, on the one hand, and such Indemnified Party on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Group, on the one hand, and such Indemnified Party on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either the Company Group or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

11.5 Costs of Collection

. The Company Group agrees to pay all costs and expenses, including the reasonable fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder in connection with (a) the enforcement of either Note or the collection of any sums due thereunder following an Event of Default, whether or not suit is commenced; (b) any actions for declaratory relief in any way related to a Note following an Event of Default; (c) the protection or preservation of any rights of the Holder under the Notes; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under either of the Note; (e) any actions taken in reviewing the Company's or any of its Affiliates' financial affairs if a Default or Event of Default has occurred, including, without limitation, the following actions: (i) inspect the facilities of the GFN (US) and any of its Subsidiaries or conduct appraisals of the financial condition of the Company and any of its Affiliates; (ii) have an accounting firm chosen by the Holder review the books and records of the Company and any of its Affiliates and perform a thorough and complete examination thereof; (iii) interview the Company's and each of its Affiliates' employees, accountants, customers and any other individuals related to the Company or its Affiliates which the Holder believes may have relevant information concerning the financial condition of the Company and any of its Subsidiaries; and (iv) undertake any other action which is reasonably necessary to assess accurately the financial condition and prospects of the Company and any of its Affiliates; (f) the Holder's participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company; (g) creating, verifying, maintaining or perfecting any security interest or other Lien granted to the Holder in any Collateral; (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with any case under Bankruptcy Law; or (i) any refinancing or restructuring of either of the Notes, including, without limitation, any restructuring in the nature of a "work out" or in any insolvency or bankruptcy proceeding of the Company or any of its Affiliates.

12.
DEFAULTS AND REMEDIES.

12.1 Events of Default

. An "Event of Default" occurs if:

(a) Upon notice from the Purchaser, if the Issuers (i) fail to pay as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise) any principal on either of the Notes, or (ii) fail to pay any interest, premium, if any, fees, costs, expenses or other amounts payable under this Agreement, the Securities or any other Related Agreement within 2 Business Days after the date due thereunder; or

(b) Any member of the Company Group breaches or fails to perform, comply with or observe, in any respect, any agreement, covenant or obligation required to be performed by it under this Agreement or any Related Agreement after notice from the Purchaser of the same to the Company and a reasonable opportunity (not to exceed 30 days) to cure, if susceptible, in the Purchaser's reasonable discretion, of a cure; provided, that if such breach relates to Section 10.2, then the Company shall have 30 days to have any such Lien removed from the date such Lien is first charged, filed, created or perfected (as applicable), notwithstanding whether the Purchaser has theretofore provided a notice to the Company; or

(c) Upon notice from the Purchaser to the Company, if any representation or warranty made by the Company Group under this Agreement or any Related Agreement was materially false or misleading when made (or deemed made) or as of the Closing; or

(d) Upon notice from the Purchaser to the Company, if GFN or any of its Subsidiaries:

(i) defaults in the payment (whether at stated maturity, upon acceleration or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness and such default continues for 10 Business Days (regardless of whether or the holder (or holders) of such Indebtedness grants any waiver, consent, extension, or forbearance with respect to any such default); or

(ii) commits any breach of or default under (other than as provided in Section 12.1(d)(i) above) any term of any agreement, indenture or instrument evidencing or governing any other Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), (A) such other Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is made) prior to its stated maturity, or (B) the collateral securing such other Indebtedness to be foreclosed upon (in each case regardless of whether the holder (or holders) of such Indebtedness grants any waiver, consent, extension, or forbearance with respect to any such breach or default); or

(iii) is in default of any of its lease obligations (whether Capital Lease Obligations or otherwise) at any time outstanding and the lessor under any defaulted capital lease to which GFN or any of its Subsidiaries is a party retakes possession of the property leased thereunder or initiates legal proceedings to repossess (or recover possession of) such leased property; or

(e) There is an event of default under the Deutsche Bank Credit Documents and Deutsche Bank declares any Indebtedness under the Deutsche Bank Credit Documents immediately due and payable or such event of default remains uncured for more than 30 days; or

(f) Upon notice from the Purchaser to the Company, if GFN (US) or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order or other legal requirement from continuing to conduct all or any material part of its business affairs for 10 Business Days or more; provided, that the Company Group shall be provided an opportunity to cure within 90 days of such court order or legal requirement if the affected GFN (US) Entity provides evidence, reasonably satisfactory to the Purchaser, that all reasonable efforts to cure are being undertaken; or

(g) Upon notice from the Purchaser to the Company if this Agreement or any Related Agreement, or any material provision hereof or thereof, ceases to be of full force and effect for any reason other than in accordance with its terms, or GFN or any of its Subsidiaries repudiates or disavows any of its obligations under or the validity or enforceability of this Agreement or any Related Agreement, or any material provision thereof, including by operation of law or otherwise; or

(h) There is commenced against GFN (US) or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a Custodian or to take possession of all or a substantial portion of any such entity’s properties or to operate all or a substantial portion of any such entity’s business, and any of the following events occur: (i) any such Person consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (iv) an order for relief is issued or entered therein; or

(i) GFN (US) or any of its Subsidiaries (i) institutes a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; (ii) consents to the conversion of an involuntary case to a voluntary case; (iii) files a petition, answer a complaint or otherwise institutes any proceeding seeking, or consents or acquiesces to the appointment of, a Custodian to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; (iv) makes a general assignment for the benefit of creditors; (v) generally does not pay its debts as they become due; or (vi) the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

(j) There is commenced against GFN or any GFN Related Entity an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a Custodian or to take possession of all or a substantial portion of any such entity’s properties or to operate all or a substantial portion of any such entity’s business, and any of the following events occur: (i) any such Person consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (iv) an order for relief is issued or entered therein; provided, that the foregoing directly or indirectly impairs, impedes or otherwise adversely affects the ability of GFN or any GFN Related Entity to provide any service to GFN (US) or any of its Subsidiaries for which any GFN (US) Entity makes a payment described in the definition of Permitted Expenses; or

(k) GFN or any GFN Related Entity (i) institutes a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; (ii) consents to the conversion of an involuntary case to a voluntary case; (iii) files a petition, answer a complaint or otherwise institutes any proceeding seeking, or consents or acquiesces to the appointment of, a Custodian to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; (iv) makes a general assignment for the benefit of creditors; (v) generally does not pay its debts as they become due; or (vi) the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; provided, that the foregoing directly or indirectly impairs, impedes or otherwise adversely affects the ability of GFN or any GFN Related Entity to provide any service to GFN (US) or any of its Subsidiaries for which any GFN (US) Entity makes a payment described in the definition of Permitted Expenses; or

(l) Upon notice from the Purchaser to the Company, GFN (US) or any of its Subsidiaries suffers any money judgments, writs, warrants of attachment or other orders that involve an amount or value in excess of $1,000,000, and such judgments, writs, warrants or other orders continue unsatisfied and unstayed for a period of 30 days;

(m) Without the prior written consent of the Purchaser, there occurs a Change in Control;

provided, that if there is a breach hereunder arising from the failure to timely provide notice of a breach in accordance with this Agreement, then nothing herein shall be construed to provide an additional time period within which to provide notice of such breach.

Notwithstanding when the Events of Default under the foregoing paragraphs (a) through (m) shall have been deemed to have occurred, assuming the Event of Default does occur (e.g. upon notice from the Purchaser where notice is required), any adjustments in the interest rate under the Note shall begin to apply, at the following times:

(i) in the case of the clause (a) above, as of 12:00 p.m. (noon) (Los Angeles time) on the day on which such payment is due but has not been paid;

(ii) in the case of clause (b) above, as of the close of business on the day of such breach;

(iii) in the case of clause (c) above, as of the Closing Date;

(iv) in the case of clause (d)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (d)(ii), as of the close of business on the tenth day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver, or in the case of clause (d)(iii), as of the close of business on the earlier of the day that such lessor retakes possession of the leased property or initiates legal proceedings to repossess;

(v) in the case of clause (e) above, immediately upon the declaration by Deutsche Bank that an event of default has occurred;

(vi) in the case of clause (f) above, immediately upon the applicable GFN (US) Entity being enjoined, restrained or otherwise prevented;

(vii) in the case of clause (g) above, immediately upon this Agreement or any Related Agreement, or any material provision hereof or thereof, ceasing to be in full force or effect or immediately upon the repudiation or disavowal by GFN or any of its Subsidiaries;

(viii) in the case of clauses (h) and (i) above, immediately prior to the occurrence of any of the events enumerated therein;

(ix) in the case of each of clauses (j) – (l) above, immediately upon the occurrence of the events enumerated therein; and

(x) in the case of clause (m) above, immediately upon the occurrence of the Change in Control.

12.2 Acceleration

. (a) If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 12.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, and accrued and unpaid interest on, the Notes to be due and payable. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable. If an Event of Default specified in clause (f) or (g) of Section 12.1 occurs, all outstanding principal of, and accrued and unpaid interest on, the Notes shall become immediately due and payable without any declaration or other act on the part of the Purchaser. GFN and each of its Subsidiaries hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Law or otherwise.

12.3 Other Remedies

. If any Default or Event of Default occurs and is continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any Related Agreement by exercising all rights and remedies available under this Agreement, any Related Agreement or Applicable Laws (including, without limitation, the UCC and similar laws), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Notes, to enforce the specific performance of any covenant or other term contained in this Agreement or any Related Agreement. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting anything in this Section 12.3, if any Default or Event of Default occurs then in addition, the Purchaser may, by notice to the Company, do any one or more of the following:

(a) Cause the third parties to hold all returned inventory or equipment in trust for the Purchaser, segregate all such returned inventory or equipment and conspicuously label said returned inventory or equipment as the property of the Purchaser;

(b) Without notice to or demand upon any GFN (US) Entity, make such payments and do such acts as the Purchaser consider necessary or reasonable to protect its security interests in the Collateral. Each GFN (US) Entity agrees to assemble the Collateral if the Purchaser so requires, and to make the Collateral available to the Purchaser at a place that the Purchaser may designate which is reasonably convenient to the parties. Each GFN (US) Entity authorizes the Purchaser to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in the Purchaser's determination appears to conflict with Purchaser's Liens and to pay all expenses incurred in connection therewith and to charge the applicable GFN (US) Entity therefor. With respect to any owned or leased premises of GFN (US) or its Subsidiaries, each GFN (US) Entity hereby grants Purchaser a non-exclusive royalty free license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Purchaser's rights or remedies provided herein, at law, in equity, or otherwise;

(c) Without notice to GFN or any of its Subsidiaries (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the UCC), set off and apply to the Obligations to the Purchaser any and all (i) balances and deposits of any Guarantor held by the Purchaser or its Affiliates; (ii) Indebtedness at any time owing to or for the credit or the account of any Guarantor held by the Purchaser or its Affiliates; and (iii) amounts due or payable from time to time by the Purchaser or its Affiliates to any Guarantor under this Agreement or any Related Agreement.

(d) Hold, as cash collateral, any and all balances and deposits of any Guarantor held by the Purchaser or its Affiliates to secure the full and final repayment of all of the Obligations to the Purchaser;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein or in any Related Agreement) the Collateral. Each Guarantor hereby grants to the Purchaser a non-exclusive royalty free license or other right to use, without charge, such Person's proprietary rights, labels, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Person's rights under all licenses and all franchise agreements shall inure to the Purchaser's benefit;

(f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the premises of each Guarantor) as the Purchaser determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(g) The Purchaser shall give notice of the disposition of the Collateral as follows:

(i) The Purchaser shall give the Company (for the benefit of the Company Group) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii) The notice shall be personally delivered or mailed, postage prepaid, to the Company as provided in Section 15.6, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(h) The Purchaser may credit bid and purchase at any public sale;

(i) The Purchaser may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate the same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing.

12.4 Waiver of Past Defaults

. The Purchaser may, by written notice to the Company, waive any Default or Event of Default and its consequences with respect to this Agreement, the Notes or any other Related Agreement; provided, however, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such Default or Event of Default.

13.
TERMINATION.

13.1 Termination

. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of GFN and Purchaser;

(b) by Purchaser by written notice to GFN if:

(i) Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy or failure to perform any representation, warranty, covenant or agreement made by any member of the Company Group pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7 and such breach, inaccuracy or failure, if curable, has not been cured by the Company Group within 10 days of GFN’s receipt of written notice of such breach from Purchaser; or

(ii)  any of the conditions in Section 7 will not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the first of (A) 180 days after the date hereof and (B) such earlier date (which shall not be before the 91st day after the date hereof) as Bison elects in its sole discretion (the “Outside Date”), unless such failure will be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

(c) by GFN by written notice to Purchaser if:

(i) No member of the Company Group is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 8 and such breach, inaccuracy or failure, if curable, has not been cured by Purchaser within 10 days of Purchaser’s receipt of written notice of such breach from GFN; or

(ii) any of the conditions in Section 8 will not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 20, 2018 (the “GFN Termination Date”) unless such failure will be due to the failure of any member of the Company Group to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing; or

(d) by either Purchaser or GFN if the Closing does not occur on or before the GFN Termination Date for any reason other than any member of the Company Group’s breach of this Agreement.

13.2 Effect of Termination

. Any termination pursuant to Section 13.1 will effected by written notice from the party so terminating to the other party, which notice will specify the Section hereof pursuant to which this Agreement is being terminated. Each party’s right of termination under Section 13.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. In the event of termination of this Agreement as provided in Section 13.1, this Agreement will forthwith become void except for this Section 13.1, Section 15 and any other provision expressly stated to survive termination and there will be no liability on the part of any party, except that nothing herein will relieve any party from liability for any breach of this Agreement occurring prior to such termination.

14.
CONVERSION RIGHT.

14.1 Right to Convert

. At any time and from time to time after the date hereof, Purchaser shall have the right (the “Conversion Right”) to convert all or any portion of the then outstanding principal balance of the Convertible Note into fully paid and non-assessable shares of Common Stock, as provided in and subject to the terms of the Convertible Note.

14.2 Reservation of Common Shares; Covenant

. GFN shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance or delivery upon conversion of the Convertible Note, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. The Common Stock shall, when issued or delivered in accordance with the Convertible Note, be (i) duly and validly issued and fully paid and non-assessable and free and clear of any Liens or adverse claims and shall not be subject to preemptive or other rights in favor of any Person and (ii) freely tradable by Purchaser.

15.
MISCELLANEOUS

15.1 Consent to Amendments; Waivers

. No amendment, supplement or other modification to, or waiver of, any provision of this Agreement or any Related Agreement shall be effective unless the same shall be in writing and signed by the Purchaser and any other party hereto adversely affected thereby, and none of the members of the Company Group may take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless, it has obtained the prior written consent of the Purchaser to such action or omission. No waiver by the Purchaser of any Default, Event of Default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent Default, Event of Default, misrepresentation, or breach of warranty or covenant or affect in any way any rights arising because of any prior or subsequent such occurrence. No course of dealing between any member of the Company Group, on the one hand, and the Purchaser (or any other Holder), on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Related Agreement shall operate as a waiver of any rights of the Purchaser (or any other Holder). For the avoidance of doubt, this Section 15.1 and the use of the term “Purchaser” herein shall be interpreted giving effect to the provisions of Section 15.4.

15.2 Survival of Representations and Warranties; Purchaser Investigation

. All representations, warranties, covenants and agreements of each member of the Company Group contained herein, or made in writing by or on behalf of any member of the Company Group pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities, the repayment of the Notes, and the due diligence or other investigation of any member of the Company Group and their respective Subsidiaries made by and on behalf of the Purchaser. Each member of the Company Group hereby agrees that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of any member of the Company Group or any of their respective Subsidiaries or other Affiliates, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as so reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the members of the Company Group contained in this Agreement or any Related Agreement.

15.3 Entire Agreement

. This Agreement, together with the Exhibits and Schedules, the Notes, the other Related Agreements, and the confidentiality agreement dated May 4, 2016 between GFN and Purchaser constitute the full and entire agreement and understanding among the parties relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof. To be clear, that certain Commitment Letter dated as of July 11, 2017 between Purchaser, GFN, GFN (US), Royal Wolf Holdings, Holdings, and Finance is hereby terminated and of no further force or effect. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

15.4 Successors and Assigns; Assignments

. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Purchaser may, without the consent of any member of the Company Group, sell, assign or delegate to one or more Persons other than a Person engaged, directly or indirectly, in a business that is competitive with the business of the Company Group as of the time at any time (each an "Assignee") all or any part of its right, title and interest in and to this Agreement, the Securities or any other Related Agreement, including, without limitation, all or any part of the Obligations to the Purchaser, subject to compliance with applicable federal and state securities laws; provided, however, that, in any privately negotiated transaction involving a sale or assignment by the Purchaser of any such right, title or interest, the Purchaser shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and, provided further, however, that the applicable member of the Company Group may continue to deal solely and directly with the Purchaser in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to such member. If the Purchaser assigns to any Assignee or Assignees less than fifty percent (50.0%) of its interest in and to the aggregate principal amount of the Notes, the Company may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee(s), and the Purchaser shall indemnify, defend and hold harmless the Company from any Losses suffered or sustained by the Company in reliance upon direction from the Purchaser with respect to the interests so assigned; provided that no consents, approvals, waivers, demands and decisions that the Purchaser is entitled to make under this Agreement, the Notes or the other Related Agreements, including with respect to the amendment or modification of any of the foregoing, shall be made without the written consent of the Assignee(s). If, at any time, the Purchaser has assigned to any Assignee or Assignees a fifty percent (50.0%) or greater interest in and to the aggregate principal amount of the Notes then outstanding, and at such time, there are two or more Holders that are not Affiliates of each other, then all consents, approvals, waivers, demands and decisions that the Purchaser is entitled to make under this Agreement, the Notes and the other Related Agreements shall be made only by the Holders of a majority of the principal amount of the Notes then outstanding; provided, that if only one Holder constitutes such majority, such consents, approvals, waivers, demands and decisions shall be made by consent of no fewer than two Holders that are not Affiliates of each other. Each Holder of the Notes is an intended third party beneficiary of this Agreement and may enforce the rights of the Purchaser under this Agreement (and all Related Agreements) as if it were the Purchaser.

Notwithstanding the foregoing Section 15.4 with respect to amendments and modifications of this Agreement, the Notes and the Related Agreements, without the consent of the holders of all of the Notes at such time outstanding, no such amendment or waiver shall (A) amend or waive any of the provisions of Section 2, Section 9.1, (B) change or forgive the amount of the principal of, or increase or reduce the rate of interest on or fee payable with respect to, any of the Notes, or change the maturity date of any of the Notes, or subordinate the obligation of the Issuers to pay any amount due on the Notes to any other obligation, (C) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver, accelerate payment of the Notes or eliminate or reduce the voting rights of any holder of the Notes, (D) modify any provision of this Agreement relating to the pro rata treatment of payments of the Notes, (E) change of modify any provision of this Section 15.4 or Section 15.1, or (F) release any of the Company Group from its Obligations hereunder as an Issuer or a Guarantor.

15.5 Severability

. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

15.6 Notices

. All notices, consents and other communications required or permitted by this Agreement shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid), (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

(i) If to the Purchaser, at:

Bison Capital Partners V, L.P.
233 Wilshire Boulevard
Suite 425
Santa Monica, CA 90401
Attention:
Douglas B. Trussler
Telephone:
310.260.6570
Facsimile:
310.260.6576
Email:
dtrussler@bisoncapital.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton, LLP
333 South Hope Street, 43rd Floor
Los Angeles, California 90071-1448
Attention:
David H. Sands
Telephone:
213.617.5536
Facsimile:
213.830.2056
Email:
dsands@sheppardmullin.com

(ii) If to any member of the Company Group:

c/o General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention:
Christopher A. Wilson
Telephone:
626.204.6308
Facsimile:
626.795.8090
Email:
notices@generalfinance.com

All notices, consents, waivers and other communications shall be deemed have been duly given (as applicable): if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, 5 Business Days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when transmitted if transmitted without indication of delivery failure and prior to 5:00 p.m. local time for the recipient (and if on or after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent Business Day).

15.7 Accounting Terms and Computations

. For purposes of this Agreement, except as otherwise specified herein, (a) all accounting terms used in this Agreement with respect to United States Persons have the meanings given to them under GAAP, (b) all accounting terms used in this Agreement with respect to Persons that are not United States Persons have the meanings given to them under IFRS or GAAP, as applicable, (c) all computations made pursuant to this Agreement or any Related Agreement shall be made in accordance with GAAP, (d) all financial statements and other financial information of United States Persons to be delivered hereunder or under any Related Agreement shall be prepared in accordance with GAAP, except that any interim financial statement or other financial information which is unaudited may be subject to year-end audit adjustments and may omit footnotes, and (e) all financial statements and other financial information of Persons that are not U.S. entities to be delivered hereunder or under any Related Agreement shall be prepared in accordance with IFRS or GAAP, as determined by the Company Group, except that any interim financial statement or other financial information which is unaudited may be subject to year-end audit adjustments and may omit footnotes.

15.8 Descriptive Headings; Construction and Interpretation

. The descriptive headings of this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. References to dollars and "$" shall be to United States Dollars, unless otherwise specified. All references herein to the masculine, feminine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable.

15.9 Counterparts

. This Agreement may be executed in two or more counterparts and by facsimile or email scan, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15.10 Fees and Expenses

. The Company shall reimburse the Purchaser, up to a maximum of $350,000, for all reasonable and actual out-of-pocket costs and expenses of every type and nature (including, without limitation, reasonable fees and expenses of counsel, accounting fees and expenses, fees and expenses related to any due diligence investigation and all other deal-related costs and expenses) incurred by or on behalf of the Purchaser in connection with the preparation, negotiation, execution and delivery of this Agreement, the Securities and the other Related Agreements and the consummation of the transactions contemplated hereby. In addition to the foregoing, all of the out-of-pocket expenses incurred by the Purchaser as a result of the Notes being issued by the Company instead of by a Subsidiary thereof that is an operating entity shall be reimbursed by the Company, regardless of whether the $350,000 cap above has been met or exceeded.

15.11 Governing Law

. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

15.12 Consent to Jurisdiction and Venue; Waiver of Jury Trial

.

(a) Subject to Section 15.12(e), each of the parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Agreement, the Securities or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement, the Securities or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 15.12 shall preclude the Purchaser from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Purchaser.

(b) Subject to Section 15.12(e), each of the parties hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such Person may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the parties hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 and that service so made shall be deemed completed upon the earlier of such Person's actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, each member of the Company Group hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such Person's present or future domicile, or otherwise, may be available to it.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(e) The parties acknowledge and agree that in respect of any disputes arising out of or in connection with any Additional Australian Agreement and any CHESS Agreement ("Australian Dispute"), the courts that have jurisdiction in New South Wales, Australia shall have exclusive jurisdiction to settle any Australian Dispute. Subject to this Section, the parties acknowledge and agree that those courts are the most appropriate and convenient courts to settle any Australian Dispute and no party will argue to the contrary. Each party hereby irrevocably waives any objection it may now, or in the future, have to the venue of any proceedings in relation to an Australian Dispute, and any claim it may now, or in the future, have that any proceedings have been brought in an inconvenient forum, where that venue is New South Wales, Australia. This Section 15.12(e) is for the benefit of the Purchaser only. As a result, the Purchaser will not be prevented from commencing proceedings relating to an Australian Dispute in any other courts with jurisdiction, subject to this Agreement. To the extent permitted by law and this Agreement, the parties hereby acknowledge and agree that the Purchaser may also commence and maintain concurrent proceedings in any number of jurisdictions.

15.13 Arbitration

. Except for any Australian Dispute, all claims, controversies or disputes arising under or in connection with this Agreement or any other Related Agreement, between or among any of the signatories hereto (and their respective employees, officers, directors, managers, attorneys, and other agents), whether sounding in contract or tort, including arbitrability and any claim that this Agreement or any other Related Agreement was induced by fraud (collectively, but subject to Section 15.13(d), the “Covered Claims”), may, at the election of any signatory hereto, be resolved by binding arbitration in Los Angeles, California in accordance with the following terms and conditions:

(a) Administrator. The arbitration of all Covered Claims will be administered by the American Arbitration Association (“AAA”) in accordance with the AAA Commercial Arbitration Rules then in effect, except that the arbitration proceedings will be governed by California procedural law as if the Covered Claims had been brought in a state court of California; provided, however, that (i) the signatories hereto waive any right to jury, (ii) there shall be no interlocutory appellate relief (such as writs) available, (iii) discovery will be limited to matters which are directly relevant to the issues in the arbitration, and (iv) any award of the Arbitrator shall be final and binding and non-appealable.

(b) Arbitrator. The arbitration will take place in the Los Angeles office of AAA and be conducted by a single, neutral arbitrator (“Arbitrator”), to be selected as follows:

(i) within 7 Business Days from service of an arbitration complaint, the parties thereto will endeavor in good faith to agree upon an Arbitrator;

(ii) failing such agreement under immediately preceding subparagraph (i), the parties, or any party, thereto will ask AAA to supply the parties thereto with a list of no less than seven arbitrators (all of whom shall disclose and clear any potential conflicts) having no less than 5 years’ experience in arbitrating complex business arrangements. Upon receipt of that list of potential arbitrators, each of the parties thereto will communicate within seven days to AAA the names of four arbitrators from the list that such party would agree to use, or its right to participate in the selection of the arbitrator will be forfeited. As soon as AAA receives the selections from affected parties, AAA will review the selected arbitrators and appoint one of those arbitrators whose name appears on all of the lists submitted by the parties. AAA will have the discretion to select the arbitrator that it believes is best suited for the arbitration in terms of experience and availability, and AAA’s selection will be final.

(c) Interim, Provisional or Emergency Relief. The Arbitrator may, in the course of the proceedings, order any interim, provisional or emergency relief, remedy or measure (including attachment, preliminary injunction, or the deposit of specified security) that the Arbitrator considers to be necessary, just and equitable. The failure of a party to the Arbitration to comply with such an interim order may, after due notice and opportunity to cure such noncompliance, be treated by the Arbitrator as a default, and some or all of the claims or defenses of such defaulting party may be stricken and partial or final award entered against such party, or the Arbitrator may impose such lesser sanctions as the Arbitrator may deem appropriate. This Section 15.13 will not preclude the parties to an arbitration from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the signatories hereto irrevocably submits to the jurisdiction of the Superior Court of the County of Los Angeles and the United States District Court for the Central District of California, located in the County of Los Angeles, California, in conjunction with an application for a provisional remedy.

(d) Excluded Claims. The term “Covered Claims” as used in this Agreement does not include compulsory or permissive cross-claims between or among the parties that arise in a legal action brought by or against a non-signatory hereto (“Non-Signatory Action”). However, a party that has the right to assert a permissive cross-claim against another party in a Non-Signatory Action may choose to treat that claim as a Covered Claim and assert it in accordance with the terms of this Agreement. The term “Covered Claims” as used in this Agreement also does not limit the right of any party to (i) foreclose against real or personal property collateral, (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession, or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding. The exclusions from “Covered Claims” set forth in this Section 15.13(d) do not constitute a waiver or the right or obligation of any signatory hereto to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in this Section 15.13(d).

(e) Record and Proceedings. A full stenographic or electronic record of all proceedings in the arbitration will be maintained, and the Arbitrator will issue rulings, a statement of decision and a judgment as if the Arbitrator were a sitting judge of the state court of California, with all of the powers (including with respect to remedies) vested in such a judge. The fees and costs of creating and maintaining a stenographic or electronic record will be initially borne by the parties to the arbitration in equal amounts, pro rata.

(f) Res Judicata, Collateral Estoppel and Law of the Case. A decision of the Arbitrator will have the same force and effect with respect to collateral estoppel, res judicata and law of the case that such decision would have been entitled to if decided in a court of law, but in no event will such a decision be used by or against a party to this Agreement in a Non-Signatory Action.

(g) Jurisdiction/Venue/Enforcement of Award. The signatories hereto consent and submit to the exclusive personal jurisdiction and venue of the state and federal courts located in Los Angeles, California to confirm any arbitration award granted pursuant to this Agreement, including any award granting equitable relief, and to otherwise enforce this Agreement and carry out the intentions of the signatories hereto to resolve all Covered Claims through arbitration. This Section 15.13 does not prevent the signatories hereto from enforcing the award of the arbitrator in the court of any other jurisdiction, to the extent permitted by law (for example, if property that is the subject of the award is located in another jurisdiction).

(h) Confidentiality. All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except as necessary, and only to the extent reasonably necessary, to obtain court confirmation of the judgment of the Arbitrator, and except as necessary, and only to the extent reasonably necessary, to give effect to res judicata and collateral estoppel (e.g., in a dispute between any signatories hereto that is not a Covered Claim), in which case all filings with any court will be sealed to the extent permitted by the court. A signatory hereto (including such party’s counsel or other representative) may disclose to the media only the fact and generic nature of a Covered Claim that is being, or has been, arbitrated pursuant to this Agreement. Nothing in this Section 15.13 is intended to, or shall, preclude a signatory hereto from communicating with, or making disclosures to, its lawyers, tax advisors, auditors, lenders, investors, landlords, regulators and insurers, as necessary and appropriate or from making such other disclosures as may be required by law.

(i) Fees and Costs. The parties to an arbitration will share equally in the fees of the Arbitrator and the administrative costs of the arbitration; provided, however, that the prevailing party in the arbitration will be entitled to recover its fees and costs (including attorneys’ fees) from the other party or parties.

15.14 Federal Anti-Money Laundering Law

. To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions (which may include the Purchaser and its Affiliates) to obtain, verify and record information that identifies each person who opens an account or other formal customer relationship. Accordingly, in connection with this Agreement, the Purchaser may require that the Company Group provide certified copies of their articles of incorporation, certificate of formation, operating agreement or other similar identifying documents. Further, each member of the Company Group confirms that its legal name and address, as set forth in this Agreement, are correct and complete and covenant and agree to provide such other information as may be necessary to allow the Purchaser and its Affiliates to comply with such laws.

15.15 Time of the Essence

. Time is of the essence in the Agreement and Related Agreements.

15.16 Press Release

. Each party will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release announcing principally the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, except as either party may determine is required under Applicable Laws or by obligations pursuant to any listing agreement with any securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

15.17 Limitation on Liability

. No claim shall be made by any party or any of their Affiliates against any other party, or any Affiliates, partners, directors, officers, employees, agents or representatives of such other party, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Securities, any other Related Agreement, or any act, omission or event occurring in connection therewith. Each party hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

15.18 Co-Issuers

. It is understood and agreed that the issuance of the Notes to the Purchaser on a joint issuer basis as set forth in this Agreement and the Notes is solely as an accommodation to the Issuers (individually, a "Co-Issuer", and collectively, the “Co-Issuers") and at their request.  Accordingly, the Co-Issuers hereby agree as follows:

(a) Each Co-Issuer acknowledges and agrees that the intention of the parties is that each Co-Issuer shall be a direct and primary "Issuer" with respect to the Obligations to the Purchaser evidenced or secured by the Note Documents, and the Co-Issuers agree that they are jointly and severally liable for the Obligations to the Purchaser and liabilities of each Issuer and the Issuers under the Note Documents.  Except as expressly otherwise provided in any Loan Document, (i) any covenant, representation or warranty by any Co-Issuer in any Note Document shall be deemed to be a covenant, representation or warranty with respect to each Co-Issuer and all Co-Issuers, and a breach of any such covenant, representation or warranty by any Co-Issuer or all Co-Issuers shall be deemed to be a breach of such covenant, representation or warranty by each Co-Issuer and all Co-Issuers, (ii) any requirement, restriction or prohibition with respect to any Co-Issuer or all Co-Issuers shall be deemed to be a requirement, restriction or prohibition with respect each Co-Issuer and all Co-Issuers, and (iii) any event described as a "Default" or "Event of Default" or giving rise to a right to accelerate or other remedy with respect to any Co-Issuer or all Co-Issuers shall be a "Default" or "Event of Default" or an event giving rise to the right to accelerate or other remedy, as the case may be, as to each Co-Issuer and all Co-Issuers.  Any waiver by any Co-Issuer or all Co-Issuers shall be deemed to be a waiver by each Co-Issuer and all Co-Issuers.  Any right or remedy of Purchaser against any Co-Issuer or all Co-Issuers may be exercised by Purchaser against any Co-Issuer or all or some Co-Issuers.

(b) Each Co-Issuer hereby irrevocably appoints each other Co-Issuer as the appointing Co-Issuer's agent and attorney-in-fact for all purposes of the Note Documents, including, without limitation, the giving and receiving of notices and other communications and making of requests and elections.  Purchaser is entitled to rely, and shall be exonerated from any liability for relying, upon any notice, communication, request or election by any Co-Issuer without the need for any consent or other authorization of any other Co-Issuer and upon any information or certificate provided on behalf of any Co-Issuer.  However, Purchaser may in its sole discretion elect not to accept any notice, communication, request or election from or by fewer than all of the Co-Issuers, and upon such election by Purchaser any such rejected notice, communication, request or other election shall have no force or effect.

15.19 Suretyship and Guarantor Waivers

. In the event that for any reason any party (individually, an “Obligated Party”, and collectively, the “Obligated Parties”) to this Agreement, the Notes, the Collateral Documents and the Related Agreements (each, a “Note Document”, and collectively, the “Note Documents”) is held or deemed to be a guarantor of or surety for the payment and performance by any other Obligated Party of any Obligations to the Purchaser, each Obligated Party hereby agrees as follows:

(a) Each Obligated Party hereby waives any right it may now or hereafter have to require Purchaser, as a condition to the exercise of any remedy or other right against any Obligated Party hereunder or under any other Note Document:  (i) to proceed against any Obligated Party or other Person, or against collateral given by any Obligated Party or other Person; (ii) to pursue any other right or remedy in the power Purchaser; (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral given by any Obligated Party or other Person, or otherwise to comply with any applicable UCC or similar law with respect to any such personal property collateral; or (iv) to make or give (except as otherwise expressly provided in the Note Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any obligation under the Note Documents or any collateral.

(b) Each Obligated Party hereby waives any defense it may now or hereafter have that relates to:  (i) any disability or other defense of any Obligated Party or other Person; (ii) the cessation, from any cause other than full performance, of all Obligations to the Purchaser of any Obligated Party or any other Person; (iii) the application of the proceeds of the Notes by any Obligated Party or other Person, for purposes other than the purposes represented to any other Obligated Party by such representing Obligated Party or otherwise intended or understood by any Obligated Party; (iv) any act or omission by Purchaser which directly or indirectly results in or contributes to the release of any Obligated Party or other Person or any collateral for any obligation under the Note Documents; (v) the unenforceability or invalidity of any collateral assignment or guaranty with respect to any obligation under the Note Documents, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any obligation under the Note Documents; (vi) any failure of Purchaser to marshal assets in favor of any Obligated Party or any other Person; (vii) any modification of any obligation under the Note Documents, including any renewal, extension, acceleration or increase in interest rate; (viii) any and all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Obligated Party's rights of contribution, subrogation and reimbursement against any other Obligated Party by the operation of any Applicable Law or otherwise; (ix) any Applicable Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (x) any failure of Purchaser to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xi) the election by Purchaser, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xiii) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (xiv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.  These rights and defenses being waived by each Obligated Party include, but are not limited to, any rights or defenses based upon all Applicable Law. Without limiting the generality of the foregoing or any other provision hereof, each Obligated Party further expressly waives to the extent permitted by Applicable Law any and all suretyship and guarantor rights and defenses, including without limitation any rights of subrogation, exoneration, reimbursement, indemnification and contribution, which might otherwise be available to such Obligated Party under any Applicable Law.

(c) Each Obligated Party hereby waives:  (i) any right of subrogation against any other Obligated Party that relates to any obligation under the Note Documents; (ii) any right to enforce any remedy such Obligated Party may now or hereafter have against any other Obligated Party that relates to any obligation under the Note Documents; and (iii) any right to participate in any collateral now or hereafter assigned to Purchaser with respect to any obligation under the Note Documents.

(d) Each Obligated Party warrants and agrees:  (i) that such Obligated Party has not relied, and will not rely, on any representation or warranty by Purchaser to any Obligated Party with respect to the creditworthiness of any other Obligated Party or the prospects of repayment of any obligation under the Note Documents; (ii) that such Obligated Party has established or will establish adequate means of obtaining from each other Obligated Party on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each other Obligated Party; (iii) that such Obligated Party assumes full responsibility for keeping informed with respect to each other Obligated Party's business operations, if any, and financial condition; (iv) that Purchaser has no duty to disclose or report to such Obligated Party any information now or hereafter known to Purchaser with respect to any other Obligated Party, including, without limitation, any information relating to any other Obligated Party's business operations or financial condition; and (v) that such Obligated Party is familiar with the terms and conditions of the Note Documents and consents to all provisions thereof.

(e) Each Obligated Party warrants that all of the waivers in this Agreement are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by such Obligated Party may destroy or impair rights which such Obligated Party would otherwise have against Purchaser, any other Obligated Party and other Persons, or against collateral. Each Obligated Party agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any Applicable Law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

(f) Each Obligated Party waives any rights and defenses that are or may become available to it by reason of Sections 2787 to 2855, inclusive, and Sections 2899 and 3433 of the California Civil Code.

15.20 Proprietary Information.

(a) All nonpublic information provided to, or obtained by, a party regarding another party in connection with the transactions contemplated hereby shall be "Proprietary Information". Notwithstanding the foregoing, the term Proprietary Information shall not include information that (i) is or becomes within the public domain through no act of the receiving party in breach of this Section 15.20, (ii) was in the possession of the receiving party prior to its disclosure or transfer hereunder other than, with respect to the Purchaser, all information pertaining to Royal Wolf Holdings and its Subsidiaries that is not presently in the public domain (which information shall be Proprietary Information until publicly disclosed by a Person other than Purchaser), (iii) is independently developed by the receiving party, or (iv) is received from another source without any restriction on use or disclosure through no act of the receiving party in breach of this Section 15.20.

(b) Except as specifically provided herein, each party agrees that it shall not disclose any Proprietary Information to any Third Party nor use any Proprietary Information of another party for any purpose other than as may be necessary in connection with the transactions contemplated hereby. The parties shall each protect all Proprietary Information with the same degree of care as it applies to protect its own proprietary information. As used in this Section, the term "Third Party" shall be broadly interpreted to include any corporation, company, partnership or individual.

(c) Notwithstanding the foregoing, a party may disclose such Proprietary Information to their respective directors, officers, employees, consultants, agents and representatives who need to know such Proprietary Information in connection with the transactions contemplated hereby and thereby (it being understood that such directors, officers, consultants, agents and representatives shall be informed by the receiving party of the confidential nature of such Proprietary Information); provided, that, the receiving party agrees to be responsible for any breach of this Section 15.20 by such persons.

(d) Except with respect to any disclosures (i) required to be made to the National Association of Insurance Commissioners, any nationally recognized ratings agencies or any Governmental Authority or (ii) that are necessary to effect compliance with any law, rule, regulation or order applicable to such party or in response to any subpoena or other legal process, in the event a party is legally requested or required to disclose Proprietary Information of the other party, the receiving party shall, to the extent practicable and permitted by law or order, promptly notify the disclosing party of such request or requirement so that the disclosing party may seek an appropriate protective order or waive the provisions of this Section 15.20. In the event that such protection or other remedy is not obtained or that the disclosing party waives compliance, the receiving party agrees to furnish only that portion of the Proprietary Information which it reasonably determines is legally required. Notwithstanding anything to the contrary in this Agreement, a disclosing party shall not be required to provide any information to any other party which it reasonably believes it may not provide to another party by reason of applicable law, rules or regulations.

[Remainder of page intentionally left blank]

SMRH:483440422.2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

"PURCHASER"
BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:            /s/ Douglas B. Trussler
Name:                      Douglas B. Trussler
Title:                      Managing Member

"GFN" GENERAL FINANCE CORPORATION By: /s/ Ronald F. Valenta Name: Ronald F. Valenta Title: Chief Executive Officer

"GFN (US)" GFN U.S. AUSTRALASIA HOLDINGS, INC. By: /s/ Charles E. Barrantes Name: Charles E. Barrantes Title: Chief Financial Officer

"COMPANY" OR “HOLDINGS” GFN ASIA PACIFIC HOLDINGS PTY LTD. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Director

“FINANCE” GFN ASIA PACIFIC FINANCE PTY LTD. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Director

SMRH:483440422.3

10.
Acceptance and Termination.

This Commitment Letter and all commitments and undertakings of Purchaser hereunder will expire automatically and without further action or notice and without further obligation to you at 5:00 p.m. (California time) on July 14, 2017 unless you execute this Commitment Letter and return it prior to that time to Purchaser at the address set forth on this first page hereof, Attention: Doug Trussler. Thereafter, all commitments and undertakings of Purchaser hereunder will expire at 5:00 p.m. (California time) on July 14, 2017, unless the Definitive Agreements are executed and delivered on or prior thereto.

We are pleased to have the opportunity to work with you in connection with this important financing.

Sincerely yours,

"PURCHASER"
BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:            /s/ Douglas B. Trussler
Name:                      Douglas B. Trussler
Title:                      Managing Member

[remainder of page intentionally left blank]

501062630v4

GFN Asia Pacific Holdings PTY Ltd
GFN Asia Pacific Finance PTY Ltd
July 11, 2017

Agreed and Accepted this 11th day of July, 2017
"GFN" GENERAL FINANCE CORPORATION By: /s/ Ronald F. Valenta Name: Ronald F. Valenta Title: Chief Executive Officer

"GFN (US)" GFN U.S. AUSTRALASIA HOLDINGS, INC. By: /s/ Charles E. Barrantes Name: Charles E. Barrantes Title: Chief Financial Officer

 “HOLDINGS”
GFN ASIA PACIFIC HOLDINGS PTY LTD.
By:            /s/ Charles E. Barrantes
Name:                       Charles E. Barrantes
Title:                      Director
By:            /s/ Christopher A. Wilson
Name:                        Christopher A. Wilson
Title:                        Director / Company Secretary

“FINANCE”

GFN ASIA PACIFIC FINANCE PTY LTD.
By:            /s/ Charles E. Barrantes
Name:                       Charles E. Barrantes
Title:                      Director
By:            /s/ Christopher A. Wilson
Name:                        Christopher A. Wilson
Title:                        Director / Company Secretary

501062630v4

Exhibit A

SECURED SENIOR PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY TO THE EXTENT THAT SUCH ACT APPLIES TO A TRANSFER OR DISPOSAL, NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

GFN ASIA PACIFIC HOLDINGS PTY LTD.

GFN ASIA PACIFIC FINANCE PTY LTD.

11.9% SECURED SENIOR PROMISSORY NOTE

US$26,000,000  Los Angeles, California

[________], 2017

FOR VALUE RECEIVED, GFN ASIA PACIFIC HOLDINGS PTY LTD. (ACN 620 127 791), an Australian corporation ("Holdings”), and GFN ASIA PACIFIC FINANCE PTY LTD. (CAN 620 128 001), an Australian corporation ("Finance”), hereby jointly and severally promise to pay to the order of BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership ("Bison Capital"), or its registered assigns (along with Bison Capital, each a "Holder"), on the Maturity Date (as hereinafter defined), the principal sum of US$26,000,000, or in the case of a prepayment, such portion thereof being prepaid, with interest thereon from time to time as provided herein. Holdings and Finance are collectively referred to as the “Makers” and each individually as a “Maker”. Holdings is from time to time referred to as the “Designated Maker.” General Finance Corporation, a Delaware corporation (“GFN”), for good and valuable consideration of which it acknowledges, is a party to this Note for purposes of Section 4 and Exhibit A hereof only, and the only obligation of GFN under this Note is to issue shares of GFN common stock, par value US$0.0001 per share (the “Common Stock”) pursuant to Section 4 and Exhibit A hereof and to comply with Exhibit A hereof.

This Note is the Convertible Note referred to in the Securities Purchase Agreement (the "Purchase Agreement"), dated as of [________], 2017, by and among Bison Capital, GFN, GFN U.S. Australasia Holdings, Inc., a Delaware corporation ("GFN US"), Makers and the other parties from time to time party thereto and is subject to the provisions of the Purchase Agreement, and is subject to acceleration and to optional and mandatory prepayment in whole or in part as provided herein. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Makers contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement. This Note is secured and guaranteed as provided in the Related Agreements.

1. Interest; Return on Investment.

(a)           Subject to Section 1(b) hereof, the Makers promise to pay interest on the principal amount of this Note from time to time outstanding (the “Principal Amount”) at the per annum rate of 11.9% (the "Scheduled Interest Rate"); provided, that the Scheduled Interest Rate shall increase to and therefore be deemed to be the per annum rate of 14.4% upon and during the continuance of a 100% Acquisition State Failure. All accrued interest payable pursuant to this Section 1(a) shall be due and payable in arrears on the first date of each quarter or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (the "Interest Payment Date"), beginning on [______], 2017, and shall be paid in immediately available funds to an account designated by the Holder. All interest payable pursuant to this Section 1(a) shall be calculated and accrue and be paid in Australian Dollars. To the extent Makers pay any installment of interest under this Note in Australian Dollars, Makers shall pay concurrently therewith an amount sufficient to pay all withholding, currency conversion and other similar costs, fees and expenses such that Holder may convert the full amount of the installment of interest to United States Dollars.

(b)           If at any time (i) Makers fail to make any payment of principal as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise), (ii) Makers fail to make any payment of interest, premium, if any, fees, costs, expenses, taxes or other amounts due hereunder within one Business Day after the date when due, or (iii) any other Event of Default has occurred and is continuing, then, in addition to the rights and remedies available to the Holder under the Purchase Agreement, this Note, the other Related Agreements and Applicable Laws, (x) Makers shall pay interest in cash on the unpaid principal balance of, premium, if any, and accrued and unpaid interest on this Note at a rate per annum (the "Default Rate") equal to the sum of the Scheduled Interest Rate plus 2.0% from the date specified in Section 12.1 of the Purchase Agreement until such time as such Event of Default is cured or waived and, additionally, (y) the Holder may demand immediate repayment of the Principal Amount and any accrued but unpaid interest.

(c)           All interest payable at the Scheduled Interest Rate shall be due and payable in arrears on each Interest Payment Date, and, until the first Interest Payment Date following the second anniversary of the Closing Date, may be paid in kind by automatically increasing the principal amount outstanding under this Note by an amount equal to the interest payable in kind on each Interest Payment Date; provided, however, that if an Event of Default has occurred, the Holder may elect to have the interest accruing at the Scheduled Interest Rate to be paid in immediately available funds to an account designated by the Holder. Interest paid in kind shall compound annually on each anniversary of the date of this Note.

(d)           Interest payable under this Note shall accrue from and including the date of issuance through and until repayment of the principal and payment of all accrued interest and premium, if any, in full. All interest payable under this Note shall accrue on a quarterly basis and be computed on the basis of a 360-day year of twelve 30-day months.

(e)           If the Principal Amount actually received by Holder under this Note plus interest thereon actually received by Holder under this Note plus proceeds from the sale of any Common Stock received by Holder after conversion of any Principal Amount of this Note (collectively, the “Proceeds”) do not, in the aggregate, exceed US$45,500,000, then the Makers shall promptly pay to Holder in immediately available funds the difference between US$45,500,000 and the Proceeds actually received.

2. Maturity Date. The outstanding principal balance of this Note, together with all premiums, if any, accrued and unpaid interest on, and all other amounts owing under this Note, shall be due and payable on [____________, 2022] (the "Maturity Date").

3. Optional Prepayments.

(a)           Makers may not prepay the unpaid principal balance of this Note prior to the first anniversary of the Closing Date. Thereafter, subject to Section 3(b), this Note may be voluntarily prepaid, at the sole option of Makers, in whole or in part, as follows: (i) at 102.0% of the Principal Amount being prepaid at any time on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date; (ii) at 101.0% of the Principal Amount being prepaid at any time on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date; and (iii) at 100.0% of the Principal Amount being prepaid at any time on or after the third anniversary of the Closing Date. The optional prepayment amount as provided in each of Sections 3(a)(i)-(iii) shall be referred to as an "Optional Prepayment Amount." Any prepayment of this Note under this Section 3 shall also include all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment.

(b)           Makers shall give the Holder written notice of each voluntary prepayment not less than 5 nor more than 30 days prior to the date of prepayment. Such notice shall specify the Principal Amount of this Note to be prepaid on such date. Notice of prepayment having been given as aforesaid, a payment in an amount equal to the Principal Amount of this Note specified in such prepayment notice shall become due and payable on such prepayment date, together with all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment. All prepayments of principal shall be in minimum increments of US$250,000 or the entire unpaid Principal Amount, if less than US$250,000.

4. Conversion Right and Preemptive Right. The attached Exhibit A is hereby incorporated into this Note by reference as if fully set forth herein, and shall apply to this Note and the Transactions contemplated hereby.

5. Change in Control Prepayment. The Holder may require the Makers to prepay the outstanding principal balance of this Note, in whole or in part, and shall be entitled to all premiums that Holder would otherwise be entitled to under this Note (including any Repayment Premium and/or Optional Prepayment Amount) as a result of an acceleration of the amounts owing under this Note, as requested by the Holder, at any time during the 90-day period following the consummation of any transaction which constitutes a Change in Control (as such term is defined below), at the prepayment amount set forth below. For the purposes of this Note, a "Change in Control" shall mean:

(a)           any transaction or other event (including, without limitation, any merger, consolidation, sale or other transfer of stock or voting rights with respect thereto, issuance of stock, death or other transaction or event) by virtue of which GFN fails to own, directly, all of the outstanding Capital Stock of GFN (US) and indirectly, all of the outstanding Capital Stock of each Subsidiary of GFN (US); provided, however, that the sale, transfer or other disposition by any Subsidiary of Royal Wolf Holdings (the “Dissolving Entity”) of substantially all of its assets to another Subsidiary of Royal Wolf Holdings followed by the dissolution of the Dissolving Entity shall not constitute a Change of Control;

(b)           the Capital Stock of GFN (US), Holdings, Finance or Royal Wolf Holdings becomes subject to a Lien (other than a Lien in favor of Holder);

(c)           any sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of GFN (US) and its Subsidiaries; provided, however, that the sale, transfer or other disposition by the Dissolving Entity of substantially all of its assets to another Subsidiary of Royal Wolf Holdings shall not constitute a Change of Control;

(d)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity securities of GFN entitled to vote for members of the board of directors or equivalent governing body of GFN on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(e)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of GFN ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(f)           the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of GFN, or control over the equity securities of GFN entitled to vote for members of the board of directors or equivalent governing body of GFN on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing more than 50% of the combined voting power of such securities.
The prepayment amount under this Section 5 shall be equal to the Principal Amount being prepaid, plus accrued and unpaid interest thereon through and including the date of prepayment. Makers shall notify the Holder of the date on which a Change in Control has occurred within three Business Days after such date and shall, in such notification, inform the Holder of the Holder's right to require Makers to prepay this Note as provided in this Section 5 and of the date on which such right shall terminate. If the Holder elects to require Makers to prepay this Note pursuant to this Section 5, it shall furnish written notice to Makers advising Maker of such election and the amount of principal of this Note to be prepaid. Maker shall prepay this Note in accordance with this Section 5 and such written notice within 3 Business Days after its receipt of such written notice.

6. Closing Fee. Upon the Closing, the Maker shall pay to Bison Capital the sum of USD$800,000 (the "Closing Fee") as provided in the Purchase Agreement. Payment of the Closing Fee shall not reduce any amounts owed as principal or interest hereunder.

7. Security. The obligations of the Makers to the Holder under this Note, the Purchase Agreement and the other Related Agreements shall be secured by a perfected first priority Lien granted to the Holder pursuant to each Pledge Agreement and Additional Pledge Agreement to which each Maker is a party.

8. Manner of Payment. Payments of principal and other amounts due under this Note (except for interest) shall be made no later than 2:00 p.m. (Eastern Time) on the date when due and in United States Dollars (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to either Maker. Payments of interest in Australian Dollars under this Note shall be made no later than 2:00 p.m. (Eastern Time) on the date when due (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to either Maker. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation.

9. Maximum Lawful Rate of Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this Section 9 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 9.

10. Makers’ Waivers. Except as otherwise provided herein, each Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise.

11. Transfer.

(a)           The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by Designated Maker in the Register (as hereinafter defined). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)           Designated Maker shall maintain at its principal executive office a register for the registration of transfers of this Note (the "Register"). The name and address of the Holder, each transfer thereof and the name and address of each transferee shall be registered in the Register. Prior to due presentment for registration of transfer, absent demonstrable error, the Person in whose name the Note is registered shall be deemed and treated as the owner and holder thereof for all purposes hereof. Any transfer of this Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

12. Persons Deemed Owners; Participations.

(a)           Prior to due presentment for registration of any assignment, Makers may treat the Person in whose name any Note is registered pursuant to the Register as the owner and Holder of such Note for all purposes whatsoever, and Makers shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws; provided, however, that unless the Holder has assigned or transferred all or any portion of this Note in accordance with Section 13 hereof by surrendering this Note at Designated Maker’s principal executive office for registration of any such assignment or transfer, Makers shall continue to treat the Person in whose name the Note is registered as the owner of purposes, including payments. Notwithstanding anything to the contrary contained herein or otherwise, nothing in the Purchase Agreement, this Note or any other Related Agreement or otherwise shall confer upon the participant any rights in the Purchase Agreement or any Related Agreement, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of the Purchase Agreement, this Note or any other Related Agreement.

(b)           In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of the Purchase Agreement, this Note or any other Related Agreement, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under the Purchase Agreement, this Note or any other Related Agreement or otherwise.

13. Assignment and Transfer. Subject to compliance with Applicable Law and except as otherwise provided in the Purchase Agreement, the Holder may, at any time and from time to time and without the consent of Makers, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than US$500,000 in Principal Amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)) or any rights hereunder. Upon surrender of this Note at Designated Maker's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, Makers shall, at their expense and within 3 Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, Makers shall issue to the Holder hereof, within 3 Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made pro rata with respect to all such notes in accordance with the outstanding Principal Amounts thereof, respectively. At any time that the original Note issued on the Closing Date is divided into two or more smaller Notes, all consents, approvals, waivers, demands and decisions that the Holder is entitled to make under this Note shall be made only by the Holders of a majority of the Principal Amounts of the Notes outstanding.

14. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence reasonably satisfactory to the Designated Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Designated Maker or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Makers shall make and deliver within 3 Business Days a new note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

15. Costs of Collection. The Makers agrees to pay all costs and expenses, including the reasonable fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder following an Event of Default in connection with (a) the enforcement of this Note or the collection of any sums due hereunder, whether or not suit is commenced; (b) any actions for declaratory relief in any way related to this Note; (c) the protection or preservation of any rights of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing any Maker's or any of their respective Subsidiaries' financial affairs if an Event of Default has occurred, including, without limitation, the following actions: (i) inspect the facilities of any Maker and any of their respective Subsidiaries or conduct appraisals of the financial condition of any Maker and any of their respective Subsidiaries; (ii) have an accounting firm chosen by the Holder review the books and records of any Maker and any of their respective Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Makers’ and each of their respective Subsidiaries' employees, accountants, customers and any other individuals related to the Makers or their respective Subsidiaries which the Holder believes may have relevant information concerning the financial condition of the Makers and any of their respective Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Makers and any of their respective Subsidiaries; (f) the Holder's participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving any Maker, any of their respective Subsidiaries or any other Affiliate of any Maker; (g) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Law; or (h) any refinancing or restructuring of this Note at the request or instigation of any Maker, including, without limitation, any restructuring in the nature of a "work out" or in any insolvency or bankruptcy proceeding of any Maker.

16. Extension of Time. The Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing the Holder's right to recourse against the Makers, which right is expressly reserved.

17. Notations. Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by Makers with respect thereto.

18. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. TO THE EXTENT NECESSARY, THE PROVISIONS OF ALL OTHER DOCUMENTS REFERRED TO HEREIN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF THE PURCHASE AGREEMENT AND SPECIFICALLY THE REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT PROVIDED IN FAVOR OF OR FOR THE BENEFIT OF THE HOLDER) SHALL BE DEEMED TO BE INCLUDED HEREIN AS IF SET OUT IN FULL HEREIN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA EVEN IF EXPRESSED IN THE OTHER DOCUMENTS TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION. THE ENFORCEMENT BY THE HOLDER OF THE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT UNDER THE LAWS OF ANOTHER JURISDICTION DOES NOT RESTRAIN OR IN ANY WAY IMPACT UPON THE ABILITY OF THE HOLDER TO ENFORCE THIS NOTE OR ANY GUARANTEE, LIEN OR SECURITY INTEREST HELD BY THE HOLDER IN RESPECT OF THE INDEBTEDNESS CREATED BY THIS NOTE OR OTHERWISE UNDER THE LAWS OF THE STATE OF CALIFORNIA.

19. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)           Each Maker hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Note or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Note or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 19 shall preclude the Holder from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Holder.

(b)           Each Maker hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such Maker may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Maker hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such Maker's actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c)           To the extent permitted under Applicable Laws of any such jurisdiction, each Maker hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such Maker's present or future domicile, or otherwise, may be available to it.

(d)           EACH MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

20. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Note by this reference as if such Section was fully set forth herein, and shall apply to this Note and the transactions contemplated hereby.

21. Additional Tax Matters; Incorporation by Reference. Section 9.14(b) of the Purchase Agreement is incorporated into this Note by this reference as if such Section was fully set forth herein, and shall apply to this Note and the transactions contemplated hereby.

22. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable substantially impair the benefits of the remaining provisions hereof.

23. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGE FOLLOWS]
SMRH:483340250.8

SMRH Draft
7/1/17
IN WITNESS WHEREOF, this Secured Senior Subordinated Promissory Note is executed as of the date first above written.

GFN ASIA PACIFIC HOLDINGS PTY LTD., an Australian corporation

By:
Name:
Title:

GFN ASIA PACIFIC FINANCE PTY LTD., an Australian corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED AS TO SECTION 4 AND EXHIBIT A ONLY:
GENERAL FINANCE CORPORATION

By:
Name:
Title:

SMRH:483340250.8	Signature Page - US$26,000,000 Note

SMRH Draft
7/1/17
Exhibit A

Conversion Right

4. Conversion.

(a) Generally. The Holder shall have the right at any time and from time to time to convert all or any portion of the Principal Amount of the Note then outstanding into shares of Common Stock at the Conversion Price in effect at the time of conversion (the “Conversion Right”). Subject to the terms and conditions of that certain Registration Rights Agreement dated [______, 2017] between GFN and Holder, GFN shall take all action as necessary to ensure that any Common Stock issued upon conversion of any portion of the Principal Amount of this Note is, upon issuance to the Holder or its designee, freely publicly tradeable by the Holder or its designee. Notwithstanding anything herein to the contrary, the Holder shall not attempt to convert, and GFN shall not cause the Holder to convert, any portion of this Note and GFN shall not issue to  the Holder any shares of Common Stock upon attempted conversion of this Note, to the extent, after giving effect to such issuance, the Holder (together with the Holder's Affiliates and associates), would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance or (ii) control in excess of 19.99% of the total voting power of GFN's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock.

(b) Forced Conversion. Subject to Sections 4(a), hereof, if, after the date of this Note and prior to repayment in full of the Principal Amount and interest thereon, a Conversion Threshold Event occurs, then Maker may, within the 10 days occurring immediately after such Conversion Threshold Event (but not thereafter) cause the Holder to convert some or all of the remaining Principal Amount into Common Stock in accordance with this Section 4 (such a conversion, a “Forced Conversion”) by giving written notice of such forced conversion to Holder within such 10 day period (such notice, a “Forced Conversion Notice”). The date of the Forced Conversion Notice, if given within the foregoing 10-day period, shall be deemed to be a Notice of Conversion under this Section 4. The date of the conversion of the Principal Amount of this Note pursuant to a Forced Conversion shall occur no later than the day that is 10 days after delivery of the Forced Conversion Notice to Holder in accordance with the foregoing unless otherwise approved by the Holder in writing. In the event of a partial Forced Conversion, the minimum Principal Amount that may be required to be converted pursuant to such Forced Conversion shall be no less than US$5,000,000.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of the Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the outstanding principal amount of the Note at the time of conversion into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(d) Mechanics of Conversion.

(1) The Holder shall exercise the Conversion Right by delivering a written notice of conversion to the Maker (the “Notice of Conversion”), which notice shall specify the Principal Amount to be converted and the Conversion Effective Date, and may specify that the effectiveness of the exercise of the Conversion Right is contingent upon the consummation of a transaction or occurrence meeting conditions specified by the Holder (such as timing and consideration payable to holders of Common Stock), in which case the Conversion Effective Date shall be deemed to be the date of the consummation of such event.

(2) Within two (2) Business Days after the Conversion Effective Date, GFN shall cause to be issued in the name of and delivered to the Holder (or its designee) a certificate or certificates for the number of Shares to which the Holder is entitled upon exercise of the Conversion Right. In addition, in the event the Holder converts all of the then outstanding Principal Amount of the Note, then the Maker shall, within five (5) Business Days after the Conversion Effective Date, pay to the Holder in immediately available funds all accrued and unpaid interest on the Principal Amount to be converted, in immediately available funds and the Holder shall deliver to GFN the original Note, marked cancelled.

(3) Reservation of Shares. GFN shall at all times when the Note shall be  outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the Conversion Right, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the then outstanding Principal Amount of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion Right of the then outstanding Principal Amount of the Note, GFN shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of GFN. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Note, GFN will take any corporate action which may, in the opinion of its counsel, be necessary in order that GFN may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(e) Adjustment for Stock Splits and Combinations. If GFN shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If GFN shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event GFN at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock or Preferred Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the Holder simultaneously receives a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if the entire Principal Amount of the Note had been converted into Common Stock on the date of such event.

(g) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving GFN in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection 4(f)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, the Note shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of GFN issuable upon conversion of the Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Subsection 4(g) with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Subsection 4(g) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Note.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, GFN at its expense shall, as promptly as reasonably practicable but in any event not later than twenty (20) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Note is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. GFN shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than twenty (20) days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Note.

(i) Notice of Record Date. In the event:

(1) GFN shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Note) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(2) of any capital reorganization of GFN, any reclassification of the Common Stock of GFN, or any Fundamental Transaction; or

(3) of the voluntary or involuntary dissolution, liquidation or winding-up of GFN,

then, and in each such case, GFN will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Note) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Note and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

(j) Purchase Price Adjustment. Except as provided in Section 4(k) below, if the Holder receives aggregate proceeds in excess of US$48,900,000 from the sale of Shares received pursuant to the exercise of the Conversion Rights hereunder (such Shares received hereunder and then sold by the Holder, the “Publicly Sold Shares”) then an aggregate amount equal to 50% of the interest accrued and actually paid to Holder on the Principal Amount that was converted into such Publicly Sold Shares (the “Price Increase”) shall be repaid by the Holder by either (i) paying such Price Increase to a Maker in the form of cash, or (ii) returning to GFN (i.e. transferring to GFN) shares of Common Stock with a value equal to the Price Increase, or (iii) any combination of (i) or (ii) above that in the aggregate equals the Price Increase. The value of the Common Stock for purposes of the Shares returned to GFN by the Holder in the preceding sentence shall be deemed to be the average price per Share realized by the Holder in the sale of the Publicly Sold Shares. Any payment made by Holder to GFN pursuant to this Section 4(j) shall be treated by the parties for all relevant tax purposes as an adjustment to the purchase price of all Shares issued to Holder by GFN upon exercise of a Conversion Right.

(k) Holder Election to Increase Conversion Rate. In lieu of paying the Price Increase as provided in Section 4(j) above, if at the time of the exercise of the Conversion Right the Common Stock has, at times during the 15 consecutive Trading Days prior to such exercise, traded above the Interest Repayment Threshold, then the Holder may, in writing at the time of the exercise of the Conversion Right, elect to cause the number of Shares issued to Holder upon the exercise of such Conversion Right to be decreased by a number of Shares equal to the Excess Return Offset Amount (the Shares received in connection with Holder’s election in the immediately preceding sentence, the “Reduced Shares”). Such election by the Holder to decrease the number of Shares received as provided in the immediately preceding sentence shall eliminate any obligation of the Holder to repay any interest paid on any of the Reduced Shares under Section 4(j). For purposes of illustration only, if (i) the Principal Amount to be converted pursuant to the exercise of a Conversion Right is US$100,000, (ii) the Conversion Price is US$10.00/Share, (iii) the average closing price of a share of Common Stock on the 15 consecutive Trading Days preceding the date on which the Conversion Right is exercised is US$16.00/Share, (iv) the interest actually paid under this Note with respect to such Principal Amount prior to the exercise of such Conversion Right is US$20,000, and (v) at the time the Holder exercises its Conversion Right the Interest Repayment Threshold with respect to such exercise of the Conversion Right has been satisfied as provided in the first sentence hereof, then the number of Shares into which the US$100,000 Principal Amount is converted upon exercise of the Conversion Right shall be decreased from 10,000 Shares to 9,375 Shares, and all of such 9,375 Shares shall be deemed “Reduced Shares” hereunder.

(l) Pre-Emptive Rights.

(1) Subject to the terms and conditions of this Subsection 4(l), if GFN proposes to offer or sell any New Securities, GFN shall first offer such New Securities to the Holder. Holder shall be entitled to apportion the rights hereby granted to it in such proportions as it deems appropriate among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of Holder.

(2) GFN shall give notice (the “Offer Notice”) to the Holder stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms (including the contemplated date of the issuance of New Securities) upon which it proposes to offer such New Securities.

(3) By notification to GFN within twenty (20) days after the Offer Notice is given, the Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by the Holder (including but not limited to all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of this Note) bears to the total Common Stock of the Company then outstanding. The closing of any sale pursuant to this Subsection 4(l) shall occur within the later of sixty (60) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to the Offer Notice.

(4) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4(l), GFN may, during the sixty (60) day period following the expiration of the periods provided in Subsection 4(l), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If GFN does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Holder n in accordance with this Subsection 4(l).

(m) Definitions. The following defined terms shall have the following meanings under this Exhibit A:

“Common Stock” shall mean the common stock, par value US$0.0001 per share, of GFN.

“Conversion Effective Date” means the date any conversion pursuant to this Note is effected.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Conversion Price” is initially equal to US$8.50. The Conversion Price is subject to adjustment as provided pursuant to the terms of this Note.

 “Conversion Threshold Event” means that the following has occurred (a) for each of the 30 consecutive Trading Days after the Original Issue Date (the “Measuring Period”) the Shares shall have been publicly traded on Nasdaq but shall have not been publicly traded thereon at a per Share price that is less than 150% of the Conversion Price in effect each such day of such 30 consecutive Trading Day period, and (b) for the last 20 consecutive Trading Days of the same Measuring Period the aggregate dollar value of Shares traded on Nasdaq (including all purchases and sales) on each such day of such period exceeds US$600,000.

“Fundamental Transaction” shall mean each of the following events, unless the Holder elects otherwise by written notice sent to GFN at least five (5) days prior to the effective date of any such event (or in the case of a Change in Control, within thirty (30) days after public announcement of the facts giving rise to the Change in Control, which thirty (30) day period may be waived by the Holder): (i) a merger or consolidation in which (A) GFN is a constituent party or (B) a Subsidiary of GFN is a constituent party and GFN issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving GFN or a Subsidiary in which the shares of capital stock of GFN outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned Subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by GFN or any Subsidiary of GFN of all or substantially all the assets of GFN and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of GFN if substantially all of the assets of GFN and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of GFN; or (iii) a Change in Control.

“GFN” means General Finance Corporation, a Delaware corporation.

“Excess Return Offset Amount” shall mean, with respect to any portion of the Principal Amount as to which a Conversion Right has been exercised, a number of Shares equal to quotient of (i) an amount equal to 50% of the interest actually paid to Holder under this Note with respect to such Principal Amount, divided by (ii) the average closing price of a share of Common Stock on the 15 consecutive Trading Days preceding the date on which the Conversion Right is exercised.

“Interest Repayment Threshold” means US$16.00 per share of Common Stock.

“New Securities” means, collectively, equity securities of GFN, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, that the issuance to any officer, director, or employee of GFN of any option, share appreciation rights, restricted share units, unrestricted shares, deferred share units and performance and cash settled awards pursuant to the GFN Amended and Restated 2014 Stock Incentive Plan or any successor or replacement omnibus stock incentive plan approved by the GFN Board of Directors in good faith shall not constitute “New Securities.”

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date on which the Note was initially issued.

“Shares” means the shares of Common Stock underlying this Note.

“Trading Day” shall mean any day on which the Common Stock is traded on the NASDAQ Stock Market, or, if The NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 3.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

SMRH:483340250.8	Signature Page - US$26,000,000 Note

Exhibit B

SECURED SENIOR PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY TO THE EXTENT THAT SUCH ACT APPLIES TO A TRANSFER OR DISPOSAL, NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

GFN ASIA PACIFIC HOLDINGS PTY LTD.

GFN ASIA PACIFIC FINANCE PTY LTD.

11.9% SECURED SENIOR PROMISSORY NOTE

US$54,000,000  Los Angeles, California

[________], 2017

FOR VALUE RECEIVED, GFN ASIA PACIFIC HOLDINGS PTY LTD. (ACN 620127791), an Australian corporation ("Holdings”), and GFN ASIA PACIFIC FINANCE PTY LTD. (ACN 620128001), an Australian corporation ("Finance”), hereby jointly and severally promise to pay to the order of BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership ("Bison Capital"), or its registered assigns (along with Bison Capital, each a "Holder"), on the Maturity Date (as hereinafter defined), the principal sum of US$54,000,000, or in the case of a prepayment, such portion thereof being prepaid, with interest thereon from time to time as provided herein. Holdings and Finance are collectively referred to as the “Makers” and each individually as a “Maker”. Holdings is from time to time referred to as the “Designated Maker”.

This Note is the Senior Note referred to in the Securities Purchase Agreement (the "Purchase Agreement") dated as of [________], 2017, by and among Bison Capital and General Finance Corporation, a Delaware corporation ("GFN"), GFN U.S. Australasia Holdings, Inc., a Delaware corporation ("GFN US"), Makers and the other parties from time to time party thereto and is subject to the provisions of the Purchase Agreement, and is subject to acceleration and to optional and mandatory prepayment in whole or in part as provided herein. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Makers contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement. This Note is secured and guaranteed as provided in the Related Agreements.

1. Interest.

(a) Subject to Section 1(b) hereof, the Makers promise to pay interest on the principal amount of this Note from time to time outstanding (the “Principal Amount”) at the per annum rate of 11.9% (the "Scheduled Interest Rate"); provided, that the Scheduled Interest Rate shall increase to and therefore be deemed to be the per annum rate of 14.4% upon and during the continuance of a 100% Acquisition State Failure. All accrued interest payable pursuant to this Section 1(a) shall be due and payable in arrears on the first date of each quarter or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (the "Interest Payment Date"), beginning on [______], 2017, and shall be paid in immediately available funds to an account designated by the Holder. All interest payable pursuant to this Section 1(a) shall be calculated and accrue and be paid in Australian Dollars. To the extent Makers pay any installment of interest under this Note in Australian Dollars, Makers shall pay concurrently therewith an amount sufficient to pay all withholding, currency conversion and other similar costs, fees and expenses such that Holder may convert the full amount of the installment of interest to United States Dollars.

(b) If at any time (i) Makers fail to make any payment of principal as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise), (ii) Makers fail to make any payment of interest, premium, if any, fees, costs, expenses, taxes or other amounts due hereunder within one Business Day after the date when due, or (iii) any other Event of Default has occurred and is continuing, then, in addition to the rights and remedies available to the Holder under the Purchase Agreement, this Note, the other Related Agreements and Applicable Laws, (x) Makers shall pay interest in cash on the unpaid principal balance of, premium, if any, and accrued and unpaid interest on this Note at a rate per annum (the "Default Rate") equal to the sum of the Scheduled Interest Rate plus 2.0% from the date specified in Section 12.1 of the Purchase Agreement until such time as such Event of Default is cured or waived and, additionally, (y) the Holder may demand immediate repayment of the Principal Amount and any accrued but unpaid interest.

(c) All interest payable at the Scheduled Interest Rate shall be due and payable in arrears on each Interest Payment Date, and, until the first Interest Payment Date following the second anniversary of the Closing Date, may be paid in kind by automatically increasing the principal amount outstanding under this Note by an amount equal to the interest payable in kind on each Interest Payment Date; provided, however, that if an Event of Default has occurred, the Holder may elect to have the interest accruing at the Scheduled Interest Rate to be paid in immediately available funds to an account designated by the Holder.

(d) Interest payable under this Note shall accrue from and including the date of issuance through and until repayment of the principal and payment of all accrued interest and premium, if any, in full. All interest payable under this Note shall accrue on a quarterly basis and be computed on the basis of a 360-day year of twelve 30-day months.

2. Maturity Date. The outstanding principal balance of this Note, together with all premiums, if any, accrued and unpaid interest on, and all other amounts owing under this Note, shall be due and payable on [____________, 2022] (the "Maturity Date").

3. Optional Prepayments.

(a) Makers may not prepay the unpaid principal balance of this Note prior to the first anniversary of the Closing Date. Thereafter, subject to Section 3(b), this Note may be voluntarily prepaid, at the sole option of Makers, in whole or in part, as follows: (i) at 102.0% of the Principal Amount being prepaid at any time on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date; (ii) at 101.0% of the Principal Amount being prepaid at any time on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date; and (iii) at 100.0% of the Principal Amount being prepaid at any time on or after the fourth anniversary of the Closing Date. The optional prepayment amount as provided in each of Sections 3(a)(i)-(iii) shall be referred to as an "Optional Prepayment Amount." Any prepayment of this Note under this Section 3 shall also include all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment.

(b) Makers shall give the Holder written notice of each voluntary prepayment not less than 15 nor more than 30 days prior to the date of prepayment. Such notice shall specify the Principal Amount of this Note to be prepaid on such date. Notice of prepayment having been given as aforesaid, a payment in an amount equal to the Principal Amount of this Note specified in such prepayment notice shall become due and payable on such prepayment date, together with all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment. All prepayments of principal shall be in minimum increments of US$250,000 or the entire unpaid Principal Amount, if less than US$250,000.

4. [intentionally omitted]

5. Change in Control Prepayment. The Holder may require the Makers to prepay the outstanding principal balance of this Note, in whole or in part, and shall be entitled to all premiums that Holder would otherwise be entitled to under this Note (including any Repayment Premium and/or Optional Prepayment Amount) as a result of an acceleration of the amounts owing under this Note, as requested by the Holder, at any time during the 90-day period following the consummation of any transaction which constitutes a Change in Control (as such term is defined below), at the prepayment amount set forth below. For the purposes of this Note, a "Change in Control" shall mean:

(a) any transaction or other event (including, without limitation, any merger, consolidation, sale or other transfer of stock or voting rights with respect thereto, issuance of stock, death or other transaction or event) by virtue of which GFN fails to own, directly, all of the outstanding Capital Stock of GFN (US) and indirectly, all of the outstanding Capital Stock of each Subsidiary of GFN (US); provided, however, that the sale, transfer or other disposition by any Subsidiary of Royal Wolf Holdings (the “Dissolving Entity”) of substantially all of its assets to another Subsidiary of Royal Wolf Holdings followed by the dissolution of the Dissolving Entity shall not constitute a Change of Control;

(b) the Capital Stock of GFN (US), Holdings, Finance or Royal Wolf Holdings becomes subject to a Lien (other than a Lien in favor of Holder);

(c) any sale, lease, transfer, assignment or other disposition of all or substantially all of the assets of GFN (US) and its Subsidiaries; provided, however, that the sale, transfer or other disposition by the Dissolving Entity of substantially all of its assets to another Subsidiary of Royal Wolf Holdings shall not constitute a Change of Control;

(d) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity securities of GFN entitled to vote for members of the board of directors or equivalent governing body of GFN on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(e) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of GFN ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(f) the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of GFN, or control over the equity securities of GFN entitled to vote for members of the board of directors or equivalent governing body of GFN on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing more than 50% of the combined voting power of such securities.

The prepayment amount under this Section 5 shall be equal to the Principal Amount being prepaid, plus accrued and unpaid interest thereon through and including the date of prepayment. Makers shall notify the Holder of the date on which a Change in Control has occurred within three Business Days after such date and shall, in such notification, inform the Holder of the Holder's right to require Makers to prepay this Note as provided in this Section 5 and of the date on which such right shall terminate. If the Holder elects to require Makers to prepay this Note pursuant to this Section 5, it shall furnish written notice to Makers advising Maker of such election and the amount of principal of this Note to be prepaid. Maker shall prepay this Note in accordance with this Section 5 and such written notice within 3 Business Days after its receipt of such written notice.

6. Closing Fee. Upon the Closing, the Maker shall pay to Bison Capital the sum of USD$800,000 (the "Closing Fee") as provided in the Purchase Agreement. Payment of the Closing Fee shall not reduce any amounts owed as principal or interest hereunder.

7. Security. The obligations of the Makers to the Holder under this Note, the Purchase Agreement and the other Related Agreements shall be secured by a perfected first priority Lien granted to the Holder pursuant to each Pledge Agreement and Additional Pledge Agreement to which each Maker is a party.

8. Manner of Payment. Payments of principal and other amounts due under this Note (except for interest) shall be made no later than 2:00 p.m. (Eastern Time) on the date when due and in United States Dollars (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to either Maker. Payments of interest in Australian Dollars under this Note shall be made no later than 2:00 p.m. (Eastern Time) on the date when due (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to either Maker. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation.

9. Maximum Lawful Rate of Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this Section 9 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 9.

10. Makers’ Waivers. Except as otherwise provided herein, each Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise.

11. Transfer.

(a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by Designated Maker in the Register (as hereinafter defined). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) Designated Maker shall maintain at its principal executive office a register for the registration of transfers of this Note (the "Register"). The name and address of the Holder, each transfer thereof and the name and address of each transferee shall be registered in the Register. Prior to due presentment for registration of transfer, absent demonstrable error, the Person in whose name the Note is registered shall be deemed and treated as the owner and holder thereof for all purposes hereof. Any transfer of this Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

12. Persons Deemed Owners; Participations.

(a) Prior to due presentment for registration of any assignment, Makers may treat the Person in whose name any Note is registered pursuant to the Register as the owner and Holder of such Note for all purposes whatsoever, and Makers shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws; provided, however, that unless the Holder has assigned or transferred all or any portion of this Note in accordance with Section 13 hereof by surrendering this Note at Designated Maker’s principal executive office for registration of any such assignment or transfer, Makers shall continue to treat the Person in whose name the Note is registered as the owner of purposes, including payments. Notwithstanding anything to the contrary contained herein or otherwise, nothing in the Purchase Agreement, this Note or any other Related Agreement or otherwise shall confer upon the participant any rights in the Purchase Agreement or any Related Agreement, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of the Purchase Agreement, this Note or any other Related Agreement.

(b) In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of the Purchase Agreement, this Note or any other Related Agreement, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under the Purchase Agreement, this Note or any other Related Agreement or otherwise.

13. Assignment and Transfer. Subject to compliance with Applicable Law and except as otherwise provided in the Purchase Agreement, the Holder may, at any time and from time to time and without the consent of Makers, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than US$500,000 in Principal Amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)) or any rights hereunder. Upon surrender of this Note at Designated Maker's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, Makers shall, at their expense and within 3 Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, Makers shall issue to the Holder hereof, within 3 Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made pro rata with respect to all such notes in accordance with the outstanding Principal Amounts thereof, respectively. At any time that the original Note issued on the Closing Date is divided into two or more smaller Notes, all consents, approvals, waivers, demands and decisions that the Holder is entitled to make under this Note shall be made only by the Holders of a majority of the Principal Amounts of the Notes outstanding.

14. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence reasonably satisfactory to the Designated Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Designated Maker or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Makers shall make and deliver within 3 Business Days a new note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

15. Costs of Collection. The Makers agrees to pay all costs and expenses, including the reasonable fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder following an Event of Default in connection with (a) the enforcement of this Note or the collection of any sums due hereunder, whether or not suit is commenced; (b) any actions for declaratory relief in any way related to this Note; (c) the protection or preservation of any rights of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing any Maker's or any of their respective Subsidiaries' financial affairs if an Event of Default has occurred, including, without limitation, the following actions: (i) inspect the facilities of any Maker and any of their respective Subsidiaries or conduct appraisals of the financial condition of any Maker and any of their respective Subsidiaries; (ii) have an accounting firm chosen by the Holder review the books and records of any Maker and any of their respective Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Makers’ and each of their respective Subsidiaries' employees, accountants, customers and any other individuals related to the Makers or their respective Subsidiaries which the Holder believes may have relevant information concerning the financial condition of the Makers and any of their respective Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Makers and any of their respective Subsidiaries; (f) the Holder's participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving any Maker, any of their respective Subsidiaries or any other Affiliate of any Maker; (g) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Law; or (h) any refinancing or restructuring of this Note at the request or instigation of any Maker, including, without limitation, any restructuring in the nature of a "work out" or in any insolvency or bankruptcy proceeding of any Maker.

16. Extension of Time. The Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing the Holder's right to recourse against the Makers, which right is expressly reserved.

17. Notations. Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by Makers with respect thereto.

18. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. TO THE EXTENT NECESSARY, THE PROVISIONS OF ALL OTHER DOCUMENTS REFERRED TO HEREIN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF THE PURCHASE AGREEMENT AND SPECIFICALLY THE REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT PROVIDED IN FAVOR OF OR FOR THE BENEFIT OF THE HOLDER) SHALL BE DEEMED TO BE INCLUDED HEREIN AS IF SET OUT IN FULL HEREIN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA EVEN IF EXPRESSED IN THE OTHER DOCUMENTS TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION. THE ENFORCEMENT BY THE HOLDER OF THE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT UNDER THE LAWS OF ANOTHER JURISDICTION DOES NOT RESTRAIN OR IN ANY WAY IMPACT UPON THE ABILITY OF THE HOLDER TO ENFORCE THIS NOTE OR ANY GUARANTEE, LIEN OR SECURITY INTEREST HELD BY THE HOLDER IN RESPECT OF THE INDEBTEDNESS CREATED BY THIS NOTE OR OTHERWISE UNDER THE LAWS OF THE STATE OF CALIFORNIA.

19. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a) Each Maker hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Note or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Note or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 19 shall preclude the Holder from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Holder.

(b) Each Maker hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such Maker may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Maker hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such Maker's actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, each Maker hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such Maker's present or future domicile, or otherwise, may be available to it.

(d) EACH MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

20. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Note by this reference as if such Section was fully set forth herein, and shall apply to this Note and the transactions contemplated hereby.

21. Additional Tax Matters; Incorporation by Reference. Section 9.14(b) of the Purchase Agreement is incorporated into this Note by this reference as if such Section was fully set forth herein, and shall apply to this Note and the transactions contemplated hereby.

22. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable substantially impair the benefits of the remaining provisions hereof.

23. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGE FOLLOWS]
SMRH:483112246.8

IN WITNESS WHEREOF, this Secured Senior Subordinated Promissory Note is executed as of the date first above written.

GFN ASIA PACIFIC HOLDINGS PTY LTD., an Australian corporation

By:
Name:
Title:

GFN ASIA PACIFIC FINANCE PTY LTD., an Australian corporation

By:
Name:
Title:

SMRH:483112246.8	Signature Page – US$54,000,000 Note

Exhibit D

General Security Deed

BISON CAPITAL PARTNERS V, L.P. General Security Deed

BISON CAPITAL PARTNERS V, L.P.

GFN U.S. AUSTRALASIA HOLDINGS, INC.

Contents

1.
Definitions and interpretation 1

2.
Security 13

3.
Restrictions on dealing with Secured Property 14

4.
Representations and warranties 16

5.
Grantor's undertakings 17

6.
Secured Party's powers 23

7.
Power of Attorney 25

8.
Enforcement 26

9.
Appointment of Receiver 26

10.
Protection of Secured Party and Appointees 31

11.
Protection of Third Parties 32

12.
Application of Money 33

13.
Continuing Security and Third Party Provisions 35

14.
Release 40

15.
Personal Property Securities Act 40

16.
Anti-money laundering 43

17.
Amendment and assignment 44

18.
General 45

19.
Notices 50

Schedule 1 – Serial numbered property  53

Schedule 2 – Notice Details  54

Schedule 3 – Share Transfer Form  55

29149514.1 AVT AVT

General Security Deed

Date

Parties

1.
Bison Capital Partners V, L.P. of 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401, U.S.A. (Secured Party)

2.
GFN U.S. Australasia Holdings, Inc. (a Delaware corporation) of c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103, U.S.A. (Grantor)

Recitals

A.
On or about [ ] July 2017, the Secured Party of the one part, and the Grantor, GFN, GFN Holdings and GFN Finance, of the other part, entered into the SPA.

B.
On or about the date of this Deed, the transaction the subject of the SPA completed, and the Secured Party was issued with the Convertible Note and the Senior Note, in each case by GFN Holdings and GFN Finance. The Grantor provided the Guaranty in favour of the Secured Party in relation to the performance by each of GFN Holdings and GFN Finance in relation to the Convertible Note and the Senior Note.

C.
The Grantor, GFN, GFN Holdings and GFN Finance are Related Bodies Corporate and will each benefit, directly or indirectly, from the Secured Party performing its obligations under the Convertible Note and the Senior Note.

D.
As at the date of this Deed, at least 90% of the issued share capital in Royal Wolf Holdings is held by either GFN Holdings and/or GFN USA Holdings. Royal Wolf Holdings and its subsidiaries, among others, have entered into the DB Facility.

E.
To better enable the Secured Party to secure its rights under the Guaranty, the Convertible Note and the Senior Note, and in consideration of the benefits to be obtained by the Grantor as a result of the Secured Party performing its obligations under the Convertible Note and the Senior Note, the Grantor wishes to enter into this Deed with the Secured Party.

Operative provisions

1.
Definitions and interpretation

1.1 Definitions

Administrator means an administrator as defined under section 9 of the Corporations Act.

AML CTF Laws means any law or regulation in any applicable jurisdiction which relates to the prevention of money laundering, terrorism financing and/or the provision of financial and/or other services to any persons which may be subject to sanctions, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth).

Attorney means an attorney appointed under this Deed and any attorney’s substitute or delegate.

Authorised Representative means:

(a)
for the Secured Party:

(i)
a company secretary or director or attorney of the Secured Party or an employee of the Secured Party whose title includes the word ‘Manager’, ‘Director’, ‘Counsel’, ‘Chief’ or ‘Head’;

(ii)
a person who is acting temporarily in one of those positions; or

(iii)
a person, or a person holding a position, nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Secured Party to the Grantor; and

(b)
for the Grantor, any person nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Grantor to the Secured Party in a notice or certificate and:

(i)
whose identity has been verified to the satisfaction of the Secured Party in order to comply with AML CTF Laws; and

(ii)
in respect of whom the Secured Party has not received notice of revocation of the appointment.

Avoidance has the meaning given to that term in clause 18.13(a).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney and Melbourne.

Control Event means:

(a)
in respect of any Secured Property that is, or would have been, a Revolving Asset:

(i)
the Grantor breaches, or attempts to breach, clause 3.1(a)(i) in respect of the Secured Property or takes any step which would result in it doing so;

(ii)
a person takes a step (including signing a notice or direction) which may result in a Tax, or an amount owing to a Governmental Agency, ranking ahead of the Security in the Secured Property under this document;

(iii)
distress is levied or a judgment, order or Security is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security, over the Secured Property; or

(iv)
the Secured Party gives a notice to the Grantor that the Secured Property is not a Revolving Asset if it reasonably considers that it is necessary to do so to protect its rights under this document or if an Event of Default is continuing; or

(b)
in respect of all Secured Property that is or would have been Revolving Assets, an Insolvency Event occurs in respect of the Grantor.

Controller means a controller as defined in section 9 of the Corporations Act.

Convertible Note means the secured senior convertible promissory note in the aggregate principal amount of US$26,000,000 issued by GFN Holdings and GFN Finance to the Secured Party, and which is subject to the SPA and associated convertible note deed, and any documents ancillary to same.

Corporations Act means the Corporations Act 2001 (Cth).

DB Facility has the same meaning as given to the expression "Deutsche Bank Credit Documents" in the SPA.

Deed means the document and any schedules, annexures or attachments to it.

Event of Default means any event or circumstance occurring that would:

(a)
constitute an event of default or default (however described), a review event (however described) or a termination event (however described) by any party, other than the Secured Party (or any of its Related Bodies Corporate, as the case may be), under any Finance Document; or

(b)
constitute an event of default or default (however described), a review event (however described) or a termination event (however described) under any document forming part of the DB Facility;

(c)
without limitation, result in any person or persons who at the date of this Deed hold the entirety of the issued capital of any of: Grantor, GFN Holdings, GFN Finance, or Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings, ceasing to own the entirety of the issued capital of that entity (other than as may be anticipated by the transaction the subject of the SPA); or

(d)
without limitation, constitute an Insolvency Event in respect of any of: Grantor, GFN Holdings, GFN Finance, Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings,

or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) result in such an event or circumstance.

Finance Documents means:

(c)
this Deed;

(d)
the SPA;

(e)
the Convertible Note;

(f)
the Senior Note;

(g)
Guaranty;

(h)
each Security Document;

(i)
each priority and/or subordination and/or intercreditor document (however named or described) that refers to any of the Secured Money and that is entered into at any time between one or more of GFN, the Grantor, GFN Holdings, GFN Finance, the Secured Party and one or more other persons;

(j)
each other document that includes or contains any obligation, undertaking, indemnity, representation and/or warranty of or given by or made by any of GFN, the Grantor, GFN Holdings, GFN Finance with, to, in favour of and/or for the benefit of the Secured Party;

(k)
each other document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Finance Document’ for the purposes of this definition and/or this document;

(l)
each document that is entered into under any document included as a ‘Finance Document’ in any of the above paragraphs; and

(m)
each document that amends, supplements, replaces or novates any document included as a ‘Finance Document’ in any of the above paragraphs,

and Finance Document means any of them as the context may require or permit.

GFN means General Finance Corporation (a Delaware corporation).

GFN Finance means GFN Asia Pacific Finance Pty Ltd. (ACN 620128001).

GFN Holdings means GFN Asia Pacific Holdings Pty Ltd. (ACN 620127791).

Governmental Agency means:

(n)
the Crown, any government or any governmental, semi-governmental or judicial authority, agency or entity;

(o)
any statutory corporation or any self-regulatory entity established under statute;

(p)
any stock or securities exchange; or

(q)
any other person (whether autonomous or not) who is charged with the administration of a law or regulation.

Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other undertaking or obligation of any kind:

(s)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise), or otherwise to make property available, for the payment or discharge of;

(s)
to indemnify any person against the consequences of default in the payment or performance of; or

(t)
to be responsible for,

any obligation or liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.

Guaranty has the same meaning as given to that expression in the SPA.

Insolvency Event means, in respect of a person, any of the following:

(u)
(insolvency)

(i)
it becomes insolvent within the meaning of section 95A of the Corporations Act, states or admits inability to pay its debts, or suspends payment to all or a class of its creditors generally; or

(ii)
it is taken to have failed to comply with a statutory demand under section 459F(1) of the Corporations Act and has not otherwise applied to a court pursuant to section 459G of the Corporations Act; or

(iii)
it is presumed, deemed or taken to be insolvent under the Corporations Act or otherwise at law or any circumstance specified in section 461 of the Corporations Act applies to it;

(v)
(winding up) any step is taken:

(i)
to pass a resolution or a resolution is passed;

(ii)
to make an application or an application is made; or

(iii)
to make an order or an order is made,

for the winding up or liquidation of that person, or its winding up or liquidation commences for any other reason;

(w)
(administration) any step is taken:

(i)
to appoint an Administrator to that person, or an Administrator is appointed to that person; or

(ii)
to pass a resolution to appoint an Administrator to that person, or a resolution to appoint an Administrator to that person is passed ;

(x)
(Controller) any step is taken:

(i)
to pass a resolution to appoint a Controller, or a resolution is passed to appoint a Controller; or

(ii)
to appoint a Controller or a Controller is appointed,

to that person or any asset of that person;

(y)
(Security) the holder of a Security or any agent on its behalf takes possession of any of that person’s property;

(z)
(restructuring) any step is taken to convene a meeting or a meeting is convened to consider the entry into by that person of, or any step is taken toward that person entering into or that person enters into, any arrangement, composition or compromise with, or assignment for the benefit of, any of its members, beneficiaries or creditors, or any scheme of arrangement in relation to that person or any of its assets, or any voluntary administration or reorganisation of that person;

(aa)
(cessation of business) any step is taken by that person to cease or it threatens to cease or ceases to carry on all or a substantial part of its business;

(bb)
(deregistration) that person is deregistered or any step is taken to deregister it under the Corporations Act;

(cc)
(insolvent under administration) that person becomes, or takes any step toward that person becoming, an insolvent under administration (as defined in section 9 of the Corporations Act);

(dd)
(natural person) without limiting any other paragraph in this definition, if that person is a natural person, that person:

(i)
dies or becomes, or is declared to be, mentally or physically incapable of managing his or her affairs or is imprisoned;

(ii)
takes any step to become or be declared bankrupt, is or is deemed or presumed by law or a court to be insolvent or bankrupt; or

(iii)
takes any step to obtain protection or is granted protection from its creditors under any applicable legislation, or an Administrator is appointed to him or her or any of his or her assets; or

(ee)
(analogous event) an analogous or equivalent event to any listed above occurs in relation to that person in any jurisdiction,

unless this takes place with the prior written consent or approval of the Secured Party as part of a solvent reconstruction, amalgamation, merger or consolidation.

Intermediate Shares means all of the issued share capital from time to time in GFN Holdings, GFN Finance and Royal Wolf Holdings.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing paid, suffered or incurred and includes legal fees and disbursements.

Marketable Security means:

(ff)
a marketable security as defined in section 9 of the Corporations Act;

(gg)
a negotiable instrument;

(hh)
a unit or other interest in a trust or partnership;

(ii)
any other investment instrument;

(jj)
any intermediated security;

(kk)
a right or an option in respect of any of the above, whether issued or unissued;

and, without limitation, includes the Intermediate Shares.

Non-PPS Property means all Secured Property that is not PPS Property.

Permitted Security means:

(ll)
each Security in favour of the Secured Party created by any Security Document;

(mm)
any lien or charge arising by operation of law in the ordinary course of ordinary business so long as the debt or amount it secures is paid when due or is being diligently contested in good faith and by appropriate proceedings and where the Grantor, GFN Holdings or GFN Finance, as the case may be has set aside sufficient reserves of liquid assets to pay such debt or other amount;

(nn)
any netting or set-off arrangement (excluding a deposit of money constituting a Security) on normal commercial terms in the ordinary course of the transactional banking business of the Grantor, GFN Holdings or GFN Finance, as the case may be;

(oo)
a Security:

(i)
existing on the date of this document that has been approved by or consented to by the Secured Party in writing; or

(ii)
that arises after the date of this document and that the Secured Party approves or consents to in writing before it arises,

where:

(iii)
the amount secured does not increase, and the time for payment of that amount is not extended, beyond the amount and time approved by or consented to by the Secured Party in writing; and

(iv)
if any approval or consent given by the Secured Party corresponding to, or to the giving, grant or entry into of, such Security is subject to any conditions, all such conditions have been and are being complied with.

Pledge Agreement has the same meaning as given to that expression in the SPA.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Property means all Secured Property in relation to which the Grantor can be a grantor of a PPS Security Interest, whether or not the Grantor has title to the property, including all PPS Retention of Title Property.

PPS Register means the register created and maintained in accordance with the PPSA.

PPS Retention of Title Property means PPS retention of title property (as defined in section 51F of the Corporations Act).

PPS Security Interest means a security interest that is subject to the PPSA.

Receiver means a receiver or a receiver and manager.

Related Bodies Corporate has the same meaning as given to that expression in the Corporations Act.

Review Event means:

(pp)
an investigation by a Governmental Agency or any other person or organisation (including any industry body) into all or part of the affairs of the Grantor, GFN Holdings, or GFN Finance, as the case may be commences (or a safety incident (including a fatality) or other operational event occurs) which results, or may result, in the suspension or termination of any authorisation of a Governmental Agency held by the Grantor, GFN Holdings or GFN Finance, as the case may be; or

(qq)
any other event or circumstance which the parties agree or designate in writing is a ‘Review Event’ for the purposes of this document.

Revolving Asset means any Secured Property:

(rr)
which is:

(i)
inventory (excluding, for the avoidance of doubt, any real property);

(ii)
a negotiable instrument;

(iii)
machinery, plant or equipment which is not inventory and has a value of less than $1,000 (or its equivalent in any other currency or currencies);

(iv)
money (including money withdrawn or transferred to a third party from an account of the Grantor with a bank or other financial institution).

(ss)
in relation to which no Control Event has occurred, subject to clause 3.1(c).

Royal Wolf Holdings means Royal Wolf Holdings Limited ACN 121226793.

Secured Money means all amounts (including damages) that are payable, owing but not payable, or that otherwise remain unpaid by any of GFN, GFN Holdings, GFN Finance or the Grantor to the Secured Party on any account at any time including under or in connection with any Finance Document or any transaction contemplated by, or breach of or default under, any Finance Document:

(tt)
whether present or future, actual or contingent;

(uu)
whether incurred alone, jointly, severally or jointly and severally;

(vv)
whether GFN, GFN Holdings, GFN Finance or the Debtor is liable on its own account or for the account of, or as surety for, another person and without regard to the capacity in which GFN, GFN Holdings, GFN Finance or the Debtor (as the case may be) is liable;

(ww)
whether due to the Secured Party alone or with another person;

(xx)
whether the Secured Party is entitled for its own account or the account of another person;

(yy)
whether originally contemplated by GFN, GFN Holdings, GFN Finance or the Debtor or the Secured Party or not;

(zz)
whether the Secured Party is the original person in whose favour any of the above amounts were owing or an assignee or transferee and, if the Secured Party is an assignee or transferee:

(i)
whether or not GFN, GFN Holdings, GFN Finance or the Grantor (as the case may be) consented to or knew of the assignment or transfer;

(ii)
no matter when the assignment or transfer occurred; and

(iii)
whether or not the entitlements of that original person were assigned or transferred with any Security granted under any Security Document; and

(aaa)
if determined pursuant to any award, order or judgment against GFN, GFN Holdings, GFN Finance or the Grantor (as the case may be), whether or not GFN, GFN Holdings, GFN Finance or the Grantor (as the case may be) was a party to the court proceedings, arbitration or other dispute resolution process in which that award, order or judgment was made.

Secured Obligations means any obligation or liability of any kind of either of GFN, the Grantor, GFN Holdings or GFN Finance, as the case may be to the Secured Party including under or in connection with the Finance Documents or any transaction contemplated by them.

Secured Property means all present and after-acquired property of the Grantor (including without limitation the Intermediate Shares). It includes anything in respect of which the Grantor has at any time a sufficient right, interest or power to grant a Security.

Security means:

(bbb)
a security interest as defined in the PPS Law;

(ccc)
any other interest or arrangement of any kind that secures any obligation including a mortgage, charge, pledge, lien, bill of sale, trust, power or title retention arrangement, right of set-off, assignment of income or monetary claim, right to withhold payment of a deposit or other money and any right arising as a consequence of enforcement of a judgment;

(ddd)
a right that a person (other than the owner) has to remove something from land (known as a profit à prendre), a lease, a caveat or similar restriction over property;

(eee)
any interest or arrangement which has the effect of giving a person a preference, priority or advantage over any creditor;

(fff)
any other agreement, notice or arrangement having a similar effect to any of the above; or

(ggg)
any agreement to create any of the above or allow any of them to exist.

Security Documents means:

(hhh)
this Deed;

(iii)
any security document entered into in favour of the Secured Party, including without limitation a general security deed entered into by any of the Grantor, GFN Holdings or GFN Finance;

(jjj)
each other document creating or evidencing or purporting to create or evidence a Security in favour of the Secured Party for any Secured Money or any Secured Obligations; and

(kkk)
each document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Security Document’ for the purposes of this definition and/or this document,

(lll)
each Pledge Agreement;

and Security Document means any of them as the context may require or permit.

Senior Note means the secured senior promissory note in the aggregate principal amount of US$54,000,000 issued by GFN Holdings and GFN Finance to the Secured Party, and which is the subject of the SPA and associated senior note deed, and any documents ancillary to same.

Serial Numbered Property means any Secured Property which may or must be described by serial number in a registration (as defined in the PPSA).

SPA means the Securities Purchase Agreement entered into on or about [ ] July 2017 between the Secured Party of the one part, and the Grantor, GFN, GFN Holdings and GFN Finance of the other part.

Subsidiary means a subsidiary as defined under section 9 of the Corporations Act.

Suspicious Transaction means a transaction which the Secured Party suspects:

(mmm)
may breach any laws or regulations in Australia or any other country, including any AML CTF Laws;

(nnn)
involves any person that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and/or trade sanctions imposed by the United States of America, the European Union or any other country; or

(ooo)
may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country.

Tax means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty, interest, fine or other charge payable in connection with any failure to pay or any delay in paying any of the same).

1.2 Interpretation

(a)
Any reference in this document to:

(i)
the Secured Party, the Grantor or any other party to an agreement or instrument includes its successors in title, permitted assigns and permitted transferees;

(ii)
a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated or novated;

(iii)
indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of any amount, whether present or future, actual or contingent;

(iv)
a person includes any type of person or entity or body of persons, whether or not it is incorporated or has a separate legal identity, and includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership;

(v)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Governmental Agency, and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(vi)
a trustee includes a reference to a responsible entity, where the context requires or permits;

(vii)
a trust includes a reference to a “managed investment scheme” (as defined in the Corporations Act), where the context requires or permits;

(viii)
a lease includes a reference to a lease, a lease of lease, any further derivative lease, a licence, any further derivative licence or a tenancy (however defined or described);

(ix)
the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(x)
the word agreement includes an agreement, undertaking or other binding arrangement or understanding;

(xi)
a provision of law or a regulation is a reference to that provision as amended, consolidated, replaced or re-enacted;

(xii)
the singular includes the plural and the plural includes the singular;

(xiii)
words of any gender include all genders;

 (xiv)
anything (including any right, obligation or concept) includes each and any part of that thing but nothing in this paragraph 1.2(a)(xiv)implies or is to be interpreted as meaning that performance of part of an obligation constitutes performance of the obligation; and

(xv)
unless a contrary indication appears, a time of day is a reference to Sydney time.

(b)
Section, clause and schedule headings are for ease of reference only.

(c)
If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(d)
Unless a contrary indication appears, a reference to a clause, schedule or annexure is to a clause, schedule or annexure in or to this document, and a reference to this document includes any schedule or annexure in or to this document.

(e)
Unless a contrary indication appears, the following terms (whether capitalised, italicised or not) that are defined in the PPSA and not otherwise defined in this document have the meaning given to them in the PPSA if and when used in this document: ‘amendment demand’, ‘attaches’, ‘chattel paper’, ‘circulating asset’, ‘financing change statement’, ‘financing statement’, ‘intermediated security’, ‘investment instrument’, ‘personal property’, ‘purchase money security interest’, ‘serial number’ and ‘verification statement’.

(f)
An Event of Default or Review Event that occurs continues or subsists or is continuing or subsisting until the Secured Party notifies the Grantor in writing that it has been remedied to the satisfaction of the Secured Party or waived by the Secured Party.

(g)
A reference to Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia.

(h)
The words related entity have the meanings given to them in the Corporations Act.

(i)
Unless the context otherwise requires, the words property and asset are interchangeable when used in this document and in either case include any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, to, under or derived from the property or asset.

(j)
No provision of this document may be construed adversely to a party on the ground that the party or its advisers was responsible for the preparation of this document or that provision.

1.3 Non Business Days and Time

(a)
If the day on or by which a person must do something under this document is not a Business Day:

(i)
if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(ii)
in any other case, the person must do it on or by the next Business Day in the same calendar month (if there is one) or on or by the preceding Business Day (if there is not).

(b)
If a time is not specified for the performance of an obligation under this document, it must be performed promptly.

1.4 Multiple parties

If a party to this document (other than the Secured Party) is made up of more than one person, or a term (other than Secured Party or party) is used in this document to refer to more than one party, then unless otherwise specified in this document:

(a)
an obligation of those persons is joint and several;

(b)
a right of those persons is held by each of them severally; and

(c)
any other reference to that party or that term is a reference to each of those persons separately, so that (for example) a representation or warranty relates to each of them separately.

1.5 Inconsistency with existing security documents

In respect of a Grantor, if a provision of this document is inconsistent with any other provision of a general security agreement or other security document granted by that Grantor in favour of the Secured Party, this document prevails to the extent of the inconsistency in respect of that Grantor.

2.
Security

 2.1 Security interest

To secure the punctual payment of the Secured Money and the punctual performance of the Secured Obligations, the Grantor grants to the Secured Party a security interest in and over all Secured Property. The Grantor expressly acknowledges and agrees that the Secured Money extends to any amounts (including damages) which may be payable, owing but not payable, or that otherwise remain unpaid, to the Secured Party by any of GFN, GFN Holdings, or GFN Finance, each being Related Bodies Corporate of the Grantor, and the Grantor obtains a direct or indirect benefit as a result of same.

2.2 Nature of security interest

(a)
The security interest in clause 2.1 is:

(i)
a transfer by way of security of Secured Property consisting of accounts and chattel paper (each as defined in the PPSA) which are not, or cease to be, Revolving Assets; and

 (ii)
a charge in and over all Secured Property to the extent the Secured Property is not transferred.

(b)
The charge referred to in clause 2.2(a)(ii) is a floating charge over Revolving Assets and a fixed charge over all other Secured Property to the extent the Secured Property is not transferred.

2.3 Scope of security interest

For the purposes of section 20(2)(b) of the PPSA (but without limiting the meaning of “Secured Property” in this document), the Security granted in clause  2.1 is in and over all the Grantor's present and after-acquired property (as defined in the PPSA). This clause does not limit clause 2.1.

2.4 Obligations not transferred

The Grantor will at all times be and remain liable to perform and comply with all of its obligations in connection with any Secured Property despite any grant of any security interest in clause 2.1 being or operating as a transfer by way of security. The Secured Party will not have any liability or obligation to perform or comply with any of those obligations.

 2.5 Priority

(a)
Each Security granted in clause 2.1 is intended to take effect as a first ranking security subject only to any Security mandatorily preferred by law and any Permitted Security which the Secured Party agrees in writing ranks in priority to it.

(b)
Nothing in this document restricts the Secured Party from claiming that a Security granted under this document is a purchase money security interest in respect of all or part of the Secured Property.

2.6 No postponement of attachment

Nothing in this document may be taken as an agreement that the PPS Security Interest granted in clause 2.1 attaches later than the time contemplated by section 19(2) of the PPSA.

2.7 Acknowledgment of no subordination

The Grantor acknowledges that the Secured Party does not agree and has not agreed to subordinate its Security in the Secured Property to any other interest in the Secured Property, except to the extent (if any) expressly provided by a Finance Document.

2.8
Contemporaneous Security

The Grantor expressly acknowledges and agrees that the Secured Party has the benefit of each of the Pledge Agreements and the Guarantee, which documents may secure some or all of the same obligations which are the subject of this Deed. No enforcement or attempted enforcement in any jurisdiction of any or all of the Pledge Agreements or the Guarantee at any time will in any way act as a waiver of any of the Secured Party's rights pursuant to this Deed and, to the extent permitted by law, the Secured Party may seek to enforce its rights under this Deed, the Pledge Agreements and/or the Guarantee contemporaneously.

3.
Restrictions on dealing with Secured Property

 3.1 Dealings with Secured Property and Revolving Assets

(a)
(restricted dealings)

 (i)
The Grantor must not do, or agree to do, any of the following unless it is permitted to do so by another provision in a Finance Document:

(A)
create or allow another interest (including any Security) in any Secured Property other than a Permitted Security; or

(B)
sell, convey, transfer, lease, surrender or otherwise dispose, or part with possession, of any Secured Property except with the prior written approval of the Secured Party.

(ii)
Where by law the Secured Party may not restrict the creation of any Security in relation to an asset ranking after the Security granted in clause 2.1:

(A)
Clause 3.1(a)(i) will not restrict that creation; and

(B)
the Grantor must ensure that, before that Security is created, the holder of that Security enters into a deed of priority with the Secured Party in form and substance satisfactory to the Secured Party. The Secured Party is not required to provide or make available any advance or financial accommodation to the Grantor, GFN Holdings or GFN Finance until, the deed of priority is entered into on terms and in form and substance satisfactory to the Secured Party.

(iii)
The Grantor acknowledges and agrees that if it creates or allows another interest in any Secured Property, or disposes of or parts with possession of any Secured Property, in any such case in breach of this clause 3.1, then despite any of the foregoing occurring:

(A)
the Secured Party has not authorised the creating or allowance of another interest in the Secured Property, or the disposal of or parting with possession of the Secured Property, or agreed that any of the foregoing would extinguish any Security that the Secured Party holds in the Secured Property; and

(B)
the Security granted in clause  2.1 continues in the Secured Property.

 (iv)
The Grantor must give the Secured Party:

(A)
prompt notice of anything that occurs in breach of this clause 3.1; and

(B)
any information requested by the Secured Party in relation to any person who obtains or may obtain an interest in any asset or property the subject of this clause 3.1.

(v)
The Grantor acknowledges that any notification or information provided under clause 3.1(a)(iv)does not cure or remedy any breach of this clause 3.1.

(b)
(DB Facility)

The Grantor must do all such things as are reasonably necessary to ensure that there does not occur any event of default or default (however described), any review event (however described) or any termination event (however described) under any document forming part of the DB Facility.

(c)
(Control Event) If a Control Event occurs in respect of any Secured Property then automatically:

(i)
that Secured Property is not (and immediately ceases to be) a Revolving Asset; and

(ii)
any floating charge over that Secured Property immediately operates as a fixed charge.

(d)
(conversion) Any Secured Property, which:

(i)
is not, or ceases to be, a Revolving Asset; and

(ii)
becomes subject to a fixed charge under clause 3.1(c),

will become a Revolving Asset, or be subject to a floating charge, if the Secured Party gives the Grantor a notice to that effect:

(iii)
identifying the Secured Property; and

(iv)
specifying the conversion date.

This may occur any number of times.

(e)
(inventory) If any inventory is not, or ceases to be, a Revolving Asset, it is specifically appropriated to a security interest under this document and the Grantor must not remove it without the prior written consent of the Secured Party.

3.2 Attachment. Accessions, Fixtures and Commingling

Nothing in this document may be construed as an agreement or consent by the Secured Party to:

(a)
any Security other than any Permitted Security attaching to, or being created in, any Secured Property;

(b)
defer or postpone the date of attachment of a Security created under this document in any Secured Property;

(c)
any personal property that is not Secured Property becoming an accession to any Secured Property;

(d)
any Secured Property becoming a fixture or an accession to anything that is not also Secured Property; or

(e)
any Secured Property being manufactured, processed, assembled or commingled with anything that is not also Secured Property.

4.
Representations and warranties

4.1 Representations and warranties

The Grantor represents and warrants to the Secured Party that:

(a)
(No consumer Secured Property) no Secured Property is consumer property (as defined in the PPSA) or used predominantly for personal, domestic or household purposes;

(b)
(No foreign property) all Secured Property is situated in Australia, except to the extent as may be otherwise expressly permitted by the Secured Party in writing;

(c)
(Serial Numbered Property):

(i)
the information in Schedule 1 is, as at the date of this document, true and complete in all respects and includes the details of all its material personal property (including each aircraft, coach or other vehicle required to conduct its core business) which the regulations under the PPSA require or permit to be described by serial number in a registration (as defined in the PPSA); and

(ii)
it has provided the Secured Party with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all material Serial Numbered Property (including each aircraft, coach or other vehicle required to conduct its core business);

(d)
(Secured Property)

(i)
in respect of Secured Property that is not PPS Retention of Title Property, it is the sole legal and sole beneficial owner of that property;

(ii)
in respect of Secured Property that is PPS Retention of Title Property, it has sufficient rights to grant a Security in that property to the Secured Party; and

(iii)
the Security granted in clause 2.1 is an effective security in the Secured Property.

(e)
(no Security) no Secured Property is subject to a Security other than a Permitted Security; and

(f)
(no Controller) no Controller is currently appointed in relation to it or any of its property.

4.2 Repetition of representations and warranties

The representations and warranties in this clause are taken to be repeated on each date from the date of this document until all the Secured Money is irrevocably paid, repaid and satisfied in full, on the basis of the facts and circumstances existing as at each such date respectively.

4.3 No representations by the Secured Party

The Grantor acknowledges that it has not relied and will not rely on any financial or other advice, representation, statement or promise provided or made by or on behalf of the Secured Party in deciding to enter into any Finance Document or to exercise any right or perform any obligation under any Finance Document.

5.
Grantor's undertakings

5.1 General undertakings

The Grantor must:

(a)
(Events of Default) procure and ensure that no Event of Default or Review Event occurs;

(b)
(obligation to pay) punctually pay, and procure the punctual payment of, the Secured Money when it becomes payable in accordance with the terms of any written agreement between GFN, the Grantor, GFN Holdings or GFN Finance, as the case may be, and the Secured Party or, in the absence of any agreement or after default under any agreement, on demand by the Secured Party;

(c)
(obligation to perform) punctually perform each of its obligations, and procure and ensure that GFN, the Grantor, GFN Holdings and GFN Finance, as the case may be, punctually performs each of their respective obligations, under each Finance Document to which it and/or GFN, Grantor, GFN Holdings or GFN Finance, as applicable, is a party;

(d)
(registration and stamping) at its own cost:

(i)
assist the Secured Party to ensure that any security interest (as defined in the PPSA) created by this document is immediately registered on the PPS Register, and that this document is immediately registered with any Governmental Agency and on any other register specified by the Secured Party if the Secured Party determines that registration is necessary to perfect the Security granted in clause 2.1 or to protect the rights or priority of the Secured Party; and

(ii)
ensure that this document is stamped for the proper amount within the period provided by law in each state and territory of Australia in which this document is required to be stamped; and

(e)
(registration and stamping Taxes) pay or procure that there is paid, or immediately on demand reimburse the Secured Party for or procure that the Secured Party is reimbursed for, all stamp duty, registration and other similar Taxes which are or may be payable or determined to be payable by the Secured Party or GFN, the Grantor, GFN Holdings or GFN Finance, as the case may be in connection with any Finance Document. The Grantor must pay or procure that there is paid all interest, fines, penalties and charges for late payment or non-payment of those Taxes.

5.2 Reports and information

The Grantor must give the Secured Party, or procure that the Secured Party is given:

(a)
(garnishee) a copy of any garnishee notice, or any notice under section 120 of the PPSA, that is given to any person in relation to any amount that the person owes or may owe at any time to the Grantor, as soon as the Grantor becomes aware of the notice;

(b)
(general information) notice:

(i)
at least 30 days prior to any change in the name, ABN, ARBN or ARSN of or allocated to it, together with details of the proposed new name, ABN, ARBN or ARSN;

(ii)
at least 30 days prior to anything happening in respect of it or any Secured Property that would mean that any information in a registration (as defined in the PPSA) in relation to the Security granted under this document is or would become incorrect or misleading in any respect;

(iii)
promptly if:

(A)
it acquires, or enters into an agreement to acquire:

(I)
any interest in real property;

(II)
any property in relation to which a Security may be perfected by control (as defined in the PPSA); or

(III)
any property which the regulations under the PPSA provide must or may be described by serial number in a registration (as defined in the PPSA); or

(B)
any Secured Property with a value greater than A$10,000 is moved outside Australia; and

(iv)
promptly on request by the Secured Party:

(A)
of each purchase money security interest over or in respect of any of its property and each Security over or in respect of any of its property that is perfected by control (as defined in the PPSA); and

(B)
of the value, present location and serial number (if applicable) of its Secured Property;

(c)
(registration details) all information that the Secured Party needs in order to ensure that any registration of the Security granted in clause 2.1 on the PPS Register or any other register that the Secured Party chooses is, and remains, fully effective or perfected (or both), and that the Security has the priority contemplated by clause 2.5.

 5.3 Other undertakings regarding Secured Property

The Grantor must:

(a)
(carrying on business)

(i)
carry on its business in a proper and efficient manner; and

(ii)
not make any change to the general nature or scope of its business from that carried on at the date of this document (which the Grantor acknowledges and agrees solely relates to the holding of the Intermediate Shares) without the Secured Party's prior written consent;

(b)
(comply with obligations) to the extent not prohibited or restricted from doing so in accordance with the provisions of any Finance Document, do everything the Grantor is required to do under or in connection with Secured Property;

(c)
(accessions, commingling) not permit any Secured Property to be installed on or become a fixture or accession to or commingled with anything that is not also Secured Property;

(d)
(possession) if it receives any deed or document of title relating to any Secured Property (including, without limitation, any share or other security certificate in relation to the Intermediate Shares), or if it receives any negotiable or other instrument or security, immediately give it to the Secured Party;

(e)
(Marketable Securities):

(i)
do anything required by the Secured Party to ensure that the Secured Party's Security in any Marketable Security, instrument or security (negotiable or otherwise) is recorded by any relevant clearing house or securities depository and, in the case of a Marketable Security, on the records maintained by or on behalf of the relevant issuer, or on the records of any sponsor, nominee or agent that holds a Marketable Security for the Grantor, and the Grantor must provide to the Secured Party on the date of this Deed (or at any other time required by the Secured Party) a fully completed and executed instrument of transfer of that Marketable Security (including without limitation a transfer in the form set out in Schedule 3), provided however that the details of the date of transfer and the transferee shall be left blank and, in the case of an uncertificated Marketable Security, a Holder Record (as that term is defined by the ASX Settlement Rules) or other statement or document that is analogous to or has a similar effect as a Holder Record (as that term is defined in the ASX Settlement Rules) of that Marketable Security; and

(ii)
if required by the Secured Party from time to time, cause to be issued a document of title in relation to any Marketable Security in which the Secured Party has Security (including without limitation the Intermediate Shares) and immediately give same to the Secured Party,

(f)
(calls on capital) not, without the Secured Party's consent:

(i)
call up or receive in advance of calls any of the uncalled capital secured by this document; or

(ii)
apply the uncalled capital to any purpose except towards payment of the Secured Money;

(g)
(perfection by control) to the extent that any Secured Property is of a type in which a security interest can be perfected by control (as defined in the PPSA), do anything that the Secured Party may require to enable it to perfect its Security by control (as defined in the PPSA);

(h)
(chattel paper) if the Secured Party requests, give the Secured Party possession of any Secured Property that is chattel paper;

(i)
(nameplates) if the Secured Party requests:

(i)
affix to any Secured Property a readily visible fireproof plate or sign that:

(A)
brings the existence of the Secured Party's interest in that property to the attention of other persons; and

(B)
states that a disposal of that property or the granting of a Security in that property which is not otherwise permitted under a Finance Document will breach that Finance Document; and

(ii)
not remove or change, or allow any person to remove or change, that plate or sign without the Secured Party's consent; and

(j)
(Grantor as a secured party) if the Grantor is or could be a secured party in respect of any PPS Security Interest, implement, maintain and comply with procedures (which the Secured Party requires or which are prudent for a person conducting a similar business) to identify and perfect the PPS Security Interest. These include procedures to ensure that the PPS Security Interest is continuously perfected, including all steps necessary:

(i)
for the Grantor to obtain the highest ranking priority possible in respect of the PPS Security Interest (such as perfecting a purchase money security interest or perfecting a PPS Security Interest by control (as defined in the PPSA)); and

(ii)
to minimise the risk of a third party acquiring an interest free of the PPS Security Interest (such as including serial numbers in a financing statement).

5.4 Undertakings relating to Serial Numbered Property

If the Grantor gives the Secured Party a PPS Security Interest in any Serial Numbered Property, the Grantor must:

(a)
(notify details)

(i)
provide the Secured Party in writing with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all Serial Numbered Property, either on execution of this document in respect of material personal property (including each aircraft, coach or other vehicle required to conduct its core business) or (if later) when the Serial Numbered Property becomes Secured Property; and

(ii)
notify the Secured Party immediately in writing of any serial number when it is allocated to any Secured Property; and

(b)
(serial numbers) not change or remove the serial number of any Serial Numbered Property after it has disclosed the number to the Secured Party, except with the Secured Party's consent.

5.5 Undertakings in relation to Related Bodies Corporate

In the event that at any time the Secured Party exercises its rights pursuant to any Security Document, the Grantor must ensure as follows:

(a)
in the event that the Secured Party has exercised any rights under any Security Document which results in the transfer to the Secured Party or its nominee of any Marketable Securities in the Grantor, the Grantor must do all such things as are necessary to promptly ensure that any transfer of such Marketable Securities is approved and registered by the Grantor in favour of the Secured Party or its nominee and to the extent that the Secured Party has a right to appoint directors or other officers of the Grantor (whether pursuant to statute, law, contract or otherwise), the Grantor must do all such things as are necessary to ensure that those directors or other officers nominated by the Secured Party are promptly appointed; and

(b)
in the event that the Secured Party has exercised any rights under any Security Document which results in the Secured Party becoming a shareholder of a Related Bodies Corporate of the Grantor, or the Secured Party being entitled to appoint a director or other officer of a Related Bodies Corporate of the Grantor, the Grantor must not do anything, or omit to do anything, which may inhibit the Secured Party obtaining the full benefit of such rights.

5.6 General Indemnity

The Grantor must indemnify the Secured Party, each Authorised Representative and agent of the Secured Party, each Receiver of the Grantor or each Receiver appointed in relation to any property of the Grantor, each Attorney, and any other person appointed under a Finance Document or the Corporations Act by or on behalf of the Secured Party (each an Indemnified Person) against, and must pay each Indemnified Person within three Business Days of demand the amount of, all Losses reasonably paid, suffered or incurred by the Indemnified Person in connection with:

(a)
the occurrence of any Event of Default or Review Event;

(b)
investigating any event which the Secured Party reasonably believes is an Event of Default or Review Event;

(c)
the administration, and any actual or attempted preservation or enforcement, of any rights, powers, discretions and/or remedies under or properly corresponding to any Finance Document and/or any transaction contemplated by any of them;

(d)
any information produced or approved by any of GFN, the Grantor, GFN Holdings or GFN Finance under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(e)
acting or relying on any notice, consent, request, instruction, demand, approval or other communication or other document (including any of the foregoing given by fax or electronic communication (such as by email) or verbally (such as by telephone)) which it reasonably believes to be genuine, correct and appropriately authorised;

(f)
any enquiry, investigation, subpoena (or similar order) or litigation with respect of any of GFN, the Grantor, GFN Holdings or GFN Finance, or with respect to the transactions contemplated or financed under any Finance Document;

(g)
a failure by any of GFN, the Grantor, GFN Holdings or GFN Financeto pay any amount due under a Finance Document on its due date or any financial accommodation provided to any of GFN, the Grantor, GFN Holdings or GFN Finance under a Finance Document being repaid or becoming due for repayment other than on its scheduled payment date, including Losses an Indemnified Person pays, suffers or incurs because of:

(i)
the cancellation, termination, unwinding or alteration of any swap or other arrangement made by an Indemnified Person to fund the financial accommodation or other payment; or

(ii)
any liquidation or re-employment of deposits or other funds acquired by any Indemnified Person to fund the financial accommodation or other payment;

(h)
the Secured Property or anything done or omitted to be done in connection with the Secured Property;

(i)
anything any of GFN, the Grantor, GFN Holdings or GFN Financeis required to do or an Indemnified Person is permitted to do under any clause in any Finance Document relating or referring to any PPS Law, or any action taken by an Indemnified Person under or in relation to any PPS Law, including any registration, or any response to an amendment demand or a request under section 275 of the PPSA;

(j)
an Indemnified Person agreeing or providing an indemnity in favour of or reimbursing or agreeing to reimburse any Receiver of any of the Grantor, GFN Holdings or GFN Finance or any property of any of the Grantor, GFN Holdings or GFN Finance, any Attorney, any other person appointed under a Finance Document, and/or any other person appointed under the Corporations Act by or on behalf of the Secured Party in connection with any of the Grantor, GFN Holdings or GFN Finance or any property of any of the Grantor, GFN Holdings or GFN Finance;

6.
Secured Party's powers

6.1 Secured Party may exercise powers without notice

Subject to clause 15.6, to the full extent permitted by law, the Secured Party is not required to give any notice or allow any time to elapse before:

(a)
enforcing a Finance Document;

(b)
appointing a Receiver; or

(c)
exercising any power, right, discretion or remedy given to the Secured Party by any law or any Finance Document,

and the Grantor waives any statutory requirements for notice or lapse of time.

6.2 Secured Party's right to make good a default

 (a)
If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand and, pending reimbursement, will be part of the Secured Money.

(b)
Clause 6.2(a)does not limit any other right the Secured Party has under this document or at law.

6.3 Powers on enforcement

If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(a)
do all things, and exercise all rights, powers, remedies and discretions, that a secured party with a Security in, or that a mortgagee or an absolute owner of, the Secured Property can or could do or that the Grantor can or could do;

(b)
exercise any of the rights, powers. remedies and discretions that might be exercised by a Receiver at law, under this document or otherwise even if a Receiver has not been appointed;

(c)
seize any Secured Property and/or dispose of any Secured Property in such manner and generally on such terms and conditions as the Secured Party thinks desirable; and

(d)
complete any transfer or instrument of any nature executed by or on behalf of the Grantor in blank and deposited with the Secured Party, in favour of, or take any other action required to transfer any Secured Property to, the Secured Party or any appointee of the Secured Party or any other person.

6.4 Calls

(a)
If this document has become enforceable, the Grantor authorises the Secured Party, each of the Secured Party's Authorised Representatives and any Receiver to:

(i)
make calls on the members of the Grantor in relation to the Grantor's uncalled capital;

(ii)
sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls; and

(iii)
give valid receipts for those amounts.

If this document has become enforceable, the Grantor's directors may not do so.

(b)
This authority is not terminated by any change in the Grantor's directors and is assignable.

6.5 Discharge or acquire prior Security

 (a)
If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(i)
purchase a debt or liability secured by a prior Security (including a debt secured by a Permitted Security);

(ii)
pay the amount required to discharge or satisfy that debt or liability; and

(iii)
take a transfer or assignment of that Security and any Guarantee, document or right ancillary or collateral to it.

(b)
If the Secured Party exercises any right under clause 6.5(a):

(i)
the Grantor is indebted to the Secured Party for the same amount paid by the Secured Party or the amount of the debt or liability acquired (whichever is higher) and that amount is immediately payable to the Secured Party and forms part of the Secured Money;

(ii)
the Secured Party may rely on a written notice from the holder of a prior Security (Prior Secured Party), or an ancillary or collateral document, as to the amount and property secured by that prior Security; and

(iii)
the Prior Secured Party need not enquire whether any amount is owing under a Finance Document.

6.6 Co-operation in exercise of power of sale

If this document has become enforceable and the Secured Party or a Receiver wishes to exercise a right to sell or otherwise dispose of any Secured Property, the Grantor must do or cause to be done all things required by the Secured Party or the Receiver to enable an expeditious sale, transfer or other disposal of the Secured Property to the purchaser, transferee or other person to or in favour of whom the disposal is to be made.

7.
Power of Attorney

7.1 Appointment of Attorneys

The Grantor irrevocably appoints the Secured Party and each Authorised Representative of the Secured Party, and as an independent appointment appoints any Receiver, severally its attorney, at the Grantor's cost, to:

(a)
(all acts necessary) do anything necessary or desirable in the opinion of the Secured Party or the Attorney to:

(i)
complete this document;

(ii)
give full effect to this document;

(iii)
better secure the Secured Property to the Secured Party in a manner consistent with this document; or

(iv)
assist in the execution or exercise of any power under this document,

including execute any transfer (including any transfer in blank) or other document; and

(b)
if an Event of Default occurs:

(i)
(recover Secured Property) demand, sue for, recover and give discharge for the Secured Property;

(ii)
(commence actions) commence, carry on, enforce, settle, arrange and compromise any proceedings to obtain or enforce the payment or delivery of the Secured Property;

(iii)
(bankruptcy and winding up) take any necessary proceedings to procure the bankruptcy or the winding up of any debtor of the Grantor in connection with the Secured Property, and attend and vote at meetings of creditors, receive dividends in any bankruptcy or appoint a proxy for any of these things;

(iv)
(compound debts) compound, settle or compromise any debt of the Grantor in connection with the Secured Property;

(v)
(execute deeds) execute any agreement including any deed of assignment, composition or release in connection with the Secured Property;

(vi)
(exercise rights) exercise all or any powers, rights, discretions and remedies available to the Grantor in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(vii)
(transfer Marketable Securities) transfer to the Secured Party (or its nominee) any Marketable Securities including, without limitation the Intermediate Shares, by way of completion of any share transfer the subject of clause 5.3; and

(viii)
(general) do anything else that the Grantor must or may do, or that the Secured Party may do, under this document or by law.

7.2 General

(a)
Each Attorney may appoint and remove substitutes, and may delegate its powers (including this power of delegation) and revoke any delegation.

(b)
An Attorney may do anything contemplated by this clause even if the Attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.

(c)
An Attorney may do anything contemplated by this clause in its name, in the name of the Grantor or in the name of both of them.

(d)
The Grantor must ratify anything done by an Attorney under this clause.

(e)
The Grantor gives the power of attorney in this clause:

(i)
to secure performance by the Grantor of its obligations to the Secured Party under this document and any property interest of the Secured Party under this document; and

(ii)
for valuable consideration, receipt of which is acknowledged by the Grantor.

8.
Enforcement

8.1 Circumstances when this document may be enforced

The Secured Money will immediately become payable at the Secured Party's option (despite any delay or previous waiver of the right to exercise that option) without the need for any demand or notice under this document or under another Finance Document, and this document will immediately become enforceable (whether or not the Secured Money has become payable in this manner), if any Event of Default occurs.

8.2 Enforcement despite earlier payment

This document may be enforced:

(a)
even if the Secured Party accepts a payment of interest or other amount after the occurrence of any Event of Default; and

(b)
without the need for any notice to, or of any consent or agreement of, the Grantor or any other person.

9.
Appointment of Receiver

9.1 Appointment

If this document has become enforceable (whether or not the Secured Party has entered into possession of all or any of the Secured Property) the Secured Party or any Authorised Representative of the Secured Party may at any time:

(a)
appoint any person or any two or more persons severally or jointly and severally to be a receiver or receiver and manager (or an additional receiver or receiver and manager) of Secured Property;

(b)
remove or terminate the Receiver and in case of the removal, termination, retirement or death of any Receiver appoint another as a replacement; and

(c)
fix and vary the remuneration of the Receiver.

Subject to clause 9.2, every Receiver appointed under this subclause will be the Grantor's agent and the Grantor alone will be responsible for the Receiver's acts, omissions, defaults, remuneration, costs and expenses.

 9.2 Receiver other than as Grantor's agent

(a)
The Secured Party by notice to the Grantor and the Receiver may require the Receiver to act as the Secured Party's agent.

(b)
The power to appoint a Receiver under this clause may be exercised even though:

(i)
at the time when this document becomes enforceable or when an appointment is made, an order may have been made or a resolution may have been passed to wind up the Grantor or an Insolvency Event may have occurred in respect of the Grantor; or

(ii)
a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Grantor's agent.

(c)
Each party agrees that if a Receiver is appointed under this document on the basis of an Event of Default which subsequently ceases to subsist, the Event of Default is taken to continue to subsist for the purposes of the Receiver’s appointment under this document.

9.3 Powers of Receiver

Unless the terms of a Receiver’s appointment state otherwise, the Receiver will have full power to do all or any of the following:

(a)
(Grantor obligations under this document) perform any obligation of the Grantor under this document or any other Finance Document including making payments to any person holding Security in the Secured Property;

(b)
(Grantor obligations general) perform, observe, carry out or enforce any deeds, contracts, obligations or rights of the Grantor in respect of the Secured Property;

(c)
(manage, possession, control) manage, take possession of, or take control of, collect and get in the Secured Property and for that purpose to take proceedings (in the name of the Grantor or otherwise);

(d)
(give up possession) give up possession of the Secured Property;

(e)
(dealings without possession) deal with the Secured Property without taking possession and without liability for any Loss resulting from failing to take possession or the need to account as Secured Party or mortgagee in possession;

(f)
(exercise Secured Party's rights)

(i)
exercise all or any of the Secured Party's powers, rights, discretions and remedies under this document; and

(ii)
comply with the directions given by the Secured Party;

 (g)
(carry on business)

(i)
carry on or agree to carry on the business of the Grantor in and with the Secured Property and to stop doing so; and

(ii)
effect all repairs, purchases and insurances, and generally to do everything that the Grantor might do in the ordinary conduct of its business to:

(A)
protect or improve the Secured Property; or

(B)
obtain income or returns from the Secured Property and to conduct the Grantor's business,

without being responsible for any Loss;

(h)
(borrow)

(i)
borrow from the Secured Party or (with the Secured Party's consent) any other person any amount that may be required for any of the purposes mentioned in clause 9.3(g); and

(ii)
(in the name of the Grantor or otherwise) secure any amount borrowed by granting a Security in the Secured Property so that the Security may rank in priority to, equally with or after the Security granted in clause 2.1, without the Secured Party being bound to enquire whether the borrowing is necessary or proper or responsible for the misapplication or non–application of any amount borrowed;

(i)
(hire out, lease or license) hire out, lease or license the Secured Property (including in the name of the Grantor) for any term at the rent or licence fee and on terms that seem desirable to the Receiver (with or without a purchase option and whether or not the Receiver has taken possession);

(j)
(exercise rights) exercise all or any powers, rights, discretions and remedies of the Grantor or in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(k)
(registration) do everything necessary to obtain registration of the Secured Property in the Secured Party's name or in the name of the Secured Party's nominee;

(l)
(settle disputes)

(i)
settle, arrange and compromise any accounts, claims, questions or disputes that may arise in connection with the Grantor's business or the Secured Property or in any way relating to this document; and

(ii)
execute releases or other discharges in relation to the settlement, arrangement, or compromise;

 (m)
(sell) sell (whether or not the Receiver has taken possession), exchange or otherwise dispose of (absolutely or conditionally) the Secured Property (or agree to do so):

(i)
whether or not the Grantor has carried out any work on the Secured Property or otherwise prepared the Secured Property for sale;

(ii)
with or without other property;

(iii)
by public auction, private sale or tender for cash or on credit;

(iv)
whether or not the reserve price for a sale by auction or tender is disclosed;

(v)
in one lot or in parcels;

(vi)
with or without special conditions, (such as conditions as to title or time or method of payment of purchase money) including by allowing the purchase money to remain:

(A)
outstanding on any security over the property sold or over any other property; or

(B)
owing without any security; and

(vii)
on other terms the Receiver considers desirable,

without being responsible for any loss;

(n)
(transfer on sale) execute transfers and assignments of the Secured Property (including in the name of the Grantor), and do everything to complete any sale under clause 9.3(m) that the Receiver thinks necessary;

(o)
(transfer to Crown) surrender, dedicate or transfer any real property constituting the Secured Property to the Crown or any Governmental Agency or exchange lands with any person (with or without receiving any money);

(p)
(calls) make calls on the members of the Grantor in relation to the Grantor's uncalled capital, sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls, give valid receipts for those amounts and assign any power in relation to calls on the members of the Grantor;

(q)
(services for use) provide services and equipment for use with the Secured Property on any terms it thinks fit;

(r)
(approvals) prepare plans and specifications and obtain approvals from any Governmental Agency in relation to the Secured Property;

(s)
(subdivision) subdivide, convert to strata title, community or Torrens title or consolidate the Secured Property and effect any necessary works on the Secured Property for this purpose;

(t)
(create easements) create any easements or covenants affecting or in favour of the Secured Property and effect any necessary works on the Secured Property for this purpose;

(u)
(property acquisition) acquire any additional property to develop, sell or lease with the Secured Property;

(v)
(removal of chattels or fixtures) remove any chattels or fixtures from any real estate constituting the Secured Property and dispose of, sell, or otherwise deal with them (with or without receiving any money);

(w)
(insure) insure the Secured Property that is of an insurable nature against risks of destruction, loss or damage for the amounts and on the terms that the Receiver thinks appropriate;

(x)
(sever fixtures) sever fixtures belonging to the Grantor and sell them apart from any other part of the Secured Property;

(y)
(employees and agents) engage employees, agents, consultants, lawyers, advisers and contractors for any of the purposes of this clause on terms that the Receiver thinks appropriate;

(z)
(give receipts) give receipts for all money and other property that may come into the hands of the Receiver in exercise of any power given by this document;

(aa)
(enforce contracts) carry out and enforce or otherwise obtain the benefit of all contracts:

(i)
entered into or held by the Grantor in connection with the Secured Property; or

(ii)
entered into in exercise of the powers given by this document;

(bb)
(make debtors bankrupt) make debtors bankrupt and wind up companies or other applicable entities and do everything in connection with any bankruptcy or winding up that the Receiver thinks desirable to recover or protect Secured Property;

(cc)
(execute documents) enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Grantor including bills of exchange, cheques or promissory notes for any of the purposes of this document;

(dd)
(vote) exercise any voting rights or powers in respect of any part of the Secured Property;

(ee)
(perform undertakings) do everything necessary to perform any undertaking of the Grantor in this document;

(ff)
(receive money) receive all money or other property payable or deliverable to the Grantor from the Secured Property;

(gg)
(bank accounts) operate any bank account of the Grantor (including making deposits and withdrawals in connection with any bank account);

(hh)
(file) file all certificates, registrations and other documents and take any and all action on behalf of any Grantor which the Receiver believes is necessary to protect, preserve or improve any or all of the Secured Property and/or the rights of any Grantor and/or the Secured Party corresponding to any Secured Property;

(ii)
(desirable or incidental matters):

(i)
do or cause to be done everything that the Receiver thinks desirable in the interests of the Secured Party; and

(ii)
do anything incidental to the exercise of any other power;

(jj)
(take legal proceedings) take proceedings (including in the name of the Grantor) in connection with any of the above; and

(kk)
(compromise) make any settlement, arrangement or compromise regarding any action, proceeding or dispute arising in connection with the Secured Property, grant to any person involved time or other indulgence and execute all related releases or discharges as the Receiver thinks expedient in the interests of the Secured Party;

(ll)
(appeal) appeal against or enforce any judgment or order in respect of the Secured Property;

(mm)
(delegate) with the Secured Party's consent delegate any of the powers given to the Receiver by this clause to any person;

(nn)
(ability of Grantor) do anything the Grantor could do in relation to the Secured Property;

(oo)
(Do all other things) do all things the law allows an owner of any interest in the Secured Property, or any Controller of the Secured Property, to do;

(pp)
(General) exercise all or any of the rights, powers, discretions or remedies given by law to mortgagees in possession, receivers or receivers and managers.

10.
Protection of Secured Party and Appointees

10.1 Protection of Secured Party and Receiver

(a)
The Secured Party is not obliged to, but may, do the following:

(i)
notify any debtor or member of the Grantor or any other person of this document; or

(ii)
enforce payment of any amount payable to the Grantor, or take any step or proceeding for any similar purpose.

(b)
None of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable for any omission or delay in exercising any power, right, discretion or remedy under this document or for any loss or irregularity that may occur in relation to the exercise or non–exercise of any of them.

10.2 Conflict of interests

The Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, Receiver or other person appointed by the Secured Party under this document may exercise or agree to exercise a power given by this document or by law even though that person may have a conflict of interests in exercising the power.

10.3 Liability for Loss

(a)
None of the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or any other person appointed by the Secured Party under this document is liable for any Loss that the Grantor suffers as a direct or indirect result of:

(i)
the exercise or attempted exercise of, or failure to exercise, or non-exercise of, any of its rights, powers, remedies and/or discretions contained in this document; or

(ii)
any release or dealing with any other Guarantee or Security (including any prejudice to or loss of the Grantor's rights of subrogation).

(b)
If the Secured Party, any Authorised Representative or agent of the Secured Party, an Attorney or a Receiver enters into possession of Secured Property, none of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable:

(i)
to account as a secured party or mortgagee in possession or for anything except actual receipts; or

(ii)
for any Loss on realisation or for any default or omission for which a secured party in possession might be liable.

11.
Protection of Third Parties

11.1 Protection of persons dealing with the Secured Party or Receiver

No person acquiring any money or property from or paying or handing over any money or property to or otherwise dealing with the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, or to whom is tendered for registration an instrument executed by the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, will be:

 (a)
bound to inquire:

(i)
whether the Secured Party or the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has the right to dispose of any money or property;

(ii)
whether any Event of Default has occurred or is subsisting;

(iii)
whether this document is, has become or remains enforceable;

(iv)
whether any of the Secured Money is owing or payable;

(v)
whether the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has been properly appointed;

(vi)
as to the propriety or regularity of the exercise or purported exercise of any right, remedy, power or discretion including any of the foregoing in connection with any sale, disposal or dealing; or

(vii)
as to any other matter or thing corresponding to any of the foregoing;

(b)
affected by actual or constructive notice that any transaction, document, sale, disposal or other dealing is unnecessary or improper; or

(c)
concerned to see to the application of any money or property.

Despite any irregularity or impropriety in a sale, disposal or dealing, it is to be treated, for the protection of the purchaser, transferee or other party to the disposal or dealing, as being authorised by this document and valid.

11.2 Receipts

A receipt that the Secured Party, one of its Authorised Representatives or agents, an Attorney or a Receiver gives for any amount payable to or receivable by the Secured Party or the Receiver because of this document will:

(a)
relieve the person paying or handing over money or other property from all liability:

(i)
for the application (or any loss or misapplication) of the money or other property;

(ii)
to enquire about any of the matters referred to in clause 11.1(a); and

(iii)
(where applicable) as to the propriety or regularity of the appointment of the Receiver; and

(b)
discharge the person paying that amount from its liability to pay that amount.

12.
Application of Money

 12.1 Order

(a)
Money or amounts that the Secured Party or a Receiver receives under or because of this document is to be applied, after satisfaction of any claims that the Secured Party or the Receiver is aware is a claim that ranks in priority to the Security granted in clause  2.1, in the following order or in any other order that the Secured Party may determine in its absolute discretion, subject to any applicable law requiring application to the contrary (for example, section 140 of the PPSA, if and to the extent applicable) to the extent that such law cannot be contracted out of:

(i)
(expenses) first in payment of all expenses that the Secured Party or the Receiver incurs in or incidental to the exercise or attempted exercise of a power or otherwise in relation to any Finance Document;

(ii)
(outgoings) then in payment of any other outgoings that the Receiver or the Secured Party thinks it appropriate to pay;

(iii)
(Receiver) then in payment to the Receiver of any remuneration (whether by way of commission or otherwise);

(iv)
(indemnities) then in payment to the Secured Party or the Receiver of any amount necessary to give effect to any indemnity contained in or incorporated by reference into this document; and

(v)
(Secured Money) then in payment to the Secured Party of the remainder of the Secured Money.

(b)
Any surplus will belong to the Grantor or other persons entitled to it. The Secured Party or the Receiver may pay the surplus to the credit of a bank account in the name of the Grantor or other person entitled to it or into court and will then be under no further liability in relation to it. The surplus will not accrue interest. No trust arises over the surplus.

(c)
When the Secured Party or a Receiver receives an amount under or because of this document, and applies it in payment of the Secured Money, the Secured Party or the Receiver (as the case may be) may apply different parts of the amount received to different parts of the Secured Money, regardless of any appropriation by the Grantor, as the Secured Party or Receiver chooses.

12.2 Only actual receipts credited

In applying any amount towards the Secured Money, the Grantor will be credited only with the amount that the Secured Party actually receives for that purpose. The credit will date from the time of receipt.

12.3 Compensation

If any compensation becomes payable for the Secured Property, the Secured Party may:

(a)
apply the sum received on account of any compensation, at the Secured Party's option, in or towards repayment of the Secured Money;

(b)
make, enforce, settle or compromise any claims relating to compensation; and

(c)
execute any necessary assurances and releases in the name of the Grantor and the Secured Party.

If any compensation comes into the hands of the Grantor before a final irrevocable discharge of this document, the Grantor must immediately pay it to the Secured Party.

12.4 Certificates and disputes

(a)
The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b)
If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

12.5 No interest

The Secured Party is not obliged to pay interest to any person on any amount received from the exercise of any right in relation to the Secured Property.

12.6 Payment into bank account

The Secured Party or the Receiver may pay any amount to the credit of a bank account in the name of a person to whom it is obliged to pay any amount received from the exercise of any right in relation to the Secured Property, and having done so is under no further liability in respect of that amount.

12.7 Amounts contingently due

(a)
If any part of the Secured Money is contingently owing to the Secured Party when an amount is being applied under clause 12.1 the Secured Party or Receiver may:

(i)
retain an amount equal to the amount contingently owing, or any part of it; and

(ii)
put that amount in a suspense account.

(b)
If the amount which is contingently owing:

(i)
becomes payable; or

(ii)
ceases to be contingently owing,

the Secured Party or Receiver must apply the amount retained (and any interest earned on it) in accordance with clause 12.1.

13.
Continuing Security and Third Party Provisions

13.1 Nature of obligations and enforcement

The Grantor's obligations in this document:

(a)
are principal obligations, and not ancillary or collateral to any other right or obligation; and

(b)
may be enforced against the Grantor without the Secured Party first being required to:

(i)
exhaust any remedy it may have against any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other remedy it may have against the Grantor; or

(ii)
enforce any other Security or Guarantee it may hold relating to the Secured Money or the Secured Obligations.

13.2 Preservation of Grantor's obligations

The Grantor's obligations in this document are absolute, unconditional and irrevocable. The liability of the Grantor under this document extends to and is not affected by any circumstance, act or omission which, but for this subclause, might otherwise affect it at law or in equity including:

(a)
the grant of any time, waiver or other indulgence or concession;

(b)
the discharge or release of any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(c)
any transaction or arrangement that may take place between the Secured Party and any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(d)
the occurrence of an Insolvency Event in relation to any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(e)
the Secured Party or any other person dealing or not dealing in any way with any other Guarantee, Security, document or agreement;

(f)
the Secured Party or any other person:

(i)
exercising or not exercising any other Guarantee or Security or any right or remedy conferred on it by law or in equity or by any document or agreement; or

(ii)
not recovering any amount owing by any of GFN, the Grantor, GFN Holdings or GFN Finance;

(g)
any variation (including a variation which increases, or extends the duration of, the Secured Money or which increases or changes any Secured Obligations), replacement, extinguishment, unenforceability, failure, loss, abandonment or transfer of any document or agreement relating to the Secured Money or the Secured Obligations (including this document and any other Guarantee or Security held by the Secured Party from any person at any time);

(h)
the obligations of the Grantor or any other person under this document or any other document or agreement relating to the Secured Money or the Secured Obligations or this document (including any other Guarantee or Security) being or becoming illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee for creditors or in bankruptcy;

(i)
the Secured Party not giving the Grantor notice of any default by any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(j)
the Secured Party not disclosing any information to the Grantor;

(k)
any representation made or information given by the Secured Party to the Grantor;

(l)
any change in the legal capacity, rights or obligations of, or other circumstance related to, any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(m)
any legal limitation, disability, incapacity or other circumstance related to any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(n)
any invalidity or irregularity in the execution of any Finance Document or any deficiency in the powers of any of GFN, the Grantor, GFN Holdings or GFN Finance;

(o)
any assignment by the Secured Party, with or without the knowledge of any of GFN, the Grantor, GFN Holdings or GFN Finance;

(p)
any obligation of any of GFN, the Grantor, GFN Holdings or GFN Finance being discharged by operation of law;

(q)
any person who was intended to be bound as a guarantor or surety in relation to the Secured Money and/or the Secured Obligations not becoming bound or ceasing to be bound;

(r)
any laches, acquiescence, delay, act, omission or mistake on the part of, or suffered by, the Secured Party or any other person, in relation to this document or any other Guarantee, Security, document or agreement;

(s)
the receipt by the Secured Party or any other person of any dividend or amount after an Insolvency Event in relation to any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(t)
any judgment or right which the Secured Party may have or exercise against any of GFN, the Grantor, GFN Holdings or GFN Finance, or any other person;

(u)
the opening or operation of a new account by any of GFN, the Grantor, GFN Holdings or GFN Finance with the Secured Party or any other person;

(v)
the amendment of the constitution, trust deed or other constituent document of any of GFN, the Grantor, GFN Holdings or GFN Finance;

(w)
if any of GFN, the Grantor, GFN Holdings or GFN Finance is a member of a partnership, firm, joint venture or association, any change in the structure, membership, name or business of that partnership, firm, joint venture or association;

(x)
if any of GFN, the Grantor, GFN Holdings or GFN Finance is a trustee of a trust, any breach or variation of the terms of that trust; or

(y)
if any of GFN, the Grantor, GFN Holdings or GFN Finance is a director or shareholder of any of GFN, the Grantor, GFN Holdings or GFN Finance, any change in that directorship or shareholding.

13.3 Continuity

Each Security granted in clause 2.1:

(a)
is a continuing security, and remains in full force until a final irrevocable discharge of that Security is given to the Grantor under clause 14 despite any transaction or other thing (including a settlement of account or intervening payment); and

(b)
will apply to the present and future balance of the Secured Money and to the present and future Secured Obligations.

13.4 Limitations on Grantor's rights

Until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full, the Grantor may not:

(a)
share in any Guarantee, Security or amount received or receivable by the Secured Party in relation to the Secured Money or the Secured Obligations or stand in the place of the Secured Party in relation to any Guarantee, Security or right to receive any amount;

(b)
take any steps to enforce a right or claim against any of GFN, the Grantor, GFN Holdings or GFN Finance relating to any amount paid by the Grantor to the Secured Party under this document or any other Finance Document;

(c)
have or exercise any rights as surety in competition with the Secured Party;

(d)
receive, claim or have the benefit of any payment (including a payment under a Guarantee), distribution or Security from or on account of any of GFN, the Grantor, GFN Holdings or GFN Finance or any other person;

(e)
in reduction of its liability under this document, raise a defence, set off or counterclaim available to itself, any of GFN, the Grantor, GFN Holdings or GFN Finance, or a co-surety or co-indemnifier against the Secured Party or claim a set off or make a counterclaim against the Secured Party; or

(f)
claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any document or agreement to which the Secured Party is a party.

13.5 No marshalling

The Secured Party is not under any obligation to marshal or appropriate in favour of the Grantor or to exercise, apply, perfect or recover any Security that the Secured Party holds at any time or any funds or property that the Secured Party may be entitled to receive or have a claim on.

 13.6 Effect of Insolvency Event

(a)
If any of the Grantor, GFN Holdings or GFN Finance is wound up or bankrupted, the Grantor irrevocably authorises the Secured Party to:

(i)
prove for all amounts that the Grantor has paid under this document; and

(ii)
retain and carry into a suspense account and appropriate at the Secured Party's discretion any dividends and other amounts received in relation to the Secured Money,

until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full. The Secured Party is not obliged to do this.

(b)
If an Insolvency Event has occurred in relation to any of the Grantor, GFN Holdings or GFN Finance, any amount paid by GFN the Grantor, GFN Holdings or GFN Finance (as the case may be) (relevant payment) will only be applied against any Secured Money if:

(i)
the Secured Party forms the opinion in good faith (which will be conclusively binding on the Grantor) that it will not be required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors; or

(ii)
a final judgment is given by a court of competent jurisdiction in favour of the Secured Party that it is not required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors.

(c)
If an amount is applied against any Secured Money and the Secured Party pays or determines that it is obliged to pay the relevant amount to any person under any law relating to bankruptcy, winding up or the protection of creditors:

(i)
the Secured Party's rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made; and

(ii)
the Grantor must immediately do anything (including the signing of documents) required by the Secured Party to restore to the Secured Party any Guarantee or Security to which it was entitled immediately before that application or the payment or transaction giving rise to it.

(d)
Any discharge or release between the Secured Party and the Grantor is subject to reinstatement of the Secured Party's rights under this subclause.

 13.7 Notice of other interests in Non-PPS Property

 (a)
If the Secured Party receives notice of a subsequent interest in any Non-PPS Property, it may open a new account in the Grantor's name in the books of the Secured Party.

(b)
If the Secured Party does not open a new account under clause 13.7(a), it is taken to have done so at the time it received notice of the subsequent interest.

(c)
From the time the new account is opened or taken to be opened, the following amounts will be, or will be taken to be, debited or credited (as applicable) to the new account:

(i)
all financial accommodation made by the Secured Party to the Grantor; and

(ii)
all payments and repayments made by the Grantor to the Secured Party.

(d)
Payments, repayments and other amounts from the new account will only be applied in reduction of other Secured Money to the extent there is no debit balance in that account.

(e)
If requested by the Secured Party, the Grantor must ensure that any other holder of a Security in Non-PPS Property enters into an agreement with the Secured Party:

(i)
under which the holder agrees that the Secured Party's Security ranks ahead of that holder's Security, for all the amount owing that is incurred after that holder's Security was granted; and

(ii)
which is otherwise satisfactory to the Secured Party in form and substance.

(f)
The Secured Party may notify the Grantor that its obligation to provide further financial accommodation under any Finance Document is terminated, in which case its obligation to do so terminates immediately, if:

(i)
the Secured Party receives notice of a subsequent Security (other than a Permitted Security) which affects any Non-PPS Property; and

(ii)
it is of the opinion that any financial accommodation provided to the Grantor will not rank ahead of that subsequent Security.

(g)
If this clause 13.7 is inconsistent with any other Finance Document, this clause prevails to the extent of the inconsistency.

 14.
Release

The Secured Party must at the request and cost of the Grantor release the Secured Property from the Security created by this document and transfer back to the Grantor any remaining Secured Property transferred by way of security to the Secured Party under this document:

(a)
when the Secured Party is satisfied that:

(i)
all the Secured Money has been irrevocably paid, repaid and satisfied in full or satisfied in accordance with this document and (without limiting this) that clause 13.6 and clause 18.13 will not later apply; and

(ii)
all the Secured Obligations have been irrevocably performed and satisfied in full; and

(iii)
no amount remains contingently payable or may become payable on the security of this document (including under an indemnity); and

(iv)
if a an Event of Default has occurred, the Secured Party has not sold or agreed to sell the Secured Property and is not deemed to have taken any Secured Property in satisfaction of the Secured Money or the Secured Obligations; and

(b)
on payment or retention of all costs and expenses incurred by or payable to the Secured Party, its Authorised Representatives or any Receiver or Attorney in connection with the foregoing.

Any discharge is subject to clause 13.6 and clause 18.13.

  15.
Personal Property Securities Act

15.1 PPSA Further steps

If the Secured Party determines that a Finance Document (or a transaction in connection with it) is or contains a security interest for the purposes of the PPSA, the Grantor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Secured Party asks and considers necessary for the purposes of:

(a)
providing more effective security over the property subject to the security interest for payment of the Secured Money or performance of the Secured Obligations; or

(b)
ensuring that the security interest is enforceable, perfected (including, where possible, by control (as defined in the PPSA) in addition to registration) and otherwise effective; or

(c)
enabling the Secured Party to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Secured Party; or

(d)
enabling the Secured Party to exercise rights in connection with the security interest or the property subject to the security interest.

15.2 PPSA undertaking

If the Grantor holds any security interests for the purposes of the PPSA, the Grantor agrees to promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA, including doing anything reasonably requested by the Secured Party for that purpose, and to implement, maintain and comply in all material respects with procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that the Grantor takes all steps under the PPSA to perfect continuously any such security interest including all steps necessary:

(a)
for the Grantor to obtain the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control (as defined in the PPSA)); and

(b)
to reduce as far as possible the risk of a third party acquiring an interest free of the security interest (such as including the serial number in a financing statement for personal property that may or must be described by a serial number).

If the Secured Party asks, the Grantor agrees to arrange at the Grantor’s expense an audit of the above PPSA procedures. The Secured Party may ask the Grantor to do this if it reasonably suspects that the Grantor is not complying with this clause.

15.3 Costs of further steps and undertaking

Everything the Grantor is required to do under this clause 15 is at the Grantor’s expense. The Grantor agrees to pay or reimburse the costs and expenses of the Secured Party in connection with anything the Grantor is required to do under this clause 15.

 15.4 Exclusion of PPSA provisions

To the extent the law permits:

(a)
for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)
the Secured Party need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)
sections 142 and 143 are excluded;

(b)
for the purposes of section 115(7) of the PPSA, the Secured Party need not comply with sections 132 and 137(3); and

(c)
if the PPSA is amended after the date of this document to permit the Grantor and the Secured Party to agree not to comply with or to exclude other provisions of the PPSA, the Secured Party may notify the Grantor that any of those provisions is excluded, or that the Secured Party need not comply with any of those provisions, as notified to the Grantor by the Secured Party.

15.5 Exercise of rights by Secured Party

If the Secured Party exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Secured Party states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

 15.6 No notice required unless mandatory

To the extent the law permits, the Grantor waives:

(a)
its rights to receive any notice that is required by:

(i)
any provision of the PPSA (including a notice of a verification statement); or

(ii)
any other law before the Secured Party or a Receiver exercises a right, power or remedy; and

(b)
any time period that must otherwise lapse under any law before the Secured Party or Receiver exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

However, nothing in this clause prohibits the Secured Party or any Receiver from giving a notice under the PPSA or any other law.

 15.7 Confidentiality Agreement

(a)
In this clause 15.7, all references to sections are to sections in the PPSA.

 (b)
The parties agree not to disclose information of the kind mentioned in section 275(1), except in the circumstances required by sections 275(7)(b) to (e). The Grantor must obtain the Secured Party's consent before authorising the disclosure of information under section 275(7)(c) or requesting information under section 275(7)(d). Nothing in this paragraph prevents any disclosure by the Secured Party that it believes is necessary to comply with its other obligations under the PPSA.

(c)
To the extent that it is not inconsistent with clause 15.7(b) constituting a ‘confidentiality agreement’ for the purposes of section 275(6)(a), the Grantor agrees that the Secured Party may disclose information of the kind mentioned in section 275(1) to the extent that the Secured Party is not doing so in response to a request made by an ‘interested person’ (as defined in section 275(9)) pursuant to section 275(1).

(d)
Each party consents to the disclosures made in accordance with this clause.

15.8 PPS Security Interests

(a)
The Grantor acknowledges that this document gives rise, or may give rise, to one or more PPS Security Interests.

(b)
To the extent that any such PPS Security Interest can be perfected by control (as defined in the PPSA), the Grantor must do anything required by the Secured Party to enable it to perfect that PPS Security Interest by control (as defined in the PPSA).

(c)
To the extent that any such PPS Security Interest is over personal property of a type referred to in section 340(5) of the PPSA, the Grantor must do anything required by the Secured Party to enable it to control (as defined in the PPSA) that property for the purposes of section 340(2)(b) of the PPSA.

15.9 Authority to register and waiver of right to receive verification statements

The Grantor acknowledges that the Secured Party may, at the Grantor's cost, register one or more financing statements, or give any notification, in relation to any PPS Security Interest provided for by this document.

15.10
Appointment of Grantor as nominee

For the purposes of section 153 of the PPSA, the Secured Party appoints the Grantor as its nominee, and authorises the Grantor to act on its behalf, in connection with a registration under the PPSA of any security interest in favour of the Grantor which is:

(a)
evidenced or created by chattel paper;

(b)
perfected by registration under the PPSA; and

(c)
transferred to the Secured Party under this document.

This authority ceases when the registration is transferred to the Secured Party.

15.11
Other rights

Where the Secured Party has rights, powers, remedies and discretions in addition to, or existing separately from, those in Chapter 4 of the PPSA, those rights, powers, remedies and discretions will continue to apply and are not limited or excluded (or otherwise adversely affected) by the PPSA. This is despite clause 15.4 or any other provisions of a Finance Document.

16.
Anti-money laundering

16.1 Anti-money laundering

(a)
The Grantor agrees that the Secured Party may delay, block or refuse to process any Suspicious Transaction without incurring any liability to any person.

(b)
Notwithstanding any other provision of any Finance Document to the contrary, the Grantor must provide all information and documents to the Secured Party which the Secured Party reasonably requires in order to manage its money-laundering, terrorism-financing or economic and/or trade sanctions risk or to comply with AML CTF Laws or any other laws or regulations in Australia or any other country.

(c)
The Grantor agrees that the Secured Party may disclose any information or documents concerning the Grantor to any law enforcement agency, regulatory agency, court or other person where required by any law or regulation in Australia or elsewhere and such disclosure will not breach any duty (including any duty of confidentiality) owed by the Secured Party to any other party to any Finance Document. The Grantor releases the Secured Party in respect of any claim they would otherwise have in respect of such disclosure.

(d)
Unless the Grantor has disclosed that it is acting in a trustee capacity or on behalf of another party, the Grantor represents and warrants that it is acting on its own behalf in entering into the Finance Documents to which it is a party.

(e)
The Grantor declares and undertakes to the Secured Party that the processing of any transaction by the Secured Party in accordance with the Grantor's instructions will not breach any laws or regulations in Australia or any other country.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, the Secured Party is not obliged to do or omit anything if it would, or might in its reasonable opinion, constitute a breach of any AML CTF Laws or economic and/or trade sanctions laws or regulations applicable to the Secured Party, including, as applicable, the Charter of the United Nations Act 1945 (Cth), the Charter of the United Nations (Dealing with Assets) Regulations 2008 (Cth) and the Autonomous Sanctions Regulations 2011 (Cth).

17.
Amendment and assignment

17.1 Amendment

This document can only be amended or replaced by another document executed by the parties.

 17.2 Assignment

(a)
The Grantor may not assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without the prior written consent of the Secured Party.

(b)
The Secured Party may assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without being required to obtain the consent of any of GFN, the Grantor, GFN Holdings or GFN Finance, or to provide any notice to any of GFN, the Grantor, GFN Holdings or GFN Finance. The Secured Party may disclose to any potential holder of any right and/or obligation any information relating to the Finance Documents or any party to them.

(c)
The Grantor agrees to do or execute anything reasonably requested by the Secured Party to effect an assignment, novation, transfer or other dealing under this clause 17.2.

18.
General

18.1 Governing law

This document is governed by New South Wales law.

 18.2 Jurisdiction

 (a)
The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this document (including a dispute regarding the existence, validity or termination of this document) (Dispute).

(b)
The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)
Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph 18.2(a) above.

(d)
This clause 18.2 is for the benefit of the Secured Party only. As a result, the Secured Party will not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Party may take concurrent proceedings in any number of jurisdictions.

18.3 Liability for own expenses

The Grantor is liable for its own costs and expenses in complying with this document, including where it does so at the Secured Party's request or for the Secured Party's benefit.

 18.4 Giving effect to documents

(a) The Grantor must do anything (including executing any transfer in blank or any other transfer or other document), and must ensure that its employees and agents do anything, that the Secured Party may reasonably require to:

(i) give full effect to each Finance Document;

(ii) better or more fully secure the rights, remedies and powers of the Secured Party under each Finance Document or to enable the Secured Party to exercise those rights, remedies and/or powers;

(iii) better or more fully secure the property the subject of any Security Document to the Secured Party;

(iv) bind the Grantor and any other person intended to be bound under any Finance Document;

(v) enable the Secured Party to register any power of attorney contained in any Finance Document;

(vi) show whether the Grantor and/or any of GFN, GFN Holdings or GFN Finance is complying with each or any Finance Document;

(vii) continuously perfect the Security created or intended to be created under or evidenced by any Security Document or other Finance Document;

(viii) facilitate the exercise of any rights, powers and/or remedies of the Secured Party provided by, under or pursuant to any Finance Documents or law;

(ix) ensure that each Security created under or evidenced by any Finance Document is enforceable and effective;

(x) protect the Secured Party's position under each Finance Document and/or in relation to any property referred to in this clause 18.4 in the context of the PPSA;

(xi) enable the Secured Party to apply for any registration, or give any notification, or do any other thing in connection with any Security so that the Security has the priority intended by the Secured Party; and/or

(xii) enable the Secured Party to exercise rights, powers and/or remedies in connection with any Security.

(b) The Grantor agrees that the Secured Party may complete and fill in any blanks in any Finance Document or in any document connected with a Finance Document (such as financing statements, financing change statements, amendment demands or transfers for any part of the Secured Property).

18.5 Right to make good a default

 (a) If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand.

(b) Clause 18.5(a) does not limit any other right the Secured Party has under this document or at law.

18.6 Certificates and disputes

(a) The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b) If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

18.7 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any Attorney or any Receiver, any right or remedy under the Finance Documents will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. A waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

18.8 Operation of this document

(a) Any right that the Secured Party, an Attorney or a Receiver may have under the Finance Documents is in addition to, and does not replace or limit, any other right that the Secured Party, an Attorney or the Receiver may have.

(b) If, at any time, any provision of this document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.9 Operation of indemnities

(a) Each indemnity in this document survives the expiry or termination of this document.

(b) The Secured Party or any other person indemnified under this document may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

(c) If a provision of this document is expressed to:

(i) indemnify;

(ii) exclude or limit any liability of; or

(iii) otherwise benefit,

a person who is not a party to this document, the Grantor agrees that the Secured Party holds the benefit of that indemnity, exclusion, limitation or other benefit on trust for that person and may enforce this document on their behalf and for their benefit.

(d) Unless the Secured Party directs or instructs to the contrary, a person who is entitled to be indemnified under this document may recover the amount to be indemnified direct from the Secured Property.

18.10 Consents

Where a Finance Document contemplates that the Secured Party, a Receiver or an Attorney may agree or consent to something (however it is described), the Secured Party, the Receiver or the Attorney, as the case may be, may:

(a) agree or consent, or not agree or consent, in its absolute discretion; and

(b) agree or consent subject to conditions,

unless that document expressly contemplates otherwise.

18.11 Statements by the Secured Party

A statement by the Secured Party or by an authorised representative or attorney of the Secured Party on any matter relating to this document (including any amount owing by any of GFN, the Grantor, GFN Holdings or GFN Finance is conclusive unless clearly wrong on its face.

18.12 Set–off and Combination of Accounts

(a) If an Event of Default or Review Event occurs the Secured Party may, but need not, set off any obligation due from the Grantor under the Finance Documents against any obligation owed by the Secured Party to the Grantor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b) If an Event of Default or Review Event occurs the Secured Party may, but need not, combine any account that the Grantor holds with it at any branch or office (in Australia or elsewhere) with any amount owing by the Grantor to it under the Finance Documents. For this purpose the Secured Party may change the terms (including the repayment date) of any account or other payment obligation between the parties and convert amounts into different currencies at a market rate of exchange.

 18.13 Reinstating avoided transaction

 (a) The Grantor agrees that if a payment or other transaction relating to the Secured Money or the Secured Obligations is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even if the Secured Party knew or should have known of the Avoidance:

(i) each right, remedy, power or discretion of the Secured Party, any Receiver or any Attorney under this document or any other Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(ii) the Grantor must immediately execute and do anything required by the Secured Party to restore to the Secured Party its position immediately before the Avoidance (including reinstating any Finance Document).

(b) This clause 18.13survives any termination or full or partial discharge or release of this document or any other Finance Document.

18.14 No merger

Nothing in this document merges with any other Security, or any Guarantee, judgment or other right or remedy, that the Secured Party, any Receiver or an Attorney may hold at any time.

18.15 Exclusion of contrary legislation

Any legislation that affects an obligation of the Grantor in a manner that is adverse to the interests of the Secured Party, any Receiver or any Attorney, or adversely affects the exercise by the Secured Party, any Receiver or any Attorney of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

18.16 Consideration

Each party acknowledges receiving good and valuable consideration for entering into this document and incurring obligations under this document.

18.17 Counterparts

This document may be executed in counterparts.

18.18 Execution by fewer than all parties

This document binds each of the persons executing it even if:

(a) one or more of the persons named in this document as the Grantor does not execute this document or is not bound or ceases to be bound by this document; or

(b) the Secured Party does not execute or only subsequently executes this document.

18.19 Execution Declaration

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

 18.20 Tax gross-up

(a) The Grantor must make all payments to be made by it under this Deed without any tax deduction unless such tax deduction is required by law.

(b) The Grantor must promptly upon becoming aware that it must make a tax deduction (or that there is any change in the rate or the basis of a tax deduction) notify the other Parties.

(c) If a tax deduction is required by law to be made by the Grantor except in relation to a tax described in Section 18.21(b)(i), the Grantor must pay an additional amount together with the payment so that, after making any tax deduction, the Secured Party receives an amount equal to the payment which would have been due if no tax deduction had been required.

(d) If the Grantor is required to make a tax deduction, the Grantor must make that tax deduction and any payment required in connection with that tax deduction within the time allowed and in the minimum amount required by law.

(e) Within 30 days of making either a tax deduction or any payment required in connection with that tax deduction, the Grantor must deliver to the Secured Party evidence satisfactory to the Secured Party, acting reasonably, that the tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.21 Tax indemnity

 (a) The Grantor must (within three Business Days of demand by the Secured Party) pay to the Secured Party, or procure that there is paid to the Secured Party, an amount equal to the Loss which the Secured Party determines will be or has been (directly or indirectly) suffered or incurred for or on account of tax by the Secured Party in respect of this Deed or a transaction or payment under it.

(b) Paragraph 18.21(a) above does not apply:

(i) with respect to any tax assessed on the Secured Party under the law of the jurisdiction in which the Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Secured Party is treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum actually or deemed to be received or receivable) by the Secured Party; or

(ii) to the extent the relevant Loss is compensated for by an increased payment under clause 18.20.

(c) If the Secured Party makes or intends to make a claim under paragraph 18.21(a) above, the Secured Party must promptly notify the Grantor of the event which will give, or has given, rise to the claim.

18.22 Stamp duties, registration and similar Taxes

The Grantor must:

(a) pay; and

(b) within three Business Days of demand, indemnify the Secured Party against any Loss that the Secured Party suffers or incurs in relation to,

all stamp duty, registration and other similar taxes payable in respect of this Deed.

19. Notices

19.1 Communications in writing

Subject to clause 19.6, any communication to be made under or in connection with the this Deed must be made in writing and, unless otherwise stated, may be made by fax or letter or by electronic transmission.

19.2 Addresses

Subject to clause 19.6, the address and fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified in the Details section at the beginning of this document or in Schedule 2 or any substitute address, fax number, email address, or department or officer as the Party may notify to the other party by not less than five Business Days’ notice.

19.3 Delivery

(a) Subject to clause 19.6, any such communication or document will only be effective:

(i) if by way of fax, when received in legible form;

(ii) if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii) if by way of electronic transmission when received in legible form by the recipient and, if a particular department or officer is specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document or in any substitute address, fax number, email address, or department or officer as the Party may notify to the other party, if addressed to that department or officer.

(b) Subject to clause 19.6, any communication or document to be made or delivered to the Secured Party will be effective only when actually received by the Secured Party and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document (or any substitute department or officer as the Secured Party specifies for this purpose).

(c) If delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the communication is taken to be received at 9.00am on the next Business Day.

(d) All notices must be signed by an Authorised Representative of the sender.

19.4 Reliance

Any communication sent under this clause 19 (Notices) can be relied on by the recipient if the recipient reasonably believes the communication to be genuine and if it bears what appears to be the signature (original or facsimile) of an Authorised Representative of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised communications are sent to another Party.

19.5 English language

(a) Any notice given under or in connection with any this Deed must be in English.

(b) All other documents provided under or in connection with this Deed must be:

(i) in English; or

(ii) if not in English, and if so required by the Secured Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

 19.6 Electronic Communications

(a) In this clause 19.6:

Communication means any instruction, notice, consent, request, approval, acceptance, confirmation, information or document.

Electronic Communication means a Communication transmitted by electronic means, including facsimile, email or any other electronic way of sending, receiving and/or retrieving data now or in the future.

(b) If the Grantor sends Electronic Communications:

(i) the Grantor acknowledges that there are risks in communicating in this manner and agrees that it is responsible for those risks;

(ii) the Grantor must comply with any security measures agreed with the Secured Party (security procedures); and

(iii) if the Secured Party receives an Electronic Communication it believes to be genuine and which complies with the security procedures (if any):

(A) the Secured Party need not verify the authenticity or completeness of the Communication, even if the Communication instructs the Secured Party to make a payment; and

(B) any such Communication will be treated as authorised by the Grantor and will be binding on it.

(c) The Secured Party may give the Grantor notice at any time that it will no longer accept any, or specified, Electronic Communications. The notice is effective from when it is received by the Grantor until the Secured Party notifies the Grantor in writing that it will again accept Electronic Communications, or Electronic Communications of the specified type, as the case may be.

29149514.1 AVT AVT

Schedule 1 – Serial numbered property

The Secured Party has a Security in serial numbered goods which are Secured Property irrespective of whether they are listed below. This Schedule provides additional information about the Secured Property to which it refers.

eg Motor Vehicles
Grantor	Name of Manufacturer	No of Manufacturer*	Model Name	Year Made	Registration No	Vehicle Identification or Chassis Number*	Engine No	Principal Location

Schedule 2 – Notice Details

Secured Party:

Bison Capital Partners V, L.P.

233 Wilshire Boulevard

Suite 425

Santa Monica, CA 90401

Attention: Douglas B. Trussler

Telephone: 310.260.6570

Facsimile: 310.260.6576

Email: dtrussler@bisoncapital.com

Grantor:

c/o General Finance Corporation

39 East Union Street

Pasadena, California 91103

Attention: Christopher A. Wilson

Telephone: 626.204.6308

Facsimile: 626.795.8090

Email:  notices@generalfinance.com

Schedule 3 – Share Transfer Form

Executed as a deed.

SECURED PARTY

BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership

By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner

By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:

Name: Douglas B. Trussler

Title: Managing Member

GRANTOR

GFN U.S. AUSTRALASIA HOLDINGS, INC.

By:

Name:  Charles E. Barrantes
Title: Chief Financial Officer

General Security Deed

BISON CAPITAL PARTNERS V, L.P. General Security Deed

BISON CAPITAL PARTNERS V, L.P.

GFN ASIA PACIFIC FINANCE PTY LTD.

Contents

1. Definitions and interpretation 1

2. Security 13

3. Restrictions on dealing with Secured Property 14

4. Representations and warranties 16

5. Grantor's undertakings 17

6. Secured Party's powers 23

7. Power of Attorney 25

8. Enforcement 26

9. Appointment of Receiver 26

10. Protection of Secured Party and Appointees 31

11. Protection of Third Parties 32

12. Application of Money 33

13. Continuing Security and Third Party Provisions 35

14. Release 40

15. Personal Property Securities Act 40

16. Anti-money laundering 43

17. Amendment and assignment 44

18. General 45

19. Notices 50

Schedule 1 – Serial numbered property 53

Schedule 2 – Notice Details 54

Schedule 3 – Share Transfer Form 56

29149514.1 AVT AVT

General Security Deed

Date

Parties

1. Bison Capital Partners V, L.P. of 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401, U.S.A. (Secured Party)

2. GFN Asia Pacific Finance Pty Ltd. (ACN 620128001) of c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103, U.S.A. (Grantor)

Recitals

A.
On or about [ ] July 2017, the Secured Party of the one part, and the Grantor, GFN, GFN Holdings and GFN USA Holdings, of the other part, entered into the SPA.

B.
On or about the date of this Deed, the transaction the subject of the SPA completed, and the Secured Party was issued with the Convertible Note and the Senior Note, in each case by GFN Holdings and the Grantor, GFN USA Holdings provided the Guaranty in favour of the Secured Party in relation to the performance by each of GFN Holdings and the Grantor in relation to the Convertible Note and the Senior Note.

C.
The Grantor, GFN, GFN Holdings and GFN USA Holdings are Related Bodies Corporate and will each benefit, directly or indirectly, from the Secured Party performing its obligations under the Convertible Note and the Senior Note.

D.
As at the date of this Deed, at least 90% of the issued share capital in Royal Wolf Holdings is held by either GFN Holdings and/or GFN USA Holdings. Royal Wolf Holdings and its subsidiaries, among others, have entered into the DB Facility.

E.
As an issuer of the Convertible Note and the Senior Note to the Secured Party, the Grantor wishes to enter this Deed to better enable the Secured Party to secure its rights under the Convertible Note and the Senior Note.

Operative provisions

1. Definitions and interpretation

1.1 Definitions

Administrator means an administrator as defined under section 9 of the Corporations Act.

AML CTF Laws means any law or regulation in any applicable jurisdiction which relates to the prevention of money laundering, terrorism financing and/or the provision of financial and/or other services to any persons which may be subject to sanctions, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth).

Attorney means an attorney appointed under this Deed and any attorney’s substitute or delegate.

Authorised Representative means:

(a) for the Secured Party:

(i) a company secretary or director or attorney of the Secured Party or an employee of the Secured Party whose title includes the word ‘Manager’, ‘Director’, ‘Counsel’, ‘Chief’ or ‘Head’;

(ii) a person who is acting temporarily in one of those positions; or

(iii) a person, or a person holding a position, nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Secured Party to the Grantor; and

(b) for the Grantor, any person nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Grantor to the Secured Party in a notice or certificate and:

(i) whose identity has been verified to the satisfaction of the Secured Party in order to comply with AML CTF Laws; and

(ii) in respect of whom the Secured Party has not received notice of revocation of the appointment.

Avoidance has the meaning given to that term in clause 18.13(a).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney and Melbourne.

Control Event means:

(a) in respect of any Secured Property that is, or would have been, a Revolving Asset:

(i) the Grantor breaches, or attempts to breach, clause 3.1(a)(i) in respect of the Secured Property or takes any step which would result in it doing so;

(ii) a person takes a step (including signing a notice or direction) which may result in a Tax, or an amount owing to a Governmental Agency, ranking ahead of the Security in the Secured Property under this document;

(iii) distress is levied or a judgment, order or Security is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security, over the Secured Property; or

(iv) the Secured Party gives a notice to the Grantor that the Secured Property is not a Revolving Asset if it reasonably considers that it is necessary to do so to protect its rights under this document or if an Event of Default is continuing; or

(b) in respect of all Secured Property that is or would have been Revolving Assets, an Insolvency Event occurs in respect of the Grantor.

Controller means a controller as defined in section 9 of the Corporations Act.

Convertible Note means the secured senior convertible promissory note in the aggregate principal amount of US$26,000,000 issued by the Grantor and GFN Holdings to the Secured Party, and which is subject to the SPA and associated convertible note deed, and any documents ancillary to same.

Corporations Act means the Corporations Act 2001 (Cth).

DB Facility has the same meaning as given to the expression "Deutsche Bank Credit Documents" in the SPA.

Deed means the document and any schedules, annexures or attachments to it.

Event of Default means any event or circumstance occurring that would:

(a) constitute an event of default or default (however described), a review event (however described) or a termination event (however described) by any party, other than the Secured Party (or any of its Related Bodies Corporate, as the case may be), under any Finance Document; or

(b) constitute an event of default or default (however described), a review event (however described) or a termination event (however described) under any document forming part of the DB Facility;

(c) without limitation, result in any person or persons who at the date of this Deed hold the entirety of the issued capital of any of: Grantor, GFN Holdings, GFN USA Holdings or Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings, ceasing to own the entirety of the issued capital of that entity (other than as may be anticipated by the transaction the subject of the SPA); or

(d) without limitation, constitute an Insolvency Event in respect of any of: Grantor, GFN Holdings, GFN USA Holdings, Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings,

or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) result in such an event or circumstance.

Finance Documents means:

(c) this Deed;

(d) the SPA;

(e) the Convertible Note;

(f) the Senior Note;

(g) Guaranty;

(h) each Security Document;

(i) each priority and/or subordination and/or intercreditor document (however named or described) that refers to any of the Secured Money and that is entered into at any time between one or more of GFN, the Grantor, GFN Holdings, GFN USA Holdings, the Secured Party and one or more other persons;

(j) each other document that includes or contains any obligation, undertaking, indemnity, representation and/or warranty of or given by or made by any of GFN, the Grantor, GFN Holdings, or GFN USA Holdings with, to, in favour of and/or for the benefit of the Secured Party;

(k) each other document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Finance Document’ for the purposes of this definition and/or this document;

(l) each document that is entered into under any document included as a ‘Finance Document’ in any of the above paragraphs; and

(m) each document that amends, supplements, replaces or novates any document included as a ‘Finance Document’ in any of the above paragraphs,

and Finance Document means any of them as the context may require or permit.

GFN means General Finance Corporation (a Delaware corporation).

GFN Holdings means GFN Asia Pacific Holdings Pty Ltd. (ACN 620127791).

GFN USA Holdings means GFN U.S. Australasia Holdings, Inc. (a Delaware corporation).

Governmental Agency means:

(n) the Crown, any government or any governmental, semi-governmental or judicial authority, agency or entity;

(o) any statutory corporation or any self-regulatory entity established under statute;

(p) any stock or securities exchange; or

(q) any other person (whether autonomous or not) who is charged with the administration of a law or regulation.

Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other undertaking or obligation of any kind:

(r)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise), or otherwise to make property available, for the payment or discharge of;

(s) to indemnify any person against the consequences of default in the payment or performance of; or

(t) to be responsible for,

any obligation or liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.

Guaranty has the same meaning as given to that expression in the SPA.

Insolvency Event means, in respect of a person, any of the following:

(u)
(insolvency)

(i) it becomes insolvent within the meaning of section 95A of the Corporations Act, states or admits inability to pay its debts, or suspends payment to all or a class of its creditors generally; or

(ii) it is taken to have failed to comply with a statutory demand under section 459F(1) of the Corporations Act and has not otherwise applied to a court pursuant to section 459G of the Corporations Act; or

(iii) it is presumed, deemed or taken to be insolvent under the Corporations Act or otherwise at law or any circumstance specified in section 461 of the Corporations Act applies to it;

(v) (winding up) any step is taken:

(i) to pass a resolution or a resolution is passed;

(ii) to make an application or an application is made; or

(iii) to make an order or an order is made,

for the winding up or liquidation of that person, or its winding up or liquidation commences for any other reason;

(w) (administration) any step is taken:

(i) to appoint an Administrator to that person, or an Administrator is appointed to that person; or

(ii) to pass a resolution to appoint an Administrator to that person, or a resolution to appoint an Administrator to that person is passed ;

(x) (Controller) any step is taken:

(i) to pass a resolution to appoint a Controller, or a resolution is passed to appoint a Controller; or

(ii) to appoint a Controller or a Controller is appointed,

to that person or any asset of that person;

(y) (Security) the holder of a Security or any agent on its behalf takes possession of any of that person’s property;

(z) (restructuring) any step is taken to convene a meeting or a meeting is convened to consider the entry into by that person of, or any step is taken toward that person entering into or that person enters into, any arrangement, composition or compromise with, or assignment for the benefit of, any of its members, beneficiaries or creditors, or any scheme of arrangement in relation to that person or any of its assets, or any voluntary administration or reorganisation of that person;

(aa) (cessation of business) any step is taken by that person to cease or it threatens to cease or ceases to carry on all or a substantial part of its business;

(bb) (deregistration) that person is deregistered or any step is taken to deregister it under the Corporations Act;

(cc) (insolvent under administration) that person becomes, or takes any step toward that person becoming, an insolvent under administration (as defined in section 9 of the Corporations Act);

(dd) (natural person) without limiting any other paragraph in this definition, if that person is a natural person, that person:

(i) dies or becomes, or is declared to be, mentally or physically incapable of managing his or her affairs or is imprisoned;

(ii) takes any step to become or be declared bankrupt, is or is deemed or presumed by law or a court to be insolvent or bankrupt; or

(iii) takes any step to obtain protection or is granted protection from its creditors under any applicable legislation, or an Administrator is appointed to him or her or any of his or her assets; or

(ee) (analogous event) an analogous or equivalent event to any listed above occurs in relation to that person in any jurisdiction,

unless this takes place with the prior written consent or approval of the Secured Party as part of a solvent reconstruction, amalgamation, merger or consolidation.

Intermediate Shares means all of the issued share capital from time to time in Royal Wolf Holdings.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing paid, suffered or incurred and includes legal fees and disbursements.

Marketable Security means:

(ff) a marketable security as defined in section 9 of the Corporations Act;

(gg) a negotiable instrument;

(hh) a unit or other interest in a trust or partnership;

(ii) any other investment instrument;

(jj) any intermediated security;

(kk) a right or an option in respect of any of the above, whether issued or unissued;

and, without limitation, includes the Intermediate Shares.

Non-PPS Property means all Secured Property that is not PPS Property.

Permitted Security means:

(ll) each Security in favour of the Secured Party created by any Security Document;

(mm) any lien or charge arising by operation of law in the ordinary course of ordinary business so long as the debt or amount it secures is paid when due or is being diligently contested in good faith and by appropriate proceedings and where the Grantor, GFN Holdings or GFN USA Holdings, as the case may be has set aside sufficient reserves of liquid assets to pay such debt or other amount;

(nn) any netting or set-off arrangement (excluding a deposit of money constituting a Security) on normal commercial terms in the ordinary course of the transactional banking business of Grantor, GFN Holdings or GFN USA Holdings, as the case may be;

(oo) a Security:

(i) existing on the date of this document that has been approved by or consented to by the Secured Party in writing; or

(ii) that arises after the date of this document and that the Secured Party approves or consents to in writing before it arises,

where:

(iii) the amount secured does not increase, and the time for payment of that amount is not extended, beyond the amount and time approved by or consented to by the Secured Party in writing; and

(iv) if any approval or consent given by the Secured Party corresponding to, or to the giving, grant or entry into of, such Security is subject to any conditions, all such conditions have been and are being complied with.

Pledge Agreement has the same meaning as given to that expression in the SPA.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Property means all Secured Property in relation to which the Grantor can be a grantor of a PPS Security Interest, whether or not the Grantor has title to the property, including all PPS Retention of Title Property.

PPS Register means the register created and maintained in accordance with the PPSA.

PPS Retention of Title Property means PPS retention of title property (as defined in section 51F of the Corporations Act).

PPS Security Interest means a security interest that is subject to the PPSA.

Receiver means a receiver or a receiver and manager.

Related Bodies Corporate has the same meaning as given to that expression in the Corporations Act.

Review Event means:

(pp) an investigation by a Governmental Agency or any other person or organisation (including any industry body) into all or part of the affairs of Grantor, GFN Holdings or GFN USA Holdings, as the case may be commences (or a safety incident (including a fatality) or other operational event occurs) which results, or may result, in the suspension or termination of any authorisation of a Governmental Agency held by Grantor, GFN Holdings or GFN USA Holdings, as the case may be; or

(qq) any other event or circumstance which the parties agree or designate in writing is a ‘Review Event’ for the purposes of this document.

Revolving Asset means any Secured Property:

(rr) which is:

(i) inventory (excluding, for the avoidance of doubt, any real property);

(ii) a negotiable instrument;

(iii) machinery, plant or equipment which is not inventory and has a value of less than $1,000 (or its equivalent in any other currency or currencies);

(iv) money (including money withdrawn or transferred to a third party from an account of the Grantor with a bank or other financial institution).

(ss) in relation to which no Control Event has occurred, subject to clause 3.1(c).

Royal Wolf Holdings means Royal Wolf Holdings Limited ACN 121226793.

Secured Money means all amounts (including damages) that are payable, owing but not payable, or that otherwise remain unpaid by any of GFN, GFN Holdings, the Grantor or GFN USA Holdings to the Secured Party on any account at any time including under or in connection with any Finance Document or any transaction contemplated by, or breach of or default under, any Finance Document:

(tt) whether present or future, actual or contingent;

(uu) whether incurred alone, jointly, severally or jointly and severally;

(vv) whether GFN, GFN Holdings, the Grantor or GFN USA Holdings is liable on its own account or for the account of, or as surety for, another person and without regard to the capacity in which GFN, GFN Holdings, the Grantor or GFN USA Holdings (as the case may be) is liable;

(ww) whether due to the Secured Party alone or with another person;

(xx) whether the Secured Party is entitled for its own account or the account of another person;

(yy) whether originally contemplated by GFN, GFN Holdings, the Grantor or GFN USA Holdings or the Secured Party or not;

(zz) whether the Secured Party is the original person in whose favour any of the above amounts were owing or an assignee or transferee and, if the Secured Party is an assignee or transferee:

(i) whether or not GFN, GFN Holdings, the Grantor or GFN USA Holdings (as the case may be) consented to or knew of the assignment or transfer;

(ii) no matter when the assignment or transfer occurred; and

(iii) whether or not the entitlements of that original person were assigned or transferred with any Security granted under any Security Document; and

(aaa) if determined pursuant to any award, order or judgment against GFN, GFN Holdings, the Grantor or GFN USA Holdings (as the case may be), whether or not GFN, GFN Holdings, the Grantor or GFN USA Holdings (as the case may be) was a party to the court proceedings, arbitration or other dispute resolution process in which that award, order or judgment was made.

Secured Obligations means any obligation or liability of any kind of either of GFN, the Grantor, GFN Holdings or GFN USA Holdings, as the case may be to the Secured Party including under or in connection with the Finance Documents or any transaction contemplated by them.

Secured Property means all present and after-acquired property of the Grantor (including without limitation the Intermediate Shares). It includes anything in respect of which the Grantor has at any time a sufficient right, interest or power to grant a Security.

Security means:

(bbb) a security interest as defined in the PPS Law;

(ccc) any other interest or arrangement of any kind that secures any obligation including a mortgage, charge, pledge, lien, bill of sale, trust, power or title retention arrangement, right of set-off, assignment of income or monetary claim, right to withhold payment of a deposit or other money and any right arising as a consequence of enforcement of a judgment;

(ddd) a right that a person (other than the owner) has to remove something from land (known as a profit à prendre), a lease, a caveat or similar restriction over property;

(eee) any interest or arrangement which has the effect of giving a person a preference, priority or advantage over any creditor;

(fff) any other agreement, notice or arrangement having a similar effect to any of the above; or

(ggg) any agreement to create any of the above or allow any of them to exist.

Security Documents means:

(hhh) this Deed;

(iii) any security document entered into in favour of the Secured Party, including without limitation a general security deed entered into by any of GFN Holdings, the Grantor or GFN USA Holdings;

(jjj) each other document creating or evidencing or purporting to create or evidence a Security in favour of the Secured Party for any Secured Money or any Secured Obligations; and

(kkk) each document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Security Document’ for the purposes of this definition and/or this document,

(lll) each Pledge Agreement;

and Security Document means any of them as the context may require or permit.

Senior Note means the secured senior promissory note in the aggregate principal amount of US$54,000,000 issued by the Grantor and GFN Holdings to the Secured Party, and which is the subject of the SPA and associated senior note deed, and any documents ancillary to same.

Serial Numbered Property means any Secured Property which may or must be described by serial number in a registration (as defined in the PPSA).

SPA means the Securities Purchase Agreement entered into on or about [ ] July 2017 between the Secured Party of the one part, and the Grantor, GFN, GFN Holdings and GFN USA Holdings of the other part.

Subsidiary means a subsidiary as defined under section 9 of the Corporations Act.

Suspicious Transaction means a transaction which the Secured Party suspects:

(mmm) may breach any laws or regulations in Australia or any other country, including any AML CTF Laws;

(nnn) involves any person that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and/or trade sanctions imposed by the United States of America, the European Union or any other country; or

(ooo) may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country.

Tax means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty, interest, fine or other charge payable in connection with any failure to pay or any delay in paying any of the same).

1.2 Interpretation

(a) Any reference in this document to:

(i) the Secured Party, the Grantor or any other party to an agreement or instrument includes its successors in title, permitted assigns and permitted transferees;

(ii) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated or novated;

(iii) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of any amount, whether present or future, actual or contingent;

(iv) a person includes any type of person or entity or body of persons, whether or not it is incorporated or has a separate legal identity, and includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership;

(v) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Governmental Agency, and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(vi) a trustee includes a reference to a responsible entity, where the context requires or permits;

(vii) a trust includes a reference to a “managed investment scheme” (as defined in the Corporations Act), where the context requires or permits;

(viii) a lease includes a reference to a lease, a lease of lease, any further derivative lease, a licence, any further derivative licence or a tenancy (however defined or described);

(ix) the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(x) the word agreement includes an agreement, undertaking or other binding arrangement or understanding;

(xi) a provision of law or a regulation is a reference to that provision as amended, consolidated, replaced or re-enacted;

(xii) the singular includes the plural and the plural includes the singular;

(xiii) words of any gender include all genders;

(xiv) any thing (including any right, obligation or concept) includes each and any part of that thing but nothing in this paragraph 1.2(a)(xiv)implies or is to be interpreted as meaning that performance of part of an obligation constitutes performance of the obligation; and

(xv) unless a contrary indication appears, a time of day is a reference to Sydney time.

(b) Section, clause and schedule headings are for ease of reference only.

(c) If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(d) Unless a contrary indication appears, a reference to a clause, schedule or annexure is to a clause, schedule or annexure in or to this document, and a reference to this document includes any schedule or annexure in or to this document.

(e) Unless a contrary indication appears, the following terms (whether capitalised, italicised or not) that are defined in the PPSA and not otherwise defined in this document have the meaning given to them in the PPSA if and when used in this document: ‘amendment demand’, ‘attaches’, ‘chattel paper’, ‘circulating asset’, ‘financing change statement’, ‘financing statement’, ‘intermediated security’, ‘investment instrument’, ‘personal property’, ‘purchase money security interest’, ‘serial number’ and ‘verification statement’.

(f) An Event of Default or Review Event that occurs continues or subsists or is continuing or subsisting until the Secured Party notifies the Grantor in writing that it has been remedied to the satisfaction of the Secured Party or waived by the Secured Party.

(g) A reference to Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia.

(h) The words related entity have the meanings given to them in the Corporations Act.

(i) Unless the context otherwise requires, the words property and asset are interchangeable when used in this document and in either case include any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, to, under or derived from the property or asset.

(j) No provision of this document may be construed adversely to a party on the ground that the party or its advisers was responsible for the preparation of this document or that provision.

1.3 Non Business Days and Time

(a) If the day on or by which a person must do something under this document is not a Business Day:

(i) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(ii) in any other case, the person must do it on or by the next Business Day in the same calendar month (if there is one) or on or by the preceding Business Day (if there is not).

(b) If a time is not specified for the performance of an obligation under this document, it must be performed promptly.

1.4 Multiple parties

If a party to this document (other than the Secured Party) is made up of more than one person, or a term (other than Secured Party or party) is used in this document to refer to more than one party, then unless otherwise specified in this document:

(a) an obligation of those persons is joint and several;

(b) a right of those persons is held by each of them severally; and

(c) any other reference to that party or that term is a reference to each of those persons separately, so that (for example) a representation or warranty relates to each of them separately.

1.5 Inconsistency with existing security documents

In respect of a Grantor, if a provision of this document is inconsistent with any other provision of a general security agreement or other security document granted by that Grantor in favour of the Secured Party, this document prevails to the extent of the inconsistency in respect of that Grantor.

2. Security

2.1 Security interest

To secure the punctual payment of the Secured Money and the punctual performance of the Secured Obligations, the Grantor grants to the Secured Party a security interest in and over all Secured Property. The Grantor expressly acknowledges and agrees that the Secured Money extends to any amounts (including damages) which may be payable, owing but not payable, or that otherwise remain unpaid, to the Secured Party by any of GFN, the Grantor, GFN Holdings and GFN USA Holdings, each being Related Bodies Corporate of the Grantor, and the Grantor obtains a direct or indirect benefit as a result of same.

2.2 Nature of security interest

(a) The security interest in clause 2.1 is:

(i) a transfer by way of security of Secured Property consisting of accounts and chattel paper (each as defined in the PPSA) which are not, or cease to be, Revolving Assets; and

(ii) a charge in and over all Secured Property to the extent the Secured Property is not transferred.

(b) The charge referred to in clause 2.2(a)(ii) is a floating charge over Revolving Assets and a fixed charge over all other Secured Property to the extent the Secured Property is not transferred.

2.3 Scope of security interest

For the purposes of section 20(2)(b) of the PPSA (but without limiting the meaning of “Secured Property” in this document), the Security granted in clause  2.1 is in and over all the Grantor's present and after-acquired property (as defined in the PPSA). This clause does not limit clause 2.1.

2.4 Obligations not transferred

The Grantor will at all times be and remain liable to perform and comply with all of its obligations in connection with any Secured Property despite any grant of any security interest in clause 2.1 being or operating as a transfer by way of security. The Secured Party will not have any liability or obligation to perform or comply with any of those obligations.

2.5 Priority

(a) Each Security granted in clause 2.1 is intended to take effect as a first ranking security subject only to any Security mandatorily preferred by law and any Permitted Security which the Secured Party agrees in writing ranks in priority to it.

(b) Nothing in this document restricts the Secured Party from claiming that a Security granted under this document is a purchase money security interest in respect of all or part of the Secured Property.

2.6 No postponement of attachment

Nothing in this document may be taken as an agreement that the PPS Security Interest granted in clause 2.1 attaches later than the time contemplated by section 19(2) of the PPSA.

2.7 Acknowledgment of no subordination

The Grantor acknowledges that the Secured Party does not agree and has not agreed to subordinate its Security in the Secured Property to any other interest in the Secured Property, except to the extent (if any) expressly provided by a Finance Document.

2.8 Contemporaneous Security

The Grantor expressly acknowledges and agrees that the Secured Party has the benefit of each of the Pledge Agreements and the Guarantee, which documents may secure some or all of the same obligations which are the subject of this Deed. No enforcement or attempted enforcement in any jurisdiction of any or all of the Pledge Agreements or the Guarantee at any time will in any way act as a waiver of any of the Secured Party's rights pursuant to this Deed and, to the extent permitted by law, the Secured Party may seek to enforce its rights under this Deed, the Pledge Agreements and/or the Guarantee contemporaneously.

3. Restrictions on dealing with Secured Property

3.1 Dealings with Secured Property and Revolving Assets

(a) (restricted dealings)

(i) The Grantor must not do, or agree to do, any of the following unless it is permitted to do so by another provision in a Finance Document:

(A) create or allow another interest (including any Security) in any Secured Property other than a Permitted Security; or

(B) sell, convey, transfer, lease, surrender or otherwise dispose, or part with possession, of any Secured Property except with the prior written approval of the Secured Party.

(ii) Where by law the Secured Party may not restrict the creation of any Security in relation to an asset ranking after the Security granted in clause 2.1:

(A) Clause 3.1(a)(i) will not restrict that creation; and

(B) the Grantor must ensure that, before that Security is created, the holder of that Security enters into a deed of priority with the Secured Party in form and substance satisfactory to the Secured Party. The Secured Party is not required to provide or make available any advance or financial accommodation to the Grantor, GFN Holdings or GFN USA Holdings until, the deed of priority is entered into on terms and in form and substance satisfactory to the Secured Party.

(iii) The Grantor acknowledges and agrees that if it creates or allows another interest in any Secured Property, or disposes of or parts with possession of any Secured Property, in any such case in breach of this clause 3.1, then despite any of the foregoing occurring:

(A) the Secured Party has not authorised the creating or allowance of another interest in the Secured Property, or the disposal of or parting with possession of the Secured Property, or agreed that any of the foregoing would extinguish any Security that the Secured Party holds in the Secured Property; and

(B) the Security granted in clause  2.1 continues in the Secured Property.

(iv) The Grantor must give the Secured Party:

(A) prompt notice of anything that occurs in breach of this clause 3.1; and

(B) any information requested by the Secured Party in relation to any person who obtains or may obtain an interest in any asset or property the subject of this clause 3.1.

(v) The Grantor acknowledges that any notification or information provided under clause 3.1(a)(iv)does not cure or remedy any breach of this clause 3.1.

(b) (DB Facility)

The Grantor must do all such things as are reasonably necessary to ensure that there does not occur any event of default or default (however described), any review event (however described) or any termination event (however described) under any document forming part of the DB Facility.

(c)  (Control Event) If a Control Event occurs in respect of any Secured Property then automatically:

(i) that Secured Property is not (and immediately ceases to be) a Revolving Asset; and

(ii) any floating charge over that Secured Property immediately operates as a fixed charge.

(d)  (conversion) Any Secured Property, which:

(i) is not, or ceases to be, a Revolving Asset; and

(ii) becomes subject to a fixed charge under clause 3.1(c),

will become a Revolving Asset, or be subject to a floating charge, if the Secured Party gives the Grantor a notice to that effect:

(iii) identifying the Secured Property; and

(iv) specifying the conversion date.

This may occur any number of times.

(e) (inventory) If any inventory is not, or ceases to be, a Revolving Asset, it is specifically appropriated to a security interest under this document and the Grantor must not remove it without the prior written consent of the Secured Party.

3.2 Attachment. Accessions, Fixtures and Commingling

Nothing in this document may be construed as an agreement or consent by the Secured Party to:

(a) any Security other than any Permitted Security attaching to, or being created in, any Secured Property;

(b) defer or postpone the date of attachment of a Security created under this document in any Secured Property;

(c) any personal property that is not Secured Property becoming an accession to any Secured Property;

(d) any Secured Property becoming a fixture or an accession to anything that is not also Secured Property; or

(e) any Secured Property being manufactured, processed, assembled or commingled with anything that is not also Secured Property.

4. Representations and warranties

4.1 Representations and warranties

The Grantor represents and warrants to the Secured Party that:

(a) (No consumer Secured Property) no Secured Property is consumer property (as defined in the PPSA) or used predominantly for personal, domestic or household purposes;

(b) (No foreign property) all Secured Property is situated in Australia, except to the extent as may be otherwise expressly permitted by the Secured Party in writing;

(c) (Serial Numbered Property):

(i) the information in Schedule 1 is, as at the date of this document, true and complete in all respects and includes the details of all its material personal property (including each aircraft, coach or other vehicle required to conduct its core business) which the regulations under the PPSA require or permit to be described by serial number in a registration (as defined in the PPSA); and

(ii) it has provided the Secured Party with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all material Serial Numbered Property (including each aircraft, coach or other vehicle required to conduct its core business);

(d) (Secured Property)

(i) in respect of Secured Property that is not PPS Retention of Title Property, it is the sole legal and sole beneficial owner of that property;

(ii) in respect of Secured Property that is PPS Retention of Title Property, it has sufficient rights to grant a Security in that property to the Secured Party; and

(iii) the Security granted in clause 2.1 is an effective security in the Secured Property.

(e) (no Security) no Secured Property is subject to a Security other than a Permitted Security; and

(f) (no Controller) no Controller is currently appointed in relation to it or any of its property.

4.2 Repetition of representations and warranties

The representations and warranties in this clause are taken to be repeated on each date from the date of this document until all the Secured Money is irrevocably paid, repaid and satisfied in full, on the basis of the facts and circumstances existing as at each such date respectively.

4.3 No representations by the Secured Party

The Grantor acknowledges that it has not relied and will not rely on any financial or other advice, representation, statement or promise provided or made by or on behalf of the Secured Party in deciding to enter into any Finance Document or to exercise any right or perform any obligation under any Finance Document.

5. Grantor's undertakings

5.1 General undertakings

The Grantor must:

(a) (Events of Default) procure and ensure that no Event of Default or Review Event occurs;

(b) (obligation to pay) punctually pay, and procure the punctual payment of, the Secured Money when it becomes payable in accordance with the terms of any written agreement between GFN, the Grantor, GFN Holdings or GFN USA Holdings, as the case may be, and the Secured Party or, in the absence of any agreement or after default under any agreement, on demand by the Secured Party;

(c) (obligation to perform) punctually perform each of its obligations, and procure and ensure that GFN, the Grantor, GFN Holdings or GFN USA Holdings, as the case may be, punctually performs each of their respective obligations, under each Finance Document to which it and/or GFN, the Grantor, GFN Holdings or GFN USA Holdings, as applicable, is a party;

(d) (registration and stamping) at its own cost:

(i) assist the Secured Party to ensure that any security interest (as defined in the PPSA) created by this document is immediately registered on the PPS Register, and that this document is immediately registered with any Governmental Agency and on any other register specified by the Secured Party if the Secured Party determines that registration is necessary to perfect the Security granted in clause 2.1 or to protect the rights or priority of the Secured Party; and

(ii) ensure that this document is stamped for the proper amount within the period provided by law in each state and territory of Australia in which this document is required to be stamped; and

(e) (registration and stamping Taxes) pay or procure that there is paid, or immediately on demand reimburse the Secured Party for or procure that the Secured Party is reimbursed for, all stamp duty, registration and other similar Taxes which are or may be payable or determined to be payable by the Secured Party or GFN, the Grantor, GFN Holdings or GFN USA Holdings, as the case may be, in connection with any Finance Document. The Grantor must pay or procure that there is paid all interest, fines, penalties and charges for late payment or non-payment of those Taxes.

5.2 Reports and information

The Grantor must give the Secured Party, or procure that the Secured Party is given:

(a) (garnishee) a copy of any garnishee notice, or any notice under section 120 of the PPSA, that is given to any person in relation to any amount that the person owes or may owe at any time to the Grantor, as soon as the Grantor becomes aware of the notice;

(b) (general information) notice:

(i) at least 30 days prior to any change in the name, ABN, ARBN or ARSN of or allocated to it, together with details of the proposed new name, ABN, ARBN or ARSN;

(ii) at least 30 days prior to anything happening in respect of it or any Secured Property that would mean that any information in a registration (as defined in the PPSA) in relation to the Security granted under this document is or would become incorrect or misleading in any respect;

(iii) promptly if:

(A) it acquires, or enters into an agreement to acquire:

(I) any interest in real property;

(II) any property in relation to which a Security may be perfected by control (as defined in the PPSA); or

(III) any property which the regulations under the PPSA provide must or may be described by serial number in a registration (as defined in the PPSA); or

(B) any Secured Property with a value greater than A$10,000 is moved outside Australia; and

(iv) promptly on request by the Secured Party:

(A) of each purchase money security interest over or in respect of any of its property and each Security over or in respect of any of its property that is perfected by control (as defined in the PPSA); and

(B) of the value, present location and serial number (if applicable) of its Secured Property;

(c) (registration details) all information that the Secured Party needs in order to ensure that any registration of the Security granted in clause 2.1 on the PPS Register or any other register that the Secured Party chooses is, and remains, fully effective or perfected (or both), and that the Security has the priority contemplated by clause 2.5.

5.3 Other undertakings regarding Secured Property

The Grantor must:

(a) (carrying on business)

(i) carry on its business in a proper and efficient manner; and

(ii) not make any change to the general nature or scope of its business from that carried on at the date of this document (which the Grantor acknowledges and agrees solely relates to the holding of the Intermediate Shares) without the Secured Party's prior written consent;

(b) (comply with obligations) to the extent not prohibited or restricted from doing so in accordance with the provisions of any Finance Document, do everything the Grantor is required to do under or in connection with Secured Property;

(c) (accessions, commingling) not permit any Secured Property to be installed on or become a fixture or accession to or commingled with anything that is not also Secured Property;

(d) (possession) if it receives any deed or document of title relating to any Secured Property (including, without limitation, any share or other security certificate in relation to the Intermediate Shares), or if it receives any negotiable or other instrument or security, immediately give it to the Secured Party;

(e) (Marketable Securities):

(i) do anything required by the Secured Party to ensure that the Secured Party's Security in any Marketable Security, instrument or security (negotiable or otherwise) is recorded by any relevant clearing house or securities depository and, in the case of a Marketable Security, on the records maintained by or on behalf of the relevant issuer, or on the records of any sponsor, nominee or agent that holds a Marketable Security for the Grantor, and the Grantor must provide to the Secured Party on the date of this Deed (or at any other time required by the Secured Party) a fully completed and executed instrument of transfer of that Marketable Security (including without limitation a transfer in the form set out in Schedule 3), provided however that the details of the date of transfer and the transferee shall be left blank and, in the case of an uncertificated Marketable Security, a Holder Record (as that term is defined by the ASX Settlement Rules) or other statement or document that is analogous to or has a similar effect as a Holder Record (as that term is defined in the ASX Settlement Rules) of that Marketable Security; and

(ii) if required by the Secured Party from time to time, cause to be issued a document of title in relation to any Marketable Security in which the Secured Party has Security (including without limitation the Intermediate Shares) and immediately give same to the Secured Party,

(f) (calls on capital) not, without the Secured Party's consent:

(i) call up or receive in advance of calls any of the uncalled capital secured by this document; or

(ii) apply the uncalled capital to any purpose except towards payment of the Secured Money;

(g) (perfection by control) to the extent that any Secured Property is of a type in which a security interest can be perfected by control (as defined in the PPSA), do anything that the Secured Party may require to enable it to perfect its Security by control (as defined in the PPSA);

(h) (chattel paper) if the Secured Party requests, give the Secured Party possession of any Secured Property that is chattel paper;

(i) (nameplates) if the Secured Party requests:

(i) affix to any Secured Property a readily visible fireproof plate or sign that:

(A) brings the existence of the Secured Party's interest in that property to the attention of other persons; and

(B) states that a disposal of that property or the granting of a Security in that property which is not otherwise permitted under a Finance Document will breach that Finance Document; and

(ii) not remove or change, or allow any person to remove or change, that plate or sign without the Secured Party's consent; and

(j) (Grantor as a secured party) if the Grantor is or could be a secured party in respect of any PPS Security Interest, implement, maintain and comply with procedures (which the Secured Party requires or which are prudent for a person conducting a similar business) to identify and perfect the PPS Security Interest. These include procedures to ensure that the PPS Security Interest is continuously perfected, including all steps necessary:

(i) for the Grantor to obtain the highest ranking priority possible in respect of the PPS Security Interest (such as perfecting a purchase money security interest or perfecting a PPS Security Interest by control (as defined in the PPSA)); and

(ii) to minimise the risk of a third party acquiring an interest free of the PPS Security Interest (such as including serial numbers in a financing statement).

5.4 Undertakings relating to Serial Numbered Property

If the Grantor gives the Secured Party a PPS Security Interest in any Serial Numbered Property, the Grantor must:

(a) (notify details)

(i) provide the Secured Party in writing with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all Serial Numbered Property, either on execution of this document in respect of material personal property (including each aircraft, coach or other vehicle required to conduct its core business) or (if later) when the Serial Numbered Property becomes Secured Property; and

(ii) notify the Secured Party immediately in writing of any serial number when it is allocated to any Secured Property; and

(b) (serial numbers) not change or remove the serial number of any Serial Numbered Property after it has disclosed the number to the Secured Party, except with the Secured Party's consent.

5.5 Undertakings in relation to Related Bodies Corporate

In the event that at any time the Secured Party exercises its rights pursuant to any Security Document, the Grantor must ensure as follows:

(a) in the event that the Secured Party has exercised any rights under any Security Document which results in the transfer to the Secured Party or its nominee of any Marketable Securities in the Grantor, the Grantor must do all such things as are necessary to promptly ensure that any transfer of such Marketable Securities is approved and registered by the Grantor in favour of the Secured Party or its nominee and to the extent that the Secured Party has a right to appoint directors or other officers of the Grantor (whether pursuant to statute, law, contract or otherwise), the Grantor must do all such things as are necessary to ensure that those directors or other officers nominated by the Secured Party are promptly appointed; and

(b) in the event that the Secured Party has exercised any rights under any Security Document which results in the Secured Party becoming a shareholder of a Related Bodies Corporate of the Grantor, or the Secured Party being entitled to appoint a director or other officer of a Related Bodies Corporate of the Grantor, the Grantor must not do anything, or omit to do anything, which may inhibit the Secured Party obtaining the full benefit of such rights.

5.6 General Indemnity

The Grantor must indemnify the Secured Party, each Authorised Representative and agent of the Secured Party, each Receiver of the Grantor or each Receiver appointed in relation to any property of the Grantor, each Attorney, and any other person appointed under a Finance Document or the Corporations Act by or on behalf of the Secured Party (each an Indemnified Person) against, and must pay each Indemnified Person within three Business Days of demand the amount of, all Losses reasonably paid, suffered or incurred by the Indemnified Person in connection with:

(a) the occurrence of any Event of Default or Review Event;

(b) investigating any event which the Secured Party reasonably believes is an Event of Default or Review Event;

(c) the administration, and any actual or attempted preservation or enforcement, of any rights, powers, discretions and/or remedies under or properly corresponding to any Finance Document and/or any transaction contemplated by any of them;

(d) any information produced or approved by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(e) acting or relying on any notice, consent, request, instruction, demand, approval or other communication or other document (including any of the foregoing given by fax or electronic communication (such as by email) or verbally (such as by telephone)) which it reasonably believes to be genuine, correct and appropriately authorised;

(f) any enquiry, investigation, subpoena (or similar order) or litigation with respect of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or with respect to the transactions contemplated or financed under any Finance Document;

(g) a failure by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings to pay any amount due under a Finance Document on its due date or any financial accommodation provided to any of GFN, the Grantor, GFN Holdings or GFN USA Holdings under a Finance Document being repaid or becoming due for repayment other than on its scheduled payment date, including Losses an Indemnified Person pays, suffers or incurs because of:

(i) the cancellation, termination, unwinding or alteration of any swap or other arrangement made by an Indemnified Person to fund the financial accommodation or other payment; or

(ii) any liquidation or re-employment of deposits or other funds acquired by any Indemnified Person to fund the financial accommodation or other payment;

(h) the Secured Property or anything done or omitted to be done in connection with the Secured Property;

(i) anything any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is required to do or an Indemnified Person is permitted to do under any clause in any Finance Document relating or referring to any PPS Law, or any action taken by an Indemnified Person under or in relation to any PPS Law, including any registration, or any response to an amendment demand or a request under section 275 of the PPSA;

(j) an Indemnified Person agreeing or providing an indemnity in favour of or reimbursing or agreeing to reimburse any Receiver of any of the Grantor, GFN Holdings or GFN USA Holdings or any property of any of the Grantor, GFN Holdings or GFN USA Holdings, any Attorney, any other person appointed under a Finance Document, and/or any other person appointed under the Corporations Act by or on behalf of the Secured Party in connection with any of the Grantor, GFN Holdings or GFN USA Holdings or any property of any of the Grantor, GFN Holdings or GFN USA Holdings;

6. Secured Party's powers

6.1 Secured Party may exercise powers without notice

Subject to clause 15.6, to the full extent permitted by law, the Secured Party is not required to give any notice or allow any time to elapse before:

(a) enforcing a Finance Document;

(b) appointing a Receiver; or

(c) exercising any power, right, discretion or remedy given to the Secured Party by any law or any Finance Document,

and the Grantor waives any statutory requirements for notice or lapse of time.

6.2 Secured Party's right to make good a default

(a) If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand and, pending reimbursement, will be part of the Secured Money.

(b) Clause 6.2(a)does not limit any other right the Secured Party has under this document or at law.

6.3 Powers on enforcement

If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(a) do all things, and exercise all rights, powers, remedies and discretions, that a secured party with a Security in, or that a mortgagee or an absolute owner of, the Secured Property can or could do or that the Grantor can or could do;

(b) exercise any of the rights, powers. remedies and discretions that might be exercised by a Receiver at law, under this document or otherwise even if a Receiver has not been appointed;

(c) seize any Secured Property and/or dispose of any Secured Property in such manner and generally on such terms and conditions as the Secured Party thinks desirable; and

(d) complete any transfer or instrument of any nature executed by or on behalf of the Grantor in blank and deposited with the Secured Party, in favour of, or take any other action required to transfer any Secured Property to, the Secured Party or any appointee of the Secured Party or any other person.

6.4 Calls

(a) If this document has become enforceable, the Grantor authorises the Secured Party, each of the Secured Party's Authorised Representatives and any Receiver to:

(i) make calls on the members of the Grantor in relation to the Grantor's uncalled capital;

(ii) sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls; and

(iii) give valid receipts for those amounts.

If this document has become enforceable, the Grantor's directors may not do so.

(b) This authority is not terminated by any change in the Grantor's directors and is assignable.

6.5 Discharge or acquire prior Security

(a) If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(i) purchase a debt or liability secured by a prior Security (including a debt secured by a Permitted Security);

(ii) pay the amount required to discharge or satisfy that debt or liability; and

(iii) take a transfer or assignment of that Security and any Guarantee, document or right ancillary or collateral to it.

(b) If the Secured Party exercises any right under clause 6.5(a):

(i) the Grantor is indebted to the Secured Party for the same amount paid by the Secured Party or the amount of the debt or liability acquired (whichever is higher) and that amount is immediately payable to the Secured Party and forms part of the Secured Money;

(ii) the Secured Party may rely on a written notice from the holder of a prior Security (Prior Secured Party), or an ancillary or collateral document, as to the amount and property secured by that prior Security; and

(iii) the Prior Secured Party need not enquire whether any amount is owing under a Finance Document.

6.6 Co-operation in exercise of power of sale

If this document has become enforceable and the Secured Party or a Receiver wishes to exercise a right to sell or otherwise dispose of any Secured Property, the Grantor must do or cause to be done all things required by the Secured Party or the Receiver to enable an expeditious sale, transfer or other disposal of the Secured Property to the purchaser, transferee or other person to or in favour of whom the disposal is to be made.

7. Power of Attorney

7.1 Appointment of Attorneys

The Grantor irrevocably appoints the Secured Party and each Authorised Representative of the Secured Party, and as an independent appointment appoints any Receiver, severally its attorney, at the Grantor's cost, to:

(a) (all acts necessary) do anything necessary or desirable in the opinion of the Secured Party or the Attorney to:

(i) complete this document;

(ii) give full effect to this document;

(iii) better secure the Secured Property to the Secured Party in a manner consistent with this document; or

(iv) assist in the execution or exercise of any power under this document,

including execute any transfer (including any transfer in blank) or other document; and

(b) if an Event of Default occurs:

(i) (recover Secured Property) demand, sue for, recover and give discharge for the Secured Property;

(ii) (commence actions) commence, carry on, enforce, settle, arrange and compromise any proceedings to obtain or enforce the payment or delivery of the Secured Property;

(iii) (bankruptcy and winding up) take any necessary proceedings to procure the bankruptcy or the winding up of any debtor of the Grantor in connection with the Secured Property, and attend and vote at meetings of creditors, receive dividends in any bankruptcy or appoint a proxy for any of these things;

(iv) (compound debts) compound, settle or compromise any debt of the Grantor in connection with the Secured Property;

(v) (execute deeds) execute any agreement including any deed of assignment, composition or release in connection with the Secured Property;

(vi) (exercise rights) exercise all or any powers, rights, discretions and remedies available to the Grantor in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(vii) (transfer Marketable Securities) transfer to the Secured Party (or its nominee) any Marketable Securities including, without limitation the Intermediate Shares, by way of completion of any share transfer the subject of clause 5.3; and

(viii) (general) do anything else that the Grantor must or may do, or that the Secured Party may do, under this document or by law.

7.2 General

(a) Each Attorney may appoint and remove substitutes, and may delegate its powers (including this power of delegation) and revoke any delegation.

(b) An Attorney may do anything contemplated by this clause even if the Attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.

(c) An Attorney may do anything contemplated by this clause in its name, in the name of the Grantor or in the name of both of them.

(d) The Grantor must ratify anything done by an Attorney under this clause.

(e) The Grantor gives the power of attorney in this clause:

(i) to secure performance by the Grantor of its obligations to the Secured Party under this document and any property interest of the Secured Party under this document; and

(ii) for valuable consideration, receipt of which is acknowledged by the Grantor.

8. Enforcement

8.1 Circumstances when this document may be enforced

The Secured Money will immediately become payable at the Secured Party's option (despite any delay or previous waiver of the right to exercise that option) without the need for any demand or notice under this document or under another Finance Document, and this document will immediately become enforceable (whether or not the Secured Money has become payable in this manner), if any Event of Default occurs.

8.2 Enforcement despite earlier payment

This document may be enforced:

(a) even if the Secured Party accepts a payment of interest or other amount after the occurrence of any Event of Default; and

(b) without the need for any notice to, or of any consent or agreement of, the Grantor or any other person.

9. Appointment of Receiver

9.1 Appointment

If this document has become enforceable (whether or not the Secured Party has entered into possession of all or any of the Secured Property) the Secured Party or any Authorised Representative of the Secured Party may at any time:

(a) appoint any person or any two or more persons severally or jointly and severally to be a receiver or receiver and manager (or an additional receiver or receiver and manager) of Secured Property;

(b) remove or terminate the Receiver and in case of the removal, termination, retirement or death of any Receiver appoint another as a replacement; and

(c) fix and vary the remuneration of the Receiver.

Subject to clause 9.2, every Receiver appointed under this subclause will be the Grantor's agent and the Grantor alone will be responsible for the Receiver's acts, omissions, defaults, remuneration, costs and expenses.

9.2 Receiver other than as Grantor's agent

(a) The Secured Party by notice to the Grantor and the Receiver may require the Receiver to act as the Secured Party's agent.

(b) The power to appoint a Receiver under this clause may be exercised even though:

(i) at the time when this document becomes enforceable or when an appointment is made, an order may have been made or a resolution may have been passed to wind up the Grantor or an Insolvency Event may have occurred in respect of the Grantor; or

(ii) a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Grantor's agent.

(c) Each party agrees that if a Receiver is appointed under this document on the basis of an Event of Default which subsequently ceases to subsist, the Event of Default is taken to continue to subsist for the purposes of the Receiver’s appointment under this document.

9.3 Powers of Receiver

Unless the terms of a Receiver’s appointment state otherwise, the Receiver will have full power to do all or any of the following:

(a) (Grantor obligations under this document) perform any obligation of the Grantor under this document or any other Finance Document including making payments to any person holding Security in the Secured Property;

(b) (Grantor obligations general) perform, observe, carry out or enforce any deeds, contracts, obligations or rights of the Grantor in respect of the Secured Property;

(c) (manage, possession, control) manage, take possession of, or take control of, collect and get in the Secured Property and for that purpose to take proceedings (in the name of the Grantor or otherwise);

(d) (give up possession) give up possession of the Secured Property;

(e) (dealings without possession) deal with the Secured Property without taking possession and without liability for any Loss resulting from failing to take possession or the need to account as Secured Party or mortgagee in possession;

(f) (exercise Secured Party's rights)

(i) exercise all or any of the Secured Party's powers, rights, discretions and remedies under this document; and

(ii) comply with the directions given by the Secured Party;

(g) (carry on business)

(i) carry on or agree to carry on the business of the Grantor in and with the Secured Property and to stop doing so; and

(ii) effect all repairs, purchases and insurances, and generally to do everything that the Grantor might do in the ordinary conduct of its business to:

(A) protect or improve the Secured Property; or

(B) obtain income or returns from the Secured Property and to conduct the Grantor's business,

without being responsible for any Loss;

(h) (borrow)

(i) borrow from the Secured Party or (with the Secured Party's consent) any other person any amount that may be required for any of the purposes mentioned in clause 9.3(g); and

(ii) (in the name of the Grantor or otherwise) secure any amount borrowed by granting a Security in the Secured Property so that the Security may rank in priority to, equally with or after the Security granted in clause 2.1, without the Secured Party being bound to enquire whether the borrowing is necessary or proper or responsible for the misapplication or non–application of any amount borrowed;

(i) (hire out, lease or license) hire out, lease or license the Secured Property (including in the name of the Grantor) for any term at the rent or licence fee and on terms that seem desirable to the Receiver (with or without a purchase option and whether or not the Receiver has taken possession);

(j) (exercise rights) exercise all or any powers, rights, discretions and remedies of the Grantor or in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(k) (registration) do everything necessary to obtain registration of the Secured Property in the Secured Party's name or in the name of the Secured Party's nominee;

(l) (settle disputes)

(i) settle, arrange and compromise any accounts, claims, questions or disputes that may arise in connection with the Grantor's business or the Secured Property or in any way relating to this document; and

(ii) execute releases or other discharges in relation to the settlement, arrangement, or compromise;

(m) (sell) sell (whether or not the Receiver has taken possession), exchange or otherwise dispose of (absolutely or conditionally) the Secured Property (or agree to do so):

(i) whether or not the Grantor has carried out any work on the Secured Property or otherwise prepared the Secured Property for sale;

(ii) with or without other property;

(iii) by public auction, private sale or tender for cash or on credit;

(iv) whether or not the reserve price for a sale by auction or tender is disclosed;

(v) in one lot or in parcels;

(vi) with or without special conditions, (such as conditions as to title or time or method of payment of purchase money) including by allowing the purchase money to remain:

(A) outstanding on any security over the property sold or over any other property; or

(B) owing without any security; and

(vii) on other terms the Receiver considers desirable,

without being responsible for any loss;

(n) (transfer on sale) execute transfers and assignments of the Secured Property (including in the name of the Grantor), and do everything to complete any sale under clause 9.3(m) that the Receiver thinks necessary;

(o) (transfer to Crown) surrender, dedicate or transfer any real property constituting the Secured Property to the Crown or any Governmental Agency or exchange lands with any person (with or without receiving any money);

(p) (calls) make calls on the members of the Grantor in relation to the Grantor's uncalled capital, sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls, give valid receipts for those amounts and assign any power in relation to calls on the members of the Grantor;

(q) (services for use) provide services and equipment for use with the Secured Property on any terms it thinks fit;

(r) (approvals) prepare plans and specifications and obtain approvals from any Governmental Agency in relation to the Secured Property;

(s) (subdivision) subdivide, convert to strata title, community or Torrens title or consolidate the Secured Property and effect any necessary works on the Secured Property for this purpose;

(t) (create easements) create any easements or covenants affecting or in favour of the Secured Property and effect any necessary works on the Secured Property for this purpose;

(u) (property acquisition) acquire any additional property to develop, sell or lease with the Secured Property;

(v) (removal of chattels or fixtures) remove any chattels or fixtures from any real estate constituting the Secured Property and dispose of, sell, or otherwise deal with them (with or without receiving any money);

(w) (insure) insure the Secured Property that is of an insurable nature against risks of destruction, loss or damage for the amounts and on the terms that the Receiver thinks appropriate;

(x) (sever fixtures) sever fixtures belonging to the Grantor and sell them apart from any other part of the Secured Property;

(y) (employees and agents) engage employees, agents, consultants, lawyers, advisers and contractors for any of the purposes of this clause on terms that the Receiver thinks appropriate;

(z) (give receipts) give receipts for all money and other property that may come into the hands of the Receiver in exercise of any power given by this document;

(aa) (enforce contracts) carry out and enforce or otherwise obtain the benefit of all contracts:

(i) entered into or held by the Grantor in connection with the Secured Property; or

(ii) entered into in exercise of the powers given by this document;

(bb) (make debtors bankrupt) make debtors bankrupt and wind up companies or other applicable entities and do everything in connection with any bankruptcy or winding up that the Receiver thinks desirable to recover or protect Secured Property;

(cc) (execute documents) enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Grantor including bills of exchange, cheques or promissory notes for any of the purposes of this document;

(dd) (vote) exercise any voting rights or powers in respect of any part of the Secured Property;

(ee) (perform undertakings) do everything necessary to perform any undertaking of the Grantor in this document;

(ff) (receive money) receive all money or other property payable or deliverable to the Grantor from the Secured Property;

(gg) (bank accounts) operate any bank account of the Grantor (including making deposits and withdrawals in connection with any bank account);

(hh) (file) file all certificates, registrations and other documents and take any and all action on behalf of any Grantor which the Receiver believes is necessary to protect, preserve or improve any or all of the Secured Property and/or the rights of any Grantor and/or the Secured Party corresponding to any Secured Property;

(ii) (desirable or incidental matters):

(i) do or cause to be done everything that the Receiver thinks desirable in the interests of the Secured Party; and

(ii) do anything incidental to the exercise of any other power;

(jj) (take legal proceedings) take proceedings (including in the name of the Grantor) in connection with any of the above; and

(kk) (compromise) make any settlement, arrangement or compromise regarding any action, proceeding or dispute arising in connection with the Secured Property, grant to any person involved time or other indulgence and execute all related releases or discharges as the Receiver thinks expedient in the interests of the Secured Party;

(ll) (appeal) appeal against or enforce any judgment or order in respect of the Secured Property;

(mm) (delegate) with the Secured Party's consent delegate any of the powers given to the Receiver by this clause to any person;

(nn) (ability of Grantor) do anything the Grantor could do in relation to the Secured Property;

(oo) (Do all other things) do all things the law allows an owner of any interest in the Secured Property, or any Controller of the Secured Property, to do;

(pp) (General) exercise all or any of the rights, powers, discretions or remedies given by law to mortgagees in possession, receivers or receivers and managers.

10. Protection of Secured Party and Appointees

10.1 Protection of Secured Party and Receiver

(a) The Secured Party is not obliged to, but may, do the following:

(i) notify any debtor or member of the Grantor or any other person of this document; or

(ii) enforce payment of any amount payable to the Grantor, or take any step or proceeding for any similar purpose.

(b) None of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable for any omission or delay in exercising any power, right, discretion or remedy under this document or for any loss or irregularity that may occur in relation to the exercise or non–exercise of any of them.

10.2 Conflict of interests

The Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, Receiver or other person appointed by the Secured Party under this document may exercise or agree to exercise a power given by this document or by law even though that person may have a conflict of interests in exercising the power.

10.3 Liability for Loss

(a) None of the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or any other person appointed by the Secured Party under this document is liable for any Loss that the Grantor suffers as a direct or indirect result of:

(i) the exercise or attempted exercise of, or failure to exercise, or non-exercise of, any of its rights, powers, remedies and/or discretions contained in this document; or

(ii) any release or dealing with any other Guarantee or Security (including any prejudice to or loss of the Grantor's rights of subrogation).

(b) If the Secured Party, any Authorised Representative or agent of the Secured Party, an Attorney or a Receiver enters into possession of Secured Property, none of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable:

(i) to account as a secured party or mortgagee in possession or for anything except actual receipts; or

(ii) for any Loss on realisation or for any default or omission for which a secured party in possession might be liable.

11. Protection of Third Parties

11.1 Protection of persons dealing with the Secured Party or Receiver

No person acquiring any money or property from or paying or handing over any money or property to or otherwise dealing with the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, or to whom is tendered for registration an instrument executed by the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, will be:

(a) bound to inquire:

(i) whether the Secured Party or the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has the right to dispose of any money or property;

(ii) whether any Event of Default has occurred or is subsisting;

(iii) whether this document is, has become or remains enforceable;

(iv) whether any of the Secured Money is owing or payable;

(v) whether the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has been properly appointed;

(vi) as to the propriety or regularity of the exercise or purported exercise of any right, remedy, power or discretion including any of the foregoing in connection with any sale, disposal or dealing; or

(vii) as to any other matter or thing corresponding to any of the foregoing;

(b) affected by actual or constructive notice that any transaction, document, sale, disposal or other dealing is unnecessary or improper; or

(c) concerned to see to the application of any money or property.

Despite any irregularity or impropriety in a sale, disposal or dealing, it is to be treated, for the protection of the purchaser, transferee or other party to the disposal or dealing, as being authorised by this document and valid.

11.2 Receipts

A receipt that the Secured Party, one of its Authorised Representatives or agents, an Attorney or a Receiver gives for any amount payable to or receivable by the Secured Party or the Receiver because of this document will:

(a) relieve the person paying or handing over money or other property from all liability:

(i) for the application (or any loss or misapplication) of the money or other property;

(ii) to enquire about any of the matters referred to in clause 11.1(a); and

(iii) (where applicable) as to the propriety or regularity of the appointment of the Receiver; and

(b) discharge the person paying that amount from its liability to pay that amount.

12. Application of Money

12.1 Order

(a) Money or amounts that the Secured Party or a Receiver receives under or because of this document is to be applied, after satisfaction of any claims that the Secured Party or the Receiver is aware is a claim that ranks in priority to the Security granted in clause  2.1, in the following order or in any other order that the Secured Party may determine in its absolute discretion, subject to any applicable law requiring application to the contrary (for example, section 140 of the PPSA, if and to the extent applicable) to the extent that such law cannot be contracted out of:

(i) (expenses) first in payment of all expenses that the Secured Party or the Receiver incurs in or incidental to the exercise or attempted exercise of a power or otherwise in relation to any Finance Document;

(ii) (outgoings) then in payment of any other outgoings that the Receiver or the Secured Party thinks it appropriate to pay;

(iii) (Receiver) then in payment to the Receiver of any remuneration (whether by way of commission or otherwise);

(iv) (indemnities) then in payment to the Secured Party or the Receiver of any amount necessary to give effect to any indemnity contained in or incorporated by reference into this document; and

(v) (Secured Money) then in payment to the Secured Party of the remainder of the Secured Money.

(b) Any surplus will belong to the Grantor or other persons entitled to it. The Secured Party or the Receiver may pay the surplus to the credit of a bank account in the name of the Grantor or other person entitled to it or into court and will then be under no further liability in relation to it. The surplus will not accrue interest. No trust arises over the surplus.

(c) When the Secured Party or a Receiver receives an amount under or because of this document, and applies it in payment of the Secured Money, the Secured Party or the Receiver (as the case may be) may apply different parts of the amount received to different parts of the Secured Money, regardless of any appropriation by the Grantor, as the Secured Party or Receiver chooses.

12.2 Only actual receipts credited

In applying any amount towards the Secured Money, the Grantor will be credited only with the amount that the Secured Party actually receives for that purpose. The credit will date from the time of receipt.

12.3 Compensation

If any compensation becomes payable for the Secured Property, the Secured Party may:

(a) apply the sum received on account of any compensation, at the Secured Party's option, in or towards repayment of the Secured Money;

(b) make, enforce, settle or compromise any claims relating to compensation; and

(c) execute any necessary assurances and releases in the name of the Grantor and the Secured Party.

If any compensation comes into the hands of the Grantor before a final irrevocable discharge of this document, the Grantor must immediately pay it to the Secured Party.

12.4 Certificates and disputes

(a) The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b) If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

12.5 No interest

The Secured Party is not obliged to pay interest to any person on any amount received from the exercise of any right in relation to the Secured Property.

12.6 Payment into bank account

The Secured Party or the Receiver may pay any amount to the credit of a bank account in the name of a person to whom it is obliged to pay any amount received from the exercise of any right in relation to the Secured Property, and having done so is under no further liability in respect of that amount.

12.7 Amounts contingently due

(a) If any part of the Secured Money is contingently owing to the Secured Party when an amount is being applied under clause 12.1 the Secured Party or Receiver may:

(i) retain an amount equal to the amount contingently owing, or any part of it; and

(ii) put that amount in a suspense account.

(b) If the amount which is contingently owing:

(i) becomes payable; or

(ii) ceases to be contingently owing,

the Secured Party or Receiver must apply the amount retained (and any interest earned on it) in accordance with clause 12.1.

13. Continuing Security and Third Party Provisions

13.1 Nature of obligations and enforcement

The Grantor's obligations in this document:

(a) are principal obligations, and not ancillary or collateral to any other right or obligation; and

(b) may be enforced against the Grantor without the Secured Party first being required to:

(i) exhaust any remedy it may have against any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other remedy it may have against the Grantor; or

(ii) enforce any other Security or Guarantee it may hold relating to the Secured Money or the Secured Obligations.

13.2 Preservation of Grantor's obligations

The Grantor's obligations in this document are absolute, unconditional and irrevocable. The liability of the Grantor under this document extends to and is not affected by any circumstance, act or omission which, but for this subclause, might otherwise affect it at law or in equity including:

(a) the grant of any time, waiver or other indulgence or concession;

(b) the discharge or release of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(c) any transaction or arrangement that may take place between the Secured Party and any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(d) the occurrence of an Insolvency Event in relation to any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(e) the Secured Party or any other person dealing or not dealing in any way with any other Guarantee, Security, document or agreement;

(f) the Secured Party or any other person:

(i) exercising or not exercising any other Guarantee or Security or any right or remedy conferred on it by law or in equity or by any document or agreement; or

(ii) not recovering any amount owing by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings;

(g) any variation (including a variation which increases, or extends the duration of, the Secured Money or which increases or changes any Secured Obligations), replacement, extinguishment, unenforceability, failure, loss, abandonment or transfer of any document or agreement relating to the Secured Money or the Secured Obligations (including this document and any other Guarantee or Security held by the Secured Party from any person at any time);

(h) the obligations of the Grantor or any other person under this document or any other document or agreement relating to the Secured Money or the Secured Obligations or this document (including any other Guarantee or Security) being or becoming illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee for creditors or in bankruptcy;

(i) the Secured Party not giving the Grantor notice of any default by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(j) the Secured Party not disclosing any information to the Grantor;

(k) any representation made or information given by the Secured Party to the Grantor;

(l) any change in the legal capacity, rights or obligations of, or other circumstance related to, any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(m) any legal limitation, disability, incapacity or other circumstance related to any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(n) any invalidity or irregularity in the execution of any Finance Document or any deficiency in the powers of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings;

(o) any assignment by the Secured Party, with or without the knowledge of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings;

(p) any obligation of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings being discharged by operation of law;

(q) any person who was intended to be bound as a guarantor or surety in relation to the Secured Money and/or the Secured Obligations not becoming bound or ceasing to be bound;

(r) any laches, acquiescence, delay, act, omission or mistake on the part of, or suffered by, the Secured Party or any other person, in relation to this document or any other Guarantee, Security, document or agreement;

(s) the receipt by the Secured Party or any other person of any dividend or amount after an Insolvency Event in relation to any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(t) any judgment or right which the Secured Party may have or exercise against any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or any other person;

(u) the opening or operation of a new account by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings with the Secured Party or any other person;

(v) the amendment of the constitution, trust deed or other constituent document of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings;

(w) if any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is a member of a partnership, firm, joint venture or association, any change in the structure, membership, name or business of that partnership, firm, joint venture or association;

(x) if any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is a trustee of a trust, any breach or variation of the terms of that trust; or

(y) if any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is a director or shareholder of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, any change in that directorship or shareholding.

13.3 Continuity

Each Security granted in clause 2.1:

(a) is a continuing security, and remains in full force until a final irrevocable discharge of that Security is given to the Grantor under clause 14 despite any transaction or other thing (including a settlement of account or intervening payment); and

(b) will apply to the present and future balance of the Secured Money and to the present and future Secured Obligations.

13.4 Limitations on Grantor's rights

Until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full, the Grantor may not:

(a) share in any Guarantee, Security or amount received or receivable by the Secured Party in relation to the Secured Money or the Secured Obligations or stand in the place of the Secured Party in relation to any Guarantee, Security or right to receive any amount;

(b) take any steps to enforce a right or claim against any of GFN, the Grantor, GFN Holdings or GFN USA Holdings relating to any amount paid by the Grantor to the Secured Party under this document or any other Finance Document;

(c) have or exercise any rights as surety in competition with the Secured Party;

(d) receive, claim or have the benefit of any payment (including a payment under a Guarantee), distribution or Security from or on account of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings or any other person;

(e) in reduction of its liability under this document, raise a defence, set off or counterclaim available to itself, any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or a co-surety or co-indemnifier against the Secured Party or claim a set off or make a counterclaim against the Secured Party; or

(f) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any document or agreement to which the Secured Party is a party.

13.5 No marshalling

The Secured Party is not under any obligation to marshal or appropriate in favour of the Grantor or to exercise, apply, perfect or recover any Security that the Secured Party holds at any time or any funds or property that the Secured Party may be entitled to receive or have a claim on.

13.6 Effect of Insolvency Event

(a) If any of the Grantor, GFN Holdings or GFN USA Holdings is wound up or bankrupted, the Grantor irrevocably authorises the Secured Party to:

(i) prove for all amounts that the Grantor has paid under this document; and

(ii) retain and carry into a suspense account and appropriate at the Secured Party's discretion any dividends and other amounts received in relation to the Secured Money,

until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full. The Secured Party is not obliged to do this.

(b) If an Insolvency Event has occurred in relation to any of the Grantor, GFN Holdings or GFN USA Holdings, any amount paid by GFN the Grantor, GFN Holdings or GFN USA Holdings (as the case may be) (relevant payment) will only be applied against any Secured Money if:

(i) the Secured Party forms the opinion in good faith (which will be conclusively binding on the Grantor) that it will not be required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors; or

(ii) a final judgment is given by a court of competent jurisdiction in favour of the Secured Party that it is not required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors.

(c) If an amount is applied against any Secured Money and the Secured Party pays or determines that it is obliged to pay the relevant amount to any person under any law relating to bankruptcy, winding up or the protection of creditors:

(i) the Secured Party's rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made; and

(ii) the Grantor must immediately do anything (including the signing of documents) required by the Secured Party to restore to the Secured Party any Guarantee or Security to which it was entitled immediately before that application or the payment or transaction giving rise to it.

(d) Any discharge or release between the Secured Party and the Grantor is subject to reinstatement of the Secured Party's rights under this subclause.

13.7 Notice of other interests in Non-PPS Property

(a) If the Secured Party receives notice of a subsequent interest in any Non-PPS Property, it may open a new account in the Grantor's name in the books of the Secured Party.

(b) If the Secured Party does not open a new account under clause 13.7(a), it is taken to have done so at the time it received notice of the subsequent interest.

(c) From the time the new account is opened or taken to be opened, the following amounts will be, or will be taken to be, debited or credited (as applicable) to the new account:

(i) all financial accommodation made by the Secured Party to the Grantor; and

(ii) all payments and repayments made by the Grantor to the Secured Party.

(d) Payments, repayments and other amounts from the new account will only be applied in reduction of other Secured Money to the extent there is no debit balance in that account.

(e) If requested by the Secured Party, the Grantor must ensure that any other holder of a Security in Non-PPS Property enters into an agreement with the Secured Party:

(i) under which the holder agrees that the Secured Party's Security ranks ahead of that holder's Security, for all the amount owing that is incurred after that holder's Security was granted; and

(ii) which is otherwise satisfactory to the Secured Party in form and substance.

(f) The Secured Party may notify the Grantor that its obligation to provide further financial accommodation under any Finance Document is terminated, in which case its obligation to do so terminates immediately, if:

(i) the Secured Party receives notice of a subsequent Security (other than a Permitted Security) which affects any Non-PPS Property; and

(ii) it is of the opinion that any financial accommodation provided to the Grantor will not rank ahead of that subsequent Security.

(g) If this clause 13.7 is inconsistent with any other Finance Document, this clause prevails to the extent of the inconsistency.

14. Release

The Secured Party must at the request and cost of the Grantor release the Secured Property from the Security created by this document and transfer back to the Grantor any remaining Secured Property transferred by way of security to the Secured Party under this document:

(a) when the Secured Party is satisfied that:

(i) all the Secured Money has been irrevocably paid, repaid and satisfied in full or satisfied in accordance with this document and (without limiting this) that clause 13.6 and clause 18.13 will not later apply; and

(ii) all the Secured Obligations have been irrevocably performed and satisfied in full; and

(iii) no amount remains contingently payable or may become payable on the security of this document (including under an indemnity); and

(iv) if a an Event of Default has occurred, the Secured Party has not sold or agreed to sell the Secured Property and is not deemed to have taken any Secured Property in satisfaction of the Secured Money or the Secured Obligations; and

(b) on payment or retention of all costs and expenses incurred by or payable to the Secured Party, its Authorised Representatives or any Receiver or Attorney in connection with the foregoing.

Any discharge is subject to clause 13.6 and clause 18.13.

15. Personal Property Securities Act

15.1 PPSA Further steps

If the Secured Party determines that a Finance Document (or a transaction in connection with it) is or contains a security interest for the purposes of the PPSA, the Grantor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Secured Party asks and considers necessary for the purposes of:

(a) providing more effective security over the property subject to the security interest for payment of the Secured Money or performance of the Secured Obligations; or

(b) ensuring that the security interest is enforceable, perfected (including, where possible, by control (as defined in the PPSA) in addition to registration) and otherwise effective; or

(c) enabling the Secured Party to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Secured Party; or

(d) enabling the Secured Party to exercise rights in connection with the security interest or the property subject to the security interest.

15.2 PPSA undertaking

If the Grantor holds any security interests for the purposes of the PPSA, the Grantor agrees to promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA, including doing anything reasonably requested by the Secured Party for that purpose, and to implement, maintain and comply in all material respects with procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that the Grantor takes all steps under the PPSA to perfect continuously any such security interest including all steps necessary:

(a) for the Grantor to obtain the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control (as defined in the PPSA)); and

(b) to reduce as far as possible the risk of a third party acquiring an interest free of the security interest (such as including the serial number in a financing statement for personal property that may or must be described by a serial number).

If the Secured Party asks, the Grantor agrees to arrange at the Grantor’s expense an audit of the above PPSA procedures. The Secured Party may ask the Grantor to do this if it reasonably suspects that the Grantor is not complying with this clause.

15.3 Costs of further steps and undertaking

Everything the Grantor is required to do under this clause 15 is at the Grantor’s expense. The Grantor agrees to pay or reimburse the costs and expenses of the Secured Party in connection with anything the Grantor is required to do under this clause 15.

15.4 Exclusion of PPSA provisions

To the extent the law permits:

(a) for the purposes of sections 115(1) and 115(7) of the PPSA:

(i) the Secured Party need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii) sections 142 and 143 are excluded;

(b) for the purposes of section 115(7) of the PPSA, the Secured Party need not comply with sections 132 and 137(3); and

(c) if the PPSA is amended after the date of this document to permit the Grantor and the Secured Party to agree not to comply with or to exclude other provisions of the PPSA, the Secured Party may notify the Grantor that any of those provisions is excluded, or that the Secured Party need not comply with any of those provisions, as notified to the Grantor by the Secured Party.

15.5 Exercise of rights by Secured Party

If the Secured Party exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Secured Party states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

15.6 No notice required unless mandatory

To the extent the law permits, the Grantor waives:

(a) its rights to receive any notice that is required by:

(i) any provision of the PPSA (including a notice of a verification statement); or

(ii) any other law before the Secured Party or a Receiver exercises a right, power or remedy; and

(b) any time period that must otherwise lapse under any law before the Secured Party or Receiver exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

However, nothing in this clause prohibits the Secured Party or any Receiver from giving a notice under the PPSA or any other law.

15.7 Confidentiality Agreement

(a) In this clause 15.7, all references to sections are to sections in the PPSA.

(b) The parties agree not to disclose information of the kind mentioned in section 275(1), except in the circumstances required by sections 275(7)(b) to (e). The Grantor must obtain the Secured Party's consent before authorising the disclosure of information under section 275(7)(c) or requesting information under section 275(7)(d). Nothing in this paragraph prevents any disclosure by the Secured Party that it believes is necessary to comply with its other obligations under the PPSA.

(c) To the extent that it is not inconsistent with clause 15.7(b) constituting a ‘confidentiality agreement’ for the purposes of section 275(6)(a), the Grantor agrees that the Secured Party may disclose information of the kind mentioned in section 275(1) to the extent that the Secured Party is not doing so in response to a request made by an ‘interested person’ (as defined in section 275(9)) pursuant to section 275(1).

(d) Each party consents to the disclosures made in accordance with this clause.

15.8 PPS Security Interests

(a) The Grantor acknowledges that this document gives rise, or may give rise, to one or more PPS Security Interests.

(b) To the extent that any such PPS Security Interest can be perfected by control (as defined in the PPSA), the Grantor must do anything required by the Secured Party to enable it to perfect that PPS Security Interest by control (as defined in the PPSA).

(c) To the extent that any such PPS Security Interest is over personal property of a type referred to in section 340(5) of the PPSA, the Grantor must do anything required by the Secured Party to enable it to control (as defined in the PPSA) that property for the purposes of section 340(2)(b) of the PPSA.

15.9 Authority to register and waiver of right to receive verification statements

The Grantor acknowledges that the Secured Party may, at the Grantor's cost, register one or more financing statements, or give any notification, in relation to any PPS Security Interest provided for by this document.

15.10 Appointment of Grantor as nominee

For the purposes of section 153 of the PPSA, the Secured Party appoints the Grantor as its nominee, and authorises the Grantor to act on its behalf, in connection with a registration under the PPSA of any security interest in favour of the Grantor which is:

(a) evidenced or created by chattel paper;

(b) perfected by registration under the PPSA; and

(c) transferred to the Secured Party under this document.

This authority ceases when the registration is transferred to the Secured Party.

15.11 Other rights

Where the Secured Party has rights, powers, remedies and discretions in addition to, or existing separately from, those in Chapter 4 of the PPSA, those rights, powers, remedies and discretions will continue to apply and are not limited or excluded (or otherwise adversely affected) by the PPSA. This is despite clause 15.4 or any other provisions of a Finance Document.

16. Anti-money laundering

16.1 Anti-money laundering

(a) The Grantor agrees that the Secured Party may delay, block or refuse to process any Suspicious Transaction without incurring any liability to any person.

(b) Notwithstanding any other provision of any Finance Document to the contrary, the Grantor must provide all information and documents to the Secured Party which the Secured Party reasonably requires in order to manage its money-laundering, terrorism-financing or economic and/or trade sanctions risk or to comply with AML CTF Laws or any other laws or regulations in Australia or any other country.

(c) The Grantor agrees that the Secured Party may disclose any information or documents concerning the Grantor to any law enforcement agency, regulatory agency, court or other person where required by any law or regulation in Australia or elsewhere and such disclosure will not breach any duty (including any duty of confidentiality) owed by the Secured Party to any other party to any Finance Document. The Grantor releases the Secured Party in respect of any claim they would otherwise have in respect of such disclosure.

(d) Unless the Grantor has disclosed that it is acting in a trustee capacity or on behalf of another party, the Grantor represents and warrants that it is acting on its own behalf in entering into the Finance Documents to which it is a party.

(e) The Grantor declares and undertakes to the Secured Party that the processing of any transaction by the Secured Party in accordance with the Grantor's instructions will not breach any laws or regulations in Australia or any other country.

(f) Notwithstanding any other provision of any Finance Document to the contrary, the Secured Party is not obliged to do or omit anything if it would, or might in its reasonable opinion, constitute a breach of any AML CTF Laws or economic and/or trade sanctions laws or regulations applicable to the Secured Party, including, as applicable, the Charter of the United Nations Act 1945 (Cth), the Charter of the United Nations (Dealing with Assets) Regulations 2008 (Cth) and the Autonomous Sanctions Regulations 2011 (Cth).

17. Amendment and assignment

17.1 Amendment

This document can only be amended or replaced by another document executed by the parties.

17.2 Assignment

(a) The Grantor may not assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without the prior written consent of the Secured Party.

(b) The Secured Party may assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without being required to obtain the consent of any of GFN, the Grantor, GFN Holdings or GFN USA Holdings, or to provide any notice to any of GFN, the Grantor, GFN Holdings or GFN USA Holdings. The Secured Party may disclose to any potential holder of any right and/or obligation any information relating to the Finance Documents or any party to them.

(c) The Grantor agrees to do or execute anything reasonably requested by the Secured Party to effect an assignment, novation, transfer or other dealing under this clause 17.2.

18. General

18.1 Governing law

This document is governed by New South Wales law.

18.2 Jurisdiction

(a) The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this document (including a dispute regarding the existence, validity or termination of this document) (Dispute).

(b) The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c) Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph 18.2(a) above.

(d) This clause 18.2 is for the benefit of the Secured Party only. As a result, the Secured Party will not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Party may take concurrent proceedings in any number of jurisdictions.

18.3 Liability for own expenses

The Grantor is liable for its own costs and expenses in complying with this document, including where it does so at the Secured Party's request or for the Secured Party's benefit.

18.4 Giving effect to documents

(a) The Grantor must do anything (including executing any transfer in blank or any other transfer or other document), and must ensure that its employees and agents do anything, that the Secured Party may reasonably require to:

(i) give full effect to each Finance Document;

(ii) better or more fully secure the rights, remedies and powers of the Secured Party under each Finance Document or to enable the Secured Party to exercise those rights, remedies and/or powers;

(iii) better or more fully secure the property the subject of any Security Document to the Secured Party;

(iv) bind the Grantor and any other person intended to be bound under any Finance Document;

(v) enable the Secured Party to register any power of attorney contained in any Finance Document;

(vi) show whether the Grantor and/or any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is complying with each or any Finance Document;

(vii) continuously perfect the Security created or intended to be created under or evidenced by any Security Document or other Finance Document;

(viii) facilitate the exercise of any rights, powers and/or remedies of the Secured Party provided by, under or pursuant to any Finance Documents or law;

(ix) ensure that each Security created under or evidenced by any Finance Document is enforceable and effective;

(x) protect the Secured Party's position under each Finance Document and/or in relation to any property referred to in this clause 18.4 in the context of the PPSA;

(xi) enable the Secured Party to apply for any registration, or give any notification, or do any other thing in connection with any Security so that the Security has the priority intended by the Secured Party; and/or

(xii) enable the Secured Party to exercise rights, powers and/or remedies in connection with any Security.

(b) The Grantor agrees that the Secured Party may complete and fill in any blanks in any Finance Document or in any document connected with a Finance Document (such as financing statements, financing change statements, amendment demands or transfers for any part of the Secured Property).

18.5 Right to make good a default

(a) If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand.

(b) Clause 18.5(a) does not limit any other right the Secured Party has under this document or at law.

18.6 Certificates and disputes

(a) The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b) If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

18.7 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any Attorney or any Receiver, any right or remedy under the Finance Documents will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. A waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

18.8 Operation of this document

(a) Any right that the Secured Party, an Attorney or a Receiver may have under the Finance Documents is in addition to, and does not replace or limit, any other right that the Secured Party, an Attorney or the Receiver may have.

(b) If, at any time, any provision of this document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.9 Operation of indemnities

(a) Each indemnity in this document survives the expiry or termination of this document.

(b) The Secured Party or any other person indemnified under this document may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

(c) If a provision of this document is expressed to:

(i) indemnify;

(ii) exclude or limit any liability of; or

(iii) otherwise benefit,

a person who is not a party to this document, the Grantor agrees that the Secured Party holds the benefit of that indemnity, exclusion, limitation or other benefit on trust for that person and may enforce this document on their behalf and for their benefit.

(d) Unless the Secured Party directs or instructs to the contrary, a person who is entitled to be indemnified under this document may recover the amount to be indemnified direct from the Secured Property.

18.10 Consents

Where a Finance Document contemplates that the Secured Party, a Receiver or an Attorney may agree or consent to something (however it is described), the Secured Party, the Receiver or the Attorney, as the case may be, may:

(a) agree or consent, or not agree or consent, in its absolute discretion; and

(b) agree or consent subject to conditions,

unless that document expressly contemplates otherwise.

18.11 Statements by the Secured Party

A statement by the Secured Party or by an authorised representative or attorney of the Secured Party on any matter relating to this document (including any amount owing by any of GFN, the Grantor, GFN Holdings or GFN USA Holdings is conclusive unless clearly wrong on its face.

18.12 Set–off and Combination of Accounts

(a) If an Event of Default or Review Event occurs the Secured Party may, but need not, set off any obligation due from the Grantor under the Finance Documents against any obligation owed by the Secured Party to the Grantor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b) If an Event of Default or Review Event occurs the Secured Party may, but need not, combine any account that the Grantor holds with it at any branch or office (in Australia or elsewhere) with any amount owing by the Grantor to it under the Finance Documents. For this purpose the Secured Party may change the terms (including the repayment date) of any account or other payment obligation between the parties and convert amounts into different currencies at a market rate of exchange.

18.13 Reinstating avoided transaction

(a) The Grantor agrees that if a payment or other transaction relating to the Secured Money or the Secured Obligations is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even if the Secured Party knew or should have known of the Avoidance:

(i) each right, remedy, power or discretion of the Secured Party, any Receiver or any Attorney under this document or any other Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(ii) the Grantor must immediately execute and do anything required by the Secured Party to restore to the Secured Party its position immediately before the Avoidance (including reinstating any Finance Document).

(b) This clause 18.13survives any termination or full or partial discharge or release of this document or any other Finance Document.

18.14 No merger

Nothing in this document merges with any other Security, or any Guarantee, judgment or other right or remedy, that the Secured Party, any Receiver or an Attorney may hold at any time.

18.15 Exclusion of contrary legislation

Any legislation that affects an obligation of the Grantor in a manner that is adverse to the interests of the Secured Party, any Receiver or any Attorney, or adversely affects the exercise by the Secured Party, any Receiver or any Attorney of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

18.16 Consideration

Each party acknowledges receiving good and valuable consideration for entering into this document and incurring obligations under this document.

18.17 Counterparts

This document may be executed in counterparts.

18.18 Execution by fewer than all parties

This document binds each of the persons executing it even if:

(a) one or more of the persons named in this document as the Grantor does not execute this document or is not bound or ceases to be bound by this document; or

(b) the Secured Party does not execute or only subsequently executes this document.

18.19 Execution Declaration

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

18.20 Tax gross-up

(a) The Grantor must make all payments to be made by it under this Deed without any tax deduction unless such tax deduction is required by law.

(b) The Grantor must promptly upon becoming aware that it must make a tax deduction (or that there is any change in the rate or the basis of a tax deduction) notify the other Parties.

(c) If a tax deduction is required by law to be made by the Grantor except in relation to a tax described in Section 18.21(b)(i), the Grantor must pay an additional amount together with the payment so that, after making any tax deduction, the Secured Party receives an amount equal to the payment which would have been due if no tax deduction had been required.

(d) If the Grantor is required to make a tax deduction, the Grantor must make that tax deduction and any payment required in connection with that tax deduction within the time allowed and in the minimum amount required by law.

(e) Within 30 days of making either a tax deduction or any payment required in connection with that tax deduction, the Grantor must deliver to the Secured Party evidence satisfactory to the Secured Party, acting reasonably, that the tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.21 Tax indemnity

(a) The Grantor must (within three Business Days of demand by the Secured Party) pay to the Secured Party, or procure that there is paid to the Secured Party, an amount equal to the Loss which the Secured Party determines will be or has been (directly or indirectly) suffered or incurred for or on account of tax by the Secured Party in respect of this Deed or a transaction or payment under it.

(b) Paragraph 18.21(a) above does not apply:

(i) with respect to any tax assessed on the Secured Party under the law of the jurisdiction in which the Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Secured Party is treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum actually or deemed to be received or receivable) by the Secured Party; or

(ii) to the extent the relevant Loss is compensated for by an increased payment under clause 18.20.

(c) If the Secured Party makes or intends to make a claim under paragraph 18.21(a) above, the Secured Party must promptly notify the Grantor of the event which will give, or has given, rise to the claim.

18.22 Stamp duties, registration and similar Taxes

The Grantor must:

(a) pay; and

(b) within three Business Days of demand, indemnify the Secured Party against any Loss that the Secured Party suffers or incurs in relation to,

all stamp duty, registration and other similar taxes payable in respect of this Deed.

19. Notices

19.1 Communications in writing

Subject to clause 19.6, any communication to be made under or in connection with the this Deed must be made in writing and, unless otherwise stated, may be made by fax or letter or by electronic transmission.

19.2 Addresses

Subject to clause 19.6, the address and fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified in the Details section at the beginning of this document or in Schedule 2 or any substitute address, fax number, email address, or department or officer as the Party may notify to the other party by not less than five Business Days’ notice.

19.3 Delivery

(a) Subject to clause 19.6, any such communication or document will only be effective:

(i) if by way of fax, when received in legible form;

(ii) if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii) if by way of electronic transmission when received in legible form by the recipient and, if a particular department or officer is specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document or in any substitute address, fax number, email address, or department or officer as the Party may notify to the other party, if addressed to that department or officer.

(b) Subject to clause 19.6, any communication or document to be made or delivered to the Secured Party will be effective only when actually received by the Secured Party and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document (or any substitute department or officer as the Secured Party specifies for this purpose).

(c) If delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the communication is taken to be received at 9.00am on the next Business Day.

(d) All notices must be signed by an Authorised Representative of the sender.

19.4 Reliance

Any communication sent under this clause 19 (Notices) can be relied on by the recipient if the recipient reasonably believes the communication to be genuine and if it bears what appears to be the signature (original or facsimile) of an Authorised Representative of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised communications are sent to another Party.

19.5 English language

(a) Any notice given under or in connection with any this Deed must be in English.

(b) All other documents provided under or in connection with this Deed must be:

(i) in English; or

(ii) if not in English, and if so required by the Secured Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

19.6 Electronic Communications

(a) In this clause 19.6:

Communication means any instruction, notice, consent, request, approval, acceptance, confirmation, information or document.

Electronic Communication means a Communication transmitted by electronic means, including facsimile, email or any other electronic way of sending, receiving and/or retrieving data now or in the future.

(b) If the Grantor sends Electronic Communications:

(i) the Grantor acknowledges that there are risks in communicating in this manner and agrees that it is responsible for those risks;

(ii) the Grantor must comply with any security measures agreed with the Secured Party (security procedures); and

(iii) if the Secured Party receives an Electronic Communication it believes to be genuine and which complies with the security procedures (if any):

(A) the Secured Party need not verify the authenticity or completeness of the Communication, even if the Communication instructs the Secured Party to make a payment; and

(B) any such Communication will be treated as authorised by the Grantor and will be binding on it.

(c) The Secured Party may give the Grantor notice at any time that it will no longer accept any, or specified, Electronic Communications. The notice is effective from when it is received by the Grantor until the Secured Party notifies the Grantor in writing that it will again accept Electronic Communications, or Electronic Communications of the specified type, as the case may be.

29149514.1 AVT AVT

Schedule 1 – Serial numbered property

The Secured Party has a Security in serial numbered goods which are Secured Property irrespective of whether they are listed below. This Schedule provides additional information about the Secured Property to which it refers.

eg Motor Vehicles
Grantor	Name of Manufacturer	No of Manufacturer*	Model Name	Year Made	Registration No	Vehicle Identification or Chassis Number*	Engine No	Principal Location

29149514.1 AVT AVT

Schedule 2 – Notice Details

Secured Party:

Bison Capital Partners V, L.P.

233 Wilshire Boulevard

Suite 425

Santa Monica, CA 90401

Attention: Douglas B. Trussler

Telephone: 310.260.6570

Facsimile: 310.260.6576

Email: dtrussler@bisoncapital.com

Grantor:

c/o General Finance Corporation

39 East Union Street

Pasadena, California 91103

Attention: Christopher A. Wilson

Telephone: 626.204.6308

Facsimile: 626.795.8090

Email:  notices@generalfinance.com

29149514.1 AVT AVT

Schedule 3 – Share Transfer Form

29149514.1 AVT AVT

Executed as a deed.

SECURED PARTY

BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership

By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner

By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:

Name: Douglas B. Trussler

Title: Managing Member

GRANTOR

EXECUTED by GFN ASIA PACIFIC FINANCE PTY LTD. (ACN 620128001) in accordance with section 127 of the Corporations Act 2001 (Cth) by authority of its directors in the presence of:

Signature of director

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	Signature of director / company secretary Name of director / company secretary (block letters)

29149514.1 AVT AVT

General Security Deed

BISON CAPITAL PARTNERS V, L.P. General Security Deed

BISON CAPITAL PARTNERS V, L.P.

GFN ASIA PACIFIC HOLDINGS PTY LTD.

Contents

1. Definitions and interpretation 1

2. Security 13

3. Restrictions on dealing with Secured Property 14

4. Representations and warranties 16

5. Grantor's undertakings 17

6. Secured Party's powers 23

7. Power of Attorney 25

8. Enforcement 26

9. Appointment of Receiver 26

10. Protection of Secured Party and Appointees 31

11. Protection of Third Parties 32

12. Application of Money 33

13. Continuing Security and Third Party Provisions 35

14. Release 40

15. Personal Property Securities Act 40

16. Anti-money laundering 43

17. Amendment and assignment 44

18. General 45

19. Notices 50

Schedule 1 – Serial numbered property 53

Schedule 2 – Notice Details 54

Schedule 3 – Share Transfer Form 56

General Security Deed

Date

Parties

1. Bison Capital Partners V, L.P. of 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401, U.S.A. (Secured Party)

2. GFN Asia Pacific Holdings Pty Ltd. (ACN 620127791) of c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103, U.S.A. (Grantor)

Recitals

F.
On or about [ ] July 2017, the Secured Party of the one part, and the Grantor, GFN, GFN Finance and GFN USA Holdings, of the other part, entered into the SPA.

G.
On or about the date of this Deed, the transaction the subject of the SPA completed, and the Secured Party was issued with the Convertible Note and the Senior Note, in each case by the Grantor and GFN Finance. GFN USA Holdings provided the Guaranty in favour of the Secured Party in relation to the performance by each of the Grantor and GFN Finance in relation to the Convertible Note and the Senior Note.

H.
The Grantor, GFN, GFN Finance and GFN USA Holdings are Related Bodies Corporate and will each benefit, directly or indirectly, from the Secured Party performing its obligations under the Convertible Note and the Senior Note.

I.
As at the date of this Deed, at least 90% of the issued share capital in Royal Wolf Holdings is held by either the Grantor and/or GFN USA Holdings. Royal Wolf Holdings and its subsidiaries, among others, have entered into the DB Facility.

J.
As an issuer of the Convertible Note and the Senior Note to the Secured Party, the Grantor wishes to enter this Deed to better enable the Secured Party to secure its rights under the Convertible Note and the Senior Note.

Operative provisions

1. Definitions and interpretation

1.1 Definitions

Administrator means an administrator as defined under section 9 of the Corporations Act.

AML CTF Laws means any law or regulation in any applicable jurisdiction which relates to the prevention of money laundering, terrorism financing and/or the provision of financial and/or other services to any persons which may be subject to sanctions, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth).

Attorney means an attorney appointed under this Deed and any attorney’s substitute or delegate.

Authorised Representative means:

(a) for the Secured Party:

(i) a company secretary or director or attorney of the Secured Party or an employee of the Secured Party whose title includes the word ‘Manager’, ‘Director’, ‘Counsel’, ‘Chief’ or ‘Head’;

(ii) a person who is acting temporarily in one of those positions; or

(iii) a person, or a person holding a position, nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Secured Party to the Grantor; and

(b) for the Grantor, any person nominated as an ‘Authorised Officer’ or ‘Authorised Representative’ by the Grantor to the Secured Party in a notice or certificate and:

(i) whose identity has been verified to the satisfaction of the Secured Party in order to comply with AML CTF Laws; and

(ii) in respect of whom the Secured Party has not received notice of revocation of the appointment.

Avoidance has the meaning given to that term in clause 18.13(a).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney and Melbourne.

Control Event means:

(a) in respect of any Secured Property that is, or would have been, a Revolving Asset:

(i) the Grantor breaches, or attempts to breach, clause 3.1(a)(i) in respect of the Secured Property or takes any step which would result in it doing so;

(ii) a person takes a step (including signing a notice or direction) which may result in a Tax, or an amount owing to a Governmental Agency, ranking ahead of the Security in the Secured Property under this document;

(iii) distress is levied or a judgment, order or Security is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security, over the Secured Property; or

(iv) the Secured Party gives a notice to the Grantor that the Secured Property is not a Revolving Asset if it reasonably considers that it is necessary to do so to protect its rights under this document or if an Event of Default is continuing; or

(b) in respect of all Secured Property that is or would have been Revolving Assets, an Insolvency Event occurs in respect of the Grantor.

Controller means a controller as defined in section 9 of the Corporations Act.

Convertible Note means the secured senior convertible promissory note in the aggregate principal amount of US$26,000,000 issued by Grantor and GFN Finance to the Secured Party, and which is subject to the SPA and associated convertible note deed, and any documents ancillary to same.

Corporations Act means the Corporations Act 2001 (Cth).

DB Facility has the same meaning as given to the expression "Deutsche Bank Credit Documents" in the SPA.

Deed means the document and any schedules, annexures or attachments to it.

Event of Default means any event or circumstance occurring that would:

(a) constitute an event of default or default (however described), a review event (however described) or a termination event (however described) by any party, other than the Secured Party (or any of its Related Bodies Corporate, as the case may be), under any Finance Document; or

(b) constitute an event of default or default (however described), a review event (however described) or a termination event (however described) under any document forming part of the DB Facility;

(c) without limitation, result in any person or persons who at the date of this Deed hold the entirety of the issued capital of any of: Grantor, GFN Finance, GFN USA Holdings or Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings, ceasing to own the entirety of the issued capital of that entity (other than as may be anticipated by the transaction the subject of the SPA); or

(d) without limitation, constitute an Insolvency Event in respect of any of: Grantor, GFN Finance, GFN USA Holdings, Royal Wolf Holdings, or a Subsidiary of Royal Wolf Holdings,

or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) result in such an event or circumstance.

Finance Documents means:

(c) this Deed;

(d) the SPA;

(e) the Convertible Note;

(f) the Senior Note;

(g) Guaranty;

(h) each Security Document;

(i) each priority and/or subordination and/or intercreditor document (however named or described) that refers to any of the Secured Money and that is entered into at any time between one or more of GFN, Grantor, GFN Finance, GFN USA Holdings, the Secured Party and one or more other persons;

(j) each other document that includes or contains any obligation, undertaking, indemnity, representation and/or warranty of or given by or made by any of GFN, the Grantor, GFN Finance, or GFN USA Holdings with, to, in favour of and/or for the benefit of the Secured Party;

(k) each other document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Finance Document’ for the purposes of this definition and/or this document;

(l) each document that is entered into under any document included as a ‘Finance Document’ in any of the above paragraphs; and

(m) each document that amends, supplements, replaces or novates any document included as a ‘Finance Document’ in any of the above paragraphs,

and Finance Document means any of them as the context may require or permit.

GFN means General Finance Corporation (a Delaware corporation).

GFN Finance means GFN Asia Pacific Finance Pty Ltd. (ACN 620128001).

GFN USA Holdings means GFN U.S. Australasia Holdings, Inc. (a Delaware corporation).

Governmental Agency means:

(n) the Crown, any government or any governmental, semi-governmental or judicial authority, agency or entity;

(o) any statutory corporation or any self-regulatory entity established under statute;

(p) any stock or securities exchange; or

(q) any other person (whether autonomous or not) who is charged with the administration of a law or regulation.

Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other undertaking or obligation of any kind:

(r)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise), or otherwise to make property available, for the payment or discharge of;

(s) to indemnify any person against the consequences of default in the payment or performance of; or

(t) to be responsible for,

any obligation or liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.

Guaranty has the same meaning as given to that expression in the SPA.

Insolvency Event means, in respect of a person, any of the following:

(u)
(insolvency)

(i) it becomes insolvent within the meaning of section 95A of the Corporations Act, states or admits inability to pay its debts, or suspends payment to all or a class of its creditors generally; or

(ii) it is taken to have failed to comply with a statutory demand under section 459F(1) of the Corporations Act and has not otherwise applied to a court pursuant to section 459G of the Corporations Act; or

(iii) it is presumed, deemed or taken to be insolvent under the Corporations Act or otherwise at law or any circumstance specified in section 461 of the Corporations Act applies to it;

(v) (winding up) any step is taken:

(i) to pass a resolution or a resolution is passed;

(ii) to make an application or an application is made; or

(iii) to make an order or an order is made,

for the winding up or liquidation of that person, or its winding up or liquidation commences for any other reason;

(w) (administration) any step is taken:

(i) to appoint an Administrator to that person, or an Administrator is appointed to that person; or

(ii) to pass a resolution to appoint an Administrator to that person, or a resolution to appoint an Administrator to that person is passed ;

(x) (Controller) any step is taken:

(i) to pass a resolution to appoint a Controller, or a resolution is passed to appoint a Controller; or

(ii) to appoint a Controller or a Controller is appointed,

to that person or any asset of that person;

(y) (Security) the holder of a Security or any agent on its behalf takes possession of any of that person’s property;

(z) (restructuring) any step is taken to convene a meeting or a meeting is convened to consider the entry into by that person of, or any step is taken toward that person entering into or that person enters into, any arrangement, composition or compromise with, or assignment for the benefit of, any of its members, beneficiaries or creditors, or any scheme of arrangement in relation to that person or any of its assets, or any voluntary administration or reorganisation of that person;

(aa) (cessation of business) any step is taken by that person to cease or it threatens to cease or ceases to carry on all or a substantial part of its business;

(bb) (deregistration) that person is deregistered or any step is taken to deregister it under the Corporations Act;

(cc) (insolvent under administration) that person becomes, or takes any step toward that person becoming, an insolvent under administration (as defined in section 9 of the Corporations Act);

(dd) (natural person) without limiting any other paragraph in this definition, if that person is a natural person, that person:

(i) dies or becomes, or is declared to be, mentally or physically incapable of managing his or her affairs or is imprisoned;

(ii) takes any step to become or be declared bankrupt, is or is deemed or presumed by law or a court to be insolvent or bankrupt; or

(iii) takes any step to obtain protection or is granted protection from its creditors under any applicable legislation, or an Administrator is appointed to him or her or any of his or her assets; or

(ee) (analogous event) an analogous or equivalent event to any listed above occurs in relation to that person in any jurisdiction,

unless this takes place with the prior written consent or approval of the Secured Party as part of a solvent reconstruction, amalgamation, merger or consolidation.

Intermediate Shares means all of the issued share capital from time to time in Royal Wolf Holdings.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing paid, suffered or incurred and includes legal fees and disbursements.

Marketable Security means:

(ff) a marketable security as defined in section 9 of the Corporations Act;

(gg) a negotiable instrument;

(hh) a unit or other interest in a trust or partnership;

(ii) any other investment instrument;

(jj) any intermediated security;

(kk) a right or an option in respect of any of the above, whether issued or unissued;

and, without limitation, includes the Intermediate Shares.

Non-PPS Property means all Secured Property that is not PPS Property.

Permitted Security means:

(ll) each Security in favour of the Secured Party created by any Security Document;

(mm) any lien or charge arising by operation of law in the ordinary course of ordinary business so long as the debt or amount it secures is paid when due or is being diligently contested in good faith and by appropriate proceedings and where the Grantor, GFN Finance or GFN USA Holdings, as the case may be has set aside sufficient reserves of liquid assets to pay such debt or other amount;

(nn) any netting or set-off arrangement (excluding a deposit of money constituting a Security) on normal commercial terms in the ordinary course of the transactional banking business of the Grantor, GFN Finance or GFN USA Holdings, as the case may be;

(oo) a Security:

(i) existing on the date of this document that has been approved by or consented to by the Secured Party in writing; or

(ii) that arises after the date of this document and that the Secured Party approves or consents to in writing before it arises,

where:

(iii) the amount secured does not increase, and the time for payment of that amount is not extended, beyond the amount and time approved by or consented to by the Secured Party in writing; and

(iv) if any approval or consent given by the Secured Party corresponding to, or to the giving, grant or entry into of, such Security is subject to any conditions, all such conditions have been and are being complied with.

Pledge Agreement has the same meaning as given to that expression in the SPA.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Property means all Secured Property in relation to which the Grantor can be a grantor of a PPS Security Interest, whether or not the Grantor has title to the property, including all PPS Retention of Title Property.

PPS Register means the register created and maintained in accordance with the PPSA.

PPS Retention of Title Property means PPS retention of title property (as defined in section 51F of the Corporations Act).

PPS Security Interest means a security interest that is subject to the PPSA.

Receiver means a receiver or a receiver and manager.

Related Bodies Corporate has the same meaning as given to that expression in the Corporations Act.

Review Event means:

(pp) an investigation by a Governmental Agency or any other person or organisation (including any industry body) into all or part of the affairs of the Grantor, GFN Finance or GFN USA Holdings, as the case may be commences (or a safety incident (including a fatality) or other operational event occurs) which results, or may result, in the suspension or termination of any authorisation of a Governmental Agency held by the Grantor, GFN Finance or GFN USA Holdings, as the case may be; or

(qq) any other event or circumstance which the parties agree or designate in writing is a ‘Review Event’ for the purposes of this document.

Revolving Asset means any Secured Property:

(rr) which is:

(i) inventory (excluding, for the avoidance of doubt, any real property);

(ii) a negotiable instrument;

(iii) machinery, plant or equipment which is not inventory and has a value of less than $1,000 (or its equivalent in any other currency or currencies);

(iv) money (including money withdrawn or transferred to a third party from an account of the Grantor with a bank or other financial institution).

(ss) in relation to which no Control Event has occurred, subject to clause 3.1(c).

Royal Wolf Holdings means Royal Wolf Holdings Limited ACN 121226793.

Secured Money means all amounts (including damages) that are payable, owing but not payable, or that otherwise remain unpaid by any of GFN, the Grantor, GFN Finance or GFN USA Holdings to the Secured Party on any account at any time including under or in connection with any Finance Document or any transaction contemplated by, or breach of or default under, any Finance Document:

(tt) whether present or future, actual or contingent;

(uu) whether incurred alone, jointly, severally or jointly and severally;

(vv) whether GFN, the Grantor, GFN Finance or GFN USA Holdings is liable on its own account or for the account of, or as surety for, another person and without regard to the capacity in which GFN, the Grantor, GFN Finance or GFN USA Holdings (as the case may be) is liable;

(ww) whether due to the Secured Party alone or with another person;

(xx) whether the Secured Party is entitled for its own account or the account of another person;

(yy) whether originally contemplated by GFN, the Grantor, GFN Finance or GFN USA Holdings or the Secured Party or not;

(zz) whether the Secured Party is the original person in whose favour any of the above amounts were owing or an assignee or transferee and, if the Secured Party is an assignee or transferee:

(i) whether or not GFN, the Grantor, GFN Finance or GFN USA Holdings (as the case may be) consented to or knew of the assignment or transfer;

(ii) no matter when the assignment or transfer occurred; and

(iii) whether or not the entitlements of that original person were assigned or transferred with any Security granted under any Security Document; and

(aaa) if determined pursuant to any award, order or judgment against GFN, the Grantor, GFN Finance or GFN USA Holdings (as the case may be), whether or not GFN, the Grantor, GFN Finance or GFN USA Holdings (as the case may be) was a party to the court proceedings, arbitration or other dispute resolution process in which that award, order or judgment was made.

Secured Obligations means any obligation or liability of any kind of either of GFN, the Grantor, GFN Finance or GFN USA Holdings, as the case may be to the Secured Party including under or in connection with the Finance Documents or any transaction contemplated by them.

Secured Property means all present and after-acquired property of the Grantor (including without limitation the Intermediate Shares). It includes anything in respect of which the Grantor has at any time a sufficient right, interest or power to grant a Security.

Security means:

(bbb) a security interest as defined in the PPS Law;

(ccc) any other interest or arrangement of any kind that secures any obligation including a mortgage, charge, pledge, lien, bill of sale, trust, power or title retention arrangement, right of set-off, assignment of income or monetary claim, right to withhold payment of a deposit or other money and any right arising as a consequence of enforcement of a judgment;

(ddd) a right that a person (other than the owner) has to remove something from land (known as a profit à prendre), a lease, a caveat or similar restriction over property;

(eee) any interest or arrangement which has the effect of giving a person a preference, priority or advantage over any creditor;

(fff) any other agreement, notice or arrangement having a similar effect to any of the above; or

(ggg) any agreement to create any of the above or allow any of them to exist.

Security Documents means:

(hhh) this Deed;

(iii) any security document entered into in favour of the Secured Party, including without limitation a general security deed entered into by any of the Grantor, GFN Finance or GFN USA Holdings;

(jjj) each other document creating or evidencing or purporting to create or evidence a Security in favour of the Secured Party for any Secured Money or any Secured Obligations; and

(kkk) each document designated or agreed in writing by the Secured Party and the Grantor as being a ‘Security Document’ for the purposes of this definition and/or this document,

(lll) each Pledge Agreement;

and Security Document means any of them as the context may require or permit.

Senior Note means the secured senior promissory note in the aggregate principal amount of US$54,000,000 issued by the Grantor and GFN Finance to the Secured Party, and which is the subject of the SPA and associated senior note deed, and any documents ancillary to same.

Serial Numbered Property means any Secured Property which may or must be described by serial number in a registration (as defined in the PPSA).

SPA means the Securities Purchase Agreement entered into on or about [ ] July 2017 between the Secured Party of the one part, and the Grantor, GFN, GFN Finance and GFN USA Holdings of the other part.

Subsidiary means a subsidiary as defined under section 9 of the Corporations Act.

Suspicious Transaction means a transaction which the Secured Party suspects:

(mmm) may breach any laws or regulations in Australia or any other country, including any AML CTF Laws;

(nnn) involves any person that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and/or trade sanctions imposed by the United States of America, the European Union or any other country; or

(ooo) may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country.

Tax means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty, interest, fine or other charge payable in connection with any failure to pay or any delay in paying any of the same).

1.2 Interpretation

(a) Any reference in this document to:

(i) the Secured Party, the Grantor or any other party to an agreement or instrument includes its successors in title, permitted assigns and permitted transferees;

(ii) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated or novated;

(iii) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of any amount, whether present or future, actual or contingent;

(iv) a person includes any type of person or entity or body of persons, whether or not it is incorporated or has a separate legal identity, and includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership;

(v) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Governmental Agency, and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(vi) a trustee includes a reference to a responsible entity, where the context requires or permits;

(vii) a trust includes a reference to a “managed investment scheme” (as defined in the Corporations Act), where the context requires or permits;

(viii) a lease includes a reference to a lease, a lease of lease, any further derivative lease, a licence, any further derivative licence or a tenancy (however defined or described);

(ix) the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(x) the word agreement includes an agreement, undertaking or other binding arrangement or understanding;

(xi) a provision of law or a regulation is a reference to that provision as amended, consolidated, replaced or re-enacted;

(xii) the singular includes the plural and the plural includes the singular;

(xiii) words of any gender include all genders;

(xiv) anything (including any right, obligation or concept) includes each and any part of that thing but nothing in this paragraph 1.2(a)(xiv)implies or is to be interpreted as meaning that performance of part of an obligation constitutes performance of the obligation; and

(xv) unless a contrary indication appears, a time of day is a reference to Sydney time.

(b) Section, clause and schedule headings are for ease of reference only.

(c) If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(d) Unless a contrary indication appears, a reference to a clause, schedule or annexure is to a clause, schedule or annexure in or to this document, and a reference to this document includes any schedule or annexure in or to this document.

(e) Unless a contrary indication appears, the following terms (whether capitalised, italicised or not) that are defined in the PPSA and not otherwise defined in this document have the meaning given to them in the PPSA if and when used in this document: ‘amendment demand’, ‘attaches’, ‘chattel paper’, ‘circulating asset’, ‘financing change statement’, ‘financing statement’, ‘intermediated security’, ‘investment instrument’, ‘personal property’, ‘purchase money security interest’, ‘serial number’ and ‘verification statement’.

(f) An Event of Default or Review Event that occurs continues or subsists or is continuing or subsisting until the Secured Party notifies the Grantor in writing that it has been remedied to the satisfaction of the Secured Party or waived by the Secured Party.

(g) A reference to Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia.

(h) The words related entity have the meanings given to them in the Corporations Act.

(i) Unless the context otherwise requires, the words property and asset are interchangeable when used in this document and in either case include any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, to, under or derived from the property or asset.

(j) No provision of this document may be construed adversely to a party on the ground that the party or its advisers was responsible for the preparation of this document or that provision.

1.3 Non Business Days and Time

(a) If the day on or by which a person must do something under this document is not a Business Day:

(i) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(ii) in any other case, the person must do it on or by the next Business Day in the same calendar month (if there is one) or on or by the preceding Business Day (if there is not).

(b) If a time is not specified for the performance of an obligation under this document, it must be performed promptly.

1.4 Multiple parties

If a party to this document (other than the Secured Party) is made up of more than one person, or a term (other than Secured Party or party) is used in this document to refer to more than one party, then unless otherwise specified in this document:

(a) an obligation of those persons is joint and several;

(b) a right of those persons is held by each of them severally; and

(c) any other reference to that party or that term is a reference to each of those persons separately, so that (for example) a representation or warranty relates to each of them separately.

1.5 Inconsistency with existing security documents

In respect of a Grantor, if a provision of this document is inconsistent with any other provision of a general security agreement or other security document granted by that Grantor in favour of the Secured Party, this document prevails to the extent of the inconsistency in respect of that Grantor.

2. Security

2.1 Security interest

To secure the punctual payment of the Secured Money and the punctual performance of the Secured Obligations, the Grantor grants to the Secured Party a security interest in and over all Secured Property. The Grantor expressly acknowledges and agrees that the Secured Money extends to any amounts (including damages) which may be payable, owing but not payable, or that otherwise remain unpaid, to the Secured Party by any of GFN, the Grantor, GFN Finance and GFN USA Holdings, each being Related Bodies Corporate of the Grantor, and the Grantor obtains a direct or indirect benefit as a result of same.

2.2 Nature of security interest

(a) The security interest in clause 2.1 is:

(i) a transfer by way of security of Secured Property consisting of accounts and chattel paper (each as defined in the PPSA) which are not, or cease to be, Revolving Assets; and

(ii) a charge in and over all Secured Property to the extent the Secured Property is not transferred.

(b) The charge referred to in clause 2.2(a)(ii) is a floating charge over Revolving Assets and a fixed charge over all other Secured Property to the extent the Secured Property is not transferred.

2.3 Scope of security interest

For the purposes of section 20(2)(b) of the PPSA (but without limiting the meaning of “Secured Property” in this document), the Security granted in clause  2.1 is in and over all the Grantor's present and after-acquired property (as defined in the PPSA). This clause does not limit clause 2.1.

2.4 Obligations not transferred

The Grantor will at all times be and remain liable to perform and comply with all of its obligations in connection with any Secured Property despite any grant of any security interest in clause 2.1 being or operating as a transfer by way of security. The Secured Party will not have any liability or obligation to perform or comply with any of those obligations.

2.5 Priority

(a) Each Security granted in clause 2.1 is intended to take effect as a first ranking security subject only to any Security mandatorily preferred by law and any Permitted Security which the Secured Party agrees in writing ranks in priority to it.

(b) Nothing in this document restricts the Secured Party from claiming that a Security granted under this document is a purchase money security interest in respect of all or part of the Secured Property.

2.6 No postponement of attachment

Nothing in this document may be taken as an agreement that the PPS Security Interest granted in clause 2.1 attaches later than the time contemplated by section 19(2) of the PPSA.

2.7 Acknowledgment of no subordination

The Grantor acknowledges that the Secured Party does not agree and has not agreed to subordinate its Security in the Secured Property to any other interest in the Secured Property, except to the extent (if any) expressly provided by a Finance Document.

2.8 Contemporaneous Security

The Grantor expressly acknowledges and agrees that the Secured Party has the benefit of each of the Pledge Agreements and the Guarantee, which documents may secure some or all of the same obligations which are the subject of this Deed. No enforcement or attempted enforcement in any jurisdiction of any or all of the Pledge Agreements or the Guarantee at any time will in any way act as a waiver of any of the Secured Party's rights pursuant to this Deed and, to the extent permitted by law, the Secured Party may seek to enforce its rights under this Deed, the Pledge Agreements and/or the Guarantee contemporaneously.

3. Restrictions on dealing with Secured Property

3.1 Dealings with Secured Property and Revolving Assets

(a) (restricted dealings)

(i) The Grantor must not do, or agree to do, any of the following unless it is permitted to do so by another provision in a Finance Document:

(A) create or allow another interest (including any Security) in any Secured Property other than a Permitted Security; or

(B) sell, convey, transfer, lease, surrender or otherwise dispose, or part with possession, of any Secured Property except with the prior written approval of the Secured Party.

(ii) Where by law the Secured Party may not restrict the creation of any Security in relation to an asset ranking after the Security granted in clause 2.1:

(A) Clause 3.1(a)(i) will not restrict that creation; and

(B) the Grantor must ensure that, before that Security is created, the holder of that Security enters into a deed of priority with the Secured Party in form and substance satisfactory to the Secured Party. The Secured Party is not required to provide or make available any advance or financial accommodation to the Grantor, GFN Finance or GFN USA Holdings until, the deed of priority is entered into on terms and in form and substance satisfactory to the Secured Party.

(iii) The Grantor acknowledges and agrees that if it creates or allows another interest in any Secured Property, or disposes of or parts with possession of any Secured Property, in any such case in breach of this clause 3.1, then despite any of the foregoing occurring:

(A) the Secured Party has not authorised the creating or allowance of another interest in the Secured Property, or the disposal of or parting with possession of the Secured Property, or agreed that any of the foregoing would extinguish any Security that the Secured Party holds in the Secured Property; and

(B) the Security granted in clause  2.1 continues in the Secured Property.

(iv) The Grantor must give the Secured Party:

(A) prompt notice of anything that occurs in breach of this clause 3.1; and

(B) any information requested by the Secured Party in relation to any person who obtains or may obtain an interest in any asset or property the subject of this clause 3.1.

(v) The Grantor acknowledges that any notification or information provided under clause 3.1(a)(iv)does not cure or remedy any breach of this clause 3.1.

(b) (DB Facility)

The Grantor must do all such things as are reasonably necessary to ensure that there does not occur any event of default or default (however described), any review event (however described) or any termination event (however described) under any document forming part of the DB Facility.

(c)  (Control Event) If a Control Event occurs in respect of any Secured Property then automatically:

(i) that Secured Property is not (and immediately ceases to be) a Revolving Asset; and

(ii) any floating charge over that Secured Property immediately operates as a fixed charge.

(d)  (conversion) Any Secured Property, which:

(i) is not, or ceases to be, a Revolving Asset; and

(ii) becomes subject to a fixed charge under clause 3.1(c),

will become a Revolving Asset, or be subject to a floating charge, if the Secured Party gives the Grantor a notice to that effect:

(iii) identifying the Secured Property; and

(iv) specifying the conversion date.

This may occur any number of times.

(e) (inventory) If any inventory is not, or ceases to be, a Revolving Asset, it is specifically appropriated to a security interest under this document and the Grantor must not remove it without the prior written consent of the Secured Party.

3.2 Attachment. Accessions, Fixtures and Commingling

Nothing in this document may be construed as an agreement or consent by the Secured Party to:

(a) any Security other than any Permitted Security attaching to, or being created in, any Secured Property;

(b) defer or postpone the date of attachment of a Security created under this document in any Secured Property;

(c) any personal property that is not Secured Property becoming an accession to any Secured Property;

(d) any Secured Property becoming a fixture or an accession to anything that is not also Secured Property; or

(e) any Secured Property being manufactured, processed, assembled or commingled with anything that is not also Secured Property.

4. Representations and warranties

4.1 Representations and warranties

The Grantor represents and warrants to the Secured Party that:

(a) (No consumer Secured Property) no Secured Property is consumer property (as defined in the PPSA) or used predominantly for personal, domestic or household purposes;

(b) (No foreign property) all Secured Property is situated in Australia, except to the extent as may be otherwise expressly permitted by the Secured Party in writing;

(c) (Serial Numbered Property):

(i) the information in Schedule 1 is, as at the date of this document, true and complete in all respects and includes the details of all its material personal property (including each aircraft, coach or other vehicle required to conduct its core business) which the regulations under the PPSA require or permit to be described by serial number in a registration (as defined in the PPSA); and

(ii) it has provided the Secured Party with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all material Serial Numbered Property (including each aircraft, coach or other vehicle required to conduct its core business);

(d) (Secured Property)

(i) in respect of Secured Property that is not PPS Retention of Title Property, it is the sole legal and sole beneficial owner of that property;

(ii) in respect of Secured Property that is PPS Retention of Title Property, it has sufficient rights to grant a Security in that property to the Secured Party; and

(iii) the Security granted in clause 2.1 is an effective security in the Secured Property.

(e) (no Security) no Secured Property is subject to a Security other than a Permitted Security; and

(f) (no Controller) no Controller is currently appointed in relation to it or any of its property.

4.2 Repetition of representations and warranties

The representations and warranties in this clause are taken to be repeated on each date from the date of this document until all the Secured Money is irrevocably paid, repaid and satisfied in full, on the basis of the facts and circumstances existing as at each such date respectively.

4.3 No representations by the Secured Party

The Grantor acknowledges that it has not relied and will not rely on any financial or other advice, representation, statement or promise provided or made by or on behalf of the Secured Party in deciding to enter into any Finance Document or to exercise any right or perform any obligation under any Finance Document.

5. Grantor's undertakings

5.1 General undertakings

The Grantor must:

(a) (Events of Default) procure and ensure that no Event of Default or Review Event occurs;

(b) (obligation to pay) punctually pay, and procure the punctual payment of, the Secured Money when it becomes payable in accordance with the terms of any written agreement between GFN, the Grantor, GFN Finance or GFN USA Holdings, as the case may be, and the Secured Party or, in the absence of any agreement or after default under any agreement, on demand by the Secured Party;

(c) (obligation to perform) punctually perform each of its obligations, and procure and ensure that GFN, the Grantor, GFN Finance or GFN USA Holdings, as the case may be, punctually performs each of their respective obligations, under each Finance Document to which it and/or GFN, the Grantor, GFN Finance or GFN USA Holdings, as applicable, is a party;

(d) (registration and stamping) at its own cost:

(i) assist the Secured Party to ensure that any security interest (as defined in the PPSA) created by this document is immediately registered on the PPS Register, and that this document is immediately registered with any Governmental Agency and on any other register specified by the Secured Party if the Secured Party determines that registration is necessary to perfect the Security granted in clause 2.1 or to protect the rights or priority of the Secured Party; and

(ii) ensure that this document is stamped for the proper amount within the period provided by law in each state and territory of Australia in which this document is required to be stamped; and

(e) (registration and stamping Taxes) pay or procure that there is paid, or immediately on demand reimburse the Secured Party for or procure that the Secured Party is reimbursed for, all stamp duty, registration and other similar Taxes which are or may be payable or determined to be payable by the Secured Party or GFN, the Grantor, GFN Finance or GFN USA Holdings, as the case may be, in connection with any Finance Document. The Grantor must pay or procure that there is paid all interest, fines, penalties and charges for late payment or non-payment of those Taxes.

5.2 Reports and information

The Grantor must give the Secured Party, or procure that the Secured Party is given:

(a) (garnishee) a copy of any garnishee notice, or any notice under section 120 of the PPSA, that is given to any person in relation to any amount that the person owes or may owe at any time to the Grantor, as soon as the Grantor becomes aware of the notice;

(b) (general information) notice:

(i) at least 30 days prior to any change in the name, ABN, ARBN or ARSN of or allocated to it, together with details of the proposed new name, ABN, ARBN or ARSN;

(ii) at least 30 days prior to anything happening in respect of it or any Secured Property that would mean that any information in a registration (as defined in the PPSA) in relation to the Security granted under this document is or would become incorrect or misleading in any respect;

(iii) promptly if:

(A) it acquires, or enters into an agreement to acquire:

(I) any interest in real property;

(II) any property in relation to which a Security may be perfected by control (as defined in the PPSA); or

(III) any property which the regulations under the PPSA provide must or may be described by serial number in a registration (as defined in the PPSA); or

(B) any Secured Property with a value greater than A$10,000 is moved outside Australia; and

(iv) promptly on request by the Secured Party:

(A) of each purchase money security interest over or in respect of any of its property and each Security over or in respect of any of its property that is perfected by control (as defined in the PPSA); and

(B) of the value, present location and serial number (if applicable) of its Secured Property;

(c) (registration details) all information that the Secured Party needs in order to ensure that any registration of the Security granted in clause 2.1 on the PPS Register or any other register that the Secured Party chooses is, and remains, fully effective or perfected (or both), and that the Security has the priority contemplated by clause 2.5.

5.3 Other undertakings regarding Secured Property

The Grantor must:

(a) (carrying on business)

(i) carry on its business in a proper and efficient manner; and

(ii) not make any change to the general nature or scope of its business from that carried on at the date of this document (which the Grantor acknowledges and agrees solely relates to the holding of the Intermediate Shares) without the Secured Party's prior written consent;

(b) (comply with obligations) to the extent not prohibited or restricted from doing so in accordance with the provisions of any Finance Document, do everything the Grantor is required to do under or in connection with Secured Property;

(c) (accessions, commingling) not permit any Secured Property to be installed on or become a fixture or accession to or commingled with anything that is not also Secured Property;

(d) (possession) if it receives any deed or document of title relating to any Secured Property (including, without limitation, any share or other security certificate in relation to the Intermediate Shares), or if it receives any negotiable or other instrument or security, immediately give it to the Secured Party;

(e) (Marketable Securities):

(i) do anything required by the Secured Party to ensure that the Secured Party's Security in any Marketable Security, instrument or security (negotiable or otherwise) is recorded by any relevant clearing house or securities depository and, in the case of a Marketable Security, on the records maintained by or on behalf of the relevant issuer, or on the records of any sponsor, nominee or agent that holds a Marketable Security for the Grantor, and the Grantor must provide to the Secured Party on the date of this Deed (or at any other time required by the Secured Party) a fully completed and executed instrument of transfer of that Marketable Security (including without limitation a transfer in the form set out in Schedule 3), provided however that the details of the date of transfer and the transferee shall be left blank and, in the case of an uncertificated Marketable Security, a Holder Record (as that term is defined by the ASX Settlement Rules) or other statement or document that is analogous to or has a similar effect as a Holder Record (as that term is defined in the ASX Settlement Rules) of that Marketable Security; and

(ii) if required by the Secured Party from time to time, cause to be issued a document of title in relation to any Marketable Security in which the Secured Party has Security (including without limitation the Intermediate Shares) and immediately give same to the Secured Party,

(f) (calls on capital) not, without the Secured Party's consent:

(i) call up or receive in advance of calls any of the uncalled capital secured by this document; or

(ii) apply the uncalled capital to any purpose except towards payment of the Secured Money;

(g) (perfection by control) to the extent that any Secured Property is of a type in which a security interest can be perfected by control (as defined in the PPSA), do anything that the Secured Party may require to enable it to perfect its Security by control (as defined in the PPSA);

(h) (chattel paper) if the Secured Party requests, give the Secured Party possession of any Secured Property that is chattel paper;

(i) (nameplates) if the Secured Party requests:

(i) affix to any Secured Property a readily visible fireproof plate or sign that:

(A) brings the existence of the Secured Party's interest in that property to the attention of other persons; and

(B) states that a disposal of that property or the granting of a Security in that property which is not otherwise permitted under a Finance Document will breach that Finance Document; and

(ii) not remove or change, or allow any person to remove or change, that plate or sign without the Secured Party's consent; and

(j) (Grantor as a secured party) if the Grantor is or could be a secured party in respect of any PPS Security Interest, implement, maintain and comply with procedures (which the Secured Party requires or which are prudent for a person conducting a similar business) to identify and perfect the PPS Security Interest. These include procedures to ensure that the PPS Security Interest is continuously perfected, including all steps necessary:

(i) for the Grantor to obtain the highest ranking priority possible in respect of the PPS Security Interest (such as perfecting a purchase money security interest or perfecting a PPS Security Interest by control (as defined in the PPSA)); and

(ii) to minimise the risk of a third party acquiring an interest free of the PPS Security Interest (such as including serial numbers in a financing statement).

5.4 Undertakings relating to Serial Numbered Property

If the Grantor gives the Secured Party a PPS Security Interest in any Serial Numbered Property, the Grantor must:

(a) (notify details)

(i) provide the Secured Party in writing with the serial numbers that the Secured Party would require to make an effective registration (as defined in the PPSA) against all Serial Numbered Property, either on execution of this document in respect of material personal property (including each aircraft, coach or other vehicle required to conduct its core business) or (if later) when the Serial Numbered Property becomes Secured Property; and

(ii) notify the Secured Party immediately in writing of any serial number when it is allocated to any Secured Property; and

(b) (serial numbers) not change or remove the serial number of any Serial Numbered Property after it has disclosed the number to the Secured Party, except with the Secured Party's consent.

5.5 Undertakings in relation to Related Bodies Corporate

In the event that at any time the Secured Party exercises its rights pursuant to any Security Document, the Grantor must ensure as follows:

(a) in the event that the Secured Party has exercised any rights under any Security Document which results in the transfer to the Secured Party or its nominee of any Marketable Securities in the Grantor, the Grantor must do all such things as are necessary to promptly ensure that any transfer of such Marketable Securities is approved and registered by the Grantor in favour of the Secured Party or its nominee and to the extent that the Secured Party has a right to appoint directors or other officers of the Grantor (whether pursuant to statute, law, contract or otherwise), the Grantor must do all such things as are necessary to ensure that those directors or other officers nominated by the Secured Party are promptly appointed; and

(b) in the event that the Secured Party has exercised any rights under any Security Document which results in the Secured Party becoming a shareholder of a Related Bodies Corporate of the Grantor, or the Secured Party being entitled to appoint a director or other officer of a Related Bodies Corporate of the Grantor, the Grantor must not do anything, or omit to do anything, which may inhibit the Secured Party obtaining the full benefit of such rights.

5.6 General Indemnity

The Grantor must indemnify the Secured Party, each Authorised Representative and agent of the Secured Party, each Receiver of the Grantor or each Receiver appointed in relation to any property of the Grantor, each Attorney, and any other person appointed under a Finance Document or the Corporations Act by or on behalf of the Secured Party (each an Indemnified Person) against, and must pay each Indemnified Person within three Business Days of demand the amount of, all Losses reasonably paid, suffered or incurred by the Indemnified Person in connection with:

(a) the occurrence of any Event of Default or Review Event;

(b) investigating any event which the Secured Party reasonably believes is an Event of Default or Review Event;

(c) the administration, and any actual or attempted preservation or enforcement, of any rights, powers, discretions and/or remedies under or properly corresponding to any Finance Document and/or any transaction contemplated by any of them;

(d) any information produced or approved by any of GFN, the Grantor, GFN Finance or GFN USA Holdings under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(e) acting or relying on any notice, consent, request, instruction, demand, approval or other communication or other document (including any of the foregoing given by fax or electronic communication (such as by email) or verbally (such as by telephone)) which it reasonably believes to be genuine, correct and appropriately authorised;

(f) any enquiry, investigation, subpoena (or similar order) or litigation with respect of any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or with respect to the transactions contemplated or financed under any Finance Document;

(g) a failure by any of GFN, the Grantor, GFN Finance or GFN USA Holdings to pay any amount due under a Finance Document on its due date or any financial accommodation provided to any of GFN, the Grantor, GFN Finance or GFN USA Holdings under a Finance Document being repaid or becoming due for repayment other than on its scheduled payment date, including Losses an Indemnified Person pays, suffers or incurs because of:

(i) the cancellation, termination, unwinding or alteration of any swap or other arrangement made by an Indemnified Person to fund the financial accommodation or other payment; or

(ii) any liquidation or re-employment of deposits or other funds acquired by any Indemnified Person to fund the financial accommodation or other payment;

(h) the Secured Property or anything done or omitted to be done in connection with the Secured Property;

(i) anything any of GFN, the Grantor, GFN Finance or GFN USA Holdings is required to do or an Indemnified Person is permitted to do under any clause in any Finance Document relating or referring to any PPS Law, or any action taken by an Indemnified Person under or in relation to any PPS Law, including any registration, or any response to an amendment demand or a request under section 275 of the PPSA;

(j) an Indemnified Person agreeing or providing an indemnity in favour of or reimbursing or agreeing to reimburse any Receiver of any of the Grantor, GFN Finance or GFN USA Holdings or any property of any of the Grantor, GFN Finance or GFN USA Holdings, any Attorney, any other person appointed under a Finance Document, and/or any other person appointed under the Corporations Act by or on behalf of the Secured Party in connection with any of the Grantor, GFN Finance or GFN USA Holdings or any property of any of the Grantor, GFN Finance or GFN USA Holdings;

6. Secured Party's powers

6.1 Secured Party may exercise powers without notice

Subject to clause 15.6, to the full extent permitted by law, the Secured Party is not required to give any notice or allow any time to elapse before:

(a) enforcing a Finance Document;

(b) appointing a Receiver; or

(c) exercising any power, right, discretion or remedy given to the Secured Party by any law or any Finance Document,

and the Grantor waives any statutory requirements for notice or lapse of time.

6.2 Secured Party's right to make good a default

(a) If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand and, pending reimbursement, will be part of the Secured Money.

(b) Clause 6.2(a)does not limit any other right the Secured Party has under this document or at law.

6.3 Powers on enforcement

If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(a) do all things, and exercise all rights, powers, remedies and discretions, that a secured party with a Security in, or that a mortgagee or an absolute owner of, the Secured Property can or could do or that the Grantor can or could do;

(b) exercise any of the rights, powers, remedies and discretions that might be exercised by a Receiver at law, under this document or otherwise even if a Receiver has not been appointed;

(c) seize any Secured Property and/or dispose of any Secured Property in such manner and generally on such terms and conditions as the Secured Party thinks desirable; and

(d) complete any transfer or instrument of any nature executed by or on behalf of the Grantor in blank and deposited with the Secured Party, in favour of, or take any other action required to transfer any Secured Property to, the Secured Party or any appointee of the Secured Party or any other person.

6.4 Calls

(a) If this document has become enforceable, the Grantor authorises the Secured Party, each of the Secured Party's Authorised Representatives and any Receiver to:

(i) make calls on the members of the Grantor in relation to the Grantor's uncalled capital;

(ii) sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls; and

(iii) give valid receipts for those amounts.

If this document has become enforceable, the Grantor's directors may not do so.

(b) This authority is not terminated by any change in the Grantor's directors and is assignable.

6.5 Discharge or acquire prior Security

(a) If this document has become enforceable, the Secured Party or any of its Authorised Representatives, without notice to the Grantor, may do any one or more of the following:

(i) purchase a debt or liability secured by a prior Security (including a debt secured by a Permitted Security);

(ii) pay the amount required to discharge or satisfy that debt or liability; and

(iii) take a transfer or assignment of that Security and any Guarantee, document or right ancillary or collateral to it.

(b) If the Secured Party exercises any right under clause 6.5(a):

(i) the Grantor is indebted to the Secured Party for the same amount paid by the Secured Party or the amount of the debt or liability acquired (whichever is higher) and that amount is immediately payable to the Secured Party and forms part of the Secured Money;

(ii) the Secured Party may rely on a written notice from the holder of a prior Security (Prior Secured Party), or an ancillary or collateral document, as to the amount and property secured by that prior Security; and

(iii) the Prior Secured Party need not enquire whether any amount is owing under a Finance Document.

6.6 Co-operation in exercise of power of sale

If this document has become enforceable and the Secured Party or a Receiver wishes to exercise a right to sell or otherwise dispose of any Secured Property, the Grantor must do or cause to be done all things required by the Secured Party or the Receiver to enable an expeditious sale, transfer or other disposal of the Secured Property to the purchaser, transferee or other person to or in favour of whom the disposal is to be made.

7. Power of Attorney

7.1 Appointment of Attorneys

The Grantor irrevocably appoints the Secured Party and each Authorised Representative of the Secured Party, and as an independent appointment appoints any Receiver, severally its attorney, at the Grantor's cost, to:

(a) (all acts necessary) do anything necessary or desirable in the opinion of the Secured Party or the Attorney to:

(i) complete this document;

(ii) give full effect to this document;

(iii) better secure the Secured Property to the Secured Party in a manner consistent with this document; or

(iv) assist in the execution or exercise of any power under this document,

including execute any transfer (including any transfer in blank) or other document; and

(b) if an Event of Default occurs:

(i) (recover Secured Property) demand, sue for, recover and give discharge for the Secured Property;

(ii) (commence actions) commence, carry on, enforce, settle, arrange and compromise any proceedings to obtain or enforce the payment or delivery of the Secured Property;

(iii) (bankruptcy and winding up) take any necessary proceedings to procure the bankruptcy or the winding up of any debtor of the Grantor in connection with the Secured Property, and attend and vote at meetings of creditors, receive dividends in any bankruptcy or appoint a proxy for any of these things;

(iv) (compound debts) compound, settle or compromise any debt of the Grantor in connection with the Secured Property;

(v) (execute deeds) execute any agreement including any deed of assignment, composition or release in connection with the Secured Property;

(vi) (exercise rights) exercise all or any powers, rights, discretions and remedies available to the Grantor in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(vii) (transfer Marketable Securities) transfer to the Secured Party (or its nominee) any Marketable Securities including, without limitation the Intermediate Shares, by way of completion of any share transfer the subject of clause 5.3; and

(viii) (general) do anything else that the Grantor must or may do, or that the Secured Party may do, under this document or by law.

7.2 General

(a) Each Attorney may appoint and remove substitutes, and may delegate its powers (including this power of delegation) and revoke any delegation.

(b) An Attorney may do anything contemplated by this clause even if the Attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.

(c) An Attorney may do anything contemplated by this clause in its name, in the name of the Grantor or in the name of both of them.

(d) The Grantor must ratify anything done by an Attorney under this clause.

(e) The Grantor gives the power of attorney in this clause:

(i) to secure performance by the Grantor of its obligations to the Secured Party under this document and any property interest of the Secured Party under this document; and

(ii) for valuable consideration, receipt of which is acknowledged by the Grantor.

8. Enforcement

8.1 Circumstances when this document may be enforced

The Secured Money will immediately become payable at the Secured Party's option (despite any delay or previous waiver of the right to exercise that option) without the need for any demand or notice under this document or under another Finance Document, and this document will immediately become enforceable (whether or not the Secured Money has become payable in this manner), if any Event of Default occurs.

8.2 Enforcement despite earlier payment

This document may be enforced:

(a) even if the Secured Party accepts a payment of interest or other amount after the occurrence of any Event of Default; and

(b) without the need for any notice to, or of any consent or agreement of, the Grantor or any other person.

9. Appointment of Receiver

9.1 Appointment

If this document has become enforceable (whether or not the Secured Party has entered into possession of all or any of the Secured Property) the Secured Party or any Authorised Representative of the Secured Party may at any time:

(a) appoint any person or any two or more persons severally or jointly and severally to be a receiver or receiver and manager (or an additional receiver or receiver and manager) of Secured Property;

(b) remove or terminate the Receiver and in case of the removal, termination, retirement or death of any Receiver appoint another as a replacement; and

(c) fix and vary the remuneration of the Receiver.

Subject to clause 9.2, every Receiver appointed under this subclause will be the Grantor's agent and the Grantor alone will be responsible for the Receiver's acts, omissions, defaults, remuneration, costs and expenses.

9.2 Receiver other than as Grantor's agent

(a) The Secured Party by notice to the Grantor and the Receiver may require the Receiver to act as the Secured Party's agent.

(b) The power to appoint a Receiver under this clause may be exercised even though:

(i) at the time when this document becomes enforceable or when an appointment is made, an order may have been made or a resolution may have been passed to wind up the Grantor or an Insolvency Event may have occurred in respect of the Grantor; or

(ii) a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Grantor's agent.

(c) Each party agrees that if a Receiver is appointed under this document on the basis of an Event of Default which subsequently ceases to subsist, the Event of Default is taken to continue to subsist for the purposes of the Receiver’s appointment under this document.

9.3 Powers of Receiver

Unless the terms of a Receiver’s appointment state otherwise, the Receiver will have full power to do all or any of the following:

(a) (Grantor obligations under this document) perform any obligation of the Grantor under this document or any other Finance Document including making payments to any person holding Security in the Secured Property;

(b) (Grantor obligations general) perform, observe, carry out or enforce any deeds, contracts, obligations or rights of the Grantor in respect of the Secured Property;

(c) (manage, possession, control) manage, take possession of, or take control of, collect and get in the Secured Property and for that purpose to take proceedings (in the name of the Grantor or otherwise);

(d) (give up possession) give up possession of the Secured Property;

(e) (dealings without possession) deal with the Secured Property without taking possession and without liability for any Loss resulting from failing to take possession or the need to account as Secured Party or mortgagee in possession;

(f) (exercise Secured Party's rights)

(i) exercise all or any of the Secured Party's powers, rights, discretions and remedies under this document; and

(ii) comply with the directions given by the Secured Party;

(g) (carry on business)

(i) carry on or agree to carry on the business of the Grantor in and with the Secured Property and to stop doing so; and

(ii) effect all repairs, purchases and insurances, and generally to do everything that the Grantor might do in the ordinary conduct of its business to:

(A) protect or improve the Secured Property; or

(B) obtain income or returns from the Secured Property and to conduct the Grantor's business,

without being responsible for any Loss;

(h) (borrow)

(i) borrow from the Secured Party or (with the Secured Party's consent) any other person any amount that may be required for any of the purposes mentioned in clause 9.3(g); and

(ii) (in the name of the Grantor or otherwise) secure any amount borrowed by granting a Security in the Secured Property so that the Security may rank in priority to, equally with or after the Security granted in clause 2.1, without the Secured Party being bound to enquire whether the borrowing is necessary or proper or responsible for the misapplication or non–application of any amount borrowed;

(i) (hire out, lease or license) hire out, lease or license the Secured Property (including in the name of the Grantor) for any term at the rent or licence fee and on terms that seem desirable to the Receiver (with or without a purchase option and whether or not the Receiver has taken possession);

(j) (exercise rights) exercise all or any powers, rights, discretions and remedies of the Grantor or in connection with the Secured Property (including rights available under the Corporations Act or any other statute);

(k) (registration) do everything necessary to obtain registration of the Secured Property in the Secured Party's name or in the name of the Secured Party's nominee;

(l) (settle disputes)

(i) settle, arrange and compromise any accounts, claims, questions or disputes that may arise in connection with the Grantor's business or the Secured Property or in any way relating to this document; and

(ii) execute releases or other discharges in relation to the settlement, arrangement, or compromise;

(m) (sell) sell (whether or not the Receiver has taken possession), exchange or otherwise dispose of (absolutely or conditionally) the Secured Property (or agree to do so):

(i) whether or not the Grantor has carried out any work on the Secured Property or otherwise prepared the Secured Property for sale;

(ii) with or without other property;

(iii) by public auction, private sale or tender for cash or on credit;

(iv) whether or not the reserve price for a sale by auction or tender is disclosed;

(v) in one lot or in parcels;

(vi) with or without special conditions, (such as conditions as to title or time or method of payment of purchase money) including by allowing the purchase money to remain:

(A) outstanding on any security over the property sold or over any other property; or

(B) owing without any security; and

(vii) on other terms the Receiver considers desirable,

without being responsible for any loss;

(n) (transfer on sale) execute transfers and assignments of the Secured Property (including in the name of the Grantor), and do everything to complete any sale under clause 9.3(m) that the Receiver thinks necessary;

(o) (transfer to Crown) surrender, dedicate or transfer any real property constituting the Secured Property to the Crown or any Governmental Agency or exchange lands with any person (with or without receiving any money);

(p) (calls) make calls on the members of the Grantor in relation to the Grantor's uncalled capital, sue (in the name of the Grantor or otherwise) to recover amounts due in relation to calls, give valid receipts for those amounts and assign any power in relation to calls on the members of the Grantor;

(q) (services for use) provide services and equipment for use with the Secured Property on any terms it thinks fit;

(r) (approvals) prepare plans and specifications and obtain approvals from any Governmental Agency in relation to the Secured Property;

(s) (subdivision) subdivide, convert to strata title, community or Torrens title or consolidate the Secured Property and effect any necessary works on the Secured Property for this purpose;

(t) (create easements) create any easements or covenants affecting or in favour of the Secured Property and effect any necessary works on the Secured Property for this purpose;

(u) (property acquisition) acquire any additional property to develop, sell or lease with the Secured Property;

(v) (removal of chattels or fixtures) remove any chattels or fixtures from any real estate constituting the Secured Property and dispose of, sell, or otherwise deal with them (with or without receiving any money);

(w) (insure) insure the Secured Property that is of an insurable nature against risks of destruction, loss or damage for the amounts and on the terms that the Receiver thinks appropriate;

(x) (sever fixtures) sever fixtures belonging to the Grantor and sell them apart from any other part of the Secured Property;

(y) (employees and agents) engage employees, agents, consultants, lawyers, advisers and contractors for any of the purposes of this clause on terms that the Receiver thinks appropriate;

(z) (give receipts) give receipts for all money and other property that may come into the hands of the Receiver in exercise of any power given by this document;

(aa) (enforce contracts) carry out and enforce or otherwise obtain the benefit of all contracts:

(i) entered into or held by the Grantor in connection with the Secured Property; or

(ii) entered into in exercise of the powers given by this document;

(bb) (make debtors bankrupt) make debtors bankrupt and wind up companies or other applicable entities and do everything in connection with any bankruptcy or winding up that the Receiver thinks desirable to recover or protect Secured Property;

(cc) (execute documents) enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Grantor including bills of exchange, cheques or promissory notes for any of the purposes of this document;

(dd) (vote) exercise any voting rights or powers in respect of any part of the Secured Property;

(ee) (perform undertakings) do everything necessary to perform any undertaking of the Grantor in this document;

(ff) (receive money) receive all money or other property payable or deliverable to the Grantor from the Secured Property;

(gg) (bank accounts) operate any bank account of the Grantor (including making deposits and withdrawals in connection with any bank account);

(hh) (file) file all certificates, registrations and other documents and take any and all action on behalf of any Grantor which the Receiver believes is necessary to protect, preserve or improve any or all of the Secured Property and/or the rights of any Grantor and/or the Secured Party corresponding to any Secured Property;

(ii) (desirable or incidental matters):

(i) do or cause to be done everything that the Receiver thinks desirable in the interests of the Secured Party; and

(ii) do anything incidental to the exercise of any other power;

(jj) (take legal proceedings) take proceedings (including in the name of the Grantor) in connection with any of the above; and

(kk) (compromise) make any settlement, arrangement or compromise regarding any action, proceeding or dispute arising in connection with the Secured Property, grant to any person involved time or other indulgence and execute all related releases or discharges as the Receiver thinks expedient in the interests of the Secured Party;

(ll) (appeal) appeal against or enforce any judgment or order in respect of the Secured Property;

(mm) (delegate) with the Secured Party's consent delegate any of the powers given to the Receiver by this clause to any person;

(nn) (ability of Grantor) do anything the Grantor could do in relation to the Secured Property;

(oo) (Do all other things) do all things the law allows an owner of any interest in the Secured Property, or any Controller of the Secured Property, to do;

(pp) (General) exercise all or any of the rights, powers, discretions or remedies given by law to mortgagees in possession, receivers or receivers and managers.

10. Protection of Secured Party and Appointees

10.1 Protection of Secured Party and Receiver

(a) The Secured Party is not obliged to, but may, do the following:

(i) notify any debtor or member of the Grantor or any other person of this document; or

(ii) enforce payment of any amount payable to the Grantor, or take any step or proceeding for any similar purpose.

(b) None of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable for any omission or delay in exercising any power, right, discretion or remedy under this document or for any loss or irregularity that may occur in relation to the exercise or non–exercise of any of them.

10.2 Conflict of interests

The Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, Receiver or other person appointed by the Secured Party under this document may exercise or agree to exercise a power given by this document or by law even though that person may have a conflict of interests in exercising the power.

10.3 Liability for Loss

(a) None of the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or any other person appointed by the Secured Party under this document is liable for any Loss that the Grantor suffers as a direct or indirect result of:

(i) the exercise or attempted exercise of, or failure to exercise, or non-exercise of, any of its rights, powers, remedies and/or discretions contained in this document; or

(ii) any release or dealing with any other Guarantee or Security (including any prejudice to or loss of the Grantor's rights of subrogation).

(b) If the Secured Party, any Authorised Representative or agent of the Secured Party, an Attorney or a Receiver enters into possession of Secured Property, none of the Secured Party, any of its Authorised Representatives or agents, any Attorney or any Receiver is liable:

(i) to account as a secured party or mortgagee in possession or for anything except actual receipts; or

(ii) for any Loss on realisation or for any default or omission for which a secured party in possession might be liable.

11. Protection of Third Parties

11.1 Protection of persons dealing with the Secured Party or Receiver

No person acquiring any money or property from or paying or handing over any money or property to or otherwise dealing with the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, or to whom is tendered for registration an instrument executed by the Secured Party, an Authorised Representative or agent of the Secured Party, an Attorney, a Receiver or other person appointed by the Secured Party under this document, will be:

(a) bound to inquire:

(i) whether the Secured Party or the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has the right to dispose of any money or property;

(ii) whether any Event of Default has occurred or is subsisting;

(iii) whether this document is, has become or remains enforceable;

(iv) whether any of the Secured Money is owing or payable;

(v) whether the relevant Authorised Representative or agent of the Secured Party, Attorney, Receiver or other person appointed by the Secured Party under this document has been properly appointed;

(vi) as to the propriety or regularity of the exercise or purported exercise of any right, remedy, power or discretion including any of the foregoing in connection with any sale, disposal or dealing; or

(vii) as to any other matter or thing corresponding to any of the foregoing;

(b) affected by actual or constructive notice that any transaction, document, sale, disposal or other dealing is unnecessary or improper; or

(c) concerned to see to the application of any money or property.

Despite any irregularity or impropriety in a sale, disposal or dealing, it is to be treated, for the protection of the purchaser, transferee or other party to the disposal or dealing, as being authorised by this document and valid.

11.2 Receipts

A receipt that the Secured Party, one of its Authorised Representatives or agents, an Attorney or a Receiver gives for any amount payable to or receivable by the Secured Party or the Receiver because of this document will:

(a) relieve the person paying or handing over money or other property from all liability:

(i) for the application (or any loss or misapplication) of the money or other property;

(ii) to enquire about any of the matters referred to in clause 11.1(a); and

(iii) (where applicable) as to the propriety or regularity of the appointment of the Receiver; and

(b) discharge the person paying that amount from its liability to pay that amount.

12. Application of Money

12.1 Order

(a) Money or amounts that the Secured Party or a Receiver receives under or because of this document is to be applied, after satisfaction of any claims that the Secured Party or the Receiver is aware is a claim that ranks in priority to the Security granted in clause  2.1, in the following order or in any other order that the Secured Party may determine in its absolute discretion, subject to any applicable law requiring application to the contrary (for example, section 140 of the PPSA, if and to the extent applicable) to the extent that such law cannot be contracted out of:

(i) (expenses) first in payment of all expenses that the Secured Party or the Receiver incurs in or incidental to the exercise or attempted exercise of a power or otherwise in relation to any Finance Document;

(ii) (outgoings) then in payment of any other outgoings that the Receiver or the Secured Party thinks it appropriate to pay;

(iii) (Receiver) then in payment to the Receiver of any remuneration (whether by way of commission or otherwise);

(iv) (indemnities) then in payment to the Secured Party or the Receiver of any amount necessary to give effect to any indemnity contained in or incorporated by reference into this document; and

(v) (Secured Money) then in payment to the Secured Party of the remainder of the Secured Money.

(b) Any surplus will belong to the Grantor or other persons entitled to it. The Secured Party or the Receiver may pay the surplus to the credit of a bank account in the name of the Grantor or other person entitled to it or into court and will then be under no further liability in relation to it. The surplus will not accrue interest. No trust arises over the surplus.

(c) When the Secured Party or a Receiver receives an amount under or because of this document, and applies it in payment of the Secured Money, the Secured Party or the Receiver (as the case may be) may apply different parts of the amount received to different parts of the Secured Money, regardless of any appropriation by the Grantor, as the Secured Party or Receiver chooses.

12.2 Only actual receipts credited

In applying any amount towards the Secured Money, the Grantor will be credited only with the amount that the Secured Party actually receives for that purpose. The credit will date from the time of receipt.

12.3 Compensation

If any compensation becomes payable for the Secured Property, the Secured Party may:

(a) apply the sum received on account of any compensation, at the Secured Party's option, in or towards repayment of the Secured Money;

(b) make, enforce, settle or compromise any claims relating to compensation; and

(c) execute any necessary assurances and releases in the name of the Grantor and the Secured Party.

If any compensation comes into the hands of the Grantor before a final irrevocable discharge of this document, the Grantor must immediately pay it to the Secured Party.

12.4 Certificates and disputes

(a) The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b) If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

12.5 No interest

The Secured Party is not obliged to pay interest to any person on any amount received from the exercise of any right in relation to the Secured Property.

12.6 Payment into bank account

The Secured Party or the Receiver may pay any amount to the credit of a bank account in the name of a person to whom it is obliged to pay any amount received from the exercise of any right in relation to the Secured Property, and having done so is under no further liability in respect of that amount.

12.7 Amounts contingently due

(a) If any part of the Secured Money is contingently owing to the Secured Party when an amount is being applied under clause 12.1 the Secured Party or Receiver may:

(i) retain an amount equal to the amount contingently owing, or any part of it; and

(ii) put that amount in a suspense account.

(b) If the amount which is contingently owing:

(i) becomes payable; or

(ii) ceases to be contingently owing,

the Secured Party or Receiver must apply the amount retained (and any interest earned on it) in accordance with clause 12.1.

13. Continuing Security and Third Party Provisions

13.1 Nature of obligations and enforcement

The Grantor's obligations in this document:

(a) are principal obligations, and not ancillary or collateral to any other right or obligation; and

(b) may be enforced against the Grantor without the Secured Party first being required to:

(i) exhaust any remedy it may have against any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other remedy it may have against the Grantor; or

(ii) enforce any other Security or Guarantee it may hold relating to the Secured Money or the Secured Obligations.

13.2 Preservation of Grantor's obligations

The Grantor's obligations in this document are absolute, unconditional and irrevocable. The liability of the Grantor under this document extends to and is not affected by any circumstance, act or omission which, but for this subclause, might otherwise affect it at law or in equity including:

(a) the grant of any time, waiver or other indulgence or concession;

(b) the discharge or release of any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(c) any transaction or arrangement that may take place between the Secured Party and any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(d) the occurrence of an Insolvency Event in relation to any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(e) the Secured Party or any other person dealing or not dealing in any way with any other Guarantee, Security, document or agreement;

(f) the Secured Party or any other person:

(i) exercising or not exercising any other Guarantee or Security or any right or remedy conferred on it by law or in equity or by any document or agreement; or

(ii) not recovering any amount owing by any of GFN, the Grantor, GFN Finance or GFN USA Holdings;

(g) any variation (including a variation which increases, or extends the duration of, the Secured Money or which increases or changes any Secured Obligations), replacement, extinguishment, unenforceability, failure, loss, abandonment or transfer of any document or agreement relating to the Secured Money or the Secured Obligations (including this document and any other Guarantee or Security held by the Secured Party from any person at any time);

(h) the obligations of the Grantor or any other person under this document or any other document or agreement relating to the Secured Money or the Secured Obligations or this document (including any other Guarantee or Security) being or becoming illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee for creditors or in bankruptcy;

(i) the Secured Party not giving the Grantor notice of any default by any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(j) the Secured Party not disclosing any information to the Grantor;

(k) any representation made or information given by the Secured Party to the Grantor;

(l) any change in the legal capacity, rights or obligations of, or other circumstance related to, any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(m) any legal limitation, disability, incapacity or other circumstance related to any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(n) any invalidity or irregularity in the execution of any Finance Document or any deficiency in the powers of any of GFN, the Grantor, GFN Finance or GFN USA Holdings;

(o) any assignment by the Secured Party, with or without the knowledge of any of GFN, the Grantor, GFN Finance or GFN USA Holdings;

(p) any obligation of any of GFN, the Grantor, GFN Finance or GFN USA Holdings being discharged by operation of law;

(q) any person who was intended to be bound as a guarantor or surety in relation to the Secured Money and/or the Secured Obligations not becoming bound or ceasing to be bound;

(r) any laches, acquiescence, delay, act, omission or mistake on the part of, or suffered by, the Secured Party or any other person, in relation to this document or any other Guarantee, Security, document or agreement;

(s) the receipt by the Secured Party or any other person of any dividend or amount after an Insolvency Event in relation to any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(t) any judgment or right which the Secured Party may have or exercise against any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or any other person;

(u) the opening or operation of a new account by any of GFN, the Grantor, GFN Finance or GFN USA Holdings with the Secured Party or any other person;

(v) the amendment of the constitution, trust deed or other constituent document of any of GFN, the Grantor, GFN Finance or GFN USA Holdings;

(w) if any of GFN, the Grantor, GFN Finance or GFN USA Holdings is a member of a partnership, firm, joint venture or association, any change in the structure, membership, name or business of that partnership, firm, joint venture or association;

(x) if any of GFN, the Grantor, GFN Finance or GFN USA Holdings is a trustee of a trust, any breach or variation of the terms of that trust; or

(y) if any of GFN, the Grantor, GFN Finance or GFN USA Holdings is a director or shareholder of any of GFN, the Grantor, GFN Finance or GFN USA Holdings, any change in that directorship or shareholding.

13.3 Continuity

Each Security granted in clause 2.1:

(a) is a continuing security, and remains in full force until a final irrevocable discharge of that Security is given to the Grantor under clause 14 despite any transaction or other thing (including a settlement of account or intervening payment); and

(b) will apply to the present and future balance of the Secured Money and to the present and future Secured Obligations.

13.4 Limitations on Grantor's rights

Until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full, the Grantor may not:

(a) share in any Guarantee, Security or amount received or receivable by the Secured Party in relation to the Secured Money or the Secured Obligations or stand in the place of the Secured Party in relation to any Guarantee, Security or right to receive any amount;

(b) take any steps to enforce a right or claim against any of GFN, the Grantor, GFN Finance or GFN USA Holdings relating to any amount paid by the Grantor to the Secured Party under this document or any other Finance Document;

(c) have or exercise any rights as surety in competition with the Secured Party;

(d) receive, claim or have the benefit of any payment (including a payment under a Guarantee), distribution or Security from or on account of any of GFN, the Grantor, GFN Finance or GFN USA Holdings or any other person;

(e) in reduction of its liability under this document, raise a defence, set off or counterclaim available to itself, any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or a co-surety or co-indemnifier against the Secured Party or claim a set off or make a counterclaim against the Secured Party; or

(f) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any document or agreement to which the Secured Party is a party.

13.5 No marshalling

The Secured Party is not under any obligation to marshal or appropriate in favour of the Grantor or to exercise, apply, perfect or recover any Security that the Secured Party holds at any time or any funds or property that the Secured Party may be entitled to receive or have a claim on.

13.6 Effect of Insolvency Event

(a) If any of the Grantor, GFN Finance or GFN USA Holdings is wound up or bankrupted, the Grantor irrevocably authorises the Secured Party to:

(i) prove for all amounts that the Grantor has paid under this document; and

(ii) retain and carry into a suspense account and appropriate at the Secured Party's discretion any dividends and other amounts received in relation to the Secured Money,

until the Secured Money has been irrevocably paid, repaid and satisfied in full and the Secured Obligations have been irrevocably performed and satisfied in full. The Secured Party is not obliged to do this.

(b) If an Insolvency Event has occurred in relation to any of the Grantor, GFN Finance or GFN USA Holdings, any amount paid by GFN the Grantor, GFN Finance or GFN USA Holdings (as the case may be) (relevant payment) will only be applied against any Secured Money if:

(i) the Secured Party forms the opinion in good faith (which will be conclusively binding on the Grantor) that it will not be required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors; or

(ii) a final judgment is given by a court of competent jurisdiction in favour of the Secured Party that it is not required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors.

(c) If an amount is applied against any Secured Money and the Secured Party pays or determines that it is obliged to pay the relevant amount to any person under any law relating to bankruptcy, winding up or the protection of creditors:

(i) the Secured Party's rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made; and

(ii) the Grantor must immediately do anything (including the signing of documents) required by the Secured Party to restore to the Secured Party any Guarantee or Security to which it was entitled immediately before that application or the payment or transaction giving rise to it.

(d) Any discharge or release between the Secured Party and the Grantor is subject to reinstatement of the Secured Party's rights under this subclause.

13.7 Notice of other interests in Non-PPS Property

(a) If the Secured Party receives notice of a subsequent interest in any Non-PPS Property, it may open a new account in the Grantor's name in the books of the Secured Party.

(b) If the Secured Party does not open a new account under clause 13.7(a), it is taken to have done so at the time it received notice of the subsequent interest.

(c) From the time the new account is opened or taken to be opened, the following amounts will be, or will be taken to be, debited or credited (as applicable) to the new account:

(i) all financial accommodation made by the Secured Party to the Grantor; and

(ii) all payments and repayments made by the Grantor to the Secured Party.

(d) Payments, repayments and other amounts from the new account will only be applied in reduction of other Secured Money to the extent there is no debit balance in that account.

(e) If requested by the Secured Party, the Grantor must ensure that any other holder of a Security in Non-PPS Property enters into an agreement with the Secured Party:

(i) under which the holder agrees that the Secured Party's Security ranks ahead of that holder's Security, for all the amount owing that is incurred after that holder's Security was granted; and

(ii) which is otherwise satisfactory to the Secured Party in form and substance.

(f) The Secured Party may notify the Grantor that its obligation to provide further financial accommodation under any Finance Document is terminated, in which case its obligation to do so terminates immediately, if:

(i) the Secured Party receives notice of a subsequent Security (other than a Permitted Security) which affects any Non-PPS Property; and

(ii) it is of the opinion that any financial accommodation provided to the Grantor will not rank ahead of that subsequent Security.

(g) If this clause 13.7 is inconsistent with any other Finance Document, this clause prevails to the extent of the inconsistency.

14. Release

The Secured Party must at the request and cost of the Grantor release the Secured Property from the Security created by this document and transfer back to the Grantor any remaining Secured Property transferred by way of security to the Secured Party under this document:

(a) when the Secured Party is satisfied that:

(i) all the Secured Money has been irrevocably paid, repaid and satisfied in full or satisfied in accordance with this document and (without limiting this) that clause 13.6 and clause 18.13 will not later apply; and

(ii) all the Secured Obligations have been irrevocably performed and satisfied in full; and

(iii) no amount remains contingently payable or may become payable on the security of this document (including under an indemnity); and

(iv) if a an Event of Default has occurred, the Secured Party has not sold or agreed to sell the Secured Property and is not deemed to have taken any Secured Property in satisfaction of the Secured Money or the Secured Obligations; and

(b) on payment or retention of all costs and expenses incurred by or payable to the Secured Party, its Authorised Representatives or any Receiver or Attorney in connection with the foregoing.

Any discharge is subject to clause 13.6 and clause 18.13.

15. Personal Property Securities Act

15.1 PPSA Further steps

If the Secured Party determines that a Finance Document (or a transaction in connection with it) is or contains a security interest for the purposes of the PPSA, the Grantor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Secured Party asks and considers necessary for the purposes of:

(a) providing more effective security over the property subject to the security interest for payment of the Secured Money or performance of the Secured Obligations; or

(b) ensuring that the security interest is enforceable, perfected (including, where possible, by control (as defined in the PPSA) in addition to registration) and otherwise effective; or

(c) enabling the Secured Party to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority required by the Secured Party; or

(d) enabling the Secured Party to exercise rights in connection with the security interest or the property subject to the security interest.

15.2 PPSA undertaking

If the Grantor holds any security interests for the purposes of the PPSA, the Grantor agrees to promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA, including doing anything reasonably requested by the Secured Party for that purpose, and to implement, maintain and comply in all material respects with procedures for the perfection of those security interests. These procedures must include procedures designed to ensure that the Grantor takes all steps under the PPSA to perfect continuously any such security interest including all steps necessary:

(a) for the Grantor to obtain the highest ranking priority possible in respect of the security interest (such as perfecting a purchase money security interest or perfecting a security interest by control (as defined in the PPSA)); and

(b) to reduce as far as possible the risk of a third party acquiring an interest free of the security interest (such as including the serial number in a financing statement for personal property that may or must be described by a serial number).

If the Secured Party asks, the Grantor agrees to arrange at the Grantor’s expense an audit of the above PPSA procedures. The Secured Party may ask the Grantor to do this if it reasonably suspects that the Grantor is not complying with this clause.

15.3 Costs of further steps and undertaking

Everything the Grantor is required to do under this clause 15 is at the Grantor’s expense. The Grantor agrees to pay or reimburse the costs and expenses of the Secured Party in connection with anything the Grantor is required to do under this clause 15.

15.4 Exclusion of PPSA provisions

To the extent the law permits:

(a) for the purposes of sections 115(1) and 115(7) of the PPSA:

(i) the Secured Party need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii) sections 142 and 143 are excluded;

(b) for the purposes of section 115(7) of the PPSA, the Secured Party need not comply with sections 132 and 137(3); and

(c) if the PPSA is amended after the date of this document to permit the Grantor and the Secured Party to agree not to comply with or to exclude other provisions of the PPSA, the Secured Party may notify the Grantor that any of those provisions is excluded, or that the Secured Party need not comply with any of those provisions, as notified to the Grantor by the Secured Party.

15.5 Exercise of rights by Secured Party

If the Secured Party exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Secured Party states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

15.6 No notice required unless mandatory

To the extent the law permits, the Grantor waives:

(a) its rights to receive any notice that is required by:

(i) any provision of the PPSA (including a notice of a verification statement); or

(ii) any other law before the Secured Party or a Receiver exercises a right, power or remedy; and

(b) any time period that must otherwise lapse under any law before the Secured Party or Receiver exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

However, nothing in this clause prohibits the Secured Party or any Receiver from giving a notice under the PPSA or any other law.

15.7 Confidentiality Agreement

(a) In this clause 15.7, all references to sections are to sections in the PPSA.

(b) The parties agree not to disclose information of the kind mentioned in section 275(1), except in the circumstances required by sections 275(7)(b) to (e). The Grantor must obtain the Secured Party's consent before authorising the disclosure of information under section 275(7)(c) or requesting information under section 275(7)(d). Nothing in this paragraph prevents any disclosure by the Secured Party that it believes is necessary to comply with its other obligations under the PPSA.

(c) To the extent that it is not inconsistent with clause 15.7(b) constituting a ‘confidentiality agreement’ for the purposes of section 275(6)(a), the Grantor agrees that the Secured Party may disclose information of the kind mentioned in section 275(1) to the extent that the Secured Party is not doing so in response to a request made by an ‘interested person’ (as defined in section 275(9)) pursuant to section 275(1).

(d) Each party consents to the disclosures made in accordance with this clause.

15.8 PPS Security Interests

(a) The Grantor acknowledges that this document gives rise, or may give rise, to one or more PPS Security Interests.

(b) To the extent that any such PPS Security Interest can be perfected by control (as defined in the PPSA), the Grantor must do anything required by the Secured Party to enable it to perfect that PPS Security Interest by control (as defined in the PPSA).

(c) To the extent that any such PPS Security Interest is over personal property of a type referred to in section 340(5) of the PPSA, the Grantor must do anything required by the Secured Party to enable it to control (as defined in the PPSA) that property for the purposes of section 340(2)(b) of the PPSA.

15.9 Authority to register and waiver of right to receive verification statements

The Grantor acknowledges that the Secured Party may, at the Grantor's cost, register one or more financing statements, or give any notification, in relation to any PPS Security Interest provided for by this document.

15.10 Appointment of Grantor as nominee

For the purposes of section 153 of the PPSA, the Secured Party appoints the Grantor as its nominee, and authorises the Grantor to act on its behalf, in connection with a registration under the PPSA of any security interest in favour of the Grantor which is:

(a) evidenced or created by chattel paper;

(b) perfected by registration under the PPSA; and

(c) transferred to the Secured Party under this document.

This authority ceases when the registration is transferred to the Secured Party.

15.11 Other rights

Where the Secured Party has rights, powers, remedies and discretions in addition to, or existing separately from, those in Chapter 4 of the PPSA, those rights, powers, remedies and discretions will continue to apply and are not limited or excluded (or otherwise adversely affected) by the PPSA. This is despite clause 15.4 or any other provisions of a Finance Document.

16. Anti-money laundering

16.1 Anti-money laundering

(a) The Grantor agrees that the Secured Party may delay, block or refuse to process any Suspicious Transaction without incurring any liability to any person.

(b) Notwithstanding any other provision of any Finance Document to the contrary, the Grantor must provide all information and documents to the Secured Party which the Secured Party reasonably requires in order to manage its money-laundering, terrorism-financing or economic and/or trade sanctions risk or to comply with AML CTF Laws or any other laws or regulations in Australia or any other country.

(c) The Grantor agrees that the Secured Party may disclose any information or documents concerning the Grantor to any law enforcement agency, regulatory agency, court or other person where required by any law or regulation in Australia or elsewhere and such disclosure will not breach any duty (including any duty of confidentiality) owed by the Secured Party to any other party to any Finance Document. The Grantor releases the Secured Party in respect of any claim they would otherwise have in respect of such disclosure.

(d) Unless the Grantor has disclosed that it is acting in a trustee capacity or on behalf of another party, the Grantor represents and warrants that it is acting on its own behalf in entering into the Finance Documents to which it is a party.

(e) The Grantor declares and undertakes to the Secured Party that the processing of any transaction by the Secured Party in accordance with the Grantor's instructions will not breach any laws or regulations in Australia or any other country.

(f) Notwithstanding any other provision of any Finance Document to the contrary, the Secured Party is not obliged to do or omit anything if it would, or might in its reasonable opinion, constitute a breach of any AML CTF Laws or economic and/or trade sanctions laws or regulations applicable to the Secured Party, including, as applicable, the Charter of the United Nations Act 1945 (Cth), the Charter of the United Nations (Dealing with Assets) Regulations 2008 (Cth) and the Autonomous Sanctions Regulations 2011 (Cth).

17. Amendment and assignment

17.1 Amendment

This document can only be amended or replaced by another document executed by the parties.

17.2 Assignment

(a) The Grantor may not assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without the prior written consent of the Secured Party.

(b) The Secured Party may assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this document without being required to obtain the consent of any of GFN, the Grantor, GFN Finance or GFN USA Holdings, or to provide any notice to any of GFN, the Grantor, GFN Finance or GFN USA Holdings. The Secured Party may disclose to any potential holder of any right and/or obligation any information relating to the Finance Documents or any party to them.

(c) The Grantor agrees to do or execute anything reasonably requested by the Secured Party to effect an assignment, novation, transfer or other dealing under this clause 17.2.

18. General

18.1 Governing law

This document is governed by New South Wales law.

18.2 Jurisdiction

(a) The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this document (including a dispute regarding the existence, validity or termination of this document) (Dispute).

(b) The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c) Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph 18.2(a) above.

(d) This clause 18.2 is for the benefit of the Secured Party only. As a result, the Secured Party will not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Party may take concurrent proceedings in any number of jurisdictions.

18.3 Liability for own expenses

The Grantor is liable for its own costs and expenses in complying with this document, including where it does so at the Secured Party's request or for the Secured Party's benefit.

18.4 Giving effect to documents

(a) The Grantor must do anything (including executing any transfer in blank or any other transfer or other document), and must ensure that its employees and agents do anything, that the Secured Party may reasonably require to:

(i) give full effect to each Finance Document;

(ii) better or more fully secure the rights, remedies and powers of the Secured Party under each Finance Document or to enable the Secured Party to exercise those rights, remedies and/or powers;

(iii) better or more fully secure the property the subject of any Security Document to the Secured Party;

(iv) bind the Grantor and any other person intended to be bound under any Finance Document;

(v) enable the Secured Party to register any power of attorney contained in any Finance Document;

(vi) show whether the Grantor and/or any of GFN, the Grantor, GFN Finance or GFN USA Holdings is complying with each or any Finance Document;

(vii) continuously perfect the Security created or intended to be created under or evidenced by any Security Document or other Finance Document;

(viii) facilitate the exercise of any rights, powers and/or remedies of the Secured Party provided by, under or pursuant to any Finance Documents or law;

(ix) ensure that each Security created under or evidenced by any Finance Document is enforceable and effective;

(x) protect the Secured Party's position under each Finance Document and/or in relation to any property referred to in this clause 18.4 in the context of the PPSA;

(xi) enable the Secured Party to apply for any registration, or give any notification, or do any other thing in connection with any Security so that the Security has the priority intended by the Secured Party; and/or

(xii) enable the Secured Party to exercise rights, powers and/or remedies in connection with any Security.

(b) The Grantor agrees that the Secured Party may complete and fill in any blanks in any Finance Document or in any document connected with a Finance Document (such as financing statements, financing change statements, amendment demands or transfers for any part of the Secured Property).

18.5 Right to make good a default

(a) If the Grantor breaches this document, the Secured Party may do everything it considers to be necessary or desirable to attempt to remedy the breach to the Secured Party's satisfaction. The Secured Party is not obliged to do so. Any liabilities or expenses incurred by the Secured Party in attempting to remedy any such breach must be reimbursed by the Grantor on demand.

(b) Clause 18.5(a) does not limit any other right the Secured Party has under this document or at law.

18.6 Certificates and disputes

(a) The Secured Party may rely on a certificate issued by any person who claims to be entitled to any amount received from the exercise of any right in relation to the Secured Property which states that the Grantor owes it a certain amount, without making any further enquiry.

(b) If there is any dispute between any persons (other than the Secured Party) regarding an entitlement to receive any amount received from the exercise of any right in relation to the Secured Property, the Secured Party may pay that amount into court, and after doing so does not have any further obligation in respect of that amount.

18.7 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any Attorney or any Receiver, any right or remedy under the Finance Documents will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. A waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

18.8 Operation of this document

(a) Any right that the Secured Party, an Attorney or a Receiver may have under the Finance Documents is in addition to, and does not replace or limit, any other right that the Secured Party, an Attorney or the Receiver may have.

(b) If, at any time, any provision of this document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.9 Operation of indemnities

(a) Each indemnity in this document survives the expiry or termination of this document.

(b) The Secured Party or any other person indemnified under this document may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

(c) If a provision of this document is expressed to:

(i) indemnify;

(ii) exclude or limit any liability of; or

(iii) otherwise benefit,

a person who is not a party to this document, the Grantor agrees that the Secured Party holds the benefit of that indemnity, exclusion, limitation or other benefit on trust for that person and may enforce this document on their behalf and for their benefit.

(d) Unless the Secured Party directs or instructs to the contrary, a person who is entitled to be indemnified under this document may recover the amount to be indemnified direct from the Secured Property.

18.10 Consents

Where a Finance Document contemplates that the Secured Party, a Receiver or an Attorney may agree or consent to something (however it is described), the Secured Party, the Receiver or the Attorney, as the case may be, may:

(a) agree or consent, or not agree or consent, in its absolute discretion; and

(b) agree or consent subject to conditions,

unless that document expressly contemplates otherwise.

18.11 Statements by the Secured Party

A statement by the Secured Party or by an authorised representative or attorney of the Secured Party on any matter relating to this document (including any amount owing by any of GFN, the Grantor, GFN Finance or GFN USA Holdings is conclusive unless clearly wrong on its face.

18.12 Set–off and Combination of Accounts

(a) If an Event of Default or Review Event occurs the Secured Party may, but need not, set off any obligation due from the Grantor under the Finance Documents against any obligation owed by the Secured Party to the Grantor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b) If an Event of Default or Review Event occurs the Secured Party may, but need not, combine any account that the Grantor holds with it at any branch or office (in Australia or elsewhere) with any amount owing by the Grantor to it under the Finance Documents. For this purpose the Secured Party may change the terms (including the repayment date) of any account or other payment obligation between the parties and convert amounts into different currencies at a market rate of exchange.

18.13 Reinstating avoided transaction

(a) The Grantor agrees that if a payment or other transaction relating to the Secured Money or the Secured Obligations is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even if the Secured Party knew or should have known of the Avoidance:

(i) each right, remedy, power or discretion of the Secured Party, any Receiver or any Attorney under this document or any other Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(ii) the Grantor must immediately execute and do anything required by the Secured Party to restore to the Secured Party its position immediately before the Avoidance (including reinstating any Finance Document).

(b) This clause 18.13survives any termination or full or partial discharge or release of this document or any other Finance Document.

18.14 No merger

Nothing in this document merges with any other Security, or any Guarantee, judgment or other right or remedy, that the Secured Party, any Receiver or an Attorney may hold at any time.

18.15 Exclusion of contrary legislation

Any legislation that affects an obligation of the Grantor in a manner that is adverse to the interests of the Secured Party, any Receiver or any Attorney, or adversely affects the exercise by the Secured Party, any Receiver or any Attorney of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

18.16 Consideration

Each party acknowledges receiving good and valuable consideration for entering into this document and incurring obligations under this document.

18.17 Counterparts

This document may be executed in counterparts.

18.18 Execution by fewer than all parties

This document binds each of the persons executing it even if:

(a) one or more of the persons named in this document as the Grantor does not execute this document or is not bound or ceases to be bound by this document; or

(b) the Secured Party does not execute or only subsequently executes this document.

18.19 Execution Declaration

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

18.20 Tax gross-up

(a) The Grantor must make all payments to be made by it under this Deed without any tax deduction unless such tax deduction is required by law.

(b) The Grantor must promptly upon becoming aware that it must make a tax deduction (or that there is any change in the rate or the basis of a tax deduction) notify the other Parties.

(c) If a tax deduction is required by law to be made by the Grantor except in relation to a tax described in Section 18.21(b)(i), the Grantor must pay an additional amount together with the payment so that, after making any tax deduction, the Secured Party receives an amount equal to the payment which would have been due if no tax deduction had been required.

(d) If the Grantor is required to make a tax deduction, the Grantor must make that tax deduction and any payment required in connection with that tax deduction within the time allowed and in the minimum amount required by law.

(e) Within 30 days of making either a tax deduction or any payment required in connection with that tax deduction, the Grantor must deliver to the Secured Party evidence satisfactory to the Secured Party, acting reasonably, that the tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.21 Tax indemnity

(a) The Grantor must (within three Business Days of demand by the Secured Party) pay to the Secured Party, or procure that there is paid to the Secured Party, an amount equal to the Loss which the Secured Party determines will be or has been (directly or indirectly) suffered or incurred for or on account of tax by the Secured Party in respect of this Deed or a transaction or payment under it.

(b) Paragraph 18.21(a) above does not apply:

(i) with respect to any tax assessed on the Secured Party under the law of the jurisdiction in which the Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Secured Party is treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum actually or deemed to be received or receivable) by the Secured Party; or

(ii) to the extent the relevant Loss is compensated for by an increased payment under clause 18.20.

(c) If the Secured Party makes or intends to make a claim under paragraph 18.21(a) above, the Secured Party must promptly notify the Grantor of the event which will give, or has given, rise to the claim.

18.22 Stamp duties, registration and similar Taxes

The Grantor must:

(a) pay; and

(b) within three Business Days of demand, indemnify the Secured Party against any Loss that the Secured Party suffers or incurs in relation to,

all stamp duty, registration and other similar taxes payable in respect of this Deed.

19. Notices

19.1 Communications in writing

Subject to clause 19.6, any communication to be made under or in connection with the this Deed must be made in writing and, unless otherwise stated, may be made by fax or letter or by electronic transmission.

19.2 Addresses

Subject to clause 19.6, the address and fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified in the Details section at the beginning of this document or in Schedule 2 or any substitute address, fax number, email address, or department or officer as the Party may notify to the other party by not less than five Business Days’ notice.

19.3 Delivery

(a) Subject to clause 19.6, any such communication or document will only be effective:

(i) if by way of fax, when received in legible form;

(ii) if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii) if by way of electronic transmission when received in legible form by the recipient and, if a particular department or officer is specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document or in any substitute address, fax number, email address, or department or officer as the Party may notify to the other party, if addressed to that department or officer.

(b) Subject to clause 19.6, any communication or document to be made or delivered to the Secured Party will be effective only when actually received by the Secured Party and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided in the Details section at the beginning of this document or in Schedule 2 of this document (or any substitute department or officer as the Secured Party specifies for this purpose).

(c) If delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the communication is taken to be received at 9.00am on the next Business Day.

(d) All notices must be signed by an Authorised Representative of the sender.

19.4 Reliance

Any communication sent under this clause 19 (Notices) can be relied on by the recipient if the recipient reasonably believes the communication to be genuine and if it bears what appears to be the signature (original or facsimile) of an Authorised Representative of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised communications are sent to another Party.

19.5 English language

(a) Any notice given under or in connection with any this Deed must be in English.

(b) All other documents provided under or in connection with this Deed must be:

(i) in English; or

(ii) if not in English, and if so required by the Secured Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

19.6 Electronic Communications

(a) In this clause 19.6:

Communication means any instruction, notice, consent, request, approval, acceptance, confirmation, information or document.

Electronic Communication means a Communication transmitted by electronic means, including facsimile, email or any other electronic way of sending, receiving and/or retrieving data now or in the future.

(b) If the Grantor sends Electronic Communications:

(i) the Grantor acknowledges that there are risks in communicating in this manner and agrees that it is responsible for those risks;

(ii) the Grantor must comply with any security measures agreed with the Secured Party (security procedures); and

(iii) if the Secured Party receives an Electronic Communication it believes to be genuine and which complies with the security procedures (if any):

(A) the Secured Party need not verify the authenticity or completeness of the Communication, even if the Communication instructs the Secured Party to make a payment; and

(B) any such Communication will be treated as authorised by the Grantor and will be binding on it.

(c) The Secured Party may give the Grantor notice at any time that it will no longer accept any, or specified, Electronic Communications. The notice is effective from when it is received by the Grantor until the Secured Party notifies the Grantor in writing that it will again accept Electronic Communications, or Electronic Communications of the specified type, as the case may be.

Schedule 1 – Serial numbered property

The Secured Party has a Security in serial numbered goods which are Secured Property irrespective of whether they are listed below. This Schedule provides additional information about the Secured Property to which it refers.

eg Motor Vehicles
Grantor	Name of Manufacturer	No of Manufacturer*	Model Name	Year Made	Registration No	Vehicle Identification or Chassis Number*	Engine No	Principal Location

Schedule 2 – Notice Details

Secured Party:

Bison Capital Partners V, L.P.

233 Wilshire Boulevard

Suite 425

Santa Monica, CA 90401

Attention: Douglas B. Trussler

Telephone: 310.260.6570

Facsimile: 310.260.6576

Email: dtrussler@bisoncapital.com

Grantor:

c/o General Finance Corporation

39 East Union Street

Pasadena, California 91103

Attention: Christopher A. Wilson

Telephone: 626.204.6308

Facsimile: 626.795.8090

Email:  notices@generalfinance.com

Schedule 3 – Share Transfer Form

Executed as a deed.

SECURED PARTY

BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership

By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner

By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner

By:

Name: Douglas B. Trussler

Title: Managing Member

GRANTOR

EXECUTED by GFN ASIA PACIFIC HOLDINGS PTY LTD. (ACN 620127991) in accordance with section 127 of the Corporations Act 2001 (Cth) by authority of its directors in the presence of:

Signature of director

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	Signature of director / company secretary Name of director / company secretary (block letters)

Exhibit E

BOARD OBSERVER AGREEMENT

This BOARD OBSERVER AGREEMENT (the “Agreement”) is made effective as of [________, 2017], by General Finance Corporation, a Delaware corporation (“Company”), and Bison Capital Partners V, L.P., a Delaware limited partnership (“Investor”).

WHEREAS, pursuant to that certain Securities Purchase Agreement between the Company and the Investor dated the date hereof (as amended, modified or supplemented, the “Purchase Agreement”), the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, that certain Senior Secured Convertible Promissory Note in the original principal amount of USD $26,000,000 (the “Convertible Note”) and a Senior Secured Promissory Note in the original principal amount of USD $54,000,000 (the “Senior Note” and collectively with the Convertible Note, the “Notes”); and

WHEREAS, as an inducement to the Investor to enter into the Purchase Agreement and purchase the Notes, the Company desires to provide the Investor with certain observation rights regarding the Company's board of directors (the “Board”) and committees thereof (“Committees”), as further described, and subject to the terms and conditions set forth, herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Observer Rights.

1.1 One representative of Investor (the “Observer”) shall have the right to attend all meetings (including telephonic or videoconference meetings) of the Board and all Committees in a non-voting, observer capacity; provided however, that (i) the Observer shall not be present for or participate in any meetings of the Board held in executive session of independent directors other than Investor or as provided in Section 1.4 hereof and (ii) that Observer shall have executed and delivered to the Company a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). The Observer may participate fully in discussions of all matters brought to the Board or Committee, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any Committee; (ii) without limitation of the obligations expressly set forth in this Agreement or the Acknowledgement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; or (iii) have the right to propose or offer any motions or resolutions to the Board or Committees. Upon request, the Company shall allow the Observer to attend Board or Committee meetings by telephone or electronic communication. The presence of the Observer shall not be required for purposes of establishing a quorum.

1.2 In addition to the foregoing, two representatives (“Representatives”) designated by Investor and approved by the Company in its sole discretion, shall have the right to participate in all meetings of the Board by telephone in a non-voting, observer capacity; provided however, that (i) the Representatives shall not be present for or participate in any meetings of the Board held in executive session of independent directors or as provided in Section 1.4 hereof and (ii) each Representative shall have executed and delivered to the Company the Acknowledgement.

1.3 The Company shall provide to the Observer (who may share with the Representatives) copies of all notices, minutes, consents and other materials that it provides to Board members except materials that relate to executive sessions of the Board (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

1.4 Notwithstanding anything herein to the contrary, the Company may exclude the Observer and the Representatives from access to any Board Materials, meeting or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its affiliate and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); (ii) such Board Materials or discussion relates to the Company's or its affiliates' relationship, contractual or otherwise, with the Investor or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and the Investor or its affiliates; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound.

 2. Confidential Information.

2.1 To the extent that any information obtained by the Observer and the Representatives from the Company (or any director, officer, employee or agent thereof) is Confidential Information (as defined below), the Investor and the Representatives shall, and shall cause the Observer and the Representatives to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2.

2.2 As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company or its affiliates, whether in verbal, visual, written, electronic or other form, which is disclosed to the Observer and/or the Representatives by the Company or any director, officer, employee or agent of the Company (including all Board Material that is non-public information), together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Observer, either Representative or any of their respective affiliates, or any of their respective directors, officers, employees, agents or advisors (each, a “Representative Party”); provided, however, that “Confidential Information” shall not include information that:

(a) is or becomes generally available to the public other than as a result of disclosure of such information by the Investor, any of its affiliates, any of the Representative Parties, or the Observer;

(b) is independently developed by the Investor, any of its affiliates, any of the Representative Parties, or the Observer without use of Confidential Information provided by the Company or by any director, officer, employee or agent thereof;

(c) becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient's knowledge, prohibited from disclosing such information to the Investor or any of its affiliates, any of the respective Representative Parties, or the Observer by any contractual, legal or fiduciary obligation to the Company; or

(d) was known by the Investor, any of its affiliates, or the Observer prior to receipt from the Company or from any director, officer, employee or agent thereof.

2.3 The Investor shall, and shall cause the Observer and the Representatives to (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Investor, its affiliates or to any of its or their Representative Parties who (i) have a need to know such information; and (ii) are informed of its confidential nature); and (c) use the Confidential Information solely in connection with (i) the Investor's, Observer's and the Representatives’ rights hereunder; or (ii) monitoring, reviewing and analyzing the Investor's investment in the Notes and not for any other purpose; provided, however, that the foregoing shall not apply to the extent the Investor, the Observer, the Representatives, their respective affiliates or any of their respective Representative Parties is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its counsel, pursuant to the exercise of rights under the Purchase Agreement or the Related Agreements (as defined in the Purchase Agreement), or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

2.4 The Investor, on behalf of itself and the Observer and the Representatives, acknowledges that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of the Investor, the Observer, the Representative, any of their respective affiliates or their Representative Parties shall, by virtue of the Company's disclosure of, or such person's use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company. The Investor shall be responsible for any breach of this Section 2 by the Observer, the Representatives, any of their affiliates or the Representative Parties.

2.5 The Investor agrees that, upon the request of the Company following a Termination (as defined below)], it will (and will cause the Observer, the Representatives, their affiliates and their Representative Parties to) promptly (a) return or destroy, at the Company's option, all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (b) destroy all electronically stored Confidential Information in its possession or control; provided, however, that each of the Investor, the Representatives, their affiliates and the Representative Parties may retain any electronic or written copies of Confidential Information as may be (i) stored on its electronic records or storage system resulting from automated back-up systems; (ii) required by law, other regulatory requirements, or internal document retention policies; or (iii) contained in board presentations or minutes of board meetings of the Investor, each of the Representatives or their respective affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

 3. Expenses. The Company agrees to reimburse the Investor promptly for reasonable out-of-pocket expenses incurred in connection with the Observer's attendance at Board and Committee meetings; provided that (i) all reimbursements payable by the Company pursuant to this Section 3 shall be payable in accordance with and subject to the Company's policies and practices with respect to director expense reimbursement then in effect; and (ii) in no event will the Company's expense reimbursement obligations pursuant to this Section 3 exceed an amount equal to $2,500 in any 12-month period. Observer shall not be paid any Company directors fees.

 4. Indemnification; Advancement of Expenses. The Observer and the Representatives shall be entitled to advancement of expenses and rights to indemnification from the Company to the same extent provided by the Company to its directors under the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company as in effect on the date hereof. The Company acknowledges and agrees that the foregoing rights to indemnification and advancement of expenses constitute third-party rights extended to the Observer and the Representatives by the Company and do not constitute rights to indemnification or advancement of expenses as a result of the Observer or the Representatives serving as a director, officer, employee or agent of the Company.

5. Notices. Notices are to be delivered in writing, in the case of the Company, to 39 East Union Street, Pasadena, California 91103, Facsimile (626) 795-8090, Electronic mail: notices@generalfinance.com, Attention: General Counsel, in the case of the Investor, to 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90411, Facsimile (310) 260-6576, Electronic mail: dtrussler@bisoncapital.com, Attention: Douglas Trussler, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, three (3) days after deposit in the U.S. mail, upon delivery by facsimile with proof of receipt or by electronic mail with proof of receipt.

6. Miscellaneous Provisions. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto. This Agreement may not be assigned by the Investor. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

 7. Remedies. The Company, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity.

 8. Applicable Law; Venue. This Agreement, and any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the laws of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Each party (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the courts located in New Castle County, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the courts located in New Castle County, Delaware or in the United States District Court for the District of Delaware.

9. Termination. This Agreement shall terminate and be of no further force and effect (a “Termination”) upon the date that all amounts due under the Notes are paid in full; provided, that Sections 2, 3 (to the extent the Investor is entitled to reimbursement for costs incured prior to Termination), 4, 6, 7, 8, this Section 9, and Section 10 shall survive any such termination or expiration.

10. Effect of Purchase Agreement and Related Agreements on this Agreement. The Company hereby acknowledges and agrees that, notwithstanding any terms or conditions in this Agreement, nothing in this Agreement shall limit or be deemed to limit in any way any of the rights of the Investor, its affiliates, or the Representative Parties under the Purchase Agreement or any Related Agreement (excluding this Agreement), including, but not limited to, any such actions or rights that any of them may be entitled to take with respect to any Confidential Information. In the event that anything in this Agreement would be deemed to limit in any way any rights of the Investor, its affiliates, or the Representative Parties under the Purchase Agreement or any Related Agreement (excluding this Agreement), then the Purchase Agreement and/or such Related Agreements, as applicable, shall govern such rights and such rights shall not be deemed to be limited by this Agreement in any way.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL FINANCE CORPORATION By: Name: Christopher A. Wilson Title: Vice President, General Counsel & Secretary
BISON CAPITAL PARTNERS V, L.P.,a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P.,    a Delaware limited partnership,  its general partner
By: BISON CAPITAL PARTNERS GP, LLC,  a Delaware limited liability company,  its general partner

By:
Name: Douglas B. Trussler
Title: Managing Member

 EXHIBIT A

ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND

[DATE]

This Acknowledgement and Agreement to be Bound (“Acknowledgement”) is given by the undersigned as a representative designated by BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (the “Investor”), to act as the Observer pursuant to that certain Board Observer Agreement by and between GENERAL FINANCE CORPORATION, a Delaware corporation (the “Company”), and the Investor dated as of the date hereof (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1. By his execution of this Acknowledgement, the undersigned acknowledges and agrees:

(a) That he has received and reviewed a copy of the Agreement and that his execution of this Acknowledgement is a condition precedent to his appointment as the Observer under the Agreement.

(b) To treat any Confidential Information obtained by him from the Company (or any director, officer, employee or agent thereof) in accordance with Section 2 of the Agreement.

(c) That either the Investor or the undersigned may terminate the undersigned's service as the Observer at any time, with or without cause. If the undersigned ceases to serve as the Observer, he shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (b) as promptly as practicable (but in any event not later than three business days thereafter) deliver all physical materials containing or consisting of Confidential Information in his possession or control to the Investor.

(d) That he has received, agrees to be bound by and, prior to participating in any Company meeting, to execute and deliver to the Company the Company’s Insider Trading and Disclosure Policy

2. Upon the written request of the Company or the Investor, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such party deems necessary to effect the purposes of this Acknowledgement.

3. No provision of this Acknowledgement may be amended, modified or waived, except in a writing signed by the Company and the Investor. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

4. The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by him and that, in the event of any breach or threatened breach hereof, (a) the Company or the Investor shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) he will not plead in defense thereto that there would be an adequate remedy at law, and (c) he agrees to waive any applicable right or requirement that a bond be posted by the Company or the Investor. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the Company or the Investor at law or in equity.

5. Section 8 (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to him at his address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and the Investor in accordance with Section 5 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first above written.

_____________________________________ [OBSERVER NAME] [ADDRESS OF OBSERVER]

ACKNOWLEDGED AND ACCEPTED as of this __ day of _______________, 20__:

GENERAL FINANCE CORPORATION
By: Name: Christopher A. Wilson Title: Vice President, General Counsel & Secretary
BISON CAPITAL PARTNERS V, L.P.,a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P.,    a Delaware limited partnership,  its general partner
By: BISON CAPITAL PARTNERS GP, LLC,    a Delaware limited liability company,  its general partner

By: Name: Douglas B. Trussler Title: Managing Member

Exhibit F

GUARANTY

THIS GUARANTY (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, this “Guaranty”), dated as of _________, 2017, is made by (a) GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“GFN (US)”), and (b) each other Person that becomes a party hereto pursuant to Section 40 of this Guaranty (each an “Additional Guarantor” and collectively, “Additional Guarantors”, and together with GFN (US) each a “Guarantor” and collectively, “Guarantors”), in favor of Beneficiary (as defined below).

RECITALS

GFN ASIA PACIFIC HOLDINGS PTY LTD., an Australian corporation (“Holdings”), GFN ASIA PACIFIC FINANCE PTY LTD., an Australian corporation (“Finance”), GENERAL FINANCE CORPORATION, a Delaware corporation (“GFN” and together with Holdings and Finance, each a “Company” and collectively, “Companies”) and GFN(US) intend to enter into a Securities Purchase Agreement dated as of even date herewith (with all of its modifications, supplements, restatements, extensions, and renewals in effect from time to time, the “Purchase Agreement”) with BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (the “Purchaser”). The Purchase Agreement, among other things, sets forth the terms and conditions pursuant to which Companies have agreed to sell to Purchaser, and Purchaser has agreed to purchase, the Notes. The execution, delivery and performance of this Guaranty by GFN(US) are conditions to Purchaser’s obligation to consummate the transactions contemplated by the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, to induce Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Guarantors covenant and agree as follows:

1. All capitalized terms used in this Guaranty without separate definition shall have the meanings given to them in the Purchase Agreement. As used herein, “Beneficiary” means Purchaser.

2. Guarantors jointly and severally, unconditionally and absolutely guarantee to Beneficiary, and to Beneficiary’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness and other obligations to Beneficiary of the Companies or any successors in interest, including, without limitation, any debtors-in-possession or trustees in bankruptcy which succeeds to the interest of either Company or any of their respective successors in interest (each an “Obligor” and collectively “Obligors”), however this indebtedness and obligations has been or may be incurred or evidenced, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to any Guarantor at the time of this Guaranty or at the time any future indebtedness or obligations are incurred (collectively, the “Indebtedness”). The Indebtedness guaranteed includes, without limitation: (a) any and all direct indebtedness and obligations of Obligors to Beneficiary, whether arising under the Purchase Agreement, any of the Related Agreements or otherwise, including indebtedness evidenced by the Notes and any and all other promissory notes; (b) any and all obligations or liabilities of any Obligor to Beneficiary arising under any guaranty where such Obligor has guaranteed the payment of indebtedness owing to Beneficiary from a third party; (c) any and all obligations or liabilities of any Obligor to Beneficiary arising out of any other agreement by such Obligor including, without limitation, any agreement to indemnify Beneficiary for environmental liability or to clean up hazardous waste; (d) any and all indebtedness, obligations or liabilities for which any Obligor would otherwise be liable to Beneficiary were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason (such indebtedness, obligations or liabilities including, without limitation, (i) liability for interest and attorneys’ fees on, or in connection with, any part of the Indebtedness from and after the filing by or against any Obligor of a bankruptcy petition, whether an involuntary or voluntary bankruptcy case, whether in connection with probate proceedings, on appeal or otherwise, and (ii) without limiting the generality of the foregoing, all reasonable attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by any Obligor, any Guarantor, Beneficiary or any third party in any way (A) relating to Beneficiary’s rights with respect to any Obligor, any Guarantor, or any third party and/or (B) affecting any collateral securing any obligation owed to Beneficiary by any Obligor, any Guarantor, or any third party); (e) any and all amendments, modifications, renewals and/or extensions of any of the above, including, without limitation, amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (f) all costs of collecting the Indebtedness, including, without limitation, reasonable attorneys’ fees and costs. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

3. Guarantors waive notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree that Beneficiary may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment on any or all Indebtedness, or permit any Obligor to incur additional Indebtedness, all without notice to any Guarantor and without affecting in any manner the unconditional obligations of any Guarantor under this Guaranty. Guarantors further waive any and all other notices to which any Guarantor might otherwise be entitled. Guarantors acknowledge and agree that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Beneficiary of any remedy Beneficiary may have against any Obligor or any other Person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to any Obligor, shall impair, affect or be a defense or setoff to the obligations of any Guarantor under this Guaranty.

4. Guarantors deliver this Guaranty based solely on their independent investigation of the financial condition of Obligors and no Guarantor is relying on any information furnished by Beneficiary. Guarantors assume full responsibility for obtaining any further information concerning each Obligor’s financial condition, the status of the Indebtedness or any other matter which any Guarantor may deem necessary or appropriate from time to time. Guarantors waive any duty on the part of Beneficiary, and agree that no Guarantor is relying upon, or expecting Beneficiary to disclose to any Guarantor, any fact now or later known by Beneficiary, whether relating to the operations or condition of any Obligor, the existence, liabilities or financial condition of any other guarantor of any Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon any Guarantor’s risk under this Guaranty or any Guarantor’s rights against any Obligor. Guarantors knowingly accept the full range of risk encompassed in this Guaranty, which risk includes, without limitation, the possibility that any Obligor may incur Indebtedness after the financial condition of such Obligor, or its ability to pay its debts as they mature, has deteriorated.

5. Guarantors represent and warrant that: (a) Beneficiary has made no representation to Guarantors as to the creditworthiness of any Obligor; and (b) Guarantors have established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor’s financial condition. Guarantors agree to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of Guarantors under this Guaranty.

6. Each Guarantor grants to Beneficiary a security interest in, and the right of setoff as to, any and all property of such Guarantor now or later in the possession of Beneficiary. Each Guarantor subordinates any claim of any nature that such Guarantor now or later has against any Obligor to and in favor of all Indebtedness and agrees not to accept payment or satisfaction of any claim that such Guarantor now or later may have against any Obligor without the prior written consent of Beneficiary. Should any payment, distribution, security, or proceeds, be received by any Guarantor upon or with respect to any claim that such Guarantor now or may later have against any Obligor, such Guarantor shall immediately deliver the same to Beneficiary in the form received (except for endorsement or assignment by such Guarantor, where required by Beneficiary) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by such Guarantor as the property of Beneficiary. Each Guarantor further assigns to Beneficiary as collateral for the obligations of Guarantors under this Guaranty all claims of any nature that such Guarantor now or later has against any Obligor (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of Beneficiary, in its own name or in the name of such Guarantor, to collect and enforce these claims, until the Indebtedness is irrevocably paid in full.

7. Guarantors agree that no security now or later held by Beneficiary for the payment of any Indebtedness, whether from any Obligor, any other guarantor of any Indebtedness, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligations of Guarantors under this Guaranty, and Beneficiary, in its sole discretion, without notice to any Guarantor, may release, exchange, enforce and otherwise deal with any such security without affecting in any manner the unconditional obligations of Guarantors under this Guaranty. Guarantors acknowledge and agree that Beneficiary has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Guarantors are not relying upon any asset(s) in which Beneficiary has or may have a lien or security interest for payment of the Indebtedness.

8. Guarantors acknowledge that the effectiveness of this Guaranty is not conditioned on all or any part of the Indebtedness being guaranteed by anyone else.

9. Until the Indebtedness is irrevocably paid in full, Guarantors waive any and all rights to be subrogated to the position of Beneficiary or to have the benefit of any lien, security interest or other guaranty now or later held by Beneficiary for the Indebtedness or to enforce any remedy which Beneficiary now or later has against any Obligor or any other Person. Until the Indebtedness is irrevocably paid in full, Guarantors shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to any Obligor, each other Guarantor or any other Person. Guarantors agree to indemnify and hold harmless Beneficiary from and against any and all claims, actions, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Beneficiary in connection with any Guarantor’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. Beneficiary has no duty to enforce or protect any rights which any Guarantor may have against any Obligor or any other Person and each Guarantor assumes full responsibility for enforcing and protecting these rights.

10. Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any Guarantor is or becomes an “insider” or “affiliate” (as defined in Section 101 of the Bankruptcy Code, as it may be amended) of any Obligor, then such Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against such Obligor (or any other guarantor of any Indebtedness) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law, unless and until the Indebtedness is irrevocably paid in full. It is the intention of the parties that such Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Bankruptcy Code, as it may be amended) of such Obligor (or any other guarantor of any Indebtedness) by reason of the existence of this Guaranty in the event that such Obligor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Beneficiary to enter into certain written contracts with Obligors with respect to the Indebtedness. Guarantors warrant and agree that none of Beneficiary’s rights, remedies or interests shall be directly or indirectly impaired because of any Guarantor’s status as an “insider” or “affiliate” of any Obligor, and each Guarantor shall take any action, and shall execute any document, which Beneficiary may request in order to effectuate this warranty to Beneficiary.

11. If any Indebtedness is guaranteed by two or more Guarantors, the obligation of each Guarantor shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of Beneficiary against each severally, any two or more jointly, or some severally and some jointly. Beneficiary, in its sole discretion, may release any one or more of Guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased Guarantor; and after that, without notice to any other Guarantor, Beneficiary may extend or renew any or all Indebtedness and may permit Obligors to incur additional Indebtedness, without affecting in any manner the unconditional obligations of the remaining Guarantors. This action by Beneficiary shall not, however, be deemed to affect any right to contribution which may exist among Guarantors.

12. In the event that, notwithstanding the waivers given herein, any Guarantor may lawfully terminate its obligation under this Guaranty as to future Indebtedness (except as provided below), such Guarantor may do so by (and only by) delivering written notice of such termination to an officer of Beneficiary and receiving from an officer of Beneficiary written acknowledgement of such delivery; provided that such termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgement of such delivery. Any such termination shall not affect in any way the unconditional obligations of any other Guarantor, whether or not such termination is known to such Guarantor. Likewise, any such termination shall not affect in any way the unconditional obligations of the terminating Guarantor as to any Indebtedness existing at the effective date of such termination or any Indebtedness created thereafter pursuant to any commitment or agreement of Beneficiary, or any loan by Beneficiary to any Obligor, existing at the effective date of such termination (whether advances or readvances by Beneficiary are optional or obligatory), or any modifications, extensions or renewals of any of such Indebtedness, whether in whole or in part, and as to all of such Indebtedness and modifications, extensions or renewals thereof, this Guaranty shall continue effective until the same shall have been fully paid. Beneficiary has no duty to give notice of termination by any Guarantor to any remaining Guarantor. Guarantors shall indemnify Beneficiary against all claims, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Beneficiary in connection with any suit, claim or action against Beneficiary arising out of any modification or termination of any loan by Beneficiary to any Obligor or any refusal by Beneficiary to extend additional credit in connection with the termination of any obligations under this Guaranty.

13. Guarantors’ obligations under this Guaranty shall continue in full force and effect until the Indebtedness is fully paid, performed and discharged and Beneficiary gives Guarantors written notice of that fact. Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by Beneficiary in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors as if the returned, disgorged or rescinded payment or credit had not been received or given by Beneficiary, whether or not Beneficiary relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against Beneficiary relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to Beneficiary by any Obligor, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Beneficiary of any such property by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of Beneficiary), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against Guarantors to the extent of all liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Beneficiary as the direct or indirect result of any such environmental condition or hazardous or toxic substances. In the event of any continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, Guarantors agree upon demand by Beneficiary to execute and deliver to Beneficiary those documents which Beneficiary reasonably determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantors to do so shall not affect in any way such reinstatement or continuation. If any Guarantor does not execute and deliver to Beneficiary upon demand such documents, Beneficiary and each officer of Beneficiary is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney-in-fact of such Guarantor (with full power of substitution) to execute and deliver such documents in the name and on behalf of such Guarantor. For purposes of this Guaranty, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

14. Guarantors waive any right to require Beneficiary to: (a) proceed against any Person, including, without limitation, any Obligor; (b) proceed against or exhaust any security held from any Obligor or any other Person; (c) pursue any other remedy in Beneficiary’s power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with (i) any obligations or evidences of Indebtedness held by Beneficiary as security, (ii) any other obligations or evidences of indebtedness which constitute in whole or in part the Indebtedness, or (iii) the creation of new or additional Indebtedness.

15. Guarantors authorize Beneficiary, either before or after any termination of obligations under this Guaranty as contemplated by Section 12, without notice to or demand on any Guarantor and without affecting any Guarantor’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale thereof, including, without limitation, a nonjudicial sale permitted by or, if applicable, pursuant to the terms of the controlling security agreement, mortgage or deed of trust, as Beneficiary in its sole discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of any Indebtedness; and (c) apply payments received by Beneficiary from any Obligor to any indebtedness of such Obligor to Beneficiary, in such order as Beneficiary shall determine in its sole discretion, whether or not such indebtedness is covered by this Guaranty, and Guarantors waive any provision of law regarding application of payments which specifies otherwise. Beneficiary may without notice assign this Guaranty in whole or in part. Upon Beneficiary’s request, each Guarantor agrees to provide to Beneficiary copies of each Guarantor’s financial statements as and when any Obligor is required to provide copies of its financial statements under the terms of the Purchase Agreement.

16. Guarantors waive any defense based upon or arising by reason of: (a) any disability or other defense of any Obligor or any other Person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any Obligor; (d) the application by any Obligor of the proceeds of any Indebtedness for purposes other than the purposes represented by such Obligor to Beneficiary or intended or understood by Beneficiary or any Guarantor; (e) any act or omission by Beneficiary which directly or indirectly results in or aids the discharge of any Obligor or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever, including, without limitation, (i) any renewal, extension, acceleration, forbearance or other change in time for payment of any Indebtedness, and (ii) any other change in the terms of the Indebtedness, including, without limitation, increase or decrease of the interest rate or the amount of the Indebtedness.

17. Guarantors waive any and all rights and defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and any successor sections thereto, including but not limited to any provision thereof that: (i) may limit the time period for Beneficiary to commence a lawsuit against Obligor or Guarantors to collect any Indebtedness owing by Obligor or Guarantors to Beneficiary; (ii) may entitle Obligor or Guarantors to a judicial or nonjudicial determination of any deficiency owed by such Obligor or Guarantors to Beneficiary, or to otherwise limit Beneficiary’s right to collect a deficiency based on the fair market value of any real property securing the Indebtedness; (iii) may limit Beneficiary’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Beneficiary to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Beneficiary to collect the Indebtedness. Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor waives all rights and defenses that such Guarantor may have because the Indebtedness is at any time secured by real property. This means, among other things: (i) Beneficiary may collect from Guarantors without first foreclosing on any real or personal property collateral pledged by Obligor; and (ii) if Beneficiary forecloses on any real property collateral pledged by Obligor: (A) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Guarantors even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Obligor. This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have because any of the Indebtedness is at any time secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor understands that, absent this waiver, Beneficiary’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Beneficiary from obtaining a deficiency judgment against Obligor and such Guarantor pursuant to California Code of Civil Procedure Sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which such Guarantor has against Obligor. Each Guarantor further understands that, absent this waiver, California law, including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d and 726, could afford Guarantors one or more affirmative defenses to any action maintained by Beneficiary against Guarantors on this Guaranty.

18. Guarantors waive all rights and defenses arising out of an election of remedies by Beneficiary even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, may destroy Guarantors’ rights of subrogation and reimbursement against Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.

19. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL RIGHTS, BENEFITS, DEFENSES TO PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855, INCLUSIVE, 2899 AND 3433, AND ALL SUCCESSOR SECTIONS.

20. Guarantors acknowledge and agree that Guarantors’ waivers herein are knowing and informed waivers of Guarantors’ rights as discussed above, and that Beneficiary is relying on such waivers in extending credit to Obligors.

21. Guarantors acknowledge that Beneficiary has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limitation, this Guaranty. In connection with that right, Beneficiary may disclose any documents and information which Beneficiary now or later acquires relating to any Guarantor and this Guaranty, whether furnished by any Obligor, any Guarantor or otherwise. Guarantors further agree that Beneficiary may disclose these documents and information to any Obligor. Guarantors agree that Beneficiary may provide information relating to this Guaranty or to such Guarantors to Beneficiary’s parent, affiliates, subsidiaries and service providers. All disclosures permitted under this Section shall be made subject to arrangements or agreements to hold such documents and information in confidence except for any disclosure required by law or regulation.

22. The total obligation under this Guaranty shall be unlimited, and this obligation shall include any and all costs and expenses of any kind, including, without limitation, reasonable attorneys’ fees and costs, incurred by Beneficiary at any time for any reason in enforcing any of the duties and obligations of any Guarantor under this Guaranty or otherwise incurred by Beneficiary in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including, without limitation, reasonable attorneys’ fees and other expenses incurred in any suit involving the conduct of Beneficiary, any Obligor or any Guarantor). All of these costs and expenses shall be payable immediately by Guarantors when incurred by Beneficiary, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of any Guarantor under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of any Guarantor under any prior or subsequent guaranty given by any Guarantor to Beneficiary.

23. Guarantors unconditionally and irrevocably waive each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Guarantor under this Guaranty, and acknowledge that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document entered into by any Guarantor now or later securing this Guaranty and/or the Indebtedness, and acknowledge that as of the date of this Guaranty no such defense or setoff exists. Guarantors acknowledge that the effectiveness of this Guaranty is subject to no conditions of any kind.

24. This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

25. Guarantors warrant and agree that each of the waivers set forth above are made with each Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy by a court of competent jurisdiction by final and nonappealable judgment, these waivers shall be effective only to the extent permitted by law.

26. Agency of Companies for each Guarantor. Each Guarantor appoints each Company as its agent for all purposes relevant to this Guaranty, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Guarantors acting singly or jointly, or both, shall be valid and effective if given or taken only by either Company, whether or not any of the other Guarantors joins therein.

27. Notices. All notices, demands and other communications to be given hereunder shall be made pursuant to Section 15.6 of the Purchase Agreement.

28. Acknowledgement. Guarantors have been advised by counsel in the negotiation, execution and delivery of this Guaranty and have knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing Beneficiary to extend credit or make other financial accommodations to Obligors, and Guarantors acknowledge that the terms of this Guaranty are reasonable. Beneficiary has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty, and the relationship between Beneficiary and Guarantors in connection herewith is solely that of creditor and debtor. No joint venture is created hereby or otherwise exists by virtue of the matters contemplated hereby.

29. Entire Agreement. This Guaranty constitutes the entire agreement of Guarantors and Beneficiary with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, commitments and understandings between Guarantors and Beneficiary with respect to such subject matter.

30. Amendment and Waiver. No failure or delay on the part of Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Guaranty are cumulative and are not exclusive of any remedies that may be available to Beneficiary at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Guaranty, any waiver of any provision of this Guaranty, and any consent to any departure by any party from the terms of any provision of this Guaranty, shall be effective (i) only if it is made or given in writing and signed by Guarantors and consented to in writing by Beneficiary, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Guaranty or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Guaranty, no notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

31. Benefits of this Guaranty. This Guaranty shall be for the sole exclusive benefit of Beneficiary and its permitted successors and assigns (each of which is an intended third party beneficiary of this Guaranty).

32. Severability. If any one or more of the provisions contained in this Guaranty, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Guaranty. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Guaranty with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

33. Governing Law. In all respects, including matters of construction, validity and performance, this Guaranty shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to Contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof that would require the application of the law of any other jurisdiction).

34. Consent to Jurisdiction and Venue.

(a) Each Guarantor hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Guaranty or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Guaranty or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 34 shall preclude Beneficiary from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of Beneficiary.

(b) Each Guarantor hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such Person may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Guarantor hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such Person's actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, each member of the Company Group hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such Person's present or future domicile, or otherwise, may be available to it.

(d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

35. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Guaranty by this reference as if such Section was fully set forth herein, and shall apply to this Guaranty and the transactions contemplated hereby.

36. No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Guaranty for purposes of construing the provisions of this Guaranty, and all provisions of this Guaranty shall be construed in accordance with their fair meaning, and not strictly for or against any party.

37. Headings. The title of and the section and paragraph headings in this Guaranty are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Guaranty.

38. Counterparts. This Guaranty may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

39. Related Agreement. This Guaranty is one of the Related Agreements referred to in the Purchase Agreement and all provisions in the Purchase Agreement or any other Related Agreement that apply to Related Agreements generally are fully applicable to this Guaranty and are incorporated herein by this reference.

40. Joinder. Any Person may become a Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to the Beneficiary an Instrument of Joinder substantially in the form attached hereto as Exhibit A accompanied by such documentation as the Beneficiary may reasonably require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each director or officer thereof authorized to act on its behalf. Upon delivery of such Instrument of Joinder to and acceptance thereof by the Beneficiary, notice of which acceptance is hereby waived by each Additional Guarantor, each such Additional Guarantor shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof.

[Signature Page Follows]

SMRH:483100555.4

IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the day and year first written above.

GFN U.S. AUSTRALASIA HOLDINGS, INC. By: Name: Title:
SMRH:483100555.4	[Signature Page to Guaranty]

EXHIBIT A
TO
GUARANTY

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of ____________, 20__, by _______________________, a ________________________ ("Joining Party"), and delivered to /////BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership///// (the Purchaser”) pursuant to the Guaranty dated as of _________, 2017 made by GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“GFN (US)”) and the other Additional Guarantors party thereto (as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, the "Guaranty"), in connection with the Purchase Agreement. Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

A. The Guaranty was made by GFN (US) and the Additional Guarantors party thereto in favor of the Beneficiary in connection with the Purchase Agreement.

B. Joining Party expects to realize direct and indirect benefits as a result of the availability to the Companies of the credit facilities under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Joining Party covenants and agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a "Guarantor" under, and pursuant to Section 40 of, the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Indebtedness as further set forth therein, and Joining Party will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

2. The effective date of this Joinder is _________, ____.

"Joining Party"
_________________________________,
a ________________________________

By: ______________________________

Name: ______________________________

Title: ______________________________

SMRH:483100555.4

ACKNOWLEDGED:

BISON CAPITAL PARTNERS V, L.P.,

a Delaware limited partnership

By: BISON CAPITAL PARTNERS V GP, L.P.,

a Delaware limited partnership,

its general partner

By: BISON CAPITAL PARTNERS GP, LLC,

a Delaware limited liability company,

its general partner

By:
Name: Douglas B. Trussler
Title: Managing Member

SMRH:483100555.4

Exhibit G

PLEDGE AND SECURITY AGREEMENT

(GFN Asia Pacific Holdings Pty Ltd. as Pledgor

Royal Wolf Holdings Limited as Issuer)

THIS PLEDGE AND SECURITY AGREEMENT, dated as of ___________, 2017, is made by GFN ASIA PACIFIC HOLDINGS PTY LTD. (ACN 620127791), an Australian corporation (“Pledgor”), in favor of BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (“Secured Party”).

STATEMENT OF PURPOSE

Pursuant to the Purchase Agreement, the Secured Party agreed to make certain financial accommodations as set forth therein.

As required under Section 7.7(f) of the Purchase Agreement, Pledgor is executing and delivering this Pledge Agreement, pursuant to which Pledgor will pledge the Issuer Interests (defined below) to the Secured Party.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with the Secured Party as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Collateral” means all of Pledgor’s right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired, regardless of where any such assets and property are located: (a) all of the Capital Stock (whether now owned or existing or hereafter arising or acquired, whether the same constitutes “general intangibles”, “investment property”, a “security” or other personal property under the UCC, and whether such interest is certificated or uncertificated) in the Issuer, and all securities (as that term is defined in the UCC), if any, issued by the Issuer to Pledgor (the foregoing described property being, the “Issuer Interests”); (b) the certificate(s) or instrument(s) representing the Issuer Interests; (c) all (i) dividends and distributions (in cash, instruments, Capital Stock or otherwise) on all of the Issuer Interests, including Pledgor’s share of the profits and losses of the Issuer, (ii) rights to subscribe for, purchase or sell any or all of the Issuer Interests and (iii) other rights and property from time to time received, receivable or otherwise distributed or distributable, in each case in respect of or in exchange for any or all of the Issuer Interests; (d) all right, title and interest of Pledgor under each Governing Document of the Issuer (to the extent such right, title and interest arises as a result of Pledgor's ownership of the Issuer Interests (excluding, for the avoidance of doubt, any rights, title or interest Pledgor may have as an officer, director, manager or employee of the Issuer)), as such Governing Document may hereafter be amended, renewed, consolidated, restated, replaced or otherwise modified from time to time; (e) all replacements of, additions to and substitutions for any of the foregoing, including all claims against third parties; (f) all cash and non-cash proceeds, interest, profits and other income of or on any of the foregoing described property; (g) all supporting obligations relating to any and all of the foregoing; (h) all books and records relating to any of the foregoing described property; (i) all accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; (j) all inventory (as defined in the UCC), goods (as defined in the UCC) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease; (k) all returned goods; (l) all raw materials; (d) all work-in-process; (e) all finished goods (including embedded software); (m) all other materials and supplies of any kind, nature or description which are used or consumed in Pledgor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such inventory, goods and merchandise; (n) all documents of title or other documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts) representing such inventory, goods and merchandise; (o) all contract rights; (p) all chattel paper, as defined in the UCC, including without limitation, electronic chattel paper, (q) all documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts); (r) all instruments, as defined in the UCC; (s) supporting obligations, as defined in the UCC; (t) all general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of every kind and nature (other than accounts), including, without limitation, all contract rights, payment intangibles, licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Pledgor is beneficiary, rights to receive dividends, distributions, cash, instruments (as defined in the UCC) and other property in respect of or in exchange for pledged equity interests or Issued Interests, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Pledgor; (u) machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except inventory), including embedded software, office equipment, as well as all of such types of property leased by Pledgor and all of Pledgor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto (wherever any of the foregoing is located); (v) all letter-of-credit rights, as defined in the UCC; (w) all money, cash, cash equivalents, securities and other property of any kind of Pledgor held directly or indirectly by Pledgor; (x) all of Pledgor’s deposit accounts, credits, and balances with any financial institution with which Pledgor maintains deposits; (y) all claims in tort (“Tort Claims”), including without limitation, any commercial tort claim (as defined in the UCC); (z) all investment property, as defined in the UCC, including, without limitation, Issuer Interests constituting investment property; (aa) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and (bb) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, rents and profits, and condemnation or requisition payments with respect to all or any of the foregoing.

“Governing Documents” means the organizational documents of the Issuer, including, without limitation, the constitution of the Issuer.

“Issuer” means Royal Wolf Holdings Limited (ACN 121226793), an Australian corporation.

“Obligations” means all of Pledgor’s obligations under each of the Purchase Agreement and each Related Agreement to which Pledgor is a party.

“Pledge Agreement” means this Pledge and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Proceeds” means all “Proceeds” as such term is defined in Section 9102 of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Issuer Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of ___________, 2017 by and among Secured Party, GFN U.S. Australasia Holdings, Inc., a Delaware corporation , GFN Asia Pacific Holdings Pty Ltd., an Australian corporation, GFN Asia Pacific Finance Pty Ltd., an Australian corporation, and Royal Wolf Holdings Limited, an Australian corporation, as the same may be as amended, modified, extended, renewed or replaced from time to time.

“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2. Pledge and Grant of Security Interest. Pledgor hereby grants and pledges to the Secured Party a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

3. Control of Collateral.

(a) Pledgor agrees that although Pledgor shall remain listed as the registered owner of the Collateral on the books of the Issuer, upon the occurrence and continuation of an Event of Default under the Purchase Agreement, then the Secured Party shall have the right to direct and instruct the Issuer to transfer or dispose of the Collateral without further action by Pledgor, and Pledgor hereby authorizes and directs the Issuer to comply with any instructions or directions with respect to the Collateral received by the Issuer from the Secured Party upon the occurrence and continuation of an Event of Default under the Purchase Agreement. Upon the occurrence and continuation of an Event of Default, all distributions or proceeds payable to Pledgor in respect of the Issuer Interests or the Collateral, including, and without any reduction for, tax distributions, shall be paid directly to the Secured Party, and credited against the Obligations upon receipt thereof by the Secured Party until the Obligations are satisfied in full.

(b) Contemporaneously herewith, Pledgor has delivered to the Secured Party, to be held and disposed of hereunder, the certificate(s) issued for all of Pledgor’s Issuer Interests constituting part of the Collateral on the date hereof, and will deliver to the Secured Party any and all additional certificates that may in the future represent any of the Collateral immediately upon the issuance thereof, in each case accompanied by an appropriate stock power or assignment separate from certificate, duly endorsed in blank by Pledgor, sufficient to enable the Secured Party to have such certificate transferred and registered in its or another’s name in accordance with the terms of this Pledge Agreement.

4. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable to perform all of their duties and obligations as a shareholder of the Issuer to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release Pledgor from any of their duties or obligations as a shareholder of the Issuer (unless and until Pledgor is no longer a shareholder of the Issuer), and (c) the Secured Party shall have no obligation or liability as a shareholder of the Issuer by reason of this Pledge Agreement.

5. Representations and Warranties. Pledgor hereby represents and warrants that:

(a) except with respect to Section 25(d) of this Agreement, Pledgor has the corporate or other organizational power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement;

(b) except with respect to Section 25(d) of this Agreement, this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) except with respect to Section 25(d) of this Agreement, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Laws or contractual obligation of Pledgor and will not result in the creation or imposition of any Lien on any of the properties or the revenues of Pledgor pursuant to any Applicable Laws or contractual obligation, except as contemplated hereby and by the Purchase Agreement;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equity owner or creditor of Pledgor or the Issuer or any shareholder of the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except (i) those that have been delivered to the Secured Party, (ii) as may be required in connection with the disposition of the Issuer Interests by laws affecting the offering and sale of securities generally, and (iii) filings under the UCC;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

(f) the Issuer Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) constitute all of the issued and outstanding equity interests of the Issuer owned by Pledgor;

(g) all of the Issuer Interests owned by Pledgor have been duly and validly issued;

(h) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Issuer Interests indicated as owned by Pledgor on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and the restrictions set forth in the Governing Documents;

(i) the jurisdiction in which Pledgor is located for purposes of Section 9307 of the UCC is listed on the signature page hereto;

(j) upon delivery to the Secured Party of the certificates evidencing the Issuer Interests, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Issuer Interests, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Issuer Interests from Pledgor;

(k) none of the Issuer Interests are traded on a securities exchange or in securities markets; and

(l) true and complete copies of the Governing Documents have been delivered to the Secured Party, which Governing Documents are currently in full force and effect and have not been amended or modified except as disclosed to the Secured Party in writing.

6. Certain Covenants. Pledgor covenants and agrees with the Secured Party, that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

(a) If Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a distribution of any capitalized interest or distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by Pledgor to the Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by Pledgor to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be held by the Secured Party as additional collateral security for the Obligations.

(b) Without the prior written consent of the Secured Party, Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Issuer Interests, except for any sale, assignment, transfer or exchange pursuant to which the Issuer Interests remain subject to the Liens in favor of the Secured Party, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Secured Party to sell, assign or transfer any Collateral. Pledgor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Pledge Agreement.

(d) Pledgor shall deliver all certificates or other documents evidencing or representing the Issuer Interests to the Secured Party, accompanied by undated stock powers covering such certificates duly executed in blank by Pledgor, all in form and substance reasonably satisfactory to the Secured Party and not later than 2 Business Days after the date of issuance thereof.

7. Cash Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to Pledgor of the Secured Party’s intent to exercise its rights pursuant to Section 8 below, Pledgor shall be permitted to receive all cash distributions paid in accordance with the terms of the Purchase Agreement and the Governing Documents in respect of the Collateral and to exercise all voting and other shareholder rights, with respect to the Collateral; provided, however, that no vote shall be cast or shareholder right exercised or other action taken which, in the Secured Party’s reasonable judgment, would impair the security interest granted hereby or which would result in any violation of any provision of the Purchase Agreement, any Governing Document, any other Related Agreement or this Pledge Agreement.

8. Rights of the Secured Party.

(a) Pledgor hereby grants the Secured Party an irrevocable proxy (which irrevocable proxy is coupled with an interest and, to the extent permitted by law, shall continue in full force and effect until the Obligations are paid in full), such that if an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise such rights to Pledgor, the Secured Party shall be entitled to exercise all voting powers pertaining to the Collateral at all times during the existence of an Event of Default, including the power to call and attend all meetings of the shareholders of the Issuer to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Collateral shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the owner thereof, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Secured Party hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. The Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Secured Party be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

9. Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing with regard to the scope of the Secured Party’s remedies, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Laws referred to below) to or upon Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Laws, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, and only after such application and after the payment by the Secured Party of any other amount required by any provision of Applicable Laws, including, without limitation, Section 9615 of the UCC, need the Secured Party account for the surplus, if any, to Pledgor. To the extent permitted by Applicable Laws, Pledgor waive all claims, damages and demands they may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Laws, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

10. Private Sales.

(a) Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Issuer Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Issuer Interests for the period of time necessary to permit the Issuer to reorganize and/or register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

(b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 10 valid and binding and in compliance with any and all other Applicable Laws. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Secured Party not compensable in damages, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement or that the Obligations have been paid in full.

11. Amendments, etc. With Respect to the Obligations. Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by the Secured Party may be rescinded by the Secured Party, and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Party, and the Purchase Agreement, any other Related Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Party may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall have no obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between Pledgor, on the one hand, and the Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

12. No Subrogation. Notwithstanding any receipt of any amounts by the Secured Party with respect to any of the Collateral, Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Party against the Issuer or any guarantor or against any other collateral security held by the Secured Party for the payment of the Obligations, nor shall Pledgor seek any reimbursement from the Issuer or any guarantor in respect of amounts realized by the Secured Party in connection with the Collateral, until all amounts owing to the Secured Party on account of the Obligations are paid in full. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Pledgor in trust for the Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, be turned over to the Secured Party in the exact form received by Pledgor (duly indorsed by the Secured Party, if required) to be held as additional collateral security for the Obligations.

13. Limitation on Duties Regarding Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party to the Obligations, and then to payment to Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Secured Party may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

16. Severability. If any provision of this Pledge Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

17. Headings. The various headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Secured Party set forth in this Pledge Agreement is not intended to be exhaustive and the exercise by the Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Related Agreements or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Secured Party in exercising any right, power or privilege under this Pledge Agreement or any other Related Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Issuer, the Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement or any of the other Related Agreements or to constitute a waiver of any Event of Default. This Pledge Agreement is a Related Agreement executed pursuant to the Purchase Agreement.

19. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in the Purchase Agreement.

20. Successor and Assigns. This Pledge Agreement is for the benefit of the Secured Party and its successors and assigns (as permitted by the Purchase Agreement), and in the event of an assignment of all or any of the Obligations permitted by the Purchase Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding on Pledgor and its successors and assigns; provided, however, that Pledgor may not assign any of its rights or obligations hereunder without the prior written notice to the Secured Party and compliance with this Pledge Agreement.

21. Governing Law. In all respects, including matters of construction, validity and performance, this Pledge Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

22. Notices. All notices and communications hereunder shall be given to the addresses listed on the signature pages hereto and otherwise in accordance with Section 15.6 of the Purchase Agreement.

23. Control Agreement.

(a) Pledgor hereby authorizes and instructs the Issuer to comply, and shall cause the Issuer to comply, with any instruction received thereby from the Secured Party to the extent made in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from Pledgor (or other registered owner), and Pledgor agrees that the Issuer shall be fully protected in so complying. The Issuer agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Secured Party, “control” of the Issuer Interests within the meaning of such term under Sections 8-106(c) and 9106 of the UCC to the extent the Issuer Interests constitute “securities” within the meaning of such term under Section 8102(a)(15) of the UCC.

(b) Pledgor represents and warrants that it has delivered a copy of this Pledge Agreement to Issuer. Pledgor shall notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 6(c) of this Pledge Agreement.

24. [Intentionally Omitted].

25. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a) Pledgor consents and agrees that all actions, suits or other proceedings arising under or in connection with this Pledge Agreement, the Collateral or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement, the Collateral or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 25 shall preclude the Secured Party from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Secured Party.

(b) Pledgor hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such party may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Pledgor hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, Pledgor hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such party’s present or future domicile, or otherwise, may be available to it.

(d) PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE COLLATERAL OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

26. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Pledge Agreement by this reference as if such Section was fully set forth herein, and shall apply to this Pledge Agreement, the Collateral and the transactions contemplated hereby.

27. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Any signature delivered by facsimile or electronic mail shall be deemed to be an original signature hereto

28. Perfection and Protection of Security Interest.

(a) Pledgor shall, at its expense, perform all steps requested by Secured Party at any time to perfect, maintain, protect, and enforce Secured Party's Liens granted hereunder, including: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Secured Party; (ii) delivering to Secured Party for the benefit of Secured Party the originals of all Collateral which Secured Party reasonably determines it should have physical possession in order to perfect and protect Secured Party's security interest therein, duly pledged, endorsed or assigned to Secured Party without restriction; (iii) placing notations on Pledgor's books of account to disclose Secured Party's security interest granted hereunder; (iv) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of such securities intermediaries; and (v) taking such other steps as are reasonably deemed necessary or desirable by Secured Party to maintain and protect Secured Party's Liens granted hereunder.

(b) Pledgor hereby represents and warrants to Secured Party that, as of the date hereof, Pledgor has no Tort Claims, except as set forth on Schedule II. Grantor shall notify Pledgor on no less than a quarterly basis of any Tort Claims known to such Grantor and which arise following the date hereof and such Tort Claims shall be added to Schedule II.

29. Entire Agreement; Term of Agreement. This Pledge Agreement, together with the Purchase Agreement and the Related Agreements, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full.

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SMRH:483335996.4

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Pledgor:GFN ASIA PACIFIC HOLDINGS PTY LTD. By: Name: Title: Address:________________________________________________________FAX: ___.___.____

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SMRH:483335996.4
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Accepted:BISON CAPITAL PARTNERS V, L.P., as Secured Party
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner, as Secured Party

By: Name: Douglas B. Trussler Title: Managing Member

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SMRH:483335996.4
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SMRH:483335996.4
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Schedule I

Issuer Interests

Pledgor	Issuer Interests
GFN Asia Pacific Holdings Pty Ltd.

SMRH:483335996.4

Schedule II

Tort Claims

None.

SMRH:483335996.4

PLEDGE AND SECURITY AGREEMENT

(GFN U.S. Australasia Holdings, Inc. as Pledgor

GFN Asia Pacific Finance Pty Ltd. as Issuer)

THIS PLEDGE AND SECURITY AGREEMENT, dated as of ____________, 2017, is made by GFN ASIA PACIFIC FINANCE PTY LTD. (ACN 620128001), an Australian corporation (the “Issuer”), and GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“Pledgor”), in favor of BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (“Secured Party”).

STATEMENT OF PURPOSE

Pursuant to the Purchase Agreement, the Secured Party agreed to make certain financial accommodations as set forth therein.

As required under Section 7.7(f) of the Purchase Agreement, Pledgor is executing and delivering this Pledge Agreement, pursuant to which Pledgor will pledge the Issuer Interests (defined below) to the Secured Party.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and Pledgor hereby agree with the Secured Party as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Collateral” means all of Pledgor’s right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired, regardless of where any such assets and property are located: (a) all of the Capital Stock (whether now owned or existing or hereafter arising or acquired, whether the same constitutes “general intangibles”, “investment property”, a “security” or other personal property under the UCC, and whether such interest is certificated or uncertificated) in the Issuer, and all securities (as that term is defined in the UCC), if any, issued by the Issuer to Pledgor (the foregoing described property being, the “Issuer Interests”); (b) the certificate(s) or instrument(s) representing the Issuer Interests; (c) all (i) dividends and distributions (in cash, instruments, Capital Stock or otherwise) on all of the Issuer Interests, including Pledgor’s share of the profits and losses of the Issuer, (ii) rights to subscribe for, purchase or sell any or all of the Issuer Interests and (iii) other rights and property from time to time received, receivable or otherwise distributed or distributable, in each case in respect of or in exchange for any or all of the Issuer Interests; (d) all right, title and interest of Pledgor under each Governing Document of the Issuer (to the extent such right, title and interest arises as a result of Pledgor's ownership of the Issuer Interests (excluding, for the avoidance of doubt, any rights, title or interest Pledgor may have as an officer, director, manager or employee of the Issuer)), as such Governing Document may hereafter be amended, renewed, consolidated, restated, replaced or otherwise modified from time to time; (e) all replacements of, additions to and substitutions for any of the foregoing, including all claims against third parties; (f) all cash and non-cash proceeds, interest, profits and other income of or on any of the foregoing described property; (g) all supporting obligations relating to any and all of the foregoing; (h) all books and records relating to any of the foregoing described property; (i) all accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; (j) all inventory (as defined in the UCC), goods (as defined in the UCC) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease; (k) all returned goods; (l) all raw materials; (d) all work-in-process; (e) all finished goods (including embedded software); (m) all other materials and supplies of any kind, nature or description which are used or consumed in Pledgor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such inventory, goods and merchandise; (n) all documents of title or other documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts) representing such inventory, goods and merchandise; (o) all contract rights; (p) all chattel paper, as defined in the UCC, including without limitation, electronic chattel paper, (q) all documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts); (r) all instruments, as defined in the UCC; (s) supporting obligations, as defined in the UCC; (t) all general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of every kind and nature (other than accounts), including, without limitation, all contract rights, payment intangibles, licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Pledgor is beneficiary, rights to receive dividends, distributions, cash, instruments (as defined in the UCC) and other property in respect of or in exchange for pledged equity interests or Issued Interests, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Pledgor; (u) machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except inventory), including embedded software, office equipment, as well as all of such types of property leased by Pledgor and all of Pledgor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto (wherever any of the foregoing is located); (v) all letter-of-credit rights, as defined in the UCC; (w) all money, cash, cash equivalents, securities and other property of any kind of Pledgor held directly or indirectly by Pledgor; (x) all of Pledgor’s deposit accounts, credits, and balances with any financial institution with which Pledgor maintains deposits; (y) all claims in tort (“Tort Claims”), including without limitation, any commercial tort claim (as defined in the UCC); (z) all investment property, as defined in the UCC, including, without limitation, Issuer Interests constituting investment property; (aa) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and (bb) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, rents and profits, and condemnation or requisition payments with respect to all or any of the foregoing.

“Governing Documents” means the organizational documents of the Issuer, including, without limitation, the constitution of the Issuer.

“Guaranty” means the Guaranty dated as of ___________, 2017 by Pledgor in favor of Secured Party, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all of Pledgor’s obligations under each of the Purchase Agreement, the Guaranty and each Related Agreement to which Pledgor is a party.

“Pledge Agreement” means this Pledge and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Proceeds” means all “Proceeds” as such term is defined in Section 9102 of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Issuer Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of ___________, 2017 by and among Secured Party, GFN U.S. Australasia Holdings, Inc., a Delaware corporation , GFN Asia Pacific Holdings Pty Ltd., an Australian corporation, GFN Asia Pacific Finance Pty Ltd., an Australian corporation, and Royal Wolf Holdings Limited, an Australian corporation, as the same may be as amended, modified, extended, renewed or replaced from time to time.

“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2. Pledge and Grant of Security Interest. Pledgor hereby grants and pledges to the Secured Party a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

3. Control of Collateral.

(a) Pledgor agrees that although Pledgor shall remain listed as the registered owner of the Collateral on the books of the Issuer, upon the occurrence and continuation of an Event of Default under the Purchase Agreement, then the Secured Party shall have the right to direct and instruct the Issuer to transfer or dispose of the Collateral without further action by Pledgor, and Pledgor hereby authorizes and directs the Issuer to comply (and the Issuer agrees to comply) with any instructions or directions with respect to the Collateral received by the Issuer from the Secured Party upon the occurrence and continuation of an Event of Default under the Purchase Agreement. Upon the occurrence and continuation of an Event of Default, all distributions or proceeds payable to Pledgor in respect of the Issuer Interests or the Collateral, including, and without any reduction for, tax distributions, shall be paid directly to the Secured Party, and credited against the Obligations upon receipt thereof by the Secured Party until the Obligations are satisfied in full.

(b) Contemporaneously herewith, Pledgor has delivered to the Secured Party, to be held and disposed of hereunder, the certificate(s) issued for all of Pledgor’s Issuer Interests constituting part of the Collateral on the date hereof, and will deliver to the Secured Party any and all additional certificates that may in the future represent any of the Collateral immediately upon the issuance thereof, in each case accompanied by an appropriate stock power or assignment separate from certificate, duly endorsed in blank by Pledgor, sufficient to enable the Secured Party to have such certificate transferred and registered in its or another’s name in accordance with the terms of this Pledge Agreement.

4. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable to perform all of their duties and obligations as a shareholder of the Issuer to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release Pledgor from any of their duties or obligations as a shareholder of the Issuer (unless and until Pledgor is no longer a shareholder of the Issuer), and (c) the Secured Party shall have no obligation or liability as a shareholder of the Issuer by reason of this Pledge Agreement.

5. Representations and Warranties. Pledgor hereby represents and warrants that:

(a) except with respect to Section 25(d) of this Agreement, Pledgor has the corporate or other organizational power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement;

(b) except with respect to Section 25(d) of this Agreement, this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) except with respect to Section 25(d) of this Agreement, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Laws or contractual obligation of Pledgor and will not result in the creation or imposition of any Lien on any of the properties or the revenues of Pledgor pursuant to any Applicable Laws or contractual obligation, except as contemplated hereby and by the Purchase Agreement;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equity owner or creditor of Pledgor or the Issuer or any shareholder of the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except (i) those that have been delivered to the Secured Party, (ii) as may be required in connection with the disposition of the Issuer Interests by laws affecting the offering and sale of securities generally, and (iii) filings under the UCC;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

(f) the Issuer Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) constitute all of the issued and outstanding equity interests of the Issuer owned by Pledgor;

(g) all of the Issuer Interests owned by Pledgor have been duly and validly issued;

(h) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Issuer Interests indicated as owned by Pledgor on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and the restrictions set forth in the Governing Documents;

(i) the jurisdiction in which Pledgor is located for purposes of Section 9307 of the UCC is listed on the signature page hereto;

(j) upon delivery to the Secured Party of the certificates evidencing the Issuer Interests, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Issuer Interests, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Issuer Interests from Pledgor;

(k) none of the Issuer Interests are traded on a securities exchange or in securities markets; and

(l) true and complete copies of the Governing Documents have been delivered to the Secured Party, which Governing Documents are currently in full force and effect and have not been amended or modified except as disclosed to the Secured Party in writing.

6. Certain Covenants. Pledgor covenants and agrees with the Secured Party, that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

(a) If Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a distribution of any capitalized interest or distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by Pledgor to the Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by Pledgor to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be held by the Secured Party as additional collateral security for the Obligations.

(b) Without the prior written consent of the Secured Party, Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Issuer Interests, except for any sale, assignment, transfer or exchange pursuant to which the Issuer Interests remain subject to the Liens in favor of the Secured Party, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Secured Party to sell, assign or transfer any Collateral. Pledgor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Pledge Agreement.

(d) Pledgor shall deliver all certificates or other documents evidencing or representing the Issuer Interests to the Secured Party, accompanied by undated stock powers covering such certificates duly executed in blank by Pledgor, all in form and substance reasonably satisfactory to the Secured Party and not later than 2 Business Days after the date of issuance thereof.

7. Cash Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to Pledgor of the Secured Party’s intent to exercise its rights pursuant to Section 8 below, Pledgor shall be permitted to receive all cash distributions paid in accordance with the terms of the Purchase Agreement and the Governing Documents in respect of the Collateral and to exercise all voting and other shareholder rights, with respect to the Collateral; provided, however, that no vote shall be cast or shareholder right exercised or other action taken which, in the Secured Party’s reasonable judgment, would impair the security interest granted hereby or which would result in any violation of any provision of the Purchase Agreement, any Governing Document, any other Related Agreement or this Pledge Agreement.

8. Rights of the Secured Party.

(a) Pledgor hereby grants the Secured Party an irrevocable proxy (which irrevocable proxy is coupled with an interest and, to the extent permitted by law, shall continue in full force and effect until the Obligations are paid in full), such that if an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise such rights to Pledgor, the Secured Party shall be entitled to exercise all voting powers pertaining to the Collateral at all times during the existence of an Event of Default, including the power to call and attend all meetings of the shareholders of the Issuer to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Collateral shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the owner thereof, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Secured Party hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. The Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Secured Party be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

9. Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing with regard to the scope of the Secured Party’s remedies, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Laws referred to below) to or upon Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Laws, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, and only after such application and after the payment by the Secured Party of any other amount required by any provision of Applicable Laws, including, without limitation, Section 9615 of the UCC, need the Secured Party account for the surplus, if any, to Pledgor. To the extent permitted by Applicable Laws, Pledgor waive all claims, damages and demands they may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Laws, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

10. Private Sales.

(a) Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Issuer Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Issuer Interests for the period of time necessary to permit the Issuer to reorganize and/or register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

(b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 10 valid and binding and in compliance with any and all other Applicable Laws. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Secured Party not compensable in damages, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement or that the Obligations have been paid in full.

11. Amendments, etc. With Respect to the Obligations. Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by the Secured Party may be rescinded by the Secured Party, and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Party, and the Purchase Agreement, any other Related Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Party may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall have no obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between Pledgor, on the one hand, and the Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

12. No Subrogation. Notwithstanding any receipt of any amounts by the Secured Party with respect to any of the Collateral, Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Party against the Issuer or any guarantor or against any other collateral security held by the Secured Party for the payment of the Obligations, nor shall Pledgor seek any reimbursement from the Issuer or any guarantor in respect of amounts realized by the Secured Party in connection with the Collateral, until all amounts owing to the Secured Party on account of the Obligations are paid in full. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Pledgor in trust for the Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, be turned over to the Secured Party in the exact form received by Pledgor (duly indorsed by the Secured Party, if required) to be held as additional collateral security for the Obligations.

13. Limitation on Duties Regarding Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party to the Obligations, and then to payment to Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Secured Party may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

16. Severability. If any provision of this Pledge Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

17. Headings. The various headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Secured Party set forth in this Pledge Agreement is not intended to be exhaustive and the exercise by the Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Related Agreements or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Secured Party in exercising any right, power or privilege under this Pledge Agreement or any other Related Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Issuer, the Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement or any of the other Related Agreements or to constitute a waiver of any Event of Default. This Pledge Agreement is a Related Agreement executed pursuant to the Purchase Agreement.

19. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in the Purchase Agreement.

20. Successor and Assigns. This Pledge Agreement is for the benefit of the Secured Party and its successors and assigns (as permitted by the Purchase Agreement), and in the event of an assignment of all or any of the Obligations permitted by the Purchase Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding on Pledgor and its successors and assigns; provided, however, that Pledgor may not assign any of its rights or obligations hereunder without the prior written notice to the Secured Party and compliance with this Pledge Agreement.

21. Governing Law. In all respects, including matters of construction, validity and performance, this Pledge Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

22. Notices. All notices and communications hereunder shall be given to the addresses listed on the signature pages hereto and otherwise in accordance with Section 15.6 of the Purchase Agreement.

23. Control Agreement; Acknowledgement by Issuer.

(a) Pledgor hereby authorizes and instructs the Issuer to comply, and the Issuer hereby agrees to so comply, with any instruction received thereby from the Secured Party to the extent made in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from Pledgor (or other registered owner), and Pledgor agrees that the Issuer shall be fully protected in so complying. The Issuer agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Secured Party, “control” of the Issuer Interests within the meaning of such term under Sections 8-106(c) and 9106 of the UCC to the extent the Issuer Interests constitute “securities” within the meaning of such term under Section 8102(a)(15) of the UCC.

(b) The Issuer acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer shall notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 6(c) of this Pledge Agreement. The Issuer further agrees that the terms of Section 10 of this Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of this Pledge Agreement.

24. [Intentionally Omitted].

25. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a) The Issuer and the Pledgor each consents and agrees that all actions, suits or other proceedings arising under or in connection with this Pledge Agreement, the Collateral or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement, the Collateral or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 25 shall preclude the Secured Party from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Secured Party.

(b) The Issuer and the Pledgor each hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such party may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Issuer and the Pledgor each hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, Issuer and Pledgor each hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such party’s present or future domicile, or otherwise, may be available to it.

(d) ISSUER AND PLEDGOR EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE COLLATERAL OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

26. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Pledge Agreement by this reference as if such Section was fully set forth herein, and shall apply to this Pledge Agreement, the Collateral and the transactions contemplated hereby.

27. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Any signature delivered by facsimile or electronic mail shall be deemed to be an original signature hereto.

28. Perfection and Protection of Security Interest.

(a) Pledgor shall, at its expense, perform all steps requested by Secured Party at any time to perfect, maintain, protect, and enforce Secured Party’s Liens granted hereunder, including: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Secured Party; (ii) delivering to Secured Party for the benefit of Secured Party the originals of all Collateral which Secured Party reasonably determines it should have physical possession in order to perfect and protect Secured Party’s security interest therein, duly pledged, endorsed or assigned to Secured Party without restriction; (iii) placing notations on Pledgor’s books of account to disclose Secured Party’s security interest granted hereunder; (iv) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of such securities intermediaries; and (v) taking such other steps as are reasonably deemed necessary or desirable by Secured Party to maintain and protect Secured Party’s Liens granted hereunder.

(b) Pledgor hereby represents and warrants to Secured Party that, as of the date hereof, Pledgor has no Tort Claims, except as set forth on Schedule II. Grantor shall notify Pledgor on no less than a quarterly basis of any Tort Claims known to such Grantor and which arise following the date hereof and such Tort Claims shall be added to Schedule II.

SMRH:483335473.3

29. Entire Agreement; Term of Agreement. This Pledge Agreement, together with the Purchase Agreement and the Related Agreements, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full.

[signature pages follow]

SMRH:483335473.3

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Issuer:GFN ASIA PACIFIC FINANCE PTY LTD. By: Name: Title: Address: ________________________________________________________FAX: ___.___.____

[signature pages continue]

SMRH:483335473.3
[Pledge Agreement – Signature Page]
Pl

Pledgor:GFN U.S. AUSTRALASIA HOLDINGS, INC. By: Name: Title: Address:________________________________________________________FAX: ___.___.____

[signature pages continue]

SMRH:483335473.3
[Pledge Agreement – Signature Page]
Pl

Accepted:BISON CAPITAL PARTNERS V, L.P., as Secured Party
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner, as Secured Party

By: Name: Douglas B. Trussler Title: Managing Member

SMRH:483335473.3
[Pledge Agreement – Signature Page]
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Schedule I

Issuer Interests

Pledgor	Issuer Interests
GFN U.S. Australasia Holdings, Inc.

SMRH:483335473.3

Schedule II

Tort Claims

None.

SMRH:483335473.3

PLEDGE AND SECURITY AGREEMENT

(GFN U.S. Australasia Holdings, Inc. as Pledgor

GFN Asia Pacific Holdings Pty Ltd. as Issuer)

THIS PLEDGE AND SECURITY AGREEMENT, dated as of ___________, 2017, is made by GFN ASIA PACIFIC HOLDINGS PTY LTD. (ACN 620127791), an Australian corporation (the “Issuer”), and GFN U.S. AUSTRALASIA HOLDINGS, INC., a Delaware corporation (“Pledgor”), in favor of BISON CAPITAL PARTNERS V, L.P., a Delaware limited partnership (“Secured Party”).

STATEMENT OF PURPOSE

Pursuant to the Purchase Agreement, the Secured Party agreed to make certain financial accommodations as set forth therein.

As required under Section 7.7(f) of the Purchase Agreement, Pledgor is executing and delivering this Pledge Agreement, pursuant to which Pledgor will pledge the Issuer Interests (defined below) to the Secured Party.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and Pledgor hereby agree with the Secured Party as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Collateral” means all of Pledgor’s right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired, regardless of where any such assets and property are located: (a) all of the Capital Stock (whether now owned or existing or hereafter arising or acquired, whether the same constitutes “general intangibles”, “investment property”, a “security” or other personal property under the UCC, and whether such interest is certificated or uncertificated) in the Issuer, and all securities (as that term is defined in the UCC), if any, issued by the Issuer to Pledgor (the foregoing described property being, the “Issuer Interests”); (b) the certificate(s) or instrument(s) representing the Issuer Interests; (c) all (i) dividends and distributions (in cash, instruments, Capital Stock or otherwise) on all of the Issuer Interests, including Pledgor’s share of the profits and losses of the Issuer, (ii) rights to subscribe for, purchase or sell any or all of the Issuer Interests and (iii) other rights and property from time to time received, receivable or otherwise distributed or distributable, in each case in respect of or in exchange for any or all of the Issuer Interests; (d) all right, title and interest of Pledgor under each Governing Document of the Issuer (to the extent such right, title and interest arises as a result of Pledgor's ownership of the Issuer Interests (excluding, for the avoidance of doubt, any rights, title or interest Pledgor may have as an officer, director, manager or employee of the Issuer)), as such Governing Document may hereafter be amended, renewed, consolidated, restated, replaced or otherwise modified from time to time; (e) all replacements of, additions to and substitutions for any of the foregoing, including all claims against third parties; (f) all cash and non-cash proceeds, interest, profits and other income of or on any of the foregoing described property; (g) all supporting obligations relating to any and all of the foregoing; (h) all books and records relating to any of the foregoing described property; (i) all accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; (j) all inventory (as defined in the UCC), goods (as defined in the UCC) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease; (k) all returned goods; (l) all raw materials; (d) all work-in-process; (e) all finished goods (including embedded software); (m) all other materials and supplies of any kind, nature or description which are used or consumed in Pledgor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such inventory, goods and merchandise; (n) all documents of title or other documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts) representing such inventory, goods and merchandise; (o) all contract rights; (p) all chattel paper, as defined in the UCC, including without limitation, electronic chattel paper, (q) all documents (as defined in the UCC, and including without limitation bills of lading, warehouse receipts); (r) all instruments, as defined in the UCC; (s) supporting obligations, as defined in the UCC; (t) all general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of every kind and nature (other than accounts), including, without limitation, all contract rights, payment intangibles, licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Pledgor is beneficiary, rights to receive dividends, distributions, cash, instruments (as defined in the UCC) and other property in respect of or in exchange for pledged equity interests or Issued Interests, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Pledgor; (u) machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except inventory), including embedded software, office equipment, as well as all of such types of property leased by Pledgor and all of Pledgor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto (wherever any of the foregoing is located); (v) all letter-of-credit rights, as defined in the UCC; (w) all money, cash, cash equivalents, securities and other property of any kind of Pledgor held directly or indirectly by Pledgor; (x) all of Pledgor’s deposit accounts, credits, and balances with any financial institution with which Pledgor maintains deposits; (y) all claims in tort (“Tort Claims”), including without limitation, any commercial tort claim (as defined in the UCC); (z) all investment property, as defined in the UCC, including, without limitation, Issuer Interests constituting investment property; (aa) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and (bb) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, rents and profits, and condemnation or requisition payments with respect to all or any of the foregoing.

“Governing Documents” means the organizational documents of the Issuer, including, without limitation, the constitution of the Issuer.

“Guaranty” means the Guaranty dated as of ___________, 2017 by Pledgor in favor of Secured Party, as amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all of Pledgor’s obligations under each of the Purchase Agreement, the Guaranty and each Related Agreement to which Pledgor is a party.

“Pledge Agreement” means this Pledge and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Proceeds” means all “Proceeds” as such term is defined in Section 9102 of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Issuer Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of ___________, 2017 by and among Secured Party, GFN U.S. Australasia Holdings, Inc., a Delaware corporation , GFN Asia Pacific Holdings Pty Ltd., an Australian corporation, GFN Asia Pacific Finance Pty Ltd., an Australian corporation, and Royal Wolf Holdings Limited, an Australian corporation, as the same may be as amended, modified, extended, renewed or replaced from time to time.

“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2. Pledge and Grant of Security Interest. Pledgor hereby grants and pledges to the Secured Party a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

3. Control of Collateral.

(a) Pledgor agrees that although Pledgor shall remain listed as the registered owner of the Collateral on the books of the Issuer, upon the occurrence and continuation of an Event of Default under the Purchase Agreement, then the Secured Party shall have the right to direct and instruct the Issuer to transfer or dispose of the Collateral without further action by Pledgor, and Pledgor hereby authorizes and directs the Issuer to comply (and the Issuer agrees to comply) with any instructions or directions with respect to the Collateral received by the Issuer from the Secured Party upon the occurrence and continuation of an Event of Default under the Purchase Agreement. Upon the occurrence and continuation of an Event of Default, all distributions or proceeds payable to Pledgor in respect of the Issuer Interests or the Collateral, including, and without any reduction for, tax distributions, shall be paid directly to the Secured Party, and credited against the Obligations upon receipt thereof by the Secured Party until the Obligations are satisfied in full.

(b) Contemporaneously herewith, Pledgor has delivered to the Secured Party, to be held and disposed of hereunder, the certificate(s) issued for all of Pledgor’s Issuer Interests constituting part of the Collateral on the date hereof, and will deliver to the Secured Party any and all additional certificates that may in the future represent any of the Collateral immediately upon the issuance thereof, in each case accompanied by an appropriate stock power or assignment separate from certificate, duly endorsed in blank by Pledgor, sufficient to enable the Secured Party to have such certificate transferred and registered in its or another’s name in accordance with the terms of this Pledge Agreement.

4. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable to perform all of their duties and obligations as a shareholder of the Issuer to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release Pledgor from any of their duties or obligations as a shareholder of the Issuer (unless and until Pledgor is no longer a shareholder of the Issuer), and (c) the Secured Party shall have no obligation or liability as a shareholder of the Issuer by reason of this Pledge Agreement.

5. Representations and Warranties. Pledgor hereby represents and warrants that:

(a) except with respect to Section 25(d) of this Agreement, Pledgor has the corporate or other organizational power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement;

(b) except with respect to Section 25(d) of this Agreement, this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) except with respect to Section 25(d) of this Agreement, the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Laws or contractual obligation of Pledgor and will not result in the creation or imposition of any Lien on any of the properties or the revenues of Pledgor pursuant to any Applicable Laws or contractual obligation, except as contemplated hereby and by the Purchase Agreement;

(d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equity owner or creditor of Pledgor or the Issuer or any shareholder of the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, except (i) those that have been delivered to the Secured Party, (ii) as may be required in connection with the disposition of the Issuer Interests by laws affecting the offering and sale of securities generally, and (iii) filings under the UCC;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

(f) the Issuer Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) constitute all of the issued and outstanding equity interests of the Issuer owned by Pledgor;

(g) all of the Issuer Interests owned by Pledgor have been duly and validly issued;

(h) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Issuer Interests indicated as owned by Pledgor on Schedule I (as such schedule may be amended, restated, supplemented or modified from time to time) free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and the restrictions set forth in the Governing Documents;

(i) the jurisdiction in which Pledgor is located for purposes of Section 9307 of the UCC is listed on the signature page hereto;

(j) upon delivery to the Secured Party of the certificates evidencing the Issuer Interests, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Issuer Interests, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Issuer Interests from Pledgor;

(k) none of the Issuer Interests are traded on a securities exchange or in securities markets; and

(l) true and complete copies of the Governing Documents have been delivered to the Secured Party, which Governing Documents are currently in full force and effect and have not been amended or modified except as disclosed to the Secured Party in writing.

6. Certain Covenants. Pledgor covenants and agrees with the Secured Party, that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

(a) If Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a distribution of any capitalized interest or distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by Pledgor to the Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by Pledgor to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be held by the Secured Party as additional collateral security for the Obligations.

(b) Without the prior written consent of the Secured Party, Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Issuer Interests, except for any sale, assignment, transfer or exchange pursuant to which the Issuer Interests remain subject to the Liens in favor of the Secured Party, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Secured Party to sell, assign or transfer any Collateral. Pledgor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Pledge Agreement.

(d) Pledgor shall deliver all certificates or other documents evidencing or representing the Issuer Interests to the Secured Party, accompanied by undated stock powers covering such certificates duly executed in blank by Pledgor, all in form and substance reasonably satisfactory to the Secured Party and not later than 2 Business Days after the date of issuance thereof.

7. Cash Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to Pledgor of the Secured Party’s intent to exercise its rights pursuant to Section 8 below, Pledgor shall be permitted to receive all cash distributions paid in accordance with the terms of the Purchase Agreement and the Governing Documents in respect of the Collateral and to exercise all voting and other shareholder rights, with respect to the Collateral; provided, however, that no vote shall be cast or shareholder right exercised or other action taken which, in the Secured Party’s reasonable judgment, would impair the security interest granted hereby or which would result in any violation of any provision of the Purchase Agreement, any Governing Document, any other Related Agreement or this Pledge Agreement.

8. Rights of the Secured Party.

(a) Pledgor hereby grants the Secured Party an irrevocable proxy (which irrevocable proxy is coupled with an interest and, to the extent permitted by law, shall continue in full force and effect until the Obligations are paid in full), such that if an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise such rights to Pledgor, the Secured Party shall be entitled to exercise all voting powers pertaining to the Collateral at all times during the existence of an Event of Default, including the power to call and attend all meetings of the shareholders of the Issuer to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Collateral shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the owner thereof, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Secured Party hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. The Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Secured Party be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

9. Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing with regard to the scope of the Secured Party’s remedies, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Laws referred to below) to or upon Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Laws, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, and only after such application and after the payment by the Secured Party of any other amount required by any provision of Applicable Laws, including, without limitation, Section 9615 of the UCC, need the Secured Party account for the surplus, if any, to Pledgor. To the extent permitted by Applicable Laws, Pledgor waive all claims, damages and demands they may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Laws, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

10. Private Sales.

(a) Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Issuer Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Issuer Interests for the period of time necessary to permit the Issuer to reorganize and/or register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

(b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 10 valid and binding and in compliance with any and all other Applicable Laws. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Secured Party not compensable in damages, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement or that the Obligations have been paid in full.

11. Amendments, etc. With Respect to the Obligations. Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by the Secured Party may be rescinded by the Secured Party, and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Party, and the Purchase Agreement, any other Related Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Party may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall have no obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between Pledgor, on the one hand, and the Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

12. No Subrogation. Notwithstanding any receipt of any amounts by the Secured Party with respect to any of the Collateral, Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Party against the Issuer or any guarantor or against any other collateral security held by the Secured Party for the payment of the Obligations, nor shall Pledgor seek any reimbursement from the Issuer or any guarantor in respect of amounts realized by the Secured Party in connection with the Collateral, until all amounts owing to the Secured Party on account of the Obligations are paid in full. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Pledgor in trust for the Secured Party, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, be turned over to the Secured Party in the exact form received by Pledgor (duly indorsed by the Secured Party, if required) to be held as additional collateral security for the Obligations.

13. Limitation on Duties Regarding Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party to the Obligations, and then to payment to Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Secured Party may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

16. Severability. If any provision of this Pledge Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

17. Headings. The various headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Secured Party set forth in this Pledge Agreement is not intended to be exhaustive and the exercise by the Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Related Agreements or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Secured Party in exercising any right, power or privilege under this Pledge Agreement or any other Related Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Issuer, the Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement or any of the other Related Agreements or to constitute a waiver of any Event of Default. This Pledge Agreement is a Related Agreement executed pursuant to the Purchase Agreement.

19. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in the Purchase Agreement.

20. Successor and Assigns. This Pledge Agreement is for the benefit of the Secured Party and its successors and assigns (as permitted by the Purchase Agreement), and in the event of an assignment of all or any of the Obligations permitted by the Purchase Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding on Pledgor and its successors and assigns; provided, however, that Pledgor may not assign any of its rights or obligations hereunder without the prior written notice to the Secured Party and compliance with this Pledge Agreement.

21. Governing Law. In all respects, including matters of construction, validity and performance, this Pledge Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof).

22. Notices. All notices and communications hereunder shall be given to the addresses listed on the signature pages hereto and otherwise in accordance with Section 15.6 of the Purchase Agreement.

23. Control Agreement; Acknowledgement by Issuer.

(a) Pledgor hereby authorizes and instructs the Issuer to comply, and the Issuer hereby agrees to so comply, with any instruction received thereby from the Secured Party to the extent made in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from Pledgor (or other registered owner), and Pledgor agrees that the Issuer shall be fully protected in so complying. The Issuer agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Secured Party, “control” of the Issuer Interests within the meaning of such term under Sections 8-106(c) and 9106 of the UCC to the extent the Issuer Interests constitute “securities” within the meaning of such term under Section 8102(a)(15) of the UCC.

(b) The Issuer acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer shall notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 6(c) of this Pledge Agreement. The Issuer further agrees that the terms of Section 10 of this Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of this Pledge Agreement.

24. [Intentionally Omitted].

25. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a) The Issuer and the Pledgor each consents and agrees that all actions, suits or other proceedings arising under or in connection with this Pledge Agreement, the Collateral or any other Related Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement, the Collateral or any other Related Agreement. Notwithstanding the foregoing, nothing contained in this Section 25 shall preclude the Secured Party from bringing any action, suit or other proceeding in the courts of any other location where the assets of any member of the Company Group or the Collateral may be found or located or to enforce any judgment or other court order in favor of the Secured Party.

(b) The Issuer and the Pledgor each hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such party may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Issuer and the Pledgor each hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in Section 15.6 of the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or 5 days after deposit in the United States mail, proper postage prepaid.

(c) To the extent permitted under Applicable Laws of any such jurisdiction, Issuer and Pledgor each hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such party’s present or future domicile, or otherwise, may be available to it.

(d) ISSUER AND PLEDGOR EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE COLLATERAL OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

26. Arbitration; Incorporation by Reference. Section 15.13 of the Purchase Agreement is incorporated into this Pledge Agreement by this reference as if such Section was fully set forth herein, and shall apply to this Pledge Agreement, the Collateral and the transactions contemplated hereby.

27. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Any signature delivered by facsimile or electronic mail shall be deemed to be an original signature hereto

28. Perfection and Protection of Security Interest.

(a) Pledgor shall, at its expense, perform all steps requested by Secured Party at any time to perfect, maintain, protect, and enforce Secured Party’s Liens granted hereunder, including: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Secured Party; (ii) delivering to Secured Party for the benefit of Secured Party the originals of all Collateral which Secured Party reasonably determines it should have physical possession in order to perfect and protect Secured Party’s security interest therein, duly pledged, endorsed or assigned to Secured Party without restriction; (iii) placing notations on Pledgor’s books of account to disclose Secured Party’s security interest granted hereunder; (iv) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of such securities intermediaries; and (v) taking such other steps as are reasonably deemed necessary or desirable by Secured Party to maintain and protect Secured Party’s Liens granted hereunder.

(b) Pledgor hereby represents and warrants to Secured Party that, as of the date hereof, Pledgor has no Tort Claims, except as set forth on Schedule II. Grantor shall notify Pledgor on no less than a quarterly basis of any Tort Claims known to such Grantor and which arise following the date hereof and such Tort Claims shall be added to Schedule II.

29. Entire Agreement; Term of Agreement. This Pledge Agreement, together with the Purchase Agreement and the Related Agreements, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full.

[signature pages follow]

SMRH:483108281.9

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Issuer:GFN ASIA PACIFIC HOLDINGS PTY LTD. By: Name: Title: Address: ________________________________________________________FAX: ___.___.____

[signature pages continue]

SMRH:483108281.9
[Pledge Agreement – Signature Page]
Pl

Pledgor:GFN U.S. AUSTRALASIA HOLDINGS, INC. By: Name: Title: Address:________________________________________________________FAX: ___.___.____

[signature pages continue]

SMRH:483108281.9
[Pledge Agreement – Signature Page]
Pl

Accepted:BISON CAPITAL PARTNERS V, L.P., as Secured Party
By: BISON CAPITAL PARTNERS V GP, L.P., a Delaware limited partnership, its general partner
By: BISON CAPITAL PARTNERS GP, LLC, a Delaware limited liability company, its general partner, as Secured Party

By: Name: Douglas B. Trussler Title: Managing Member

SMRH:483108281.9
[Pledge Agreement – Signature Page]
Pl

Schedule I

Issuer Interests

Pledgor	Issuer Interests
GFN U.S. Australasia Holdings, Inc.

SMRH:483108281.9

Schedule II

Tort Claims

None.

SMRH:483108281.9

Exhibit H

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [____________, 2017] (the “Effective Date”) between General Finance Corporation, a Delaware corporation (the “Company”), and Bison Capital Partners V, L.P., a Delaware limited partnership (“Investor”).

WHEREAS, the Company, Investor and certain other parties are parties to that certain Securities Purchase Agreement dated as of the Effective Date between the Company and Investor (the “Purchase Agreement”), pursuant to which Investor is purchasing the Convertible Note dated as of the Effective Date which may be converted into shares of Common Stock of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to Investor as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

    “Affiliate” shall mean, when used with reference to any specified Person, any other Person that, directly or indirectly controls is controlled by or under common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    “Agreement” has the meaning set forth in the preamble.

    “Board” means the board of directors (or any successor governing body) of the Company.

    “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

    “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

    “Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

    “Convertible Note” means that certain Secured Senior Convertible Promissory Note in the original principal amount of $26,000.000.

    “Demand Registration” has the meaning set forth in Section 2(b).

    “DTCDRS” has the meaning set forth in Section 5(q).

    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

    “Inspectors” has the meaning set forth in Section 5(h).

    “Investor” has the meaning set forth in the preamble.

    “Long-Form Registration” has the meaning set forth in Section 2(a).

    “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

    “Piggyback Registration” has the meaning set forth in Section 3(a).

    “Piggyback Registration Statement” has the meaning set forth in Section 3(a).

    “Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

    “Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

    “Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

    “Purchase Agreement” has the meaning set forth in the recitals.

    “Records” has the meaning set forth in Section 5(h).

    “Registrable Securities” means (a) the Shares issuable upon conversion of the Convertible Note, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), (iv) such securities are otherwise transferred, or (v) such securities have ceased to be outstanding.

    “Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

    “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel for any holder of Registrable Securities which shall not exceed $25,000, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

    “Shares” means the shares of Common Stock issued or issuable to the Investor upon the conversion of the amount owed pursuant to the Convertible Note to the Shares.

    “Shelf Registration” has the meaning set forth in Section 2(c).

    “Shelf Registration Notice” has the meaning set forth in Section 2(c).

    “Shelf Registration Statement” has the meaning set forth in Section 2(c).

    “Shelf Supplement” has the meaning set forth in Section 2(d).

    “Shelf Takedown” has the meaning set forth in Section 2(d).

    “Short-Form Registration” has the meaning set forth in Section 2(b).

 2.  Demand Registration.

    (a)  At any time after the date of this Agreement, Investor may request registration under the Securities Act of all or any portion of its Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. The Company shall prepare and file with (or confidentially submit to, as applicable) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that Investor has requested to be included in such Long-Form Registration as expeditiously as possible (and not later than 30 days after the date on which the initial request is given) and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than four times for Investor; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective and Investor is able to register and sell at least 50% of the Registrable Securities requested to be included in such registration.

    (b)  After the Effective Date, the Company shall use its reasonable best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, Investor shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of its Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. The Company shall prepare and file with (or confidentially submit to, as applicable) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration as expeditiously as possible (and not later than 15 days after the date on which the initial request is given) and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

     (c)  At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), Investor shall have the right to request pursuant to a written notice delivered to the Company (a “Shelf Registration Notice”) registration under the Securities Act of all or any portion of its Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. The Company shall prepare and file with (or confidentially submit to, as applicable) the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration as expeditiously as possible (and not later than 15 days after the date on which the initial request is given) and shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

     (d)  The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration, or Shelf Takedown or a previous Piggyback Registration in which Investor was permitted to register the offer and sale under the Securities Act, and actually sold, at least 50% of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a prospectus supplement (a “Shelf Supplement”) for a Shelf Takedown/a supplement for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Takedown”) if the Board determines in its reasonable good faith judgment that effecting such Demand Registration or Shelf Takedown at such time would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar extraordinary transaction involving the Company; or (ii) require disclosure of material information which would be materially adverse to the Company and would not otherwise be required by law; provided, that in such event Investor shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration or Shelf Takedown hereunder only once in any period of 12 consecutive months.

    (e)  If Investor elects to distribute the Registrable Securities covered by its request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d). Investor shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, which selection shall be subject to the prior written approval of the Company, not to be unreasonably withheld, conditioned or delayed.

    (f)  The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of Investor. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and Investor in writing (a copy of which shall be provided to Investor) that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3.  Piggyback Registration.

    (a)  Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to Investor of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from Investor within 15 days after the Company’s notice has been given to Investor. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), Investor shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

     (b)  If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and Investor (if Investor has elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing (a copy of which shall be provided to Investor) that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by Investor; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

    (c)  If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than Investor, and the managing underwriter advises the Company in writing (a copy of which shall be provided to Investor) that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and Investor, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by Investor or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

    (d)  If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.   Lock-up Agreement. Investor agrees that in connection with any registered offering of the Common Stock or other equity securities of the Company in a primary offering of securities by the Company, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing 90 days prior to the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 15 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering/(whether such shares or any such securities are then owned by the holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b), Section 2(c), Section 2(d) or Section 3(a), and shall be applicable to Investor only if all officers and directors of the Company are subject to the same restrictions. Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are necessary to give effect to the foregoing and provided that agreements in substantially the form thereof are also executed by all officers and directors of the Company. Notwithstanding anything to the contrary contained in this Section 4, Investor shall be released from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer or director. The foregoing restrictions on Investor in this Section 4 shall not apply to the Investor in the event that the offering contemplated under this Section 4 is pursuant to a “demand” or other registration similar to a Demand Registration at the request of any other equity holder of the Company.

5.  Registration Procedures. If and whenever Investor requests that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable and as applicable:

    (a)  prepare and file with the Commission a Registration Statement covering such Registrable Securities, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable efforts to cause such Registration Statement to be declared effective;

    (b)  prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not to exceed two (2) years (which period shall, for avoidance of doubt, not be applicable in the case of a Shelf Registration effected pursuant to a request under Section 2(c))), or if earlier, until all of such Registrable Securities have been disposed of, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

    (c)  at least 15 business days before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by Investor copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

    (d)  notify Investor, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

    (e)  furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

    (f)  use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

    (g)  notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (h)  make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

    (i)  provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

    (j)  use its reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

    (k)  in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

    (l)  otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K and 10-Q under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

    (m)  furnish to Investor and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as shall be reasonably satisfactory to the sole or lead managing underwriter and Investor; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as shall be reasonably satisfactory to the sole or lead managing underwriter and Investor;

    (n)  without limiting Section 5(f), use its reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

    (o)  notify Investor promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

    (p)  advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the receipt of any comments from the Commission with respect to any Registration Statement, any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

     (q)  cooperate with Investor to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock as Investor may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

    (r)  not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

    (s)  take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

    (t)  enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents;

(u) cooperate with Investor and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriter (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Demand Registration or Shelf Takedown;

    (v) use its reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested in connection with distribution of Registrable Securities; and

  (w)  otherwise use its reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.  Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all: (a) registration, listing and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (b) underwriting expenses (other than commissions or discounts); (c) expenses of any audits incident to or required by any such registration; (d) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (e) word processing and printing expenses; (f) distribution, messenger, telephone and delivery expenses; (g) fees and expenses of the Company’s counsel and accountants, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance; (h) Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees (if any); (i) reasonable fees and expenses of one counsel for the holders of Registrable Securities in connection with any Demand Registration or Shelf Registration under Section 2; and (j) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of Investor). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by Investor.

7.  Indemnification.

    (a)  The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Investor, Investor’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of Investor and each Person who controls any of the foregoing Persons against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

    (b)  In connection with any registration in which Investor is participating, Investor shall furnish to the Company in writing such information regarding Investor, Investor’s Registrable Securities and Investor’s intended method of disposition as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by Investor; provided, that the obligation to indemnify shall be several and shall not exceed an amount equal to the net proceeds (after underwriting commissions or discounts) actually received by Investor from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability that Investor may otherwise have.

    (c)  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified Person for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (and not more than one separate firm of local counsel at any time for all such indemnified parties), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, Investor shall have a right to retain one separate counsel at its expense of the indemnifying party.

    (d)  If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of Investor, to an amount equal to the net proceeds (after underwriting commissions or discounts) actually received by Investor from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. The amount paid or payable by a party under this Section 7(d) as a result of the losses, claims, damages, liabilities and actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.  Rule 144 Compliance. With a view to making available to Investor the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

    (a)  make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

    (b)  use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times; and

    (c)  furnish to Investor, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.  Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

11.  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).
If to the Company:	39 East Union Street Pasadena, California 91103 Facsimile: (626) 795-8090 E-mail: notices@generalfinance.com Attention: General Counsel
If to Investor:

Bison Capital Partners V, L.P.
233 Wilshire Boulevard, Suite 425
Santa Monica, CA 90401
Attention: Douglas B. Trussler
Telephone: (310) 260-6570
Facsimile: (310) 260-6576
Email: dtrussler@bisoncapital.com

12.  Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

13.  Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investor; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

14.  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.

15.  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.  Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.  Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18.  Remedies. Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

19.  Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware in each case located in New Castle County, Delaware and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22.  Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

SMRH:483315922.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GENERAL FINANCE CORPORATION
By: Name: Title:

BISON CAPITAL PARTNERS V, L.P.,a Delaware limited partnership
By: BISON CAPITAL PARTNERS V GP, L.P.,    a Delaware limited partnership,  its general partner
By: BISON CAPITAL PARTNERS GP, LLC,  a Delaware limited liability company,  its general partner

By: Name: Title:

SMRH:483108281.9

Exhibit I

THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about how to deal with this document, you should contact your broker, financial, legal, tax or other professional adviser immediately.

Bidder’s Statement

containing an Offer by

GFN ASIA PACIFIC HOLDINGS PTY LTD

ACN 620 127 791

(a wholly-owned subsidiary of General Finance Corporation (NASDAQ: GFN))

to purchase all of your ordinary shares in

Royal Wolf Holdings Limited ACN 121 226 793

ACCEPT

For each Royal Wolf Share you will receive $1.83 cash*

The Independent Directors of Royal Wolf unanimously recommend that you accept the Offer in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Offer is fair and reasonable.

* Subject to satisfaction of the conditions to the Offer and less the cash amount of any Special Dividend

This Offer is dated 19 July 2017 and will close at 7:00 pm (Sydney time) on 25 August 2017 unless extended.

Key dates
Announcement Date	12 July 2017
Date of this Bidder’s Statement	19 July 2017
Date of Offer and date Offer opens	24 July 2017
Date Offer closes (unless extended or withdrawn)	7:00 pm (Sydney time) on 25 August 2017
Key Contacts
Share registrar for the Offer	Link Market Services Limited Locked Bag A14 Sydney South NSW 1235

Important information

This document is a Bidder’s Statement and is issued by GFN Asia Pacific Holdings Pty Ltd ACN 620 127 791 (GFN) under Part 6.5 of the Corporations Act. This Bidder’s Statement is dated 19 July 2017. You should read this Bidder’s Statement in its entirety.

A copy of this Bidder’s Statement was lodged with ASIC on 19 July 2017. Neither ASIC, nor any of its officers, take any responsibility for the content of this Bidder’s Statement.

A copy of this Bidder’s Statement was also provided to ASX on 19 July 2017. Neither ASX, nor any of its officers, take any responsibility for the content of this Bidder’s Statement.

Investment advice

This Bidder’s Statement constitutes only general advice and does not take into account your individual investment objectives, financial situation or particular needs. It does not contain personal advice. GFN encourages you to seek independent financial and taxation advice before making a decision whether to accept the Offer.

Disclaimer as to Royal Wolf information

Information in this Bidder’s Statement concerning Royal Wolf’s business, assets and liabilities, financial position and performance, profits and losses, and prospects, has not been independently verified by Royal Wolf. Accordingly, GFN does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of such information.

Further information relating to Royal Wolf’s business may be included in Royal Wolf’s Target Statement which Royal Wolf must provide to Royal Wolf Shareholders in response to this Bidder’s Statement.

Notice to foreign shareholders

This Bidder’s Statement and the Offer are subject to Australian disclosure requirements which may be different from those applicable in other jurisdictions. This Bidder’s Statement and the Offer do not constitute an offer in any place which, or to any person to whom, it would not be lawful to make such an offer.

The distribution of this Bidder’s Statement may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this Bidder’s Statement should inform themselves of, and observe, those restrictions.

Privacy

GFN has collected your information from the Royal Wolf register of shareholders for the purposes of making this Offer and, if accepted, administering Your Royal Wolf Shares. The Corporations Act requires the name and address of shareholders to be held in a public register. Your information may be disclosed on a confidential basis to GFN’s related bodies corporate and external service providers, and may be required to be disclosed to regulators such as ASIC. The registered office of GFN is Level 35, Tower Two, International Towers Sydney, 200 Barangaroo Avenue, Barangaroo NSW 2000.

Disclaimer as to forward-looking statements

Some of the statements appearing in this Bidder’s Statement may be in the nature of forward-looking statements. You should be aware that such statements are only predictions and are subject to inherent risks and uncertainties. Those risks and uncertainties include factors and risks specific to the industry in which Royal Wolf and the members of the Royal Wolf Group operate, as well as general economic conditions, prevailing exchange rates and interest rates, conditions in the financial markets and geopolitical events. Actual events or results may differ materially from the events or results expressed or implied in any forward-looking statement. GFN, the officers of GFN and the persons named in this Bidder’s Statement with their consent or any person involved in the preparation of this Bidder’s Statement make no representation or warranty (express or implied) as to the accuracy or likelihood of fulfilment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. GFN cautions you not to place undue reliance on any forward-looking statement. The forward-looking statements in this Bidder’s Statement reflect views held only as at the date of this Bidder’s Statement.

Defined terms

A number of defined terms are used in this Bidder’s Statement. Unless the contrary intention appears, the context requires otherwise or words are defined in section 10 of this Bidder’s Statement, words and phrases in this Bidder’s Statement have the same meaning and interpretations as in the Corporations Act.

GFN Asia Pacific Holdings Pty Ltd

19 July 2017

Dear Royal Wolf Shareholder,

Recommended Takeover Bid for Royal Wolf

I am pleased to enclose an offer by GFN Asia Pacific Holdings Pty Ltd (GFN) to acquire all of Your Royal Wolf Shares (Offer).

GFN is ultimately owned by General Finance Corporation (NASDAQ: GFN) (General Finance). General Finance has a relevant interest in approximately 51.0% of Royal Wolf Shares as at the date of this Bidder’s Statement.

The consideration for the Offer is $1.83 cash, less the amount of the Special Dividend described in the following sentence (Offer Price) for each of Your Royal Wolf Shares. Royal Wolf is proposing to pay a Special Dividend of up to $0.0265 per Royal Wolf Share, which will be fully franked. Royal Wolf has announced that it expects that the record date for the Special Dividend will be 18 July 2017, with payment to be made on 2 August 2017, and accordingly it is expected that the Special Dividend will become payable prior to the Offer becoming unconditional.

To the extent that a Special Dividend is paid, the Offer Price will be reduced by the cash amount of the Special Dividend.

The Independent Directors of Royal Wolf unanimously recommend that Royal Wolf Shareholders ACCEPT the Offer in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Offer is fair and reasonable, and intend to accept the Offer for Royal Wolf Shares they own or control, subject to the same qualification.

GFN believes that its Offer is compelling and represents the best opportunity for Royal Wolf Shareholders to receive a certain, attractive cash return for an investment that carries certain risks moving forward which are described in this Bidder’s Statement.

The Offer Price of $1.83 per share represents:

●
a [____]% premium to the closing share price of Royal Wolf of [$___] on 11 July 2017 (the trading day prior to 12 July 2017 (Announcement Date));

●
a [insert]% premium to the volume weighted average price per share of Royal Wolf for the 1 month prior to the Announcement Date; and

●
a [insert]% premium to the volume weighted average price per share of Royal Wolf for the 3 months prior to the Announcement Date.

In addition, Royal Wolf Shareholders should consider the following factors when evaluating whether to accept the Offer:

●
The Offer provides you with an immediate opportunity to realise certain cash value for your investment in Royal Wolf

●
Accepting the Offer removes risks that could affect the value of your Royal Wolf shares over time

● Royal Wolf has not received any alternative proposal which is higher than the Offer as at the date of this Bidder’s Statement; and

●
There is no certainty that Royal Wolf’s trading price would trade at or above the Offer Price of $1.83 per share, less the amount of the Special Dividend of $0.0265 per share, if the Offer lapses, and there is a risk that if the Offer lapses, the price of Royal Wolf Shares may fall significantly.

On behalf of GFN, I strongly encourage you to accept this Offer, which is scheduled to close at 7:00pm (Sydney time) on 25 August 2017, unless extended or withdrawn.

Details of our Offer, including its terms and conditions are set out in this Bidder’s Statement. I encourage you to read this Bidder’s Statement carefully and in full, together with the Target’s Statement, and to accept the Offer as soon as possible. In order to be valid, your Acceptance Form must be received before 7.00pm (Sydney time) on 25 August 2017 which, unless extended, will be the closing date of the Offer.

To accept the Offer, you should follow the instructions in this Bidder’s Statement and on the accompanying Acceptance Form.

Yours sincerely,

Ronald Valenta

Director of GFN Asia Pacific Holdings Pty Ltd.

Why you should ACCEPT GFN’s Offer

The Independent Directors of Royal Wolf Unanimously Recommend that you ACCEPT GFN’s Offer, in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Offer is fair and reasonable

The Offer represents a highly attractive premium to historical trading levels
GFN’s all cash Offer of $1.83 per Royal Wolf Share, less the amount of the Special Dividend of $0.0265 per Royal Wolf Share, presents certain and immediate value and removes risks that could affect the value of Your Royal Wolf Shares over time

Royal Wolf’s total shareholder return is negative 40% for the period from 1 July 2013 to 31 March 2017, significantly underperforming the All Ordinaries index over the same period
Royal Wolf’s net debt and leverage have increased over the last three years
Relatively Low Trading Liquidity for Royal Wolf Shareholders
The price of Royal Wolf Shares may fall if this Offer is not successful and there is no competing proposal
You will not incur brokerage charges in accepting the Offer
Royal Wolf Shareholders may receive a Special Dividend of $0.0265 per Royal Wolf Share, which will be fully franked. This gives an additional benefit to certain Royal Wolf Shareholders who are Australian tax residents.

Why you should accept GFN’s all cash Offer

☑
The Independent Directors of Royal Wolf Unanimously Recommend that you ACCEPT GFN’s Offer

The Independent Directors of Royal Wolf unanimously recommend that you accept the Offer, in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Offer is fair and reasonable. The Independent Directors of Royal Wolf intend to accept the Offer for Royal Wolf Shares they own or control, subject to the same qualification.

☑
The Offer represents a highly attractive premium to historical trading levels

The Offer provides substantial value to Royal Wolf Shareholders as it represents a highly attractive premium over the historical market price of Royal Wolf Shares. At $1.83 per Royal Wolf Share, the Offer represents a premium of approximately:

●
a [   ]% premium to the closing share price of Royal Wolf of [$___] on 11 July 2017 (the trading day prior to 12 July 2017 (Announcement Date));

●
a [insert]% premium to the volume weighted average price per share of Royal Wolf for the 1 month prior to the Announcement Date; and

●
a [insert]% premium to the volume weighted average price per share of Royal Wolf for the 3 months prior to the Announcement Date.1 2

The following chart illustrates the highly attractive premium being offered.

1 Source: Underlying trading data sourced from Bloomberg. Bloomberg has not consented to the use of this information in this Bidder’s Statement.

2 Source: IRESS.

☑
GFN’s all-cash Offer presents certain and immediate value and removes risks that could affect the value of Your Royal Wolf Shares over time

Royal Wolf is subject to a number of risks. If you accept the Offer, and the conditions of the Offer are satisfied, you will be paid cash for Your Royal Wolf Shares (inclusive of a Special Dividend of $0.0265 per share) and will no longer be exposed to the risks that could affect the trading price of Royal Wolf Shares.

Some of these risks include but are not limited to:

business risks, including the risk of a reduction in customer demand for portable container solutions, any adverse change to the reputation of Royal Wolf or failure to meet short and long term strategic objectives or expansion plans or heightened competition in the markets in which Royal Wolf operates;

foreign exchange risk; and

equity market risk, including uncertainty as to the price at which Royal Wolf Shares would trade if the Offer lapses, and there is no alternative offer or proposal for control of Royal Wolf.

☑
Royal Wolf’s total shareholder return is negative 40% for the period from 1 July 2013 to 31 March 2017, significantly underperforming the All Ordinaries index over the same period

☑
Royal Wolf’s net debt and leverage have increased over the last three years

Royal Wolf’s leverage has increased from 2.4x net debt / EBITDA (30 June 2013) to 2.8x as at 31 March 2017. Over this same time period, Royal Wolf’s net debt balance has increased from $99m to over $108m. Should Royal Wolf shareholders choose not to accept GFN’s offer, they will retain exposure to Royal Wolf’s increasingly leveraged position.

☑
Relatively Low Trading Liquidity for Royal Wolf Shareholders

The average daily turnover of Royal Wolf Shares on ASX during the previous 12 months has been relatively low.

GFN’s Offer will allow Royal Wolf’s Shareholders to dispose of all of their Royal Wolf Shares.

Such opportunities have been limited to date with historical turnover of Royal W olf Shares equal to:

●
average daily volume of approximately [        ] Royal Wolf Shares (or approximately [     ]% of Royal Wolf Shares on issue) for the 1 month prior to the Announcement Date; and

●
average daily volume of approximately [       ] Royal Wolf Shares (or approximately [     ]% of Royal Wolf Shares) for the 12 months prior to the Announcement Date.3

3 Underlying share price information sourced from IRESS.

In the absence of the Offer, there is no guarantee that Royal Wolf Shareholders would be able to liquidate part or all of their shareholding in Royal Wolf on-market in a single transaction. The Offer provides you with an opportunity to dispose of all of Your Royal Wolf Shares in a single transaction for a certain value at a highly attractive premium to recent trading.

☑
The price of Royal Wolf Shares is likely to fall if this Offer is not successful and there is no competing proposal

Since the announcement on 12 July 2017 and up to the date of this Bidder’s Statement, no other party has announced an offer to acquire all of Your Royal Wolf Shares or any alternative control transaction.

If the Offer does not proceed and no alternative transaction is announced, Royal Wolf’s share price may fall significantly.

☑
You will not incur brokerage charges in accepting the Offer

By accepting the Offer, you will be able to realise a certain and compelling cash value for all of Your Royal Wolf Shares. In addition, you will not incur any brokerage charges by accepting the Offer, whereas such charges may be incurred if you choose to sell Your Royal Wolf Shares on the ASX.

If you accept the Offer and the Offer becomes unconditional, you will be paid $1.83 for each of Your Royal Wolf Shares, less the amount of the Special Dividend of $0.0265 per Royal Wolf Share paid to Royal Wolf Shareholders, as described below.

☑
Royal Wolf Shareholders will receive a Special Dividend of $0.0265 per Royal Wolf Share, which will be fully franked. This gives an additional benefit to certain Royal Wolf Shareholders who are Australian tax residents.

Royal Wolf is proposing to pay a Special Dividend of up to $0.0265 per Royal Wolf Share, which will be fully franked. Royal Wolf has announced that it expects that the record date for the Special Dividend will be 18 July 2017, with payment to be made on 2 August 2017, and accordingly it is expected that the Special Dividend will become payable prior to the Offer becoming unconditional.

Conclusion

The GFN Offer represents an attractive opportunity for Royal Wolf Shareholders, enabling them to achieve an immediate and attractive cash return for all of their Royal Wolf Shares, and without any brokerage fees.

 1 Summary of the Offer and How to Accept

Who is GFN?	GFN is ultimately owned by General Finance Corporation (NASDAQ: GFN). For information on GFN, please see section 2.
What GFN is offering to buy?
GFN is offering to buy all Royal Wolf Shares, on the terms set out in this Bidder’s Statement. You may only accept this Offer in respect of all of Your Royal Wolf Shares.
For full terms of the Offer, please see section 9.

Can I accept the Offer in respect of some, but not all, of my Royal Wolf shares?	No, you cannot accept the Offer for part of Your Royal Wolf Shares. You may only accept the Offer in respect of all of Your Royal Wolf Shares.
What is the Special Dividend
Royal Wolf has announced that it is proposing to pay a special dividend of $0.0265 per Royal Wolf Share (Special Dividend), which will be fully franked. The Offer Price will be reduced by the cash amount of the Special Dividend upon its payment.

Why you should accept the Offer?
There are a number of reasons why you should accept the offer:
● the Independent Directors of Royal Wolf unanimously recommend that you ACCEPT the Offer in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Offer is fair and reasonable;

● the Offer represents an attractive premium to recent trading levels;

● the Offer allows you to sell your entire holding in a stock which has very low trading liquidity;

● you will not incur brokerage charges in accepting the Offer; and

● Royal Wolf’s share price is likely to fall if this Offer is not successful and there is no competing proposal.

For more information, please see pages [7-12].

What is the Independent Expert’s role?
Royal Wolf has engaged the Independent Expert to prepare a report on whether, in the expert’s opinion, the Offer is fair and reasonable to Royal Wolf Shareholders other than GFN. Details of the Independent Expert’s report and conclusions are contained in Royal Wolf’s Target’s Statement.

When you will be paid?
If you accept the Offer and the Offer is, or becomes, unconditional, you will be paid on the earlier of:
● one month after you accept the Offer, or one month after the conditions have been satisfied or waived (whichever is the later); and

● 21 days after the end of the Offer Period.

Full details of when payments will be made are set out in section 9.7 of this Bidder’s Statement.

No brokerage on acceptances	You will not pay brokerage if you accept the Offer. Any such costs will be borne by GFN.
What is the Bidder’s Statement?
The Bidder’s Statement describes the terms of the Offer for Your Royal Wolf Shares and information relevant to your decision whether or not to accept the Offer.
This Bidder’s Statement is an important document. Should you have any doubt as to how to deal with this document, you should consult your broker, financial, legal, tax or other professional advisor immediately.

Close of the Offer	The Offer closes at 7:00pm (Sydney time) on 25 August 2017, unless it is extended in accordance with the Corporations Act.4
Conditions to the Offer
The Offer is subject to the following conditions:
● at the end of the Offer Period, GFN has:

● received valid acceptances in respect of at least 75.0% (by number) of the Non-Associated Shares; and

● a Relevant Interest in at least 90.0% (by number) of all Royal Wolf Shares;

● no issue of securities;

● no prescribed occurrences;

● no regulatory action;

● no acquisitions, disposals or use of capital expenditure over certain thresholds;

● no material adverse change in the Royal Wolf Group;

● no dividends or distributions (other than the Special Dividend);

● no fall in the ASX All Ordinaries Index below 4,000 on 5 consecutive Business Days;

● no material adverse change in the financial or capital markets generally, or the markets for subordinate debt or warrants or other equity securities; and

● no Bidder Material Adverse Change.

The Offer is not subject to FIRB approval because GFN received a letter dated 30 June 2017 from FIRB stating that FIRB had no objection to the Bid.
Full details of the conditions to the Offer are set out in section 9.8 of this Bidder’s Statement.

What happens if the conditions to the Offer are not satisfied?
If the conditions of the Offer as set out above are not satisfied by the closing date, the Offer will lapse, any acceptances will be cancelled and you will retain Your Royal Wolf Shares even if you have accepted the Offer.5

How is GFN funding the Offer
GFN has arranged for funding from the sale of senior and convertible notes (Notes) to Bison Capital Equity Partners V, LP (Bison) and affiliates for the purpose of funding the acquisition of Royal Wolf Shares pursuant to the Offer. GFN and Bison have entered into the Debt Financing Documentation with respect to the Notes. The Debt Financing Documentation is subject to customary conditions, . Full details of how GFN will fund the Offer are set out in section 5.2 of this Bidder’s Statement.

How do you accept the Offer
You may only accept the Offer for all Your Royal Wolf Shares.
Depending on the nature of your holding, you may accept the Offer in the following ways:
Issuer sponsored shareholders
If Your Royal Wolf Shares are held on Royal Wolf’s issuer sponsored sub register (such holdings will be evidenced by an “I” appearing next to your holder number on the enclosed Acceptance Form), to accept this Offer, you must complete and sign the Acceptance Form enclosed with this Bidder’s Statement and return it to the address indicated on the form before the Offer closes.
CHESS sponsored shareholders
If Your Royal Wolf Shares are in a CHESS Holding (such holdings will be evidenced by an “X” appearing next to your holder number on the enclosed Acceptance Form), you may accept the Offer by either:
● completing and signing the Acceptance Form enclosed with this Bidder’s Statement and returning it to the address indicated on the form, so that it is received in sufficient time for your Controlling Participant to effect acceptance before the Offer closes; or

● contacting your Controlling Participant (normally your broker) and instructing them to accept the Offer on your behalf,

before the Offer closes.
Participants
If you are a Participant, acceptance of this Offer must be initiated in accordance with rule 14.14 of the ASX Settlement Operating Rules before the Offer closes.
Full details on how to accept the Offer are set out in section 9.3 of this Bidder’s Statement.

Can I withdraw my acceptance?	Your acceptance of the Offer can only be withdrawn in certain circumstances described in the Corporations Act as set out in section 9.6 of this Bidder’s Statement.
Can the Offer Period be extended?
Yes, the Offer Period may be extended at the election of GFN and as required under the Corporations Act. GFN has also agreed in the Takeover Bid Implementation Agreement to keep the Offer open until 25 August 2017.
GFN will give written notice of any extension of the Offer Period in accordance with the Corporations Act. Any extension will be announced to the ASX.

What happens if you do not accept the Offer?
If you do not accept the Offer, you will remain a Royal Wolf Shareholder and will not be paid the cash consideration under the Offer.
If GFN becomes entitled to compulsorily acquire Your Royal Wolf Shares, it intends to proceed with the compulsory acquisition. If Your Royal Wolf Shares are compulsorily acquired by GFN following the Offer, it will be on the same terms (including the same consideration for each Royal Wolf Share acquired) as the Offer.

What are the tax implications of accepting the Offer?
Please refer to section 7 of this Bidder’s Statement for an overview of the Australian taxation treatment for certain Royal Wolf Shareholders accepting the Offer.
Royal Wolf Shareholders should not rely on that description as advice for their own affairs and GFN recommends you should consult your taxation advisor for detailed taxation advice before making a decision as to whether or not to accept the Offer.

What if you are a foreign shareholder?
Foreign shareholders will receive the same cash consideration as stipulated under the Offer, which will be paid in Australian dollars. However, the tax implications under the Offer for those foreign shareholders may be different to those relating to Australian resident shareholders.

Where to go for further information on how to accept the Offer?
For information on how to accept the Offer, please see the enclosed Acceptance Form. If you have any questions or queries in respect of the Offer, or you require assistance in filling out the Acceptance Form, please call the Takeover Offer Information Line on 1300 730 659, or, if calling from outside of Australia, please call +61 1300 730 659.

Important notice
The information in this section 1 is a summary only of GFN’s Offer and is qualified by the detailed information set out elsewhere in this Bidder’s Statement.
You should read the entire Bidder’s Statement and the Target’s Statement before deciding whether to accept the Offer.

4
5

  2 Information regarding GFN

2.1 Overview of GFN and its principal activities

GFN is ultimately owned by General Finance Corporation, a public company listed on NASDAQ (General Finance). A corporate structure diagram is shown below.

General Finance is the parent company of businesses in the mobile storage, liquid containment and modular space (portable services) industries. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for General Finance’s subsidiaries.

General Finance’s principal leasing operations are in the Asia-Pacific regions of Australia and New Zealand, consisting of majority-owned Royal Wolf, the leading provider of portable storage solutions in those regions, and in North America, consisting of wholly-owned Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), prominent regional providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. General Finance also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.

As at the date of this Bidder’s Statement, GFN had a relevant interest in 51,198,526 Royal Wolf Shares, representing voting power in Royal Wolf of approximately 51.0%.

GFN’s funding arrangements in relation to the Offer are set out in section 5.2.

Figure 1 – Corporate Structure Diagram

2.2 Directors of GFN

The directors of GFN as at the date of this Bidders Statement are:

Ronald Valenta

Charles Barrantes

Christopher Wilson

Melissa Jones

2.3 Publicly available information

As a public company listed on the NASDAQ, General Finance is subject to disclosure obligations under the listing rules of the NASDAQ and under applicable laws. These include, but are not limited to, obligations to disclose material information which may affect shareholders’ rights, share price, or investors’ decisions on whether to invest in General Finance. Royal Wolf Shareholders can view publicly available information about General Finance on the Investor Relations section of its website www.generalfinance.com.

GFN is also required to lodge various documents with ASIC. Copies of documents lodged with ASIC may be obtained from, or inspected at, an ASIC office.

3 Information regarding Royal Wolf

3.6
Overview of Royal Wolf and its principal activities

Royal Wolf is a leading provider of portable container solutions to the resources, construction, logistics, retail and manufacturing industries in Australia and New Zealand with a lease fleet of 42,842 containers at 31 March 2017. For the 9 months ended 31 March 2017, Royal Wolf reported revenue of approximately $107 million and for the year ended 30 June 2016, Royal Wolf reported revenue of approximately $ 164 million.

Royal Wolf leases and sells container products through its 33 customer service centres located in every state in Australia and in the North Island and South Island of New Zealand, as well as through a National Accounts Management Team that is focused on large customers and contracts. Royal Wolf is the only provider of portable container solutions with customer service centres servicing all major business centres in Australia and New Zealand and, as such, is the only portable container solutions company with a national infrastructure and workforce.

Royal Wolf’s portable container products are used by a broad range of industries with approximately 22,000 customers across industries that include resources, construction, logistics, retail and manufacturing. Customers use Royal Wolf’s products for a wide variety of applications, including storage of inventory, materials and equipment, transportation of goods, and as portable buildings and accommodation. This diversity of clients, markets and products provides Royal Wolf a degree of protection against changes in demand in an individual segment.

Royal Wolf was listed on the ASX in 2011.

3.7
Directors of Royal Wolf

As at the date of this Bidder’s Statement, there are seven directors of Royal Wolf:

●
Mr. Peter Housden (Chairman, Independent Non-Executive Director);

●
Mr. Daryl William Corsie (Independent Non-Executive Director);

●
Mr. Peter Dexter AM (Independent Non-Executive Director);

●
Mr. Neil Littlewood (CEO, Director);

●
Mr. Manuel Marrero (Non-Executive Director);

●
Mr. Jody Miller (Non-Executive Director); and

●
Mr. Ronald Valenta (Non-Executive Director).

Mr. Ronald Valenta has served as the Chief Executive Officer of General Finance since 2005, Mr. Manuel Marrero has served as a Non-Executive Director of General Finance since 2005 and Mr. Miller has been the President of General Finance since January 2017. Neither Mr. Valenta, Mr. Marrero nor Mr. Miller have had any participation in the decisions or meetings of Royal Wolf with respect to the Offer.

Profiles of Royal Wolf’s directors are available on Royal Wolf’s website at http://investors.royalwolf.com.au/Investors/?page=Board-Profiles.

3.8
Substantial shareholders

[HSF Note: To be updated prior to finalisation.] Based on information disclosed by Royal Wolf, each of the following persons was a substantial shareholder in Royal Wolf Shares as at the date of this Bidder’s Statement.

Royal Wolf Shareholder	Royal Wolf Shares	%
General Finance6	51,198,526	51.00
BT Investment Management Limited	5,971,507	5.95
Celeste Funds Management	5,660,232	5.64
Colonial First State – Growth Australian Equities	5,226,083	5.21

3.9
Financial results

On 7 February 2017, Royal Wolf issued its half year results for the half year ended 31 December 2016.

The financial results announcements are available via the ASX announcements website.

3.10
Disclaimer as to information about Royal Wolf

Information in this Bidder’s Statement concerning Royal Wolf’s business has not been independently verified by GFN. Accordingly, GFN does not make any representation or warranty, express or implied, as to the accuracy or completeness of such information.

Further information relating to Royal Wolf’s business is in Royal Wolf’s Target Statement.

3.11
Publicly available information on Royal Wolf

Royal Wolf is required to lodge various documents with ASIC and with the ASX. Copies of documents lodged with ASIC by Royal Wolf may be obtained from, or inspected at, an ASIC office. ASX maintains files containing publicly available information about all listed entities. Royal Wolf’s file is available for inspection at ASX during normal business hours or online at www.asx.com.au.

Further information about Royal Wolf is available at www.royalwolf.com.au.

6 A wholly owned subsidiary of General Finance, GFN (US), holds 50,198,526 Royal Wolf Shares directly, and General Finance owns an additional 1,000,000 Royal Wolf Shares [through a nominee].

 4 Information regarding Royal Wolf securities

4.1 Royal Wolf’s issued securities

According to information provided by Royal Wolf to ASX, as at the date of this Bidder’s Statement, Royal Wolf’s issued securities consisted of 100,387,052 Royal Wolf Shares.

 4.2 Royal Wolf Options

According to information provided by Royal Wolf to the ASX and information provided by Royal Wolf to GFN, Royal Wolf currently has no Royal Wolf Options on issue as at the date of this Bidder’s Statement. As at the date of this Bidder’s Statement, Royal Wolf had a long-term incentive plan with 1,904,770 rights outstanding (Performance Rights). Each outstanding Performance Right provides the holder the right to one share in Royal Wolf subject to certain vesting conditions. At the completion of the Offer, all rights outstanding under the long-term incentive plan of Royal Wolf will be terminated. [Note: Disclosure re arrangements with Bob Allan to be included once finalised.]

4.3 Interests in Royal Wolf securities

As at the date of this Bidder’s Statement, GFN had a relevant interest in 51,198,526 Royal Wolf Shares, representing voting power in Royal Wolf of approximately 51.0%.

4.4 Recent share price performance of Royal Wolf

The latest recorded share price of Royal Wolf Shares on ASX on:

(z)
11 July 2017, being the last trading day prior to the Announcement Date, was $[insert] per Royal Wolf Share; and

(aa)
The latest recorded share price of Royal Wolf Shares on ASX on 11 July 2017, being the last trading day prior to the date on which this Bidder’s Statement was lodged with ASIC, was $[insert] per Royal Wolf Share.7

4.5 No pre-Offer benefits

Other than as disclosed above in this section 4, during the period of 4 months before the date of this Bidder’s Statement, and the period from the date of this Bidder’s Statement to the date before the date of the Offer, neither GFN nor any of its associates gave, or offered to give, or agreed to give a benefit to another person which was likely to induce the other person, or an associate of the other person, to:

●
accept the Offer; or

●
dispose of Royal Wolf Shares,

and which is not offered to all holders of Royal Wolf Shares under the Offer.

4.6 No escalation agreements

Neither GFN nor any of its associates has entered into any escalation agreement that is prohibited by section 622 of the Corporations Act.

7 Source: Bloomberg.

 5 Sources of cash for Your Royal Wolf Shares

 5.1 Total cash consideration

The total consideration for the acquisition of Royal Wolf Shares to which the Offer relates will be satisfied wholly in cash.

As at the date of this Bidder’s Statement, Royal Wolf has 100,387,052 Royal Wolf Shares on issue.

If acceptances are received in respect of the Royal Wolf Shares on issue as at the date of this Bidder’s Statement (other than those Royal Wolf Shares in which GFN currently has a relevant interest) or if GFN becomes entitled to and exercises the right of compulsory acquisition under the Corporations Act, the amount of cash that GFN would be required to pay under the Offer would be approximately $90 million (Total Consideration), reduced by the cash amount of any Special Dividend that is paid.

 5.2 Sources of cash consideration

The cash consideration of $1.83 per Royal Wolf Share payable under the Offer, less the Special Dividend of $0.0265 per share, will be paid by GFN.

$88.7 million, being the maximum amount of cash that GFN will be required to pay under the Offer, will be obtained from the sale by GFN’s affiliates to Bison of the Notes for the purpose of funding the acquisition of Royal Wolf Shares.

GFN and Bison have entered into a securities purchase agreement and related documentation (the Debt Financing Documentation). The Debt Financing Documentation contains all of the conditions to the sale of the Notes to Bison and the material terms of the Notes. The Debt Financing Documentation is subject to customary conditions, in addition to the conditions in section 9.8 of this Bidder’s Statement. In addition, as a condition to the purchase of the Notes by Bison as contemplated in the Debt Financing Documentation, GFN must not amend or vary, waive any condition of, or allow any amendment or variation to, the Offer as set out in this Bidder’s Statement without Bison’s prior written consent (such consent may be withheld at Bison’s sole discretion) or issue any supplementary bidder’s statement to this Bidder’s Statement without Bison’s consent (subject only to compliance with applicable law).

As at the date of this Bidder’s Statement, GFN is not aware of any event or circumstance which would give rise to a right to Bison not to purchase the Notes.

GFN has a reasonable basis to expect that the conditions precedent to the Debt Financing Documentation will be satisfied (or otherwise waived) if the Offer becomes unconditional. For further information about GFN and its business interests and background, please refer to section 2. Having regard to the matters set out in this section 5, GFN is of the opinion that it has a reasonable basis for forming the view, and it holds the view, that it will be able to satisfy its payment obligations under the Offer, as well as its costs associated with the Offer.

5.3 No hedging

There are no hedging arrangements in place for movements in exchange rates in respect of the arrangements described in this section 5. However, GFN expects that the funds available under those arrangements will be more than sufficient to pay the Total Consideration, even in the event of a material adverse movement in exchange rates.

 6 GFN’s intentions regarding Royal Wolf

 6.1 Introduction

GFN has been established by General Finance for the purpose of making the Offers. Accordingly, the intentions of GFN are the same as the intentions of its ultimate parent, General Finance.

This section sets out GFN’s intentions in relation to the following:

●
the continuation of the business of Royal Wolf;

●
any major changes to the business of Royal Wolf; and

●
the future employment of the present employees of Royal Wolf.

These intentions are based on the basis of facts and information concerning Royal Wolf, its business and the general business environment which is known to GFN at the time of preparing this Bidder’s Statement. Final decisions will only be reached by GFN in light of material information and circumstances at the relevant time. Accordingly, the statements in this section are statements of current intention only and accordingly may vary as new information becomes available or circumstances change.

 6.2 Intentions for Royal Wolf as a wholly-owned controlled entity

Without limiting the comments in section 6.1, this section 6.2 describes GFN’s specific intentions if GFN and its associates acquire a relevant interest in 90% or more (by number) of Royal Wolf Shares, and so becomes entitled to proceed to compulsory acquisition of the outstanding Royal Wolf Shares in accordance with Part 6A.1 of the Corporations Act.

(a)
Corporate matters

GFN intends to:

●
proceed with compulsory acquisition of the outstanding Royal Wolf Shares in accordance with the provisions of Part 6A.1 of the Corporations Act;

●
arrange for Royal Wolf to be removed from the official list of ASX;

●
replace Royal Wolf’s existing debt facilities with a facility to be provided by Deutsche Bank; and

●
review and replace some of the existing members of the board of Royal Wolf with its own nominees with appropriate expertise and experience.

(b)
General strategic review

After the end of the Offer Period, GFN intends to conduct a broad based review of Royal Wolf’s operations at a strategic, financial and operational level.

Once this review has been completed, GFN will determine the level of financial and other resources necessary to optimise Royal Wolf’s operations.

In particular, GFN will determine the optimal strategy in terms of realising maximum value for its investment in Royal Wolf, and in doing so, will keep all options for value maximisation open.

(c)
Impact on Employees

Subject to the statements made about existing members of the board of Royal Wolf and the review described above, GFN intends to maintain the current employment arrangements (to the extent practicable) of all Royal Wolf employees. Following completion of the Offer, and as part of the strategic review described above, GFN will consider whether, in order to further develop Royal Wolf’s operations, additional management and technical resources from external sources will be required.

As a result of the implementation of GFN’s intentions in regards to corporate matters (discussed above), it is likely that certain operational and administrative functions, for example, those relating to the maintenance of Royal Wolf’s listing on ASX, and those relating to the performance of certain of Royal Wolf’s administrative functions will become redundant. If redundancies occur, the relevant employees will receive benefits in accordance with their contractual and other legal entitlements.

[Note: Removed as GFN is not in a position to waive the minimum acceptance condition given that the minimum acceptance condition is a condition to Bison’s bid funding.]

6.3 Other intentions

Subject to the matters described above in this section 6 and elsewhere in this Bidder’s Statement, and, in particular, the completion of the strategic review of Royal Wolf’s operations, it is the intention of GFN, on the basis of the facts and information concerning Royal Wolf that are known to it and the existing circumstances affecting the assets and operations of Royal Wolf as at the date of this Bidder’s Statement, that the business of Royal Wolf will be conducted in materially the same manner as at the date of this Bidder’s Statement, there will be no redeployment of the fixed assets of Royal Wolf and the present employees of Royal Wolf will continue to be employed by Royal Wolf.

 7 Tax considerations

7.1 Introduction

Sections 7.2 and 7.3 below contain a general description of the Australian income tax and goods and services tax (GST) consequences to certain Royal Wolf Shareholders of the acceptance of the Offer. The comments set out below are relevant only to those Royal Wolf Shareholders who:

1.
hold their Royal Wolf Shares as capital assets for investment purposes and not for the purposes of speculation or a business of dealing in securities (e.g. as trading stock);
2.
are not subject to the Taxation of Financial Arrangements rules in Division 230 of the Income Tax Assessment Act 1997 (Cth);

3.
did not acquire their Royal Wolf Shares in return for services or as the result of an employee share plan or employee share option plan;

4.
are not a bank, insurance company, tax exempt organisation or superannuation fund; or

5.
are not non-residents who currently hold, or have held, at any time Royal Wolf Shares through a permanent establishment in Australia.

Royal Wolf Shareholders who are not resident in Australia for tax purposes should take into account the tax consequences under the laws of their country of residence, as well as under Australian law, of acceptance of the Offer.

The following description of the Australian income tax and GST implications of acceptance of the Offer is based upon the Australian law and administrative practices of the ATO in effect at the date of this Bidder’s Statement, but it is not tax advice, it is general in nature and it is not intended to be an authoritative or complete statement of the laws applicable to the particular circumstances of every Royal Wolf Shareholder. Royal Wolf Shareholders should seek independent professional advice in relation to their own particular circumstances.

 7.2 Australian resident shareholders

Royal Wolf Shareholders who accept the Offer

Acceptance of the Offer will involve the disposal of Royal Wolf Shares by a Royal Wolf Shareholder by way of transfer to GFN. This change in the ownership of the Royal Wolf Shares will constitute a capital gains tax (CGT) event for Australian CGT purposes.

The date of disposal for CGT purposes will be the date the contract to dispose of the Royal Wolf Shares is formed.

Compulsory Acquisition

If a Royal Wolf Shareholder does not dispose of their Royal Wolf Shares under the Offer and their Royal Wolf Shares are compulsorily acquired in accordance with Part 6A.1 of the Corporations Act, those Royal Wolf Shareholders will also be treated as having disposed of their Royal Wolf Shares for CGT purposes.

The date of disposal for CGT purposes will be the date when the Royal Wolf Shareholder ceases to be the owner of the Royal Wolf Shares.

Calculation of the capital gain or capital loss

A Royal Wolf Shareholder who is an Australian resident may make a capital gain or capital loss on the transfer of Royal Wolf Shares. A Royal Wolf Shareholder will make a capital gain if the capital proceeds from the disposal of the Royal Wolf Shares are more than the cost base of those Royal Wolf Shares. A Royal Wolf Shareholder will make a capital loss if the capital proceeds are less than the reduced cost base of those Royal Wolf Shares.

The capital proceeds of the CGT event should be the consideration price of $1.83 per Share (less the cash amount of the Special Dividend) received by the Royal Wolf Shareholder in respect of the disposal of the Royal Wolf Shares. The amount of the Special Dividend should not be considered part of the capital proceeds as GFN is not funding some or all of the Special Dividend and the payment of the Special Dividend is not conditional on the Offer becoming unconditional.

However, if the ATO was to include the amount of any Special Dividend in the capital proceeds in respect of the disposal of the Royal Wolf Shares:

●
Royal Wolf Shareholders who would otherwise make a capital gain on the disposal of their Royal Wolf Shares would be expected to have their capital gain reduced by the amount of the Special Dividend they receive (on the basis that the Special Dividend they receive would otherwise be included in their assessable income However, the reduction will not give rise to a capital loss); or

●
Royal Wolf Shareholders who would otherwise make a capital loss on the disposal of their Royal Wolf Shares will have their capital loss reduced by the amount of the Special Dividend they receive.

The cost base of the Royal Wolf Shares generally includes their cost of acquisition and certain incidental costs of acquisition and disposal that are not deductible to the Royal Wolf Shareholder.

An individual, complying superannuation entity or trustee that has held the Royal Wolf Shares for at least 12 months (excluding the date of acquisition and disposal) should generally be entitled to discount the amount of the capital gain (after application of capital losses) from the disposal of the Royal Wolf Shares by 50% in the case of an individual or trust or by 33⅓% for a complying superannuation entity. For trusts, the ultimate availability of the discount for beneficiaries of the trust will depend on the particular circumstances of the beneficiaries.

The CGT discount is not available to companies.

Capital gains and capital losses of a taxpayer in a year of income are aggregated to determine whether there is a net capital gain. Any net capital gain is included in assessable income and is subject to income tax. Excess capital losses may not be deducted against other income for income tax purposes, but may be carried forward to offset against future capital gains (subject to satisfying certain integrity rules relating to the recoupment of carried forward losses).

 7.3 Non-resident shareholders

A Royal Wolf Shareholder who is not a resident of Australia for income tax purposes is subject to Australian tax on capital gains arising from the disposal of Royal Wolf Shares if:

●
both:

●
the shareholder and its associates hold 10% or more of the issued Royal Wolf Shares at the time of disposal of the Royal Wolf Shares or have held such interest for any continuous 12 month period within the 2 years preceding the disposal; and

●
more than 50% of the value of Royal Wolf’s assets is attributable to direct or indirect interests in Australian real property (as defined in the income tax law) (TARP); or

●
the shareholder has used the Royal Wolf Shares at any time in carrying on a business through an Australian permanent establishment.

Royal Wolf Shareholders who are not a resident of Australia should seek independent professional advice in relation to their own particular circumstances.

GFN is entitled to withhold part of the consideration payable to Royal Wolf Shareholders if several conditions are satisfied, including the TARP test. GFN is currently of the view that the TARP test should not be satisfied and does not expect to withhold any tax from the consideration.

7.4 GST

Holders of Royal Wolf Shares should not be liable to GST in respect of a disposal of those Royal Wolf Shares.

  8 Other material information

8.1 Takeover Bid Implementation Agreement

On 12 July 2017, GFN and Royal Wolf entered into the Takeover Bid Implementation Agreement in relation to the Offer. A copy of the agreement was released to ASX on that day.

Under the terms of the agreement, Royal Wolf agreed that it will, amongst other things:

(a)
conduct its affairs in the ordinary course and consistent with past practice;

(b)
ensure that no prescribed occurrence (as broadly referred to in section 652C of the Corporations Act, together with other matters set out in the agreement) occurs in relation to Royal Wolf;

(c)
use reasonable endeavours to preserve the value of all its assets and businesses, to preserve its relationships with suppliers, licensors and others with whom it has business dealings with before the date of the agreement and to retain all key employees and contractors; and

(d)
to the extent practicable, not incur additional capital or exploration expenditure above and beyond that which is currently budgeted.

In addition, Royal Wolf has agreed to exclusivity obligations until the earlier of termination of the Takeover Bid Implementation Agreement and the closing date of the Offer (Exclusivity Period). The Takeover Bid Implementation Agreement contains no shop, no talk and no due diligence restrictions on Royal Wolf. During the Exclusivity Period, Royal Wolf must not, amongst other things:

(a)
directly or indirectly solicit, invite, encourage or initiate any enquiries, negotiations or discussions in relation to a Competing Transaction;

(e)
directly or indirectly enter into, continue or participate in negotiations or discussions with any other person regarding, or that could reasonably be expected to lead to, a Competing Transaction being made, enquired about, negotiated or discussed; or

(b)
make available non-public information relating to Royal Wolf or any of its businesses, assets or operations, in connection with such person formulating, developing or finalising, or assisting in the formulation, development or finalisation of, a Competing Transaction, except in limited circumstances, except that the obligations in paragraphs (b) and (c) above are subject to a ‘fiduciary limitation’, under which they do not apply to the extent that they restrict Royal Wolf or an Independent Director from taking or refusing to take any action with respect to a bona fide Competing Transaction (which was not encouraged, solicited, invited or initiated in contravention of relevant provisions of the Takeover Bid Implementation Agreement) provided that in the opinion of each Independent Director, formed in good faith:

●
the Competing Transaction is made in writing by or on behalf of a person that the Independent Directors consider is of reputable commercial standing;
●
the Competing Transaction would be, or could reasonably be expected to lead to a transaction which is, more favourable to Target Shareholders than the Bid, after taking into account all aspects of the Competing Transaction; and
●
taking or failing to take the action with respect to the Competing Transaction would, or would be likely to, involve a breach of the fiduciary or statutory obligations of each Director.
There are also requirements for the Independent Directors to obtain supporting written legal advice before relying on the ‘fiduciary limitation’.

The Takeover Bid Implementation Agreement also contains notification and matching right provisions in relation to Competing Transactions.

The Takeover Bid Implementation Agreement can be terminated in the following circumstances:

By GFN if:

(a)
Royal Wolf is in breach of any provision of the agreement (including a Royal Wolf warranty), which breach is material in the context of the Offer, or if a Prescribed Occurrence occurs, GFN gives notice to Royal Wolf setting out the relevant circumstances of the breach and stating an intention to terminate the agreement and the relevant circumstances of the breach have not been rectified (if capable of being rectified) and/or the activity that caused the breach has not ceased to the reasonable satisfaction of GFN, within one Business Day from the notice being given, and, in any other case, five Business Days from the time such notice is given; or

(b)
a Competing Transaction is publicly proposed by a person other than GFN (or one of its Related Bodies Corporate) and is recommended by any Independent Director;

(c)
a person other than GFN or one of its Related Bodies Corporate that does not hold 10% or more Voting Power in Royal Wolf at the date of the agreement obtains Voting Power in Royal Wolf of 10% or more;

(d)
if any Independent Director fails to make or withdraws, changes, revises, revokes or qualifies, or makes a public statement inconsistent with, the recommendation to accept the Offer in the absence of a Superior Proposal and in circumstances where the Independent Expert concludes the Offer is fair and reasonable, or makes a public statement indicating that they no longer recommend or intend to accept the Offer; or

(e)
if any Independent Director recommends, endorses or otherwise supports a Competing Transaction.

By Royal Wolf if:

(a)
GFN is in breach of any clause of the agreement (including a GFN warranty) which breach is material in the context of the Offer, Royal Wolf gives notice to GFN setting out the material breach and stating an intention to terminate the agreement and the material breach has not been rectified (if capable of being rectified) and/or the activity that caused the material breach has not ceased to the reasonable satisfaction of Royal Wolf, within five Business Days from the time such notice is given; or

(b)
each Independent Director withdraws his or her recommendation of the Offer where there is a Superior Proposal and certain obligations have been complied with or where the Independent Expert ceases to consider that the Offer is fair and reasonable (unless such cessation is due to the emergence of a Superior Proposal in which case the provisions relating to Superior Proposals will apply).

By GFN or Royal Wolf if Offer lapses for any reason (provided, in the case of termination by GFN, that this occurred without breach by it of the Takeover Bid Implementation Agreement) including non-satisfaction of a condition of the Offer, or at any time after the date 6 months after the date of the Takeover Bid Implementation Agreement.

The Takeover Bid Implementation Agreement also automatically terminates on the Offer closing date.

8.2 Special Dividend

Royal Wolf has announced that it proposes to pay a Special Dividend of $0.0265 per Royal Wolf Share (Special Dividend), which will be fully franked.

Funding for the amount of the Special Dividend (which will be a maximum of approximately $2.7 million) is expected to be funded from a combination of operating cash flow and drawing on Royal Wolf’s existing banking facilities.

8.3 Date for determining holders of Royal Wolf Shares

For the purposes of section 633 of the Corporations Act, the date for determining the people to whom information is to be sent under items 6 and 12 of subsection 633(1) is the Register Date.

8.4 Consents

This Bidder’s Statement contains statements made by, or statements said to be based on statements made by Link Market Services Limited. Link Market Services Limited has consented to the inclusion of:

●
each statement it has made; and

●
each statement which is said to be based on a statement it has made,

in the form and context in which the statements appear and it has not withdrawn that consent prior to the lodgement of this Bidder’s Statement with ASIC.

This Bidder’s Statement may include statements which are made in, or based on statements made in, documents lodged with ASIC or given to ASX. Under the terms of ASIC Class Order 13/521, the parties making those statements are not required to consent to, and have not consented to, inclusion of those statements in this Bidder’s Statement.

In addition, GFN has relied on ASIC Class Order 13/520 which modifies section 609 of the Corporations Act to provide that GFN will not acquire a relevant interest in any Royal Wolf Shares merely as a result of Royal Wolf Shareholders giving Acceptance Instructions in respect of their Royal Wolf Shares through the Institutional Acceptance Facility.

Any Royal Wolf Shareholder who would like to receive a copy of any of those documents, or the relevant parts of the documents containing the statements, may obtain a copy (free of charge) during the Offer Period by writing to Link Market Services Limited at the address referred to on the Acceptance Form.

In addition, as permitted by ASIC Corporations (Consents to Statements) Instrument 2016/72 (Corporations Instrument 2016/72), this Bidder’s Statement may include or be accompanied by certain statements:

●
which fairly represent what purports to be a statement by an official person; or

●
which are a correct and fair copy of, or extract from, what purports to be a public official document; or

●
which are a correct and fair copy of, or extract from, a statement which has already been published in a book, journal or comparable document; or

●
from a public official document or a published book, journal or comparable publication.

In addition, as permitted by Corporations Instrument 2016/72, this Bidder’s Statement contains trading data sourced from Bloomberg and IRESS provided without their consent.

8.5 Other material information

Except as disclosed elsewhere in this Bidder’s Statement, there is no other information that is:

●
material to the making of a decision by a Royal Wolf Shareholder whether or not to accept the Offer; and

●
known to GFN,

which has not previously been disclosed to Royal Wolf Shareholders.

 9 The terms and conditions of the Offer

9.1 Offer

(a)
GFN offers to acquire all of Your Royal Wolf Shares on and subject to the terms and conditions set out in this section 9 of this Bidder’s Statement.

The consideration under the Offer is $1.83 per Royal Wolf Share (reduced by the cash amount of any Special Dividend paid).

Any entitlement to payment of less than 1 cent will be rounded up if $0.005 and above but will otherwise be rounded down.

(b)
By accepting this Offer, you undertake to transfer to GFN not only the Royal Wolf Shares to which the Offer relates, but also all Rights attached to those Royal Wolf Shares (see section 9.6(b)(5) and section 9.7(c)).

(c)
This Offer is being made to each person registered as the holder of Royal Wolf Shares in the register of Royal Wolf Shareholders at 7.00pm (Sydney time) on the Register Date. It also extends to:

(i)
holders of securities that come to be holders of Royal Wolf Shares during the period from the Register Date to the end of the Offer Period due to the conversion of, or exercise of rights conferred by, such securities and which are on issue as at the Register Date; and

(ii)
any person who becomes registered, or entitled to be registered, as the holder of Your Royal Wolf Shares during the Offer Period.

(d)
  If, at the time the Offer is made to you, or at any time during the Offer Period, another person is, or is entitled to be, registered as the holder of some or all of Your Royal Wolf Shares to which this Offer relates:

(i)
a corresponding offer on the same terms and conditions as this Offer will be deemed to have been made to that other person in respect of those Royal Wolf Shares;

(ii)
a corresponding offer on the same terms and conditions as this Offer will be deemed to have been made to you in respect of any other Royal Wolf Shares you hold to which the Offer relates; and

(iii)
this Offer will be deemed to have been withdrawn immediately at that time.

(e)
  If at any time during the Offer Period you are registered or entitled to be registered as the holder of one or more parcels of Royal Wolf Shares as trustee or nominee for, or otherwise on account of, another person, you may accept as if a separate and distinct offer on the same terms and conditions as this Offer had been made in relation to each of those parcels and any parcel you hold in your own right. To validly accept the Offer for each parcel, you must comply with the procedure in subsection 653B(3) of the Corporations Act. If, for the purposes of complying with that procedure, you require additional copies of this Bidder’s Statement and/or the Acceptance Form, or if you have any questions or queries on the Offer or how to fill out the Acceptance Form, please call the Takeover Offer Information Line on 1300 730 659, or, if calling from outside of Australia, please call +61 1300 730 659.

(f)
If Your Royal Wolf Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee you should contact that nominee for assistance in accepting the Offer.

(g)
The Offer is dated 19 July 2017.

 9.2 Offer Period

(a)
Unless withdrawn, the Offer will remain open for acceptance during the period commencing on the date of this Offer (being 24 July 2017) and ending at 7.00pm (Sydney time) on the later of:

(i)
25 August 2017; or

(ii)
any date to which the Offer Period is extended.

(b)
GFN reserves the right, exercisable in its sole discretion, to extend the Offer Period in accordance with the Corporations Act. GFN has also agreed in the Takeover Bid Implementation Agreement to keep the Offer open until 25 August 2017.

(c)
If, within the last seven days of the Offer Period, the Offer is varied to improve the consideration offered, then the Offer Period will be automatically extended so that it ends 14 days after the relevant event in accordance with section 624(2) of the Corporations Act.

 9.3 How to accept this Offer

(a)
General

(i)
Subject to section 9.1(d) and section 9.1(e), you may accept this Offer only for all of Your Royal Wolf Shares.

(ii)
You may accept this Offer at any time during the Offer Period.

(b)
 Shares held in your name on Royal Wolf’s issuer sponsored subregister (your SRN starts with an “I”)

To accept this Offer for Royal Wolf Shares held in your name on Royal Wolf’s issuer sponsored sub-register (in which case your SRN will commence with “I”), you must:

(i)
complete and sign the Acceptance Form in accordance with the terms of this Offer and the instructions on the Acceptance Form; and

(ii)
ensure that the Acceptance Form (including any documents required by the terms of this Offer and the instructions on the Acceptance Form) is received before the end of the Offer Period, at the address shown on the Acceptance Form.

(c)
 Shares held in your name in a CHESS Holding (your HIN starts with an “X”)

(i)
To accept this Offer for Shares held in a CHESS Holding (in which case your HIN will commence with “X”) you should:

A.
instruct your Controlling Participant (this is normally your broker) to initiate acceptance of this Offer on your behalf in accordance with Rule 14.14 of the ASX Settlement Operating Rules before the end of the Offer Period; or

B.
if you are a Participant, initiate acceptance of this Offer in accordance with rule 14.14 of the ASX Settlement Operating Rules before the end of the Offer Period.

(ii)
Alternatively, to accept this Offer for Royal Wolf Shares held in your name in a CHESS Holding (in which case your HIN will commence with “X”), you may sign and complete the Acceptance Form in accordance with the terms of this Offer and the instructions on the Acceptance Form and ensure that it (including any documents required by the terms of this Offer and the instructions on the Acceptance Form) is received before the end of the Offer Period, at the address shown on the Acceptance Form in sufficient time for it to be acted upon by your Controlling Participant.

(iii)
You must comply with any other applicable ASX Settlement Operating Rules.

(d)
 Shares of which you are entitled to be registered as holder

To accept this Offer for Royal Wolf Shares which are not held in your name, but of which you are entitled to be registered as holder, you must:

(i)
complete and sign the Acceptance Form in accordance with the terms of this Offer and the instructions on the Acceptance Form; and

(ii)
ensure that the Acceptance Form (including any documents required by the terms of this Offer and the instructions on the Acceptance Form) is received before the end of the Offer Period, the address shown on the Acceptance Form.

(e)
 Acceptance Form and other documents

(i)
The Acceptance Form forms part of the Offer.

(ii)
If your Acceptance Form (including any documents required by the terms of this Offer and the instructions on the Acceptance Form) is returned by post, for your acceptance to be valid you must ensure that they are posted or delivered in sufficient time for them to be received by GFN at the address shown on the Acceptance Form before the end of the Offer Period.

(iii)
When using the Acceptance Form to accept this Offer in respect of Shares in a CHESS Holding, you must ensure that the Acceptance Form (and any documents required by the terms of this Offer and the instructions on the Acceptance Form) are received by GFN in time for GFN to instruct your Controlling Participant to initiate acceptance of this Offer on your behalf in accordance with Rule 14.14 of the ASX Settlement Operating Rules before the end of the Offer Period.

(iv)
The postage and transmission of the Acceptance Form and other documents is at your own risk.

  9.4 Institutional Acceptance Facility

The Institutional Acceptance Facility will operate in the following way:

(a)
Eligible Shareholders may lodge acceptance instructions with the Facility Operator in the form of:

(i)
Acceptance Forms; and/or

(ii)
Custodian Directions,

(referred to as Acceptance Instructions) thereby demonstrating their intention to accept the Offer.

(b)
The Facility Operator will hold the Acceptance Instructions as acceptance facility collection agent only and will not acquire a relevant interest in any of the Royal Wolf Shares the subject of Acceptance Instructions.

(c)
The Facility Operator must deliver:

(i)
the Acceptance Forms in accordance with the instructions on the relevant Acceptance Forms; and

(ii)
the Custodian Directors to the relevant custodians,

immediately after the Facility Operator receives the Confirmation Notice from GFN.

(d)
Eligible Shareholders are able to withdraw their Acceptance Instructions at any time prior to the Facility Operator receiving the Confirmation Notice from GFN. Until the Facility Operator receives the Confirmation Notice from GFN, Eligible Shareholders will retain all rights in relation to their Royal Wolf Shares.

(e)
A copy of the appointment of the Facility Operator (including the terms of the appointment and the form of the Custodian Direction) will be provided to Eligible Shareholders and may also be requested from the Facility Operator by email to capitalmarkets@linkmarketservices.com.au or phone +61 1800 992 793.

9.5 Validity of acceptances

(a)
Subject to this section 9.4, your acceptance of the Offer will not be valid unless it is made in accordance with the procedures set out in section 9.3.

(b)
 GFN will determine, in its sole discretion, all questions as to the form of documents, eligibility to accept the Offer and time of receipt of an acceptance of the Offer. GFN is not required to communicate with you prior to or after making this determination. The determination of GFN will be final and binding on all parties.

(c)
Notwithstanding section 9.3(b), 9.3(c), 9.3(d) and 9.3(e), GFN may, in its sole discretion, at any time and without further communication to you, deem any Acceptance Form it receives to be a valid acceptance in respect of Your Royal Wolf Shares, even if a requirement for acceptance has not been complied with but the payment of the consideration in accordance with the Offer may be delayed until any irregularity has been resolved or waived and any other documents required to procure registration have been received by GFN.

(d)
Where you have satisfied the requirements for acceptance in respect of only some of Your Royal Wolf Shares, GFN may, in its sole discretion, regard the Offer to be accepted in respect of those of Your Royal Wolf Shares but not the remainder.

(e)
GFN will pay the consideration to you in accordance with clause 9.7, in respect of any part of an acceptance determined by GFN to be valid.

 9.6 The effect of acceptance

(a)
Once you have accepted this Offer, you will be unable to revoke your acceptance, the contract resulting from your acceptance will be binding on you and you will be unable to withdraw Your Royal Wolf Shares from the Offer or otherwise dispose of Your Royal Wolf Shares, except as follows:

(i)
if, by the end of the Offer Period, the conditions in section 9.8 have not all been fulfilled or freed, this Offer and the contract resulting from your acceptance will automatically terminate and Your Royal Wolf Shares will be returned to you; or

(ii)
if the Offer Period is extended for more than one month and the obligations of GFN to pay the consideration are postponed for more than one month and, at the time, this Offer is subject the conditions in section 9.8, you may be able to withdraw your acceptance and Your Royal Wolf Shares in accordance with section 650E of the Corporations Act. A notice will be sent to you at the time explaining your rights in this regard.

(b)
 By signing and returning the Acceptance Form, or otherwise accepting this Offer pursuant to section 9.3, you will be deemed to have:

(i)
accepted this Offer (and any variation of it) in respect of, and, subject to the conditions to this Offer in section 9.8 being fulfilled or freed, agreed to transfer to GFN, Your Royal Wolf Shares (even if the number of Shares specified on the Acceptance Form differs from the number of Your Royal Wolf Shares), subject to section 9.1(d) and section 9.1(e);

(ii)
represented and warranted to GFN, as a fundamental condition going to the root of the contract resulting from your acceptance, that at the time of acceptance, and the time the transfer of Your Royal Wolf Shares (including any Rights) to GFN is registered, that all Your Royal Wolf Shares are and will be free from all mortgages, charges, liens, encumbrances and adverse interests of any nature (whether legal or otherwise) and free from restrictions on transfer of any nature (whether legal or otherwise), that you have full power and capacity to accept this Offer and to sell and transfer the legal and beneficial ownership in Your Royal Wolf Shares (including any Rights) to GFN, and that you have paid to Royal Wolf all amounts which at the time of acceptance have fallen due for payment to Royal Wolf in respect of Your Royal Wolf Shares;

(iii)
irrevocably authorised GFN (and any director, secretary, nominee or agent of GFN) to alter the Acceptance Form on your behalf by inserting correct details relating to Your Royal Wolf Shares, filling in any blanks remaining on the form and rectifying any errors or omissions as may be considered necessary by GFN to make it an effective acceptance of this Offer or to enable registration of Your Royal Wolf Shares in the name of GFN;

(iv)
if you signed the Acceptance Form in respect of Royal Wolf Shares which are held in a CHESS Holding, irrevocably authorised GFN (or any director, secretary, nominee or agent of GFN) to:

A.
instruct your Controlling Participant to initiate acceptance of this Offer in respect of Your Royal Wolf Shares in accordance with Rule 14.14 of the ASX Settlement Operating Rules; and

B.
give any other instructions in relation to Your Royal Wolf Shares to your Controlling Participant, as determined by GFN acting in its own interests as a beneficial owner and intended registered holder of those Royal Wolf Shares;

(v)
 irrevocably authorised and directed Royal Wolf to pay to GFN, or to account to GFN for, all Rights in respect of Your Royal Wolf Shares, subject, if this Offer is withdrawn, to GFN accounting to you for any such Rights received by GFN;

(vi)
irrevocably authorised GFN to notify Royal Wolf on your behalf that your place of address for the purpose of serving notices upon you in respect of Your Royal Wolf Shares is the address specified by GFN in the notification;

(vii)
with effect from the time and date on which the conditions to this Offer in section 9.8 have been fulfilled or freed:

A.
 irrevocably appointed GFN (and any director, secretary or nominee of GFN) severally from time to time as your true and lawful attorney to exercise all your powers and rights in relation to Your Royal Wolf Shares, including (without limitation) powers and rights to requisition, convene, attend and vote in person, by proxy or by body corporate representative, at all general meetings and all court-convened meetings of Royal Wolf and to request Royal Wolf to register, in the name of GFN or its nominee, Your Royal Wolf Shares, as appropriate, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable); and

B.
agreed not to attend or vote in person, by proxy or by body corporate representative at any general meeting or any court-convened meeting of Royal Wolf or to exercise or purport to exercise any of the powers and rights conferred on GFN (and its directors, secretaries and nominees) in section 9.6(b)(7)(A);

(viii)
agreed that in exercising the powers and rights conferred by the powers of attorney granted under section 9.6(b)(7)(A), the attorney will be entitled to act in the interests of GFN as the beneficial owner and intended registered holder of Your Royal Wolf Shares;

(ix)
agreed to do all such acts, matters and things that GFN may require to give effect to the matters the subject of this section 9.6(b) (including the execution of a written form of proxy to the same effect as this section 9.6(b) which complies in all respects with the requirements of the constitution of Royal Wolf) if requested by GFN;

(x)
agreed to indemnify GFN in respect of any claim or action against it or any loss, damage or liability whatsoever incurred by it as a result of you not producing your Holder Identification Number or SRN or in consequence of the transfer of Your Royal Wolf Shares to GFN being registered by Royal Wolf without production of your Holder Identification Number or your SRN for Your Royal Wolf Shares;

(xi)
represented and warranted to GFN that, unless you have notified it in accordance with section 9.1(e), Your Royal Wolf Shares do not consist of separate parcels of Royal Wolf Shares;

(xii)
irrevocably authorised GFN (and any nominee) to transmit a message in accordance with Rule 14.17 of the ASX Settlement Operating Rules to transfer Your Royal Wolf Shares to GFN’s Takeover Transferee Holding, regardless of whether it has paid the consideration due to you under this Offer; and

(xiii)
agreed, subject to the conditions of this Offer in section 9.8 being fulfilled or freed, to execute all such documents, transfers and assurances, and do all such acts, matters and things that GFN may consider necessary or desirable to convey Your Royal Wolf Shares registered in your name and Rights to GFN.

(c)
The undertakings and authorities referred to in section 9.6(b) will remain in force after you receive the consideration for Your Royal Wolf Shares and after GFN becomes registered as the holder of Your Royal Wolf Shares.

 9.7 Payment of consideration

(a)
 Subject to sections 9.5(b) and 9.7 and the Corporations Act, GFN will pay the consideration due to you for Your Royal Wolf Shares on or before the earlier of:

(i)
1 month after the date of your acceptance or, if this Offer is subject to a defeating condition when you accept this Offer, within 1 month after this Offer becomes unconditional; and

(ii)
21 days after the end of the Offer Period.

(b)
Where the Acceptance Form requires an additional document to be delivered with your Acceptance Form (such as a power of attorney):

(i)
if that document is given with your Acceptance Form, GFN will pay the consideration in accordance with section 9.7(a);

(ii)
if that document is given after your Acceptance Form and before the end of the Offer Period while this Offer is subject to a defeating condition, GFN will provide the consideration due to you on or before the earlier of:

A.
1 month after this Offer becomes unconditional; and

B.
21 days after the end of the Offer Period;

(iii)
if that document is given after your Acceptance Form and before the end of the Offer Period while this Offer is not subject to a defeating condition, GFN will pay the consideration due to you on or before the earlier of:

A.
1 month after that document is given; and

B.
21 days after the end of the Offer Period; and

(iv)
if that document is given after the end of the Offer Period, and the Offer is not subject to a defeating condition, GFN will pay the consideration within 21 days after that document is given.

(c)
 If you accept this Offer, GFN is entitled to all Rights in respect of Your Royal Wolf Shares. GFN may require you to provide all documents necessary to vest title to those Rights in GFN, or otherwise to give it the benefit or value of those Rights. If you do not give those documents to GFN, or if you have received the benefit of those Rights, GFN will deduct from the consideration otherwise due to you the amount (or value, as reasonably assessed by GFN) of those Rights.

(d)
If the Special Dividend is paid, Royal Wolf will allow you to keep the Special Dividend and will deduct from the consideration otherwise due to you the cash amount of the Special Dividend with no other adjustment for the value of any franking credits attributable to the Special Dividend. Payment of any cash amount to which you are entitled under the Offer will be paid to you by cheque in Australian currency. Cheques will be posted to you at your risk by ordinary mail (or in the case of overseas shareholders, by airmail) at the address last provided to GFN by Royal Wolf.

(e)
If at the time you accept the Offer any of the following:

(i)
Banking (Foreign) Exchange Regulations 1959 (Cth);

(ii)
Charter of the United Nations (Dealing with Assets) Regulations 2008 (Cth);

(iii)
Autonomous Sanctions Act 2011 (Cth); or

(iv)
any other law of Australia,

require that an authority, clearance or approval of the Reserve Bank of Australia, the Department of Foreign Affairs and Trade, the Australian Taxation Office or any other government authority be obtained before you receive any consideration for Your Royal Wolf Shares, or would make it unlawful for GFN to provide any consideration to you for Your Royal Wolf Shares, you will not be entitled to receive any consideration for Your Royal Wolf Shares until all requisite authorities, clearances or approvals have been received by GFN.

(f)
The Offer consideration you are paid will be reduced by the amount or value of any Rights attaching to Your Royal Wolf Shares, on or after the Announcement Date, which GFN does not receive.

 9.8 Conditions of this Offer

Subject to section 9.9, the completion of this Offer, and any contract that results from an acceptance of this Offer, are subject to the fulfilment of the conditions set out below:

[Note to GFN: Amendments made to conditions (a) – (h) are for consistency with current draft of the BIA.]

(a)
Minimum acceptance

At the end of the Offer Period, GFN has:

(i)
received valid acceptances in respect of at least 75.0% (by number) of the Non-Associated Shares; and

(ii)
a Relevant Interest in at least 90.0% (by number) of all Royal Wolf Shares.

(b)
No other outstanding securities

At the end of the Offer Period, there are no securities on issue in Royal Wolf other than 100,387,052 Royal Wolf Shares and there are no outstanding offers, agreements or rights to be issued with Royal Wolf Shares or other securities. At the completion of the Offer, all rights outstanding under all long-term incentive plans of Royal Wolf will be terminated.

(c)
No Prescribed Occurrences

There are no Prescribed Occurrences during the Offer Period.

(d)
No regulatory action

During the Offer Period:

(i)
there is not in effect any preliminary or final decision, order or decree issued by a Government Agency;

(ii)
no action or investigation is announced, commenced or threatened by any Government Agency; and

(iii)
no application is made to any Government Agency (other than by Bidder),

in consequence of, or in connection with, the Offer (other than an application to, or a decision or order of, ASIC or the Takeovers Panel in the exercise of powers and discretions conferred by the Corporations Act), which:

(1)
restrains, prohibits or impedes (or if granted or made could restrain, prohibit or impede), or otherwise materially adversely impacts upon:

A.
the making of the Offer to Royal Wolf Shareholders or the completion of any transaction contemplated by the Offer; or

B.
the rights of GFN in respect of Royal Wolf or Royal Wolf Shares; or

(iv)
requires the divestiture by GFN of any Royal Wolf Shares or the divestiture of any assets of the Royal Wolf Group.

(e)
Acquisitions, disposals and capex

During the Offer Period, except for Permitted Actions, no Royal Wolf Group Member:

(i)
except for purchases of assets in the ordinary course, acquires or agrees to acquire any assets, properties or businesses, or incurs, agrees to incur or enters into a commitment or a series of commitments involving capital expenditure by the Royal Wolf Group, whether in one or more transactions, where the amounts or value involved in such transaction, transactions, commitments or series of commitments exceeds $100,000 in aggregate; or

(ii)
except for sales of assets in the ordinary course of business, disposes of, or agrees to dispose of, or creates or agrees to create an equity interest in respect of any assets (including, without limitation, under any off-take or similar agreement), properties or businesses, whether in one transaction or a number of such transactions, where the amount or value involved in such transaction or transactions exceeds $100,000 in aggregate.

(f)
 No material adverse change in the Royal Wolf Group

During the Offer Period, no event, change, condition, matter or thing (each an Event) occurs, is disclosed or announced or becomes known to GFN (in each case where not known to GFN or General Finance Corporation prior to execution of this Bidder’s Statement) which has had, will have or is reasonably likely to have (whether individually or when aggregated with one or more other Events) a material adverse effect on the assets, liabilities, financial or trading position, performance, profitability or prospects of the Royal Wolf Group (taken as a whole) unless (a) arising as a result of any generally applicable change in law or governmental policy); (b) arising in relation to any Permitted Action; (c) relating to the state of securities markets in general; (d) arising in relation to an impairment, provisioning or write-off of existing assets that does not have an impact on Royal Wolf’s cashflow; or (e) resulting from any changes in the shipping container industry in general. Without limitation to the foregoing, such an effect will be caused by:
(i)
a:

A.
diminution in the value of the consolidated net assets of the Royal Wolf Group (taken as a whole) of at least $10,000,000 against what it could have reasonably been expected to have been but for the relevant Event; or

B.
a decrease in the guidance floor to shareholders of Royal Wolf in earnings before interest, tax, depreciation and amortisation of the Royal Wolf Group (taken as whole) of $2,500,000 or more.

(g)
No dividends or distributions

During the Offer Period, Royal Wolf does not announce, make, declare or pay any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie), other than the Special Dividend, or agree to do any of the foregoing.

(h)
Index

Before the end of the Offer Period the ASX All Ordinaries Index does not close below 4,000 on 5 consecutive Business Days.
[Note to GFN: The following two conditions have been included to align with the Bison SPA.]
(i)
Market

Before the end of the Offer Period, no material adverse change, as reasonably determined by Bison, in the financial or capital markets generally, or in the markets for subordinate debt or warrants or other equity securities in each case that has caused or could reasonably be expected to adversely impact on Bison’s investment in the Notes.

(j)
No Bidder Material Adverse Change

Before the end of the Offer Period, no Bidder Material Adverse Change has occurred with respect to any member of the GFN Group.

 9.9 Nature and benefit of the condition

(a)
The conditions in section 9.8, are conditions subsequent. The non-fulfilment of the conditions subsequent does not, until the end of the Offer Period, prevent a contract to sell Your Royal Wolf Shares from arising, but entitles GFN by written notice to you, to rescind the contract resulting from your acceptance of this Offer.

(b)
Subject to the Corporations Act, GFN alone is entitled to the benefit of each condition in section 9.8, or to rely on any non-fulfilment of any of them.

(c)
Each condition in section 9.8 is a separate, several and distinct condition. No condition will be taken to limit the meaning or effect of any other condition.

9.10 Notice on status of the conditions

The date for giving the notice on the status of the conditions required by subsection 630(1) of the Corporations Act is 25 August 2017 (subject to extension in accordance with subsection 630(2) if the Offer Period is extended).

9.11 Freeing the Offer of conditions

(a)
GFN may free this Offer, and any contract resulting from its acceptance, from all or any of the conditions in section 9.8, either generally or by reference to a particular fact, matter, event, occurrence or circumstance (or class thereof), by giving a notice to Royal Wolf and to ASX declaring this Offer to be free from the relevant condition or conditions specified, in accordance with section 650F of the Corporations Act. This notice may be given not less than 7 days before the end of the Offer Period.

(b)
If, at the end of the Offer Period, the conditions in section 9.8 have not been fulfilled and GFN has not declared the Offer (or it has not become) free from those conditions, all contracts resulting from the acceptance of the Offer will be automatically void.

 9.12 Withdrawal of this Offer

(a)
This Offer may be withdrawn with the consent in writing of ASIC (subject to the Takeover Bid Implementation Agreement), which consent may be subject to conditions. If ASIC gives such consent, GFN will give notice of the withdrawal to ASX and to Royal Wolf and will comply with any other conditions imposed by ASIC.

(b)
If, at the time this Offer is withdrawn, the conditions in section 9.8 have been freed or satisfied, all contracts arising from acceptance of the Offer before it was withdrawn will remain enforceable.

(c)
If, at the time this Offer is withdrawn, the Offer remains subject to the conditions in section 9.8, all contracts arising from its acceptance will become void (whether or not the events referred to in the conditions have occurred).

(d)
A withdrawal pursuant to section 9.12 will be deemed to take effect:

(i)
if the withdrawal is not subject to conditions imposed by ASIC, on and after the date on which that consent in writing is given by ASIC; or

(ii)
if the withdrawal is subject to conditions imposed by ASIC, on and after the date on which those conditions are satisfied.

9.13 Variation of this Offer

GFN may vary this Offer in accordance with the Corporations Act (subject to the Takeover Bid Implementation Agreement).

9.14 No stamp duty or brokerage

(a)
GFN will pay any stamp duty on the transfer of Your Royal Wolf Shares to it.

(b)
As long as Your Royal Wolf Shares are registered in your name in an Issuer Sponsored Holding and you deliver them directly to GFN, you will not incur any brokerage charges in connection with your acceptance of this Offer.

9.15 Governing laws

This Offer and any contract that results from your acceptance of it are to be governed by the laws in force in New South Wales, Australia.

 10 Definitions and interpretation

10.1 Definitions

In this Bidder’s Statement and in the Acceptance Form unless the context otherwise appears, the following terms have the meanings shown below:

Acceptance Form	the acceptance form enclosed with this Bidder’s Statement.
Acceptance Instructions	Means the Acceptance Forms and/or Custodian Directions lodged with the Facility Operator by Eligible Shareholders as referred to in Section 9.4.
Announcement Date	12 July 2017, being the date of the announcement of the Offer.
ASIC	Australian Securities and Investments Commission.
Associate	has the meaning given in the Corporations Act.
ASX	ASX Limited or the Australian Securities Exchange operated by ASX Limited, as the context requires.
ASX Settlement	ASX Settlement Pty Ltd (ABN 49 008 504 532).
ASX Settlement Operating Rules	the operating rules of ASX Settlement.
ATO	Australian Taxation Office.
Bidder Material Adverse Change
a material adverse change in, as the case may be:
● the business, assets, financial condition and properties of a member of the GFN Group; or

● the ability of any member of the GFN Group to perform its obligations under the Debt Financing Documentation,

provided that the occurrence of any default, event of default, acceleration of payment, increase in interest or other payment, late charge or other penalty under any indebtedness of a member of the GFN Group shall constitute a “Material Adverse Change” with respect to GFN (US) and its Subsidiaries, individually and taken as a whole.

Bidder’s Statement	this document, being the statement of GFN under Part 6.5 Division 2 of the Corporations Act relating to the Offer.
Bison	Bison Capital Equity Partners V, LP.
Business Day	Monday to Friday inclusive except New Year’s Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day that ASX declares is not a business day.
CGT	capital gains tax.
CHESS Holding	a number of shares which are registered on the Royal Wolf Share register being a register administered by the ASX and which records uncertificated holdings of Royal Wolf Shares.
Competing Transaction	when used in section 8 has the meaning given in the Takeover Bid Implementation Agreement.
Controlling Participant	in relation to Your Royal Wolf Shares, has the same meaning as in the ASX Settlement Operating Rules (normally your broker).
Corporations Act	Corporations Act 2001 (Cth).
Custodian Directions	means directions to an Eligible Shareholder’s custodian (the form of which will be made available to Eligible Shareholders on request by the Facility Operator) to accept the Offer.
Debt Financing Documentation	has the meaning given in clause 5.2.
Deutsche Bank	Deutsche Bank AG, Sydney Branch.
Eligible Shareholder
a Royal Wolf Shareholders who is a professional investor (as defined in section 9 of the Corporations Act) that holds or beneficially owns at least [insert] Royal Wolf Shares with an aggregate value of at least A$[500,000], assuming a share price of A$[insert] per Royal Wolf Share.

Exclusivity Period	the earlier of termination of the Takeover Bid Implementation Agreement and the closing date of the Offer
Event	has the meaning given in clause 9.8(f).
Facility Operator	the operator of the Institutional Acceptance Facility, being Pacific Custodians Pty Limited.
FIRB	Foreign Investment Review Board.
GFN	GFN Asia Pacific Holdings Pty Ltd (ACN 620 127 791).
GFN (US)	GFN U.S. Australasia Holdings, Inc.
GFN Finance	GFN Asia Pacific Finance Pty Ltd (ACN 620 128 001)
GFN Group
General Finance, GFN (US), GFN and GFN Finance, and any entity which is a “Guarantor” or an “Additional Guarantor” (as those terms are defined in the Debt Financing Documentation) under the Debt Financing Documentation.

General Finance	General Finance Corporation.
Government Agency
a government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local in Australia, including (without limitation) any self-regulatory organisation established under a . statute or otherwise discharging substantially public or regulatory functions, and in particular, ASX, ASIC and any federal or state based gaming authority.

GST	goods and services tax.
HIN	has the same meaning as in the ASX Settlement Operating Rules.
Independent Directors	Daryl Corsie, Peter Dexter and Peter Housden.
Independent Expert	Deloitte Corporate Finance Australia Pty Ltd
Institutional Acceptance Facility	the institutional acceptance facility established by GFN and open to Eligible Shareholders.
Issuer Sponsored Holding	a holding of Royal Wolf Shares on the Royal Wolf issuer sponsored subregister.
Listing Rules	the Official Listing Rules of ASX, as amended and waived by ASX from time to time.
Non-Associated Shares	all Royal Wolf Shares except those Royal Wolf Shares in which GFN and its Associates have a Relevant Interest at the beginning of the Offer Period.
Notes	senior and convertible notes which may be sold by GFN’s affiliates to Bison.
Offer	the offer for Royal Wolf Shares under the terms and conditions contained in section 9 of this Bidder’s Statement.
Offer Period	the period during which the Offer will remain open for acceptance in accordance with section 9.2 of this Bidder’s Statement.
Offer Price	$1.83 per Royal Wolf Share, which to the extent that the Special Dividend is paid, will be reduced by the cash amount of the Special Dividend.
Participant	an entity admitted to participate in the Clearing House Electronic Sub-register system under Rule 4.3.1 and 4.4.1 of the ASX Settlement Operating Rules.
Permitted Action	When defined in section 8, has the meaning given in the Takeover Bid Implementation Agreement.
Prescribed Occurrence	when defined in section 8, has the meaning given in the Takeover Bid Implementation Agreement.
Performance Rights	rights under Royal Wolf’s long term incentive plan.
Register Date	the date set by GFN under subsection 633(2) of the Corporations Act, being 7:00pm (Sydney time) [ ] 2017.
Related Body Corporate	has the meaning it has in the Corporations Act.
Relevant Interest	has the meaning given in the Corporations Act.
Rights
all accreditations, rights or benefits of whatever kind attaching or arising from Royal Wolf Shares directly or indirectly at or after the Announcement Date (including, but not limited to, all dividends and all rights to receive them or rights to receive or subscribe for shares, notes, bonds, options or other securities declared, paid or issued by Royal Wolf or any of its subsidiaries). To avoid doubt, Rights do not include the Special Dividend or any franking credits in respect of the Special Dividend.

Royal Wolf	Royal Wolf Holdings Limited ACN 121 226 793.
Royal Wolf Group	Royal Wolf and its subsidiaries.
Royal Wolf Group Member	a member of the Royal Wolf Group.
Royal Wolf Options	options to subscribe for Royal Wolf Shares described in section 4.2.
Royal Wolf Shareholder	a holder of Royal Wolf Shares as at the Register Date.
Royal Wolf Share	a fully paid ordinary share in the capital of Royal Wolf.
Special Dividend	a special dividend of $0.0265 per Royal Wolf Share which is proposed to be paid by Royal Wolf, that will be fully franked.
SRN	has the same meaning as in the ASX Settlement Operating Rules.
Superior Proposal
a bona fide transaction or proposed transaction which, if completed substantially in accordance with its terms, would mean a person (other than GFN or one of its Related Bodies Corporate) would become the holder of:
(a) more than 50% of the Royal Wolf Shares; or
(b) the whole or substantially the whole of the business, assets and undertakings of the Royal Wolf Group, provided that the Independent Directors determine, acting in good faith and in order to satisfy what the Independent Directors consider to be their fiduciary and statutory duties (after having taken advice from Royal Wolf’s financial advisers), that the transaction or proposed transaction is capable of being valued and completed, taking into account all aspects of the transaction or proposed transaction (including its consideration (and form of consideration), conditions precedent and the person or persons making it) and is superior overall for Royal Wolf Shareholders as compared to the Offer.

Takeover Bid	the off-market takeover bid constituted by the dispatch of the Offers in accordance with the Corporations Act.
Takeover Bid Implementation Agreement	the Takeover Bid Implementation Agreement between GFN and Royal Wolf dated 11 July 2017.
Target’s Statement	the statement of Royal Wolf (including attachments) made by Royal Wolf under Part 6.5 Division 3 of the Corporations Act.
Total Consideration	has the meaning given to it in section 5.1.
Voting Power	has the meaning it has in the Corporations Act.
Your Royal Wolf Shares
subject to section 9.1(d) and section 9.1(e), the Royal Wolf Shares:
(a) in respect of which you are registered, or entitled to be registered, as holder in the register of shareholders of Royal Wolf at 7.00pm (Sydney time) on the Register Date; or
(b) to which you are able to give good title at the time you accept this Offer during the Offer Period.

10.2 Interpretation

In this Bidder’s Statement and in the Acceptance Form, unless the context otherwise appears:

(i)
words and phrases have the same meaning (if any) given to them in the Corporations Act;

(ii)
words importing a gender include any gender;

(iii)
words importing the singular include the plural and vice versa;

(iv)
an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;

(v)
a reference to a clause, section, annexure and schedule is a reference to a clause or section of and an annexure and schedule to this Bidder’s Statement as relevant;

(vi)
a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances, or by-laws amending, varying, consolidating or replacing it and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(vii)
headings and bold type are for convenience only and do not affect the interpretation of this Bidder’s Statement;

(viii)
a reference to time is a reference to time in Sydney, Australia;

(ix)
a reference to writing includes facsimile transmissions; and

(x)
a reference to dollars, $, cents, ¢ and currency is a reference to the lawful currency of the Commonwealth of Australia.

11 Approval of Bidder’s Statement

This Bidder’s Statement has been approved by a resolution passed by the directors of GFN.

Dated: 19 July 2017

Signed

for and on behalf of GFN ASIA PACIFIC HOLDINGS PTY LTD

by

Ronald Valenta

Director

Exhibit J

Takeover bid implementation agreement

GFN Asia Pacific Holdings Pty Ltd ACN 620 127 791

Royal Wolf Holdings Limited ACN 121 226 793

Contents  Page

1
Defined terms and interpretation 1

1.1
Definitions in the Dictionary 1

1.2
Interpretation 1

2
The Takeover Bid 1

2.1
Agreement to make the Bid 1

2.2
Recommendation and acceptance of Offer by the Independent Directors 2

2.3
Public announcement 2

2.4
Dividend 2

3
Facilitating the Bid 2

3.1
Access to information 2

3.2
Review of Bidder’s Statement and Target’s Statement 3

3.3
Dispatch of Bidder’s Statement 3

3.4
Independent expert 3

3.5
Bidder’s Statement and Target’s Statement3

3.6
Conditions 4

3.7
Regulatory Approvals 4

3.8
Certain statutory rights not affected 5

3.9
Promotion of Offer 5

4
Conduct of business 6

4.1
Conduct of business 6

4.2
Access 7

4.3
Changes to Target Board 7

4.4
Deeds of indemnity and insurance 8

5
Public announcements 9

6
Exclusivity 9

6.1
No existing discussion 9

6.2
No shop 9

6.3
No talk 10

6.4
No due diligence 10

6.5
Notification of approaches 10

6.6
Exceptions to no talk and no due diligence11

6.7
Matching Right 11

7
Representations and warranties 13

7.1
Target Warranties 13

7.2
Bidder Warranties 14

7.3
Indemnities 15

7.4
Survival of warranties and indemnities 16

7.5
Notification 16

8
Termination rights 16

8.1
Termination events 16

8.2
Effect of termination 18

9
Confidentiality 18

10
Release 18

11
GST 19

12
Notices 20

13
General 21

13.1 Cumulative rights  21

13.2 Waiver and variation  21

13.3 Approvals and consents  21

13.4 Specific performance  21

13.5 Effect of agreement  21

13.6 Severability  21

13.7 Mutual further assurances  21

13.8 Counterparts  22

13.9 Governing law and jurisdiction  22

13.10 Assignment  22

13.11 Duty, costs and expenses  22

Schedule 1 Dictionary  23

Schedule 2 Agreed Bid Terms  32

Schedule 3 Timetable  35

Execution page  36

Attachment A Agreed Public Announcement  37

Gilbert + Tobin

Date: July 2017
 Parties

1
GFN Asia Pacific Holdings Pty Ltd ACN 620 127 791 of Level 35, Tower Two, International Towers Sydney, 200 Barangaroo Avenue, Barangaroo NSW 2000 (Bidder)

2
Royal Wolf Holdings Limited ACN 121 226 793 of Suite 202, Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077 (Target)

Background

A.
As at the date of this agreement, Bidder had a relevant interest in 51,198,526 Target Shares, representing Voting Power in the Target of approximately 51.0%.

B.
Bidder proposes to make the Bid, and the Independent Directors propose to recommend that Target Shareholders accept the Offer in respect of their Target Shares, subject to the Independent Expert Report stating that the Offer is fair and reasonable and in the absence of a Superior Proposal.

C.
Bidder and Target have agreed to certain matters in relation to the conduct of the Bid, as set out in this agreement.

The parties agree

1
 Defined terms and interpretation

1.1
Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)
 which is defined in the dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)
which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)
which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law in clauses concerning GST.

1.2
Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

2
The Takeover Bid

2.1
Agreement to make the Bid

(a)
Bidder agrees to make the Bid on the Agreed Bid Terms.

(b)
Bidder must make the Offers on the Agreed Bid Terms.

(c)
Bidder and Target each agree to use reasonable endeavours to implement the Transaction in accordance with the Timetable.

2.2
  Recommendation and acceptance of Offer by the Independent Directors

Target represents and warrants to Bidder that:

(a)
 each Independent Director recommends that the Target Shareholders accept the Offer in respect of their Target Shares, subject to the Independent Expert Report stating that the Offer is fair and reasonable and in the absence of a Superior Proposal (Recommendation);

(b)
  each Independent Director will not withdraw, revise, revoke or qualify, or make any public statement inconsistent with, the Recommendation unless the Independent Expert Report ceases to state that the Offer is fair and reasonable (unless such cessation is due to the emergence of a Superior Proposal in which case the following provisions will apply) or a Superior Proposal emerges and:

(i)
that Superior Proposal was not procured or obtained by Target in connection with a breach of clause 6 of this agreement;

(ii)
the matching right procedure in clause 6.7 has been fully complied with by Target; and

(iii)
Target’s legal adviser, being a national Australian law firm, gives a written opinion to the effect that it is open to the Directors to conclude that their fiduciary or statutory duties require them to take the action which is proposed to be taken under this clause 2.2;

(c)
each Independent Director will accept the Offer in respect of all Target Shares held or controlled by them no later than five Business Days before the end of the Offer Period, subject to the Independent Expert Report stating that the Offer is fair and reasonable and in the absence of a Superior Proposal; and

(d)
each Independent Director has confirmed to Target each of the matters set out in in this clause 2.2.

2.3
Public announcement

Immediately after the execution of this agreement, Target must lodge the Agreed Public Announcement with ASX for release to the market.

2.4
Dividend

To avoid doubt, the Target may announce, declare and pay the Permitted Dividend at any time before or during the Offer Period (and the cash amount of any dividend paid shall reduce the consideration payable under the Offers).

3
Facilitating the Bid

3.1
Access to information

(a)
Each party agrees to provide the other party, on a timely basis, with assistance and information that may be reasonably requested to assist in the preparation of the Bidder’s Statement or the Target’s Statement (as applicable).

(b)
Target agrees to provide to Bidder on the Business Day after the date of this agreement and on each reasonable request thereafter until the end of the Offer Period, at no cost to Bidder, such information about Target Shareholders as reasonably requested by Bidder to make the Offers and solicit acceptances, including the Register and any updates to it.

3.2
Review of Bidder’s Statement and Target’s Statement

(a)
Bidder agrees to give Target a reasonable opportunity to review an advanced draft of the Bidder’s Statement and will consult in good faith with Target with respect to any comments Target may have, which comments Target agrees to provide as promptly as possible. If requested in writing by Bidder, Target agrees to confirm, no later than 2 Business Days after receiving the request, the factual accuracy of information in the draft Bidder’s Statement that relates to the Target Group.

(b)
Target agrees to give Bidder a reasonable opportunity to review an advanced draft of the Target’s Statement and will consult in good faith with Bidder in relation to any comments Bidder may have, which comments Bidder agrees to provide as promptly as possible. If requested in writing by Target, Bidder agrees to confirm, no later than 2 Business Days after receiving the request, the factual accuracy of information in the draft Target’s Statement that relates to the Bidder Group.

3.3
Dispatch of Bidder’s Statement

Target represents and warrants to Bidder that each of the Directors has confirmed his or her agreement to the Offers and accompanying documents being sent by Bidder under item 6 of section 633(1) of the Corporations Act on a date nominated by Bidder that is earlier than the earliest date prescribed by item 6 of section 633(1) of the Corporations Act (provided that the Bidder’s Statement and Target’s Statement are despatched together as envisaged in the Timetable).

3.4
Independent expert

Target will promptly appoint the Independent Expert and provide assistance and information reasonably requested by the Independent Expert to enable it to prepare the Independent Expert’s Report as soon as practicable.

3.5
Bidder’s Statement and Target’s Statement

(a)
Bidder must prepare the Bidder’s Statement in compliance with the Corporations Act.

(b)
Target must prepare the Target’s Statement in compliance with the Corporations Act.

(c)
Target must ensure that the Target’s Statement:

(i)
prominently displays the recommendation of the Independent Directors referred to in clause 2.2(a) (including, without limitation, on the cover of the Target’s Statement); and

(ii)
includes a statement that each Independent Director will accept the Offer in respect of all Target Shares held or controlled by them no later than five Business Days before the end of the Offer Period, subject to the Independent Expert Report stating that the Offer is fair and reasonable and in the absence of a Superior Proposal.

3.6
Conditions

(a)
Each of the parties must, to the extent within its power, use its reasonable endeavours to ensure that:

(i)
the Conditions are satisfied as soon as practicable after the date of this agreement; and

(ii)
none of the Conditions are breached or not satisfied.

(b)
Target and Bidder agree not to do, or omit to do, anything which will, or is likely to, result in any of the Conditions being breached or not being satisfied.

(c)
If any event occurs or becomes apparent which would cause any of the Conditions to be breached or become (either immediately or at some future point in time) incapable of satisfaction, or which would cause satisfaction of a Condition to be unreasonably delayed, Target and Bidder must, to the extent that they are aware of such information, immediately notify the other party of that event.

3.7
Regulatory Approvals

Bidder agrees that it will:

(a)
take all steps it is responsible for as part of any Regulatory Approval process, including responding to requests for information from any relevant Government Agencies at the earliest practicable time;

(b)
keep the Target reasonably informed of the progress towards seeking any Regulatory Approvals; and

(c)
promptly notify the Target of all material communications and provide copies of all material correspondence (including any submission or application) between it and a Government Agency in connection with the implementation of the Transaction with redaction of information reasonably determined by Bidder to be proprietary or confidential.

3.8
Certain statutory rights not affected

Target acknowledges and agrees that nothing in this agreement (including in the Agreed Bid Terms) prevents Bidder from taking, or in any way limits Bidder’s ability to take, any of the following actions in relation to the Bid that is permitted by the Corporations Act (which action Bidder may take in its absolute discretion), including:

(a)
improving the terms of the Offers;

(b)
freeing the Offers from some or all of the Offer Conditions; and

(c)
extending the Offer Period.

3.9
Promotion of Offer

(a)
Unless each of the Independent Directors withdraw their Recommendation in accordance with clause 2.2(b), Target must ensure that each Independent Director and such other senior executives of Target as reasonably requested by Bidder participate in efforts to promote the merits of the Offer, including:

(i)
promoting the merits of the Bid;

(ii)
encouraging Target Shareholders to accept the Offer in respect of their Target Shares; and

(iii)
meeting with key Target Shareholders, analysts, media and other stakeholders of Target.

(b)
Target agrees to:

(i)
include in all public statements relating to the Bid (following the initial announcement of the Bid), a statement to the effect that:

(A)
the Independent Directors unanimously recommend that Target Shareholders accept the Offers made to them; and

(B)
each Independent Director will accept the Offer in respect of all Target Shares held or controlled by them, and

(ii)
not make any public statement or take any other public action which would suggest that the Bid is not recommended by the Independent Directors,

in each case, subject to the Independent Expert Report stating that the Offer is fair and reasonable and in the absence of a Superior Proposal.

(c)
Target will provide Bidder with such assistance as it may reasonably require in establishing or operating any institutional acceptance facility relating to the Offer.

4
Conduct of business

4.1
Conduct of business

The Target must ensure that the Target Group conducts its business and operations and maintains its assets only in, and not take any action except in, the ordinary course and consistent with the manner in which the business and operations have been conducted and in which those assets have been maintained in the 12 months immediately preceding the date of this agreement, and must:

(a)
to the extent practicable, operate the Target Group’s businesses in accordance with current business plans and budgets;

(b)
use its reasonable endeavours to:

(i)
preserve the value of the Target Group's businesses and assets;

(ii)
preserve the Target Group's relationships with customers, suppliers, licensors and others with whom the Target Group has business dealings;

(iii)
retain the services of all key employees and contractors of the Target Group;

(iv)
 As soon as reasonably practicable after the date of this agreement:

(A)
assist Bidder in identifying any provisions in any Material Contracts and, if Bidder so requests, any other contract to which a Target Group Member is a party which involves aggregate consideration equal to or in excess of $250,000, which will be breached, or which will give any person any rights, if any actions or events contemplated by or in connection with the Transaction are taken or occur without a third party consent being obtained or without a document being signed or delivered to a third party (Change of Control Provisions); and

(B)
satisfy all Change of Control Provisions after consulting with Bidder in good faith in relation to the steps that will be taken to satisfy each such provision, provided that Bidder must provide such assistance as is reasonably requested by Target in connection with the satisfaction of the Change of Control Provisions;

(v)
comply in all material respects with:

(A)
all Material Contracts; and

(B)
all laws, regulations, rules, requirements, authorisations, licences, permits, consents and approvals that are applicable to the Target Group;

(vi)
not offer or agree to terminate or novate any Material Contract or to amend any such contract in a material respect;

(vii)
not do or cause to be done, or fail to do or cause not to be done, anything that would or is likely to result in the Transaction not being implemented or being implemented otherwise than in accordance with the Timetable and the terms of this agreement (but, to avoid doubt, this provision will not be breached by Target or its Independent Directors taking steps or exercising rights they are permitted to take or exercise under other provisions of this agreement, including without limitation clauses 2.2(b), 6 and 8.1); and

(c)
not take or fail to take any action that constitutes, or that could reasonably be expected to result in or otherwise give rise to, a Prescribed Occurrence.

Nothing in the foregoing prohibits any Permitted Action.

4.2
Access

(a)
On every Tuesday following the date of this agreement, and otherwise when reasonably requested by Bidder to do so, Target will consult with Bidder in relation to the conduct of the Target Group’s business and operations (including promptly responding to any reasonable questions asked by Bidder in relation to such matters).

(b)
On the ninth day of each month, Target will provide Bidder with a copy of the management reports and accounts for the previous month.

(c)
Target will, and will cause the members and senior management of the Target Group to, provide Bidder and its Representatives with reasonable access to such officers, employees, third party service providers (including by providing consent to discussions with that third party service provider), documents, records, premises, sites, locations and other information which Bidder reasonably requires for the purposes of:

(i)
implementing the Transaction;

(ii)
preparing for controlling the conduct of the business of the Target Group following implementation of the Transaction; or

(iii)
obtaining any Regulatory Approvals,

provided that such access does not place an unreasonable burden on the ability of any Target Group Member to operate their business or would give rise to a breach of law (including the ASX Listing Rules).

4.3
Changes to Target Board

Target represents and warrants to Bidder that:

(a)
each Independent Director has confirmed to it that, after the Offer becomes unconditional and Bidder has a Relevant Interest in at least 90% (by number) of all of the Target Shares and has confirmed that it will proceed to compulsory acquisition, he or she will:

(i)
resign as a Director in writing immediately upon Bidder giving Target a written notice requesting that they do so, such notice not to be given until after the Offer becomes unconditional and Bidder has a Relevant Interest in at least 90% (by number) of all of the Target Shares and has confirmed that it will proceed to compulsory acquisition;

(ii)
confirm in their written resignation that they have no outstanding claims against Target (subject to any such claims arising between execution of this agreement and the date on which Bidder requests that they resign); and

(iii)
do all things reasonably within their power to appoint Bidder’s nominees to the Target Board (including voting in favour of any applicable resolutions); and

(b)
after the Offer becomes unconditional and Bidder has a Relevant Interest in at least 90% (by number) of all of the Target Shares and has confirmed that it will proceed to compulsory acquisition, it will do everything reasonably within its power to give effect to the reconstitution of the Target Board in accordance with Bidder’s wishes, in each case provided that:

(c)
a proper board is constituted at all times having regard to Target’s constitution and applicable laws (including the ASX Listing Rules);

(d)
Bidder’s board members will not participate in decisions of Target relating to the Offer until after the Offer Close Date;

(e)
until the Offer Close Date, at least 2 members of the Target Board must not be a nominee of Bidder; and

(f)
a resigning Director is not required to forego any rights they may have under any deed of access and indemnity or policy of directors and officers insurance.

4.4
Deeds of indemnity and insurance

(a)
 Subject to the Offer becoming unconditional and Bidder acquiring a Relevant Interest in at least 90% (by number) of all of the Target Shares (90% Acquisition), Bidder undertakes in favour of Target and each other person who is a Target Indemnified Party that it will:

(i)
for a period of 7 years from the date that 90% Acquisition occurs, ensure that the constitution of Target and each other member of the Target Group continues to contain such rules as are contained in those constitutions at the date of this agreement that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than a member of the Target Group; and

(ii)
procure that Target and each member of the Target Group complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time and without limiting the foregoing, ensure that directors’ and officers’ run-off insurance cover for such directors and officers is maintained for a period of 7 years from the retirement date of each director and officer (and Bidder shall arrange such run-off insurance and pay any amounts necessary to ensure such maintenance upfront prior to occurrence of 90% Acquisition, subject to the consent of the Independent Directors not to be unreasonably withheld);

(b)
The undertakings contained in clause 4.4(a) are subject to any Corporations Act restriction and will be read down accordingly.

(c)
Target receives and holds the benefit of clause 4.4(a), to the extent it relates to the other Target Indemnified Parties, as trustee for them.

(d)
In respect of each member of the Target Group, the undertakings in clause 4.4(a) are given until the earlier of:

(i)
the end of the relevant period specified in clause 4.4(a); and

(ii)
the relevant Target Group member ceasing to be part of the Target Group.

5
Public announcements

(a)
 Subject to clause 5(b), before making any public announcement in relation to the Transaction or Bidder (whether to ASX or otherwise), Target must:

(i)
provide Bidder with a draft copy of such public announcement as soon as reasonably practicable before it is proposed that such public announcement is made;

(ii)
give Bidder a reasonable opportunity to comment on the form and content of the draft announcement; and

(iii)
take into account all reasonable comments from Bidder and its Representatives on the draft.

(b)
 Target will only be required to comply with clause 5(a) if and to the extent that:

(i)
compliance would not, in the opinion of Target, acting reasonably, cause Target to breach any applicable law, including the ASX Listing Rules; and

(ii)
a majority of the Independent Directors have not withdrawn their Recommendation in the circumstances contemplated in clause 2.2(b).

6
    Exclusivity

6.1
No existing discussion

Target represents and warrants to Bidder that as at the date of this agreement it is not involved in any discussions or negotiations with any person about a Competing Transaction and has ceased any such discussions or negotiations to the extent that they were on foot prior to the date of this agreement.

6.2
 No shop

During the Exclusivity Period, Target must not, and must ensure that each of its Representatives does not, directly or indirectly:

(a)
 solicit, invite, encourage or initiate any enquiries, negotiations or discussions in relation to a Competing Transaction or which would reasonably be expected to lead to a Competing Transaction being made, enquired about, negotiated or discussed; or

(b)
communicate any intention to do any of the things referred to in clause 6.2(a).

6.3
 No talk

Subject to clause 6.6, during the Exclusivity Period, Target must not, and must ensure that each of its Representatives does not:

(a)
 directly or indirectly enter into, continue or participate in negotiations or discussions with any other person regarding, or that could reasonably be expected to lead to, a Competing Transaction being made, enquired about, negotiated or discussed, even if:

(i)
those negotiations or discussions were not directly or indirectly encouraged, solicited, invited or initiated by Target or any of its Representatives; or

(ii)
that person has publicly announced their Competing Transaction;

(b)
 enter into any agreement, arrangement or understanding of any kind (whether written or verbal, binding or non-binding, express or implied or enforceable or unenforceable) in relation to or otherwise in connection with a Competing Transaction (Competing Agreement) (whether or not a Competing Transaction has actually been made); or

(c)
communicate to any person any intention to do any of the things referred to in clause 6.3(a) or 6.3(b).

6.4
 No due diligence

(a)
 Subject to clause 6.6, during the Exclusivity Period, Target must not, and must ensure that each of its Representatives does not, make available to any other person or permit any other person to receive any non-public information relating to the Target Group or any of its businesses, assets or operations, in connection with such person formulating, developing or finalising, or assisting in the formulation, development or finalisation of, a Competing Transaction (Diligence Information).

(b)
 Before Target provides a third party with Diligence Information, it must first enter into a binding confidentiality agreement with that party on customary terms and which, in any event and taken as a whole, is no less favourable to the Target than the Confidentiality Agreement.

(c)
If Target provides a third party with Diligence Information, it must provide a copy of the Diligence Information not already made available to Bidder at the same time as it is provided to the third party.

6.5
 Notification of approaches

(a)
During the Exclusivity Period, Target must, as soon as reasonably practicable (and, in any event, within one day) notify Bidder in writing if:

(i)
it is asked to do, proposes to take, or is approached by any person to take, any action of a kind that is set out in clause 6.2, 6.3 or 6.4; or

(ii)
it or any of its Representatives directly or indirectly receives any approach, inquiry or proposal (whether written or verbal) from any person regarding, or that could reasonably be expected to lead to, a Competing Transaction.

(b)
A notice given under this clause 6.5 must be accompanied by all material details of the relevant event, which details will, for the avoidance of doubt, include the following (to the extent applicable):

(i)
all material terms of the Competing Transaction (including any conditions to which it is subject) and all material terms of the relevant Competing Transaction (including the consideration proposed to be offered under that transaction and any conditions to which that transaction would be subject); and

(ii)
the identity of the person(s) involved in the relevant event, including the person(s) who made the Competing Transaction (or on whose behalf the Competing Transaction was made, as the case may be),

except to the extent that Target’s legal adviser, being a national Australian law firm, gives a written opinion to the effect that it is open to the Directors to conclude that their fiduciary or statutory duties require them to withhold disclosure of any such details.

6.6
  Exceptions to no talk and no due diligence

The restrictions in clauses 6.3 and 6.4 do not apply to the extent that they restrict Target, the Target Board or an Independent Director from taking or refusing to take any action with respect to a bona fide Competing Transaction (which was not encouraged, solicited, invited or initiated in contravention of clause 6.2) provided that in the opinion of each Independent Director, formed in good faith:

(a)
the Competing Transaction is made in writing by or on behalf of a person that the Independent Directors consider is of reputable commercial standing;

(b)
 the Competing Transaction would be, or could reasonably be expected to lead to a transaction which is, more favourable to Target Shareholders than the Bid, after taking into account all aspects of the Competing Transaction; and

(c)
 taking or failing to take the action with respect to the Competing Transaction would, or would be likely to, involve a breach of the fiduciary or statutory obligations of each Director.

Without limitation to any other part of this clause, before this clause 6.6 can be relied upon, the Independent Directors must obtain a written opinion from Target’s legal adviser, being a national Australian law firm, confirming that, if the Independent Directors form the views in clauses 6.6(b) and 6.6(c) in accordance with this clause 6.6, then taking or failing to take the action which is proposed to be taken with respect to the relevant Competing Transaction would, or would be likely to, involve a breach of the fiduciary or statutory obligations of the Target Board.

6.7
 Matching Right

(a)
  Without limiting Target’s obligations under clauses 6.4(b) and 6.5, if any Independent Director proposes to (whether or not subject to conditions) change his or her recommendation of the Offer so that he or she can recommend a Competing Transaction (Rival Transaction), Target must give Bidder prior written notice (Relevant Notice) of such proposed change of recommendation.

(b)
A Relevant Notice must include:

(i)
all the material terms and conditions (including price) of the Rival Transaction;

(ii)
a copy of any material confidential information concerning the Target Group provided to any person associated with the Rival Transaction which has not previously been provided to Bidder; and

(iii)
details of the basis upon which the Independent Director intends to change his or her recommendation.

(c)
 Bidder will have the right, but not the obligation, at any time during the period of five Business Days following receipt of a Relevant Notice (Matching Right Period), to amend the terms of the Offer (including, but not limited to, increasing the amount of consideration offered under the Bid or proposing any other form of transaction (each a Counter Proposal)), and if it does so then the Independent Directors must review the Counter Proposal in good faith. If a majority of the Independent Directors determine that the Counter Proposal would be as favourable to Target Shareholders as the Rival Transaction:

(i)
Target and Bidder must use their best endeavours to, as soon as practicable, enter into the necessary documentation to give effect to the Counter Proposal; and

(ii)
Target must:

(A)
ensure that each of the Independent Directors recommends the Counter Proposal to Target Shareholders and does not recommend the Rival Transaction;

(B)
not enter into a Competing Agreement in respect of the Rival Transaction; and

(C)
continue to comply with its obligations under this agreement.

(d)
Without limitation to any other provision of this agreement, during the Matching Right Period:

(i)
no Independent Director is permitted to change his or her recommendation of the Offer or (except to the extent he bona fide and reasonably considers to be required by his fiduciary duties) to make any public statement to the effect that he or she may do so at some future point in time; and

(ii)
Target must not enter into any agreement, arrangement or understanding in respect of the Rival Transaction.

(e)
For the purposes of this clause 6.7, each successive material modification to a Rival Transaction will constitute a new Rival Transaction in respect of which Target must comply with its obligations under this clause 6.7.

7
  Representations and warranties

7.1
Target Warranties

(a)
Target represents and warrants to Bidder that each of the warranties set out in clause 7.1(b) is true and correct:

(i)
as at execution of this agreement; and

(ii)
in the case of all Target Warranties except for those in clauses 7.1(b)(vii), 7.1(b)(ix), 7.1(b)(xi) and 7.1(b)(xvi) at all times on each subsequent day of the Exclusivity Period (including the last day of that period).

(b)
 Target represents and warrants that:

(i)
it and each Target Group Member is a corporation validly existing under the laws of its place of incorporation;

(ii)
it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(iii)
it has taken all necessary corporate action to authorise the entry into this agreement and has taken or will take all necessary corporate action to authorise the performance of this agreement and to carry out the transactions contemplated by this agreement;

(iv)
this agreement is valid and binding upon it and the execution and it believes in good faith that performance of this agreement will not result in a breach or default under, and is not restricted by, Target’s constitution (or the constitution of any of its Related Bodies Corporate) or any agreement, deed, writ, order, injunction, rule or regulation to which it or any of its Related Bodies Corporate is a party or subject or to which any of them is bound;

(v)
each Target Group Member is solvent and no resolution has been passed nor has any other step been taken or legal proceedings commenced or threatened against any of them for their winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officer over any or all of their assets;

(vi)
it believes in good faith that Target is not in breach of its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules and, following the release of the Agreed Public Announcement, is not relying on Listing Rule 3.1A to withhold any information from disclosure;

(vii)
  as at execution of this agreement, it has 100,387,052 Target Shares on issue and has no other issued securities;

(viii)
it has not issued, granted or agreed to issue or grant any other Target Shares or securities convertible into Target Shares, other than the securities referred to clause 7.1(b)(vii) nor has it agreed or offered to issue any other securities;

(ix)
 as at execution of this agreement, it is not aware of any act, omission, event, fact or circumstance that would result in or is reasonably likely to result in:

(A)
any of the Conditions being breached or not satisfied, or becoming incapable of satisfaction; or

(B)
the Transaction not being implemented in accordance with the Timetable and the terms of this agreement;

(x)
Target’s financial statements for the financial year ended 30 June 2016 and half year ended 31 December 2016:

(A)
are, in all material respects, a true and fair reflection of Target’s financial position as of 30 June 2016 and 31 December 2016 and of Target’s performance during the relevant periods; and

(B)
comply with Australian Accounting Standards and the Corporations Regulations 2001 (Cth);

(xi)
 as at execution of this agreement, it believes in good faith that all Material Contracts are in full force and of full effect and are legally binding as between the parties thereto in accordance with their terms;

(xii)
no person has any right (whether subject to conditions or not) to, as a result or otherwise in connection with Bidder acquiring Target Shares acquire, or require a Target Group Member to dispose of or offer to dispose of, any material asset of the Target Group;

(xiii)
it believes in good faith that all information contained in the Disclosure Materials (other than forecasts, budgets, estimates, projections and statements of opinion or intention) is true and accurate in all material respects and is not materially misleading or deceptive (whether by omission or otherwise);

(xiv)
the forecasts, budgets, estimates, projections and statements of opinion or intention contained in the Disclosure Materials have been prepared in good faith;

(xv)
Target has not denied Bidder access to any information with the intention of misleading Bidder; and

(xvi)
 as at execution of this agreement, there is no litigation, mediation or arbitration current or pending, nor is there, to the best of the knowledge, information and belief of Target, any threatened litigation, mediation or arbitration, in each case which may materially affect the value of Target or of the assets of the Target Group. No Permitted Action shall be taken to have breached any of the foregoing warranties.

7.2
Bidder Warranties

(a)
Bidder represents and warrants to Target that each of the warranties set out in clause 7.2(b) is true and correct:

(i)
as at execution of this agreement; and

(ii)
in the case of all warranties except for the warranty in clause 7.2(b)(vi) at all times on each day during the Offer Period.

(b)
 Bidder represents and warrants to Target that:

(i)
it is a corporation validly existing under the laws of its place of incorporation;

(ii)
it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(iii)
it has taken all necessary corporate action to authorise the entry into this agreement and has taken or will take all necessary corporate action to authorise the performance of this agreement and to carry out the transactions contemplated by this agreement;

(iv)
this agreement is valid and binding upon it and the execution and performance of this agreement will not result in a breach or default under Bidder’s constitution or any agreement, deed, writ, order, injunction, rule or regulation to which Bidder is a party or to which it is bound;

(v)
Bidder is solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against it for its winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officer over any or all of its assets;

(vi)
 as at execution of this agreement, it is not aware of any act, omission, event, fact or circumstance that would result in or is reasonably likely to result in:

(A)
any of the Conditions being breached or not satisfied, or becoming incapable of satisfaction; or

(B)
the Transaction not being implemented in accordance with the Timetable and the terms of this agreement;

(vii)
it will have available to it sufficient cash amounts to enable it to perform its obligations to pay the total cash consideration payable to Target Shareholders under the Bid; and

(viii)
other than as contemplated by the Agreed Bid Terms, no approvals are required to be obtained by the Bidder under any law, rule or regulation to perform and observe its obligations under this agreement and to consummate the Transaction.

7.3
 Indemnities

(a)
 Bidder agrees to indemnify, and to keep indemnified, each of the Target Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that any Target Indemnified Party incurs, suffers or is liable for as a result of a breach of any Bidder Warranty.

(b)
 Target agrees to indemnify, and to keep indemnified, each of the Bidder Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and howsoever arising that any Bidder Indemnified Party incurs, suffers or is liable for as a result of a breach of any Target Warranty.

(c)
Target holds the benefit of the indemnity in clause 7.3(a) on trust for each of the other Target Indemnified Parties, and Bidder acknowledges that the other Target Indemnified Parties have the benefit of that indemnity notwithstanding that they are not party to this agreement.

(d)
Bidder holds the benefit of the indemnity in clause 7.3(b) on trust for each of the other Bidder Indemnified Parties, and Target acknowledges that the other Bidder Indemnified Parties have the benefit of that indemnity notwithstanding that they are not party to this agreement.

7.4
Survival of warranties and indemnities

(a)
Each representation and warranty given under this clause 7:

(i)
is severable;

(ii)
will survive the termination of this agreement; and

(iii)
is given with the intent that liability thereunder will not be confined to breaches which are discovered prior to the date of termination of this agreement.

(b)
Each indemnity given under clause 7.3:

(i)
is severable;

(ii)
is a continuing obligation that is separate and independent to any other obligation that the party giving the indemnity has under this agreement; and

(iii)
will survive termination of this agreement.

7.5
Notification

Each party must promptly advise the other in writing if it becomes aware of any fact, matter or circumstance that constitutes or could reasonably constitute a breach of any of the representations and warranties given by it under this agreement.

8
 Termination rights

8.1
 Termination events

(a)
Bidder may terminate this agreement at any time by notice in writing to Target:

(i)
if:

(A)
Target is in breach of any clause of this agreement (including any Target Warranty), which breach is material in the context of the Bid, or if a Prescribed Occurrence occurs. The parties agree that any breach of clause 6 will be taken to be material as will any breach of the agreement which has resulted or will result in a Condition being breached or not satisfied or becoming incapable of satisfaction;

(B)
Bidder has given notice to Target setting out the relevant circumstances and stating an intention to terminate this agreement; and

(C)
the relevant circumstances have not been rectified (if capable of being rectified), and/or the activity that caused them has not ceased to the reasonable satisfaction of Bidder, within, in the case of a breach of clause 6, one Business Day from the time such notice is given, and, in any other case, five Business Days from the time such notice is given;

(ii)
if a Competing Transaction is publicly proposed by a person other than Bidder (or one of its Related Bodies Corporate) and is recommended by any Independent Director;

(iii)
if a person other than Bidder or one of its Related Bodies Corporate that does not hold 10% or more Voting Power in Target at the date of this agreement obtains Voting Power in Target of 10% or more;

(iv)
if any Independent Director fails to make or withdraws, changes, revises, revokes or qualifies, or makes a public statement inconsistent with, the Recommendation or makes a public statement indicating that they no longer recommend or intend to accept the Offer; or

(v)
if any Independent Director recommends, endorses or otherwise supports a Competing Transaction.

(b)
Target may terminate this agreement at any time by notice in writing to Bidder:

(i)
if:

(A)
Bidder is in breach of any clause of this agreement (including any Bidder Warranty), which breach is material in the context of the Bid;

(B)
Target has given notice to Bidder setting out the material breach and stating an intention to terminate this agreement; and

(C)
the material breach has not been rectified (if capable of being rectified) and/or the activity that caused the material breach has not ceased to the reasonable satisfaction of Target, within five Business Days from the time such notice is given; or

(ii)
if each Independent Director withdraws his or her recommendation of the Offer in accordance with clause 2.2(b).

(c)
Either Bidder or Target may terminate this agreement at any time by notice in writing to the other parties, if the Offer lapses for any reason (provided, in the case of termination by Bidder, that this occurred without breach by Bidder of this agreement) including non-satisfaction of a Condition, or at any time after the date 6 months after the date of this agreement.

(d)
This agreement automatically terminates on the Offer Close Date.

8.2
Effect of termination

In the event of termination of this agreement by either Bidder or Target pursuant to clause 8.1, the agreement will have no further effect, other than in respect of any liability for any breach of this agreement committed prior to termination and provided that this clause 8 and clauses 1, 7, 9, 10, 11, 12, and 13 and Schedule 1 survive termination.

9
 Confidentiality

Bidder and Target acknowledge and agree that they continue to be bound after the date of this agreement by the Confidentiality Agreement and that their obligations under the Confidentiality Agreement survive termination of this agreement, on the basis that the definition of ‘Approved Purpose’ in the Confidentiality Agreement shall be amended on and from the date of this agreement to be “implementing the takeover bid contemplated by the Takeover Bid Implementation Agreement between the Recipient, Discloser and GFN Asia Pacific Holdings Pty Ltd”.

10
 Release

To the extent permitted by law:

(a)
Bidder waives all of its rights, and agrees that it will not make any claim, against any Target Indemnified Party (other than Target) in relation to:

(i)
information provided to Bidder or its Related Bodies Corporate or Representatives for the purpose of Bidder’s consideration of, or otherwise in connection with, the Transaction; or

(ii)
any breach of any Target Warranty or any other provision of this agreement,

or otherwise in connection with the Transaction; and

(b)
Target waives all of its rights, and agrees that it will not make any claim, against any Bidder Indemnified Party (other than Bidder and General Finance Corporation) in relation to:

(i)
information provided to Target or its Related Bodies Corporate or Representatives for the purpose of Target’s consideration of, or otherwise in connection with, the Transaction; or

(ii)
any breach of any Bidder Warranty or any other provision of this agreement,

or otherwise in connection with the Transaction,

in each case except where the indemnified party has not acted in good faith or has engaged in wilful misconduct.

Bidder receives and holds the benefit of this clause to the extent it relates to each Bidder Indemnified Party as trustee for each of them. Target receives and holds the benefit of this clause to the extent it relates to each Target Indemnified Party as trustee for each of them.

11
 GST

(a)
 Any consideration or amount payable under this agreement, including any non-monetary consideration (as reduced in accordance with clause 11(e) if required) (Consideration) is exclusive of GST.

(b)
 If GST is or becomes payable on a supply (Supply) made under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)
The Additional Amount payable under clause 11(b) is payable at the same time and in the same manner as the Consideration for the Supply, subject to the provision of a valid Tax Invoice at or before that time. If a valid Tax Invoice is not provided at or before that time then the Additional Amount is only payable on receipt of a valid Tax Invoice.

(d)
If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply made under or in connection with this agreement (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 11(b):

(i)
the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(ii)
the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(iii)
the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e)
 Despite any other provision in this agreement:

(i)
if an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred;

(ii)
if an amount payable under or in connection with this agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to a loss of revenue, the revenue must be determined on a GST-exclusive basis; and

(iii)
no Additional Amount is payable under clause 11(b) in respect of a Supply made under or in connection with this agreement that is subject to a reverse charge under the GST Law.

(f)
Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of the GST Group of which that party is a Member is entitled.

12
 Notices

(a)
A notice, consent, request or any other communication under this agreement must be in writing and must be left at the address of the addressee or sent by email to the address specified below or any other address or email address the addressee requests.

Target
Royal Wolf Holdings Limited

Attention:
Greg Baker
Address:
2/22-28 Edgeworth David Ave, Hornsby NSW 2077

Email:
GBaker@royalwolf.com.au

Copy of communications to Target (for information purposes only):

Attention:
Philippa Stone, Herbert Smith Freehills LLP
Address:
ANZ Tower, 161 Castlereagh Street, Sydney NSW 2000

Email:
philippa.stone@hsf.com

Bidder:
GFN Asia Pacific Holdings Pty Ltd

Attention:
Christopher A. Wilson
Address:
Level 35, Tower Two, International Towers Sydney, 200 Barangaroo Avenue, Barangaroo NSW 2000

Email:
notices@generalfinance.com

Copy of communications to Bidder (for information purposes only):

Attention:
Peter Cook, Gilbert + Tobin
Address:
Level 35, Tower Two, International Towers Sydney, 200 Barangaroo Avenue, Barangaroo NSW 2000 Australia

Email:
pcook@gtlaw.com.au

(b)
A notice, consent, request or any other communication is taken to be received:

(i)
if by delivery, when it is delivered;

(ii)
if sent by email:

(A)
when the Sender receives an automated message confirming delivery; or

(B)
at the time sent (as recorded on the device from which the Sender sent the email), provided that the Sender does not receive an automated message that the email has not been delivered,

whichever happens first.

13
 General

13.1
Cumulative rights

The rights, powers and remedies of a party under this agreement are cumulative with the rights, powers or remedies provided by law independently of this agreement.

13.2
Waiver and variation

A provision or a right under this agreement may not be waived except in writing signed by the party granting the waiver, or varied except in writing signed by the parties.

13.3
Approvals and consents

A party may give or withhold its approval or consent conditionally or unconditionally in its discretion unless this agreement states otherwise. Any approval or consent or agreement required pursuant to this agreement must be in writing.

13.4
Specific performance

The parties acknowledge that monetary damages alone would not be adequate compensation for a breach by any party of an obligation under this agreement and that specific performance of that obligation is an appropriate remedy.

13.5
Effect of agreement

This agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes any previous understandings or agreements between the parties concerning the subject matter of this agreement.

13.6
Severability

If the whole or any part of a provision of this agreement is void, unenforceable or illegal in a jurisdiction, it is severed for the purposes of that jurisdiction. In that event, the remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this agreement or is contrary to public policy.

13.7
Mutual further assurances

Each party must do all things and execute all further documents necessary to give full effect to this agreement.

13.8
Counterparts

This agreement may be executed in any number of counterparts and all those counterparts taken together will constitute one instrument.

13.9
Governing law and jurisdiction

This agreement is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdictions of the courts of New South Wales.

13.10
Assignment

The rights and obligations of each party under this agreement are personal. They cannot be assigned, charged or otherwise dealt with, and no party shall attempt or purport to do so, without the prior written consent of the other party.

13.11
Duty, costs and expenses

(a)
Bidder:

(i)
 must pay all stamp duties and any related fines and penalties in respect of this agreement or any transaction effected under it; and

(ii)
indemnifies Target against any liability arising from or in connection with any failure by it to comply with clause 13.11(a)(i).

(b)
Except as otherwise provided in this agreement, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this agreement and the proposed, attempted or actual implementation of the Transaction.

Gilbert + Tobin

Schedule 1
   Dictionary

1
Dictionary

In this agreement, the following definitions apply.

ACCC means the Australian Competition and Consumer Commission.

Additional Amount has the meaning given in clause 11(b).

Agreed Bid Terms means the terms and conditions set out in Schedule 2.

Agreed Public Announcement means the announcement to be made by Bidder and Target to ASX in the form annexed at Attachment A.

Amount Incurred has the meaning given in clause 11(e).

Announcement Date means 12 July 2017.

ASIC means the Australian Securities and Investments Commission.

Associates has the meaning given in the Corporations Act.

ASX means ASX Limited (ABN 98 008 624 691).

ASX Listing Rules means the official listing rules of ASX.

Attachment means an attachment to this agreement.

Bid means an off-market takeover bid by Bidder for all Target Shares not held by a Related Body Corporate of Bidder as at the date of this agreement, under Chapter 6 of the Corporations Act.

Bidder Group means Bidder and each of its Subsidiaries.

Bidder Indemnified Party means Bidder, a Related Body Corporate of Bidder (other than Target and its Subsidiaries) or a director, officer or employee of Bidder or one of its Related Bodies Corporate (other than Target and its Subsidiaries).

Bidder Material Adverse Change means a material adverse change in, as the case may be:

(a)
the business, assets, financial condition and properties of a member of the GFN Group; or

(b)
the ability of any member of the GFN Group to perform its obligations under the Bison Funding Arrangements,

provided that the occurrence of any default, event of default, acceleration of payment, increase in interest or other payment, late charge or other penalty under any indebtedness of a member of the GFN Group shall constitute a “Bidder Material Adverse Change” with respect to GFN (US) and its Subsidiaries, individually and taken as a whole.

Bidder Warranties means the representations and warranties set out in clause 7.2(b).

Bidder’s Statement means the bidder’s statement to be prepared by Bidder in connection with the Bid in accordance with Chapter 6 of the Corporations Act, and includes any supplementary bidder’s statement.

Bison means Bison Capital Partners V, L.P., a Delaware limited partnership.

Bison Funding Arrangements means the securities purchase agreement between Bison, General Finance Corporation, Bidder, GFN Finance and GFN (US) and associated documents.

Business Day means Monday to Friday inclusive except New Year’s Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day that ASX declares is not a business day.

Change of Control Provisions has the meaning given in clause 4.1(b)(iv).

Competing Agreement has the meaning given in clause 6.3(b).

Competing Transaction means any expression of interest, proposal, offer or transaction (or a series of transactions), which if entered into or completed, would result in:

(a)
a person (other than Bidder or one of its Related Bodies Corporate)

(i)
acquiring Voting Power in Target of more than 10%;

(ii)
directly or indirectly, acquiring an interest in, a relevant interest in, having the right to acquire, becoming the holder of, or entering into a cash settled equity swap or other synthetic, economic or derivative transaction connected with or relating to:

(A)
more than 10% of the Target Shares; or

(B)
the whole or a material part of the business or assets of the Target Group;

(iii)
acquiring control of Target, within the meaning of section 50AA of the Corporations Act; or

(iv)
otherwise acquiring or merging (including by a scheme of arrangement, capital reduction, sale of assets, strategic alliance, joint venture, partnership, reverse takeover bid or dual listed company structure) with Target; or

(b)
the Bid not being able to be implemented on the basis set out in this agreement.

Conditions means the conditions set out in clause 3 of Schedule 2.

Confidentiality Agreement means the confidentiality agreement entered into between the parties on 24 May 2017.

Consideration has the meaning given in clause 11(a).

Corporations Act means the Corporations Act 2001 (Cth).

Counter Proposal has the meaning given in clause 6.7(c).

Dictionary has the meaning given in clause 1.1(a).

Diligence Information has the meaning given in clause 6.4(a).

Director means a member of the Target Board.

Disclosure Materials means all material provided by Target or its Representatives in writing to Bidder prior to execution of this agreement (including all material included in any data room to which Bidder was granted access) and which is included in a list agreed between the Bidder and Target immediately prior to execution of this agreement.

Event has the meaning given in clause 3(f) of Schedule 2.

Exclusivity Period means the period commencing on the date of this agreement and ending on the first to occur of:

(a)
the date of termination of this agreement as provided in clause 8.1; and

(b)
the Offer Close Date.

GFN Director means a Director who is affiliated with General Finance Corporation or any of its Related Bodies Corporate, who at the date of this agreement are Ronald F Valenta, Jody Miller and Manuel Marrero.

GFN (US) means GFN U.S. Australasia Holdings, Inc, a company incorporated in Delaware.

GFN Finance means GFN Asia Pacific Finance Pty Ltd (ACN 620 128 001).

GFN Group means General Finance Corporation, GFN (US), Bidder, GFN Finance, and any entity which is a “Guarantor” or an “Additional Guarantor” (as those terms are defined in the Bison Financing Arrangements) under the Bison Funding Arrangements.

Government Agency means a government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local in Australia, including (without limitation) any self-regulatory organisation established under a statute or otherwise discharging substantially public or regulatory functions, and in particular, ASX, ASIC and any federal or state based gaming authority.

GST means a goods and services tax or similar value added tax levied or imposed under the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Independent Directors means Daryl Corsie, Peter Dexter and Peter Housden.

Independent Expert means the party hired by the Independent Directors to prepare and deliver the Independent Expert’s Report.

Independent Expert’s Report means the report to be issued by the Independent Expert in respect of the Transaction, and includes any supplementary report.

Matching Right Period has the meaning given in clause 6.7(c).

Material Contract means the contracts identified by the Target which involve aggregate annual receipts or payments equal to or in excess of $1,000,000 and listed a separate document initialed by the parties on the date of this agreement.

Non-Associated Shares means all Target Shares except those Target Shares in which Bidder and its Associates have a Relevant Interest at the beginning of the Offer Period.

Offer means each offer by Bidder for Target Shares under the Bid and Offers means all such offers.

Offer Close Date means the date on which the Offer Period ends.

Offer Date means the date on which the first of the Offers is made.

Offer Period means the period the Offer is open for acceptance.

Offer Price means the consideration specified in clause 1 of Schedule 2.

Permitted Action means any action, inaction or state of affairs:

(a)
consented to by Bidder in writing;

(b)
approved by the Target Board (where approval includes approval by at least one GFN Director);

(c)
which was disclosed in the Disclosure Materials prior to execution of this agreement;

(d)
which is required or permitted to be taken or procured under this agreement; or

(e)
in connection with the performance rights held by Robert Allan in accordance with his existing contractual entitlements, or as otherwise agreed between Bidder and Target.

Permitted Dividend means a fully franked dividend of up to 2.65 cents per Target Share

Prescribed Occurrence means the occurrence of any of the following where that occurrence was not a Permitted Action:

(a)
 any Target Group Member converting all or any of its securities into a larger or smaller number of securities;

(b)
any Target Group Member resolving to reduce its capital in any way or reclassifying, combining, splitting, redeeming or cancelling directly or indirectly any of its securities;

(c)
any Target Group Member entering into a buy-back agreement or resolving to approve the terms of such an agreement;

(d)
any Target Group Member making an issue of its securities or granting an option over its securities or agreeing to make such an issue or grant such an option;

(e)
any Target Group Member issuing, or agreeing to issue, convertible notes;

(f)
any Target Group Member disposes, or agrees to dispose, of the whole or a substantial part of the Target Group’s business or assets;

(g)
any Target Group Member charging, or agreeing to charge, the whole, or a substantial part, of the Target Group’s business or assets (other than a lien which arises by operation of law or legislation);

(h)
any Target Group Member resolving that it be wound up;

(i)
the appointment of a liquidator or provisional liquidator of any Target Group Member;

(j)
the making of an order by a court for the winding up of any Target Group Member;

(k)
an administrator of any Target Group Member being appointed;

(l)
any Target Group Member executing a deed of company arrangement;

(m)
the appointment of a receiver or a receiver and manager in relation to the whole, or a substantial part, of the property of any Target Group Member;

(n)
Target makes any change to its constitution;

(o)
any Target Group Member creates, or agrees to create, any encumbrance over its business or any part of its property other than in the ordinary course of its business (other than a lien which arises by operation of law or legislation);

(p)
any Target Group Member incurs any financial indebtedness or issues any debt securities, other than in the ordinary course of business or pursuant to advances under its credit facilities in existence as at the date of this agreement where the funds drawn pursuant to those advances are used in the ordinary course of business;

(q)
any Target Group Member makes any loans, advances or capital contributions to, or investments in, any other person (other than to or in Target or any wholly-owned Subsidiary of Target in the ordinary course of business), other than in the ordinary course of business;

(r)
any Target Group Member ceases, or threatens to cease, to carry on business;

(s)
any Target Group Member is deregistered as a company or otherwise dissolved;

(t)
any Target Group Member is or becomes unable to pay its debts when they fall due;

(u)
any Target Group Member entering into any arrangement, commitment or agreement with a related party (as that term is defined in section 228 of the Corporations Act), other than in the ordinary course of business;

(v)
any Target Group Member makes or amends any tax election, changes any method of tax accounting, settles or compromises any tax liability (other than payroll tax in respect of directors' fees), files any material amended tax return, enters into a closing agreement, surrenders any right to claim a material tax refund or consents to the extension or waiver of the limitation period applicable to any material tax claim or assessment, other than in the ordinary course of business;

(w)
any Target Group Member pays, discharges, settles, satisfies, compromises, waives, assigns or releases any claims, liabilities or obligations exceeding $500,000 other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Target's financial statements or incurred in the ordinary course of business consistent with past practice;

(x)
any Target Group Member authorises, recommends or proposes any release or relinquishment of any contractual right, except in the ordinary course of business consistent with past practice;

(y)
 any Target Group Member:

(i)
increases the remuneration of, pays any bonus (other than in accordance with existing contractual entitlements as at the date of this agreement) to or otherwise varies the employment arrangements of, any Director or any Relevant Employee;

(ii)
issues any securities, options or performance rights to any of the employees of the Target Group, or accelerates the rights of any such employee to compensation or benefits of any kind (including, without limitation, under any executive or employee share or option plan and including, without limitation, by vesting any unvested performance rights);

(iii)
pays any of the Relevant Employees termination or retention payments (otherwise than in accordance with contractual entitlements existing at the date of this agreement which were disclosed to Bidder prior to execution of this agreement);

(iv)
enters into employment arrangements with any individual which could involve a Target Group Member giving a commitment to such individual in excess of $100,000 per annum;

(v)
enters into, offers to enter into or agrees to enter into any agreement, joint venture, asset or profit share, partnership or commitment which would require expenditure, or the foregoing of revenue, by Target and/or any of its Subsidiaries of an amount which is, in aggregate, more than $25,000, other than in the ordinary course of business;

(vi)
enters into, amends in a material respect or terminates any Material Contract; or

(vii)
resolves, agrees, commits or announces an intention to do any of the things referred to in paragraphs (a)to (y) (inclusive) of this definition.

Recipient has the meaning given in clause 11(b).

Recommendation has the meaning given in clause 2.2(a).

Register means the register of Target Shares kept by Target.

Regulatory Approvals means:

(a)
any approval, consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, direction, declaration, authority, waiver, modification or exemption from, by or with a Government Agency; or

(b)
in relation to anything that would be fully or partly prohibited or restricted by law if a Government Agency intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Related Body Corporate has the meaning it has in the Corporations Act.

Relevant Employees means any individual identified as key management personnel in the Target’s most recent annual report as lodged with ASX.

Relevant Interest has the meaning given in the Corporations Act.

Relevant Notice has the meaning given in clause 6.7(a).

Representative of a person means an employee, agent, officer, director, adviser or financier of the person and, in the case of advisers and financiers, includes employees, officers and agents of the adviser or financier (as applicable).

Rival Transaction has the meaning given in clause 6.7(a).

Schedule means a schedule to this agreement.

Subsidiary has the meaning it has in the Corporations Act.

Superior Proposal means a bona fide transaction or proposed transaction which, if completed substantially in accordance with its terms, would mean a person (other than Bidder or one of its Related Bodies Corporate) would become the holder of:

(a)
more than 50% of the Target Shares; or

(b)
the whole or substantially the whole of the business, assets and undertakings of the Target Group,

provided that the Independent Directors determine, acting in good faith and in order to satisfy what the Independent Directors consider to be their fiduciary and statutory duties (after having taken advice from Target’s financial advisers), that the transaction or proposed transaction is capable of being valued and completed, taking into account all aspects of the transaction or proposed transaction (including its consideration (and form of consideration), conditions precedent and the person or persons making it) and is superior overall for Target Shareholders as compared to the Offer.

Target Board means the board of directors of Target from time to time.

Target Group means Target and each of its Subsidiaries and Target Group Members means each one of them.

Target Indemnified Party means Target, a Subsidiary of the Target or a director, officer or employee of Target or one of its Subsidiaries.

Target Shareholders means each person who is registered in the register of members of Target as the holder of Target Shares from time to time.

Target Shares means fully paid ordinary shares issued in the capital of Target.

Target Warranties means the representations and warranties set out in clause 7.1(b).

Target’s Statement means the target’s statement to be issued by Target under section 638 of the Corporations Act in response to the Bid, and includes any supplementary target’s statement.

Timetable means the indicative timetable for implementation of the Transaction set out in Schedule 3.

Transaction means the acquisition by Bidder of all Target Shares not held by a Related Body Corporate of Bidder as at the date of this agreement, under the Bid.

Voting Power has the meaning it has in the Corporations Act.

2
Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears or context requires otherwise:

(a)
headings are for convenience only and do not affect the interpretation of this agreement;

(b)
the singular includes the plural and vice versa;

(c)
words that are gender neutral or gender specific include each gender;

(d)
where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)
the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)
a reference to:

(i)
a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate or entity (as that term is defined in section 64A of the Corporations Act);

(ii)
a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)
a party includes its successors and permitted assigns;

(iv)
a document includes all amendments or supplements to that document;

(v)
a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)
this agreement includes all schedules and attachments to it;

(vii)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or ASX Listing Rules and is a reference to that law as amended, consolidated or replaced;

(viii)
an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)
a monetary amount is in Australian dollars;

(g)
an agreement on the part of two or more persons binds them jointly and severally;

(h)
when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)
in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)
for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)
for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located;

(j)
where a provision (including any warranty) in this agreement relates to the Target’s awareness, knowledge or belief, the Target will be deemed to know or be aware of a particular fact, matter or circumstance or to hold a particular belief at a given time only if, at that time, an Independent Director, Neil Littlewood or Greg Baker is aware of that fact, matter or circumstances or holds that belief as at the applicable time in respect of that provision (which, in the case of a warranty, shall be the time that the warranty is given); and

(k)
no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

Gilbert + Tobin

Schedule 2
 Agreed Bid Terms

1
Consideration

The consideration offered under the Bid will be $1.83 for each Target Share not held by a Related Body Corporate of Bidder as at the date of this agreement (less the cash amount of any dividend paid by the Target before the payment of such consideration, including, without limitation, the Permitted Dividend), subject to any improvement permitted by the Corporations Act.

Any entitlement to a payment of less than $0.01 will be rounded up if $0.005 and above but otherwise rounded down.

2
Offer Period

The Offer will remain open for a period of at least one month from the Offer Date until 25 August 2017:

(a)
subject to Bidder’s right to extend the period under the Corporations Act; and

(b)
provided that the Bidder may, subject to the Corporations Act, close the Offers prior to such time if a Condition has been breached and such breach is not capable of being addressed such that the Condition could be satisfied on or by the Closing Date.

3
 Conditions

The Offer, and any contract resulting from its acceptance, is subject to the conditions set out below.

(a)
Minimum acceptance

At the end of the Offer Period, Bidder has:

(i)
received valid acceptances in respect of at least 75% (by number) of the Non-Associated Shares; and

(ii)
a Relevant Interest in at least 90% (by number) of all Target Shares.

(b)
No other outstanding securities

At the end of the Offer Period, there are no securities on issue in Target other than 100,387,052 Target Shares and there are no outstanding offers, agreements or rights to be issued with Target Shares or other securities. At the completion of the Offer, all rights unvested under all long-term incentive plans of Target will be terminated.

(c)
No Prescribed Occurrences

There are no Prescribed Occurrences during the Offer Period.

(d)
No regulatory action

During the Offer Period:

(i)
there is not in effect any preliminary or final decision, order or decree issued by a Government Agency;

(ii)
no action or investigation is announced, commenced or threatened by any Government Agency; and

(iii)
no application is made to any Government Agency (other than by Bidder),

in consequence of, or in connection with, the Offer (other than an application to, or a decision or order of, ASIC or the Takeovers Panel in the exercise of powers and discretions conferred by the Corporations Act), which:
(iv)
restrains, prohibits or impedes (or if granted or made could restrain, prohibit or impede), or otherwise materially adversely impacts upon:

(A)
the making of the Offers or the completion of any transaction contemplated by the Offer; or

(B)
the rights of Bidder in respect of Target or the Target Shares; or

(v)
requires the divestiture by Bidder of any Target Shares or the divestiture of any assets of the Target Group.

(e)
Acquisitions, disposals and capex

During the Offer Period, except for Permitted Actions no Target Group Member:

(i)
except for purchases of assets in the ordinary course, acquires or agrees to acquire any assets, properties or businesses, or incurs, agrees to incur or enters into a commitment or a series of commitments involving capital expenditure by the Target Group, whether in one or more transactions, where the amounts or value involved in such transaction, transactions, commitments or series of commitments exceeds $100,000 in aggregate; or

(ii)
except for sales of assets in the ordinary course of business, disposes of, or agrees to dispose of, or creates or agrees to create an equity interest in respect of any assets (including, without limitation, under any off-take or similar agreement), properties or businesses, whether in one transaction or a number of such transactions, where the amount or value involved in such transaction or transactions exceeds $100,000 in aggregate.

(f)
 No material adverse change in the Target Group

During the Offer Period, no event, change, condition, matter or thing (each an Event) occurs, is disclosed or announced or becomes known to Bidder (in each case where not known to Bidder or General Finance Corporation prior to execution of this agreement) which has had, will have or is reasonably likely to have (whether individually or when aggregated with one or more other Events) a material adverse effect on the assets, liabilities, financial or trading position, performance, profitability or prospects of the Target Group (taken as a whole), unless (a) arising as a result of any generally applicable change in law or governmental policy); (b) arising in relation to any Permitted Action; (c) relating to the state of securities markets in general; (d) arising in relation to an impairment, provisioning or write-off of existing assets that does not have an impact on the Target’s cashflow; or (e) resulting from any changes in the shipping container industry in general. Without limitation to the foregoing, such an effect will be caused by:

(A)
diminution in the value of the consolidated net assets of the Target Group (taken as a whole) of at least $10,000,000 against what it could have reasonably been expected to have been but for the relevant Event; or

(B)
a decrease in the guidance floor to shareholders of the Target in earnings before interest, tax, depreciation and amortisation of the Target Group (taken as whole) of $2,500,000 or more.

(g)
No dividends or distributions

During the Offer Period, Target does not announce, make, declare or pay any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie), other than the Permitted Dividend, or agree to do any of the foregoing.

(h)
Index

Before the end of the Offer Period the ASX All Ordinaries Index does not close below 4,000 on 5 consecutive Business Days.

(i)
Market

Before the end of the Offer Period, no material adverse change, as reasonably determined by Bison, in the financial or capital markets generally, or in the markets for subordinate debt or warrants or other equity securities, in each case that has adversely impacted or could reasonably be expected to adversely impact, Bison’s investment in notes issued by Bidder and GFN Finance in connection with the Bison Funding Arrangements.

(j)
No Bidder Material Adverse Change

Before the end of the Offer Period, no Bidder Material Adverse Change has occurred with respect to any member of the GFN Group.

Gilbert + Tobin

Schedule 3
 Timetable

Day	Event
12 July 2017	Execution of this agreement Release of Agreed Public Announcement Announcement of Permitted Dividend
18 July 2017	Permitted Dividend record date
19 July 2017	Bidder’s Statement lodged with ASIC, sent to Target and released on ASX Target’s Statement lodged with ASIC, sent to Bidder and released on ASX
24 July 2017	Offer Period opens Bidder’s Statement and Target’s Statement sent to Target Shareholders
25 August 2017	Earliest date of close of Offer Period

Gilbert + Tobin

Execution page

Executed as an agreement.

Signed and delivered by GFN Asia Pacific Holdings Pty Ltd ACN 620 127 791 in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)
Dated:

Signed and delivered by Royal Wolf Holdings Limited in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)
Dated:

Gilbert + Tobin

Attachment A  Agreed Public Announcement

Exhibit K

CHESS Sponsorship Deed

GFN Asia Pacific Holdings Pty Ltd.
[Name of Security Provider]

Credit Suisse Equities (Australia) Limited
[Name of Participant]

Bison Capital Partners V, L.P.
[Name of Secured Party]

L\312229871.2

Contents

1.
Definitions and interpretation 1

1.1
Definitions 1
1.2
Interpretation 1
1.3
Capacity of Secured Party 1
1.4
ASX Rules definitions 1
1.5
Inconsistency with CHESS Sponsorship Agreement 1
1.6
Finance Document 1

2.
Acquisition and holding of CHESS Securities 1

2.1
Participant as Controlling Participant 1
2.2
HIN or SRN 1
2.3
Delivery of documents 1
2.4
Subpositions 1

3.
Sponsorship representations and warranties 1

3.1
By Security Provider and Participant 1
3.2
By Participant 1
3.3
Repetition 1

4.
Participant's undertakings 1

4.1
Dealings with CHESS Securities 1
4.2
Secured Party or Receiver instructing the Participant 1
4.3
Conversions 1
4.4
Required change to form of holding or registration 1
4.5
Participant not bound to enquire 1
4.6
Participant's general obligations 1
4.7
Security Provider covenants 1
4.8
Instructions and directions 1
4.9
Securities lending arrangements 1

5.
Termination 1

5.1
Participant unable to perform 1
5.2
Termination of this deed 1

6.
Expenses, stamp duties and GST 1

6.1
Expenses 1
6.2
Stamp duties 1
6.3
GST 1

7.
Indemnity - Security Provider to Participant 1

8.
Assignment 1

9.
Notices 1

9.1
Communications in writing 1
9.2
Electronic communication 1

10.
Miscellaneous 1

10.1
Authorised Officers and communications 1
10.2
Severance 1
10.3
Variation 1
10.4
Powers cumulative 1
10.5
Waiver 1
10.6
Indemnities 1
10.7
Moratorium legislation 1
10.8
Counterparts 1
10.9
No merger 1
10.10
Governing law 1
10.11
Jurisdiction 1

L\312229871.2

CHESS Sponsorship Deed

Date

Parties
GFN Asia Pacific Holdings Pty Ltd. ([Name of Security Provider])

Credit Suisse Equities (Australia) Limited ABN 35 068 232 708 at [insert address] ([Name of Participant])

Bison Capital Partners V, L.P., [________________]([Name of Secured Party])

Background

A.
The Participant and the Security Provider have entered into the CHESS Sponsorship Agreement.

B.
The Security Provider has mortgaged or is proposing to mortgage the CHESS Securities to the Secured Party under the Security Agreement.

C.
This deed is entered into to protect the interests of the Secured Party under the Security Agreement.

Operative provisions

1.
 Definitions and interpretation

1.1
 Definitions

In this deed:

Authorised Officer means:

(a)
in relation to the Security Provider, any director or company secretary of the Security Provider, or any person nominated by the Security Provider by a notice to the Secured Party as an authorised officer on behalf of the Security Provider to sign notices or documents in connection with this deed, the notice to be accompanied by specimen signatures of the persons concerned; and

(b)
in relation to the Participant or the Secured Party, any person whose title or office includes the words manager, associate director, director, company secretary and any person acting in any of those officers, or any person appointed as an Authorised Officer by the Participant or Secured Party, as applicable.

ASX means ASX Limited (ABN 98 008 624 691), or the financial market it operates, as the context requires.

ASX Rules means the rules relating to the operation of CHESS including the ASX Settlement Operating Rules as published by the ASX Limited (ABN 98 008 624 691).

Attorney means any attorney (including any delegate) appointed under this deed and any person who by delegation directly or indirectly derives a right from an attorney.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for business generally in Sydney.

CHESS means the Clearing House Electronic Sub-register System.

CHESS Securities means the Marketable Securities which are, or are proposed to become, the subject of the CHESS Sponsorship Agreement from time to time, which as at the date of this deed consist of 50,198,526 ordinary shares in Royal Wolf Holdings Limited, a limited liability company incorporated in Australia with registered number ABN 91 121 226 793 and listed on the Australian Securities Exchange under stock code RWH.

CHESS Sponsorship Agreement means the sponsorship agreement titled "Broker Sponsorship Agreement" dated [#] 2014 between the Participant and the Security Provider.

Company means each company that has issued CHESS Securities.

Controlling Participant has the meaning given to that term under the ASX Rules, provided that such Controlling Participant has been appointed pursuant to the terms of the CHESS Sponsorship Agreement.

Cost means any cost, expense, charge, liability or disbursement.

CSF Operator means ASX Settlement Pty Limited ABN 49 008 504 532 or its successor as the operator of the clearing and settlement facility for the financial market operated by ASX.

Finance Document means:

(a)
this deed;

(b)
the Security Agreement;

(c)
the Securities Purchase Agreement; and

(d)
each other "Finance Document" as defined in the Securities Purchase Agreement.

Government Authority means any government or governmental or semi-governmental entity, authority, agency, commission, corporation or body (including those constituted or formed under any Statute), local government authority, administrative or judicial body or tribunal or stock exchange.

GST means any goods and services Tax, consumption Tax, value added Tax or any similar Tax.

Marketable Securities has the meaning given to "marketable securities" in section 9 of the Corporations Act but as if the reference to "managed investment scheme" included any unit trust which is not registered under the Corporations Act.

Power means any right, power, authority, discretion, remedy or privilege conferred on the Secured Party, any Receiver or any Attorney, in any case, under this deed or by law.

Receiver means a receiver or receiver and manager appointed under the Security Agreement.

Secured Property has the meaning given to the term "Secured Property" in the Security Agreement.

Securities Purchase Agreement means the securities purchase agreement dated [__ July 2017] among General Finance Corporation, a Delaware corporation, the Grantor (as borrower), GFN Asia Pacific Finance Pty Ltd., an Australian corporation, and the Secured Party.

Security Agreement means the document titled "general security deed" dated on or about the date of this deed between the Security Provider and the Secured Party.

Statute means any legislation of the Parliament of the Commonwealth of Australia, of any State or Territory of the Commonwealth of Australia or of any other jurisdiction or Government Authority in force at any time.

Tax means any taxes, levies, imposts, deductions, charges and withholdings assessed, imposed, collected or withheld under any legislation and, in each case, all interest, fines, penalties, charges, fees or other amounts in respect of them.

1.2
 Interpretation

In this deed:

(a)
headings are for convenience only and do not affect interpretation;

and unless the context indicates a contrary intention:

(b)
"person" includes an individual, the estate of an individual, a corporation, a Government Authority, an association or a joint venture and a trust;

(c)
a reference to a party includes that party's executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee;

(d)
a reference to a document is to that document as varied, novated, ratified, replaced or restated from time to time, including for the avoidance of doubt any such variation, novation, ratification, replacement or restatement which has the effect directly or indirectly of increasing in any way the Secured Property;

(e)
a reference to a law includes any law, principle of equity, Statute and official directive of any Government Authority and a reference to any legislation (including any Statute) includes any rule, regulation, ordinance, by-law, statutory instrument, order or notice at any time made under that legislation and, in each case, any consolidations, amendments, re-enactments and replacements;

(f)
a word importing the singular includes the plural (and vice versa) and a word indicating a gender includes every other gender;

(g)
a reference to a party, clause or schedule is a reference to a party, clause or schedule to or of this deed and a reference to this deed includes all schedules to it;

(h)
if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(i)
a reference to an asset includes any real or personal property or asset, whether tangible or intangible, present or future, together with any interest or benefit in or revenue from, such property or asset;

(j)
"includes" in any form is not a word of limitation;

(k)
where the day on or by which any sum is payable or any act, matter or thing is to be done is a day other than a Business Day, that sum will be paid or that act, matter or thing will be done on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not); and

(l)
a reference to "subsists" or any similar expression in relation to an Event of Default indicates an Event of Default which has not been remedied or waived in accordance with the terms of the Security Agreement.

1.3
 Capacity of Secured Party

(a)
The Secured Party enters into this deed in its capacity as "Security Agent" (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement.

(b)
Clause 25.11 of the Securities Purchase Agreement is incorporated by reference and applies in this deed as if set out in full with the necessary changes.

1.4
 ASX Rules definitions

Unless defined in this deed or as the context otherwise requires, expressions which are given a meaning in the:

(a)
ASX Rules; and

(b)
the Security Agreement,

have the same meaning in this deed.

1.5
 Inconsistency with CHESS Sponsorship Agreement

Despite the provisions of the CHESS Sponsorship Agreement, the Security Provider acknowledges that it and the Participant have entered into this deed to reflect the Secured Party's rights as mortgagee of the Secured Property. This deed prevails over the CHESS Sponsorship Agreement to the extent of any inconsistency.

1.6
 Finance Document

This deed is a "Finance Document" for the purposes of the Securities Purchase Agreement.

2.
 Acquisition and holding of CHESS Securities

2.1
 Participant as Controlling Participant

The Security Provider must (to the extent permitted by law and the ASX Rules):

(a)
ensure that each Marketable Security held by it from time to time that forms part of the Secured Property:

(i)
is acquired as; or

(ii)
immediately on its acquisition is the subject of a Transfer or a Conversion to,

a Participant Sponsored Holding with the Participant as Controlling Participant pursuant to the CHESS Sponsorship Agreement;

(b)
without limiting paragraph (a) above, immediately take all steps necessary to effect a Transfer or a Conversion of each Marketable Security held by it from time to time that forms part of the Secured Property from:

(i)
a Certificated Holding to a Participant Sponsored Holding; and

(ii)
an Issuer Sponsored Holding to a Participant Sponsored Holding,

with the Participant as Controlling Participant pursuant to the CHESS Sponsorship Agreement for these holdings;

(c)
do all acts and things necessary, or required by the Secured Party or the Participant, to ensure that such Marketable Securities are so acquired, Transferred or Converted to a Participant Sponsored Holding with the Participant as Controlling Participant pursuant to the CHESS Sponsorship Agreement; and

(d)
provide the Secured Party with full details of the acquisition, Transfer or Conversion once it has been completed, including copies of any documentation connected with that acquisition, Transfer or Conversion.

2.2
 HIN or SRN

(a)
The Security Provider undertakes to promptly advise the Secured Party in writing of any HIN or SRN used to identify it as soon as it becomes aware of such HIN or SRN.

(b)
Each party to this deed consents to the Secured Party inserting into the Security Agreement on or after the date of this deed the details of any HIN or SRN used to identify the CHESS Securities forming part of the Secured Property.

2.3
 Delivery of documents

If required by the Secured Party to do so (including as a consequence of any Transfer or Conversion of a CHESS Security by the Participant in an Off Market Transaction), the Security Provider must immediately give to the Participant all certificates, marked or unmarked transfers and any other documents relating to each CHESS Security that forms part of the Secured Property or any of the Secured Property that is capable of Transfer or Conversion into a CHESS Holding as soon as they are available to the Security Provider or its agents, together with any documents which are necessary to effect a Transfer or Conversion.

2.4
 Subpositions

(a)
If the Secured Party determines (acting reasonably) that a Subposition, Holder Record Lock or other similar mechanism is necessary or desirable to protect its interest in a CHESS Security that forms part of the Secured Property, the Security Provider and the Participant must, immediately on request from the Secured Party, do all things and take all actions (including executing documents) to cause that CHESS Security to be reserved in a Subposition or subject to a Holder Record Lock or other similar mechanism on the conditions, if any, specified by the Secured Party.

(b)
The Participant and the Security Provider must not:

(i)
reserve or release, or attempt to reserve or release, the CHESS Securities into or out of a Subposition; or

(ii)
subject, or attempt to subject, the CHESS Securities to a Holder Record Lock or similar mechanism,

without the written consent of the Secured Party.

3.
  Sponsorship representations and warranties

3.1
 By Security Provider and Participant

The Security Provider represents and warrants to the Secured Party that:

(a)
the CHESS Sponsorship Agreement is valid, binding and enforceable against it in accordance with its terms; and

(b)
to the extent permitted by law and the ASX Rules, all the Marketable Securities that form part of the Secured Property are held under the CHESS Sponsorship Agreement as a Participant Sponsored Holding with the Participant as the Controlling Participant pursuant to the CHESS Sponsorship Agreement.

3.2
 By Participant

The Participant represent and warrants to the Secured Party that:

(a)
the Participant has power, authority and capacity unconditionally to execute, deliver and comply with its obligations under this deed;

(b)
the Participant has taken all necessary action to authorise the unconditional execution and delivery of, and the compliance with its obligations under this deed;

(c)
the unconditional execution, delivery of, and compliance with its obligations under this deed do not contravene:

(i)
 any Statute;

(ii)
the constitution or other constitutional documents of the Participant;

(iii)
any agreement or instrument to which the Participant is a party; or

(iv)
any obligation of the Participant to any person; and

(d)
the Participant is and continues to be able to establish Participant Sponsored Holdings in accordance with the ASX Rules.

3.3
 Repetition

Each representation and warranty in this clause 3 (other than clause 3.2(c)(i)) is repeated, with reference to the facts and circumstances at the time, on each day on which representations and repeated under the Securities Purchase Agreement until termination of this deed.

4.
 Participant's undertakings

4.1
  Dealings with CHESS Securities

Despite anything to the contrary contained in this deed and without affecting any of the rights as between the Security Provider and the Secured Party under the Security Agreement, the Security Provider irrevocably authorises and instructs the Participant that, until the Participant receives a notification from the Secured Party under clause 5.2, the Participant agrees with the Security Provider and the Secured Party that the Participant must:

(a)
deal with the CHESS Securities covered by this deed only on the instructions, and with the consent, of the Secured Party;

(b)
 at any time after the Secured Party notifies the Participant that an Enforcement Event has occurred, transfer the legal title to any of the CHESS Securities covered by this deed upon receiving the instructions of the Secured Party;

(c)
 at any time after the Secured Party notifies the Participant that an Enforcement Event has occurred, issue the appropriate CHESS Transfer message to the CSF Operator upon receiving the instructions of the Secured Party to receive or deliver or Transfer any CHESS Securities covered by this deed;

(d)
in respect of the sale of any CHESS Securities covered by this deed which has been instructed or consented to by the Secured Party, remit to the Secured Party or as it may direct the proceeds of sale promptly upon receipt without any deduction other than its normal sale commission; and

(e)
 at any time after the Secured Party notifies the Participant and that an Enforcement Event has occurred, if so instructed by the Secured Party:

(i)
accept a takeover offer for any of the CHESS Securities covered by this deed; and

(ii)
initiate a change in the sponsorship of the CHESS Securities covered by this deed,

without reference to the Security Provider and irrespective of any disputes with or direction not to comply with the instructions of the Secured Party by, or the insolvency of, the Security Provider.

4.2
 Secured Party or Receiver instructing the Participant

If the Secured Party, a Receiver or any Attorney exercises a Power under the Security Agreement and the Secured Party has notified the Participant that an Enforcement Event has occurred:

(a)
 the Secured Party, Receiver or any Attorney may instruct the Participant without reference to the Security Provider, and that exercise of Power and the instructions are authorised and valid as far as the Participant is concerned despite any actual or constructive notice to the contrary and despite any instructions from the Security Provider to the contrary; and

(b)
the Participant agrees to act on the instructions of the Secured Party, Receiver or any Attorney as set out in clause 4.2(a), and may remove any Holder Record Lock in accordance with the ASX Rules to facilitate that exercise of Power and, without instruction, confirmation or ratification from the Security Provider, and the Security Provider will be bound by those instructions.

4.3
 Conversions

Where the ASX Rules require a Conversion of the CHESS Securities to a type of holding other than a Participant Sponsored Holding:

(a)
the Participant must promptly notify the Secured Party and the Security Provider of the required Conversion;

(b)
the Participant must effect the required Conversion in accordance with the ASX Rules;

(c)
the Participant must provide the Secured Party and the Security Provider with full details of the Conversion once it has been effected; and

(d)
any Certificates received by the Participant or the Security Provider, in relation to the Marketable Securities which were immediately prior to the Conversion CHESS Securities, as a result of the Conversion must be immediately delivered by the Participant or the Security Provider (as the case may be) to the Secured Party.

4.4
 Required change to form of holding or registration

The Participant must promptly notify the Secured Party of any requirement which affects the way in which any CHESS Security that forms part of the Secured Property is held or registered. If the Participant is required by law or by a Government Authority (including the CSF Operator) to effect such a change, then:

(a)
the Participant must comply with the requirement; and

(b)
without limiting the Security Provider's obligations under the Security Agreement, the Security Provider must do whatever the Secured Party (acting reasonably) requires it to do to ensure that the Secured Party is as effectively secured in respect of that CHESS Security after the change is effected.

4.5
 Participant not bound to enquire

When dealing with the Secured Party, a Receiver or any Attorney, the Participant need not enquire whether:

(a)
there has been a default under the Security Agreement, or whether a Receiver or Attorney has been properly appointed; or

(b)
the Secured Party, a Receiver or any Attorney has executed or registered an instrument or exercised a Power properly or with authority.

4.6
 Participant's general obligations

The Participant must:

(a)
(giving effect to interests) take whatever action is reasonably required by the Secured Party in accordance with the ASX Rules (including any actions specified in clause 4.1 but the Secured Party must not direct the Participant to take any of the actions specified in clauses 4.1(b), 4.1(c) or 4.1(e) unless and until the Secured Party has notified the Participant that an Enforcement Event has occurred) to give effect to the arrangements under the Security Agreement and the Security Provider authorises the Participant to take such action;

(b)
(information) if requested by the Secured Party, provide the Secured Party with copies of statements of holding balances and any other information which the Participant is reasonably able to obtain in relation to the CHESS Securities that form part of the Secured Property; and

(c)
(CHESS Sponsorship Agreement) not change, or agree to a change in, the CHESS Sponsorship Agreement in a manner in any way inconsistent with the arrangements set out in this deed, unless required by law or by an express requirement of the ASX Rules (in which case, such change must be promptly notified to the Secured Party).

4.7
 Security Provider covenants

The Security Provider acknowledges and agrees that:

(a)
 the Security Provider will not act in a manner in any way inconsistent with the arrangements set out in this deed, and in particular and despite its role as Participant Sponsored Holder, it will not:

(i)
give any instructions to or conduct any dealings with the Participant as Controlling Participant pursuant to the CHESS Sponsorship Agreement or otherwise in connection with the CHESS Securities that form part of the Secured Property or the CHESS Sponsorship Agreement other than as specifically permitted under this deed or any other Finance Document; and

(ii)
exercise any of its rights as Participant Sponsored Holder other than as specifically permitted on and subject to the terms of this deed or any other Finance Document; and

any such action of the Security Provider prohibited by this clause 4.7(a) is of no effect; and

(b)
at any time after the Secured Party notifies the Participant that the Participant as Controlling Participant pursuant to the CHESS Sponsorship Agreement is entitled to rely on the instructions received from the Secured Party, a Receiver or any Attorney dealing in any way with the CHESS Securities that form part of the Secured Property or the CHESS Sponsorship Agreement as if the Secured Party or that Receiver or Attorney were the Participant Sponsored Holder under that CHESS Sponsorship Agreement in the place of the Security Provider.

4.8
 Instructions and directions

Each of the Security Provider and the Participant acknowledges and agrees that instructions and directions given to the Participant by the Security Provider in relation to the CHESS Securities will be of no force and effect unless endorsed by the Secured Party with its written consent.

4.9
 Securities lending arrangements

Each of the Security Provider and the Participant must not enter into, or takes steps to enter into, any securities lending arrangements or other similar arrangement in relation to the CHESS Securities which form part of the Secured Property.

5.
 Termination

5.1
 Participant unable to perform

If the Participant is suspended from participation in CHESS, or is otherwise unable to perform its obligations under the CHESS Sponsorship Agreement or this deed, the Security Provider must ensure that it complies with its obligations under clause 5.7(c) of the Security Agreement.

5.2
  Termination of this deed

(a)
This deed will terminate when:

(i)
the Secured Party notifies the Security Provider and the Participant that it has released all CHESS Securities that form part of the Secured Property from the Security Agreement and that the Security Agreement has been terminated; or

(ii)
each Company ceases to be quoted on the official list of the ASX.

The Secured Party must notify the Participant of any release or termination.

(b)
The termination of this deed does not affect any rights or obligations of the parties which accrue before termination.

6.
 Expenses, stamp duties and GST

6.1
 Expenses

(a)
The Security Provider must reimburse the Participant on demand for, and indemnifies the Participant against, all costs, losses and expenses including legal fees, costs and disbursements reasonably incurred in connection with negotiating, preparing and executing this deed and any subsequent consent, agreement, approval, waiver or amendment relating to, or discharge of, this deed.

(b)
The Security Provider will bear the cost of its compliance with this deed.

6.2
 Stamp duties

The Security Provider:

(a)
 must promptly pay all stamp duty, transaction, registration and similar Taxes, including fines and penalties which may be payable to, or required to be paid by, any appropriate Government Authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this deed or any payment, receipt or other transaction contemplated by this deed; and

(b)
indemnifies the Participant and the Secured Party against any loss or liability incurred or suffered by it as a result of the delay or failure by the Security Provider to pay any Taxes as required in accordance with clause 6.2(a).

6.3
  GST

(a)
Any reimbursement required to be made by the Security Provider under this deed for a Cost or other amount paid or incurred by the Secured Party will be limited to the total Cost or other amount less the amount of any input tax credit to which the Secured Party is entitled for the acquisition to which the Cost or other amount relates.

(b)
If GST is payable in respect of any supply made by or through the Secured Party under, pursuant to, or in connection with this deed (GST Liability), then:

(i)
where consideration is provided by the Security Provider in relation to that supply, the Security Provider will pay an additional amount to the Secured Party equal to the full amount of the GST Liability; and

(ii)
except where clause 6.3(b)(i) applies, the Security Provider will indemnify and keep the Secured Party indemnified for the full amount of the GST Liability.

The Secured Party will provide to the Security Provider a tax invoice complying with the relevant law relating to any payment made to it in accordance with this clause 6.3(b).

7.
 Indemnity - Security Provider to Participant

The Security Provider indemnifies the Participant against, and must pay to the Participant on demand amounts equal to, any cost, loss or expenses suffered by the Participant as a result of or in connection with:

(a)
the Participant complying with its obligations under this deed; or

(b)
the exercise of a Power by the Secured Party, a Receiver or any Attorney in relation to this deed, the Security Agreement, the CHESS Sponsorship Agreement or the CHESS Securities that form part of the Secured Property.

The indemnity in this clause 7 does not apply to any cost, loss or expense suffered by the Participant as a result of its own fraud, negligence or wilful misconduct.

8.
  Assignment

(a)

(i)
The Secured Party may at any time assign or otherwise transfer all or any part of its rights under this deed and may disclose to a proposed assignee or transferee any information in the Secured Party's possession relating to the Security Provider.

(ii)
If the Secured Party assigns or otherwise transfers all or any part of its rights under this deed as permitted in accordance with this clause 8(a), the Security Provider may not claim against any assignee or transferee any right of set-off or any other rights the Security Provider has against the assigning or transferring Secured Party.

(b)
The Security Provider cannot assign, novate or otherwise transfer any of its rights or obligations under this deed without the prior written consent of the Secured Party.

9.
  Notices

9.1
 Communications in writing

(a)
Any communication to be made under or in connection with this deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b)
Each communication (including each notice, consent, approval, request or demand) under or in connection with this deed:

(i)
must be legible and in writing;

(ii)
must be addressed to the following address or facsimile number (or as otherwise notified by a party to the Security Provider, the Participant and the Secured Party from time to time:

Security Provider

Address:
39 East Union Street
Pasadena, California 91103
United States of America
Fax:
001-626-795-8090
For the attention of:
Christopher A. Wilson

Participant

Address:
[ ]
[ ]
[ ]
Fax:
[ ]
For the attention of:
[ ]

Secured Party

Address:
[ ]
[ ]
[ ]
Fax:
[ ]
For the attention of:
[ ]

(iii)
 must be signed by the sender or by an Authorised Officer of the sender.

(c)
Any communication or document made or delivered by one person to another under or in connection with this deed will only be effective:

(i)
if by way of fax, when received in legible form; or

(ii)
if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of the address details set out in clause 9(b) above, if addressed to that department or officer.

(d)
Any communication or document to be made or delivered to the Secured Party will be effective only when actually received by the Secured Party and then only if it is expressly marked for the attention of the department or officer identified with the Secured Party's signature (or any substitute department or officer as the Secured Party shall specify for this purpose).

(e)
Any communication or document which becomes effective, in accordance with this clause 9, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

(f)
Each communication sent in accordance with this clause 9 may be relied on by the recipient if the recipient, acting reasonably, believes the communication to be genuine and if it appears to be executed by or on behalf of the sender in accordance with clause 9.1(b)(iii) (without the need for further enquiry or confirmation).

9.2
  Electronic communication

(a)
Any communication to be made between any two parties under or in connection with this deed may be made by electronic mail or other electronic means, to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two parties:

(i)
notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)
notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days' notice.

(b)
Any electronic communication made between those two parties will be effective only when actually received in readable form and in the case of any electronic communication made by a party to the Secured Party or the Participant only if it is addressed in such a manner as the Secured Party or the Participant respectively shall specify for this purpose.

(c)
Any electronic communication which becomes effective, in accordance with clause 9.2(b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

10.
 Miscellaneous

10.1
 Authorised Officers and communications

The Security Provider irrevocably authorises the Secured Party and the Participant to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers, and to rely on any notice or other document contemplated by this deed or the Security Agreement which bears the purported signature (whether given by facsimile or otherwise) of its Authorised Officer. The Security Provider warrants that those persons have been authorised to give notices and communications under or in connection with this deed and the Security Agreement.

10.2
 Severance

If at any time a provision of this deed is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair the legality, validity or enforceability:

(a)
in that jurisdiction of any other provision of this deed; or

(b)
under the law of any other jurisdiction of that or any other provision of this deed.

10.3
 Variation

An amendment or variation to this deed is not effective unless it is in writing and signed by all the parties.

10.4
 Powers cumulative

Each Power is cumulative and in addition to each other Power available to the Secured Party or any Receiver.

10.5
 Waiver

(a)
Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, any Power does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other Power.

(b)
A waiver or consent given by the Secured Party under this deed is only effective and binding on the Secured Party if it is given or confirmed in writing by the Secured Party.

(c)
No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

10.6
 Indemnities

(a)
Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties and survives termination, completion, expiration or release of this deed.

(b)
It is not necessary for the Secured Party to incur any expense or to make any payment before enforcing a right of indemnity conferred by this deed.

(c)
The Security Provider must pay on demand any amount it must pay under an indemnity in this deed.

10.7
 Moratorium legislation

To the fullest extent permitted by law, all laws which at any time operate directly or indirectly to:

(a)
lessen or affect in favour of the Security Provider any obligation under this deed; or

(b)
delay or otherwise prevent or prejudicially affect the exercise of any Power,

are expressly waived.

10.8
 Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

10.9
 No merger

This deed and the Powers are in addition to and do not merge with, postpone, lessen or otherwise prejudicially affect any other Finance Document or any other right, power, authority, discretion, remedy or privilege of the Secured Party.

10.10
 Governing law

This deed is governed by the law applying in New South Wales.

10.11
  Jurisdiction

The Security Provider irrevocably:

(a)
submits to the non-exclusive jurisdiction of the courts of New South Wales, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this deed; and

(b)
waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 10.11(a).

L\312229871.2

Executed as a deed and delivered on the date shown on the first page.

Executed by Credit Suisse Equities (Australia) Limited in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Exhibit L

FORM OF COMPLIANCE CERTIFICATE

For the [Quarterly][Annual] Period Ending _________, 20[_]

THIS COMPLIANCE CERTIFICATE (this “Compliance Certificate”) is delivered as of [____________], 20[_] by the Chief Financial Officer of GFN Asia Pacific Holdings Pty Ltd., an Australian corporation (the “Company”) to Bison Capital Partners V, L.P., a Delaware limited partnership (“Purchaser”) pursuant to Section 9.2(k) of that certain Securities Purchase Agreement, dated as of _______________, 2017 (the “Purchase Agreement”), by and among the Company, Purchaser and others. Capitalized terms used but not defined in this Compliance Certificate shall have the respective meanings ascribed to them in the Purchase Agreement. The term “Current Period” shall mean the [quarterly][annual] period ending on the date first shown above.

Any attached schedules or sheets reflecting or listing additional items are hereby incorporated herein by this reference thereto.

The undersigned, the Chief Financial Officer of the Company, certifies to Purchaser after reasonable investigation as follows:

1. All reports and information submitted by each member of the Company for the Current Period (other than projections) are complete, accurate, and true in all material respects and are otherwise in accordance with Section 9 of the Purchase Agreement.

2. All evidence, notices and copies required to have been delivered by the Company during the Current Period pursuant to Section 9 of the Purchase Agreement have been delivered in accordance therewith.

3. The financial statements delivered under Sections 9.2(a) and 9.2(d) of the Purchase Agreement for the Current Period (if any) have been prepared in accordance with GAAP, or IFRS, as applicable, and present fairly the financial condition and results of operations of the Company as of the date thereof.

4. The information set forth in the Disclosure Schedules ☐ has ☐ has not changed. [If there are any changes to the information set forth in the Disclosure Schedules, complete Schedule 4 hereof.]

5. The representations and warranties of each member of the Company set forth in the Purchase Agreement and in the other Related Agreements are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except (a) to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) for matters arising after the Closing Date and expressly permitted under the Purchase Agreement and the other Related Agreements.

6.  There ☐ does ☐ does not exist any condition or event that constitutes a Default or Event of Default or that could be expected to result in a Material Adverse Change. [If a Default or Event of Default exists or a Material Adverse Change could be expected to result, describe each of them in reasonable details and what action the Company has taken, is taking, or proposes to take with respect thereto in Schedule 6 hereof.]

7. The aggregate amount of Capital Expenditures incurred by the Company and its Subsidiaries for the Current Period is $[__].

8. The aggregate amount of Indebtedness of the Company and its Subsidiaries as of the end of the Current Period is $[__]. The amount of such Indebtedness permitted under the Deutsche Bank Credit Documents as of the end of the Current Period is $[__].

9. The EBITDA of the Company and its Subsidiaries for the Current Period is no less than $[__]. The calculation of such EBITDA in accordance with Sections 10.15(c) and 10.15(e) of the Purchase Agreement is set forth in Schedule 9 hereof.

10. The leverage ratios (as defined in Section 10.15(d) of the Purchase Agreement) of the Company and its Subsidiaries as of the end of the Current Period are [__] to 1.00.

11. The information provided in each of the attached Schedules is true, complete and correct.

This Compliance Certificate may be delivered by facsimile, portable document format (PDF) or other electronic means and, when so delivered, shall have the same legal effect as an original.

[the signature page follows]

SMRH:483255350.1

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first set forth above.

Name: Chief Financial Officer

SMRH:483255350.1	Signature Page to Compliance Certificate

SCHEDULE 4

DISCLOSURE SCHEDULES

Section	Changes	Explanation

SMRH:483255350.1

SCHEDULE 6

DEFAULTS, EVENTS OF DEFAULT AND MATERIAL ADVERSE CHANGES

SMRH:483255350.1

SCHEDULE 7

CALCULATION OF EBITDA

Exhibit M

Royal Wolf Holdings Limited

Redeemable Preference Share Terms

Contents  Page

1
Defined terms and interpretation 1

1.1
Definitions in the Dictionary 1

1.2
Interpretation 1

2
Issue of RPS 1

2.1
Terms of issue 1

2.2
Issue Price 1

3
Dividends 1

3.1
Dividends 1

3.2
Cumulative, etc 1

3.3
Dividend Payment Date 1

3.4
Condition to the payment of Dividends 1

4
Redemption 1

4.1
RPS are Redeemable 1

4.2
Redemption 1

4.3
Redemption Notice 1

4.4
Redemption Amount 1

4.5
Effect of Redemption 1

4.6
Buy-back or reduction of capital 1

5
Anti-dilution protection 1

6
Payments 1

7
Ranking for payment of dividends and on winding up1

7.1
Ranking for payment of Dividends 1

7.2
Ranking for payment of Redemption Amount1

7.3
Ranking on a reduction of capital 1

7.4
Right to participate in surplus assets and profits1

7.5
Ranking on a winding-up or liquidation 1

8
Participation rights 1

9
Set off 1

10
Transfer of RPS 1

11
Meetings and voting rights 1

12
Amendment 1

13
No variation of rights 1

14
Calculations 1

15
Further acts and authorisations 1

16
Notices 1

16.1 Form of notices 1

16.2 Receipt of notices 1

17
Governing law 1

Schedule 1 — Dictionary 1

Gilbert + Tobin

Date:                                               2017

1
 Defined terms and interpretation

1.1
 Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)
which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary; and

(b)
which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2
 Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for these RPS Terms.

2
 Issue of RPS

2.1
 Terms of issue

These RPS Terms set out the terms of RPS which may be issued by the Company from time to time.

2.2
  Issue Price

Each RPS will be issued as fully paid at an issue price of A$[insert] (Issue Price).

3
 Dividends

3.1
  Dividends

Subject to the absolute discretion of the Board, each RPS entitles the Holder on the relevant Record Date to receive on the relevant Dividend Payment Date, cumulative dividend for the Dividend Period ending on that Dividend Payment Date (Dividend) calculated according to the following formula:

Dividend = DR x OP x n
      365

DR = a dividend rate to be determined by the Board

OP = outstanding RPS amount

n = number of days in the Dividend Period

3.2
  Cumulative, etc

Dividends are preferred, cumulative and are included in the Redemption Amount. The right to be paid Dividends on any RPS is cumulative such that if all or any part of a Dividend is not paid on the relevant Dividend Payment Date, then the unpaid amount of that Dividend (Unpaid Dividend) will be payable as a Dividend on the next Dividend Payment Date and in any case on the Redemption Date.

3.3
 Dividend Payment Date

The Dividend Payment Date is the date determined by the Board for the repayment of a Dividend.

3.4
 Condition to the payment of Dividends

The payment of a Dividend is subject to:

(a)
the Board (in its sole discretion) prior to the relevant Dividend Payment Date resolving to pay all or part of the Dividend on the relevant Dividend Payment Date; and

(b)
there being funds legally available for the payment of the Dividend on that Dividend Payment Date and the payment not being in breach of any applicable law.

4
  Redemption

4.1
 RPS are Redeemable

The RPS are Redeemable by the Company in accordance with this clause 4.

4.2
 Redemption

(a)
 The Board may elect in its discretion to redeem some or all of the RPS at any time for the Issue Price by giving that Holder a notice (each such notice being a Redemption Notice) in accordance with clause 4.3(a).

(b)
A Redemption may be effected in any manner permitted by law.

(c)
The Redemption Amount includes Unpaid Dividends.

(d)
RPS are not redeemable by the Holder.

(e)
RPS are immediately Redeemable on the occurrence of a transaction involving a change in control of the Company arising from a bona fide third party arms' length transaction.

4.3
 Redemption Notice

(a)
 A Redemption Notice must:

(i)
be in writing:

(ii)
state the date on which the Redemption is to occur;

(iii)
state that from the Redemption Date, Dividends will cease to be payable on the RPS which are Redeemed and the only rights Holders will have will be to obtain the Redemption Amount;

(iv)
state whether the Redemption Amount is payable by way of redemption, buy-back, reduction of capital cancellation or any combination thereof;

(v)
state the place or places where the certificates (if any) for the RPS may be submitted and the method of payment of the Redemption Amount to Holders; and

(vi)
be given to the Company or the Holder (as the case may be) at least 10 Business Days prior to the Redemption Date stated in that Redemption Notice.

4.4
  Redemption Amount

The amount payable by the Company to the Holder on Redemption of any RPS will be equal to the Issue Price for that RPS plus Unpaid Dividends (Redemption Amount).

4.5
 Effect of Redemption

Upon the payment of the Redemption Amount:

(a)
each RPS that is the subject of Redemption will be immediately cancelled;

(b)
all other rights conferred or restrictions imposed under these RPS Terms in respect of each RPS that is the subject of Redemption will no longer have effect; and

(c)
the Holder of each RPS that is the subject of Redemption will have no further rights to participate in the assets or profits of the Company.

4.6
  Buy-back or reduction of capital

(a)
 If, on the Redemption Date, the Company does not have sufficient available profits or sufficient available proceeds from a new issue of shares to Redeem the relevant RPS, then the Company must cancel the relevant RPS under a reduction of capital or a share buy-back under Part 2J.1 of the Corporations Act for an amount equal to the Redemption Amount.

(b)
Where the Company cancels RPS under a reduction of capital or a share buy-back in accordance with clause 4.6(a), the cancellation shall, subject to compliance with the Corporations Act, take place on, or as soon as reasonably practicable after, the Redemption Date.

5
  Anti-dilution protection

In the event of any share splits, share issues, share dividends or consolidation of Ordinary Shares, the RPS will be subject to the same share splits, share dividends or consolidation (as the case may be) such that the Holder holds the same relative ownership positions after such action as it held immediately prior to such action.

6
 Payments

(a)
Any money payable in cash in respect of any RPS (including a Dividend or Redemption Amount), may be paid by:

(i)
cheque in favour of the Holder and crossed “Not Negotiable” and sent to the Registered Address of the Holder;

(ii)
telegraphic transfer to an account nominated by the Holder; or

(iii)
any method requested by the Holder and approved by the Company.

(b)
 The Company may make from any money payable in respect of any RPS (including a Dividend or Redemption Amount) any deduction or withholding for or on account of tax or any other amount which the Company is required by law to make. Notwithstanding any other provision of these RPS Terms, the Company is not required to, and will not, make any additional payment by way of gross-up or otherwise with respect to the deduction or withholding as described in this clause 6(b).

7
 Ranking for payment of dividends and on winding up

7.1
 Ranking for payment of Dividends

Each RPS ranks in respect of payment of Dividends:

(a)
in priority to all other shares in the Company including Ordinary Shares; and

(b)
pari passu amongst all other RPS.

7.2
 Ranking for payment of Redemption Amount

Each RPS ranks in respect of payment of the Redemption Amount:

(a)
in priority to all other shares in the Company including Ordinary Shares in respect of payment of Dividends; and

(b)
pari passu amongst all other RPS.

7.3
 Ranking on a reduction of capital

Each RPS ranks in respect of a reduction of capital:

(a)
in priority to all other shares in the Company including Ordinary Shares; and

(b)
pari passu amongst all other RPS.

7.4
 Right to participate in surplus assets and profits

On a winding-up or liquidation of the Company, an RPS confers upon its Holder the right to payment in cash out of the surplus assets or profits (if any, after the payment of creditors) available for distribution to shareholders of an amount equal to the Redemption Amount as if the date of the winding-up or liquidation were the Redemption Date, in priority to all holders of shares in the Company including Ordinary Shares. The RPS shall not participate in any further or other distribution of profits or assets of the Company.

7.5
 Ranking on a winding-up or liquidation

Each RPS ranks in respect of a winding-up or liquidation of the Company:

(a)
in priority to all other shares in the Company including Ordinary Shares;

(b)
pari passu amongst all other RPS; and

(c)
junior to all creditors of the Company, other than creditors whose claims are expressed to rank pari passu with the RPS.

8
 Participation rights

Holders do not have a right to participate in issues of securities to, or capital reconstructions affecting (except as described under ‘Anti-dilution protection’) (see clause 5), holders of Ordinary Shares.

Unless the Board otherwise determines in its discretion, Holders do not have a right to participate in the profits or property of the Company, other than as contemplated by these RPS Terms, whether on a winding up, reduction of capital or on Redemption.

9
 Set off

The Holder has:
(a)
no right to set off any amounts owing by it to the Company against any claims owing to it by the Company in respect of the RPS; and

(b)
no offsetting rights or claims on the Company if the Company does not pay a Dividend when scheduled under these RPS terms.

10
 Transfer of RPS

Subject to any rights the directors of the Company may have under the Constitution to decline to register any transfer of shares or to suspend the registration of transfers, the Holder may transfer any or all of the RPS it holds to any person in accordance with the Constitution.

11
 Meetings and voting rights

An RPS does not entitle a Holder to vote at a general meeting of the Company other than as set out in the Constitution.

12
  Amendment

(a)
 Subject to all applicable laws, the Company may, without the consent or approval of Holders, amend these RPS Terms where the amendment, in the reasonable opinion of the Company:

(i)
is of a minor or technical nature;

(ii)
is made to cure any ambiguity or correct any manifest error;

(iii)
is necessary to comply with the provisions of any statute or the requirements of any statutory authority; or

(iv)
in any other case, will not materially adversely affect the rights of the Holders.

(b)
The Company must promptly notify Holders of any amendment to these RPS Terms made in accordance with clause 12(a).

(c)
Without limiting clause 12(a), the Company may amend these RPS Terms in any way if the amendment has been approved by a resolution of Holders.

13
 No variation of rights

Issues of RPS in accordance with these RPS Terms will not be taken to vary the rights attached to RPS in existence at the time of that issue.

14
 Calculations

Calculations, elections and determinations made by the Company under these RPS Terms are binding on Holders in the absence of manifest error.

15
 Further acts and authorisations

(a)
Except as expressly provided in these RPS Terms, the Company and each Holder must each, at its own expense, do all things reasonably necessary to be done to give effect to these RPS Terms.

(b)
The Company, its officers and employees and any liquidator of the Company severally may do all such acts and things (including signing all documents, transfers, notices and communications) as are necessary or desirable to be done to give effect to these RPS Terms.

16
 Notices

16.1
 Form of notices

A notice or other communication required under these RPS Terms must be:

(a)
given in writing (which includes a fax or other electronic communication); and

(b)
where the Holder is the recipient – delivered or sent to the Holder at the Holder’s fax number or physical, postal or (if acceptable to the Company) electronic address last advised to the Company for delivery of notices; or

(c)
where the Company is the recipient – delivered or sent to the Company at the Company’s fax number or registered office.

16.2
 Receipt of notices

(a)
A notice or other communication sent by post is taken to be received on the Business Day after it is posted and a fax is taken to be received one hour after receipt of the transmitter of confirmation of transmission from the receiving fax machine. Subject to these RPS Terms, the Company may determine the time at which other forms of communication will be taken to be received.

(b)
The non-receipt of a notice or an accidental omission to give notice will not invalidate the giving of that notice.

17
 Governing law

These RPS Terms are governed by the laws of New South Wales.

Gilbert + Tobin

Schedule 1
 —

Dictionary

1
Dictionary

In these RPS Terms:

$A means the lawful currency of Australia.

Board means board of directors of the Company.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Sydney, Australia.

Company means Royal Wolf Holdings Limited (ACN 121 226 793).

Constitution means the constitution of the Company.

Corporations Act means the Corporations Act 2001 (Cth).

Dividend has the meaning given in clause 3.1.

Dividend Period means in respect of an RPS:

(a)
for the first Dividend Period, the period from (and including) the Issue Date to (and including) of the first Dividend Payment Date; and

(b)
for each subsequent Dividend Period, the period from (but not including) the last Dividend Payment Date to (and including) the next Dividend Payment Date.

Dividend Payment Date means each of:

(a)
[insert date];

(b)
each [insert date] thereafter until the Redemption Date;

(c)
such other date or dates occurring in the period between the Issue Date and the Redemption Date as the Company's directors in their sole discretion may from time to time determine; and

(d)
the Redemption Date.

Holder means a person whose name is for the time being registered in the Register as the holder of any RPS.

Issue Date means the date the RPS is issued by the Company or such other date determined by the Board.

Issue Price has the meaning given in clause 2.2.

Ordinary Share means a fully paid ordinary share in the capital of the Company.

Record Date means the date which is 5 Business Days before the relevant Dividend Payment Date.

Redeem means redeem, buy-back or reduce capital, or cancel or any combination of such activities, in connection with the RPS, and Redeemed, Redeemable and Redemption have the corresponding meanings.

Redemption Amount has the meaning given in clause 4.4.

Redemption Date means the date for Redemption specified in a Redemption Notice.

Redemption Notice has the meaning given in clause 4.2(a).

Register means the register of RPS maintained by the Company.

Registered Address means, in relation to a Holder, the address of that Holder as shown in the Register.

RPS means a fully paid redeemable preference share in the share capital of the Company issued on these RPS Terms.

RPS Terms means these terms of issue.

Unpaid Dividend has the meaning given in clause 3.2.

2
Interpretation

In these RPS Terms the following rules of interpretation apply unless the contrary intention appears:

(a)
if a calculation is required under these RPS Terms, unless the contrary intention is expressed, the calculation will be rounded to four decimal places.

(b)
headings are for convenience only and do not affect the interpretation of these RPS Terms;

(c)
the singular includes the plural and vice versa;

(d)
words that are gender neutral or gender specific include each gender;

(e)
where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(f)
the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(g)
a reference to:

(i)
a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)
a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)
a document includes all amendments or supplements to that document;

(iv)
a clause, term, schedule or attachment is a reference to a clause or term of, or schedule or attachment to these RPS Terms;

(v)
these RPS Terms include all schedules and attachments to them;

(vi)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced; and

(vii)
a monetary amount is in A$;

(h)
when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day; and

(i)
in determining the time of day, where relevant to these RPS Terms, the relevant time of day is:

(i)
for the purposes of giving or receiving notices, the time of day where the person receiving a notice is located; or

(ii)
for any other purpose under these RPS Terms, the time of day in the place where the person required to perform an obligation is located.

Exhibit N

 Deutsche Bank Group

3 July 2017

GFN Asia Pacific Holdings Pty Ltd
c/o Gilbert + Tobin
Level 35, Tower Two
International Towers Sydney
200 Bangaroo Avenue
Bangaroo, NSW 2000
Attention: Peter Cook
(BidCo)

General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention: Charles E. Barrantes
(Sponsor)

Deutsche Bank AG Australia ABN 13 064 165 162 Deutsche Bank Place Level 16 126 Phillip Street Sydney NSW 2000 Australia GPO Box 7033 Sydney NSW 2001 Tel +61 2 8258 1234

Dear  Sirs

PROJECT COMING HOME - COMMITMENT LETTER

1.
Facilities

Deutsche Bank AG, Sydney Branch (Deutsche Bank) is pleased to confirm its commitment, subject to the terms of this letter (Commitment Letter) and the Facility Agreement attached (Facility Agreement), to arrange, underwrite and syndicate the senior secured facilities described in the Facility Agreement (Facilities), with a total aggregate commitment of A$125,000,000.

The Facilities are to be made available to the subsidiaries of Royal Wolf Holdings Limited (Target) referred to as the borrowers (Borrowers) in the Facility Agreement to refinance existing financial indebtedness of the Target and its subsidiaries following BidCo’s acquisition of 90% of the issued share capital of the Target.

2.
Approvals

Deutsche Bank confirms that it has received all credit and other internal approvals that it requires to enter into this Commitment Letter.

3.
Execution of Finance Documents

a.
Deutsche Bank undertakes that, if BidCo requests, it will promptly execute the Facility Agreement (in the form attached) and deliver it to BidCo (on behalf of the Borrowers) and Bidco and the Sponsor undertake to procure the Borrowers to execute and exchange that agreement promptly following receipt.

b.
Each of the parties undertakes to negotiate the other Finance Documents (as defined in the Facility Agreement) in good faith and use commercially reasonable endeavours to agree those Finance Documents by no later than 1 August 2017 and, once agreed, and if requested by Bidco, promptly execute and exchange (or, in the case of BidCo and the Sponsor, procure the Borrowers and (where applicable) the other Obligors to execute and exchange) those Finance Documents.

4.
Conditions

Deutsche Bank’s commitment and other obligations under this Commitment Letter are subject to the form of the Finance Documents (other than the Facility Agreement) being satisfactory to it (but without limiting its obligations under paragraph 3(b) above).

Deutsche Bank’s obligations to make Utilisations available under the Facility Agreement (upon it being signed) will be subject to the satisfaction of the conditions precedent set out in it, including evidence that GFN has acquired no less than 90% of the ordinary shares in the Target and has initiated the compulsory acquisition procedure under Part 6A.1 of the Australian Corporations Act in respect of the remaining shares in the Target.

5.
Expiry

Subject to paragraph 6 below, the offer made in this Commitment Letter is open for acceptance until (and will not be revoked before) 5:00 p.m. (Sydney time) on Friday 14 July 2017 (or such later time as Deutsche Bank may agree in writing). This offer may be accepted by you delivering to us (including by pdf attachment to an email) a counterpart of this Commitment Letter signed by BidCo and the Sponsor prior to that time.

6.
Termination

Deutsche Bank’s commitment and other obligations under this Commitment Letter, if accepted in accordance with paragraph 5 above, will in any event terminate on the earliest to occur of:

a.
the expiry of the Availability Period (as defined in the form of the Facility Agreement attached to this letter) (such date being no later than 6 months after the date of this Commitment Letter);

b.
the date on which BidCo’s offer for all of the issued share capital of the Target contained in its bidder’s statement lapses or expires without 90% of the shares in the Target having been acquired by BidCo;

c.
receipt of written notice from BidCo or the Sponsor (or any of their affiliates) that BidCo does not intend to proceed with the acquisition of the Target;

d.
the Target is acquired by a party other than BidCo; or

e.
notice from Deutsche Bank following any representation or warranty made in paragraph 9 being found to be incorrect or misleading in any material respect.

Paragraphs 7, 8, 9 and 10 shall survive any termination of this Commitment Letter.

7.
Syndication

During the period from the date of this Commitment Letter:

a.
until the date of execution of the Facility Agreement, Deutsche Bank may agree to assign all or part of its commitment to any person who is permitted to become a “New Lender” under the Finance Documents as described in clause 24.1 of the Facility Agreement. If Deutsche Bank agrees to make any such assignment:

i.
it will remain bound by paragraph 3;

ii.
the form of the Facility Agreement to be executed under that paragraph will be updated to include each assignee as an Original Lender;

iii.
Schedule 1 Part 2 of the Facility Agreement will be updated accordingly; and

iv.
Deutsche Bank must procure each such assignee to execute the Facility Agreement and any relevant Finance Documents promptly following any request made by BidCo to Deutsche Bank under paragraph 3; and

b.
until the date 120 days after Financial Close, on request by Deutsche Bank, BidCo and the Sponsor each agree to assist Deutsche Bank by:

i.
providing all assistance, information and materials required by Deutsche Bank (acting reasonably) in the preparation of any necessary information package and/or information memorandum containing all relevant information and, if Deutsche Bank requests BidCo, the Borrowers and/or the Sponsor to approve the issuance of any such information package and/or information memorandum (or any information contained within either of them), Deutsche Bank will not distribute that information package and/or information memorandum until it receives that approval;

ii.
providing any information reasonably requested by Deutsche Bank;

iii.
making available senior management and representatives of BidCo, the Sponsors, the Borrowers and other members of the Group for the purposes of giving presentations to, and participating in meetings with, potential lenders at such times and places as Deutsche Bank may reasonably request.

For the avoidance of doubt, this paragraph 7 shall survive Financial Close

8.
Confidentiality

This Commitment Letter (including the attached Facility Agreement) is confidential to Deutsche Bank and is being provided solely in connection with establishment of the Facilities. Neither BidCo nor the Sponsor may disclose this Commitment Letter to any other person without Deutsche Bank’s prior written consent, unless such disclosure is:

a.
to your affiliates and your and their advisors;

b.
to the board of directors of the Target (and its advisors);

c.
to the extent reasonably necessary, in any disclosure document or bidders statement relating to the Target (other than disclosure of any fees, margins or other pricing provided for in connection with Facilities) which has been reviewed and approved by Deutsche Bank; or

d.
required (and only to the extent required) by law or the rules of any stock exchange (provided that you shall, where reasonably practicable, give written notice to Deutsche Bank prior to such disclosure and where it is not reasonably practicable to give written notice to Deutsche Bank prior to such disclosure, as soon thereafter as is practicable).

Any disclosure made under paragraphs (a) to (b) above must be on the basis that the information is treated confidentially by the recipients in accordance with this paragraph 8.

9.
Information

BidCo and the Sponsor each represent and warrant to the best of its information, knowledge and belief after having made due inquiry that:

a.
all factual information (other than any projections) that has been or will be made available to Deutsche Bank by it or any of its representatives in connection with the Target and the Facilities (the Information) is true and accurate in all material respects and not incorrect or misleading in any material respect at the date it was provided or as at the date (if any) at which it was stated and it is not aware of any reason to doubt that the Information is true and accurate in all material respects and not incorrect or misleading in any material respect as at the date given to Deutsche Bank; and

b.
nothing has occurred or been omitted and no information has been given or withheld that results in the Information being untrue or misleading in any material respect; and

c.
the projections that have been or will be made available to Deutsche Bank by it or any of its representatives in connection with the Facilities have been or will be prepared in good faith and with due care and skill on the basis of reasonable assumptions at the time made.

BidCo and the Sponsor shall immediately notify Deutsche Bank in writing if any representation and warranty set out in above is or becomes incorrect or misleading and agrees to supplement the Information promptly from time to time to ensure that each such representation and warranty is correct when made.

The representations and warranties set out in this paragraph 9 are deemed to be made by BidCo and the Sponsor on the date of this Commitment Letter and on the date that the Finance Documents are entered into, by reference to the facts and circumstances then existing.

10.
General

Clauses 2 (Expenses) to 10 (Governing Law) (other than clauses 3 (Break Fee) and 9 (Termination)) of the “Project Coming Home – Financing Mandate” letter between the Sponsor and Deutsche Bank dated 2 June 2017 (“Mandate Letter”) apply to this Commitment Letter as if those clauses where set out in this Commitment Letter in full with all references to “GFN” being to “BidCo and the Sponsor” and all references to “this letter” being to “this Commitment Letter”.

The Mandate Letter, this Commitment Letter and the Facility Agreement set out the entire agreement between the parties with respect to the Facilities and supersede all prior communications, written or oral, with respect to such matters, and may only be modified in writing signed by all parties.

This Commitment Letter may not be assigned by BidCo or the Sponsor without the prior written consent of Deutsche Bank.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, taken together with the Facility Agreement, shall constitute one agreement.

Yours sincerely,

Deutsche Bank AG, Sydney Branch
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

AGREED AND ACCEPTED

GFN Asia Pacific Holdings Pty Ltd.

By:

Name:

Title:

Date:

General Finance Corporation, Inc

By:

Name:

Title:

Date:

FACILITY AGREEMENT

Exhibit O

Agreed form for attaching to Commitment Letter

A$125,000,000

SYNDICATED FACILITY AGREEMENT

dated [##] 2017

for

ROYAL WOLF HOLDINGS LIMITED

arranged by

DEUTSCHE BANK AG, SYDNEY BRANCH

with

PERPETUAL CORPORATE TRUST LIMITED

acting as Agent

P.T. LIMITED

acting as Security Trustee

KING & WOOD
MALLESONS

Level 61
Governor Phillip Tower
1 Farrer Place
Sydney  NSW  2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com
Ref: 602-0024704:ANM

32801928_13

CONTENTS
Clause	Page

1	Definitions and Interpretation	1
2	The Facilities	39
3	Purpose	39
4	Conditions of Utilisation	40
5	Utilisation	41
6	Repayment	43
7	Prepayment and Cancellation	45
8	Mandatory Prepayment	48
9	Interest	52
10	Interest Periods	52
11	Changes to the Calculation of Interest	52
12	Fees	55
13	Tax Gross Up and Indemnities	57
14	Increased Costs	62
15	Other Indemnities	63
16	Mitigation by the Finance Parties	64
17	Costs and Expenses	65
18	Guarantee	66
19	Representations	70
20	Information Undertakings	75
21	Financial Covenants	78
22	General Undertakings	79
23	Events of Default	87
24	Changes to the Lenders	92
25	Changes to the Obligors	97
26	Restriction on Debt Purchase Transactions	99
27	Role of the Agent, the Arranger and the Reference Banks	101
28	Conduct of Business by the Finance Parties	113
29	Sharing among the Finance Parties	113
30	Payment Mechanics	116
31	Set-Off	121
32	Notices	121
33	Calculations and Certificates	126
34	Partial Invalidity	127
35	Remedies and Waivers	127
36	Amendments and Waivers	128
37	Instructions and Decisions	130
38	Confidentiality	132
39	PPS Law Provisions	136
40	Confidentiality of Funding Rates and Reference Bank Quotations	138
41	Counterparts	139
42	Indemnities and Reimbursement	139
43	Acknowledgement	140
44	Governing Law	141
45	Enforcement	141
46	Contractual recognition of Bail-In	141
Schedule 1 The Original Parties		144
Part I The Original Obligors		144
Part II The Original Lenders		146
Schedule 2 Conditions Precedent		147
Part I Conditions Precedent To Initial Utilisation		147
Part II Conditions Precedent required to be Delivered by an Additional Obligor		1
Part III A. Form of Verification Certificate for Australian entities		4
1	Board Resolutions	6
2	Directors Self Interested Transactions	6
3	Corporate Benefit	7
4	Shareholder Resolutions	7
5	Due Execution	7
6	Solvency	8
7	Financial Assistance	8
8	Constitution	8
9	Authorisations	9
10	Authorised Signatories	9
Schedule 3 Requests		11
Utilisation Request		11
Schedule 4 Form of Transfer Certificate		13
Part I Form of Single Lender Transfer Certificate		13
Part II Form of Syndication Transfer Certificate		17
Schedule 5 Form of Accession Letter		21
Schedule 6 Form of Resignation Letter		22
Schedule 7 Form of Compliance Certificate		23
Schedule 8 Idle Camp Accommodation Units		25

- -	21-40575365

THIS AGREEMENT is dated [####] 2017 and made between:

(1)
ROYAL WOLF HOLDINGS LIMITED (ACN 121 226 793) (the "Company");

(2)
ROYAL WOLF TRADING AUSTRALIA PTY LIMITED (ACN 069 244 417) (the  "AU Borrower") and ROYALWOLF TRADING NEW ZEALAND LIMITED (Company number 1062072) (the  "NZ Borrower");

(3)
The entities listed in Part I of Schedule 1 as original guarantors (the “Original Guarantors”);

(4)
The entities listed in Part II Schedule 1 as original lenders (the “Original Lenders”);

(5)
DEUTSCHE BANK AG, SYDNEY BRANCH (ABN 13 064 165 162) as mandated lead arranger, underwriter and bookrunner (the “MLAUB” or the “Arranger”)

(6)
PERPETUAL CORPORATE TRUST LIMITED (ABN 99 000 341 533) (the “Agent"); and

(7)
P.T. LIMITED (ABN 67 004 454 666) (the "Security Trustee").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.
DEFINITIONS AND INTERPRETATION

1.1
Definitions
In this Agreement:

 "Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

 "Account Bank" means the party described as the ‘Account Bank’ in the Account Bank Deed.

 "Account Bank Deed" means the document dated on or about the date of this Agreement entitled ‘Account Control Deed’ between the Obligors, the Account Bank and the Security Trustee.

 "Accounting Standards" means:

(a)
in respect of a company incorporated under the Australian Corporations Act and the financial statements of that company, accounting standards, principles and practice applying by law or otherwise which are generally accepted and consistently applied in Australia;

(b)
in respect of a company incorporated under the NZ Companies Act and the financial statements or consolidated financial statements of that company, generally accepted accounting practice as defined in section 8 of the NZ Financial Reporting Act, consistently applied in New Zealand;

(c)
in respect of a company incorporated in any other jurisdiction and the financial statements of that company, accounting principles and practices applying by law or otherwise generally accepted in that jurisdiction, consistently applied; and

(d)
in respect of the Group, the accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.

 "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

 "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

 "Additional Obligor" means an Additional Borrower or an Additional Guarantor.

 "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

 "Agent's Spot Rate of Exchange" means the spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Sydney foreign exchange market at or about 11:00 a.m. on a particular day, as determined by the Agent from a quote supplied by a Reference Bank.

 "AIFRS" means the Australian equivalent to the International Financial Reporting Standards.

 "Assignment Agreement" means an agreement in the form agreed between the Agent and the relevant assignor and assignee.

 "Associate" has the meaning given to it in Section 128F(9) of the Australian Tax Act.

 "ASX Benchmarks" means ASX Benchmarks Pty Limited (ACN 616 075 417).

 "Australian Corporations Act" means the Corporations Act 2001 of Australia.

 "Australian General Security Deed" means the document dated on or about the date of this Agreement entitled 'Australian General Security Deed' between each Australian Obligor and the Security Trustee under which each Australian Obligor grants a Security Interest over all the present and after acquired property of that Australian Obligor.

 "Australian GST" has the meaning given to 'GST' in the Australian GST Act.

 "Australian GST Act" means A New Tax System (Goods and Services Tax) Act 1999 of Australia.

 "Australian GST Group" has the meaning given to 'GST Group' in the Australian GST Act.

 "Australian ITSA" means an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Australian TAA and complies with the Australian TAA and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian TAA.

 "Australian Obligor" means any Obligor which is incorporated in Australia, being at the date of this Agreement, each of Royal Wolf Holdings Limited, Royal Wolf Trading Australia Pty Limited and Kookaburra Containers Pty Limited.

 "Australian PPS Law" means:

(a)
the Australian PPSA and any regulation made at any time under the Australian PPSA, including the Australian PPS Regulations (each as amended from time to time);

(b)
any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).

 "Australian PPS Register" means the register established under section 147 of the Australian PPSA.

 "Australian PPS Regulations" means the Personal Property Securities Regulations 2010 of Australia.

 "Australian PPSA" means the Personal Property Securities Act 2009 of Australia.

 "Australian TAA" means the Taxation Administration Act 1953 of Australia.

 "Australian Tax Act" means the Income Tax Assessment Act 1936 of Australia or the Income Tax Assessment Act 1997 of Australia (as applicable).

 "Australian Tax Consolidated Group" means a 'consolidated group' or 'MEC group' (as defined in the Australian Tax Act) of which an Australian Obligor is or becomes a member.

 "Australian TFA" means a tax funding agreement between the members of an Australian Tax Consolidated Group which includes:

(a)
reasonably appropriate arrangements for the funding of tax payments by the head company (as defined in the Australian Tax Act) having regard to the position of each member of the Australian Tax Consolidated Group;

(b)
an undertaking from each member of the Australian Tax Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Australian Tax Consolidated Group; and

(c)
an undertaking from the head company to pay all group liabilities (as described in section 721-10 of the Australian Tax Act) of the Australian Tax Consolidated Group before the members of the Australian Tax Consolidated Group make any payments to the head company under the agreement.

 "Australian TSA" means an agreement between the members of an Australian Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act.

"Australian Withholding Tax" means any Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 of Australia.

 "Authorisation" means:

(a)
an authorisation, consent, approval, resolution, licence, exemption, filing or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

 "Availability Period" means:

(a)
in relation to Facility A and Facility B, the period from and including the date of this Agreement to and including the earlier of:

(i)
the date falling 6 months after the date of the Commitment Letter (as may be extended in writing by the Agent (acting on the instructions of all Lenders));

(ii)
the date on which the Bid lapses or expires without 90% of the shares in the Company having been acquired by the bidder (being the relevant GFN Subsidiary);

(iii)
receipt by a Finance Party of written notice from GFN (or any of its Affiliates) that the bidder (being the relevant GFN Subsidiary) does not intend to proceed with the Bid; or

(iv)
the Company is acquired by a party other than the bidder (being the relevant GFN Subsidiary) under the Bid; and

(b)
in relation to Facility C, the period from and including the date of  this Agreement to and including the earlier of:

(i)
the date that the Facility C Commitment is cancelled in full; and

(ii)
the date falling one month prior to the Maturity Date.

 "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

(a)
the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

 other than, in relation to any proposed Utilisation under Facility C only, that Lender's participation in any Facility C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

 "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

 "Base Currency" means Australian dollars.

 "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange:

(a)
for a proposed Loan, on the date which is three Business Days before the Utilisation Date (or if later, on the date the Agents receives the Utilisation Request) of that proposed Loan; and

(b)
in relation to an outstanding Loan, on the date the Agent receives a Utilisation Request in respect of any proposed new Loan,

 adjusted to reflect any repayment, prepayment, consolidation or division of a Loan.

 "BBSY Bid" means in relation to any Loan in Australian dollars:

(a)
the applicable Screen Rate as of 10.30a.m. (Sydney time) on the Quotation Day for Australian dollars and for a period equal in length to the Interest Period of that Loan; or

(b)
as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate),

 and if, in either case, that rate is less than zero, BBSY Bid shall be deemed to be zero.

 "Bid" means the off-market takeover bid (or other takeover bid authorized by the Australian Corporations Act) by a GFN Subsidiary to acquire all of the issued share capital of the Company not currently owed by GFN and its Subsidiaries and any ensuing compulsory acquisition undertaken pursuant to the  Australian Corporations Act.

 "Bill" has the meaning it has in the:

(a)
Bills of Exchange Act 1909 of Australia; and

(b)
Bills of Exchange Act 1908 of New Zealand,

 and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with those Acts.

 "Bison Capital" means Bison Capital Inc.

 "Bison Capital Financing Documents" means the documents under which Bison Capital (or any of its Affiliates) is providing financing (whether as debt or equity) to a Subsidiary of GFN to part fund the Bid.

 "BKBM" means in relation to any Loan in New Zealand dollars:

(a)
the applicable Screen Rate as of 11.00a.m. (Auckland time) on the Quotation Day for New Zealand dollars and for a period equal in length to the Interest Period of the Loan; or

(b)
as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate),

 and if, in either case, that rate is less than zero, BKBM shall be deemed to be zero.

 "Borrower" means the AU Borrower, the NZ Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

 "Borrower Affiliate" means any Borrower, any Affiliates of a Borrower, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, it or any of its Affiliates, and includes GFN and Bison Capital and their Affiliates.

 "Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan to the last day of the current Interest Period in respect of that Loan, had the principal amount received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

 It is an amount payable in lieu of interest which would otherwise have been paid.

 "Building" means any building, structure, earthworks or improvement of any kind or any part of same.

 "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, Melbourne and (in relation to any date for payment or purchase of New Zealand dollars) Auckland.

 "Calculation Date" means each 31 March, 30 June, 30 September and 31 December, commencing 30 September 2017.

 "Calculation Period" means, in relation to a Calculation Date, the period of 12 months ending on that Calculation Date.

 "Capital Expenditure" means payment for expenditure on the acquisition, maintenance, refurbishment or upgrading (including the purchase of new assets to replace obsolete assets) of equipment, machinery, fixed assets, real property improvements, software and information systems or any other capital asset (including any costs incurred in connection with that expenditure) that under the Accounting Standards is regarded as capital expenditure.

 "Cash" means all cash on hand, short term deposits and other cash equivalents.

 "CFADS" (being Cashflow Available for Debt Service) means, for any Calculation Period, EBITDA for that Calculation Period:

(a)
plus (or minus) any decrease (or increase) in Working Capital for that Calculation Period;

(b)
less corporate Taxes paid by the Group in cash (net of cash Tax amounts received, including refunds of Tax received by the Group in cash) during that Calculation Period;

(c)
less Net Capital Expenditure paid by the Group in that Calculation Period; and

(d)
less Permitted Acquisitions under Clause 22.22(b)(iii) (Acquisitions) paid for by the Group in cash during that Calculation Period,

all as determined in accordance with Clause 21.2 (Calculation of Financial Covenants).

 "Change of Control" means, other than with the prior written consent the Agent (acting upon the instructions of the Majority Lenders):

(a)
GFN ceases to Control, and legally and beneficiary (directly or indirectly) to hold all of the shares in, the Company (which will be deemed to have occurred if a Controller is appointed to all (or substantially all) of the assets of any Holding Company of the Company or any shares in the Company held (directly or indirectly) by any such Holding Company); or

(b)
the Company ceases to Control, and legally and beneficially (directly or indirectly) to hold all of the shares in, any other Obligor.

 "Code" means the US Internal Revenue Code of 1986.

 "Commitment" means the Facility A Commitment, the Facility B Commitment or the Facility C Commitment.

 "Commitment Letter" means the letter dated on or about 30 June 2017 between GFN Asia Pacific Holdings Pty Ltd and the Arranger.

 "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

 "Confidential Information" means all information relating to the Company, any direct or indirect shareholder of the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)
any Group Member or any of its advisers; or

(b)
another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

 in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)
information that:

(A)
is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or

(B)
is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)
any Funding Rate or Reference Bank Quotation.

 "Confidentiality Undertaking" means a confidentiality undertaking substantially in the form of the “APLMA (Australian Branch) Form of Confidentiality Agreement on Sell Down” as published by the Asia Pacific Loan Market Association or in any other form agreed between the Company and the Agent.

 "Control":

(a)
has the meaning given in section 50AA of the Australian Corporations Act; and

(b)
in respect of an 'entity' (as defined in the Australian Corporations Act) also includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity (whether or not the power has statutory, legal or equitable force or arises by means of statutory, legal or equitable rights or trusts, agreements, arrangements, understandings, practices, the ownership of any interest in Marketable Securities, bonds or instruments of the entity or otherwise), and, when used in relation to a NZ Obligor, as if that Obligor was subject to the Australian Corporations Act.

 "Contested Taxes" means a Tax assessed as payable by a person where the person:

(a)
is diligently contesting the assessment in good faith and in accordance with proper procedures and laws;

(b)
is not required by applicable law to pay the Tax before the contest is determined; and

(c)
has satisfied the Agent that it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty, interest or other cost payable if the contest is unsuccessful.

 "Controller" has the meaning it has in the Australian Corporations Act and, when used in relation to a NZ Obligor, as if that Obligor was subject to the Australian Corporations Act.

 "Core Business" means the hire, sale and modification of portable container solutions in three key product segments: portable storage, portable buildings and freight based on shipping container design.

 "Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)
acquires by way of assignment, novation or transfer;

(b)
enters into any sub-participation in respect of; or

(c)
enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, or allowing it to control the exercise of rights relating to,

 any Commitment or amount outstanding under this Agreement.

 "Debt Service Cover Ratio" means, for a Calculation Period, the ratio of:

(a)
CFADS; to

(b)
the aggregate of:

(i)
Net Interest Expense;

(ii)
scheduled repayments under Facility A; and

(iii)
the capital element of all payments made under finance or capital leases of the Group,

in each case, for that Calculation Period.  Net Interest Expense for a Calculation Period will be determined in accordance with Clause 21.2 (Calculation of Financial Covenants).

 "Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

 "Defaulting Finance Party" means any Finance Party (other than a Lender which is a Borrower Affiliate):

(a)
which (in any capacity) has failed to make a payment when due under this Agreement or has notified a Party that it will not make such a payment, except where:

(i)
its failure to pay is caused by:

(A)
administrative or technical error; or

(B)
a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)
the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question;

(b)
which (in any capacity) has otherwise rescinded or repudiated a Finance Document; or

(c)
which:

(i)
is or is adjudicated to be insolvent;

(ii)
applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or

(iii)
is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process.

 "Disposal" means any sale, assignment, transfer, lease or other disposal, or grant of any interest whether:

(a)
in a single transaction or in a series of transactions (whether related or not); or

(b)
voluntarily or involuntarily.

 "Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)
from performing its payment obligations under the Finance Documents; or

(ii)
from communicating with other Parties in accordance with the terms of the Finance Documents,

 and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

 "Distribution" means any distribution in cash or in kind or payments including by way of:

(a)
dividends;

(b)
share buy-backs;

(c)
capital returns or reductions;

(d)
payment of fees (including any management fees);

(e)
payments of principal, interest and other amounts; and

(f)
deposits and redemptions of any redeemable preference shares,

 to shareholders, unitholders, related entities or providers of debt which is (or is intended to be) subordinated to the Facility.

 "EBITDA" means, for a Calculation Period, the consolidated operating profit (or loss) of the Group from ordinary operations for that Calculation Period after adjustment to exclude (to the extent not already excluded and without double counting):

(a)
any deduction or contribution in respect of Taxes for that Calculation Period;

(b)
Net Interest Expense incurred (including capitalised, suspended interest and/or interest paid in kind) during that Calculation Period;

(c)
any depreciation or amortisation of fixed assets (including any leasehold property) during that Calculation Period;

(d)
any amortisation or impairment of goodwill or intangible assets and acquisition costs (including amortisation of debt fees) during that Calculation Period;

(e)
any individually significant (and non-recurring) or extraordinary or unusual losses and any individually significant (and non-recurring) or extraordinary or unusual gains during that Calculation Period (but cash items will not be excluded from EBITDA under this paragraph (e) to the extent that the relevant event has an ongoing impact on EBITDA in more than 2 subsequent quarters);

(f)
any non-cash expensing of any stock option incentive plan or any other similar non-cash share based employee compensation or management equity plan;

(g)
any loss or gain against book value arising from the disposal of any asset (not being disposals made in the ordinary course of trading) during that Calculation Period and any increment or decrement relating to the revaluation of any asset during that Calculation Period which goes through the profit and loss account;

(h)
any unrealised exchange gains and losses and any unrealised gains or losses on derivative financial instruments and any other non-cash accounting adjustments or charges;

(i)
EBITDA for that period of any entity or business sold, transferred or otherwise disposed of by any Group Member during such Calculation Period;

(j)
after adjustment to remove net profits or losses of any entity which have been consolidated within consolidated operating profit (or loss) of the Group in respect of the Calculation Period but which are attributable to outside equity interests (not being a Group Member); and

(k)
excluding any non-cash AIFRS related adjustments and charges,

 and including (without double counting) pro-forma EBITDA adjustments for entities acquired by the Group during the previous 12 months on a full year run rate basis provided that any such pro-forma EBITDA adjustments exceeding A$1,000,000 in aggregate in a Financial Year must be certified as accurate by the Chief Financial Officer and a director of the Company, based upon and subject to assumptions and qualifications acceptable to the Agent (acting on the instructions of the Majority Lenders) (acting reasonably).  EBITDA for a Calculation Period will be determined in accordance with Clause 21.2 (Calculation of Financial Covenants).

 "Environment" means all aspects of the surroundings of human beings including:

(a)
the physical factors of those surroundings, such as land, the waters and the atmosphere;

(b)
the biological factors of those surroundings, such as animals, plants and other forms of life; and

(c)
the aesthetic factors of those surroundings such as appearance, sounds, smells, tastes and textures.

 "Environmental Approval" means any and all Authorisations of any kind relating to the Environment required by any Governmental Agency or any Environmental Law.

 "Environmental Law" means any law relating to the Environment and pollution including a law relating to water, water catchments, pollution of air, soil, groundwater or water, noise, soil chemicals, pesticides, hazardous substances, the ozone layer, waste, dangerous goods, public health, occupational health and safety, environmental hazards, any aspect of protection of the Environment, or the enforcement or administration of any such law (whether that law arises under law or pursuant to an Authorisation, notice, decree, order or directive of any Governmental Agency or otherwise).

 "Environmental Liability" means any of the following liabilities which arise, directly or indirectly, from or in relation to any property occupied by an Obligor:

(a)
all losses, costs and expenses associated with complying with the requirements of any Governmental Agency under an Environmental Law or in connection with an Environmental Approval;

(b)
any compensation or other money that a Governmental Agency requires to be paid to a Governmental Agency or any other person under an Environmental Law or an Environmental Approval;

(c)
any fines or penalties incurred under an Environmental Law or Environmental Approval;

(d)
all losses, costs and expenses incurred in complying with or avoiding a contravention of an Environmental Law or Environmental Approval;

(e)
all losses, costs and expenses (including all legal and consultancy costs) which are incurred as a result of any contravention or alleged contravention of an Environmental Law or Environmental Approval; and

(f)
all other claims, demands, suits, proceedings, causes of action, losses (including consequential losses) damages, costs and expenses arising under an Environmental Law or Environmental Approval and legal and consulting fees and interest.

 "Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

 "Event of Insolvency" in relation to a person, means if one or more of the following events occur in relation to it:

(a)
it is (or states that it is) an insolvent under administration (as defined in the Australian Corporations Act) or insolvent (as defined in section 95A of the Australian Corporations Act); or

(b)
it is taken or admits to be unable to pay its debts under section 287 of the NZ Companies Act; or

(c)
if it is a corporation, a liquidator or provisional liquidator is appointed in respect of it; or

(d)
it is under administration or wound up (or otherwise the subject of a dissolution) or has had a Controller, Managing Controller, liquidator, provisional liquidator, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer appointed to in respect of it or any of its property; or

(e)
it is subject to any arrangement, assignment, moratorium or composition (formal or informal) with or for the benefit of creditors or any class or group of them, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), a personal insolvency agreement, protected from creditors under any statute or any similar proceeding or arrangement by which its assets are subjected conditionally or unconditionally to the control of its creditors or a trustee, unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the Agent (acting on the instructions of the Majority Lenders); or

(f)
if it is a corporation, it is deregistered or dissolved (in each case, other than to carry out a reorganisation, amalgamation, merger or consolidation while solvent on terms approved by the Agent (acting on the instructions of the Majority Lenders)) or a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel its registration and such steps are not withdrawn or stopped within 15 Business Days; or

(g)
a court grants a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision; or

(h)
an application or order has been made, resolution passed, proposal put forward, or any other corporate or other action, legal proceedings or other formal procedure or step is taken, in each case in connection with any matter in paragraphs (a) to (g) above, except if, in relation to an application, that application is withdrawn or dismissed within 10 Business Days; or

(i)
it is taken (under section 459F(1) of the Australian Corporations Act) to have failed to comply with a statutory demand; or

(j)
it is taken (under section 287 of the NZ Companies Act) to have failed to comply with a statutory demand; or

(k)
it is the subject of an event described in, or presumed by a court to be insolvent under, section 459C(2)(b) (or it makes a statement from which the Agent (acting on the instructions of the Majority Lenders) reasonably deduces it is so subject); or

(l)
it is the subject of an event described in section 585 of the Australian Corporations Act (or it makes a statement from which the Agent (acting on the instructions of the Majority Lenders) reasonably deduces it is so subject); or

(m)
it is declared at risk pursuant to the NZ Corporations (Investigation and Management) Act or a statutory manager is appointed or a step is taken with a view to any such appointment in respect of it under that Act; or

(n)
it is, or admits in writing that it is, or is declared to be, or is taken under any applicable law to be (for any purpose), insolvent or unable to pay its debts as and when they fall due; or

(o)
it stops or suspends or threatens to stop or suspend payment of any class of its debt or its debts generally; or

(p)
something having an analogous, equivalent or substantially similar effect to (a) to (o) happens in connection with that person under the law of any jurisdiction.

 "Excess Cashflow" means in respect of any Financial Year of the Group, EBITDA for that Financial Year minus the sum of the following for the Group (on a consolidated basis) for that Financial Year, without double counting:

(a)
Net Interest Expense of the Group;

(b)
any Taxes paid or payable in cash;

(c)
any increase in Working Capital (excluding changes in Working Capital relating to acquisitions) as at the end of that Financial Year over the previous Financial Year;

(d)
Net Capital Expenditure;

(e)
any permanent prepayment or repayment of principal under the Facility (and, in the case of Facility C, where there is a contemporaneous and equal reduction in the commitment in respect of that Facility) in that Financial Year;

(f)
the amount of any realised cash cost incurred by a Group Member in respect of any extraordinary item during that Financial Year to the extent not already deducted from EBITDA;

(g)
any cash losses on hedging arrangements realised during that Financial Year;

(h)
any Permitted Distributions paid in that Financial Year;

plus, to the extent not included in EBITDA for that Financial Year:

(i)
any decrease in Working Capital (excluding changes in Working Capital relating to acquisitions) during that Financial Year ;

(j)
any Tax refunds or other Tax receipts received during that Financial Year;

(k)
any amount of unspent Capital Expenditure that was deducted from Excess Cashflow during a previous Financial Year and not spent in the Financial Year in which deducted;

(l)
any realised cash receipts (net of applicable Tax) or minus any realised cash payments of a Group Member in respect of any extraordinary, non-recurring or one-off items not already taken into account in calculating EBITDA, but excluding any cash receipt that is:

(A)
permitted under the Finance Documents to be retained or applied for another purpose within any required time period; or

(B)
used to prepay the Facilities ; and

(m)
any cash gains on hedging arrangements realised during that Financial Year.

 "Facility" means Facility A, Facility B or Facility C.

 "Facility A" means the amortising term loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

 "Facility A Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

 to the extent not cancelled, reduced or transferred by it under this Agreement.

 "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

 "Facility A Repayment Date" means each 30 June and 31 December commencing 31 December 2017.

 "Facility A Repayment Instalment" means, for a Facility A Repayment Date, A$3,330,000 (as may be reduced by prepayments in accordance with Clause 7.4(b) (Voluntary prepayment) and Clause 8.3(a)(i) (Application of Mandatory Prepayments) .

 "Facility B" means the bullet term loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

 "Facility B Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

 to the extent not cancelled, reduced or transferred by it under this Agreement.

 "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

 "Facility C" means the revolving working capital facility made available under this Agreement as described in Clause 2.1(c) (The Facilities).

 "Facility C Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement,

 to the extent not cancelled, reduced or transferred by it under this Agreement.

 "Facility C Loan" means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

 "Facility Office" means the office or offices in Australia notified by a Lender  to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

 "FATCA" means:

(a)
sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

 "FATCA Application Date" means:

(a)
in relation to a "withholdable payment" described in section 1 473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1 473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)
in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

 or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

 "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

 "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

 "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company, GFN or GFN Asia Pacific Holdings Pty Ltd (or the Agent and the Company or the Security Trustee and the Company) setting out any of the fees referred to in Clause 12 (Fees).

 "Finance Document" means:

(a)
this Agreement;

(b)
each Security Document;

(c)
each Hedging Agreement;

(d)
each Fee Letter;

(e)
each Accession Letter;

(f)
each Resignation Letter;

(g)
each Compliance Certificate;

(h)
any Recognition Certificate;

(i)
any agreement, deed or legal instrument that is entered into under or pursuant to the terms of any of the above;

(j)
any document or agreement that amends, supplements, replaces or novates any of the above; and

(k)
any document that is designated as a “Finance Document” in writing by the Agent and the Company.

 "Finance Party" means the Security Trustee, the Agent, the Arrangers, any Hedge Counterparty or a Lender.

 "Financial Close" means the date on which all conditions precedent are satisfied (or waived by the Agent on the instructions of all the Lenders in accordance with Clause 4 (Conditions of Utilisation)) and first draw-down under the Facilities occurs.

 "Financial Year" means each 12 month period ending on or about 30 June (unless otherwise amended).

 "Financial Indebtedness" means any indebtedness for or in respect of:

(a)
moneys borrowed and any debit balance at any financial institution;

(b)
any amount raised under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Accounting Standards, be treated as a finance or capital lease;

(e)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)
consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(j)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)
the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

 "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to Clause 11.4(a)(ii) (Cost of funds).

 "GFN" means General Finance Corporation, Inc, being the Delaware corporation whose common stock trades publicly on the NASDAQ Global Market in the United States and who owns 100% of GFN U.S. Australasia Holdings, Inc which, as at the date of the Commitment Letter, owned approximately 51% of the Company.

 "Governmental Agency" means any government or any governmental, semi-governmental or judicial entity or authority.  It also includes any self regulatory organisation established under statute or any stock exchange.

 "Group" means the Company and its Subsidiaries for time to time.

 "Group Member" means a member of the Group.

 "Guarantee" means the guarantee, undertaking and indemnity given under Clause 18 (Guarantee).

 "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

 "Hedge Counterparty" has the meaning given to it in the Security Trust Deed.

 "Hedging Agreement" has the meaning given to it in the Security Trust Deed.

 "Hedging Policy" means the hedging policy for the Group approved and adopted by the board of the Company from time to time, approved by the Agent (acting on the instructions of the Majority Lenders), such approval not to be unreasonably withheld or delayed.

 "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

 "Idle Camp Accommodation Units" means the units previously deployed in the Group’s business as mining camp accommodation units, and not redeployed or sold, being as at the date of this Agreement the units described as Idle Portable Building Stock in Schedule 8 (Idle Camp Accommodation Units).

 "Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature, and includes Australian GST and NZ GST.

 "Intellectual Property" means any intellectual or industrial property including:

(a)
a patent, trade mark or service mark, copyright, registered design, trade secret or confidential information; or

(b)
a licence or other right to use or to grant the use of any of the above or to be the registered proprietor or user of any of the above.

 "Insolvency Provision" means any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

 "Interest Expense" means interest, margin, commitment fees, discount and other recurring payments of a similar nature paid or payable in relation to any Financial Indebtedness (after taking into account the net effect of any difference payments under any hedge agreements) including fees payable for any guarantee or letter of credit and the interest element of finance leases but excluding:

(a)
capitalised interest, suspended interest or any interest paid in kind; and

(b)
any amounts payable to another Group Member.

 "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods).

 "Interest Prepayment Account" means the account to be held by an Obligor with the Account Bank which is designated as the “Interest Prepayment Account” for the purposes of the Finance Documents. If there is a change of the account, it includes any account into which money credited to the Interest Prepayment Account is transferred.

 "Interest Rate" means the percentage rate per annum which is the aggregate of:

(a)
the Margin; and

(b)
in relation to any Loan in:

(i)
Australian dollars, BBSY Bid; or

(ii)
New Zealand dollars, BKBM; and

(c)
at any time an Event of Default or Review Event is continuing:

(i)
on or before the Maturity Date, 2 per cent per annum; or

(ii)
after the Maturity Date, 4 per cent per annum.

 "Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)
the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)
the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

 each as of 10.30a.m. (Sydney time) (in the case of BBSY Bid) or 11.00a.m. (Auckland time) (in case of BKBM) on the Quotation Day for the currency of that Loan.

 "Key Management Personnel" means each of Neil Littlewood (CEO) and Greg Baker (CFO).

 "Lender" means:

(a)
any Original Lender; and

(b)
any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

 which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

 "Loan" means a Facility A Loan, Facility B Loan or a Facility C Loan.

 "Majority Lenders" means, at any time:

(a)
 if there is only one Lender, that Lender; and

(b)
if there are two or more Lenders, a Lender or Lenders whose Commitments aggregate at least 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 662/3% of the Total Commitments immediately prior to the reduction).

 Where a Lender's Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.

 "Managing Controller" has the meaning it has in the Australian Corporations Act and, when used in relation to a New Zealand Obligor, as if that Obligor was subject to the Australian Corporations Act.

 "Margin" means in relation to any Loan:

(a)
on and prior to the day that the Agent receives the first Compliance Certificate from the Company pursuant to clause 20.2 (Provision and Contents of Compliance Certificate), 5% per annum; and

(b)
thereafter, the rates determined in accordance with Clause 11.7 (Margin Adjustments by reference to the Net Leverage Ratio) and by reference to the table below, based on the Net Leverage Ratio applicable on the most recent Calculation Date:

Net Leverage Ratio (Net Debt/EBITDA)	Margin (% per annum)
NLR > 3.0 x	5.5%
2.5 x < NLR ≤ 3.0	5.0%
2.0 x < NLR ≤ 2.5x	4.75%
1.5 < NLR ≤ 2.0x	4.50%
NLR ≤ 1.5x	4.25%

 "Marketable Securities" has the meaning given to "marketable securities" in section 9 of the Australian Corporations Act but as if the reference to "managed investment scheme" included any unit trust which is not registered under the Australian Corporations Act.

 "Material Adverse Effect" means a material adverse effect on:

(a)
the consolidated business, assets, or financial condition of the Obligors (taken as a whole);

(b)
the ability of the Obligors (taken as a whole) to perform their payment or other material obligations under the Finance Documents; or

(c)
the validity or enforceability of a material part of any Finance Document or any material right or remedy of the Finance Party under the Finance Documents.

 "Material Authorisation" means any Authorisation which is necessary:

(a)
to enable an Obligor lawfully to enter into, exercise its rights and perform its obligations under each Finance Document to which it is a party;

(b)
for the validity or enforceability of a Finance Document or for the effectiveness of a Transaction Security as a Security Interest (with the priority contemplated in it);

(c)
to make each such Finance Document admissible in evidence in its jurisdiction of incorporation;

(d)
for an Obligor to carry on its business where failure to hold that Authorisation would be reasonably likely to have a Material Adverse Effect.

 "Maturity Date" means in relation to each Facility, the date that is three (3) years from the date of Financial Close.

 "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to  paragraph (b) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)
if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

 "Net Capital Expenditure" means, for a Calculation Period, the consolidated aggregate of all Capital Expenditure of the Group paid during that Calculation Period minus any such Capital Expenditure funded from:

(a)
the Facilities or other Permitted Financial Indebtedness;

(b)
new equity subscribed in the Company;

(c)
Retained Excess Cashflow;

(d)
such other amounts permitted to be applied in reinvestment in assets for use in the Group’s business or to fund Capital Expenditure pursuant to the mandatory prepayment provisions and which are not required to be applied towards mandatory prepayment of the Facilities; or

(e)
the net surplus (if any) of the net proceeds of sales of containers in the container hire fleet over the acquisition costs expended on containers purchased, in each case, during that Calculation Period not exceeding A$15,000,000.

 "Net Debt" means the aggregate of all Financial Indebtedness of the Group on a consolidated basis; minus:

(a)
any shareholder loans or subordinated debt of the Group which is subordinated to the Facilities on terms and conditions satisfactory to the Agent (acting on the instructions of the Majority Lenders); and

(b)
all cash held by the Group at the time, excluding:

(i)
cash which is subject to a Security Interest (other than a Transaction Security); and

(ii)
the aggregate of all amounts withheld and which have not then been released by the relevant Group Member from payments due to sub-contractors or other third parties on account of defects liability, warranty or similar claims.

 "Net Interest Expense" means, for a Calculation Period, Interest Expense for that Calculation Period net of any interest received or receivable in cash by the Group for that Calculation Period  (excluding any amounts received or receivable from another Group Member).  Net Interest Expense for a Calculation Period will be determined in accordance with Clause 21.2 (Calculation of Financial Covenants).

 "Net Leverage Ratio" means, on any date, the ratio of:

(a)
Net Debt on that date; to

(b)
EBITDA for the 12 month period ending on that date.

 The Net Leverage Ratio will be determined in accordance with Clause 21.2 (Calculation of Financial Covenants).

 "New Lender" has the meaning given to that term in Clause 24 (Changes to the Lenders).

 "NZ Companies Act" means the Companies Act 1993 of New Zealand.

 "NZ Corporations (Investigation and Management) Act" means the Corporations (Investigation and Management) Act 1989 of New Zealand.

 "NZ Financial Reporting Act" means the Financial Reporting Act 2013 of New Zealand.

 "NZ General Security Deed" means the document dated on or about the date of this Agreement entitled 'NZ General Security Deed' between each NZ Obligor and the Security Trustee under which each NZ Obligor grants a Security Interest over all the present and after acquired property of that NZ Obligor.

 "NZ GST" means goods and services tax chargeable under the NZ GST Act.

 "NZ GST Act" means the Goods and Services Tax Act 1985 of New Zealand.

 "NZ Obligor" means any Obligor which is incorporated in New Zealand, being at the date of this Agreement, each of Royalwolf Trading New Zealand Limited (company number 1062072) and Royalwolf NZ Acquisition Co. Limited (company number 2115393).

 "NZ PPSA" means the Personal Property Securities Act 1999 of New Zealand.

 "NZ PPS Regulations" means the Personal Property Securities Regulations 2001 of New Zealand.

 "NZ PPS Law" means:

(a)
the NZ PPSA and any regulation made at any time under the NZ PPSA including the NZ PPS Regulations (each as amended from time to time);

(b)
any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).

 "Obligor" means a Borrower or a Guarantor.

 "Offshore Associate" means an Associate:

(a)
which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)
which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

 which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

 "Original Borrower" means the AU Borrower and the NZ Borrower.

 "Original Financial Statements" means:

(a)
the audited consolidated financial statements of the Group for the Financial Year ended 30 June 2016; and

(b)
the audited consolidated financial statements of Royal Wolf Trading New Zealand Limited for its Financial Year ended 30 June 2016.

 "Original Obligor" means an Original Borrower or an Original Guarantor.

 "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

 "Party" means a party to this Agreement.

 "Permitted Acquisition" means an acquisition permitted under Clause 22.22(b) (Acquisitions).

 "Permitted Disposal" means any Disposal for fair market value:

(a)
in the ordinary course of the Core Business on arm’s length terms;

(b)
of assets in exchange for other comparable assets (comparable in type and of equivalent value);

(c)
of assets which are obsolete, worn out, surplus to requirements or redundant;

(d)
of assets which are not required for the efficient operation of the Core Business on arm’s length terms;

(e)
of Cash or cash equivalent investments:

(i)
for Cash or in exchange for cash equivalent investments;

(ii)
to pay Permitted Distributions; or

(iii)
for the purposes of providing Permitted Financial Accommodation;

(f)
of the Idle Camp Accommodation Units on arm’s length terms;

(g)
by an Obligor to another Obligor;

(h)
any other Disposal not otherwise permitted under paragraphs (a) to (f) above, provided that the aggregate value of the assets disposed of by all Obligors does not exceed A$2,000,000 (or its equivalent in another currency or currencies) in any Financial Year; or

(i)
made with the consent of the Agent (acting on the instructions of the Majority Lenders),

except where an Event of Default subsists and the Agent has notified the Company that no further Permitted Disposals may be made.

 "Permitted Distribution" means a Distribution permitted under clause 22.27 (Distributions).

 "Permitted Financial Accommodation" means any financial accommodation provided by the Obligors to any person or persons (other than an Obligor) in an aggregate amount not exceeding A$500,000 (or its equivalent in another currency or currencies).

 "Permitted Financial Indebtedness" means:

(a)
Financial Indebtedness incurred under the Finance Documents;

(b)
Financial Indebtedness incurred under a Hedging Agreement entered into in accordance with Clause 22.12 (Hedging);

(c)
Financial Indebtedness incurred under any finance lease, hire purchase arrangement or similar facility provided the aggregate of all such Financial Indebtedness of all Obligors does not at any time exceed A$2,000,000 (or its equivalent in another currency or currencies);

(d)
Financial Indebtedness which is subordinated to the Facilities on terms and conditions satisfactory to the Agent (acting on the instructions of the Majority Lenders);

(e)
Financial Indebtedness owed to trade creditors on account of services provided on arm’s length terms to an Obligor in the ordinary course of the Core Business;

(f)
Financial Indebtedness incurred or subsisting under transaction banking facilities maintained in the ordinary course of the Core Business (including any facility for the issue of guarantees, performance bonds, letters of credit or similar instruments) provided the aggregate of all such Financial Indebtedness of all Obligors does not at any time exceed A$3,000,000 (or its equivalent in another currency or currencies);

(g)
unsecured loans between Obligors; and

(h)
Financial Indebtedness incurred with the consent of the Agent (acting on the instructions of the Majority Lenders).

 "Permitted Security Interest" means:

(a)
the Transaction Security;

(b)
a Security Interest arising by operation of law in the ordinary course of the Core Business, including:

(i)
a Security Interest in favour of a Governmental Agency securing rates, Taxes or similar charges;

(ii)
a possessory lien for the unpaid balance of money owing for work, repairs, storage, delivery or other services;

(iii)
any other Security Interest of landlords, carriers, warehousemen, repairers, mechanics or similar service providers which arise by law and in the ordinary course of the Core Business;

(c)
a right of title retention in connection with the acquisition of goods in the ordinary course of the Core Business;

(d)
any cash collateral for an obligation in respect of any Permitted Financial Indebtedness of the type described in paragraph (f) of the definition of Permitted Financial Indebtedness;

(e)
any Security Interest over cash paid into an escrow or similar account in connection with a Permitted Acquisition;

(f)
a right of set-off included in a commercial contract in the ordinary course of the Core Business that does not secure Financial Indebtedness (other than Permitted Financial Indebtedness (other than under paragraph (d) of the definition of Permitted Financial Indebtedness));

(g)
a transfer of an account, account receivable (as defined in NZ PPS Law) or chattel paper (whether or not securing the payment or performance of an obligation) on non-recourse terms and which is not prohibited by this Agreement;

(h)
a Security Interest (whether or not securing the payment or performance of an obligation) granted to a lessor or owner under a lease or hire purchase agreement in the asset the subject of that lease or hire purchase agreement, provided that if the lease or hire purchase agreement is in accordance with the Accounting Standards required to be treated as a finance or capital lease, such lease or hire purchase agreement is Permitted Financial Indebtedness;

(i)
any Security Interests not included in paragraphs (a) to (h) above which together secure payment or performance of obligations in aggregate not exceeding A$2,000,000 (or its equivalent in another currency or currencies); or

(j)
any Security Interest incurred with the consent of the Agent (acting on the instructions of the Majority Lenders).

 "PPS Law" means any of the Australian PPS Law or the NZ PPS Law.

 "Prime Bank" means a bank determined by ASX Benchmark (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate.  If ASX Benchmark or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

 "Receiver" includes a receiver or receiver and manager.

 "Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.

 "Reference Bank Rate" means:

(a)
in relation to BBSY Bid, the sum of:

(i)
the following rates:

(A)
the rate representing the view (if any and applied to the relevant period) which respondents to the NCDSURVEY10AM survey conducted by ASX Benchmark (or any other person which takes over the conduct of that survey) are asked to submit to the relevant conductor of the survey; or

(B)
(if the rate referred to in paragraph (A) is not available), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period or in the same half month period under market conventions; or

(C)
(if the rate referred to in paragraph (A) is not available and if there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in paragraph (B) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(ii)
0.05% per annum; or

(b)
in relation to BKBM, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(i)
as the rate at which the relevant Reference Bank could borrow funds in the New Zealand bank bill market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size for that period; or

(ii)
(if the rate referred to in paragraph (i) is not available), as the rate at which the relevant Reference Bank could raise funds in the wholesale market for New Zealand dollars for the relevant period;

 "Reference Banks" means, in relation to BBSY Bid, the principal office in Sydney/Melbourne of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation, and in relation to BKBM, the principal offices in Auckland of ANZ Bank New Zealand Limited, Bank of New Zealand, Westpac New Zealand Limited and ASB Bank Limited.

 "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

 "Relevant Market" means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits and, in relation to New Zealand dollars, the New Zealand interbank bill market.

 "Repeating Representations" means each of the representations set out in Clause 19 (Representations), other than paragraphs (a) and (b) of Clause 19.9 (Financial statements), Clause 19.10 (Accuracy of Information) and Clause 19.24 (Disclosure).

 "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

 "Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

"Retained Excess Cashflow" means, at any time, Cash that the Group has retain after the application of the mandatory prepayment of Excess Cashflow in accordance with Clause 8.2(a) (Excess Cashflow sweep) and which has not been spent or used by a Group Member.

 "Review Event" means the occurrence of any of the following events:

(a)
a change in the Control of GFN; or

(b)
any Key Management Personnel dies, resigns or, by reason of illness or incapacity (whether mental or physical), becomes incapable of managing his own affairs and is not replaced with a suitably qualified person within 60 Business Days.

 "Rollover Loan" means one or more Facility C Loans:

(a)
made or to be made on the same day that a maturing Facility C Loan is due to be repaid; or

(b)
the aggregate amount of which is equal to or less than the amount of the maturing Facility C Loan;

(c)
in the same currency as the maturing Facility C Loan; and

(d)
made or to be made to the same Borrower for the purpose of refinancing that maturing Facility C Loan.

 "Screen Rate" means:

(a)
in relation to BBSY Bid:

(i)
the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Bloomberg Screen (or any replacement Bloomberg page which displays that rate).  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company; and

(ii)
if the rate described in  sub-paragraph (i) above is not available, the sum of:

(A)
the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Bloomberg Screen (or any replacement Bloomberg page which displays that rate).  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company; and

(B)
0.05% per annum; and

(b)
in relation to BKBM, the New Zealand bank bill reference rate (bid) administered by the New Zealand Financial Markets Association (or any other person which takes over the administration of that rate) for the relevant period displayed on page BKBM of the Bloomberg screen (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

 "Secured Property" means all of the assets of the Obligors which from time to time are the subject of the Transaction Security.

 "Security Documents" means any documents:

(a)
the Security Trust Deed;

(b)
the Australian General Security Deed;

(c)
the NZ General Security Deed;

(d)
the Account Bank Deed;

(e)
any agreement, deed or legal instrument that is entered into under or pursuant to the terms of any of the above;

(f)
any document or agreement that amends, supplements, replaces or novates any of the above; and

(g)
any document that is designated as a “Security Document” in writing by the Security Trustee and the Company.

 "Security Interest" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any "security interest" as defined in sections 12(1) or (2) of the Australian PPS Law and any “security interest” as defined in the NZ PPS Law.

 "Security Trust Deed" means the deed entitled "Security Trust Deed" dated on or about the date of this Agreement and made between, among others, the Original Obligors, the Original Lenders and the Security Trustee.

 "Subsidiary"

(a)
has the meaning given in section 9 of the Australian Corporations Act, but as if body corporate includes any entity and for the purposes of which any beneficial interest or unit in a trust will be deemed to be shares; and

(b)
in relation to any reporting for the Group for accounting purposes, in relation to the Company or a Subsidiary of the Company, includes an entity that it is required to consolidate under applicable Accounting Standards.

 "Takeover Documents" means the bid implementation agreement, bidder’s statement and any other documents relating to the Bid.

 "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including Australian GST, NZ GST, stamp and transaction duties) and any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same.

 "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

 "Total Commitments" means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C Commitments, being A$125,000,000 at the date of this Agreement.

 "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being A$20,000,000 at the date of this Agreement.

 "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being A$85,000,000 at the date of this Agreement.

 "Total Facility C Commitments" means the aggregate of the Facility B Commitments, being A$20,000,000 at the date of this Agreement.

 "Total Tangible Assets" means, at any time, all tangible assets of the Company and its Subsidiaries on a consolidated basis as shown in the Financial Statements most recently delivered to the Agent prior to that time under Clause 20.1 (Financial statements).

 "Transaction Security" means the Security Interests created or expressed to be created in favour of, or held for the benefit of, the Security Trustee pursuant to the Security Documents.

 "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

 "Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)
the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)
the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

 "US" means the United States of America.

 "Utilisation" means a utilisation of a Facility.

 "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

 "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

 "Warranty Proceeds" means the proceeds of a claim (a "Recovery Claim") against any seller or any of its Affiliates (or any employee, officer or adviser) or any other warranty or indemnity claim (other than an insurance claim) or claim for any other breach in relation to the acquisition of the Company under the Takeover Documents, the Takeover Documents or against the provider of any diligence report (in its capacity as a provider of that diligence report) after deducting:

(a)
any reasonable out of pocket fees, costs and expenses in relation to that claim which are incurred by an Obligor to persons who are not Group Members; and

(b)
any Tax incurred and required to be paid, or reserved for, by the claimant in connection with that claim,

 in each case in relation to that Recovery Claim.

 "Wilful Default" means, in respect of the Agent or the Security Trustee, any intentional failure to comply with or intentional breach by the Agent or the Security Trustee (as applicable) of any of its obligations under this Agreement or any other Finance Document, other than a failure or breach which:

(a)
arises as a result of a breach of a Finance Document by a person other than the Agent or the Security Trustee and (subject to any provisions of the Finance Documents which limit its liability in respect of the acts and omissions thereof) its agents and delegates;

(b)
is caused by the failure of another person to act where that act is a precondition to the act of the first person;

(c)
is in accordance with a lawful court order or direction or otherwise required by law;

(d)
is in accordance with an instruction or direction in accordance with the provisions of the Finance Documents; or

(e)
is caused by any failure by the Agent or the Security Trustee to act due to lack of instructions or lack of proper or clear instructions in accordance with the provisions of the Finance Documents.

 "Working Capital" means:

(a)
(without double counting) the sum of:

(i)
debtors (other than debtors in respect of Financial Indebtedness and Tax) less provision for doubtful debts;

(ii)
prepayments;

(iii)
other current assets (other than Cash); and

(iv)
inventory;

minus:

(b)
(without double counting) the sum of:

(i)
accounts payable (other than amounts payable in respect of Financial Indebtedness and Tax);

(ii)
accrued expenses;

(iii)
other accrued current liabilities (including unearned revenue); and

(iv)
accrued provisions (excluding any non-current/long-term liabilities or provisions, management equity plan provisions, hedge balances, long service leave provisions, environmental liabilities, and Tax),

 all as determined in a manner consistent with the most recent consolidated financial statements of the Group.

1.2
Construction
(a)
Unless a contrary indication appears, any reference in this Agreement to:

(i)
the "Agent", the "Security Trustee", the "Arranger", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents;

(ii)
"assets" includes present and future properties, revenues and rights of every description;

(iii)
a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)
a "group of Lenders" includes all the Lenders;

(v)
"guarantee" means (other than in Clause 18 (Guarantee))  (A) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or  (B) any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)
"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a “derivative transaction” includes, without limitation, any forward, swap, future, option or other derivative in respect of one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions;

(viii)
a "person" or "entity" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person's or entity's executors, administrators, successors, substitutes (including by novation) and assigns;

(ix)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(x)
a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(xi)
a time of day is a reference to Sydney time; and

(xii)
the words "including", "for example" or "such as" when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)
Section, Clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)
A Default is "continuing" if it has not been remedied or waived in writing by the Agent (acting on the instructions of the Majority Lenders).

(f)
Unless a contrary indication appears, in the Finance Documents, the singular includes the plural and vice versa.

(g)
The Arranger is a party to this Agreement solely to receive the benefit of various acknowledgements.  Future amendments, consents or waivers under this Agreement will not require the Arranger (in that capacity) to execute any document or do any other action unless such amendments, consents or waivers affect the Arranger in its capacity as such.

1.3
Currency symbols and definitions
"A$", "AUD" and "Australian dollars" denote the lawful currency of Australia and "New Zealand dollars" denotes the lawful currency of New Zealand.

1.4
Code of Banking Practice
The Parties agree that the Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

1.5
Changes in Australian Accounting Standards
(a)
If solely as a result of compliance with the International Financial Reporting Standards (“IFRS”) or a change in Accounting Standards, the Borrowers do not comply with the financial covenants set out in Clause 21 (Financial covenants), or if those financial covenants are no longer appropriate, the Company and the Agent will negotiate in good faith to make amendments to those financial covenants which take into account the changes to the accounts of the Group resulting from IFRS or the change.  Prior to reaching agreement, the financial covenants will be tested on the same basis as tested prior to the introduction of IFRS or the change in Accounting Standards.

(b)
The parties agree that all covenants in this Agreement have been drafted with the intention that the Group Members comply with those covenants based on International Accounting Standard (IAS) 17 (as at the date of this Agreement).  Unless otherwise agreed in writing between the Company and the Agent, any subsequent revision, amendment, restatement or replacement of IAS 17 which changes, or eliminates, the distinction between operating leases and finance leases does not apply to this Agreement.

1.6
Limitation on liability of trustee Lenders
Any limitation of liability conforming to the requirements of Schedule 4 (Form of Transfer Certificate) contained in a Transfer Certificate or in an Assignment Agreement signed by a Lender which is a trustee of a fund will apply in respect of that Lender as if incorporated in this Agreement.

1.7
Obligors’ agent
(a)
All communications and notices under the Finance Documents to and from the Obligors may be given to or by the Company and each Obligor irrevocably authorises each Finance Party to give those communications to the Company.

(b)
Each Obligor (other than the Company) irrevocably appoints the Company to act on its behalf as its agent in connection with the Finance Documents and irrevocably authorises the Company on its behalf to:

(i)
supply all information relating to itself as contemplated by any Finance Document to any Finance Party;

(ii)
give and receive all communications and notices (including any Utilisation Request) and instructions under the Finance Documents; and

(iii)
agree and sign all documents under or in connection with the Finance Documents (including any amendment, novation, supplement, extension or restatement of or to any Finance Document) without further reference to, or the consent of, that Obligor.

(c)
An Obligor shall be bound by any act of the Company under this Clause 1.7 (Obligors' agent) irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Finance Document.

(d)
To the extent that there is any conflict between any communication or notice by the Company on behalf of an Obligor and any other Obligor, those of the Company shall prevail.

1.8
No double counting
Calculations of financial covenants and financial and accounting concepts or definitions used in those calculations shall be made or used without double counting.

1.9
Security Trustee Limitation of Liability
Clause [#6 (Liability of Security Trustee)#] of the Security Trust Deed applies to this Agreement as if set out in full (but as if all references in that Clause to "this deed" were references to "this Agreement").

32801928_13	21-40575365

(a)

SECTION 2
THE FACILITIES

2.
THE FACILITIES

2.1
The Facilities
Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)
a single draw amortising term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)
a single draw bullet loan facility in an aggregate amount equal to the Total Facility B Commitments; and

(c)
a revolving working capital facility in an aggregate amount equal to the Total Facility C Commitments.

2.2
Finance Parties' rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)
A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.
PURPOSE

3.1
Purpose
(a)
Each Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards refinancing existing Financial Indebtedness of the Obligors and to pay related fees and other expenses in connection with the refinancing.

(b)
Each Borrower shall apply all amounts borrowed by it under Facility C towards financing working capital, Capital Expenditure and general corporate purposes of the Group.

3.2
Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.
CONDITIONS OF UTILISATION

4.1
Initial conditions precedent
No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent acting on the instructions of all Lenders.  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2
Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default or Review Event is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default or Review Event is continuing or would result from the proposed Loan; and

(b)
the Repeating Representations to be made by each Obligor are true in all material respects and not misleading.

4.3
Maximum number of Utilisations
A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(a)
more than one Facility A Loan would be outstanding;

(b)
more than one Facility B Loan would be outstanding; or

(c)
10 or more Facility C Loans would be outstanding.

32801928_13

SECTION 3
UTILISATION

5.
UTILISATION

5.1
Delivery of a Utilisation Request
A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than not later than 11.00a.m. (Sydney time) on the fifth Business Day (or such later time as agreed by the Agent) prior the proposed Utilisation Date.

5.2
Completion of a Utilisation Request
(a)
Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)
it identifies the Facility to be utilised;

(i)
it identifies the Borrower;

(ii)
the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; and

(iii)
the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)
Only one Loan may be requested in each Utilisation Request.

5.3
Currency and amount
(a)
The currency specified in a Utilisation Request must be:

(i)
in relation to Facility A or Facility B, the Base Currency; or

(ii)
in relation to Facility C, the Base Currency or New Zealand dollars.

[Note: Facility mechanics to be amended prior to execution to allow for drawing of NZD under Facility A and/or Facility B by the NZ Borrower, including a provision providing for the testing of the Base Currency Amount of all Utilisations against the Facility Limit and repayment down to the Facility Limit if exceeded]

(b)
The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than the Available Facility and must be:

(i)
for Facility A, a minimum of A$20,000,000;

(ii)
for Facility B, a minimum of A$85,000,000; or

(iii)
for Facility C, a minimum of A$1,000,000 or, if less, the Available Facility.

5.4
Lenders' participation
(a)
If the conditions set out in this Agreement have been met, and subject to Clause 6.3(b) (Repayment of Facility C Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The Agent shall determine the Base Currency Amount of each Facility C Loan which is to be made in New Zealand dollars and shall notify each Lender of the amount, currency and the Base Currency Amount of each Facility C Loan, the amount of its participation in that Facility C Loan and, if different, the amount of that participation to be made available in accordance with Clause 30.1 (Payments to the Agent), by no later than 11.00a.m. (Sydney time) on the Business Day prior the proposed Utilisation Date.

5.5
Cancellation of Commitment
(a)
The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)
The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

(c)
The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility C.

32801928_13

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.
REPAYMENT

6.1
Repayment of Facility A Loans
(a)
Each Borrower which has drawn a Facility A Loan shall repay it in full on the Maturity Date.

(b)
On each Facility A Repayment Date, the Borrowers which have drawn Facility A Loans shall repay an aggregate amount of outstanding Facility A Loans equal to the Facility A Repayment Instalment.

(c)
The Total Facility A Commitments shall reduce on each Facility A Repayment Date by the amount of the relevant Facility A Repayment Instalment.  When the Total Facility A Commitments reduce, each Lender’s Facility A Commitment shall reduce rateably.

(d)
No Borrower may reborrow any part of Facility A which is repaid.

6.2
Repayment of Facility B Loans
(a)
Each Borrower which has drawn a Facility B Loan shall repay it in full on the Maturity Date.

(b)
No Borrower may reborrow any part of Facility B which is repaid.

6.3
Repayment of Facility C Loans
(a)
Each Borrower which has drawn a Facility C Loan shall repay that Loan on the last day of its Interest Period.

(b)
Without prejudice to each Borrower's obligation under paragraph (a) above, if:

(i)
one or more Facility C Loans are to be made available to a Borrower:

(A)
on the same day that a maturing Facility C Loan is due to be repaid by that Borrower;

(B)
in the same currency as the maturing Facility C Loan; and

(C)
in whole or in part for the purpose of refinancing the maturing Facility C Loan; and

(ii)
the proportion borne by each Lender's participation in the maturing Facility C Loan to the amount of that maturing Facility C Loan is the same as the proportion borne by that Lender's participation in the new Facility C Loans to the aggregate amount of those new Facility C Loans, the aggregate amount of the new Facility C Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility C Loan so that:

(A)
if the amount of the maturing Facility C Loan exceeds the aggregate amount of the new Facility C Loans:

(A)
the relevant Borrower will only be required to make a payment under Clause 30.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(B)
each Lender's participation in the new Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility C Loan and that Lender will not be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans; and

(B)
if the amount of the maturing Facility C Loan is equal to or less than the aggregate amount of the new Facility C Loans:

(A)
the relevant Borrower will not be required to make a payment under Clause 30.1 (Payments to the Agent); and

(B)
each Lender will be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans only to the extent that its participation in the new Facility C Loans exceeds that Lender's participation in the maturing Facility C Loan and the remainder of that Lender's participation in the new Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility C Loan.

(c)
Unless a contrary indication appears in this Agreement, a Borrower may reborrow any part of Facility C which is repaid.

6.4
Term out of Defaulting Finance Party's Facility B Loans
(a)
When a Lender becomes a Defaulting Finance Party, the participation of the Lender in the Facility C Loans then outstanding denominated in any currency will be treated as a separate Facility C Loan denominated in that currency and the maturity date of that Loan will be automatically extended to the Maturity Date.

(b)
A Borrower may prepay any such Loan if it gives at least 5 Business Days' prior notice to the Agent, who shall promptly notify the relevant Defaulting Finance Party.

(c)
Interest in respect of any such Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable on the last day of each such Interest Period.

7.
PREPAYMENT AND CANCELLATION

7.1
Illegality
If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation) for any Lender (or an Affiliate of that Lender) to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)
that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)
upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)
to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2
Review Event

If a Review Event occurs:

(a)
the Company shall promptly notify the Agent upon becoming aware of that event;

(b)
a Lender shall not be obliged to fund any further Loan (except for a Rollover Loan) while the Review Event is continuing;

(c)
the Company and the Agent must consult in good faith for 30 days (or such longer period as the Agent (acting on the instructions of the Majority Lenders) may agree) (the “Standstill Period”) in relation to the Review Event and seek to reach agreement on how to remedy or overcome the effects of the consequences of the Review Event, including (but not limited to) a restructure of the terms of the Facilities to the satisfaction of the Majority Lenders; and

(d)
if upon the expiry of the Standstill Period the Company and the Agent have not reached agreement on how to remedy or overcome the effects of the consequences of the Review Event, if the Majority Lenders so require, the Agent shall, by not less than 60 days’ notice to the Company, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.

7.3
Voluntary cancellation
The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Agent and Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of A$1,000,000) of an Available Facility.  Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably under that Facility.

7.4
Voluntary prepayment
(a)
A Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Agent and Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of A$1,000,000).

(b)
Any prepayment of a Facility A Loan made under this Clause 7.4 shall be applied to reduce the remaining Facility A Repayment Instalments on a pro rata basis.

7.5
Right of replacement or repayment and cancellation in relation to a single Lender
(a)
If:

(i)
any sum payable to any Lender by an Obligor is required to be increased under Clause 13.2(c) (Tax gross-up); or

(ii)
any Lender claims any sum from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or claim continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)
On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

(d)
If:

(i)
any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)
an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Company may, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents (including in relation to any hedging between that Lender (or its Affiliate, if applicable) and an Obligor) to a Lender or another bank, or financial institution, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) in any such case selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender (and Affiliate) in accordance with Clause 24 (Changes to the Lenders) (or, in the case of any hedging, in accordance with such documents as the transferring Lender, Replacement Lender and Company may agree (each acting reasonably)) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents (and in respect of any hedging as certified by the transferring Lender and as calculated in accordance with the relevant Hedging Agreement).

(e)
The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)
the Company shall have no right to replace the Agent or the Security Trustee;

(ii)
neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)
in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)
A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

7.6
Right of cancellation in relation to a Defaulting Finance Party
(a)
The Company may give the Agent 10 Business Days' notice of cancellation of each Available Commitment of a Lender that is, and continues to be, a Defaulting Finance Party.

(b)
On the notice becoming effective, each Available Commitment of the Defaulting Finance Party will reduce to zero.

(c)
The Agent shall notify all the Lenders as soon as practicable after receiving the notice.

7.7
Restrictions
(a)
Any notice of cancellation, prepayment or other election given by any Party under this Clause 7, shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)
No Borrower may reborrow any part of Facility A or Facility B which is prepaid or repaid.

(d)
Unless a contrary indication appears in this Agreement, any part of Facility C which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)
The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)
If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)
If all or part of any Lender's participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Lender's Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.8
Application of prepayments
(a)
If the Borrower repays or prepays the whole or any part of a Loan, the amount repaid or prepaid shall be applied rateably among the participations of all Lenders (except in the case of a repayment under Clause 7.1 (Illegality) or Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) which shall be applied against the participation of the affected Lender only).

(b)
Amounts prepaid under Clause 7.4 (Voluntary Prepayment) may be applied against the Facilities in any manner elected by the Company provided the funds used to make the voluntary prepayment would not otherwise be required to make any mandatory prepayment or Facility A Repayment Instalment.

8.
MANDATORY PREPAYMENT

8.1
Mandatory Prepayment Events
Upon the occurrence of a Disposal of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions), the Facilities will be immediately cancelled and all outstanding Loans together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

(a)
The Borrowers must, within 10 Business Days of receipt by any Obligor, apply the following amounts to prepay Loans under the Facilities:

(i)
(asset disposals) 100% of the proceeds (after deducting all Tax incurred or reserved for in respect of the disposal and all other reasonable costs and expenses associated with the disposal properly incurred by any Obligor to persons who are not Group Members) from any Disposal of an asset of any Obligor, excluding:

(A)
any proceeds in excess of A$7,500,000 from the Disposal of the Idle Camp Accommodation Units  provided that no Default or Review Event is continuing.  If a Default or Review Event is continuing all proceeds generated from the Idle Camp Accommodation Units must be applied to prepay the Facilities in accordance with this Clause 8.1(a)(i); and

(B)
any proceeds from the Disposal of shipping containers in the ordinary course of the Core Business on arm’s length terms;

(ii)
(Insurance proceeds) out of the net cash proceeds received by any Obligor from any insurance claim (other than public liability, personal injury, directors’ and officers’ liability, other third party liability and workers compensation insurance, any business interruption element or amounts which the relevant insurance policy requires to be applied to reinstate or replace assets in respect of which those moneys were received) (after deducting all Tax incurred or reserved for in respect of the claim and all other reasonable costs and expenses associated with the claim incurred by any Obligor to persons who are not Group Members), provided such net cash proceeds are in excess of A$1,000,000 (or its equivalent in another currency or currencies) in aggregate for the Group in any Financial Year, and only to the extent that such proceeds are not within a period of 12 months of receipt applied or committed to be applied to reinstatement or replacement of, or reinvestment in, assets in respect of which those moneys were received or meeting liabilities in respect of which those moneys were received, and, if so committed, applied within 18 months of receipt; and

(iii)
 (Warranty Claims) out of  any Warranty Proceeds, provided such proceeds are in excess of A$500,000 (or its equivalent in another currency or currencies) in aggregate, only to the extent that such proceeds are not within 12 months of receipt applied or committed to be applied in rectifying the problem the subject of the claim, replacing assets or meeting liabilities (including payment of Tax) in respect of which the relevant claim was made and, if so committed, not applied within 18 months of receipt.

Any net proceeds not required to be applied in prepayment shall be available for use by the Obligors for purposes not prohibited by the Finance Documents.

8.2
Excess Cashflow Sweep
(a)
For the Financial Year ending 30 June 2018 and for each Financial Year thereafter, the Borrowers must prepay in accordance with paragraph (b) an amount equal to the percentage of Excess Cashflow set out below corresponding to the Net Leverage Ratio set out in the annual Compliance Certificate referable to the Financial Year end (but taking into account any voluntary prepayments, other than with respect to Facility C, and mandatory prepayments, other than under this Excess Cashflow sweep, since the end of that Financial Year) as set out below:

Net Leverage Ratio (Net Debt/EBITDA)	% of Excess Cashflow
NLR > 3.0 x	100%
2.5 x < NLR ≤ 3.0	75%
2.0 x < NLR ≤ 2.5x	50%
1.5 < NLR ≤ 2.0x	25%
NLR ≤ 1.5x	0%

(b)
Excess Cashflow will be calculated on the basis of the annual audited financial statements of the Group delivered under Clause 20.1(a) (Financial statements).  Prepayment must be made within 30 days after delivery of such reports.

8.3
Application of Mandatory Prepayments
(a)
Amounts mandatorily prepaid under Clause 8 (Mandatory Prepayment) must be applied:

(i)
first, to repay Facility A Loans, by application pro-rata against all future Facility A Repayment Instalments;

(ii)
secondly, if Facility A has been fully repaid, in reduction of Facility B Loans; and

(iii)
then, if Facility A and Facility B have been fully repaid, in reduction of Facility C Loans.  A repayment against a Facility C Loans cancels the respective portion of Facility C that has been prepaid and cannot be redrawn.

(b)
All mandatory prepayments (except under Clauses 8.1 (Mandatory Prepayment Events)) will, subject to paragraph (c) below, be made on the last day of the Interest Period relating to the Loan to be prepaid (so as not to break an Interest Period).  Pending such prepayment, amounts required to be prepaid must be paid to and held in the Interest Prepayment Account.  Any money so held in the Interest Prepayment Account which is required to be prepaid must be applied in prepayment on the last day of the Interest Period relating to the Loan to be prepaid.  If an Event of Default subsists, the Security Trustee may direct the Company as to the application of any money held in the Interest Prepayment Account (or exercise its rights under the Account Bank Deed).

(c)
The Borrower may request the Agent to immediately apply any mandatory prepayment towards prepayment of the Loans (and not pay and hold such amount in the Interest Prepayment Account until the last day of the relevant Interest Period).  If it does so:

(i)
paragraph (b) above will not apply; and

(ii)
without limiting any other provision of this Agreement, Clauses 7.7(b) and 11.6 will apply.

32801928_13

SECTION 5
COSTS OF UTILISATION

9.
INTEREST

9.1
Interest
The rate of interest on each Loan for each Interest Period is the Interest Rate.

9.2
Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

9.3
Notification of rates of interest
(a)
The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)
The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

10.
INTEREST PERIODS

10.1
Selection of Interest Periods
(a)
Each Interest Period for a Loan will be three Months.

(b)
An Interest Period for a Loan shall not extend beyond the Maturity Date.

(c)
Each Interest Period for a Facility A Loan or a Facility B Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(d)
A Facility C Loan has one Interest Period only and shall start on the Utilisation Date.

10.2
Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.
CHANGES TO THE CALCULATION OF INTEREST

11.1
Unavailability of Screen Rate
(a)
Interpolated Screen Rate: If no Screen Rate is available for BBSY Bid or BKBM, as applicable, for the Interest Period of a Loan, the applicable BBSY Bid or BKBM shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan, except where the Interest Period is less than the shortest period published for BBSY Bid or BKBM, as applicable, in which case it will be BBSY Bid or BKBM for the shortest period published for BBSY Bid or BKBM.

(b)
Reference Bank Rate:  If no Screen Rate is available for BBSY Bid or BKBM, as applicable, for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate or other rate under paragraph (a) above, the applicable BBSY Bid or BKBM shall be the Reference Bank Rate at or about 11.00a.m. (in the relevant place) on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)
Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency and Interest Period, there shall be no BBSY Bid or BKBM, as applicable, for that Loan and Clause 11.4 (Cost of funds) shall apply to that Loan for that Interest Period.

11.2
Calculation of Reference Bank Rate
(a)
Subject to paragraph (b) below, if BBSY Bid or BKBM, as applicable, is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by 12.00 noon (in the relevant place) on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)
If at or about 12.00 noon (in the relevant place) on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period.

11.3
Market disruption
If before 5.00p.m. (Sydney time) on the second Business Day after the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date it becomes a Lender), the cost to it of funding its participation in that Loan (from whatever source it may reasonably select) would be in excess of BBSY Bid or BKBM, as applicable (in which case an "Affected Lender" will be a Lender which gives such a notification), then Clause 11.4 (Cost of funds) shall apply to the participation in the Loan of each Affected Lender for the relevant Interest Period.

11.4
Cost of funds
(a)
If this Clause 11.4 applies, the rate of interest on each relevant Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)
the Margin; and

(ii)

(A)
in the circumstances described in Clause 11.3 (Market disruption), the rate notified to the Agent by the relevant Affected Lender; and

(B)
in the circumstances described in Clause 11.1 (Unavailability of Screen Rate), the weighted average of the rates notified to the Agent by each relevant Lender,

to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select.  That rate is to be notified as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period; and

(iii)
the rate applicable under paragraph (c) of the definition of Interest Rate at that time (if any).

(b)
If this Clause 11.4 applies and the Agent (acting on the instructions of all Lenders) or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)
Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)
If this Clause 11.4 applies, but any Lender does not supply a quotation by the time specified in paragraph (a)(ii)(B) above, the rate of interest for that Lender shall be calculated on the basis of the quotations of the remaining Lenders.

11.5
Agent's role and confidentiality
(a)
The Agent shall promptly notify the Company if there is a market disruption event under Clause 11.3 (Market disruption) and of the identity of any Lender or Lenders giving a notice under that Clause.

(b)
A Lender who gives a notification under Clause 11.3 (Market disruption) at any time before 5.00p.m. (Sydney time) on the Business Day after the relevant Quotation Day may in that notification request the Agent to notify each other Lender that it has received a notification under Clause 11.3 (Market disruption) (without giving details) and the Agent shall promptly comply with the request.

11.6
Break Costs
(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan being paid by that Borrower on a day other than the last day of an Interest Period for that Loan.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.7
Margin Adjustments by reference to the Net Leverage Ratio
(a)
The Net Leverage Ratio will be tested pursuant to Clause 21 (Financial Covenants).

(b)
Subject to paragraph (c) below, any Margin adjustment will take effect on the first day of the Interest Period commencing after receipt by the Agent of the relevant Compliance Certificate.

(c)
No Margin reduction shall take effect before the date the first Compliance Certificate is delivered.

(d)
If there is a reduction in the Margin on the basis of quarterly financial statements and, when delivered, the annual audited consolidated financial statements of the Group do not justify that reduction, the reduction in Margin will be reversed with retrospective effect and any additional payment due from the Company in respect of Interest Periods which have expired will be due and payable within 10 Business Days of the date of the adjustment.

(e)
If a Compliance Certificate is not delivered on or prior to the required date under Clause 20.2 (Provision and contents of Compliance Certificate), then the Margin shall be 5.5% per annum until such time as a Compliance Certificate evidencing the Net Leverage Ratio is delivered.

12.
FEES

12.1
Commitment fee
(a)
The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of one (1) per cent. per annum on that Lender's Available Commitment under Facility C for the Availability Period for Facility C.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period for Facility C, on the last day of the Availability Period, and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(c)
No commitment fee is payable on any Available Commitment of a Lender for any day on which that Lender is a Defaulting Finance Party.

12.2
Exit Fee
The Company shall pay to the Agent (for the account of each Lender) an exit fee in the Base Currency computed as follows:

(a)
one (1) per cent. of the amount repaid or prepaid under the Facilities at any time prior to the 2nd anniversary of Financial Close using the proceeds of a refinancing with any financier (including with any Lender);

(b)
half of one (0.5) per cent. of the aggregate participations in any outstanding Loans under the Facilities on the 2nd anniversary of Financial Close;

(c)
half of one (0.5) per cent. of the amount repaid or prepaid under the Facilities at any time after the 2nd anniversary of Financial Close and prior to the Maturity Date using the proceeds of a refinancing with any financier (including with any Lender); and

(d)
half of one (0.5) per cent. of the aggregate participations in any outstanding Loans under the Facilities on the Maturity Date.

on the 2nd anniversary of Financial Close, on the Maturity Date or on the date of any refinancing referred to in paragraph (a) or (c) above  (as applicable).

12.3
Other fees
The Company shall pay to the Agent (for the account of each Original Lender) the fees in the amount and at the times agreed in a Fee Letter.

12.4
Agency fee
The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.5
Security Trustee’s fee
The Company shall pay to the Security Trustee (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

12.6
Non-refundable
All fees payable under this Clause 12 (Fees) are non-refundable.

32801928_13

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.
TAX GROSS UP AND INDEMNITIES

13.1
Definitions
(a)
In this Clause 13:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

13.2
Tax Gross-up
(a)
Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)
The Company or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, except in relation to a Tax described in Clause 13.3(b)(i), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3
Tax indemnity
(a)
The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it.

(b)
Paragraph (a) shall not apply:

(i)
with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(ii)
to the extent the relevant loss, liability or cost:

(A)
is compensated for by an increased payment under Clause 13.2 (Tax Gross-up); or

(B)
relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)
A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4
Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(a)
a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)
that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 28 (Conduct of Business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

13.5
Stamp duties and Taxes
The Company shall:

(a)
pay; and

(b)
within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability that Finance Party incurs in relation to,

all stamp duty, registration or other similar Tax payable in respect of any Finance Document except Transfer Certificates.

13.6
Indirect Tax
(a)
All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax.  If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)
it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)
the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)
Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax.  The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.  Unless notified by that Finance Party, the Obligor must assume that the Finance Party is not entitled to any input tax credit for that Indirect Tax.

13.7
FATCA Information
(a)
Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)
confirm to that other Party whether it is:

(A)
a FATCA Exempt Party; or

(B)
not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)
any law or regulation;

(ii)
any fiduciary duty; or

(iii)
any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.8
FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

13.9
New Zealand withholding tax
[Note: Subject to GFN NZ counsel review]

(a)
Definitions:  In this clause:

"AIL" has the meaning given to the term “approved issuer levy” in section 86F of the Stamp Duties Act.

"approved issuer", "fixed establishment", "NRWT", "NRWT rules", "RWT exemption certificate" and "RWT rules" have the meanings given in section YA 1 of the NZ Income Tax Act.

NZ Borrower means a Borrower that is resident in New Zealand for the purposes of the NZ Income Tax Act or is engaged in business in New Zealand through a fixed establishment to which a Facility is attributable.

NZ Income Tax Act means the Income Tax Act 2007 of New Zealand.

NZ Protected Party means a Protected Party that is resident in New Zealand for the purposes of the NZ Income Tax Act or is engaged in business in New Zealand through a fixed establishment.

Stamp Duties Act means the Stamp and Cheque Duties Act 1971 of New Zealand.

(b)
Resident Withholding Tax:  Each NZ Protected Party which makes a Drawing to an NZ Borrower:

(i)
RWT exemption certificate:  confirms to that NZ Borrower that as at the date of this document (or, if later, as at the date it becomes a party to this document) it is a person of the type listed in section 32E(2)(a) to (h) of the Tax Administration Act 1994 (New Zealand) and holds an RWT exemption certificate;

(ii)
Undertaking to maintain certificate:  undertakes to that NZ Borrower to use reasonable endeavours to maintain the currency of its RWT exemption certificate until the Termination Date, provided that that NZ Protected Party is lawfully able to do so; and

(iii)
Obligation to notify: agrees to notify each NZ Borrower promptly if it ceases to hold, or ceases to be entitled to hold, an RWT exemption certificate following which each NZ Protected Party and each NZ Borrower shall negotiate in good faith for a period not exceeding 30 days with a view to agreeing upon an arrangement which will ensure, so far as possible, that no NZ Borrower is disadvantaged and no NZ Protected Party is advantaged by reason of the loss of the RWT exemption certificate.  If no such arrangement is agreed within the 30 day period, Clause 13.2 (Tax Gross-up) will continue to apply.

(c)
Approved Issuer Levy:

(i)
Registration and payment:  If a Protected Party notifies an NZ Borrower that it is not an NZ Protected Party, then provided that NZ Borrower is lawfully able to do so, that NZ Borrower may, and shall if requested by that Protected Party:

(A)
promptly register each of itself as an approved issuer and the Facility with the Commissioner of Inland Revenue under section 86H of the Stamp Duties Act; and

(B)
in respect of any payment of interest, including any payment deemed to be interest for the purposes of the NRWT rules, to that Protected Party under this document make the relevant payment of AIL in respect of that payment of interest in accordance with section 86K of the Stamp Duties Act.

(ii)
Allocation of AIL cost:  For the avoidance of doubt, where AIL is paid by the NZ Borrower in accordance with Clause 13.9(c)(i)(B), that NZ Borrower may not deduct the amount of such AIL from any amount payable by that NZ Borrower under this document.

(d)
Maintain AIL status:  Each NZ Borrower that is registered as an approved issuer shall:

(i)
use its reasonable endeavours to maintain the registrations referred to in Clause 13.9(c)(i)(A); and

(ii)
notify the Agent immediately upon becoming aware that it has failed to maintain such registrations.

14.
INCREASED COSTS

14.1
Increased costs
(a)
Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)
compliance with any law or regulation,

made after the date of this Agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)
In this Agreement "Increased Costs" means:

(i)
a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(ii)
an additional or increased cost; or

(iii)
a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2
Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3
Exceptions
(a)
Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)
attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 13.3(b) (Tax indemnity) applied); or

(iv)
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

15.
OTHER INDEMNITIES

15.1
Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)
making or filing a claim or proof against that Obligor;

(ii)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between  (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and  (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2
Other indemnities
The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)
the occurrence of any Event of Default or a Review Event;

(b)
any information produced or approved by the Company under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(c)
any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, expense, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(e)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(f)
a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

(g)
an amount being paid or payable by that Finance Party to the Agent or another Finance Party under Clause 27.11 (Lenders' indemnity to the Agent); or

(h)
security being provided by that Finance Party to the Agent under Clause 27.7(j) (Rights and discretions) or Clause 27.13(d) (Lenders' indemnity to the Agent) including costs and expenses in providing that security.

15.3
Indemnity to the Agent
The Company shall promptly indemnify the Agent against any cost, expense, loss or liability incurred by the Agent as a result of:

(a)
investigating any event which it reasonably believes is a Default;

(b)
entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 30.10 (Change of currency);

(c)
acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(d)
instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers in connection with the matters referred to in Clause 15.2 (Other indemnities) or paragraphs (a) to (c) of this clause 15.3 (Indemnity to the Agent).

16.
MITIGATION BY THE FINANCE PARTIES

16.1
Mitigation
(a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment being cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax gross-up and indemnities) (other than Clause 13.6 (Indirect Tax)) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or, in the case of a Lender, another Facility Office.

(b)
Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2
Limitation of liability
(a)
The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)
A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.
COSTS AND EXPENSES

17.1
Transaction expenses
The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, registration and syndication of:

(a)
this Agreement and any other documents referred to in this Agreement; and

(b)
any other Finance Documents executed after the date of this Agreement,

subject (except in the case of paragraph (b)) to prior agreement with the Company as to an agreed cap on costs and expenses to be incurred.

17.2
Amendment and other costs
If (a) an Obligor requests an amendment, waiver or consent or makes or initiates a request or demand under the PPS Law or  (b) an amendment is required pursuant to Clause 30.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent and each other Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or other Finance Party  (including any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3
Enforcement costs
The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with:

(a)
the enforcement of, or the preservation of any rights under, any Finance Document; and

(b)
any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security.

32801928_13

SECTION 7
GUARANTEE

18.
GUARANTEE

18.1
Guarantee
Each Guarantor irrevocably and unconditionally jointly and severally:

(a)
guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, expense, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount of the cost, expense, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

Each of paragraphs (a), (b) and (c) is a separate obligation.  None is limited by reference to the other.

18.2
Continuing guarantee
This Guarantee is a continuing obligation and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3
Reinstatement
If any payment to or any discharge, release or arrangement given or entered into by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release  or arrangement had not occurred and any relevant security shall be reinstated.

18.4
Waiver of defences
The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)
any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)
the release or resignation of any other Obligor or any other person;

(c)
any composition or arrangement with any creditor of any Obligor or other person;

(d)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)
any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)
any set off, combination of accounts or counterclaim;

(i)
any insolvency or similar proceedings; or

(j)
this Agreement or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in Clause 18.1 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

18.5
Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6
Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)
without limiting paragraph (a), refrain from applying any moneys received or recovered (by set off or otherwise) from any Guarantor or on account of any Guarantor's liability under this Clause 18 in discharge of that liability and claim or prove against anyone in respect of the full amount owing by the Obligors.

18.7
Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)
to be indemnified by an Obligor;

(b)
to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a Guarantee under Clause 18.1 (Guarantee);

(e)
to exercise any right of set-off against any Obligor;

(f)
to claim or prove as a creditor of any Obligor in competition with any Finance Party; and/or

(g)
in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment mechanics).

18.8
Release of Guarantors' right of contribution
If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.9
Additional security
This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.10
Approval
Each Obligor which holds issued shares, units or partnership interests in a Guarantor, in its capacity as holder of those shares, units or partnership interests, confirms that it approves the terms of, and the transactions contemplated by, the Finance Documents to which each Guarantor is a party (including the terms of this Guarantee).

32801928_13

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.
REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement, except as to matters disclosed in writing by it to the Agent and accepted by the Agent in writing.

19.1
Status
(a)
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)
It has the power to own its assets and carry on its business as it is being conducted.

19.2
Corporate Power
It has the power, and has taken all corporate and other action required to:

(a)
enter into each Finance Document to which it is a party;

(b)
authorise the execution, delivery of and performance by it of its obligations under any such Finance Document;

(c)
carry out the transactions contemplated by any such Finance Document; and

(d)
own its own assets carry on its business as now conducted or contemplated.

19.3
Structure Diagram
(a)
As at the date of this Agreement, the structure diagram delivered to the Agent in satisfaction of the conditions precedent to Financial Close accurately reflects the corporate group structure of the Group.

(b)
Any structure diagram provided after the date of this Agreement to the Finance Parties accurately reflects the corporate group structure of the Group as at the date provided.

19.4
Legally Binding Obligation
Each Finance Document to which it is a party constitutes its valid and legally binding obligations enforceable against it in accordance with its terms and each Transaction Security constitutes a valid and effective Transaction Security in accordance with its terms over the property to which it is expressed to apply with the priority stated in that Transaction Security (subject to the priority of any Permitted Security Interest), and in each case, subject to any necessary stamping and registration and except to the extent that enforceability may be limited by generally applicable principles affecting creditors' rights of insolvency law or equity.

19.5
Execution, Delivery and Performance
The execution, delivery and performance by it of each Finance Document to which it is a party does not and will not:

(a)
violate any existing law or regulation;

(b)
violate that Obligor’s constitution;

(c)
violate any document or agreement to which that Obligor is a party or which is binding upon it or any of its assets, where violation would be reasonably likely to have a Material Adverse Effect; or

(d)
result in a Security Interest being created on, or crystallising over, any of its assets (other than a Permitted Security Interest).

19.6
Authorisations
All Material Authorisations have been obtained and are valid and subsisting. It has complied with each such Authorisation where failure to comply with the same would be reasonably likely to have a Material Adverse Effect.

19.7
No Litigation
As at the date of this Agreement, save as disclosed to the Agent in writing and accepted by the Agent in writing, no litigation, arbitration, dispute, criminal or administrative proceedings are current or pending or, to its knowledge, threatened against any Obligor which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

19.8
No Event of Default
As at the date of this Agreement, no event has occurred which constitutes an Event of Default or Review Event or might reasonably be expected to result from the making of a Loan.

19.9
Financial statements
(a)
Its Original Financial Statements were prepared in accordance with Accounting Standards consistently applied.

(b)
Its Original Financial Statements give a true and fair view and fairly represent its financial condition as at the end of the relevant Financial Year and operations during the relevant Financial Year (consolidated in the case of the Company).

(c)
Its most recent financial statements delivered pursuant to Clause 20.1 (Financial statements):

(i)
have been prepared in accordance with Clause 20.3 (Requirements as to financial statements); and

(ii)
give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(d)
There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) which has or is reasonably likely to have a Material Adverse Effect.

19.10
Accuracy of Information
So far as it is aware, having made due and proper enquiries, it has not failed to disclose any material factual information to the Finance Parties and all factual information (including documents) provided by it to the Finance Parties prior to the date of this Agreement was true in all material respects at the date it was provided, and no such information was, at that time, misleading or deceptive or likely to mislead or deceive in any material respect.

19.11
Insolvency
No Event of Insolvency subsists in respect of it.

19.12
Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors.

19.13
Immunity from Suit
Neither it nor its assets have immunity from the jurisdiction of the court or from any legal process.

19.14
Tax Liabilities
(a)
No claims are being or are reasonably likely to be asserted against it with respect to Taxes which are reasonably likely to be determined adversely to it and, if adversely determined, are reasonably likely to have a Material Adverse Effect.

(b)
It is not overdue in the filing of any Tax returns or other information required to be filed with any relevant Tax authority to ensure compliance with any obligation to pay Tax where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(c)
It has paid all Taxes due and payable by it by the due date (except Contested Taxes) where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.15
Not a Trustee
It does not enter into any Finance Document (or hold any of its assets) as trustee and it is not a trustee of any trust which is not specified in this Agreement.

19.16
Ownership of Assets
(a)
It is the sole legal and beneficial owner of, and has good title to, all of the Secured Property the subject of any Transaction Security granted or given by it.

(b)
None of its property is subject to a Security Interest other than a Permitted Security Interest.

19.17
No enforcement of Security Interests
No Controller is currently appointed in relation to any of its property.

19.18
Cross Guarantee
It has not executed a guarantee for the purpose of obtaining or complying with an order under part 2M.6 of the Australian Corporations Act (or an equivalent provision).

19.19
Australian Tax Consolidated Group
(a)
In the case of an Australian Obligor, it is a member of an Australian Tax Consolidated Group for which the head company (as defined in the Australian Tax Act) is the Company.

(b)
In the case of an Australian Obligor, it is party to an Australian TSA and an Australian TFA with each other member of that Australian Tax Consolidated Group.

19.20
 Australian GST Group
(a)
In the case of an Australian Obligor, it is a member of an Australian GST Group for which the representative member (as defined in the GST Act) is Royal Wolf Trading Australia Pty Limited.

(b)
In the case of an Australian Obligor, it is not party to an Australian ITSA.

19.21
Financial Indebtedness
It has not incurred any Financial Indebtedness other than Permitted Financial Indebtedness.

19.22
Environmental Laws
It has not incurred any Environmental Liability which in the Agent’s opinion (acting reasonably), is reasonably likely to have a Material Adverse Effect, and all occupation, use and development of each real property complies in all material respects with applicable Environmental Laws where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.23
Intellectual Property
It owns or has a licence or other right to use all Intellectual Property required for the conduct of the Core Business.

19.24
Disclosure
It has disclosed in writing to the Original Lenders all facts and information known to it which it believes could reasonably be expected to be material to the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents or to an Original Lender's assessment of the nature and degree of risk undertaken by it in granting financial accommodation to the Obligors in entering into the Finance Documents.

19.25
Authorised signatories
Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 20.7 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Agent that the authority has been revoked.

19.26
Shares
The shares, membership or other interests, or other securities which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.  The constitutional or other documents of the entities whose shares, membership or other interests, or other securities are subject to the Transaction Security do not and could not restrict or inhibit any transfer or creation or enforcement of the Transaction Security.

19.27
No reliance
(a)
It has entered into the Finance Documents to which it is a party without relying on the any Finance Party or their respective Affiliates (in whatever capacity) or their advisers or on any representation, warranty, statement, undertaking or conduct of any kind made by any of them or on their behalf except as expressly set out in the Finance Documents.

(b)
It has obtained its own legal and other advice on the Finance Documents and the transactions in connection with them as it considers appropriate.

19.28
Commercial benefit
The entering into and performance by it of its obligations under the Finance Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests.

19.29
Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)
the date of each Utilisation Request, each Loan and the first day of each Interest Period;

(b)
on each date on which a Compliance Certificate is delivered under clause 20.2 (Provision and contents of Compliance Certificate); and

(c)
in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

19.30
Reliance
Each Obligor acknowledges that:

(a)
the Finance Parties have entered into the Finance Documents in reliance on the representations and warranties in this Clause 19; and

(b)
those representations and warranties survive execution and delivery of the Finance Documents and the provision of financial accommodation under them.

32801928_13

20.
INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1
Financial statements
The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)
as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, audited consolidated financial statements for the Group for that Financial Year;

(b)
as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its Financial Years, unaudited consolidated financial statements for the Group consisting of an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows;

(c)
as soon as they are available, but in any event within 30 days after the end of each month,  unaudited monthly management accounts for the Group for that month (to include cumulative management accounts for the Financial Year to date); and

(d)
an annual update of the board approved annual budget (including projected consolidated profit and loss and projected cashflows for the Group and forecast Capital Expenditure) within 30 days after the commencement of each Financial Year.

20.2
Provision and contents of Compliance Certificate
(a)
The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) or (b) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by the Chief Financial Officer and a director of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), shall be reported on by the Company's auditors in the form agreed by the Company and the Agent.

20.3
Requirements as to financial statements
(a)
The Company shall procure that each set of annual financial statements delivered by the Company pursuant to Clause 20.1(a) (Financial statements) shall be audited by the auditors.

(b)
Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the Company as giving a true and fair view of (in the case of annual financial statements for any Financial Year) or (in other cases) fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(c)
The Company shall procure that each set of Financial Statements delivered pursuant to Clause 20.1 (Financial statements) is prepared in accordance with Accounting Standards and all applicable laws and, in the case of the management accounts delivered by the Company pursuant to Clause 20.1(c) (Financial statements), in a form acceptable to the Agent (acting reasonably).

20.4
Management presentation
Once in every Financial Year, or more frequently if requested to do so by the Agent if an Event of Default is continuing, the senior management of the Company (one of whom shall be the Chief Financial Officer) must give a presentation to the Finance Parties about the on-going business and financial performance of the Group.

20.5
Semi-annual valuation
The Company agrees to obtain semi-annual valuations of its container fleet and will provide the Agent with a copy of the most recent valuation no later than 30 days after the end of each half of each of its Financial Years.

20.6
Year-end
The Company shall not change its Financial Year-end

20.7
Information: miscellaneous
The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
all documents dispatched by the Company to its creditors generally (or any class of them) at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings, Tax claim, dispute or criminal proceedings which are current, threatened or pending against any Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Obligor and which is reasonably likely to have a Material Adverse Effect;

(d)
promptly upon becoming aware of any of the following:

(i)
any breach of any law which has had or is likely to have a Material Adverse Effect;

(ii)
any material environmental claim or requirement of a material expenditure by it under Environmental Law or any relevant Authorisation; and

(iii)
any other matter, event or circumstance which has had or is likely to have a Material Adverse Effect;

(e)
promptly following a change in the structure of the Group (including changes relating to legal or beneficial ownership of a Group Member from that shown in the structure diagram provided in satisfaction of the conditions precedent to Financial Close), an updated group structure diagram;

(f)
promptly, such information as the Agent may reasonably require about the Secured Property and compliance of the Obligors with the terms of any Security Documents;

(g)
at least 5 days before any ACN, ARBN or ABN allocated to an Obligor changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN or one is allocated, or otherwise starts to apply, to it), notice of the same;

(h)
promptly, notice of any change in authorised signatories of any Borrower for the purposes of the Finance Documents signed by a director or secretary of the Borrower accompanied by specimen signatures of any new signatories, provided that no notice of change shall be effective until the Agent and the Lenders have conducted "know your customer" checks on each such new authorised signatory as required under Clause 20.9(a) below;

(i)
promptly, such further information regarding the financial condition, business and operations of any Group Member as any Finance Party (through the Agent) may reasonably request.

20.8
Notification of default and Review Event
(a)
Each Obligor shall notify the Agent in writing, with reasonable details, of any Default or Review Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.9
"Know your customer" checks
(a)
If:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of an Obligor after the date of this Agreement;

(iii)
any change in the authorised signatories of an Obligor after the date of this Agreement; or

(iv)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of  paragraph (iv) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in  paragraph (iv) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in  paragraph (iv) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
The Company shall by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(c)
Following the giving of any notice pursuant to paragraph (b) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(d)
The Company shall promptly supply, or procure the supply of, such documentation and other evidence reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to an Obligor or an Additional Obligor to enable the Finance Party to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to the Finance Party.

21.
FINANCIAL COVENANTS

21.1
Financial Covenants
The Borrowers must ensure that, at all times:

(a)
(Net Leverage Ratio) The Net Leverage Ratio is less than 3.25 times.

(b)
(Debt Service Cover Ratio) The Debt Service Cover Ratio is greater than 1.4 times.

(c)
(Guarantor Threshold Test) The Obligors together:

(i)
directly hold not less than 95% of Total Tangible Assets; and

(ii)
account for not less than 95% of the EBITDA of the Group for the Calculation Period most recently ended prior to that time.

21.2
Calculation of Financial Covenants
(a)
Subject to paragraph (b) below, the financial covenants set out in Clause 21.1 will be tested as at each Calculation Date, with EBITDA, CFADS, Net Interest Expense, Net Capital Expenditure and other relevant matters which are calculated for or relate to a period of time (each a  “Relevant Factor”) being determined for (or as at the end of) the relevant Calculation Period by reference to the financial statements and Compliance Certificate delivered under Clause 20.1 (Financial statements) and Clause 20.2 Provision and contents of Compliance Certificate), as follows:

(i)
in the case of a Calculation Period ending on the last day of the Company’s Financial Year,  the consolidated audited financial statements for that Financial Year delivered under clause 20.1(a) (Financial statements); and

(ii)
in the case of a Calculation Period ending otherwise than on the last day of the Company’s Financial Year (the “Relevant Calculation Period”) calculated as:

(A)
the Relevant Factor for the Financial Year of the Company most recently ended, determined by reference to the audited consolidated financial statements for that Financial Year delivered under Clause 20.1(a) (Financial statements); minus

(B)
the aggregate of the Relevant Factor for the Quarters included in those annual consolidated Financial Statements which do not fall within the Relevant Calculation Period, determined by reference to the quarterly financial statements for those Quarters delivered under clause 20.1(b) (Financial statements); plus

(C)
the aggregate of the Relevant Factor for the Quarters ending after the end of that Financial Year and on or before the end of the Relevant Calculation Period, determined by reference to the quarterly financial statements for those Quarters delivered under clause 20.1(b) (Financial statements).

(b)
Until the first anniversary of Financial Close:

(i)
for the purposes of the Debt Service Cover Ratio, Net Interest Expense as contained in the denominator will be tested on the basis of actual numbers as from Financial Close to the relevant Calculation Date but annualised for 12 months; and

(ii)
for the purposes of the Net Leverage Ratio and the Debt Service Cover Ratio, EBITDA will be calculated on actual figures on a last twelve months basis.

22.
GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1
Authorisations
Each Obligor shall maintain all Material Authorisations.

22.2
Compliance with laws
Each Obligor shall comply in all respects with all laws and Authorisations to which it may be subject, where failure so to comply has or is reasonably likely to have a Material Adverse Effect.

22.3
Accounting Records
Each Obligor shall keep proper accounting records.

22.4
Avoid Environmental Liability
Each Obligor shall maintain procedures to monitor its compliance with Environmental Law.

22.5
Corporate Existence
Each Obligor shall maintain its corporate existence and its registration in the place of its registration as at the date of this Agreement.

22.6
Merger
No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

22.7
Constituent Documents
Each Obligor shall not change its constituent documents in any manner that is or would be reasonably like to be detrimental to the interests of the Finance Parties or which has or would be reasonably likely to have a Material Adverse Effect.

22.8
Taxation
Each Obligor shall pay or cause to be paid all Taxes properly payable by it as and when the same become due and payable, other than any Contested Taxes, and pay any Contested Taxes promptly upon the final determination or settlement of any dispute in respect of the Contested Taxes.

22.9
Structure Diagram
In the case of the Company, it shall promptly, upon any change in the corporate structure of the Group, provide to the Agent an updated structure diagram that accurately reflects the revised corporate structure of the Group following that change.

22.10
Conduct Business
Each Obligor shall conduct and maintain its business in a proper and efficient manner and in accordance with normal commercial business practices for a business of that type, and not do anything which would substantially change the nature of the business of the Group taken as a whole from that conducted at the date of this Agreement.

22.11
Australian Tax Consolidated Group
Each Australian Obligor shall:

(a)
comply with the Australian TSA and the Australian TFA and ensure that a Australian TSA and a Australian TFA are maintained in full force and effect and not revoke or terminate them; and

(b)
not amend the Australian TSA or the Australian TFA where the consequence of doing so would materially adversely affect that Australian Obligor's cashflows or financial condition or materially increase its present or prospective tax liabilities or liabilities under the Australian TSA or Australian TFA.

22.12
Hedging
(a)
The Company must ensure that interest hedging will be undertaken in accordance with the Hedging Policy to ensure that from no later than the date falling 3 months after Financial Close until the Maturity Date not less than 50% of the floating rate exposure under the Facilities is hedged against interest rate risk.

(b)
The Company must ensure that any interest rate hedging entered into by the Borrowers to comply with paragraph (a) above is only with any one or more Lenders (or their Affiliates) or any other financial institution approved by the Agent on a secured basis with such hedge counterparty sharing pari passu in the Transaction Security.

(c)
The Company must provide to the Agent as soon as practicable after a request from the Agent (but in any event within 45 days of that request), a report summarising the hedged position under the interest rate hedges and confirming that it is in compliance with this clause 22.12.

(d)
Without the consent of the Agent, no Obligor will enter into any derivative transaction for purely speculative purposes or any deliberately out-of-money hedge.

22.13
Maintain assets
Each Obligor shall maintain, preserve and protect its assets in the manner that would be expected by a prudent person carrying on its business.

22.14
Maintaining the Secured Property
(a)
Each Obligor shall take all action as is prudent or which the Agent may reasonably require (having regard to the nature of the Secured Property and the risks and liabilities applicable to its business and good operating practices in the industry in which it operates) to:

(i)
pay on time all amounts for which it is liable as owner of a property, including rates and Taxes;

(ii)
keep all Buildings forming part of its Secured Property in good and tenantable repair and condition and keep all its other Secured Property in good working order;

(iii)
promptly and in a good and workmanlike manner make any repairs, additions and alterations to its Secured Property necessary for:

(A)
keeping all Buildings forming part of its Secured Property in good and tenantable repair and condition;

(B)
complying with the requirements of any Governmental Agency in relation to its Secured Property; and

(C)
complying with any notice in writing from the Agent to repair any defect in the condition of its Secured Property;

(iv)
protect its Secured Property from theft, loss or damage;

(v)
remedy every defect in its title to any part of its Secured Property;

(vi)
take or defend all legal proceedings to protect or recover any of its Secured Property;

(vii)
keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

(viii)
maintain all Authorisations necessary for the effectiveness of a Transaction Security as a Security Interest (with the priority contemplated in it and subject to Permitted Security Interests); and

(ix)
otherwise preserve and protect its interest in the Secured Property.

(b)
Each Obligor shall:

(i)
do everything reasonably necessary to remove any caveat, notification or dealing placed on the title to any property without the Agent’s consent as soon as reasonably practicable but in any event within 15 Business Days after being requested to do so by the Agent;

(ii)
deposit with the Security Trustee, all the title documents in respect of any of its Secured Property, together with executed blank transfers in respect of the Secured Property to which the title documents relate, immediately (and in any event within 2 Business Days) on:

(A)
its execution of any Security Document covering that Secured Property; and

(B)
acquisition of any asset which forms part of its Secured Property and in respect of which there is a title document; and

(iii)
do anything which the Agent reasonably requests which more satisfactorily charges or secures the priority of the Transaction Security created under the Security Documents, or secures to the Security Trustee its Secured Property in a manner consistent with any provision of any Finance Document, or aids in the exercise of any power of a Finance Party, including, the execution of any document, the delivery of title documents or the execution and delivery of blank transfers (and, unless an Event of Default is continuing, the Agent cannot require an obligation which is more onerous than any obligation contained in any Finance Document).

22.15
Financial assistance
Each Obligor will comply in all respects with Chapter 2J.3 of the Australian Corporations Act and any equivalent legislation in other jurisdictions including in relation to the execution of the Finance Documents.

22.16
Insurance
(a)
Each Obligor must insure and keep insured its business and assets with reputable and substantial insurers against any risks and liabilities to which the Obligor is exposed to the extent that is prudent having regard to the risks and liabilities applicable to its business and good operating practice in the industry in which it operates (and on reasonable request provide evidence to the Agent of such insurance).

(b)
Each Obligor must ensure that every insurance policy required to be maintained by it under this Clause 22.16 is effected in the name of the Obligor and the interest of the Security Trustee is noted on:

(i)
all material asset protection policies; and

(ii)
other policies (where usual market practice to do so, but not including professional indemnity, directors' and officers' liability, employers' liability, motor vehicle, public liability, workers compensation insurance or other third party liability policies).

(c)
Each Obligor must not do or omit to do, or allow or permit to be done or not done, anything which would materially prejudice any asset protection or business disruption insurance policy required under this Clause 22.16.

(d)
Each Obligor must promptly deliver to the Agent upon request:

(i)
adequate evidence as to the existence and currency of the asset protection and business disruption insurances required under this clause; and

(ii)
any other detail which the Agent may reasonably require and notify to the Obligor from time to time.

(e)
The Company must notify the Agent as soon as reasonably practicable after it becomes aware of:

(i)
an event which in relation to the Secured Property gives rise to a claim of A$2,000,000 or more under an asset protection and business disruption insurance policy required under this Clause 22.16; and

(ii)
the cancellation for any reason of asset protection and business disruption insurance policy required under this Clause 22.16.

22.17
Access and Inspection
Each Obligor undertakes that, while an Event of Default is continuing, the Obligor must ensure that that Obligor’s premises and assets (but excluding its business records and information technology and computer systems) are available during normal business hours for inspection, at reasonable notice, by any Finance Party and persons acting on its behalf, and to give reasonable assistance to them to enable the Finance Party to conduct such inspection, provided that such inspection does not disrupt the normal conduct of the Obligor’s business.

22.18
Negative pledge
Except as permitted under paragraph (c) below:

(a)
No Obligor shall create or permit to subsist any Security Interest over any of its assets.

(b)
Without limiting paragraph (a), no Obligor shall:

(i)
sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other Group Member or its Affiliate;

(ii)
sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)
enter into any title retention arrangement in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset;

(iv)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)
enter into any other preferential arrangement having a similar effect.

(c)
Paragraphs (a) and (b) above do not apply to any Security Interest or arrangement which is a Permitted Security Interest.

22.19
Financial Indebtedness
No Obligor shall incur or permit to subsist any Financial Indebtedness (including any guarantee of Financial Indebtedness) other than Permitted Financial Indebtedness.

22.20
Financial accommodation
No Obligor will make any financial accommodation available to any person (including by purchasing debt) other than Permitted Financial Accommodation.

22.21
Disposals
No Obligor shall Dispose of any asset other than by way of any Permitted Disposal.

22.22
Acquisitions
(a)
No Obligor shall acquire (or agree to acquire) any asset.

(b)
Paragraph (a) above does not apply to:

(i)
the acquisition of an asset from another Obligor;

(ii)
the acquisition of an asset made in the ordinary course of the Core Business for arm’s length consideration;

(iii)
the acquisition of an asset where:

(A)
the total acquisition cost of all assets acquired by all Obligors under this paragraph (iii) in the relevant Financial Year does not exceed A$5,000,000 (or its equivalent in another currency or currencies) in aggregate; and

(B)
the acquisition is consistent with the Core Business,

except where an Event of Default subsists and the Agent has notified the Company that no further Permitted Acquisitions may be made under this paragraph (iii); or

(iii)
the acquisition of an asset made with the Agent’s prior written consent (acting on the instructions of all of the Lenders).

22.23
Joint Ventures
No Obligor shall make any investment in (or dispose of or transfer any assets to) a joint venture or partnership where the aggregate amount of investment made (whether in a single transaction or a series of transactions) in any Financial Year exceeds A$2,000,000 (or its equivalent in another currency or currencies).

22.24
Loans or credit
No Obligor shall be a creditor in respect of any Financial Indebtedness other than a Permitted Financial Accommodation.

22.25
Not reduce capital
Each Obligor shall ensure that its capital is not reduced or made capable of being called up only in certain circumstances.

22.26
Arm’s length terms
(a)
Subject to Clause 22.26(b), no Obligor may enter into any transaction with a party except on arm’s length terms or better than arm’s length terms.

(b)
No Obligor may enter into any transaction with the GFN, Bison Capital or its or their Related Entities (other than with another Obligor) without the prior written consent of the Agent other than payments to GFN (or an Affiliate) for insurances provided to the Obligors on arm’s length terms or better than arm’s length terms.

22.27
Distributions
No Obligor shall make a Distribution other than:

(a)
to another Obligor; or

(b)
a dividend by the Company when:

(i)
all payments due and payable under the Facilities have been satisfied;

(ii)
no Default or Review Event is continuing or would result from the payment of the dividend;

(iii)
in relation to dividends to be made during:

(A)
the 2017/18 Financial Year, the most recent Compliance Certificate delivered to the Agent confirmed that the Net Leverage Ratio was less than 3.0 times; or

(B)
the 2018/19 Financial Year or any Financial Year thereafter, the most recent Compliance Certificate delivered to the Agent confirmed that the Net Leverage Ratio was less than 2.75 times,

and, in each case, that the Net Leverage Ratio is projected to remain so for the 12 month period immediately following the payment of the dividend and the Debt Service Cover Ratio is projected to remain greater than 1.4 times over that period; and

(iv)
the dividend is the only dividend made by the Company in respect of the relevant  quarter and the dividend does not exceed:

(A)
$A2,125,000 in any quarter during the first year from Financial Close;

(B)
A$2,125,000 in any quarter during the second year from Financial Close; and

(C)
A$5,125,000 in any quarter during the third year from Financial Close.

22.28
Major Transaction
In the case of an Obligor that is a New Zealand company, it shall not enter into a “major transaction” as defined in the NZ Companies Act, other than the entry into of the Finance Documents.

22.29
Shares
Each Obligor must:

(a)
(fully paid shares) ensure that each share is fully paid; and

(b)
(no further shares) not issue shares or agree to do so or grant a person a right to take up any shares whether exercisable or not in the future or if a contingency occurs, except where such shares:

(i)
are fully paid and issued to its existing shareholders;

(ii)
are issued by the Company; or

(iii)
form part of the Secured Property.

22.30
PPS Law
Each Obligor must:

(a)
if the Obligor holds any security interests (as defined under PPS Law) for the purposes of any PPS Law, promptly take all reasonable steps under the PPS Law to perfect continuously any such security interest including all reasonable steps necessary:

(i)
for the Obligor to obtain the highest ranking priority possible in respect of such security interest; and

(ii)
to reduce as far as possible the risk of a third party acquiring an interest free of the security interest;

(b)
create and implement appropriate policies and systems which are prudent and in accordance with good operating practice in the industry in which it operates, including policies and systems designed to procure that a lessee or sub-lessee of Secured Property takes appropriate steps under the PPS Law to continuously perfect all security interests in the Secured Property in favour of the relevant lessee or sub-lessee and to:

(i)
obtain the highest possible priority available to the relevant lessee or sub-lessee for such security interests;

(ii)
register financing statements (including by reference to serial number if required or permitted by any PPS Law) in respect of such security interests; and

(iii)
reduce to the maximum extent possible the risk of a third party (including the holder of a general security agreement) acquiring the Secured Property free of such security interests; and

(c)
at the Agent's request (and at the Company’s expense), arrange an audit of the PPS Law procedures described in this Clause 22.30.  The Agent may ask the Obligor to do this if it reasonably suspects that the Obligor is not complying with this clause.

23.
EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 23 is an Event of Default (save for Clause 23.17 (Acceleration) and 23.19 (Independent accountant).

23.1
Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at, and in the currency in, which it is expressed to be payable unless:

(a)
its failure to pay is caused by administrative or technical error or a Disruption Event; and

(b)
payment is made within 2 Business Days of its due date.

23.2
Financial covenants
(a)
Subject to paragraph (b), any requirement of Clause 21 (Financial Covenants) is not satisfied.

(b)
A failure to comply with Clause 21.1(c) will not constitute an Event of Default if, within one month after delivery of the most recent Compliance Certificate, the Company procures that sufficient Group Members become Guarantors so that Clause 21.1(c) would have been complied with if those Group Members had been Guarantors as at the end of the Calculation Period to which that Compliance Certificate was prepared.

23.3
Other obligations
An Obligor fails to perform or comply with any covenant, undertaking or obligation made, given, agreed or assumed by it under a Finance Document (other than an obligation referred to in Clause 23.1 (Non-payment) or Clause 23.2 (Financial covenants)) and, in the case of a failure capable of remedy, that failure has not been remedied within 10 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply, whichever is the earlier.

23.4
Event of Insolvency
An Event of Insolvency occurs in respect of an Obligor.

23.5
Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading (whether by omission or otherwise) in any material respect when made or deemed to be made and, if the circumstances giving rise to such incorrect or misleading representation or statement are capable of remedy, they have not been remedied within 10 Business Days of the Agent giving notice to the Company or the Company becoming aware of the incorrect or misleading representation or statement, whichever is the earlier.

23.6
Vitiation or Repudiation of Finance Documents

Any Finance Document:

(a)
is or becomes, or is claimed by an Obligor or any other party to it (other than a Finance Party) to be illegal, void, voidable or otherwise unenforceable in whole or in a material respect; or

(b)
is repudiated, rescinded or terminated (otherwise than by effluxion of time, by discharge or by exercise by an Obligor of a right to do so) or an Obligor evidences an intention to repudiate, rescind or terminate a Finance Document.

23.7
Cross default
(a)
Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(c)
Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of the Obligor as a result of an event of default or review event (however described).

(d)
Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of the Obligor due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(e)
No Event of Default will occur under paragraphs (a) to (d) of this Clause 23.7 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than A$2,000,000 (or its equivalent in any other currency or currencies).

23.8
Security Interest
Any Security Interests over any asset of an Obligor are enforced in respect of the amount outstanding and secured by those Security Interests exceeding A$2,000,000 (or its equivalent in any other currency or currencies).

23.9
Creditors' process
Any expropriation, attachment, sequestration, distress or execution (or order to execute a judgment) is levied against or affects any asset or assets of an Obligor having an aggregate value of A$2,000,000 (or its equivalent in any other currency or currencies).

23.10
Cessation of business
An Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business other than as a result of a Permitted Disposal.

23.11
Change of Core Business
Without the consent of the Agent, such consent not to be unreasonably withheld, the nature of the core business carried on by the Group as a whole ceases to be in the hire, sale and modification of portable container solutions in three key product segments: portable storage, portable buildings and freight based on shipping container design.

23.12
Change of Control
A Change of Control occurs.

23.13
Material Adverse Effect
Any event or series of events whether related or not occurs which would have or be reasonably likely to have a Material Adverse Effect.

23.14
Acquisition
All or part of an Obligor's assets or any Secured Property is compulsorily acquired by a Governmental Agency, or a Governmental Agency orders the sale or divestiture of those assets or Secured Property or takes a step for the purpose of doing, or proposes to do, any of those things which has a Material Adverse Effect.

23.15
Revocation of Material Authorisation
Any Material Authorisation is revoked or is not renewed or reissued.

23.16
Judgment
Any judgment is obtained against an Obligor for an amount exceeding A$2,000,000 or its equivalent in another currency, or judgments are obtained against one or more Obligors for an aggregate amount exceeding A$2,000,000 (or its equivalent in any other currency or currencies) and are not paid within the time for payment.

23.17
Reduction of capital
Except to the extent funded out of a Permitted Distributions, without the prior consent of the Agent, an Obligor:

(a)
reduces its capital (including as a purchaser of its shares);

(b)
passes a resolution to reduce its capital or authorises it to purchase its shares or a resolution under Chapter 2J of the Australian Corporations Act or an equivalent provision, or calls a meeting to consider such a resolution; or

(c)
applies to a court to call any such meeting or to sanction any such resolution or reduction.

23.18
Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)
by notice to the Company:

(i)
cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)
declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(b)
exercise or direct the Security Trustee under the Security Trust Deed to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

The Agent may give notice of any or all of these things.

23.19
 Independent expert
(a)
Without limiting the rights of the Finance Parties under this Agreement, at any time after the occurrence of a Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company appoint a firm of independent accountants, insolvency practitioners or other experts to review, investigate and report to the Agent and the Finance Parties on the affairs, performance, financial condition and business of any Obligor.

(b)
Each Obligor authorises the disclosure to the Agent and the Finance Parties and their advisers of all information and documentation in connection with the investigation and shall do everything in its power to ensure any review and report referred to in paragraph (a) above can be carried out promptly, completely and accurately. Without limitation, it shall co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Obligor and are given all information concerning any Obligor which they require from time to time.

(c)
Each Obligor shall pay the costs of the above experts on demand by the Agent.

32801928_13

SECTION 9
CHANGES TO PARTIES

24.
CHANGES TO THE LENDERS

24.1
Assignments and novations by the Lenders
Subject to this Clause 24, a Lender (the "Existing Lender") may:

(a)
assign any of its rights; or

(b)
novate any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the "New Lender").

24.2
Conditions of assignment or novation
(a)
Unless an Event of Default is continuing, the Lender will consult with the Company prior to any such assignment or transfer but, for the avoidance of doubt, the consent of the Company is not required for an assignment or transfer by a Lender.

(b)
An assignment will only be effective:

(i)
on receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)
on performance by the Agent of all its necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)
on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all its necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Beneficiary Accession Deed (as defined in the Security Trust Deed).

(c)
A novation will only be effective:

(i)
if the procedure set out in Clause 24.5 (Procedure for novation) is complied with;

(ii)
on performance by the Agent of all its necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)
on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all its necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Beneficiary Accession Deed (as defined in the Security Trust Deed).

(d)
If:

(i)
a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred.

(e)
Clause 24.2(d) shall not apply where the payment is in relation to Australian Withholding Tax and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower (provided that at no time shall the Obligors be liable to make payments for Australian Withholding Tax in respect of Commitments in excess of A$50,000,000 (or its equivalent in another currency or currencies) held by New Lenders or a Lender acting through its new Facility Office where the liability to make such payment would not exist other than pursuant to this paragraph (e)).  In such instances, the New Lender, or Lender acting through its new Facility Office will be entitled to full payment under Clause 13 (Tax gross-up and indemnities).

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the novation or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(g)
A Lender may not assign or novate any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 7.1 (Illegality) as a result of circumstances existing as at the date the assignment, novation or change is proposed to occur.

(h)
A Lender may enter into funded or unfunded sub-participations or risk participation arrangements, collateralised loan obligation, collateralised debt obligation, or any similar arrangement without notice to or consent of any other person provided that the Lender remains the lender of record.

24.3
Assignment or novation fee
The New Lender shall, on the date upon which an assignment or novation takes effect, pay to the Agent (for its own account) a fee of A$3,000 plus GST.

24.4
Limitation of responsibility of Existing Lenders
(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)
the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)
the financial condition of any Obligor or any other person;

(iii)
the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)
Nothing in any Finance Document obliges an Existing Lender to:

(i)
accept a novation or re-assignment from a New Lender of any of the rights and obligations assigned or novated under this Clause 24; or

(ii)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

24.5
Procedure for novation
(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or novation) a novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)
The Agent may refrain from executing a Transfer Certificate pending satisfaction of Clause 24.2(b)(ii) and acting reasonably, may delay executing a Transfer Certificate pending a payment, distribution or Utilisation under or in respect of the Finance Documents.

(d)
Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(e)
On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Security Trustee, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the novation and to that extent the Agent, the Security Trustee, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

(iv)
the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders and will be bound by obligations equivalent to the Relevant Obligations (as defined in Clause 24.6(c)(ii) below); and

(v)
for the purposes of this Agreement, rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and rights and obligations are replaced rather than transferred.

24.6
Procedure for assignment
(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or novation) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all its necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)
On the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)
the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 24.6 to assign (including by equitable assignment) their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for novation), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or novation).

24.7
Copy of Transfer Certificate or Assignment Agreement to Company
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

24.8
Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)
any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.
CHANGES TO THE OBLIGORS

25.1
Assignments and novation by Obligors
No Obligor may assign any of its rights or novate any of its rights or obligations under the Finance Documents.

25.2
Additional Borrowers
(a)
Subject to compliance with the provisions of Clauses 20.9(c) and 20.9(d) (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(i)
the Majority Lenders approve the addition of that Subsidiary;

(ii)
the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)
unless that Subsidiary is, at that time, a “Security Provider” under the Security Trust Deed, it accedes to the Security Trust Deed as a “Security Provider” by signing and delivering to the Security Trustee a Security Provider Accession Deed (as defined in the Security Trust Deed) and any other documents or information required under the Security Trust Deed;

(iv)
the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent acting on the instructions of all Lenders.

(b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)
The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

25.3
Resignation of a Borrower
(a)
The Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)
The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)
no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)
the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower (and without prejudice to any obligations it may have as a Guarantor).

25.4
Additional Guarantors
(a)
Subject to compliance with the provisions of Clauses 20.9(c) and 20.9(d) ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor.  That Subsidiary shall become an Additional Guarantor if:

(i)
the Company delivers to the Agent a duly completed and executed Accession Letter;

(ii)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent acting on the instructions of all Lenders; and

(iii)
unless that Subsidiary is, at that time, a “Security Provider” under the Security Trust Deed, it accedes to the Security Trust Deed as a “Security Provider” by signing and delivering to the Security Trustee a Security Provider Accession Deed (as defined in the Security Trust Deed) and any other documents or information required under the Security Trust Deed.

(b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)
The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

25.5
Repetition of Representations
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6
Resignation of a Guarantor
(a)
The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)
The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)
the Company continues to comply with clause 21.1(c) (Financial Covenants) immediately following the resignation and no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); or

(ii)
all the Lenders have consented to the Company's request,

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

26.
RESTRICTION ON DEBT PURCHASE TRANSACTIONS

26.1
Prohibition on Debt Purchase Transactions by Borrower Affiliates
Without limiting Clause 24.2 (Conditions of assignment or novation), the Company shall not, and shall procure that each Borrower Affiliate shall not, be a Lender or enter into any Debt Purchase Transactions or beneficially own or control all or a material part of the equity of an entity that is a Lender or a party to a Debt Purchase Transaction.

26.2
Disenfranchisement on Debt Purchase Transactions entered into by Borrower Affiliates
(a)
Subject to Clause 24.2 (Conditions of assignment or novation), for so long as a Borrower Affiliate  (i) beneficially owns any participation in a Utilisation drawn utilising a Commitment or (ii) has entered into a Debt Purchase Transaction relating to such a participation or Commitment and such agreement or arrangement has not been terminated:

(i)
in ascertaining whether the Majority Lenders, all Lenders or Lenders representing any given percentage of the Total Commitments give a consent, approval, waiver, amendment, instructions or other decision under the Finance Documents such participation and Commitment shall be deemed to be zero; and

(ii)
for the purposes of Clause 36.2 (All Lender matters), such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless it is a Lender with another Commitment and is not a Borrower Affiliate).

(b)
Each Lender shall promptly notify the Agent in writing if:

(i)
it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate; or

(ii)
such transaction is terminated or ceases to be with a Borrower Affiliate.

(c)
Each Borrower Affiliate that is a Lender agrees that:

(i)
unless the Agent otherwise agrees, it shall not attend or participate any meeting or conference call of Lenders or be entitled to receive the agenda or any minutes; and

(ii)
in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

32801928_13

SECTION 10
THE FINANCE PARTIES

27.
ROLE OF THE AGENT, THE ARRANGER AND THE REFERENCE BANKS

27.1
Appointment of the Agent
(a)
Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.  The Agent will be agent for the Arranger and the Lenders except as described in paragraph (c) below.

(b)
Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
Where the Agent provides services in connection with the administration of the Utilisations, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received under Clauses 20.1 (Financial statements) and 20.7 (Information: miscellaneous), and receives and deals with Utilisation Requests, it does not provide those services as agent for the Arranger or the Lenders, but as principal, but the remainder of this Clause 27 still applies.

27.2
Instructions
(a)
The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)
all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)
in all other cases, the Majority Lenders if the relevant Finance Document stipulates the matter is a Majority Lender decision; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance or as permitted by this Clause 27.2.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion.  The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
If the Agent consults the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) to seek instructions in connection with a matter in respect of which the Agent is required under this Agreement to form an opinion,  act reasonably or in good faith or not to unreasonably withhold or delay consent or approval (or any combination of these), each Lender must act in the same manner in giving instructions.  If the Agent receives such instructions, it may rely on them and it has no duty to consider whether a Lender has acted reasonably or in good faith or formed the relevant opinion and is deemed to have complied with any reasonableness or good faith requirement or formed the relevant opinion (as applicable) in the relevant clause and will have no liability for so acting. For the avoidance of doubt, the limitation of the Agent’s liability in this paragraph will not affect or limit the obligations or liabilities of any Lender to any Obligor in respect of any matter the subject of such limitation.

(d)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(e)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.  The Agent may specify that the security be cash, in which case the Company must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment.  Any amount recovered by the Agent under any security will be taken to be an amount paid by the party which provided that security.

(f)
In the absence of instructions, the Agent is not obliged to act, but may act in what it (in its sole discretion) considers to be in the best interests of the Lenders.

(g)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

(h)
Without limiting any other provision of any Finance Document, the Facility Agent may:

(i)
act or refrain from acting notwithstanding any conflict of interest; and

(ii)
do anything which in its opinion is necessary for it to comply with any law.

27.3
Duties of the Agent
(a)
The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)
Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)
Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Company) paragraph (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default or a Review Event and stating that the circumstance described is a Default or a Review Event it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)
The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)
If the Agent receives a request by a Lender, the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Market Association (Australian Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this Agreement may be used and disclosed by the Finance Parties.

27.4
Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.5
No fiduciary duties
(a)
Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)
Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.6
Business with the Group
The Agent and the Arranger may accept deposits from, lend money to, receive fees or other payments from and generally engage in any kind of banking, financial, trust, agency or other business with any Group Member.

27.7
Rights and discretions
(a)
The Agent may:

(i)
rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)
assume that:

(A)
any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)
unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)
rely on a written statement from any person:

(A)
as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)
to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that statement.

(b)
The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)
no Default or Review Event has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)
any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)
any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)
The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)
The Agent may act in relation to the Finance Documents through its officers, employees, secondees and agents.

(g)
Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)
Without limiting paragraph (g) above, the Agent may disclose the identity of a Defaulting Finance Party to the other Finance Parties and the Company and shall disclose it on the written request of the Company or the Majority Lenders.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)
The Parties need not enquire whether any instructions from all or a percentage of Lenders or the Majority Lenders have been given to the Agent or as to the terms of those instructions.  As between the other Parties on the one hand and the Agent and Lenders on the other, everything done by the Agent under or in relation to the Finance Documents will be taken to be authorised.

(l)
The Agent will only be deemed to have knowledge, actual awareness or notice of a thing, or grounds or reason to believe a thing, if the officers or employees of the Agent having day to day responsibility for the administration of the Agent's Obligations under the Finance Documents have actual notice, actual awareness or actual notice of that thing or reason to believe that thing.

27.8
Responsibility for documentation
Neither the Agent nor the Arranger is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9
No duty to monitor
The Agent shall not be bound to enquire:

(a)
whether or not any Default or Review Event has occurred;

(b)
as to credit or financial condition of any Party or the performance, default or any breach by any Party of its obligations under any Finance Document or any other agreement, arrangement or document;

(c)
whether any other event specified in any Finance Document has occurred; or

(d)
whether any Finance Document or any other document received by it is or contains a security interest under any PPS Law.

27.10
Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or Wilful Default;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or Wilful Default; or

(iii)
without prejudice to the generality of  paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)
any act, event or circumstance not reasonably within its control; or

(B)
the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)
any "know your customer" or other checks in relation to any person; or

(ii)
any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.  In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

27.11
Calculations
Whenever the Agent is required to perform any calculation it may give to each party affected by that calculation a notice setting out the calculation.  Each such party shall be taken to have accepted the calculation and the Agent shall have no liability to the relevant party in respect of that calculation to be incorrect by whichever is the later of:

(a)
noon, Sydney time, on the Business Day following the date on which it receives the relevant calculation; and

(b)
the time at which the Agent or any other person must act on the basis of the calculation or the calculation otherwise becomes binding under the Finance Documents.

27.12
PPS Law
The Agent is not responsible for, and is not liable to any Party or other person for any loss, cost or expense in relation to:

(a)
taking, or failing to take, any action for the purposes of any PPS Law, whether for the benefit of all Lenders or any particular Lender, unless it is expressly instructed to do so by the Majority Lenders;

(b)
identifying, registering or perfecting under any PPS Law any security interest which may be constituted by or contained in any Finance Document or any other agreement, arrangement or document;

(c)
the priority of any security interest in relation to this agreement or any other Finance Document or any transaction in connection with a Finance Document under any PPS Law;

(d)
monitoring any PPS Law or the implementation of any PPS Law; or

(e)
without limiting the foregoing, identifying or perfecting under the PPS Law any security interest which may be created by an assignment or transfer under a Finance Document.

27.13
Lenders' indemnity to the Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, expense, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or Wilful Default) (or, in the case of any cost, expense, loss or liability pursuant to Clause 30.11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
A Lender's share will be the proportion of its share of the Total Commitments or, if the Total Commitments are then zero, its share of the Total Commitments immediately prior to their reduction to zero.  Where a Lender's Commitment has been reduced to zero, but it has a participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation (and the Total Commitments calculated accordingly).

(c)
If any Lender fails to pay its share of any amount due under paragraph (a) one or more other Lenders may pay all or part of that share to the Agent.  In that case, the defaulting Lender must immediately pay each such paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2% per annum, compounding monthly.

(d)
If any Lender fails to provide its share of security to the Agent when requested under Clause 27.7 (Rights and discretions) one or more other Lenders may provide all or part of that share on its behalf.  Where that security is cash the non providing Lender must immediately pay each Lender that provided cash the amount provided by it together with interest equal to its cost of funds plus a margin of 2% per annum, compounding monthly.

27.14
Resignation of the Agent
(a)
The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and the Company.

(b)
Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the same time zone as Australia).

(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of agents of syndicated financing transactions together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance save for where the Agent is a Defaulting Finance Party.

(f)
The Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above (or, at any time the Agent is a Defaulting Finance Party, by giving any shorter notice determined by the Majority Lenders).

(i)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 13.7 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)
the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

27.15
Confidentiality
(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.16
Relationship with the Lenders
(a)
The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)
entitled to or liable for any payment due under any Finance Document on that day; and

(ii)
entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)
The Agent may rely on or receive instructions from any attorney acting on behalf of a Lender, or any person acting on behalf of a Lender whose title or acting title includes the word Manager, Head, Executive, Director or President or cognate expressions, or any secretary or director of a Lender.

27.17
Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)
the financial condition, status and nature of each Group Member;

(b)
the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(d)
the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document.

27.18
Role of Reference Banks
(a)
No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation.

(d)
Any officer, employee or agent of each Reference Bank may rely on this Clause.  The Reference Bank holds the benefit of this Clause on trust for any such officer, employee or agent.

27.19
Third party Reference Banks
This Agreement constitutes an irrevocable offer by each Party to each Reference Bank, which accepts the offer by consenting to be a Reference Bank and providing a Reference Bank Quotation.  It may rely on Clause 27.18 (Role of Reference Banks) and Clause 40 (Confidentiality of Funding Rates and Reference Bank Quotations).

27.20
Agent's management time
Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and expenses) and Clause 27.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

27.21
Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.
CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)
interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)
oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)
oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.
SHARING AMONG THE FINANCE PARTIES

29.1
Payments to Finance Parties
(a)
If a Finance Party (a "Recovering Finance Party") receives or recovers (including by combination of accounts or set off) any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents (other than a Hedging Agreement) then:

(i)
the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

29.2
Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 30.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

29.3
Recovering Finance Party's rights
(a)
Unless paragraph (b) applies:

(i)
the receipt or recovery referred to in Clause 29.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 29.1(a)(iii) (Payments to Finance Parties); and

(ii)
(without limiting  sub-paragraph (i)) the relevant Obligor shall indemnify the Recovering Finance Party against a payment under Clause 29.1(a)(iii) (Payments to Finance Parties) to the extent that (despite  sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(b)
Where:

(i)
the amount referred to in Clause 29.1 (Payments to Finance Parties) above was received or recovered otherwise than by payment (for example, set off); and

(ii)
the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)
each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under Clause 29.2 (Redistribution of payments);

(iv)
the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)
that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

29.4
Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount");

(b)
as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor shall indemnify the Sharing Finance Party against a payment under  sub-paragraph (a) to the extent that the relevant Obligor's liability has been discharged by the recovery or payment; and

(c)
to the extent necessary, any debt assigned under paragraph (b) of Clause 29.3 (Recovering Finance Party's rights) will be reassigned.

29.5
Exceptions
(a)
This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)
it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32801928_13

SECTION 11
ADMINISTRATION

30.
PAYMENT MECHANICS

30.1
Payments to the Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of a Hedging Agreement, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date no later than 11.00am (in the relevant place) in immediately available funds or if agreed by the Agent in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account:

(i)
in the case of Australian dollars, at the city of the Agent; or

(ii)
in the case of any other currency, in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London as specified by the Agent), with such bank as the Agent, in each case, specifies.

(c)
Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor's obligations to make that payment.

30.2
Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in Australia, in the case of Australian dollars, and, in the case of any other currency in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

30.3
Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4
Clawback and pre-funding
(a)
Where a sum is to be paid by a Party (the Payer) to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)
If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)
the Agent shall notify the Company of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

(d)
The Payer will still remain liable to make the assumed payment, but until the other Party does repay the Agent under paragraph (b), the Payer's liability will be to the Agent in the Agent's own right.

30.5
Agent a Defaulting Finance Party
(a)
If, at any time, the Agent becomes Defaulting Finance Party, a Party which is required to make a payment under the Finance Documents to the Agent for the account of other Parties under Clause 30.1 (Payments to the Agent) may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with a bank rated at least A- by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 by Moody’s Investors Services Limited or a comparable rating from an internationally recognised credit rating agency.

(b)
All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party which has made a payment under paragraph (a) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts in the trust account.

(d)
Promptly upon the appointment of a successor Agent under Clause  27.14 (Resignation of the Agent), each Party which has made a payment to a trust account under paragraph (a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under Clause 30.2 (Distributions by the Agent).

30.6
Partial payments
(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Agent or the Arranger under the Finance Documents or the Security Trustee under the Finance Documents;

(ii)
secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Agent in place of another Lender under Clause 27.13(c) or 27.13(d) (Lenders' indemnity to the Agent);

(iii)
thirdly, in or towards payment pro rata of all amounts payable by the Obligor to Lenders in respect of amounts or security paid by the Lenders to the Agent under Clause 27.13(a) (Lenders' indemnity to the Agent) or Clause 27.2 (Instructions) plus interest on such amounts;

(iv)
fourthly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents;

(v)
fifthly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(vi)
sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)
The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(ii) to (a)(vi) above inclusive.

(c)
Paragraph s (a) and (b) above will override any appropriation made by an Obligor.

30.7
No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8
Business Days
(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.9
Currency of account
(a)
Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)
A repayment of a Loan or a part of a Loan shall be made in the currency in which that Loan is denominated, pursuant to this Agreement, on its due date.

(c)
Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)
Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.10
Change of currency
(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

30.11
Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.11; and

(f)
the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.12
Anti-money laundering
(a)
A Finance Party may delay, block or refuse to process any payment or other transaction without incurring any liability if the Finance Party knows or reasonably suspects that the transaction or the application of its proceeds will:

(i)
breach, or cause a Finance Party to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or

(ii)
allow the imposition of any penalty on the Finance Party or its Affiliates under any such law or regulation,

including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Finance Party or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b)
As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Company and the Agent and consult in good faith but in each case only to the extent the Finance Party determines it is legally permitted to do so.  In making that determination the Finance Party shall act reasonably.

(c)
The Company shall promptly advise the Agent if any Obligor enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to any principal for which an Obligor may be acting.

(d)
Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions.

30.13
"Know your customer"
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

31.
SET-OFF

If a Default is continuing a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.
NOTICES

32.1
Communications in writing
Any communication or document to be made or delivered under or in connection with the Finance Documents:

(a)
must be in writing;

(b)
in the case of:

(i)
a notice by an Obligor; or

(ii)
a specification of a bank or account by the Agent under paragraph (b) of Clause 30.1 (Payments to the Agent) or a Lender under Clause 30.2 (Distributions by the Agent),

must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 32.6 (Email communication), Clause 32.7 (Communication through secure website) and Clause 32.8 (Reliance), and

(c)
unless otherwise stated, may be made or delivered by fax, by letter, by email or as specified in Clause 32.7 (Communication through secure website).

32.2
Addresses
The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)
in the case of the Company, that identified with its name below;

(b)
in the case of each Lender, or any other Original Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)
in the case of the Agent or the Security Trustee, that identified with its name below,

or any substitute address, fax number, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

Address for service of communications:

Company:
Royal Wolf Holdings Limited

Address:
Level 2, 22-28 Edgeworth David Avenue

Hornsby NSW 2077

Fax:
(612) 9423 6923

Email address:
gbaker@royalwolf.com.au

Attention:
Chief Financial Officer

Agent:
Perpetual Corporate Trust Limited

Address:                                  Level 18, 123 Pitt Street, Sydney NSW 2000

Email address:                                  csf.team@perpetual.com.au

Attention:                       Manager, Corporate Services

Security Trustee:
P.T. Limited

Address:                                  Level 18, 123 Pitt Street, Sydney NSW 2000

Email address:                                  [#]

Attention:                       [#]

32.3
Delivery
(a)
Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)
if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)
receipt, if in business hours in the city of the recipient; or

(B)
if not, the next opening of business in the city of the recipient; or

(ii)
if by way of letter or any physical communication, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address (or seven Business Days if sent overseas); or

(iii)
if by way of email, as specified in Clause 32.6 (Email communication); or

(iv)
if it complies with Clause 32.7 (Communication through secure website),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)
All communication to or from an Obligor must be sent through the Agent (except for any communication under or in connection with a Security Document which must be sent through the Security Trustee).

(c)
Any communication or document made or delivered to the Company in accordance with this Clause 32 will be deemed to have been made or delivered to each of the Obligors.

(d)
A communication by fax, email or under Clause 32.7 (Communication through secure website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

32.4
Notification of address, fax number and email address
Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address of an Obligor under Clause 32.2 (Addresses) or upon changing its own address, fax number or email address, the Agent shall notify the other Parties.

32.5
Communication when Agent is a Defaulting Finance Party
If and so long as the Agent is a Defaulting Finance Party, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent are varied so that communications may be made and notices given to or by the relevant Parties directly.

32.6
Email communication
(a)
Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only:

(i)
when actually opened in legible format by the recipient Party;

(ii)
in all other cases, on the first to occur of the following:

(A)
when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of:

(A)
dispatch, if in business hours in the city of the address; or

(B)
if not, the next opening of business in such city;

(B)
the sender receiving a message from the intended recipient's information system confirming delivery of the email; and

(C)
the email being available to be read at one of the email addresses specified by the sender; and

(iii)
the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)
In relation to an email with attached files:

(i)
if the attached files are more than 5 MB in total, then:

(A)
at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)
if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and

(ii)
if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)
if within two hours of:

(A)
dispatch of the email if in business hours in the city of the recipient; or

(B)
if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in  subparagraph (i)(B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)
An email which is a covering email for a notice signed by the Obligor's authorised signatory does not itself need to be signed by an authorised signatory.

(d)
Email and other electronic notices from the Agent generated by Loan IQ or other system software do not need to be signed.

32.7
Communication through secure website
(a)
The Agent may establish a secure website to which access is restricted to the Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

(b)
After the Agent notifies the Lenders or the Company on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any communication or document given or delivered by or to the Agent to or by Lenders or Obligors (as the case may be):

(i)
may be given by means of the secure website in the manner specified by the Agent (or in the absence of such specification, as specified by the operator of the website); and

(ii)
unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following:

(A)
a communication or document being posted on that secure website;

(B)
either:

(A)
receipt by the Agent of an email from the relevant website confirming that the website has sent an email to the relevant Party's email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or

(B)
the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and

(C)
compliance with any other requirements specified by the Agent under paragraph (c).

(c)
By notice to the Lenders or the Company on behalf of the Obligors or both (as the case may be) the Agent acting reasonably may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered.  Those rules or moments will bind the recipients of the notice and the Agent.

(d)
When it establishes the secure website, the Agent shall nominate to the website for each Party the email address given to it by the Party under this Clause 32. Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Agent (who will notify the Party accordingly).  It is the responsibility of each Party to ensure that the email address nominated for it is up-to-date.  The Agent is under no obligation to notify the secure website of any change in email address notified to it.

(e)
The Company consents to the inclusion in the secure website of its company logo.

(f)
Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or Wilful Default.

32.8
Reliance
(a)
Any communication or document sent under this Clause 32 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 32.1(b)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)
Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

32.9
English language
(a)
Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)
All other documents provided under or in connection with any Finance Document must be:

(i)
in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.
CALCULATIONS AND CERTIFICATES

33.1
Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2
Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3
Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33.4
Settlement conditional
If:

(a)
any Finance Party has at any time released or discharged:

(i)
an Obligor from its obligations under any Finance Document; or

(ii)
any assets of an Obligor from a Transaction Security,

in either case in reliance on a payment, receipt or other transaction to or in favour of any Finance Party; or

(b)
any payment, receipt or other transaction to or in favour of any Finance Party has the effect of releasing or discharging:

(i)
an Obligor from its obligations under any Finance Document; or

(ii)
any assets of an Obligor from a Transaction Security; and

(c)
that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and

(d)
that claim is upheld or is conceded or compromised by a Finance Party,

then:

(i)
each Finance Party will immediately become entitled against that Obligor to all rights (including under any Finance Document) as it had immediately before that release or discharge;

(ii)
that Obligor must, to the extent permitted by law:

(A)
immediately do all things and execute all documents as any Finance Party may, acting reasonably, require to restore to each Finance Party all those rights; and

(B)
indemnify each Finance Party against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

34.
PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.
REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

36.
AMENDMENTS AND WAIVERS

36.1
Required consents
(a)
Subject to Clause 36.2 (All Lender matters) and Clause 36.3 (Other exceptions) any term of the Finance Documents (other than the Fee Letters) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)
The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

(c)
The Company may effect, on behalf of any Obligor, any amendment or waiver permitted by this Clause 36.

36.2
All Lender matters
(a)
Subject to Clause 36.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(i)
the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)
a waiver of any of the conditions precedent under Clause 4.1 (Initial conditions precedent);

(iii)
an extension to the date of payment of any amount under the Finance Documents;

(iv)
a reduction in the Margin or a reduction in the amount, or a change in the currency, of any payment of principal, interest, fees or commission payable or any other payment obligation;

(v)
an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vi)
a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vii)
any provision which expressly requires the consent of all the Lenders;

(viii)
Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request for a Loan), Clause 7.1 (Illegality), Clause 7.2 (Review Event), Clause 7.8 (Application of Prepayments), Clause 24 (Changes to the Lenders), Clause 25 (Changes to the Obligors), Clause 29 (Sharing among the Finance Parties), Clause 30.6 (Partial payments), this Clause 36(Amendments and Waivers), Clause 44 (Governing Law) or Clause 45.1 (Jurisdiction);

(ix)
(other than as expressly permitted by the provisions of this Agreement or the Security Trust Deed):

(A)
the nature or scope of the Transaction Security or the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee); or

(B)
the Secured Property; or

(C)
the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(x)
the release of any guarantee and indemnity granted under Clause 18 (Guarantee) or of any Transaction Security unless permitted under this Agreement or the Security Trust Deed or relating to a disposal of an asset which is the subject of the Transaction Security, or of the grantor of the guarantee and indemnity or Transaction Security or of the grantor's Holding Company, where such disposal is permitted under this Agreement, shall not be made without the prior consent of all the Lenders.

(b)
Where one or more Defaulting Finance Parties have been disenfranchised under Clause 37.5 (Disenfranchisement of Defaulting Finance Parties), no amendment of the kind referred to in paragraph (a) which applies to Defaulting Finance Parties in a manner different from other Finance Parties may be made without the consent of the Defaulting Finance Parties.

(c)
Despite any other provisions but subject to the Security Trust Deed, no amendment or waiver of a term of any Hedging Agreement requires the consent of any Finance Party other than the relevant hedge counterparty.

(d)
Despite any other provision in this Clause 36 (Amendments and Waivers), any term of the Finance Documents (other than any Hedging Agreement) may be amended or waived by the Company (as Obligors’ Agent) and the Agent or Security Trustee (as applicable) without the consent of any other Party (including any Lender or class of Lenders) if that amendment or waiver is to cure defects, resolve ambiguities or reflect changes of a minor, technical or administrative nature.

36.3
Other exceptions
An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger, or the Security Trustee, or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Arranger, the Security Trustee, or that Reference Bank.

36.4
Replacement of Screen Rate
Subject to Clause 36.3 (Other exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

37.
INSTRUCTIONS AND DECISIONS

37.1
Abstentions
In determining whether the Majority Lenders, have given instructions or a consent, approval, waiver, amendment or other decision, a Lender will be deemed to have Commitments or a participation of zero if it has so elected by notice to the Agent.

37.2
Transferees bound
A consent, approval, waiver, amendment or other decision by a Lender or any instruction to the Agent by a Lender binds that Lender's assigns and successors unless revoked under Clause 37.3 (Limitations on revocation).

37.3
Limitations on revocation
Any instructions, consent, approval, waiver, amendment or other decision by the Majority Lenders may be revoked only by the Majority Lenders, and may not be revoked if the decision has been acted upon.

37.4
Failure to respond
If any Lender fails to respond to a request for instructions, consent, approval, waiver, amendment or other decision in relation to any Finance Document within 10 Business Days of the response date advised by the Agent (or if no period is specified, within 15 Business Days after the date that the Lender has been provided with all information necessary to make the relevant decision) for that request (or any longer period agreed by the Company and the Agent), that Lender, its Commitment and its participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether all Lenders with any relevant percentage of Total Commitments and/or participations have responded to that request.

37.5
Disenfranchisement of Defaulting Finance Parties
For so long as a Defaulting Finance Party has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments of any specified group of Lenders or the agreement of all Lenders or all of any specified group of Lenders has been obtained in respect of any request for instructions, consent, approval, waiver, amendment or other decision under the Finance Documents, that Defaulting Finance Party's Commitments will be reduced by the amount of its Available Commitments.

For the purposes of this Clause 37.5, the Agent may assume that the following Lenders are Defaulting Finance Parties:

(a)
any Lender which has notified the Agent that it has become a Defaulting Finance Party;

(b)
any Lender in relation to which the relevant officers of the Agent having day to day conduct of its role are aware that any of the events or circumstances referred to in the definition of "Defaulting Finance Party" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Finance Party.

37.6
Replacement of a Defaulting Finance Party
(a)
The Company may, at any time a Lender has become and continues to be a Defaulting Finance Party, by giving 10 Business Days' prior written notice to the Agent and such Lender require that Defaulting Finance Party to do one of the following under Clause 24 (Changes to the Lenders) and the Defaulting Finance Party shall comply with the notice:

(i)
transfer all of its rights and obligations under the Finance Documents (including in relation to any hedging between that Lender (and its Affiliate, if applicable) and an Obligor); or

(ii)
transfer all of the undrawn Commitments of the Lender,

to a Lender or another bank, financial institution, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (a "Replacement Lender") selected by the Company, and which (unless the Agent is an Defaulting Finance Party) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest and/or Break Costs and other amounts payable in relation to them under the Finance Documents (and in respect of any hedging as certified by the transferring Lender and as calculated in accordance with the relevant Hedging Agreement).

(b)
Any transfer of rights and obligations of a Defaulting Finance Party pursuant to this Clause 37 shall be subject to the following conditions:

(i)
the Company shall have no right to replace the Agent or Security Trustee;

(ii)
neither the Agent nor the Defaulting Finance Party shall have any obligation to the Company to find a Replacement Lender;

(iii)
the transfer must take place no later than [30] days after the notice referred to in paragraph (a) above; and

(iv)
in no event shall the Defaulting Finance Party be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Finance Party pursuant to the Finance Documents.

38.
CONFIDENTIALITY

38.1
Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles.

38.2
Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)
to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 27.16 (Relationship with the Lenders));

(iv)
who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the Australian PPS Law unless section 275(7) of the PPSA applies);

(vi)
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the Australian PPS Law  unless section 275(7) of the PPSA applies);

(vii)
to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interest (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);

(viii)
who is a Party; or

(ix)
with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

38.3
Disclosure to numbering service providers
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)
names of Obligors;

(ii)
country of domicile of Obligors;

(iii)
place of incorporation of Obligors;

(iv)
date of this Agreement;

(v)
Clause 44 (Governing law);

(vi)
the names of the Agent and the Arranger;

(vii)
date of each amendment and restatement of this Agreement;

(viii)
amounts of, and names of, the Facilities (and any tranches);

(ix)
amount of Total Commitments;

(x)
currencies of the Facilities;

(xi)
type of Facilities;

(xii)
ranking of Facilities;

(xiii)
Maturity Date for Facilities;

(xiv)
changes to any of the information previously supplied pursuant to  paragraphs (i) to (xiii) above; and

(xv)
such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)
The Agent shall notify the Company and the other Finance Parties of:

(i)
the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)
the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

38.4
Entire agreement
This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5
Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6
Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (b)(v) and (b)(vi) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)
upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

38.7
Continuing obligations
The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of [twelve] months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)
the date on which such Finance Party otherwise ceases to be a Finance Party.

39.
PPS LAW PROVISIONS

39.1
Exclusion of certain provisions of the PPS Law
Where any Finance Party has a security interest (as defined in the PPS Law under any Finance Document, to the extent the law permits:

(a)
in relation to the Australian PPSA, each Obligor agrees that:

(i)
for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(A)
each Finance Party with the benefit of the security interest need not comply with  sections 95, 118, 121(4), 125,130,  132(3)(d) or 132(4) of the Australian PPSA; and

(B)
sections 142 and 143 of the Australian PPSA are excluded;

(ii)
for the purposes of section 115(7) of the Australian PPSA, each Finance Party with the benefit of the security interest need not comply with  sections 132 and 137(3);

(iii)
each Party waives its right to receive from any Finance Party any notice required under the Australian PPSA (including a notice of a verification statement);

(b)
in relation to the NZ PPS Law, each Obligor agrees that:

(i)
it contracts out of sections 114(1)(a), 133 and 134 of the NZ PPSA; and

(ii)
it waives its rights to;

(A)
receive a statement of account under section 116 of the NZ PPSA;

(B)
receive notice of the Secured Party’s proposal to retain Personal Property under section 120(2) of the NZ PPSA;

(C)
object to the Secured Party’s proposal to retain any Personal Property under section 121 of the NZ PPSA;

(D)
not have goods damaged when the Secured Party (or any person on its behalf) removes an accession under section 125 of the NZ PPSA;

(E)
be reimbursed for damage caused when the Secured Party (or any person on its behalf) removes an accession under section 126 of the NZ PPSA;

(F)
refuse permission to remove an accession under section 127 of the NZ PPSA;

(G)
receive notice of the removal of an accession under section 129 of the NZ PPSA; and

(H)
apply to the court for an order concerning the removal of an accession under section 131 of the NZ PPSA.

(c)
This does not affect any rights a person has or would have other than by reason of the PPS Law and applies despite any other Clause in any Finance Document.

(d)
If a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPS Law unless the Finance Party states otherwise at the time of exercise.  However, this Clause does not apply to a right, power or remedy which can only be exercised under the PPS Law.

(e)
Where a Finance Party has Powers in addition to, or existing separately from, those in Chapter 4 of the Australian PPSA or Part 9 of the NZ PPSA, those Powers will continue to apply and are not limited or excluded (or otherwise adversely affected) by the Australian PPSA or the NZ PPSA (as the case may be).  This is despite any other provision of a Finance Document.

(f)
If the PPS Law is amended to permit the Parties to agree not to comply with or to exclude other provisions of the PPS Law, the Agent may notify the Company and the Finance Parties that any of these provisions is excluded, or that the Finance Parties need not comply with any of these provisions.

39.2
Further assurances
Whenever the Agent reasonably requests an Obligor to do anything:

(a)
to ensure any Finance Document (or any security interest (as defined in the PPSA) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority;

(b)
for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents; or

(c)
for aiding the exercise of any power in any Finance Document,

the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security.

40.
CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

40.1
Confidentiality and disclosure
(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)
The Agent may disclose:

(i)
any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 9.3 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)
The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this  paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)
any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Agent's obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.3 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

40.2
Related obligations
(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)
The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to Clause 40.1(c)(ii) (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)
upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3
No Event of Default
No Event of Default will occur under Clause 23.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 40.

41.
COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.
INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Utilisations and cancellation or expiry of the Commitments.

43.
ACKNOWLEDGEMENT

Except as expressly set out in the Finance Documents none of the Asia Pacific Loan Market Association, the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects.  The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them.  The Obligors have obtained their own tax and legal advice.

The Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

32801928_13

SECTION 12
GOVERNING LAW AND ENFORCEMENT

44.
GOVERNING LAW

This Agreement is governed by New South Wales law.

45.
ENFORCEMENT

45.1
Jurisdiction
(a)
The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement (a "Dispute").

(b)
The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

45.2
Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)
irrevocably appoints the Company as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)
agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

The Company acknowledges and accepts its appointment as process agent in Australia for each Obligor (other than an Obligor incorporated in Australia).

46.
CONTRACTUAL RECOGNITION OF BAIL-IN

46.1
Definitions
In this clause 46:

(a)
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

(b)
"Bail-In Legislation" means:

(i)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(ii)
in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

(c)
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

(d)
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

(e)
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

(f)
"Write-down and Conversion Powers" means:

(i)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(ii)
in relation to any other applicable Bail-In Legislation:

(A)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(B)
any similar or analogous powers under that Bail- In Legislation.

46.2
Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)
any Bail-In Action in relation to any such liability, including (without limitation):

(i)
a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)
a cancellation of any such liability; and

(b)
a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

32801928_13

Schedule 1

32801928_13

32801928_13

THE ORIGINAL PARTIES

Part I

The Original Obligors

ABN/NZ Company Number
Address for Service of Notice

Royal Wolf Trading Australia                                                      38 069 244 417                                                      Level 2, 22-28 Edgeworth Pty Ltd David Avenue Hornsby NSW 2077

Royalwolf Trading New Zealand                                                                1062072                                           Level 2, 22-28 Edgeworth

Limited                                                                                                 David Avenue Hornsby NSW 2077

Name of Original Guarantor                                                      ABN/NZ Company Number                                                                Address for Service of Notice

Royal Wolf Holdings Limited                                                                91 121 226 793                                                      Level 2, 22-28 Edgeworth David Avenue Hornsby NSW 2077

Royal Wolf Trading Australia                                                      38 069 244 417                                                      Level 2, 22-28 Edgeworth Pty Ltd David Avenue Hornsby NSW 2077

Royalwolf Trading New Zealand                                                                1062072                                           Level 2, 22-28 Edgeworth

Limited                                                                                                 David Avenue Hornsby NSW 2077

Kookaburra Containers Pty                                                                22 079 735 050                                                      Level 2, 22-28 Edgeworth

Limited                                                                                                 David Avenue Hornsby NSW 2077

Royalwolf NZ Acquisition Co.                                                                2115393                                           Level 2, 22-28 Edgeworth

Limited                                                                                                 David Avenue Hornsby NSW 2077

32801928_13

Part II

32801928_13

32801928_13

The Original Lenders

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Address for Service of Notice

Deutsche Bank AG, Sydney Branch	$A20,000,000	$A85,000,000	$A20,000,000	Level 16, Deutsche Bank Place, Cnr Hunter & Phillip Streets, Sydney NSW 2000 Australia

32801928_13

Schedule 2

32801928_13

32801928_13

CONDITIONS PRECEDENT

Part I

Conditions Precedent To Initial Utilisation

1.
Original Obligors

(a)
For each Australian Obligor, a verification certificate given by a director of each Australian Obligor substant ially in the form as set out in Part III(A) of this Schedule, with the attachments referred to in that form, and dated no earlier than 5 days before the first Utilisation Date.

(b)
For each New Zealand Obligor, a director’s certificate given by a director of each New Zealand Obligor substantially in the form as set out in Part III(B) of this Schedule, with the attachments referred to in that form, and dated no earlier than 5 days before the first Utilisation Date.

(c)
All documents and other evidence reasonably requested by the Agent or an Original Lender (through the Agent) in order for the Agent or the Lender to carry out all necessary "know your customer" or other similar checks in relation to each Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient.

2.
Finance Documents

(a)
Duly executed counterparts of all Finance Documents required to be entered into on or before Financial Close and all Security Document to be entered into by the Original Obligors in registrable from with cleared funds (or evidence that such funds will be so paid with the proceeds of a Utilisation on Financial Close) paid to the Security Trustee for the amount of stamp duty payable together with all documentation and funding to enable the Security Trustee to stamp and register the Finance Documents with any Governmental Agency with their agreed priority and all title documents required to be provided under the Security Documents (being share/unit certificates and blank share/unit transfer forms).

(b)
A copy of all notices required to be sent under the Security Documents executed by the relevant Obligors or duly acknowledged by the addressee, as the case may be.

3.
Legal opinions

(a)
A legal opinion of King & Wood Mallesons, legal advisers to the Lenders in Australia.

(b)
A legal opinion of Mayne Wetherell, legal advisers to the Finance Parties in New Zealand.

4.
Other documents and evidence

(a)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, including Foreign Investment Review Board approval for the acquisition of shares in the Company by GFN.

(b)
The Original Financial Statements.

(c)
Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(d)
A group structure chart for the Group.

(e)
A copy, certified by an authorised signatory of the Company to be a true copy, of:

(i)
the Financial Model;

(ii)
the Takeover Documents; and

(iii)
the Bison Capital Financing Documents (with terms, including subordination, events of default, maturity and other key provisions acceptable to the Original Lenders).

(f)
Evidence that, following Financial Close the only Financial Indebtedness of the Obligors will be Permitted Financial Indebtedness and the only Security Interests existing in respect of an Obligor will be Permitted Security Interests.

(g)
A due diligence report by Grant Thornton in relation to financial matters.

(h)
Evidence that not less than A$100,000,000 has been subscribed by GFN or a Subsidiary of GFN which is a Holding Company of the Company for preference shares or ordinary shares in the Company.

(i)
Evidence that GFN has acquired no less than 90% of the ordinary shares in the Company and initiated the compulsory acquisition procedure under Part 6A.1 of the Australian Corporations Act in respect to the remaining ordinary shares in the Company.

(j)
Confirmation that each Finance Party has completed all necessary "know your customer" or other similar checks and on-boarding processes in relation to each Obligor and each of its authorised signatories.

(k)
Evidence that the Interest Prepayment Account has been established with the Account Bank.

32801928_13

Part II

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.
An Accession Letter, duly executed by the Additional Obligor and the Company.

2.
Unless the Additional Obligor is a "Security Provider" under the Security Trust Deed, a Security Provider Accession Deed (as defined in the Security Trust Deed), duly executed by the Additional Obligor and the Company.

3.
For each Additional Obligor incorporated in Australia, a verification certificate given by a director of the Additional Obligor incorporated in Australia in the form set out in  Part III(A) of this Schedule, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter.

4.
For each Additional Obligor incorporated in New Zealand, a director’s certificate given by a director of the Additional Obligor incorporated in New Zealand in the form set out in Part III(B) of this Schedule, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter.

5.
All documents and other evidence reasonably requested by the Agent or a Lender (through the Agent) in order for the Agent or the Lender to carry out all necessary "know your customer" or other similar checks in relation to the Additional Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient.

6.
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

7.
If available, the latest audited financial statements of the Additional Obligor.

8.
A legal opinion of King & Wood Mallesons, legal advisers to the Lenders in Australia.

9.
If the Additional Obligor is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers to the Arranger, Security Trustee and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

10.
Security documents in favour of the Security Trustee, as specified by the Agent in respect of the obligations of the proposed Additional Obligor (with or without securing the obligations of other Obligors) under the Finance Documents, giving Security over all or substantially all its assets which may be the subject of Security by law except to the extent otherwise agreed by the Agent acting on the instructions of the Majority Lenders. Any security documents which are required by the Agent (acting on the instructions of the Majority Lenders) to be executed by the proposed Additional Obligor.

11.
Any notices or documents required to be given or executed under the terms of those security documents or reasonably required by the Agent or Security Trustee in respect of those security documents or Security has been taken.

12.
Evidence that any other step then required to be taken under the terms of those security documents or by the Agent or Security Trustee in respect of those security documents or Security.

13.
Evidence (if applicable) that the provisions of Part 2J.3 of the Australian Corporations Act 2001 (or the equivalent provisions in any other relevant jurisdiction) have been complied with in relation to the Accession Letter (if required) and the transactions contemplated under it.

14.
Confirmation that each Finance Party has completed all necessary "know your customer" or other similar checks and on-boarding processes in relation to the Additional Obligor and each of its authorised signatories.

32801928_13	21-40575365

Part III

A. Form of Verification Certificate for Australian entities

From:                      [Borrower/Original Obligor/Additional Obligor]

To:                      [Agent]

Royal Wolf Holdings Limited  – A$125,000,000 Syndicated Facility Agreement

Dated [       ] 2017 (the "Agreement")

I am a director of [                  ] of [address] ("Company")1 and am authorised to execute this Certificate in the name of the Company.

I refer to the Agreement.  Terms defined in the Agreement shall have the same meaning in this certificate unless given a different meaning in this certificate.

Attached are complete copies of the following:

1.
The constitutional documents of the Company.

2.
Extracts of minutes of a meeting of directors of the Company:

(a)
Approving the terms of, and the transactions contemplated by, the Finance Documents to which it is expressed to be a party and resolving that it execute the Finance Documents to which it is expressed to be a party and in the case of the Original Guarantors, including a statement of corporate benefit;

(b)
Authorising the execution of each Finance Document to which it is expressed to be a party on its behalf/[a power of attorney for execution of each Finance Document to which it is expressed to be a party]; and

(c)
Authorising a specified person or persons, on its behalf, as authorised signatory to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is expressed to be a party.

3.
[Any power of attorney duly stamped and registered where necessary under which the Company executed any Finance Document to which it is expressed to be a party, executed under common seal or by two directors or a director and a secretary.]

4.
A specimen signature of each person authorised to give notices for the Company.

5.
[Insert other matters to be verified, including any details required by the Finance Parties for the purposes of registering financing statements or financing change statements on the register under the Personal Property Securities Act 2009 (for instance a confirmation that serial numbers and other information previously provided is true, accurate and up to date) or otherwise perfecting security interests arising under the Finance Documents.  Where the Company is incorporated in a jurisdiction outside Australia, consider including reference to copies of any Authorisation or document required under paragraph 4(a) of Part I or paragraph [4] of Part II of Schedule 2 (Conditions Precedent).]

The Company is solvent.  [It is not prevented by Chapter 2E of the Australian Corporations Act 2001 from entering into and performing any of the Finance Documents to which it is expressed to be a party.]

Borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

Director

1
Company will be the relevant Original Obligor or Additional Obligor.

B. Form of Director’s Certificate for New Zealand entities

To:                 [Name and address of Agent]
And to:                 Mayne Wetherell

I,                                     ,certify I am a director of [●] (Company) and am authorised to sign and deliver this certificate in the name of the Company and on its behalf. I certify as follows:

1.
BOARD RESOLUTIONS

1.1
The board of directors of the Company (Board) has passed all necessary resolutions to:

(a)
approve the transactions (Transactions) contemplated by the document[s] listed in the schedule (Document[s]), and the Document[s] [themselves][itself];

(b)
authorise signing of the Document[s] by or on behalf of the Company in the manner in which [they have][it has] actually been signed[; and

(c)
authorise the persons specified in paragraph 10 to give any notices and other communications, and take any other action required, under or in connection with the Document[s] on behalf of the Company].

1.2
The resolutions were duly passed[

Option 1:  <in writing signed by [all of] the directors of the Company [entitled to receive notice of a meeting of the Board].>

Option 2:  <at a meeting of the Board which was properly convened and in respect of which all quorum requirements were duly observed.>]

1.3
The resolutions remain in full force and effect.

2.
DIRECTORS SELF INTERESTED TRANSACTIONS

2.1
[Option 1:  <To the best of my knowledge and belief after making due enquiry [of each other director (as that term is defined in section 126 of the Companies Act 1993 (Act)) of the Company], none of the directors (as so defined) of the Company has an interest (as that term is defined in section 139 of the Act) in the Transactions.>

Option 2:  <After making due enquiry, it has been determined that one or more of the Company’s directors (as that term is defined in section 126 of the Companies Act 1993 (Act)) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions and such interests have been entered in the interests register accordingly.  The Transactions have been disclosed to all shareholders of the Company.

All of the Company’s entitled persons have agreed in writing (pursuant to section 107(3) of the Act) to the Company’s entry into and performance of the Document[s] and the Transactions (so that nothing in sections 140 and 141 of the Act will apply to the Transactions).>]

2.2
In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view that the Company is receiving or will receive fair value under them.

3.
CORPORATE BENEFIT

3.1
In approving the Document[s] and the Transactions, the Board, after taking into account all relevant factors, is of the view[

Option 1:  <that the Company’s entry into and performance of the Document[s] and the Transactions is in the best interests of the Company.>

Option 2:  <(pursuant to an express provision in the constitution of the Company) that the Company’s entry into and performance of the Document[s] and the Transactions is in the best interests of the Company’s holding company[ and as the Company is not a wholly owned subsidiary of the Company’s holding company the prior agreement to the Company's entry into and performance of the Document[s] and the Transactions has been obtained from all of the Company’s shareholders, other than that holding company].>]

4.
SHAREHOLDER RESOLUTIONS

4.1
[Option 1:  <It has been determined that the Transactions are a Major Transaction for the purposes of section 129 of the Act. Accordingly, [all of] the shareholders of the Company have by special resolution:

(a)
approved the Document[s] and the Transactions; and

(b)
confirmed, approved and ratified the resolutions of the Board referred to above.>]

Option 2:  <It has been determined that the Transactions do not constitute a Major Transaction for the purpose of section 129 of the Act.>]

5.
DUE EXECUTION

5.1
[Each of the][The] Document[s] has been properly signed and delivered by the Company.

6.
SOLVENCY

6.1
I am not aware of any liquidation proceedings which have been commenced against the Company by any person, or which are intended or anticipated by the Company.

6.2
No Event of Insolvency (as defined in the Documents) subsists in relation to the Company.

7.
FINANCIAL ASSISTANCE

7.1
[Option 1:  <The Transactions do not include or involve any provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company.

OR

Option 2:  <The Transactions do include or involve the provision by the Company (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Company or its holding company. Accordingly, all of the entitled persons in relation to the Company have agreed in writing (pursuant to section 107(1)(e) of the Act) to the Company’s entry into and performance of the Documents and the Transactions (so that nothing in sections 76 to 80 of the Act will apply to the Transactions).

Prior to the provision of the financial assistance, the Board, after taking into account all relevant factors, resolved that it is satisfied on reasonable grounds that the Company would, immediately after the giving of the financial assistance, satisfy the solvency test as set out in section 4, as modified by section 108(5), of the Act.

Those directors of the Company who voted in favour of the giving of financial assistance have signed a certificate stating that, in their opinion, the Company will, immediately after the financial assistance is given, satisfy the solvency test as set out in section 4, as modified by section 108(5), of the Act.

As far as I am aware, at no time since the passing of the resolution referred to in paragraph 6.2 has the Board, or any director of the Company, ceased to be satisfied that the Company will satisfy the solvency test immediately after the giving of the financial assistance.>]

8.
CONSTITUTION

8.1
[Option 1:  <The Company does not have a constitution.>

OR

8.2
Option 2:  <The copy of the constitution of the Company held on its records as maintained on the Companies Office website as at the date of this certificate is complete and includes all alterations to date.]

9.
AUTHORISATIONS

9.1
[Option 1:  <All consents and other authorisations required by the Company in connection with the entry into, execution and performance of the Documents and the Transactions have been obtained on an unconditional and unqualified basis and remain in full force and effect.>

OR

9.2
Option 2:  <No consents or other authorisations are required by the Company in connection with the entry into, execution and performance of the Documents or the Transactions.>]

10.
AUTHORISED SIGNATORIES

10.1
The following are the true signatures of the persons who have been authorised ([any one of them acting alone][any two of them acting together]) to give any notices and other communications, and to take any other action required, under or in connection with the Document[s] on behalf of the Company.

Name	Position	Signature

Signed by:                        Date:
 Director

SCHEDULE OF DOCUMENTS

Schedule 3

REQUESTS

Utilisation Request

From:           [Borrower]

To:           [Agent]

Dated:

Dear Sirs

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [       ] (the "Agreement")

1.
We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.
We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:
[       ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:
[Facility A]/[Facility B]/[Facility C]

Currency of Loan:
[Australian dollars / New Zealand dollars]

Amount:
[       ] or, if its Base Currency Amount exceeds the Available Facility, such lesser amount whose Base Currency Amount equals, the Available Facility

Interest Period:
3 months

3.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request [except as described in the notice dated [*] given to you, a copy of which is attached].

4.
[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Facility C Loan]/[ The proceeds of this Loan should be credited to [account].]

5.
This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

Schedule 4

FORM OF TRANSFER CERTIFICATE

Part I

FORM OF SINGLE LENDER TRANSFER CERTIFICATE

To:
[           ] as Agent

From:
[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [           ] (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.
We refer to Clause 24.5 (Procedure for novation) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender and the New Lender with effect from and including the Transfer Date novating in accordance with Clause 24.5 (Procedure for novation) of the Agreement that portion of the Existing Lender's Commitment and participations in Utilisations under the Agreement specified in the Schedule, and all of the Existing Lender's rights and obligations under the Agreement, the other Finance Documents and in respect of the Transaction Security which related to that portion.

(b)
The proposed Transfer Date is [           ].

(c)
To the extent permitted by law, the Existing Lender assigns to the New Lender all rights of action that it may have to the extent they relate to its novated Commitment and its corresponding rights and obligations and all sums provided under or in connection with the novated Commitment.

(d)
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) of the Agreement are set out in the Schedule.

3.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.
This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.           This Transfer Certificate governed by the laws of New South Wales.

6.
This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

7.
[Where the transferee is a trustee under Australian law of a fund, this certificate may if the Agent and the Security Trustee agree contain a provision limiting its liability under the Finance Documents to fund assets except to the extent its right to apply the fund assets towards satisfaction of that liability is impaired because of a breach of trust or other impropriety, such provision to be in the following form or as otherwise agreed by the Agent and the Security Trustee.  Each of the Agent's and the Security Trustee's decision is its own.  It need not consult or obtain instructions and is not bound by instructions.

(a)
Trustee2 enters into and performs this Transfer Certificate and the Agreement and the transactions they contemplate only as trustee of the Trust, except where expressly stated otherwise.  This applies also in respect of any past and future conduct (including omissions) relating to this Transfer Certificate and the Agreement or those transactions.

(b)
Under and in connection with this  Transfer Certificate and the Agreement and those transactions and conduct:

(i)
Trustee’s liability (including for negligence) is limited to the extent it can be satisfied out of the assets of the Trust. Trustee need not pay any such liability out of other assets;

(ii)
another party may only do the following (but any resulting liability remains subject to this Clause):

(A)
prove and participate in, and otherwise benefit from, any form of insolvency administration of Trustee but only with respect to Trust assets;

(B)
exercise rights and remedies with respect to Trust assets, including set-off;

(C)
enforce its security (if any) and exercise contractual rights; and

(D)
bring any other proceedings against Trustee, seeking relief or orders that are not inconsistent with the limitations in this Clause.

and may not otherwise:

(E)
bring proceedings against Trustee;

(F)
take any steps to have Trustee placed into any form of insolvency administration (but this does not prevent the appointment of a receiver, or a receiver and manager, in respect of Trust assets); or

(G)
seek by any means (including set-off) to have a liability of Trustee to that party (including for negligence) satisfied out of any assets of Trustee other than Trust assets.

(c)
Paragraphs (a) and (b) apply despite any other provision in this Transfer Certificate or the Agreement but do not apply with respect to any liability of Trustee to another party (including for negligence) to the extent that Trustee has no right or power to have Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in any case because Trustee has acted beyond power or improperly in relation to the Trust.

(d)
The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this Transfer Certificate and the Agreement and any security for it, including determining the following:

(e)
whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought);

(i)
the calculation of amounts owing; or

(ii)
whether a breach or default has occurred,

but any resulting liability will be subject to the limitations in this Clause.]

2
Replace with defined term for the party which is a trustee.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]
[New Lender]

By:
By:

This Transfer Certificate is [executed as a deed and]3  accepted by the Agent.  The Transfer Date is confirmed as [           ].

[Agent]

By:

3
Insert (and use appropriate signature blocks) when the Agreement is executed as a deed, that is, when the Agent may be required to execute deeds on behalf of the Lenders.

Part II

FORM OF SYNDICATION TRANSFER CERTIFICATE

To:           [           ] as Agent

From:           The parties set out in  part 1 of the Schedule (each an "Existing Lender") and the parties set out in  part 2 of the Schedule (each a "New Lender")

Dated:

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [           ] (the "Agreement")

1.
We refer to the Agreement and to the related Security Trust Deed dated [                  ] (the "Security Trust Deed") executed by [    ] (the "Security Trustee") and others.  This is a Transfer Certificate.  Terms used in the Agreement will have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.
We refer to Clause 24.5 (Procedure for novation) of the Agreement:

(a)
The Existing Lenders and the New Lenders agree to the Existing Lenders and the New Lenders novating all or part of the Existing Lenders' Commitments, rights and obligations in accordance with Clause 24.5 (Procedure for novation) of the Agreement so that as from the Transfer Date the Commitments [and participations in Loans] will be as set out in the Schedule and each New Lender and Existing Lender will have the corresponding rights and obligations under this Agreement, the other Finance Documents and the Transaction Security.  Each Existing Lender's Commitments, [participations in Loans] rights and obligations [in respect of a Facility] being novated are allocated among the New Lenders rateably according to the New Lenders' respective Commitments [in respect of that Facility] specified in the Schedule.

(b)
The proposed Transfer Date is [           ].

(c)
To the extent permitted by law, the Existing Lender assigns to the respective New Lenders all rights of action that it may have to the extent they relate to its novated Commitment and its corresponding rights and obligations and all sums provided under or in connection with the novated Commitment.

(d)
The Facility Office and address, fax number and attention details for notices of the New Lenders for the purposes of Clause 32.2 (Addresses) of the Agreement are set out in the Schedule.

3.
Each New Lender expressly acknowledges the limitations on the Existing Lenders' obligations set out in paragraphs (a) and (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.
This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.
This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

6.           This Transfer Certificate governed by the laws of New South Wales.

7.
[Where a transferee is a trustee under Australian law of a fund, this certificate may if the Agent and the Security Trustee agree contain a provision limiting its liability under the Finance Documents to fund assets except to the extent its right to apply the fund assets towards satisfaction of that liability is impaired because of a breach of trust or other impropriety, such provision to be in the following form or as otherwise agreed by the Agent and the Security Trustee.  The Agent's decision is its own. It need not consult or obtain instructions and is not bound by instructions.

(a)
Trustee4 enters into and performs this Transfer Certificate and the Agreement and the transactions they contemplate only as trustee of the Trust, except where expressly stated otherwise.  This applies also in respect of any past and future conduct (including omissions) relating to this Transfer Certificate and the Agreement or those transactions.

(b)
Under and in connection with this Transfer Certificate and the Agreement and those transactions and conduct:

(i)
Trustee’s liability (including for negligence) is limited to the extent it can be satisfied out of the assets of the Trust. Trustee need not pay any such liability out of other assets;

(ii)
another party may only do the following (but any resulting liability remains subject to this Clause):

(A)
prove and participate in, and otherwise benefit from, any form of insolvency administration of Trustee but only with respect to Trust assets;

(B)
exercise rights and remedies with respect to Trust assets, including set-off;

(C)
enforce its security (if any) and exercise contractual rights; and

(D)
bring any other proceedings against Trustee, seeking relief or orders that are not inconsistent with the limitations in this Clause;

and may not otherwise:

(E)
bring proceedings against Trustee;

(F)
take any steps to have Trustee placed into any form of insolvency administration (but this does not prevent the appointment of a receiver, or a receiver and manager, in respect of Trust assets); or

(G)
seek by any means (including set-off) to have a liability of Trustee to that party (including for negligence) satisfied out of any assets of Trustee other than Trust assets.

(c)
Paragraphs (a) and (b) apply despite any other provision in this Transfer Certificate or the Agreement but do not apply with respect to any liability of Trustee to another party (including for negligence) to the extent that Trustee has no right or power to have Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in any case because Trustee has acted beyond power or improperly in relation to the Trust.

(d)
The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this Transfer Certificate and the Agreement and any security for it, including determining the following:

(i)
whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought);

(ii)
the calculation of amounts owing; or

(iii)
whether a breach or default has occurred,

but any resulting liability will be subject to the limitations in this Clause.]

4
Replace with defined term for the party which is a trustee.

THE SCHEDULE

Commitment/rights and obligations to be transferred

Part 1 Existing Lenders

[Participation in Loans after novation]
Address Details

[Only insert if there are changes]

Part 2 New Lenders

[Participation in Loans after novation]
Address Details

[Insert relevant details of address, account]

[Existing Lenders]

By:

[New Lenders] [Insert signature blocks for each New Lender]

By:

This Transfer Certificate is [executed as a deed and] accepted by the Agent.  The Transfer Date is confirmed as [           ].

[Agent]

Schedule 5

FORM OF ACCESSION LETTER

To:           [          ] as Agent

From:           [Subsidiary] and [Company]

Dated:

Dear Sirs

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [          ] (the "Agreement")

1.
We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)] of the Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.
[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]5

4.
[Subsidiary's] administrative details are as follows:

Address:

Fax No:

Attention:

5.
This Accession Letter is governed by New South Wales.

[This Accession Letter is entered into by deed.]

[Company]
[Subsidiary]

5
Include in the case of an Additional Borrower.

Schedule 6

FORM OF RESIGNATION LETTER

To:
[          ] as Agent

From:
[resigning Obligor] and [Company]

Dated:

Dear Sirs

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [          ] (the "Agreement")

1.
We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor) of the Agreement], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.
We confirm that:

(a)
[the Company continues to comply with clause 21.1(c) (Financial Covenants) immediately following the resignation and no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case)];

(b)
no Default is continuing or would result from the acceptance of this request; and

(c)
[                  ]*

4.
This Resignation Letter is governed by New South Wales.

[Company]	[Subsidiary]

By:	By:

∗
Insert any other conditions required by the Facility Agreement.

Schedule 7

FORM OF COMPLIANCE CERTIFICATE

To:           [          ] as Agent

From:           [Company]

Dated:

Dear Sirs

Royal Wolf Holdings Limited – A$125,000,000 Syndicated Facility Agreement

dated [          ] (the "Agreement")

1.
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.
We confirm that:

(a)
the Net Leverage Ratio is [insert] times;

(b)
the Debt Service Cover Ratio is [insert] times; and

(c)
the Obligors together directly hold not less than 95% of Total Tangible Assets and account for not less than 95% of EBITDA of the Group

3.
We also confirm that, on the basis of financial projections prepare by the Company in good faith and on the basis of recent historical information and on reasonable assumptions, the Net Leverage Ratio is projected to remain below [insert] for the coming 12 month period and the Debt Service Cover Ratio is projected to remain greater than 1.4 times over that period.

4.
[We confirm that no Default is continuing.]*6

5.
Attached to this Compliance Certificate are calculations evidencing the matters set out in this Compliance Certificate

Signed:
	Director of Royal Wolf Holdings Limited	Director / Chief Executive Officer / Chief Financial Officer of Royal Wolf Holdings Limited
[insert applicable certification language]**7

[for and on behalf of
[name of auditors of the Company]]***8

6
If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

7
To be agreed with the Company's auditors and the Lenders prior to signing the Agreement.

8
Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors.  To be agreed with the Company's auditors prior to signing the Agreement.

Schedule 8

IDLE CAMP ACCOMMODATION UNITS

[Note: To be updated prior to execution]

	Units	BV $'k

Idle Portable buildings stock - 31 Dec 2015	568	26,897

Idle Portable buildings stock - 31 May 2017	430	18,207

Idle Portable buildings stock by asset type:

20' Accommodation	61	774
20' office/lunch	2	10
20' Laundry	2	27
40' Accommodation	279	12,984
20' Breezeway	1	6
40' Breezeway	19	220
40' office/lunch	5	118
40' Rec Room	6	219
40' Food Store	11	601
40' Kitchen / Diner	28	2,458
40' Kitchen 3M wide	3	300
40' Laundry / Ablution	10	383
40' Blast Resistant Module (BRM)/Footings	3	108

Total	430	18,207

Signing pages

Company

EXECUTED by ROYAL WOLF HOLDINGS LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable

Original Guarantors

EXECUTED by ROYAL WOLF HOLDINGS LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable
EXECUTED by ROYAL WOLF TRADING AUSTRALIA PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director

Name of director (block letters)
	) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable
EXECUTED by ROYAL WOLF HOLDINGS LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by ROYAL WOLF TRADING AUSTRALIA PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by ROYALWOLF TRADING NEW ZEALAND LIMITED by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director Name of director (block letters)

EXECUTED by KOOKABURRA CONTAINERS PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director/company secretary* *delete whichever is not applicable Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by ROYALWOLF NZ ACQUISITION CO. LIMITED by authority of its directors: Signature of director Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) )	Signature of director Name of director (block letters)

Original Lender

SIGNED by and as attorneys for DEUTSCHE BANK AG, SYDNEY BRANCH under power of attorney in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document each attorney states that the attorney has received no notice of revocation of the power of attorney

Agent

SIGNED by and as attorneys for PERPETUAL CORPORATE TRUST LIMITED under power of attorney in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document each attorney states that the attorney has received no notice of revocation of the power of attorney

Security Trustee

SIGNED by and as attorneys for P.T. LIMITED under power of attorney in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document each attorney states that the attorney has received no notice of revocation of the power of attorney

Disclosure Schedules
To
Securities Purchase Agreement

Schedule 2.3

Use of Proceeds

Holdings will use the proceeds from the sale of the Notes to (i) repay in full of all principal, interest and other amounts due to Credit Suisse under that certain Second Amendment and Restatement Agreement dated June 12, 2017, as amended to date, in respect of a US$25 million Facility Agreement originally dated March 31, 2014, as amended and restated pursuant to an Amendment and Restatement Agreement dated 27 January 2016 by and among GFN, GFN (US) and Credit Suisse AG, Singapore Branch, (ii) purchase of all shares of Royal Wolf Holdings not owned by GFN or GFN (US) and (iii) pay all fees, expenses and other costs payable in connection with the foregoing.

Purchaser shall have a first priority security interest in 100% of the outstanding Capital Stock and Equity Rights of each of Holdings, Finance, and Royal Wolf Holdings.

SMRH:483317565.4

Schedule 3.2

Subsidiaries

Name	Jurisdiction of Formation	Address of Principal Executive Offices	Number of Outstanding Shares	Number of Shares Owned by GFN or GFN Subsidiary
GFN U.S. Australasia Holdings, Inc.	Delaware, USA	39 East Union StreetPasadena, CA 91103	10,000	10,000
GFN Asia Pacific Holdings Pty Ltd	Australia	39 East Union StreetPasadena, CA 91103	[10,000]	[10,000]
GFN Asia Pacific Finance Pty Ltd	Australia	39 East Union StreetPasadena, CA 91103	[10,000]	[10,000]
Royal Wolf Holdings Limited	Australia	Suite 202 Level 222-28 Edgeworth David AvenueHornsby NSW 2077	100,387,052	51,198,526*
Royal Wolf Trading Australia Pty Limited	Australia	Suite 202 Level 222-28 Edgeworth David AvenueHornsby NSW 2077	6,035,409	6,035,409*
Kookaburra Containers Pty Limited	Australia	Suite 202 Level 222-28 Edgeworth David AvenueHornsby NSW 2077	4	4*
Royalwolf NZ Acquisition Co. Limited	New Zealand	2-8 Jarvis Way East Tamaki, Auckland New Zealand 2013	5,000	5,000*
Royalwolf Trading New Zealand Limited	New Zealand	2-8 Jarvis Way East Tamaki, Auckland New Zealand 2013	2,039,615	2,039,615*
GFN North America Leasing Corporation	Delaware, USA	39 East Union StreetPasadena, CA 91103	100	100
GFN North America Corp.	Delaware, USA	39 East Union StreetPasadena, CA 91103	1,000	1,000*
Pac-Van, Inc.	Indiana, USA	9155 Harrison Park CourtIndianapolis, IN 46216	321,298	321,28810*
PV Acquisition Corp.	Alberta, Canada	Unit #11710 Railway StationEdmonton Alberta T6P 1X3	5,384	5,384*
Lone Star Tank Rental Inc.	Delaware, USA	1803 Howard RoadSuite 200Waxahachie, TX 75165	1,788	7881,000*
GFN Realty Company, LLC	Delaware, USA	39 East Union StreetPasadena, CA 91103	no set # of membership interests	100%
GFN Manufacturing Corporation	Delaware, USA	1803 Howard RoadSuite 100Waxahachie, TX 75165	1,000	1,000*
Southern Frac, LLC	Texas, USA	1803 Howard RoadSuite 100Waxahachie, TX 75165	100	90*
GFN Insurance Corporation	Arizona, USA	39 East Union StreetPasadena, CA 91103	1,000	1,000

* Indirect Ownership by GFN
SMRH:483317565.4

Schedule 3.5(b)

No Defaults

None.

SMRH:483317565.4

Schedule 3.9

Transactions with Affiliates since July 1, 2016

Effective January 31, 2008, the Company entered into a lease with an affiliate of Ronald F. Valenta for its corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. On October 11, 2012, the Company exercised its option to renew the lease for an additional five-year term commencing February 1, 2013. Rental payments were $27,000 in both the quarters ended March 31, 2015 and 2016 and $83,000 in both FY 2015 and FY 2016.

The premises of Pac-Van’s Las Vegas branch is owned by and leased from the acting branch manager. The initial lease was entered into in January 2006 and expired December 31, 2016. On May 12, 2017, the Company entered into a new lease at a monthly rental rate of $10,876 through December 31, 2020, with the right for three additional two-year extensions. Rental payments on this lease totaled $30,000 during both the quarter ended March 31, 2015 and 2016 and $89,000 in both FY 2015 and FY 2016.

Loans to Royal Wolf key management personnel

There were no loans provided to the key management personnel during the financial year ended 30 June 2016 and no amounts are due for the year then ended.

Other transactions with Royal Wolf key management personnel

Royal Wolf paid $30,000 as sponsorship of Parramatta Rugby Union Football Club Limited of which Greg Baker is a director.

Royal Wolf paid $30,000 as sponsorship to Australian National Maritime Museum of which Peter Dexter is the Chairman.

Royal Wolf received revenue totaling $22,600 from GrainCorp Operations Limited, a subsidiary of GrainCorp Ltd, of which Peter Housden is a director, on terms and conditions no more favourable than those which it is reasonable to expect would have been adopted if dealing with an unrelated individual or company at arm’s length in the same circumstances.

Royal Wolf received revenue from Qube Logistics Group totalling $140,248 of which Peter Dexter is a director, on terms and conditions no more favourable than those which it is reasonable to expect would have been adopted if dealing with an unrelated individual or company at arm’s length in the same circumstances.

Robert Allan hired a container asset under normal hire terms and conditions at arms-length. The hire amount for the financial year including GST is $6,116.

There were no other transactions with key management personnel during the year ended 30 June 2016 (2015: nil).

SMRH:483317565.4

Schedule 3.11(a)

Indebtedness

Indebtedness of approximately A$102,710,000 of Royal Wolf Holdings Limited (“Royal Wolf Holdings”), Royal Wolf Trading Australia Pty Limited (“Royal Wolf Australia”), Kookaburra Containers Pty Ltd. (“Kookaburra”), Royalwolf Trading New Zealand Limited ("Royal Wolf New Zealand), Royalwolf NZ Acquisition Co. Limited (“Royalwolf NZ” and collectively with Royal Wolf Holdings, Royal Wolf Australia, Kookaburra, Royal Wolf Zealand and Royalwolf NZ, “Royal Wolf”), is outstanding under that (1) certain Second Variation Deed dated December 15, 2016 (“ANZ Second Variation Deed”) to the ANZ Multicurrency Facility Agreement for the senior secured credit facility (the “Credit Facility”) of Royal Wolf, (2)
certain Second Variation Deed dated December 15, 2016 (the “CBA Second Variation Deed”) to the CBA Multicurrency Facility Agreement for the Credit Facility and (3) that certain Common Terms Deed Poll dated May 7, 2014 among ANZ New Zealand, CBA, Royal Wolf Australia and Royal Wolf New Zealand.

The foregoing Indebtedness outstanding under the Credit Facility is “Existing Bank Indebtedness” and is secured by a first priority security interest registered on the Personal Property Securities Register of each financing statement (as defined in the Australian PPSA) and on the New Zealand Personal Property Securities Register of each financing statement (as defined in the NZ PPSA).

SMRH:483317565.4

Schedule 3.11(a)(ii)(A)

Financing Statements on File

The Indebtedness outstanding under the Credit Facility is “Existing Bank Indebtedness” and is secured by a first priority security interest registered on the Personal Property Securities Register of each financing statement (as defined in the Australian PPSA) and on the New Zealand Personal Property Securities Register of each financing statement (as defined in the NZ PPSA).

SMRH:483317565.4

Schedule 3.11(a)(ii)(B)

Pledges and Liens with no UCC Financing Statement Files

The Indebtedness outstanding under the Credit Facility is “Existing Bank Indebtedness” and is secured by a first priority security interest registered on the Personal Property Securities Register of each financing statement (as defined in the Australian PPSA) and on the New Zealand Personal Property Securities Register of each financing statement (as defined in the NZ PPSA).

SMRH:483317565.4

Schedule 3.11(a)(iii)

Debt and Equity Investments

None.

SMRH:483317565.4

Schedule 3.11(a)(iv)

Guarantees

Guarantees issued by Royal Wolf Australia as of May 29, 2017 guaranteed the repayment of a total of A$1,072,448 and are summarized on the following page.
SMRH:483317565.4

 Existing Guarantees

Instrument identification number	Borrower	Beneficiary	Date of instrument	Expiry date of instrument	Face value amount
0255	Royal Wolf Trading Australia Pty Limited	Geodecke (WA) Pty Ltd	03 Mar 2008	1 Mar 2018	$A22,500.00
0256	As above	Stefan John and Elizaeth Goedecke	03/03/2008	1 Mar 2018	$A22,500.00
094	As above	Francesco & Carlo Charles	01/02/2005	Open Ended	$A55,000.00
656	As above	Kamirice Pty Ltd	16/09/2003	Open Ended	$A14,635.50
DG237213418	As above	The Trust Company Limited	25 Mar 2013	Open Ended	$A90,450.18
DG365393418	As above	Titanium Investments Pty Ltd	26 Sep 2014	31 Dec 2025	$A492,500.00
DG594833418	As above	Great Pacific Group (Hornsby)	20 Apr 2017	Open Ended	$A13,060.00
DG594843418	As above	Great Pacific Group (Hornsby)	20 Apr 2017	Open Ended	$A84,543.25
DG99493418	As above	Trutek Administration Pty Ltd	10 Aug 2007	Open Ended	$A4,762.00
GOP12386213418	As above	Maria Anna Aufferber	27 Aug 2015	31 Oct 2020	$A200,000.00
GOP13893213418	As above	Reghenzani Properties	01 Feb 2016	31 Jan 2023	$A20,000.00
GOP14779833418	As above	Maclag ( no 5 ) Pty Ltd	28 Apr 2016	31 May 2021	$A22,000.00
GOP8172963418	As above	Felix Lopilato	31 Mar 2014	30 Sep 2019	$A30,497.50

Schedule 3.11(b)(i)

Post-Closing Liens

[Deutsche Bank Indebtedness]

[Deutsche Bank Liens]

[Specific Liens pursuant to the foregoing to be listed here.]
SMRH:483317565.4

Schedule 3.12

Certain Changes by Company Group since March 31, 2017

Royal Wolf Holdings paid a dividend for the first six months of fiscal year 2017 of $2,509,677 on 4 April 2017

Michael Sommerton EGM Australia (a KMP) ceased employment on 8 May 2017

SMRH:483317565.4

Schedule 3.13

Material Contracts

Name of Agreement	Date of Agreement	Parties to Agreement
CBA Multicurrency Facility Agreement	8 May 2014
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Commonwealth Bank of Australia

ANZ Multicurrency Facility Agreement	8 May 2014
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group, ANZ Bank New Zealand Limited

Royal Wolf Common Terms Deed Poll	7 May 2014
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group, ANZ Bank New Zealand Limited

Security Trust Deed	7 May 2014
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, ANZ Fiduciary Services Pty Ltd as Security Trustee

Amendment Deed to the Royal Wolf Common Terms Deed Pool dated 7 May 2014	30 June 2015
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group, ANZ Bank New Zealand Limited, ANZ Fiduciary Services Pty Limited, Commonwealth Bank of Australia

Amendment Deed – ANZ Transactional Facilities Agreement	30 June 2015
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group, ANZ Bank New Zealand Limited

First Amendment Deed to the CBA Multicurrency Facility Agreement dated 8 May 2014	30 June 2015
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Commonwealth Bank of Australia

Second Variation Deed – ANZ Multicurrency Facility Agreement	15 December 2016
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Australia and New Zealand Banking Group, ANZ Bank New Zealand Limited

Second Variation Deed – CBA Multicurrency Facility Agreement	15 December 2016
Royal Wolf Trading Australia Pty Limited, Royalwolf Trading New Zealand Limited, Royal Wolf Holdings Limited, Kookaburra Containers Pty Ltd, Royalwolf NZ Acquisition Co. Limited, Commonwealth Bank of Australia

Trust Deed for the Royal Wolf Holdings Limited Employee Share Trust	23 September 2011	Royal Wolf Holdings Limited, Royal Wolf Hi-Tech Pty Limited
Deed of Amendment of Royal Wolf Holdings Limited Employee Share Trust	14 March 2012	Royal Wolf Holdings Limited, Royal Wolf Hi-Tech Pty Limited, Pacific Custodians Pty Limited
Employment Agreement	30 April 2011	Benjamin Buddo, Royal Wolf Trading Australia Pty Ltd
Employment Agreement	13 May 2011	Gregory Baker, Royal Wolf Trading Australia Pty Limited
Employment Agreement	7 February 2016	Neil Raymond Littlewood, Royal Wolf Trading Australia Pty Limited
Individual Employment Agreement	Revised April 2011	Darren Paul Creighton, Royal Wolf Trading New Zealand Ltd

SMRH:483317565.4

Schedule 3.17(b)

Taxes

None.

SMRH:483317565.4

Schedule 3.18

Litigation

None.

SMRH:483317565.4

Schedule 3.22(a)

Intellectual Property

None.

SMRH:483317565.4

Schedule 3.22(c)

Intellectual Property Litigation

None.

Schedule 3.25

Insurance

General Lines Program Summary

Class of Insurance	Underwriter (s)	Policy Limit (s)	Deductible (s)
Industrial Special Risks	Chubb Insurance Australia Limited	$[…***…]	$[…***…]
Public & Products Liability – Primary	Chubb Insurance Australia Limited	$[…***…]	$[…***…]
Public & Products Liability – Umbrella Layer	Chubb Insurance Australia Limited	$[…***…]	Not Applicable
Motor Vehicle	QBE Insurance Limited	Own Damage – Market Value or Sum Insured as specified Third Party Liability - $[…***…]	$[…***…]
Marine Cargo	CGU Insurance Ltd	$[…***…]	Not Applicable
Group Journey Injury	Chubb Insurance Australia Limited – 55% AIG Insurance Limited – 30% Zurich Australia Insurance Limited – 15%	$[…***…]	Various as per policy schedule
Corporate Travel	ACE Australia Limited – 55% AIG Insurance Limited – 30% Zurich Australia Insurance Limited – 15%	$[…***…]	Various as per policy schedule

Financial Lines Program Summary

Class of Insurance	Underwriter (s)	Policy Limit (s)	Deductible (s)
Professional Indemnity	Chubb Insurance Australia Limited	$[…***…]	$[…***…]
Cyber Liability	Chubb Insurance Australia Limited	$[…***…]	$[…***…]
Comprehensive Crime	Chubb Insurance Australia Limited	$[…***…]	$[…***…]
Employment Practices Liability Insurance	Zurich Australia Insurance Limited	$[…***…]	$[…***…]
Statutory Liability & Workplace Health and Safety	Liberty International Underwriters	$[…***…]	Section 1 $[…***…] Section 2 $[…***…]

Peoples Risk Program Summary

Class of Insurance	Underwriter (s)	Policy Limit (s)	Deductible (s)
Western Australia, Tasmania, ACT, Northern Territory	CGU Workers Compensation	TAS & ACT – Unlimited NT - $[…***…] per any one event WA – Common Law limit to $[…***…] per any one event	N/A
New South Wales	CGU Workers Compensation – agents on behalf of iCare	As per benefits under the respective act	N/A
Victoria	CGU Workers Compensation – agents on behalf of WorkSafe Victoria	As per benefits under the respective act	N/A
South Australia	CGU Workers Compensation – agents on behalf of Return to Work SA	As per benefits under the respective act	N/A
Queensland	WorkCover Queensland	As per benefits under the respective act	N/A

SMRH:483317565.4

Schedule 3.31

Depository Accounts

Neither GFN (U.S.), Holdings nor Finance have any Depository Accounts at this time.

RWH -ANZ Transactional Banking Accounts

Account Name	Account Number	Currency	Purpose
Royal	$[…***…]	AUD	Account – for bank fees
Royal Wolf Trading	$[…***…]	AUD	Rockhampton CSC Account
Operating Account	$[…***…]	AUD	Main account for all vendor payments
Royal Wolf Cor	$[…***…]	AUD	Receipts accounts for all customer deposits – balance automatically swept to Operating Account each morning
Royal Wolf Syd	$[…***…]	AUD	Sydney CSC Account
Royal Wolf Alt	$[…***…]	AUD	Melbourne CSC Account
Royal Wolf Qld	$[…***…]	AUD	Brisbane CSC Account
Cape	$[…***…]	AUD	Cairns CSC Account
Royal Wolf Toz	$[…***…]	AUD	Townsville CSC Account
Royal Wolf Adel	$[…***…]	AUD	Adelaide CSC Account
Royal Wolf Darwi	$[…***…]	AUD	Darwin CSC Account
Royal Wolf WA	$[…***…]	AUD	Perth CSC Account
Royalwolf Tradin	$[…***…]	NZD	NZ Main Account
Royalwolf Tradin	$[…***…]	NZD	NZ Trade Me Deposits Account
Royalwolf Tra	$[…***…]	NZD	NZ Account for bank fees
Royal Wolf Tradi	$[…***…]	USD	Australian USD account for USD transactions
Rpyal Wolf Tradi	$[…***…]	USD	New Zealand USD account for USD transactions